                   BEAR STEARNS ASSET BACKED SECURITIES I LLC,

                                    Depositor

                            EMC MORTGAGE CORPORATION,

                               Sponsor and Company

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                  Master Servicer and Securities Administrator

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                     Trustee

                              --------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2006

                    ----------------------------------------

              BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2006-AC2

                   ASSET-BACKED CERTIFICATES, SERIES 2006-AC2

                                                     ARTICLE I

                                                    DEFINITIONS
   Section 1.01            Defined Terms.........................................................................
   Section 1.02            Allocation of Certain Interest Shortfalls.............................................

                                                    ARTICLE II

                           CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
   Section 2.01            Conveyance of Trust Fund..............................................................
   Section 2.02            Acceptance of the Mortgage Loans......................................................
   Section 2.03            Representations, Warranties and Covenants of the Company, the
                           Master Servicer and the Sponsor.......................................................
   Section 2.04            Representations and Warranties of the Depositor.......................................
   Section 2.05            Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.......
   Section 2.06            Countersignature and Delivery of Certificates.........................................

                                                    ARTICLE III

                           ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY COMPANY
   Section 3.01            The Company...........................................................................
   Section 3.02            Due-on-Sale Clauses; Assumption Agreements............................................
   Section 3.03            Subservicers..........................................................................
   Section 3.04            Documents, Records and Funds in Possession of Company To Be Held for Trustee..........
   Section 3.05            Maintenance of Hazard Insurance.......................................................
   Section 3.06            Presentment of Claims and Collection of Proceeds......................................
   Section 3.07            Maintenance of the Primary Mortgage Insurance Policies................................
   Section 3.08            Fidelity Bond, Errors and Omissions Insurance.........................................
   Section 3.09            Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation
                           Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans...................
   Section 3.10            Servicing Compensation................................................................
   Section 3.11            REO Property..........................................................................
   Section 3.12            Liquidation Reports...................................................................
   Section 3.13            Books and Records.....................................................................

                                                    ARTICLE IV

                           ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER
   Section 4.01            Master Servicer.......................................................................
   Section 4.02            REMIC-Related Covenants...............................................................
   Section 4.03            Monitoring of Company and Servicer....................................................
   Section 4.04            Fidelity Bond.........................................................................
   Section 4.05            Power to Act; Procedures..............................................................
   Section 4.06            Due-on-Sale Clauses; Assumption Agreements............................................
   Section 4.07            Release of Mortgage Files.............................................................
   Section 4.08            Documents, Records and Funds in Possession of Master Servicer,
                           Company and Servicer ToBe Held for Trustee............................................
   Section 4.09            Standard Hazard Insurance and Flood Insurance Policies................................
   Section 4.10            Presentment of Claims and Collection of Proceeds......................................
   Section 4.11            Maintenance of the Primary Mortgage Insurance Policies................................
   Section 4.12            Trustee to Retain Possession of Certain Insurance Policies and Documents..............
   Section 4.13            Realization Upon Defaulted Mortgage Loans.............................................
   Section 4.14            Compensation for the Master Servicer..................................................
   Section 4.15            REO Property..........................................................................
   Section 4.16            Annual Statement as to Compliance.....................................................
   Section 4.17            Assessments of Compliance and Attestation Reports.....................................
   Section 4.18            Reports Filed with Securities and Exchange Commission.................................
   Section 4.19            Intention of the Parties and Interpretation...........................................
   Section 4.20            UCC...................................................................................
   Section 4.21            Optional Purchase of Certain Mortgage Loans...........................................

                                                     ARTICLE V

                                                     ACCOUNTS
   Section 5.01            Collection of Mortgage Loan Payments; Protected Account...............................
   Section 5.02            Permitted Withdrawals From the Protected Account......................................
   Section 5.03            Reports to Master Servicer............................................................
   Section 5.04            Collection of Taxes; Assessments and Similar Items; Escrow Accounts...................
   Section 5.05            Servicer Protected Accounts...........................................................
   Section 5.06            [Reserved]............................................................................
   Section 5.07            [Reserved]............................................................................
   Section 5.08            Distribution Account..................................................................
   Section 5.09            Permitted Withdrawals and Transfers from the Distribution Account.....................

                                                    ARTICLE VI

                                            DISTRIBUTIONS AND ADVANCES
   Section 6.01            Advances..............................................................................
   Section 6.02            Compensating Interest Payments........................................................
   Section 6.03            REMIC Distributions...................................................................
   Section 6.04            Distributions.........................................................................
   Section 6.05            Allocation of Realized Losses.........................................................
   Section 6.06            Monthly Statements to Certificateholders..............................................
   Section 6.07            REMIC Designations and REMIC Distributions............................................
   Section 6.08            Net WAC Reserve Fund..................................................................
   Section 6.09            Class P Certificate Accounts..........................................................
   Section 6.10            Policy Matters........................................................................

                                                    ARTICLE VII

                                                 THE CERTIFICATES
   Section 7.01            The Certificates......................................................................
   Section 7.02            Certificate Register; Registration of Transfer and Exchange of Certificates...........
   Section 7.03            Mutilated, Destroyed, Lost or Stolen Certificates.....................................
   Section 7.04            Persons Deemed Owners.................................................................
   Section 7.05            Access to List of Certificateholders' Names and Addresses.............................
   Section 7.06            Book-Entry Certificates...............................................................
   Section 7.07            Notices to Depository.................................................................
   Section 7.08            Definitive Certificates...............................................................
   Section 7.09            Maintenance of Office or Agency.......................................................

                                                   ARTICLE VIII

                                        THE COMPANY AND THE MASTER SERVICER
   Section 8.01            Liabilities of the Depositor, the Company and the Master Servicer.....................
   Section 8.02            Merger or Consolidation of the Depositor, the Company or the Master Servicer..........
   Section 8.03            Indemnification of the Trustee, the Master Servicer and the Securities Administrator..
   Section 8.04            Limitations on Liability of the Depositor, the Company, the Master Servicer and Others
   Section 8.05            Master Servicer and Company Not to Resign.............................................
   Section 8.06            Successor Master Servicer.............................................................
   Section 8.07            Sale and Assignment of Master Servicing...............................................

                                                    ARTICLE IX

                           DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY
   Section 9.01            Events of Default.....................................................................
   Section 9.02            Trustee to Act; Appointment of Successor..............................................
   Section 9.03            Notification to Certificateholders and Rating Agencies................................
   Section 9.04            Waiver of Defaults....................................................................
   Section 9.05            Company Default.......................................................................
   Section 9.06            Waiver of Company Defaults............................................................

                                                     ARTICLE X

                           CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
   Section 10.01           Duties of Trustee and Securities Administrator........................................
   Section 10.02           Certain Matters Affecting the Trustee and the Securities Administrator................
   Section 10.03           Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans....
   Section 10.04           Trustee and Securities Administrator May Own Certificates.............................
   Section 10.05           Trustee's and Securities Administrator's Fees and Expenses............................
   Section 10.06           Eligibility Requirements for Trustee and Securities Administrator.....................
   Section 10.07           Insurance.............................................................................
   Section 10.08           Resignation and Removal of Trustee and Securities Administrator.......................
   Section 10.09           Successor Trustee or Securities Administrator.........................................
   Section 10.10           Merger or Consolidation of Trustee or Securities Administrator........................
   Section 10.11           Appointment of Co-Trustee or Separate Trustee.........................................
   Section 10.12           Tax Matters...........................................................................

                                                    ARTICLE XI

                                                    TERMINATION
   Section 11.01           Termination upon Liquidation or Repurchase of all Mortgage Loans.....................
   Section 11.02           Final Distribution on the Group I Certificates and Group II Certificates.............
   Section 11.03           Additional Termination Requirements..................................................

                                                    ARTICLE XII

                                             MISCELLANEOUS PROVISIONS
   Section 12.01           Amendment............................................................................
   Section 12.02           Recordation of Agreement; Counterparts...............................................
   Section 12.03           Governing Law........................................................................
   Section 12.04           Intention of Parties.................................................................
   Section 12.05           Notices..............................................................................
   Section 12.06           Severability of Provisions...........................................................
   Section 12.07           Assignment...........................................................................
   Section 12.08           Limitation on Rights of Certificateholders...........................................
   Section 12.09           Inspection and Audit Rights..........................................................
   Section 12.10           Certificates Nonassessable and Fully Paid............................................

Exhibits
Exhibit A-1.......         Form of Class [A] [X] [PO] Certificates
Exhibit A-2.......         Form of Class M Certificates
Exhibit A-3.......         Form of Class B Certificates
Exhibit A-4.......         Form of Class I-C Certificates
Exhibit A-5.......         Form of Class [I-P][II-P] Certificates
Exhibit A-6.......         Form of Class I-R Certificates
Exhibit A-7.......         Form of Class II-R Certificates
Exhibit B.........         Mortgage Loan Schedule
Exhibit C.........         Form of Transfer Affidavit
Exhibit D.........         Form of Transferor Certificate
Exhibit E.........         Form of Investment Letter (Non-Rule 144A)
Exhibit F.........         Form of Rule 144A Investment Letter
Exhibit G.........         Form of Request for Release
Exhibit H.........         DTC Letter of Representations
Exhibit I.........         Schedule of Mortgage Loans with Lost Notes
Exhibit J.........         Form of Custodial Agreement
Exhibit K.........         Form of Mortgage Loan Purchase Agreement
Exhibit L.........         Form of Company Certification
Exhibit M.........         Form of Policy
Exhibit N.........         Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit O.........         Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P.........         Additional Disclosure Notification
Exhibit Q-1 to Q-3         Servicing Agreements
Exhibit R-1 to R-6         Assignment, Assumption and Recognition Agreements
Exhibit S.........         Aggregate Planned Principal Amount

         POOLING AND SERVICING AGREEMENT, dated as of February 1, 2006, among
BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware
corporation, as seller (in such capacity, the "Sponsor") and as company (in such capacity, the "Company"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the "Master
Servicer") and as securities administrator (in such capacity, the "Securities
Administrator") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of Loan Group I and certain other related assets subject to this Agreement (other than the Net WAC Reserve Fund, the Class
I-A-1/I-A-2 Net WAC Reserve Account and any related Prepayment Charge Waiver
Amounts) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class I-R-1
Certificates will represent the sole class of Residual Interests in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the
Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal
Balance and, for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I
Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                                 INITIAL UNCERTIFICATED       UNCERTIFICATED REMIC I          LATEST POSSIBLE
        DESIGNATION                 PRINCIPAL BALANCE           PASS-THROUGH RATE            MATURITY DATE (1)
---------------------------      ----------------------       ----------------------         -----------------
             AA                     $   288,524,052.08                 (2)                     March 25, 2036
           I-A-1                    $     2,312,610.00                 (2)                     March 25, 2036
           I-M-1                    $       175,180.00                 (2)                     March 25, 2036
           I-M-2                    $       153,090.00                 (2)                     March 25, 2036
           I-M-3                    $        58,880.00                 (2)                     March 25, 2036
           I-B-1                    $        58,880.00                 (2)                     March 25, 2036
           I-B-2                    $        61,830.00                 (2)                     March 25, 2036
           I-B-3                    $        52,990.00                 (2)                     March 25, 2036
           I-B-4                    $        58,880.00                 (2)                     March 25, 2036
             ZZ                     $     2,955,905.96                 (2)                     March 25, 2036
            I-P                     $           100.00                 0.00                    March 25, 2036
                                                                                               --------------
(1)      For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group I with the latest maturity date has been designated as the "latest possible maturity date" for each of the REMIC I
Regular Interests.
(2)      Calculated in accordance with the definition of "Uncertificated REMIC I
Pass-Through Rate" herein.

                                    REMIC II

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class I-R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions.
The following table irrevocably sets forth the designation, the Uncertificated
REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

                                 INITIAL UNCERTIFICATED       UNCERTIFICATED REMIC II         LATEST POSSIBLE
        DESIGNATION                 PRINCIPAL BALANCE           PASS-THROUGH RATE            MATURITY DATE (1)
---------------------------      ----------------------       ----------------------          ---------------
           I-A-1                    $   231,261,000.00                 (2)                     March 25, 2036
           I-M-1                    $    17,518,000.00                 (2)                     March 25, 2036
           I-M-2                    $    15,309,000.00                 (2)                     March 25, 2036
           I-M-3                    $     5,888,000.00                 (2)                     March 25, 2036
           I-B-1                    $     5,888,000.00                 (2)                     March 25, 2036
           I-B-2                    $     6,183,000.00                 (2)                     March 25, 2036
           I-B-3                    $     5,299,000.00                 (2)                     March 25, 2036
           I-B-4                    $     5,888,000.00                 (2)                     March 25, 2036
            I-C                  (3)$     1,178,298.04                 (2)                     March 25, 2036
            I-P                     $           100.00                 0.00%                   March 25, 2036
------------------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the
     Mortgage Loan in Loan Group I with the latest maturity date has been designated as the "latest possible maturity date" for each of the REMIC II
     Regular Interests.

(2)  Calculated in accordance with the definition of "Uncertificated REMIC II
     Pass-Through Rate" herein.

(3)  REMIC II Regular Interest I-C will not accrue interest on its
     Uncertificated Principal Balance, but will accrue interest at the related
     Uncertificated REMIC II Pass-Through Rate on its Uncertificated Notional
     Amount which shall equal the aggregate of the Uncertificated Principal
     Balances of the REMIC I Regular Interests other than REMIC I Regular
     Interest I-P.

                                    REMIC III

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of Loan Group II and certain other related assets subject to this Agreement (other than any related Prepayment Charge
Waiver Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class II-1R-1 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the initial
Uncertificated Principal Balance and, for purposes of satisfying Treasury
Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests (as defined herein). None of the REMIC
III Regular Interests will be certificated.

                                 INITIAL UNCERTIFICATED      UNCERTIFICATED REMIC III         LATEST POSSIBLE
        DESIGNATION                 PRINCIPAL BALANCE           PASS-THROUGH RATE            MATURITY DATE (1)
---------------------------      ----------------------       ----------------------          ---------------
            1-PO                    $     1,422,230.63                 0.000%                  March 25, 2036
           1-Sub                    $        10,838.79                 6.000%                  March 25, 2036
           1-ZZZ                    $   153,341,954.68                 6.000%                  March 25, 2036
            2-PO                    $         6,148.90                 0.000%                  March 25, 2036
           2-Sub                    $         6,305.56                 6.500%                  March 25, 2036
           2-ZZZ                    $    90,033,258.88                 6.500%                  March 25, 2036
          II-1R-2                   $            50.00                 0.000%                  March 25, 2036
            II-X                                 (2)                   (3)                     March 25, 2036
            II-P                    $           100.00                 0.000%                  March 25, 2036

----------------------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the
     Mortgage Loan in Loan Group II with the latest maturity date has been designated as the "latest possible maturity date" for each of the REMIC III
     Regular Interests.

(2)  REMIC III Regular Interest II-X will not have an Uncertificated Principal
     Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of "Uncertificated Notional
     Amount" herein.

3)      Calculated in accordance with the definition of "Uncertificated REMIC
III Pass-Through Rate" herein.

                                    REMIC IV

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a
REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class II-1R-2 Certificates will represent the sole class of Residual Interests in REMIC IV for purposes of the REMIC
Provisions. The following table irrevocably sets forth the designation, the
Uncertificated REMIC IV Pass-Through Rate, the initial Uncertificated Principal
Balance and, for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC
IV Regular Interests (as defined herein). None of the REMIC IV Regular Interests will be certificated.

                                 INITIAL UNCERTIFICATED      UNCERTIFICATED REMIC IV          LATEST POSSIBLE
        DESIGNATION                 PRINCIPAL BALANCE           PASS-THROUGH RATE            MATURITY DATE (1)
---------------------------      ----------------------       ----------------------          ---------------
          II-1A-1                   $    59,393,000.00                 (2)                     March 25, 2036
          II-1A-2                   $     4,800,000.00                 (2)                     March 25, 2036
          II-1A-3                   $    21,918,000.00                 (2)                     March 25, 2036
          II-1A-4                   $    54,903,000.00                 (2)                     March 25, 2036
          II-1A-5                   $       500,000.00                 (2)                     March 25, 2036
          II-1A-6                   $     1,000,000.00                 (2)                     March 25, 2036
          II-2A-1                   $    36,683,467.00                 (2)                     March 25, 2036
          II-2A-2                   $    11,164,533.00                 (2)                     March 25, 2036
          II-2A-3                   $    35,886,000.00                 (2)                     March 25, 2036
           II-B-1                   $     5,752,000.00                 (2)                     March 25, 2036
           II-B-2                   $     3,794,000.00                 (2)                     March 25, 2036
           II-B-3                   $     2,449,000.00                 (2)                     March 25, 2036
           II-B-4                   $     2,814,000.00                 (2)                     March 25, 2036
           II-B-5                   $     1,225,000.00                 (2)                     March 25, 2036
           II-B-6                   $     1,110,357.91                 (2)                     March 25, 2036
            II-X                                 (3)                   (4)                     March 25, 2036
           II-1PO                   $     1,422,230.63                 0.00%                   March 25, 2036
           II-2PO                   $         6,148.90                 0.00%                   March 25, 2036
            II-P                    $           100.00                 0.00%                   March 25, 2036

-------------------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the
     Mortgage Loan in Loan Group II with the latest maturity date has been designated as the "latest possible maturity date" for each of the REMIC IV
     Regular Interests.

(2)  Calculated in accordance with the definition of "Uncertificated REMIC IV
     Pass-Through Rate" herein.

3)   REMIC IV Regular Interest II-X will not have an Uncertificated Principal
     Balance, but will have a notional amount equal to the Uncertificated
     Notional Amount of REMIC III Regular Interest II-X.

(4)  REMIC IV Regular Interest II-X will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC IV Regular Interest
     II-X.

                                     REMIC V

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests and REMIC
IV Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC V." The Class I-R-3
Certificates will represent the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the Class designation,
Pass-Through Rate, Initial Certificate Principal Balance (or initial
Uncertificated Principal Balance, in the case of the Regular Interests the ownership of which is represented by the Class I-A-1 Certificates and Class
I-A-2 Certificates) and, for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of
Certificates that represents one or more of the Regular Interests in REMIC V created hereunder and the Class I-R-1, Class I-R-2, Class I-R-3, Class II-1R-1
and Class II-1R-2 Certificates.

                        INITIAL CERTIFICATE
                         OR UNCERTIFICATED                                              LATEST POSSIBLE
  CLASS DESIGNATION      PRINCIPAL BALANCE               PASS-THROUGH RATE              MATURITY DATE(1)
---------------------   -------------------       -----------------------------         ----------------
    Class I-A-1           $177,300,100.00         Class I-A-1 Pass-Through Rate          March 25, 2036
    Class I-A-2           $ 53,960,900.00(2)      Class I-A-2 Pass-Through Rate          March 25, 2036
    Class I-M-1           $ 17,518,000.00         Class I-M-1 Pass-Through Rate          March 25, 2036
    Class I-M-2           $ 15,309,000.00         Class I-M-2 Pass-Through Rate          March 25, 2036
    Class I-M-3           $  5,888,000.00         Class I-M-3 Pass-Through Rate          March 25, 2036
    Class I-B-1           $  5,888,000.00         Class I-B-1 Pass -Through Rate         March 25, 2036
    Class I-B-2           $  6,183,000.00         Class I-B-2 Pass-Through Rate          March 25, 2036
    Class I-B-3           $  5,299,000.00         Class I-B-3 Pass-Through Rate          March 25, 2036
    Class I-B-4           $  5,888,000.00         Class I-B-4 Pass-Through Rate          March 25, 2036
     Class I-C            $  1,178,298.04                     (3)                        March 25, 2036
     Class I-P            $        100.00                    N/A(4)                      March 25, 2036
    Class I-R-1                 N/A                          N/A(4)                            N/A
    Class I-R-2                 N/A                          N/A(4)                            N/A
    Class I-R-3                 N/A                          N/A(4)                            N/A
   Class II-1A-1          $ 59,393,000.00         Class II-1A-1 Pass-Through Rate        March 25, 2036
   Class II-1A-2          $  4,800,000.00         Class II-1A-2 Pass-Through Rate        March 25, 2036
   Class II-1A-3          $ 21,918,000.00         Class II-1A-3 Pass-Through Rate        March 25, 2036
   Class II-1A-4          $ 54,903,000.00         Class II-1A-4 Pass-Through Rate        March 25, 2036
   Class II-1A-5          $    500,000.00         Class II-1A-5 Pass-Through Rate        March 25, 2036
   Class II-1A-6          $  1,000,000.00         Class II-1A-6 Pass-Through Rate        March 25, 2036
     Class II-X                        (5)        Class II-X Pass-Through Rate           March 25, 2036
    Class II-1PO          $  1,422,230.63                    N/A(4)                      March 25, 2036
    Class II-2PO          $      6,148.90                    N/A(4)                      March 25, 2036
   Class II-1R-1          $         50.00                    N/A(4)                            N/A
   Class II-1R-2          $         50.00                    N/A(4)                            N/A
   Class II-2A-1          $ 36,683,467.00         Class II-2A-1 Pass-Through Rate        March 25, 2036
   Class II-2A-2          $ 11,164,533.00         Class II-2A-2 Pass-Through Rate        March 25, 2036
   Class II-2A-3          $ 35,886,000.00         Class II-2A-3 Pass-Through Rate        March 25, 2036
   Class II-2A-4                       (5)        Class II-2A-4 Pass-Through Rate        March 25, 2036
    Class II-B-1          $  5,752,000.00         Class II-B Pass-Through Rate           March 25, 2036
    Class II-B-2          $  3,794,000.00         Class II-B Pass-Through Rate           March 25, 2036
    Class II-B-3          $  2,449,000.00         Class II-B Pass-Through Rate           March 25, 2036
    Class II-B-4          $  2,814,000.00         Class II-B Pass-Through Rate           March 25, 2036
    Class II-B-5          $  1,225,000.00         Class II-B Pass-Through Rate           March 25, 2036
    Class II-B-6          $  1,110,357.91         Class II-B Pass-Through Rate           March 25, 2036
     Class II-P           $        100.00                    N/A(4)                      March 25, 2036

-------------------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the
     Mortgage Loan in Loan Group I with the latest maturity date has been designated as the "latest possible maturity date" for each of the Group I
     Certificates that represents one or more Regular Interests in REMIC V, and the Distribution Date in the month following the maturity date for the
     Mortgage Loan in Loan Group II with the latest maturity date has been designated as the "latest possible maturity date" for each of the Group II
     Certificates that represents one or more of the Regular Interests in REMIC
     V.

(2)  For federal income tax purposes, the Regular Interest the ownership of which is represented by the Class I-A-2 Certificates will have a principal balance equal to the Certificate Principal Balance of such Certificates, and such Regular Interest shall not accrue interest on its principal balance but rather will be entitled to interest on its Uncertificated
     Notional Amount at its Uncertificated REMIC V Pass-Through Rate, in each case as defined herein.

(3)  The Class I-C Certificate will not accrue interest on its Certificate
     Principal Balance, but will be entitled to 100% of amounts distributed on
     REMIC II Regular Interest I-C.

(4)  The Class I-P, Class I-R-1, Class I-R-2, Class I-R-3, Class II-PO, Class
     II-P, Class II-1R-1 and Class II-1R-2 Certificates are not entitled to distributions in respect of interest.

(5)  The Class II-X Certificates and the Class II-2A-4 Certificates do not have an initial Certificate Principal Balance. The Class II-X Certificates have an initial Notional Amount equal to $244,820,737.44 and for any subsequent
     Distribution Date, the Class II-X Certificates will have a Notional Amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in
     Loan Group II. For federal income tax purposes, the Class II-X Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of
     REMIC IV Regular Interest II-X. The Class II-2A-4 Certificates have an initial Notional Amount equal to $35,886,000.00 and for any subsequent
     Distribution Date, the Class II-2A-4 Certificates will have a Notional
     Amount equal to the aggregate Certificate Principal Balance of the Class
     II-2A-3 Certificates. For federal income tax purposes, the Class II-2A-4
     Certificates will have a Notional Amount equal to the aggregate Certificate
     Principal Balance of the REMIC IV Regular Interest II-2A-3.

         The Trust Fund shall be named, and may be referred to as, the "Bear
Stearns Asset Backed Securities I Trust 2006-AC2." The Certificates issued hereunder may be referred to as "Asset-Backed Certificates Series 2006-AC2"
(including for purposes of any endorsement or assignment of a Mortgage Note or
Mortgage).

         In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the
Company and the Trustee agree as follows:

                                   DEFINITIONS

         Section 1.01      Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Company or the related Servicer).

         Accepted Servicing Practices: With respect to each EMC Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

         Account: The Distribution Account, the Net WAC Reserve Fund, the Class
I-A-1/I-A-2 Net WAC Reserve Account and any Protected Account.

         Accrued Certificate Interest: With respect to any Group II-1
Certificate or Group II-2 Certificate (other than the Class II-PO, Class II-P,
Class II-1R-1 and Class II-1R-2 Certificates) for any Distribution Date, means an amount equal to the interest accrued during the related Interest Accrual
Period at the applicable Pass-Through Rate on the Certificate Principal Balance
or Notional Amount of such Certificate immediately prior to such Distribution
Date less (i) in the case of a Group II-1 Senior Certificate or Group II-2
Senior Certificate (other than the Class II-PO Certificates), such Certificate's share of any Net Interest Shortfalls from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related
Non-Discount Mortgage Loans and (ii) in the case of a Group II Subordinate
Certificate, such Certificate's share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related Mortgage Loans. Such Net
Interest Shortfalls will be allocated among the Group II-2 Certificates (other than the Class II-PO, Class II-P, Class II-1R-1 and Class II-1R-2 Certificates)
in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate
Interest with respect to the Class II-1A, Class II-2A, Class II-X and Class II-B
Certificates will be based on a 360-day year that consists of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any
Class of Group II Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero. The Class II-PO, Class II-P, Class II-1R-1 and Class II-1R-2
Certificates are not entitled to Accrued Certificate Interest.

         Aggregate Planned Principal Amount: With respect to the Class II-1A-1,
Class II-1A-2 and Class II-1A-3 Certificates and any Distribution Date, the
amount set forth in Exhibit S under "Aggregate Planned Principal Amount"
opposite such Distribution Date.

         Additional Master Servicing Compensation: The meaning specified in
Section 4.14.

         Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Company as provided in
Section 6.01(a) hereof, by the related Servicer in accordance with the related
Servicing Agreement or by the Master Servicer as provided in Section 6.01(b)
hereof.

         Agreement: This Pooling and Servicing Agreement and any and all
amendments or supplements hereto made in accordance with the terms herein.

         Allocable Share: With respect to any Class of Group II Subordinate
Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate
Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no Class of Group II Subordinate Certificates (other than the Class of Group II Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of
Subordinate Optimal Principal Amount unless the Class Prepayment Distribution
Trigger for the related Class is satisfied for such Distribution Date. The
"Class Prepayment Distribution Trigger" for a Class of Group II Subordinate
Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal
Balance of such Class and each Class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the
Mortgage Loans in Loan Group II-1 and Loan Group II-2 as of the related Due
Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Certificate Principal Balance of any Class of Group II
Subordinate Certificates for which the related Class Prepayment Distribution
Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definitions of Subordinate Optimal Principal Amount, to the extent of such
Class's remaining Allocable Share, shall be distributed to the remaining Classes of Group II Subordinate Certificates in reduction of their respective
Certificate Principal Balances, sequentially, in the order of their numerical class designations. If the Class Prepayment Distribution Trigger is not
satisfied for any Class of Group II Subordinate Certificates on any Distribution
Date, this may have the effect of accelerating the amortization of more senior
Classes of Group II Subordinate Certificates.

         Amount Held for Future Distribution: As to any Distribution Date, the
aggregate amount held in the Company's or the related Servicer's Protected
Accounts at the close of business on the immediately preceding Determination
Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii)
Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment
Period.

         Applied Realized Loss Amount: With respect to any Class of Group I
Subordinate Certificates and as to any Distribution Date, the Realized Losses
with respect to the Mortgage Loans in Loan Group I which have been applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to Section 6.05 of this Agreement, which have not previously been reimbursed reduced by any Subsequent Recoveries applied to such Applied Realized
Loss Amount.

         Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the
Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the
Mortgaged Property at the time of such origination.

         Assignment Agreement: Shall mean any of the Harbourside Assignment
Agreement, the HSBC Assignment Agreement or the Wells Fargo Assignment
Agreement.

         Avoided Payment: As defined in the Policy.

         Bankruptcy Code: Title 11 of the United States Code.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository
Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing
Date, each Class of Offered Certificates constitutes a Class of Book-Entry
Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York,
Minneapolis, Minnesota, Columbia, Maryland or the city in which the Corporate
Trust Office of the Trustee or the principal office of the Company or the Master
Servicer is located are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-7.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: With respect to any Class of
Certificates (other than the Class II-2A-4, Class I-C, Class I-R-1, Class I-R-2,
Class I-R-3, Class II-PO and Class II-X Certificates or Class II-PO Component)
and any Distribution Date, is the original Certificate Principal Balance of such
Class, less the sum of (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) any Applied Realized Loss
Amounts allocated to such Class on previous Distribution Dates; provided that, the Certificate Principal Balance of any Class of Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related Mortgage Loans received by the Master Servicer, but not by more than the amount of Realized
Losses previously allocated to reduce the Certificate Principal Balance of that
Certificate and, in the case of Loan Group I, not previously reimbursed to such
Certificate as an Applied Realized Loss Amount. As to the Class I-C Certificates
and as of any Distribution Date, an amount equal to the excess, if any, of (A)
the then aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
I over (B) the then aggregate Certificate Principal Balance of the Class I-A,
Class I-M and Class I-B Certificates then outstanding; provided that for federal income tax purposes, the Certificate Principal Balance of the Class I-C
Certificates for any Distribution Date shall be an amount equal to the
Uncertificated Principal Balance of REMIC II Regular Interest I-C for such
Distribution Date.

         Certificate Register: The register maintained pursuant to Section 7.02 hereof.

         Class: All Certificates and Class II-PO Components bearing the same
Class designation as set forth in Section 7.01 hereof.

         Class A Certificate: Any of the Class I-A-1, Class I-A-2, Class
II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1A-4, Class II-1A-5, Class
II-1A-6, Class II-2A-1, Class II-2A-2, Class II-2A-3 and Class II-2A-4
Certificates.

         Class B Certificates: Any of the Class I-B-1, Class I-B-2, Class I-B-3,
Class I-B-4, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class
II-B-5 and Class II-B-6 Certificates.

         Class M Certificate: Any of the Class I-M-1, Class I-M-2 and Class
I-M-3 Certificates.

         Class P Certificate: Any of the Class I-P and Class II-P Certificates.

         Class P Certificate Account: Each account established and maintained by the Securities Administrator pursuant to Section 6.09 hereof.

         Class R Certificate: Any of the Class I-R-1, Class I-R-2, Class I-R-3,
Class II-1R-1 and Class II-1R-2 Certificates.

         Class I-A Certificates: Any of the Class I-A-1 Certificates and Class
I-A-2 Certificates.

         Class I-A-1 Certificate: Any Certificate designated as a "Class I-A-1
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V, (ii) the right to receive Net WAC Rate Carryover Amounts and (iii) the obligation to pay Class I-A-1/I-A-2 Net WAC Pass-Through Amounts.

         Class I-A-1 Pass-Through Rate: With regard to any Distribution Date is
One-Month LIBOR plus 0.350% per annum, with a maximum rate of 7.500% per annum and a minimum rate of 0.350% subject to the applicable Interest Rate Cap.

         Class I-A-1/I-A-2 Net WAC Reserve Account: Shall mean the separate trust account or subaccount created and maintained by the Securities
Administrator pursuant to Section 6.09(a) hereof.

         Class I-A-1/I-A-2 Net WAC Reserve Account Deposit: Shall mean, with respect to the Class I-A-1/I-A-2 Net WAC Reserve Account, an amount equal to
$5,000, which the Depositor shall deposit initially into the Class I-A-1/I-A-2
Net WAC Reserve Account pursuant to Section 6.09(a) hereof.

         Class I-A-1/I-A-2 Net WAC Pass-Through Amount: Shall mean, with respect to any Distribution Date, the excess of (A) the amount of interest the Class
I-A-1 Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the Class I-A-1 Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, if One-Month
LIBOR plus the applicable margin for the Class I-A-1 Certificates for such
Distribution Date is equal to or greater than the rate of interest for the Class
I-A-1 Certificates determined as if the related Interest Rate Cap allocable to the Class I-A-1 Certificates and Class I-A-2 Certificates were allocated to the
Class I-A-1 Certificates, the amount determined under clause (A) would be determined as if the related Interest Rate Cap allocable to the Class I-A-1
Certificates and Class I-A-2 Certificates were allocated to the Class I-A-1
Certificates.

         Class I-A-1/I-A-2 Target Rate: Shall mean (A) for Distributions Dates on or prior to the optional termination date, 5.75% per annum and (B) for
Distribution Dates thereafter, 6.25% per annum.

         Class I-A-2 Certificate: Any Certificate designated as a "Class I-A-2
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V, (ii) the right to receive Net WAC Rate Carryover Amounts and (iii) the right to receive Class I-A-1/I-A-2 Net WAC Pass-Through Amounts.

         Class I-A-2 Pass-Through Rate: With regard to any Distribution Date is
23.492857% per annum, minus the product of 3.285714% and One-Month LIBOR per annum, with a maximum rate of 23.492857% and a minimum rate of 0.00%, subject to the related Interest Rate Cap for such Distribution Date.

         Class I-B Certificates: Any of the Class I-B-1, Class I-B-2, Class
I-B-3 and Class I-B-4 Certificates.

         Class I-B-1 Certificate: Any Certificate designated as a "Class I-B-1
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-1 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-B-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 1.250% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 1.875% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-B-2 Certificate: Any Certificate designated as a "Class I-B-2
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-2 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-B-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 1.550% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 2.325% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-B-3 Certificate: Any Certificate designated as a "Class I-B-3
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-3 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-B-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 2.600% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 3.900% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-B-4 Certificate: Any Certificate designated as a "Class I-B-4
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-4 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-B-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 3.000% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 4.500% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-C Certificate: Any Certificate designated as a "Class I-C
Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-C Certificates herein and evidencing (i) a Regular Interest in REMIC
V and (ii) the obligation to pay Net WAC Rate Carryover Amounts.

         Class I-C Distribution Amount: With respect to any Distribution Date, the sum of (i) the related Monthly Interest Distributable Amount for the Class
I-C Certificates for such Distribution Date, (ii) any Group I
Overcollateralization Release Amount for such Distribution Date and (iii)
without duplication, any Subsequent Recoveries for Loan Group I not distributed to the Group I Offered Certificates and Class I-B-4 Certificates on such
Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balances of the Class I-A, Class I-M and Class
I-B Certificates have been reduced to zero, the Class I-C Distribution Amount shall include the Group I Overcollateralized Amount.

         Class I-M Certificates: Any of the Class I-M-1, Class I-M-2 and Class
I-M-3 Certificates.

         Class I-M-1 Certificate: Any Certificate designated as a "Class I-M-1
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-1 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-M-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 0.410% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 0.615% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-M-2 Certificate: Any Certificate designated as a "Class I-M-2
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-2 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-M-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 0.620% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 0.930% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-M-3 Certificate: Any Certificate designated as a "Class I-M-3
Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-3 Certificates as set forth herein and evidencing (i) a Regular
Interest in REMIC V and (ii) the right to receive Net WAC Rate Carryover
Amounts.

         Class I-M-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month
LIBOR plus 0.680% per annum and (ii) for each Distribution Date thereafter,
One-Month LIBOR plus 1.020% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

         Class I-P Certificate: Any Certificate designated as a "Class I-P
Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-P Certificates as set forth herein and evidencing a Regular Interest in REMIC V and (ii) the right to receive any Prepayment Charge Waiver Amounts related to Loan Group I.

         Class I-R Certificate: Any of the Class I-R-1, Class I-R-2 and Class
I-R-3 Certificates.

         Class I-R-1 Certificate: Any Certificate designated as a "Class I-R-1
Certificate" on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC I and representing the right to the
Percentage Interest of distributions provided for the Class I-R-1 Certificates as set forth herein.

         Class I-R-2 Certificate: Any Certificate designated as a "Class I-R-2
Certificate" on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC II and representing the right to the
Percentage Interest of distributions provided for the Class I-R-2 Certificates as set forth herein.

         Class I-R-3 Certificate: Any Certificate designated as a "Class I-R-3
Certificate" on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC V and representing the right to the
Percentage Interest of distributions provided for the Class I-R-3 Certificates as set forth herein.

         Class II-1A Certificate: Any of the Class II-1A-1, Class II-1A-2, Class
II-1A-3, Class II-1A-4, Class II-1A-5 and Class II-1A-6 Certificates.

         Class II-1A-1 Certificate: Any Certificate designated as a "Class
II-1A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-1 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-1 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1A-2 Certificate: Any Certificate designated as a "Class
II-1A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-2 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-2 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1A-3 Certificate: Any Certificate designated as a "Class
II-1A-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-3 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-3 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1A-4 Certificate: Any Certificate designated as a "Class
II-1A-4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-4 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-4 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1A-5 Certificate: Any Certificate designated as a "Class
II-1A-5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-5 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-5 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1A-6 Certificate: Any Certificate designated as a "Class
II-1A-6 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-1A-6 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-1A-6 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 6.000% per annum.

         Class II-1PO Component: The portion of the Class II-PO Certificate representing the right to the Percentage Interest of distributions provided for the Class II-1PO Component as set forth herein.

         Class II-2A Certificate: Any of the Class II-2A-1, Class II-2A-2, Class
II-2A-3 and Class II-2A-4 Certificates.

         Class II-2A-1 Certificate: Any Certificate designated as a "Class
II-2A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-2A-1 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-2A-1 Pass-Through Rate: With regard to any Distribution Date is equal to One-Month LIBOR plus 0.350% per annum, with a maximum rate of 7.500%
per annum and a minimum rate of 0.350% per annum.

         Class II-2A-2 Certificate: Any Certificate designated as a "Class
II-2A-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-2A-2 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-2A-2 Pass-Through Rate: With regard to any Distribution Date, is 23.49285714% per annum, minus the product of 3.285714 and One-Month LIBOR per annum, with a maximum rate of 23.49285714% and a minimum rate of 0.00%.

         Class II-2A-3 Certificate: Any Certificate designated as a "Class
II-2A-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-2A-3 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-2A-3 Pass-Through Rate: With regard to any Distribution Date is equal to One-Month LIBOR plus 0.350% per annum, with a maximum rate of 7.500%
per annum and a minimum rate of 0.350% per annum.

         Class II-2A-4 Certificate: Any Certificate designated as a "Class
II-2A-4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-2A-4 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-2A-4 Pass-Through Rate: With regard to any Distribution Date is equal to One-Month LIBOR plus 0.350% per annum, with a maximum rate of 7.150%
per annum and a minimum rate of 0.350% per annum.

         Class II-2PO Component: The portion of the Class II-PO Certificate representing the right to the Percentage Interest of distributions provided for the Class II-2PO Component as set forth herein.

         Class II-B Certificate: Any of the Class II-B-1, Class II-B-2, Class
II-B-3, Class II-B-4, Class II-B-5, and Class II-B-6 Certificates.

         Class II-B Pass-Through Rate: With regard to any Distribution Date, the weighted average of (i) 6.00% per annum and (ii) 6.50% per annum, weighted in proportion to the results of subtracting from the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group II-1 and Loan Group II-2 (other than the portion of the Mortgage Loans attributable to the related Class II-PO
Component of the Class II-PO Certificates), respectively, the aggregate
Certificate Principal Balance of the related Class or Classes of Group II Senior
Certificates, other than a portion of the Certificate Principal Balance attributable to the related Class II-PO Component of the Class II-PO
Certificates.

         Class II-B-1 Certificate: Any Certificate designated as a "Class II-B-1
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-1 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-B-2 Certificate: Any Certificate designated as a "Class II-B-2
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-2 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-B-3 Certificate: Any Certificate designated as a "Class II-B-3
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-3 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-B-4 Certificate: Any Certificate designated as a "Class II-B-4
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-4 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-B-5 Certificate: Any Certificate designated as a "Class II-B-5
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-5 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-B-6 Certificate: Any Certificate designated as a "Class II-B-6
Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-6 Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-P Certificate: Any Certificate designated as a "Class II-P
Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-P Certificates as set forth herein and evidencing a Regular
Interest in REMIC V and (ii) the right to receive any Prepayment Charge Waiver
Amounts related to Loan Group II.

         Class II-PO Certificate: Any Certificate designated as a "Class II-PO
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-PO Certificates as set forth herein and evidencing the ownership of the Class II-1PO Component and the Class II-2PO Component.

         Class II-PO Certificate Cash Shortfall: For any Distribution Date, the
difference between (i) principal distributable to the Class II-1PO Component in accordance with priority EIGHTH under Section 6.04(b) and to the Class II-2PO
Component in accordance with priority FOURTH under Section 6.04(c), and (ii)
principal actually distributed to the Class II-1PO Component or the Class II-2PO
Component, respectively, after giving effect to Section 6.04(d).

         Class II-PO Certificate Deferred Amount: As to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class II-1PO Component or the Class II-2PO Component in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Loan Group II-1 and in Loan Group II-2 and the respective Class II-PO
Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class II-1PO Component or the Class
II-2PO Component, respectively, and not distributed on prior Distribution Dates.

         Class II-PO Certificate Principal Distribution Amount: The Class II-PO
Certificates shall be entitled to distributions from the Class II-1PO Component and the Class II-2PO Component. The Class II-1PO Component shall be entitled to distributions from Loan Group II-1 and the Class II-2PO Component shall be entitled to distributions from Loan Group II-2. For each Class of Class II-PO
Components with respect to each Distribution Date the Class II-PO Certificate
Principal Distribution Amount will be an amount equal to the sum of:

                  (i) the related PO Percentages of all scheduled payments of principal due on each Discount Mortgage Loan in Loan Group II-1 or in
         Loan Group II-2, respectively, on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the related PO Percentages of the Stated Principal
         Balance of each Discount Mortgage Loan in Loan Group II-1 or in Loan
         Group II-2, respectively, which was the subject of a prepayment in full received by the related Servicer during the applicable Prepayment
         Period;

                  (iii) the related PO Percentages of all partial prepayments of principal of each Discount Mortgage Loan in the Loan Group II-1 or in
         Loan Group II-2, respectively, received during the applicable
         Prepayment Period;

                  (iv) the lesser of (a) the related PO Percentages of the sum of (A) all Net Liquidation Proceeds and Subsequent Recoveries allocable to principal on each Discount Mortgage Loan in Loan Group II-1 or in
         Loan Group II-2, respectively, which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage
         Loan described in the immediately following clause (B)) and (B) the
         Stated Principal Balance of each such Discount Mortgage Loan in Loan
         Group II-1 or in Loan Group II-2, respectively, purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and
         (b) the related PO Percentages of the sum of (A) the Stated Principal
         Balance of each Discount Mortgage Loan in Loan Group II-1 or in Loan
         Group II-2, respectively, which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage
         Loan described in the immediately following clause (B)) and (B) the
         Stated Principal Balance of each such Discount Mortgage Loan in Loan
         Group II-1 or in Loan Group II-2, respectively, that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

                  (v) the related PO Percentages of the sum of (a) the Stated
         Principal Balance of each Discount Mortgage Loan in Loan Group II-1 or in Loan Group II-2, respectively, which was repurchased by the Sponsor in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Discount Mortgage Loan
         in Loan Group II-1 or in Loan Group II-2, respectively, that has been replaced by the Sponsor with a substitute Discount Mortgage Loan pursuant to this Agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Discount Mortgage
         Loan.

                  Class II-PO Component: The Class II-1PO Component or the
         Class II-2PO Component.

         Class II-R Certificates: The Class II-1R-1 Certificates and Class
II-1R-2 Certificates.

         Class II-R Deposit: An amount equal to $100, which shall be included as part of the Group II Available Funds attributable to Loan Group II and distributed as principal to the Class II-R Certificates on the first
Distribution Date.

         Class II-1R-1 Certificate: Any Certificate designated a "Class II-1R-1
Certificate" on the face thereof, in substantially the form set forth in Exhibit
A-6 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class II-1R-1
Certificates as set forth herein.

         Class II-1R-2 Certificate: Any Certificate designated a "Class II-1R-2
Certificate" on the face thereof, in substantially the form set forth in Exhibit
A-6 hereto, evidencing the Residual Interest in REMIC IV and representing the right to the Percentage Interest of distributions provided for the Class II-1R-2
Certificates as set forth herein.

         Class II-X Certificate: Any Certificate designated as a "Class II-X
Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-X Certificates as set forth herein and evidencing a Regular
Interest in REMIC V.

         Class II-X Pass-Through Rate: With respect to the Class II-X
Certificates, the weighted average of the excess, if any, of (a) the Net
Mortgage Rate on each Mortgage Loan in Loan Group II-1, over (b) 6.00% per annum and (b) the Net Mortgage Rate on each Mortgage Loan in Loan Group II-2, over (b)
6.50% per annum . For federal income tax purposes, the Class II-X Certificates will not have a Pass-Through Rate, but will be entitled to receive 100% of the interest payable with respect to REMIC IV Regular Interest II-X.

         Closing Date: February 28, 2006.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Company: EMC.

         Compensating Interest: An amount, not to exceed the Servicing Fee, to be deposited in the Distribution Account by the Company or the related Servicer to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided that in the event the Company or the related Servicer fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 6.02(c) hereof.

         Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this
Agreement is located at US Bank Corporate Trust Services, One Federal Street,
3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust
Services/BSABS I 2006-AC2, or at such other address as the Trustee may designate from time to time.

         Corresponding Certificate: With respect to each REMIC II Regular
Interest and REMIC IV Regular Interest, the Certificate or Class II-PO
Component with the corresponding designation.

         Corresponding Interest: With respect to each REMIC I Regular Interest
(other than REMIC I Regular Interests AA and ZZ), the REMIC II Regular Interest
with the corresponding designation.

         Cross-Over Date: The first Distribution Date on which the aggregate
Certificate Principal Balance of the related Subordinate Certificates has been reduced to zero (giving effect to all related distributions on such Distribution
Date).

         Current Report: The Current Report pursuant to Section 13 or 15(d) of the Exchange Act.

         Custodial Agreement: An agreement, dated as of February 28, 2006, among the Depositor, the Sponsor, the Trustee, the Master Servicer and the Custodian
in substantially the form of Exhibit J hereto.

         Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial
Agreement.

         Cut-off Date: The close of business on February 1, 2006.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled
Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: As defined in Section 7.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a
Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a
30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.
Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance or initial notional amount of this Certificate".

         Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware
limited liability company, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust
Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the
Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to the Class of Book-Entry
Certificates, the agreement among the Depositor, the Trustee and the initial
Depository, dated as of the Closing Date, substantially in the form of Exhibit
H.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business
Day, the immediately preceding Business Day.

         Discount Mortgage Loan: With respect to Loan Group II-1, any Mortgage
Loan in such group with a Net Mortgage Rate less than 6.00% per annum, and with respect to Loan Group II-2, any Mortgage Loan with a Net Mortgage Rate less than
6.50% per annum.

         Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders and designated "U.S.
Bank National Association, in trust for registered Holders of Bear Stearns Asset
Backed Securities I LLC, Asset-Backed Certificates, Series 2006-AC2" shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2006.

         Distribution Report: The Asset-Backed Issuer Distribution Report
pursuant to Section 13 or 15(d) of the Exchange Act.

         Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such
Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

         Early Turbo Payment Date: The Distribution Date in February 2016.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each
Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted
Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than
$50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         EMC: EMC Mortgage Corporation, a Delaware corporation.

         EMC Mortgage Loans: Those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Restricted Certificates: Any of the Class I-B-4, Class II-B-4,
Class II-B-5, Class II-B-6, Class I-C, Class P and Residual Certificates.

         Event of Default: As defined in Section 9.01 hereof.

         Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such
Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         Excess Spread: With respect to any Distribution Date and Loan Group I, the excess, if any, of (i) the Interest Funds for such Loan Group for such
Distribution Date, over (ii) the sum of the related Monthly Interest
Distributable Amounts payable to the Group I Offered Certificates and the Class
I-B-4 Certificates on such Distribution Date.

         Exchange Act:  Securities Exchange Act of 1934, as amended.

         Exchange Act Reports: Any reports required to be filed pursuant to
Section 4.18 of this Agreement.

         Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

         Fannie Mae: Fannie Mae (formally, Federal National Mortgage
Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Final Recovery Determination: With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Class I-C Certificateholder pursuant to or as contemplated by Section 2.03(c) or Section 11.01), a determination made by the Company pursuant to this Agreement or the applicable Servicer pursuant to the related
Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company or such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by each Servicer, of each Final Recovery Determination made thereby.

         Final Scheduled Distribution Date: With respect to the Group I
Certificates, March 25, 2036, and with respect to the Group II Certificates,
March 25, 2036.

         Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September to November 30, as
applicable.

         Freddie Mac: Freddie Mac (formally, The Federal Home Loan Mortgage
Corporation), or any successor thereto.

         Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         Group I Available Funds: The sum of Interest Funds and Principal Funds
with respect to the Mortgage Loans in Loan Group I.

         Group I Basic Principal Distribution Amount: Shall mean, with respect to any Distribution Date and Group I Certificates, the lesser of (a) the excess of (i) the Group I Available Funds for such Distribution Date over (ii) the aggregate Monthly Interest Distributable Amount for the Group I Offered
Certificates and the Class I-B-4 Certificates for such Distribution Date and (b)
the excess of (i) the related Principal Remittance Amount for such Distribution
Date over (ii) the Group I Overcollateralization Release Amount, if any, for
such Distribution Date.

         Group I Certificates: Any of the Class I-A, Class I-M, Class I-B, Class
I-C, Class I-P, Class I-R-1, Class I-R-2 and Class I-R-3 Certificates.

         Group I Extra Principal Distribution Amount: With respect to any
Distribution Date and the Mortgage Loans in Loan Group I (a) on or prior to the earlier of (1) the Group I Optional Termination Date and (2) the Early Turbo
Payment Date, the lesser of (x) the Excess Spread for Loan Group I for such
Distribution Date and (y) the Group I Overcollateralization Increase Amount for
such Distribution Date; and (b) thereafter, the Excess Spread for Loan Group I for such Distribution Date; provided that the Excess Spread described in clause
(b) will be used first to pay any Group I Overcollateralization Increase Amount,
any Net Interest Shortfalls related to Loan Group I and any Net WAC Rate
Carryover Amounts on such Distribution Date, and the remainder will be applied as part of the Group I Extra Principal Distribution Amount.

         Group I Non-Offered Certificate: Any of the Class I-B-4, Class I-R-1,
Class I-R-2, Class I-R-3, Class I-P and Class I-C Certificates.

         Group I Offered Certificate: Any of the Class I-A-1, Class I-A-2, Class
I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3
Certificates.

         Group I Optional Termination: The termination of the Group I Sub-Trust created hereunder as a result of the purchase of all of the assets related to
Loan Group I and any related REO Property pursuant to the last sentence of
Section 11.01 hereof.

         Group I Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I as
of the end of the related Due Period is less than or equal to 20% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in Loan Group I,
upon which the Group I Sub-Trust may be terminated at the option of the Majority
Class I-C Certificateholder as described under Section 11.01.

         Group I Overcollateralized Amount: With respect to any Distribution
Date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period
(after giving effect to Scheduled Payments of principal due during the related
Due Period to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including any reduction due to Realized Losses) over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates and Class I-B-4 Certificates on such
Distribution Date (after taking into account the payment of principal other than any Group I Extra Principal Distribution Amount on such Certificates).

         Group I Overcollateralization Increase Amount: As of any Distribution
Date, the lesser of (a) the excess, if any, of (i) the Group I
Overcollateralization Target Amount over (ii) the Group I Overcollateralized
Amount on such Distribution Date (after taking into account payments to the
Group I Offered Certificates and Class I-B-4 Certificates of the Group I Basic
Principal Distribution Amount on such Distribution Date) and (b) Excess Spread for Loan Group I for such Distribution Date.

         Group I Overcollateralization Release Amount: With respect to any
Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Group I
Overcollateralized Amount for such Distribution Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such
Distribution Date) over (ii) the Group I Overcollateralization Target Amount for
such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Group I Overcollateralized Amount is less than or equal to the Group I
Overcollateralization Target Amount on that Distribution Date).

         Group I Overcollateralization Target Amount: With respect to any
Distribution Date, 0.40% of the aggregate Stated Principal Balance of the
Mortgage Loan in Loan Group I as of the Cut-off Date.

         Group I Senior Certificates: The Class I-A-1 Certificates and Class
I-A-2 Certificates.

         Group I Subordinate Certificates: Any of the Class I-M-1, Class I-M-2,
Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

         Group I Sub-Trust: The portion of the Trust Fund allocated to Loan
Group I.

         Group II Available Funds: The sum of Interest Funds and Principal Funds
with respect to the Mortgage Loans in Loan Group II, and with respect to the first Distribution Date, the Class II-R Deposit which shall be allocable to Loan
Group II-1.

         Group II Certificates: Any of the Class II-1A, Class II-2A, Class II-X,
Class II-PO, Class II-B, Class II-P or Class II-R Certificates.

         Group II Non-Offered Certificate: Any of the Class II-B-4, Class
II-B-5, Class II-B-6 and Class II-P Certificates.

         Group II Offered Certificates: Any of the Class II-1A-1, Class II-1A-2,
Class II-1A-3, Class II-1A-4, Class II-1A-5, Class II-1A-6, Class II-PO, Class
II-X, Class II-1R-1, Class II-1R-2, Class II-2A-1, Class II-2A-2, Class II-2A-3,
Class II-2A-4, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

         Group II Optional Termination: The termination of the Group II
Sub-Trust created hereunder as a result of the purchase of all Loan Group II and any related REO Property pursuant to the last sentence of Section 11.01 hereof.

         Group II Optional Termination Date: With respect to Loan Group II, the first Distribution Date upon which the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group II as of the end of the related Due Period is less than or equal to 10% of the aggregate Cut-off Date Principal Balance of the
Mortgage Loans in Loan Group II.

         Group II Senior Certificates: The Group II-1 Senior Certificates and
Group II-2 Senior Certificates.

         Group II Subordinate Certificates: Any of the Class II-B-1, Class
II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

         Group II Sub-Trust: The portion of the Trust Fund allocated to Loan
Group II.

         Group II-1 Senior Certificates: The Class II-1A-1, Class II-1A-2, Class
II-X and Class II-PO Certificates.

         Group II-2 Senior Certificates: The Class II-2A-1, Class II-2A-2, Class
II-X and Class II-PO Certificates.

         Group II Senior Principal Distribution Amount: With respect to each of
Group II-1 Senior Certificates and Group II-2 Senior Certificates (other than the Class II-2A-4, Class II-X and Class II-PO Certificates), respectively, and each Distribution Date, an amount equal to the sum of the following for each of
Loan Group II-1 and Loan Group II-2 (but in no event greater than the aggregate
Certificate Principal Balances of each of the Group II-1 Senior Certificates and
Group II-2 Senior Certificates (other than the Class II-2A-4, Class II-X and
Class II-PO Certificates), as applicable, immediately prior to such Distribution
Date):

         (1) the applicable Senior Percentage of the Non-PO Percentages of the
principal portion of all Monthly Payments due on the Mortgage Loans in the Loan
Groups on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the applicable Senior Prepayment Percentage of the Non-PO
Percentages of the Stated Principal Balance of each Mortgage Loan in the related
Loan Group which was the subject of a prepayment in full received by the Master
Servicer during the applicable Prepayment Period with respect to each Mortgage
Loan in the related Loan Group;

         (3) the applicable Senior Prepayment Percentage of the Non-PO
Percentages of all partial prepayments allocated to principal of each Mortgage
Loan in the related Loan Group received during the applicable Prepayment Period;

         (4) the lesser of (a) the applicable Senior Prepayment Percentage of the related Non-PO Percentages of the sum of (i) all Net Liquidation Proceeds
allocable to principal received in respect of each Mortgage Loan in the related
Loan Groups which became a Liquidated Mortgage Loan during the related
Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each
Liquidated Mortgage Loan in the related Loan Groups during the related Due
Period and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Loan Group purchased by an insurer from the Trustee during the related
Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the related
Non-PO Percentages of the sum of (i) the Stated Principal Balance of each
Mortgage Loan in the related Loan Groups which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

         (5) the applicable Senior Prepayment Percentage of the related Non-PO
Percentages of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by EMC or its designee in connection with such Distribution Date and (b) the excess, if any, of the Stated
Principal Balance of each Mortgage Loan in the related Loan Group that has been replaced by the EMC or its designee with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of each such substitute Mortgage Loan.

         Harbourside:  Savannah Bank, NA dba Harbourside Mortgage Corporation.

         Harbourside Assignment Agreement: The Assignment, Assumption and
Recognition Agreement, dated as of February 28, 2006, by and among the Sponsor,
Harbourside and the Trustee evidencing the assignment of the Harbourside
Servicing Agreement to the Trust, attached hereto as Exhibit R-2.

         Harbourside Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Sponsor from Harbourside pursuant to the Harbourside
Servicing Agreement.

         Harbourside Servicing Agreement: The Purchase, Warranties and Servicing
Agreement, dated as of April 1, 2005, between the Sponsor and Harbourside, as amended, attached hereto as Exhibit Q-1, as modified by the Harbourside
Assignment Agreement.

         HSBC:  HSBC Mortgage Corporation (USA).

         HSBC Assignment Agreement: The Assignment, Assumption and Recognition
Agreement, dated as of February 28, 2006, by and among the Sponsor, HSBC and the
Trustee evidencing the assignment of the HSBC Servicing Agreement to the Trust, attached hereto as Exhibit R-3.

         HSBC Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Sponsor from HSBC pursuant to the HSBC Servicing Agreement.

         HSBC Servicing Agreement: The Amended and Restated Purchase, Warranties
and Servicing Agreement, dated as of September 1, 2005, between the Sponsor and
HSBC, as amended, attached hereto as Exhibit Q-2, as modified by the HSBC
Assignment Agreement.

         Indemnified Persons: The Trustee, the Master Servicer, the Company, the
Trust Fund and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor
Certificate on the Closing Date.

         Insurance Policy: With respect to any Mortgage Loan included in the
Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a
Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Accrual Period: With respect to any Distribution Date and the
Class II-1A, Class II-X and Class II-B Certificates, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.
With respect to any Distribution Date and the Class I-A, Class II-2A, Class I-M
and Class I-B Certificates, the period from and including the 25th day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Interest Accrual Period for the Class I-M Certificates and Class I-B Certificates, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs. The Class R, Class P and Class II-PO Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period.

         Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Interest Accrual Period.

         Interest Funds: For any Distribution Date and each Loan Group, (i) the sum, without duplication, of (a) all scheduled interest during the related Due
Period with respect to the related Mortgage Loans less the Servicing Fee and the
LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans remitted by the related Servicer or Master Servicer, as applicable, on or prior to the related Remittance Date, (c) all Compensating
Interest with respect to the related Mortgage Loans required to be remitted by the Company or the Master Servicer pursuant to this Agreement or the related
Servicer pursuant to the related Servicing Agreement with respect to such
Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment
Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage
Loan in the related Loan Group repurchased by the Sponsor pursuant to Sections
2.02 and 2.03 and by EMC pursuant to Section 4.20 and (f) all amounts in respect of interest in respect of the related Loan Group paid by the Master Servicer pursuant to Section 11.01, in each case to the extent remitted by the Company or the related Servicer, as applicable, to the Distribution Account pursuant to this Agreement or the related Servicing Agreement minus (ii) all amounts relating to interest in respect of the related Loan Group required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

         Interest Only Certificates: The Class II-X Certificates and Class
II-2A-4 Certificates.

         Interest Rate Cap: With respect to the Class I-A-1 Certificates and
Class I-A-2 Certificates, will be calculated based on an assumed certificate with the aggregate Certificate Principal Balance equal to the Certificate
Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates
and a fixed pass-through rate of 5.750% per annum and a rate increase of 0.500%
per annum after the Group I Optional Termination Date. If the weighted average of the Net Mortgage Rates on the Group I Loans is less than 5.750% per annum
(or, after the Group I Optional Termination Date, 6.250% per annum), the amount of the shortfall which would occur with respect to the assumed certificate will be allocated among the Class I-A-1 Certificates and Class I-A-2 Certificates in
proportion to their current entitlements to interest calculated without regard to this cap. The Interest Rate Cap with respect to the Class I-M Certificates and Class I-B Certificates will be equal to the lesser of (a) 11.00% per annum and (b) the weighted average of the Net Mortgage Rates of the Mortgage Loans in
Loan Group I, in each case, adjusted for the actual number of days elapsed in the related Interest Accrual Period.

         For federal income tax purposes, the Interest Rate Cap shall equal (i)
with respect to each of the Class I-M Certificates and Class I-B Certificates, a
rate equivalent to the foregoing for each such Certificate, expressed as the lesser of (a) 11.00% per annum and (b) the weighted average of the
Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests
(other than REMIC I Regular Interest I-P) (adjusted for the actual number of days elapsed in the related Interest Accrual Period), and (ii) with respect to each of the Class I-A Certificates, a rate equivalent to the foregoing for each such Certificate, calculated using the weighted average of the Uncertificated
REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I
Regular Interest I-P) in place of the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I.

         Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related
Net Mortgage Rates) on the related Mortgage Loans resulting from (a) Principal
Prepayments with respect to the related Loan Group in full received during the related Prepayment Period, (b) the partial Principal Prepayments with respect to the related Loan Group received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and
(c) interest payments on the related Loan Group being limited pursuant to the provisions of the Relief Act or similar state laws.

         Latest Possible Maturity Date: With respect to the Group I Certificates
(other than the Class I-R Certificates), the Distribution Date following the final scheduled maturity date of the Mortgage Loan in the portion of the Trust
Fund consisting of Loan Group I having the latest scheduled maturity date as of the Cut-off Date, and with respect to the Group II Certificates (other than the
Class II-R Certificates), the Distribution Date following the final scheduled maturity date of the Mortgage Loan in the portion of the Trust Fund consisting of Loan Group II having the latest scheduled maturity date as of the Cut-off
Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II and REMIC III shall be the Latest Possible Maturity Date applicable to the Certificates for the related portion of the Trust Fund.

         LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIBOR Certificates: Any of the Class I-A, Class II-2A, Class I-M and
Class I-B Certificates.

         Liquidated Loan: With respect to any Distribution Date, a defaulted
Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the related Servicer has made a Final
Recovery Determination with respect thereto.

         Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         Loan Group:  Any of Loan Group I or Loan Group II.

         Loan Group I: The Mortgage Loans included as part of Loan Group I on the Mortgage Loan Schedule.

         Loan Group II: The Mortgage Loans included as part of Loan Group II on the Mortgage Loan Schedule.

         Loan Group II-1: The Mortgage Loans included as part of Loan Group II-1 on the Mortgage Loan Schedule.

         Loan Group II-2: The Mortgage Loans included as part of Loan Group II-2 on the Mortgage Loan Schedule.

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage
Loan and the denominator of which is the Appraised Value of the related
Mortgaged Property.

         Loss Allocation Limitation: The meaning specified in Section 6.05(c)
hereof.

         LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage
Loan subject to an LPMI Policy as set forth in such LPMI Policy.

         LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the
Company or the related Servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage
Loan.

         Majority Class I-C Certificateholder: Shall mean the Holder of a 50.01%
or greater Percentage Interest in the Class I-C Certificates.

         Master Servicer: Wells Fargo Bank, National Association, in its
capacity as master servicer, and its successors and assigns.

         Master Servicing Compensation: The meaning specified in Section 4.14.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such
Mortgage Loan and its successors and assigns, at the origination thereof.

         Monthly Interest Distributable Amount: With respect to the Group I
Certificates (other than the Class I-P Certificates and Class I-R Certificates)
for any Distribution Date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the
Certificate Principal Balance (or Notional Amount) of such Certificate immediately prior to such Distribution Date, or otherwise distributable thereto, less such Certificate's share of any Net Interest Shortfalls. The interest portion of Realized Losses for the Mortgage Loans in Loan Group I shall be allocated to such Certificate pursuant to Section 1.02. The Monthly Interest
Distributable Amount with respect to the Class I-A Certificates and Class I-C
Certificates is calculated on the basis of a 360-day year consisting of twelve
30-day months. The Monthly Interest Distributable Amount with respect to the
Class I-M Certificates and Class I-B Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest
Accrual Period. No Monthly Interest Distributable Amount shall be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance (or Notional Amount) of such
Certificate has been reduced to zero.

         Monthly Statement: The statement delivered pursuant to Section 6.06.

         Moody's: Moody's Investors Service, Inc.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the
Trust Fund.

         Mortgage Loan Purchase Agreement: Shall mean the Mortgage Loan Purchase
Agreement, dated as of February 28, 2006, between the Sponsor, as seller and the
Depositor, as purchaser.

         Mortgage Loan Purchase Price: The price, calculated as set forth in
Section 11.01, to be paid in connection with the repurchase of the Mortgage
Loans pursuant to Section 11.01.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Company or the Master Servicer to reflect the deletion of
Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the
Trust Fund and from time to time subject to this Agreement, the initial Mortgage
Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     the Loan Group;

                  (iii)    the Mortgage Rate in effect as of the Cut-off Date;

                  (iv)     the Servicer (or the Company, if it services the
                           Mortgage Loan), the Servicing Fee Rate;

                  (v)      the LPMI Fee, if applicable;

                  (vi)     the Net Mortgage Rate in effect as of the Cut-off
                           Date;

                  (vii)    the maturity date;

                  (viii)   the original principal balance;

                  (ix)     the Cut-off Date Principal Balance;

                  (x)      the original term;

                  (xi)     the remaining term;

                  (xii)    the property type; and

                  (xiii)   the MIN with respect to each Mortgage Loan.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans in each Loan Group.

         Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligors on a Mortgage Note.

         Net Interest Shortfalls: The Interest Shortfalls net of payments by the related Servicer or the Master Servicer in respect of Compensating Interest.

         Net Monthly Excess Cashflow: With respect to any Distribution Date and
Loan Group I, the sum of (a) any Group I Overcollateralization Release Amount
for such Distribution Date and (b) the Remaining Excess Spread for Loan Group I
for such Distribution Date.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing
Fee Rate and (ii) the rate at which the LPMI Fee is calculated, if any.

         Net WAC Rate Carryover Amount: With respect to each Class of Group I
Offered Certificates and Class I-B-4 Certificates and any Distribution Date, an
amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the
Pass-Through Rate applicable to such Class would not have been reduced by the related Interest Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date if the Pass-Through Rate is limited by the related Interest Rate Cap plus (ii) the related Net WAC Rate Carryover
Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such Class for the most recently ended Interest Accrual Period.

         Net WAC Reserve Fund: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 6.08 hereof.

         Net WAC Reserve Fund Deposit: With respect to the Net WAC Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Net WAC
Reserve Fund pursuant to Section 6.08 hereof.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry
Certificate.

         Non-Discount Mortgage Loan: With respect to Loan Group II-1 or Loan
Group II-2, any Mortgage Loan in such Loan Group with a Net Mortgage Rate greater than or equal to 6.00% or 6.50% per annum, respectively.

         Non-PO Percentage: With respect to any Mortgage Loan in Loan Group II-1 or Loan Group II-2 with a Net Mortgage Rate less than 6.00% or 6.50% per annum, respectively, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 6.00% or 6.50% per annum, respectively. With respect to Non-Discount
Mortgage Loans, 100%.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this
Agreement or the related Servicer pursuant to the related Servicing Agreement, that, in the good faith judgment of the Company, the Master Servicer or the related Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation
Proceeds, Insurance Proceeds or otherwise.

         Notice of Nonpayment: Written notice in the form of Exhibit A to the
Policy.

         Notional Amount: With respect to the Class II-X Certificates, the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II-1 and
in Loan Group II-2. For federal income tax purposes, however, the Notional
Amount of the Class II-X Certificates is an amount equal to the Uncertificated
Notional Amount of REMIC IV Regular Interest II-X.

         With respect to the Class II-2A-4 Certificates, the Certificate
Principal Balance of the Class II-2A-3 Certificates. For federal income tax purposes, however, the Notional Amount of the Class II-2A-4 Certificates is an
amount equal to the Uncertificated Principal Balance of REMIC IV Regular
Interest II-2A-3.

         With respect to the Class I-C Certificates and any Distribution Date,
an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I. The initial Notional Amount of the Class I-C Certificates shall be $294,412,298.04. For federal income tax purposes, however, the Class I-C
Certificates will have a Notional Amount equal to the Uncertificated Notional
Amount of REMIC II Regular Interest I-C.

         Offered Certificates: Any of the Class I-A-1, Class I-A-2, Class I-M-1,
Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3, Class II-1A-1,
Class II-1A-2, Class II-1A-3, Class II-1A-4, Class II-1A-5, Class II-1A-6, Class
II-2A-1, Class II-2A-2, Class II-2A-3, Class II-2A-4, Class II-X, Class II-PO,
Class II-1R-1, Class II-1R-2, Class II-B-1, Class II-B-2 and Class II-B-3
Certificates.

         Officer's Certificate: A certificate (i) signed by the Chairman of the
Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one
of the assistant treasurers or assistant secretaries of the Depositor or the
Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Sponsor, the Securities Administrator,
the Master Servicer and/or the Trustee, as the case may be, as required by this
Agreement.

         One-Month LIBOR: With respect to any Interest Accrual Period and the
LIBOR Certificates, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00
a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest
Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is
available, One-Month LIBOR shall be One-Month LIBOR applicable to the preceding
Interest Accrual Period. The establishment of One-Month LIBOR on each Interest
Determination Date by the Securities Administrator and the Securities
Administrator's calculation of the rate of interest applicable to the LIBOR
Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Depositor, the Company or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to
Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the
REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor,
Depositor, the Company and the Master Servicer, (ii) not have any direct financial interest in the Sponsor, Depositor, the Company or the Master Servicer
or in any affiliate of either, and (iii) not be connected with the Sponsor,
Depositor, the Company or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Original Subordinate Principal Balance: As of any Distribution Date,
shall mean the aggregate Certificate Principal Balance of the Group II
Subordinate Certificates as of the Closing Date.

         Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

         Originator: With respect to each Mortgage Loan, shall mean the originator set forth in the Mortgage Loan Schedule for such Mortgage Loan.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Securities
Administrator or delivered to the Securities Administrator for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities
Administrator pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any date of determination, a Mortgage
Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to each Class of Certificates (other than the Class II-PO, Class I-P, Class II-P and Class R Certificates), the Class
I-A-1 Pass-Through Rate, Class I-A-2 Pass-Through Rate, Class I-M-1 Pass-Through
Rate, Class I-M-2 Pass-Through Rate, Class I-M-3 Pass-Through Rate, Class I-B-1
Pass-Through Rate, Class I-B-2 Pass-Through Rate, Class I-B-3 Pass-Through Rate,
Class I-B-4 Pass-Through Rate, Class II-1A-1 Pass-Through Rate, Class II-1A-2
Pass-Through Rate, Class II-1A-3 Pass-Through Rate, Class II-1A-4 Pass-Through
Rate, Class II-1A-5 Pass-Through Rate, Class II-1A-6 Pass-Through Rate, Class
II-2A-1 Pass-Through Rate, Class II-2A-2 Pass-Through Rate, Class II-2A-3
Pass-Through Rate, Class II-2A-4 Pass-Through Rate, Class II-X Pass-Through Rate
or Class II-B Pass-Through Rate, as applicable.

         Paying Agent: The Securities Administrator, in its capacity as paying agent, and its successors and assigns.

         Percentage Interest: With respect to any Certificate of a specified
Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iii) commercial or finance company paper which is then
         receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the
         Certificates by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or
         bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any
         Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

                  (vii) repurchase obligations with respect to any security
         described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal)
         described in clause (iv) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the
         Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (ix) interests in any money market fund (including any such fund managed or advised by the Trustee or Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (x) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the
         Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the
         Certificates by each Rating Agency; and

                  (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating
         Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers'
cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual
Certificate, (iv) rural electric and telephone cooperatives described in section
1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the
United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of
Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S.
Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee or Securities Administrator based upon an Opinion of Counsel addressed to the Trustee or Securities Administrator
(which shall not be an expense of the Trustee or Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to
such Person may cause REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC at any time that any Certificates are Outstanding. The terms "United
States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PO Percentage: With respect to Loan Group II-1 and any related Discount
Mortgage Loan a fraction, expressed as a percentage, equal to 6.00% per annum minus the Net Mortgage Rate thereof divided by 6.00% per annum, and with respect to Loan Group II-2 and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 6.50% per annum minus the Net Mortgage Rate thereof divided by 6.50% per annum.

         Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

         Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         Prepayment Charge Waiver Amount: Any amount paid by the Company or related Servicer to the Master Servicer in respect of waived Prepayment Charges pursuant to Section 5.01(a).

         Prepayment Interest Excess: With respect to any Distribution Date, for each EMC Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable
Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such
Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a
Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 4.20 or
11.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage
Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a)
the related Servicing Fee and (b) the LPMI Fee, if any.

         Prepayment Period: As to any Distribution Date and (i) each EMC
Mortgage Loan, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs and (ii) any other Mortgage
Loan, the period set forth in the related Servicing Agreement.

         Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such
Class relating to a Distribution Date.

         Principal Distribution Amount: With respect to Loan Group I and any
Distribution Date, the sum of (a) the Group I Basic Principal Distribution
Amount for such Distribution Date and (b) any Group I Extra Principal
Distribution Amount for such Distribution Date.

         Principal Funds: With respect to any Distribution Date and each Loan
Group, (i) the sum, without duplication, of (a) all scheduled principal collected on the related Mortgage Loans during the related Due Period, (b) all
Advances relating to principal made with respect to the Mortgage Loans in the related Loan Group remitted by the related Servicer or Master Servicer, as applicable, on or prior to the Remittance Date, (c) Principal Prepayments with respect to the Mortgage Loans in the related Loan Group exclusive of Prepayment
Charges or penalties collected during the related Prepayment Period, (d) the
Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Sponsor pursuant to Sections 2.02 or 2.03 or by EMC pursuant to Section 4.20, (e) the aggregate of all Substitution Adjustment
Amounts with respect to the related Mortgage Loans for the related Determination
Date in connection with the substitution of related Mortgage Loans pursuant to
Section 2.03(d), (e) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in the related Loan Group collected during the related Prepayment Period (to the extent such Liquidation Proceeds and
Subsequent Recoveries relate to principal) and remitted by the Company or the related Servicer to the Distribution Account pursuant to this Agreement or the related Servicing Agreement and (f) amounts in respect of principal paid by the
Majority Class I-C Certificateholder or EMC and its designee, as applicable, pursuant to Section 11.01 minus (ii) all related amounts required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

         Principal Remittance Amount: With respect to each Distribution Date and
Loan Group I, the sum of the amounts listed in clauses (a) through (e) of the definition of Principal Funds.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 4.20 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal
Prepayments shall be applied by the Company or the related Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

         Private Certificates: Any of the Class I-B-4, Class II-B-4, Class
II-B-5, Class II-B-6, Class I-C, Class I-P, Class II-P, Class I-R-1, Class I-R-2
and Class I-R-3 Certificates.

         Prospectus Supplement: The Prospectus Supplement dated February 28,
2006 relating to the public offering of the Offered Certificates.

         Protected Account: Each account established and maintained by the
Company with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 5.01 hereof or by the related Servicer in accordance with the related Servicing Agreement.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the
Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the
Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus and (iii) any costs and damages (if any)
incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

         Rating Agency: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the
Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Mortgage Loan as to which a Final
Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii)
accrued interest from the Due Date as to which interest was last paid by the
Mortgagor through the end of the calendar month in which such Final Recovery
Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the
Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (v) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Company pursuant to this Agreement or the applicable
Servicer pursuant to the related Servicing Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage
Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of related
Subordinate Certificates or applied to increase Excess Spread on the related
Loan Group on any Distribution Date.

         With respect to any REO Property as to which a Final Recovery
Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I or REMIC III, as applicable, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing
Advances.

         With respect to each Mortgage Loan which has become the subject of a
Deficient Valuation, the difference between the principal balance of the
Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a
Debt Service Reduction, the portion, if any, of the reduction in each affected
Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         Record Date: With respect to all of the Certificates (other than the
Class I-A, Class II-2A, Class I-M Certificates and the Class I-B Certificates)
and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Class I-A, Class II-2A, Class I-M Certificates
and the Class I-B Certificates, so long as such Certificates are Book-Entry
Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         Reference Banks: Shall mean leading banks selected by the Securities
Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in
London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

         Reference Bank Rate: With respect to any Interest Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City
time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such
Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York
City, selected by the Securities Administrator, as of 11:00 a.m., New York City
time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of the LIBOR Certificates for such Interest
Accrual Period.

         Regular Certificate: Any Certificate other than a Residual Certificate.

         Regular Interest: A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

         Remaining Excess Spread: With respect to Loan Group I and any
Distribution Date, the Excess Spread for Loan Group I, less any Group I
Overcollateralization Increase Amount, in each case, for such Distribution Date.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets described in Section 6.07(a).

         REMIC I Interest Loss Allocation Amount: With respect to any
Distribution Date, an amount equal to (a) the product of (i) the aggregate
Stated Principal Balance of Loan Group I and related REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I
Regular Interest AA minus the REMIC I Marker Rate, divided by (b) 12.

         REMIC I Marker Rate: With respect to REMIC II Regular Interest I-C and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular
Interests (other than REMIC I Regular Interests AA and I-P), with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ)
subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the
Corresponding Interest and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular
Interest (other than REMIC I Regular Interests AA, ZZ and I-P) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period.

         REMIC I Maximum Interest Deferral Amount: With respect to any
Distribution Date, the excess of (i) accrued interest at the Uncertificated
REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such
Distribution Date on a balance equal to the Uncertificated Principal Balance of
REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued
Interest on each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Uncertificated REMIC
II Pass-Through Rate for the Corresponding Interest; provided, however, that solely for this purpose, the related cap with respect to each REMIC I Regular
Interest (other than REMIC I Regular Interests AA, ZZ and I-P) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period.

         REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balance of the
REMIC I Regular Interests (other than REMIC I Regular Interest I-P) minus (ii)
the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest, in each case as of such date of determination.

         REMIC I Overcollateralization Target Amount: 1% of the Group I
Overcollateralization Target Amount.

         REMIC I Principal Loss Allocation Amount: With respect to any
Distribution Date, an amount equal to the product of (i) the aggregate Stated
Principal Balance of Loan Group I and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest, and the
denominator of which is the aggregate Uncertificated Principal Balance of each
REMIC I Regular Interest for which a REMIC II Regular Interest is a
Corresponding Interest and REMIC I Regular Interest ZZ.

         REMIC I Regular Interests: REMIC I Regular Interest AA, REMIC I Regular
Interest I-A-1, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2,
REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular
Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4,
REMIC I Regular Interest ZZ and REMIC I Regular Interest I-P.

         REMIC I Regular Interest AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-B-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-B-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-B-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-B-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-B-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-B-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.
         REMIC I Regular Interest I-B-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-B-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-M-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-M-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-M-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-M-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-M-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-M-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest I-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest I-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I Regular Interest ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
Regular Interest in REMIC I. REMIC I Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II: The segregated pool of assets described in the Preliminary
Statement consisting of the REMIC I Regular Interests.

         REMIC II Regular Interests: REMIC II Regular Interest I-A-1, REMIC II
Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular
Interest I-M-3, REMIC II Regular Interest I-B-1, REMIC II Regular Interest
I-B-2, REMIC II Regular Interest I-B-3, REMIC II Regular Interest I-B-4, REMIC
II Regular Interest I-C and REMIC II Regular Interest I-P.

         REMIC II Regular Interest I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-B-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-B-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-B-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-B-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-B-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-B-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-B-4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-B-4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-C: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-C shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

         REMIC II Regular Interest I-C Distribution Amount: With respect to any
Distribution Date, the Uncertificated Accrued Interest for REMIC II Regular
Interest I-C for such Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balances of the Group I
Offered Certificates and Class I-B-4 Certificates have been reduced to zero, the
REMIC II Regular Interest I-C Distribution Amount shall include the Group I
Overcollateralized Amount.

         REMIC II Regular Interest I-M-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-M-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-M-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-M-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-M-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-M-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II Regular Interest I-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a
Regular Interest in REMIC II. REMIC II Regular Interest I-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III: The segregated pool of assets described in Section 6.07(a).

         REMIC III Regular Interests: REMIC III Regular Interest II-X, REMIC III
Regular Interest 1-PO, REMIC III Regular Interest 2-PO, REMIC III Regular
Interest II-P, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest
2-ZZZ, REMIC III Regular Interest 1-Sub, REMIC III Regular Interest 2-Sub and
REMIC III Regular Interest II-1R-2.

         REMIC III Regular Interest 1-Sub: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 1-Sub shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest 2-Sub: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 2-Sub shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest 1-ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 1-ZZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest 2-ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 2-ZZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest II-1R-2: One of the separate
non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest
II-1R-2 will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the
Preliminary Statement hereto.

         REMIC III Regular Interest II-P: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest II-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest 1-PO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 1-PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest 2-PO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest 2-PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III Regular Interest II-X: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a
Regular Interest in REMIC III. REMIC III Regular Interest II-X shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

         REMIC III Subordinated Balance Ratio: The ratio among the
Uncertificated Principal Balances of each of the REMIC III Regular Interests ending with the designation "Sub," equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group II-1 and Loan Group II-2
(other than any principal balance attributable to the related Class II-PO
Components of the Class II-PO Certificates), as applicable, over (y) the aggregate Certificate Principal Balance of the related Group II Senior
Certificates (other than the portion of the Certificate Principal Balance attributable to the related Class II-PO Components of the Class II-PO
Certificates).

         REMIC IV: The segregated pool of assets described in the Preliminary
Statement consisting of the REMIC III Regular Interests.

         REMIC IV Regular Interests: REMIC IV Regular Interest II-1A-1, REMIC IV
Regular Interest II-1A-2, REMIC IV Regular Interest II-1A-3, REMIC IV Regular
Interest II-1A-4, REMIC IV Regular Interest II-1A-5, REMIC IV Regular Interest
II-1A-6, REMIC IV Regular Interest II-2A-1, REMIC IV Regular Interest II-2A-2,
REMIC IV Regular Interest II-2A-3, REMIC IV Regular Interest II-X, REMIC IV
Regular Interest II-1PO, REMIC IV Regular Interest II-2PO, REMIC IV Regular
Interest II-B-1, REMIC IV Regular Interest II-B-1, REMIC IV Regular Interest
II-B-2, REMIC IV Regular Interest II-B-3, REMIC IV Regular Interest II-B-4,
REMIC IV Regular Interest II-B-5, REMIC IV Regular Interest II-B-6 and REMIC IV
Regular Interest II-P.

         REMIC IV Regular Interest II-1A-1: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-1 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1A-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1A-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-3 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1A-4: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-4 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1A-5: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-5 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1A-6: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1A-6 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-1PO: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-1PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-2PO: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-2PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-2A-1: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-2A-1 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-2A-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-2A-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-2A-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-2A-3 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-1: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-1 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-3 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-4: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-4 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-5: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-5 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-B-6: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-6 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-P: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC IV Regular Interest II-X: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a
Regular Interest in REMIC IV. REMIC IV Regular Interest II-X shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

         REMIC V: The segregated pool of assets described in the Preliminary
Statement consisting of the REMIC II Regular Interests and REMIC IV Regular
Interests

         REMIC V Certificates: The Regular Certificates and the Class I-R-3
Certificates.

         REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through
860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

         REMIC Regular Interest: A REMIC I Regular Interest, REMIC II Regular
Interest, REMIC III Regular Interest, REMIC IV Regular Interest or the Regular
Interests the ownership of which is represented by the Class I-A-1 Certificates and Class I-A-2 Certificates.

         Remittance Date: Shall mean (i) with respect to the Company, the 23rd calendar day of each month or, if such day is not a Business Day, the Business
Day immediately preceding the 23rd day of each month, and (ii) with respect to the related Servicer, the date specified in the related Servicing Agreement.

         Remittance Report: As defined in Section 6.04(g).

         REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I or REMIC II, one month's interest at the applicable Net Mortgage Rate on the Stated Principal
Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the
Distribution Date in such calendar month.

         REO Property: A Mortgaged Property acquired by the Company or the related Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the
aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage
Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix)
comply with each representation and warranty set forth in Section 2.03 hereof.

         Repurchase Price: With respect to each Mortgage Loan, a price equal to
(i) the outstanding principal balance of such Mortgage Loan, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing
Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Company or the related Servicer in respect of such repurchased Mortgage Loan which are being held in the Distribution Account for remittance to the Securities Administrator plus (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

         Request for Release: The Request for Release to be submitted by the
Sponsor, the Company, the related Servicer or the Master Servicer to the
Custodian substantially in the form of Exhibit G. Each Request for Release furnished to the Custodian by the Sponsor, the Company, the related Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the
Custodian, shall be deemed to have been sent and executed by an officer of such
Person or a Servicing Officer) of the Company or the related Servicer, as applicable.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this
Agreement or the related Servicing Agreement.

         Residual Certificates: Any of the Class I-R-1, Class I-R-2, Class
I-R-3, Class II-1R-1 and Class II-1R-2 Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

         Residual Interest: The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any
Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the
Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Securities Administrator: Wells Fargo Bank, National Association, in
its capacity as securities administrator, transfer agent and paying agent hereunder, and its successors and assigns.

         Senior Certificates: Any of the Group I Senior Certificates and Group
II Senior Certificates.

         Senior Percentage: With respect to Loan Group II-1 and Loan Group II-2, the lesser of (a) 100% and (b) the percentage obtained by dividing the aggregate
Certificate Principal Balance of the related Senior Certificates (other than the
Class II-2A-4, Class II-PO and Class II-X Certificates) immediately prior to such Distribution Date, by the aggregate Stated Principal Balance of the
Mortgage Loans in the related Loan Group (other than the PO Percentages thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

         Senior Prepayment Percentage: With respect to the Class II-1A
Certificates and Class II-2A Certificates, on any Distribution Date occurring during the periods set forth below will be as follows:

         Period (dates inclusive)                             Senior Prepayment
                                                              Percentage

         March 25, 2006 - February 25, 2011                   100%

         March 25, 2011 - February 25, 2012                   Senior Percentage for the related
                                                              Certificates plus 70% of the related
                                                              Subordinate Percentage.

         March 25, 2012 - February 25, 2013                   Senior Percentage for the related
                                                              Certificates plus 60% of the related
                                                              Subordinate Percentage.

         March 25, 2013 - February 25, 2014                   Senior Percentage for the related
                                                              Certificates plus 40% of the related
                                                              Subordinate Percentage.

         March 25, 2014 - February 25, 2015                   Senior Percentage for the related
                                                              Certificates plus 20% of the related
                                                              Subordinate Percentage.

         March 25, 2015 and thereafter Senior Percentage for the related
Certificates.

         Any scheduled reduction to the Senior Prepayment Percentage for the
Class II-1A Certificates and Class II-2A Certificates (other than the Class
II-2A-4 Certificates) shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate
Stated Principal Balance of the Group II Mortgage Loans delinquent 61 days or more (including for this purpose any such Mortgage Loans in foreclosure and such
Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates
does not exceed 50% and (2) cumulative Realized Losses on the Group II Mortgage
Loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date ("Original
Subordinate Principal Balance") if such Distribution Date occurs between and including March 2011 and February 2012, (b) 35% of the Original Subordinate
Principal Balance if such Distribution Date occurs between and including March
2012 and February 2013, (c) 40% of the Original Subordinate Principal Balance if
such Distribution Date occurs between and including March 2013 and February
2014, (d) 45% of the Original Subordinate Principal Balance if such Distribution
Date occurs between and including March 2014 and February 2015, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after March 2015.

         Notwithstanding the foregoing, if on any Distribution Date, the percentage for Loan Group II-1 or Loan Group II-2, the numerator of which is the aggregate Certificate Principal Balance of the related Group II Senior
Certificates (other than the Class II-PO, Class II-X and Class II-2A-4
Certificates) immediately preceding such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in such
Loan Group (other than the PO Percentage thereof with respect to the related
Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to the Group II Senior Certificates for such Distribution Date will equal 100%.

         Servicer: Any of EMC, Harbourside, HSBC, American Home, Waterfield or
Wells Fargo.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Company or the related Servicer of its servicing obligations hereunder or under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged
Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section
3.07 hereof to cause insurance to be maintained.

         Servicing Agreement: Any of the Harbourside, HSBC or the Wells Fargo
Servicing Agreement.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, as such may be amended from time to time, or those Servicing
Criteria otherwise mutually agreed to by EMC, the Master Servicer and the applicable Servicer in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated
Principal Balance of such Mortgage Loan as of the last day of the related Due
Period.

         Servicing Fee Rate: 0.250% per annum.

         Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Company or the related Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Company or the related Servicer in accordance with the terms of this Agreement or the related Servicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

         Servicing Officer: Any officer of the Company or the related Servicer involved in, or responsible for, the administration and servicing of the
Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the
Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the related Servicer, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the
Trustee.

         Sponsor: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the
Depositor.

         Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         Stated Principal Balance: With respect to any Mortgage Loan or related
REO Property and any Distribution Date, the Cut-off Date Principal Balance
thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such
Distribution Date (and irrespective of any delinquency in their payment), (ii)
all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the
extent applied by the Company or the related Servicer as recoveries of principal in accordance with Section 3.09 or the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a
Liquidated Loan equals zero.

         Subordinate Certificates: Any of the Group I Subordinate Certificates
and Group II Subordinate Certificates.

         Subordinate Certificate Writedown Amount: With respect to the Group II
Subordinate Certificates, the amount by which (x) the sum of the Certificate
Principal Balances of the Group II Certificates (other than the Class II-1R,
Class II-P, Class II-2A-4, and Class II-X Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of such Group II Certificates on such
Distribution Date) exceeds (y) the Stated Principal Balances of the Mortgage
Loans in Loan Group II on the Due Date related to such Distribution Date.

         Subordinate Optimal Principal Amount: With respect to the Group II
Subordinate Certificates and each Distribution Date will be an amount equal to the sum of the following from the related Loan Group (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate
Certificates immediately prior to such Distribution Date):

         (1) the applicable Subordinate Percentage of the Non-PO Percentages of
the principal portion of all Monthly Payments due on each Mortgage Loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the applicable Subordinate Prepayment Percentage of the Non-PO
Percentages of the Stated Principal Balance of each Mortgage Loan in the related
Loan Group which was the subject of a prepayment in full received by the Master
Servicer during the applicable Prepayment Period;

         (3) the applicable Subordinate Prepayment Percentage of the Non-PO
Percentages of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Loan Group;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each
Liquidated Mortgage Loan in the related Loan Group over (b) the sum of the amounts distributable to the Holders of the related Senior Certificates pursuant to clause (4) of the definition of "Group II Senior Principal Distribution
Amount" and clause (iv) of the definition of "Class II-PO Certificate Principal
Distribution Amount" on such Distribution Date;

         (5) the applicable Subordinate Prepayment Percentage of the Non-PO
Percentages of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which was repurchased by EMC or its designee in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the EMC or its designee with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such
Distribution Date and the Stated Principal Balance of such substitute Mortgage
Loan; and

         (6) on the Distribution Date on which the Certificate Principal
Balances of the related Senior Certificates (other than the Interest Only
Certificates and Class II-PO Certificates) have all been reduced to zero, 100%
of any applicable Group II Senior Principal Distribution Amount.

         Subordinate Percentage: As of any Distribution Date and with respect to each of Loan Group II-1 and Loan Group II-2, 100% minus the related Senior
Percentage for the Senior Certificates related to such Loan Group.

         Subordinate Prepayment Percentage: As of any Distribution Date and with respect to each of Loan Group II-1 and Loan Group II-2, 100% minus the related
Senior Prepayment Percentage for such Loan Group, except that on any
Distribution Date after the Certificate Principal Balance of each Class of Group
II Senior Certificates have each been reduced to zero, the Subordinate
Prepayment Percentage for the Group II Subordinate Certificates with respect to such Loan Group will equal 100%.

         Subsequent Recoveries: As of any Distribution Date, amounts received by any Servicer or the Master Servicer during the related Due Period or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

         Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

         Sub-Trust: Each of Loan Group I and Loan Group II.

         Successor Master Servicer: The meaning ascribed to such term pursuant to Section 9.01.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury Regulation Sections 1.860F-4(d) and
301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a Class of
Residual Certificates shall be the Tax Matters Person for the related REMIC. The
Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters
Person.

         Transaction Documents: This Agreement, the Mortgage Loan Purchase
Agreement, the Custodial Agreement and the Underwriting Agreement.

         Transfer Affidavit: As defined in Section 7.02(c).

         Transfer: Any direct or indirect transfer or sale of any Ownership
Interest in a Certificate.

         Trust or Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Class P
Certificate Accounts, the Net WAC Reserve Fund, the Class I-A-1/I-A-2 Net WAC
Reserve Account, the Distribution Account, the Distribution Account maintained by the Securities Administrator and the Protected Accounts maintained by the
Company and the Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreements; (iii)
property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the
Insurance Policies with respect to the Mortgage Loans; (v) the Servicing
Agreements and the Assignment Agreements; (vi) the rights under the Mortgage
Loan Purchase Agreement; (vii) for the benefit of the Class I-A-2 Certificates only, the Policy; and (viii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Net WAC Reserve Fund, Class I-A-1/I-A-2 Net WAC
Reserve Account and Prepayment Charge Waiver Amounts shall not be included in
REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

         Trustee: U.S. Bank National Association, a national banking association, solely in its capacity as trustee for the benefit of the
Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Uncertificated Accrued Interest: With respect to each REMIC Regular
Interest, on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC I Pass-Through Rate, Uncertificated REMIC II
Pass-Through Rate, Uncertificated REMIC III Pass-Through Rate or Uncertificated
REMIC IV Pass-Through Rate, as applicable, on the Uncertificated Principal
Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Interest
Shortfalls and interest portion of Realized Losses in respect of Loan Group I or
Loan Group II, as applicable (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 6.05).

         Uncertificated Notional Amount: With respect to REMIC II Regular
Interest I-C, the aggregate Uncertificated Principal Balance of the REMIC I
Regular Interests (other than REMIC I Regular Interest I-P). With respect to
REMIC III Regular Interest II-X, the aggregate Stated Principal Balance of the
Mortgage Loans in Loan Group II-1 and Loan Group II-2. With respect to REMIC IV
Regular Interest II-X, an amount equal to the Uncertificated Notional Amount of
REMIC III Regular Interest II-X. With respect to the Regular Interest the ownership of which is represented by the Class I-A-2 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest
I-A-1.

         Uncertificated Principal Balance: With respect to each REMIC Regular
Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal
Balance of each REMIC Regular Interest shall equal the amount set forth in the
Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC
Regular Interest shall be reduced by all distributions of principal made on such
REMIC Regular Interest on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such
Distribution Date by Realized Losses as provided in Section 6.05, and the
Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by interest deferrals as provided in Section 6.07(b)(i). The
Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. With respect to REMIC II Regular Interest I-C as of any date of determination, the Uncertificated Principal Balance of such REMIC Regular
Interest shall be an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC I Regular Interests over
(B) the then aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests other than REMIC II Regular Interest I-C.

         Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I
Regular Interest other than REMIC I Regular Interest I-P and any Distribution
Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of all of the Mortgage Loans in Loan Group I as of the first day of the related
Due Period, weighted on the basis of the Stated Principal Balances of the
Mortgage Loans in Loan Group I as of the first day of the related Due Period.
With respect to REMIC I Regular Interest I-P and any Distribution Date, 0.00%.

         Uncertificated REMIC II Pass-Through Rate:

         With respect to the REMIC II Regular Interests, other than REMIC II
Regular Interest I-C and REMIC II Regular Interest I-A-1, a rate per annum equal to the Pass-Through Rate indicated for the Class of Corresponding Certificates as set forth in the Preliminary Statement.

         With respect to REMIC II Regular Interest I-A-1 and (i) any
Distribution Date which occurs on or prior to the Optional Termination Date, the lesser of (a) 5.70% per annum and (b) the weighted average of the Uncertificated
REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I
Regular Interest I-P), weighted on the basis of the Uncertificated Principal
Balances of each such REMIC I Regular Interest, and (ii) any Distribution Date
thereafter, the lesser of (a) 6.00% per annum and (b) the weighted average of the REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than
REMIC I Regular Interest I-P), weighted on the basis of the Uncertificated
Principal Balances of each such REMIC I Regular Interest.

         With respect to REMIC II Regular Interest I-C, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the (x)
sum of the amount determined for each REMIC I Regular Interest (other than REMIC
I Regular Interest I-P) equal to the product of (a) the excess, if any, of the
Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest over the REMIC I Marker Rate and (b) a notional amount equal to the Uncertificated
Principal Balance of such REMIC I Regular Interest, and the denominator of which is (y) the aggregate Uncertificated Principal Balance of such REMIC I Regular
Interests

         Uncertificated REMIC III Pass-Through Rate:

         With respect to the REMIC III Regular Interests other than REMIC III
Regular Interests II-X, the applicable Uncertificated REMIC III Pass-Through
Rate for each such REMIC III Regular Interest as set forth in the Preliminary
Statement.

         With respect to REMIC III Regular Interest II-X, a rate per annum equal to the weighted average of the (i) weighted average of the excess, if any, of
(a) the Net Mortgage Rate on each Mortgage Loan in Loan Group II-1, over (b)
6.00% per annum and (ii) weighted average of the excess, if any, of (a) the Net
Mortgage Rate on each Mortgage Loan in Loan Group II-2, over (b) 6.50% per annum.

         Uncertificated REMIC IV Pass-Through Rate:

         With respect to the REMIC IV Regular Interests, other than REMIC IV
Regular Interest II-2A-3 and REMIC IV Regular Interest II-X, a rate per annum equal to the Pass-Through Rate indicated for the Class of Corresponding
Certificates as set forth in the Preliminary Statement.

         With respect to REMIC IV Regular Interest II-2A-3, 7.500% per annum.

         REMIC IV Regular Interest II-X will not have an Uncertificated REMIC IV
Pass-Through Rate, but will be entitled to 100% of the distributions made in respect of REMIC III Regular Interest II-X.

         Uncertificated REMIC V Pass-Through Rate:

         With respect to REMIC V Regular Interest I-A-1 and any Distribution
Date, a rate equal to the least of (A) One-Month LIBOR plus 0.35% per annum, (B)
7.50% per annum and (C) the product of (x) the weighted average of the
Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests
(other than REMIC I Regular Interest I-P), weighted on the basis of the
Uncertificated Principal Balances of each such REMIC I Regular Interest, and (y)
the quotient of (1) 1 over (2) 76.6666666666667%.

         With respect to REMIC V Regular Interest I-A-2 and any Distribution
Date, a rate equal to the excess, if any, of (A) the Uncertificated REMIC II
Pass-Through Rate for REMIC II Regular Interest I-A-1 over (B) the least of (x)
the product of (1) One-Month LIBOR plus 0.35% per annum and (2)
76.6666666666667%, (y) the product of (1) 7.50% per annum and (2)
76.6666666666667%, and (z) the weighted average of the REMIC I Pass-Through
Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest
I-P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest.

         Voting Rights: The portion of the voting rights of all the Group I
Certificates that is allocated to any Group I Certificate for purposes of the voting provisions hereunder shall be allocated as follows: (i) to the Group I
Certificates (other than the Class I-P, Class I-C, Class I-R-1, Class I-R-2 and
Class I-R-3 Certificates), 94.50% of all voting rights with respect to matters relating to Loan Group I, and 47.25% of all voting rights with respect to matters relating to both Loan Groups, allocated among such Certificates in proportion to their respective outstanding Certificate Principal Balances, (ii)
to the Class I-P Certificates, 1% with respect to matters relating to Loan Group
I, and 0.50% with respect to matters relating to both Loan Groups, (iii) to the
Class I-C Certificates, 3% with respect to matters relating to Loan Group I, and
1.50% with respect to matters relating to both Loan Groups, and (iv) to the
Class I-R-1 Certificates, 0.50% with respect to matters relating to Loan Group
I, and 0.25% with respect to matters relating to both Loan Groups. The portion of the voting rights of all the Group II Certificates that is allocated to any
Group II Certificate for purposes of the voting provisions hereunder shall be allocated as follows: (i) to the Group II Certificates (other than the Class
II-2A-4, Class II-X, Class II-P, Class II-1R-1 and Class II-1R-2 Certificates),
96.00% with respect to matters relating to Loan Group II, and 48.00% with respect to matters relating to both Loan Groups, (ii) to each of the Class
II-2A-4, Class II-X and Class II-P Certificates, 1% with respect to matters relating to Loan Group II, and 0.50% with respect to matters relating to both
Loan Groups, and (iii) to each of the Class II-1R-1 Certificates and Class
II-1R-2 Certificates, 0.50% with respect to matters relating to Loan Group II, and 0.25% with respect to matters relating to both Loan Groups. The allocation among the Certificates, other than the Class I-P, Class I-C, Class I-R-1, Class
I-R-3, Class I-R-2, Class II-X and Class II-P Certificates will be in proportion to the Certificate Principal Balance of each such Class relative to the
Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. Matters which solely affect the Group I
Certificates or Group II Certificates will be voted on solely by the related
Classes.

         Wells Fargo: Wells Fargo Bank, N.A., and any successor thereto.

         Wells Fargo Assignment Agreement: The Assignment, Assumption and
Recognition Agreement, dated as of February 28, 2006, by and among the Sponsor,
Wells Fargo and the Trustee evidencing the assignment of the Wells Fargo
Servicing Agreement to the Trust, attached hereto as Exhibit R-6.

         Wells Fargo Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Sponsor from Wells Fargo pursuant to the Wells Fargo
Servicing Agreement.

         Wells Fargo Servicing Agreement: The Amended and Restated Master
Seller's Warranties and Servicing Agreement, dated as of November 1, 2005, by and between the Sponsor and Wells Fargo, as amended, attached hereto as Exhibit
Q-3, as modified by the Wells Fargo Assignment Agreement.

         Section 1.02 Allocation of Certain Interest Shortfalls. For purposes of calculating the amount of the Monthly Interest Distributable Amount for the
Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1,
Class I-B-2, Class I-B-3, Class I-B-4 and Class I-C Certificates for any
Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of Loan Group I for any Distribution Date shall be allocated first, in reduction of amounts otherwise distributable to the Class I-C Certificates,
Class I-R-1, Class I-R-2 and Class I-R-3 Certificates, and thereafter, among the
Group I Offered Certificates and Class I-B-4 Certificates in proportion to the amount of the Monthly Interest Distributable Amount that would have been allocated to such Certificates in the absence of such Net Interest Shortfalls, and (2) the interest portion of Realized Losses for Loan Group I will be allocated first, to the Class I-C Certificates based on, and to the extent of, one month's interest distributable to such Certificates, second to the Class
I-B-4 Certificates, third to the Class I-B-3 Certificates, fourth to the Class
I-B-2 Certificates, fifth to the Class I-B-1 Certificates, sixth to the Class
I-M-3 Certificates, seventh to the Class I-M-2 Certificates, eighth to the Class
I-M-1 Certificates, and following the Cross-Over Date, ninth to the Group I
Senior Certificates, on a pro rata basis, in each case, based on, and to the extent of, one month's interest at the then applicable respective Pass-Through
Rates on the respective Certificate Principal Balances of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC I Regular Interests (other than REMIC I Regular Interest
I-P) for any Distribution Date, the aggregate amount of any Net Interest
Shortfalls incurred in respect of Loan Group I for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I
Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest AA, each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and REMIC I
Regular Interest ZZ, pro rata, in each case based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I
Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC II Regular Interests (other than REMIC II Regular
Interest I-P) for any Distribution Date, the aggregate amount of any Net
Interest Shortfalls incurred in respect of Loan Group I for any Distribution
Date shall be allocated first, to REMIC II Regular Interest I-C, and then, pro rata, to each REMIC II Regular Interest for which a Class I-A, Class I-M and
Class I-B Certificate is a Corresponding Certificate, in each case based on, and to the extent of, one month's interest at the then applicable respective
Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated
Principal Balances or Uncertificated Notional Amount of each such REMIC II
Regular Interest.

         For purposes of calculating the amount of the Accrued Certificate
Interest for the Class II-A, Class II-X and Class II-B Certificates for any
Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of Loan Group II for any Distribution Date shall be allocated first, among the Group II Offered Certificates and the Class II-B-4, Class II-B-5 and
Class II-B-6 Certificates in proportion to the amount of the Accrued Certificate
Interest that would have been allocated to such Certificates in the absence of such Net Interest Shortfalls, and (2) the interest portion of Realized Losses for Loan Group II shall be allocated first, to the Class II-B-6 Certificates, second to the Class II-B-5 Certificates, third to the Class II-B-4 Certificates, fourth to the Class II-B-3 Certificates, fifth to the Class II-B-2 Certificates and sixth to the Class II-B-1 Certificates, and following the Cross-Over Date, fourth to the Group II Senior Certificates (other than the Class II-PO
Certificates), on a pro rata basis.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC III Regular Interests (other than REMIC III Regular
Interest II-P, REMIC III Regular Interest 1-PO, REMIC III Regular Interest 2-PO
and REMIC III Regular Interest II-1R-2) for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of Loan Group II for any Distribution Date shall be allocated among REMIC III Regular Interest 1-Sub,
REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest 2-Sub, REMIC III
Regular Interest 2-ZZZ and REMIC III Regular Interest II-X, pro rata, based on, and to the extent of, one month's interest at the then applicable respective
Uncertificated REMIC III Pass-Through Rates on the respective Uncertificated
Principal Balances of each such REMIC III Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC IV Regular Interests (other than REMIC IV Regular
Interest II-P, REMIC IV Regular Interest II-1PO and REMIC IV Regular Interest
II-2PO) for any Distribution Date, the aggregate amount of any Net Interest
Shortfalls incurred in respect of Loan Group II for any Distribution Date shall be allocated among such REMIC IV Regular Interests as such amounts are allocable to the Corresponding Certificates; provided, however, that solely for purposes of the foregoing, any shortfalls otherwise allocable to the Class II-2A-4
Certificates shall be deemed to be allocated to the Class II-2A-3 Certificates.

                            CONVEYANCE OF TRUST FUND

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Conveyance of Trust Fund. Pursuant to the Mortgage Loan
Purchase Agreement, the Sponsor sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

         The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan
Purchase Agreement and has agreed to take the actions specified herein.

         The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

         The Depositor, EMC, the Master Servicer, the Securities Administrator
and the Trustee agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a "High-Cost Home Loan" as defined in the New
Jersey Home Ownership Security Act effective November 27, 2003, (ii) a
"High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004,
(iv) a "High-Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective as of January 1, 2005, (v) a "High-Cost Home Loan" as defined in the
Illinois High Risk Home Loan Act effective January 1, 2004 or (vi) a "High-Cost
Home Loan" as defined in the Kentucky High Cost Home Loan Act effective June 24,
2003.

         In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse
(A) to the order of "U.S. Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset Backed
Certificates, Series 2006-AC2," or (B) in the case of a loan registered on the
MERS system, in blank, and in each case showing to the extent available to the
Sponsor an unbroken chain of endorsements from the original payee thereof to the
Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded
(or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment
(either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of
"U.S. Bank National Association, as Trustee for certificateholders of Bear
Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series
2006-AC2," which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the
Sponsor, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi)
originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the
Sponsor may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Sponsor or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and
provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the
Depositor, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Sponsor shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the
Mortgage to the Trustee to be submitted for recording promptly after the Closing
Date provided that the Sponsor need not cause to be recorded any assignment (a)
in any jurisdiction under the laws of which, as evidenced by an Opinion of
Counsel addressed to the Trustee delivered by the Sponsor to the Trustee and the
Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Sponsor and its successors and assigns. In the event that the Sponsor, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Sponsor shall submit or cause to be submitted for recording as specified above or, should the Sponsor fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related
Mortgage in the manner specified in clause (iii) above.

         In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Sponsor further agrees that it will cause, at the
Sponsor's own expense, within 30 days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Sponsor to the
Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific
Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sponsor further agrees that it will not, and will not permit the Company, any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan
Purchase Agreement.

         Section 2.02      Acceptance of the Mortgage Loans.

                  (a) Based on the Initial Certification received by it from the
Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the
Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the
Custodian on its behalf will deliver the Sponsor, the Trustee an Initial
Certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original
Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to the Sponsor and, if reviewed by the
Custodian, the Trustee, an Interim Certification. In conducting such review, the
Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders within 60 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the
Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the
Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (b) No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the
Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and, if reviewed by the Custodian, the
Trustee, a Final Certification. In conducting such review, the Trustee or the
Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section
2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Sponsor. The Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage
Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such
Mortgage Loan (such determination to be made without regard to the Policy within
60 days from the date of notice from the Trustee of the defect and if the
Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the
Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the
Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

                  (c) In the event that a Mortgage Loan is purchased by the
Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the
Sponsor shall remit the applicable Purchase Price to the Master Servicer, who in turn will remit to the Securities Administrator, for deposit in the Distribution
Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the
Purchase Price in the Distribution Account and upon receipt of a Request for
Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the
Distribution Account was made. The Trustee shall promptly notify the Rating
Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

                  (d) The Sponsor shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement
Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03      Representations,  Warranties and Covenants of the
Company, the Master Servicer and the Sponsor.

                  (a) The Company hereby represents and warrants to the Master
Servicer, the Depositor, the Securities Administrator, the Trustee as follows, as of the Closing Date:

                           (i) It is duly organized and is validly existing and
         in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a
         Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage
         Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction
         Documents to which it is a party in accordance with the terms hereof.

                           (ii) It has the full corporate power and authority to
         service each EMC Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this
         Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other
         Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a)
         the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors'
         rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement
         and any other Transaction Documents to which it is a party by it, the servicing of the EMC Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this
         Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

                           (iv) It is an approved servicer of conventional
         mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                           (v) No litigation is pending or, to the best of its
         knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to service the EMC Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of
         any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (b) Wells Fargo Bank, National Association, in its capacity as
Master Servicer and Securities Administrator hereby represents and warrants to the Sponsor, the Depositor, the Trustee as follows, as of the Closing Date:

                           (i) It is a national banking association duly formed,
         validly existing and in good standing under the laws of the United
         States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the
         Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this
         Agreement and any other Transaction Documents to which it is a party and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof;

                           (ii) It has the full corporate power and authority to
         execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction
         Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction
         Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement
         and any other Transaction Documents to which it is a party by it, the consummation of any other of the transactions contemplated by this
         Agreement, and any other Transaction Documents to which it is a party and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B)
         materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other
         Transaction Documents to which it is a party.

                           (iv) No litigation is pending or, to the best of its
         knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

                           (v) No consent, approval, authorization or order of
         any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                  (c) The Sponsor hereby represents and warrants to the
Depositor, the Securities Administrator, the Master Servicer, the Trustee as
follows, as of the Closing Date:

                           (i) The Sponsor is duly organized as a Delaware
         corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and any other Transaction Documents to which it is a party to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction
         Documents to which it is a party in accordance with the terms hereof or thereof.

                           (ii) The Sponsor has the full corporate power and
         authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this
         Agreement and any other Transaction Documents to which it is a party;
         and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors'
         rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement
         and any other Transaction Documents to which it is a party by the
         Sponsor, the sale of the Mortgage Loans by the Sponsor under the
         Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction
         Documents to which it is a party, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Sponsor and will not (A) result in a breach of any term or provision of the charter or by-laws of the Sponsor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C)
         constitute a violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor's ability to perform or meet any of its obligations under this Agreement and any other Transaction
         Documents to which it is a party.

                           (iv) The Sponsor is an approved seller of
         conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                           (v) No litigation is pending or, to the best of the
         Sponsor's knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Sponsor to sell the Mortgage
         Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

                           (vi) No consent, approval, authorization or order of
         any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the
         Sponsor with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

                           (vii) As of the Closing Date, the representations and
         warranties concerning the Mortgage Loans set forth in Section 7 of the
         Mortgage Loan Purchase Agreement are true and correct in all material respects.

                  (d) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan
Purchase Agreement that materially and adversely affects the interests of the
Certificateholders in any Mortgage Loan (such determination to be made without regard to the Policy), the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 7 of the
Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the
Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the
Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii)
repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the
Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a
Request for Release. The Sponsor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the
Securities Administrator to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Securities Administrator whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach.
With respect to the representations and warranties in Section 7 of the Mortgage
Loan Purchase Agreement that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sponsor, the
Securities Administrator, the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation or warranty, the
Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

         With respect to any Replacement Mortgage Loan or Loans, the Sponsor
shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution shall be made in any calendar month after the Determination Date for such month.
Scheduled Payments due with respect to Replacement Mortgage Loans in the Due
Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and shall be retained by the
Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related
Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Securities Administrator shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the
Replacement Mortgage Loan or Loans and the Securities Administrator shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian.
Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for
Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor's direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, representation or warranty as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Sponsor substitutes one or more Replacement
Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the
Replacement Mortgage Loans as of the date of substitution is less than the
Stated Principal Balance (after application of the principal portion of the
Scheduled Payment due in the month of substitution) of such Deleted Mortgage
Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution
Adjustment Amount") shall be deposited into the Distribution Account by the
Securities Administrator upon receipt from the Sponsor delivering such
Replacement Mortgage Loan on the Determination Date for the Distribution Date
relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that the Sponsor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Distribution Account maintained by the Securities Administrator, on the Determination Date for the
Distribution Date in the month following the month during which the Sponsor became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the
Custodian shall release the related Mortgage File held for the benefit of the
Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the
Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to Certificateholders, the Depositor or the
Trustee.

                  (e) The representations and warranties set forth in Section
2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage
Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         Section 2.04 Representations and Warranties of the Depositor. The
Depositor hereby represents and warrants to the Master Servicer, the Securities
Administrator and the Trustee as follows, as of the date hereof and as of the
Closing Date:

                           (i) The Depositor is duly organized and is validly
         existing as limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this
         Agreement and any other Transaction Documents to which it is a party.

                           (ii) The Depositor has the full power and authority
         to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and any other Transaction
         Documents to which it is a party and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (iii) The execution and delivery of this Agreement
         and any other Transaction Documents to which it is a party by the
         Depositor, the consummation of the transactions contemplated by this
         Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a breach of any term or provision of the organizational documents of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

                           (iv) No litigation is pending, or, to the best of the
         Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Depositor to perform its obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

                           (v) No consent, approval, authorization or order of
         any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the
         Depositor with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee as of the
Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage
Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the
Mortgage Files to the Trustee or the Custodian for the benefit of the
Certificateholders. Upon discovery by the Depositor, the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05      Delivery of Opinion of Counsel in Connection with
Substitutions and Repurchases.

                  (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions"
of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or contributions after the
Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or
REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii)
of the preceding sentence.

                  (b) Upon discovery by the Depositor, the Sponsor, the
Custodian or the Master Servicer that any Mortgage Loan does not constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business
Days of discovery) give written notice thereof to the other parties and the
Trustee. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Sponsor, at the Sponsor's option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a
Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee, or the Custodian on its behalf, shall reconvey to the
Sponsor the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06      Countersignature and Delivery of Certificates.

                  (a) The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the
Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

                  (d) The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the REMIC I Regular Interests and the other assets of REMIC
II for the benefit of the holders of the REMIC II Regular Interests and the
Class I-R-2 Certificates. The Trustee acknowledges receipt of the REMIC I
Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class I-R-2
Certificates.

                  (e) The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the REMIC III Regular Interests and the other assets of
REMIC IV for the benefit of the holders of the REMIC IV Regular Interests and the Class II-1R-2 Certificates. The Trustee acknowledges receipt of the REMIC
III Regular Interests (which are uncertificated) and the other assets of REMIC
IV and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Regular Interests and the Class
II-1R-2 Certificates.

                  (f) The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the REMIC II Regular Interests, REMIC IV Regular Interests
and the other assets of REMIC V for the benefit of the holders of the REMIC V
Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests
(which are uncertificated), REMIC IV Regular Interests (which are uncertificated) and the other assets of REMIC V and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC V Certificates.

         Section 2.07      Purposes and Powers of the Trust.

         The purpose of the common law trust, as created hereunder, is to engage in the following activities:

         (a) acquire and hold the Mortgage Loans and the other assets of the
Trust Fund and the proceeds therefrom;

         (b) to issue the Certificates sold to the Depositor in exchange for the
Mortgage Loans;

         (c) to make payments on the Certificates;

         (d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

         (e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

                  The trust is hereby authorized to engage in the foregoing
activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07 may not be amended, without the consent of the
Certificateholders evidencing 51% or more of the aggregate voting rights of the
Certificates.

                         ADMINISTRATION AND SERVICING OF

                          EMC MORTGAGE LOANS BY COMPANY

         Section 3.01 The Company. The Company shall service and administer the
EMC Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related
Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related
Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages
(but only in the manner provided herein), (iii) to collect any Insurance
Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv)
subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any EMC Mortgage
Loan or the rights and interests of the Depositor or the Trustee under this
Agreement and any other Transaction Documents to which it is a party.

         Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the
Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any
of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Company shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the
Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Company.

         In accordance with the standards of the first paragraph of this Section
3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged
Properties relating to the EMC Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal
Balance under the related EMC Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Section 3.02      Due-on-Sale Clauses; Assumption Agreements.

                  (a) Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the
Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or
Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the
Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The
Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as
Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section
3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

                  (b) Subject to the Company's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a
Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the
Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the
Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.
In connection with any such assumption, no material term of the Mortgage Note
(including, but not limited to, the Mortgage Rate, the amount of the Scheduled
Payment and any other term affecting the amount or timing of payment on the EMC
Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the
Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement shall be retained by the Company as additional servicing compensation.

         Section 3.03 Subservicers. The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the
Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to the
Company hereunder.

         At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related EMC
Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.05, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The
Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company's own funds without reimbursement from the Trust Fund.

         Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the
EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of either the
Master Servicer or the Trustee to pay such subservicer's fees and expenses. For purposes of remittances to the Master Servicer pursuant to this Agreement, the
Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

         Section 3.04 Documents, Records and Funds in Possession of Company To
Be Held for Trustee. Notwithstanding any other provisions of this Agreement, the
Company shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the
Trustee for any funds received by the Company or that otherwise are collected by the Company as Liquidation Proceeds or Insurance Proceeds in respect of any such
Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the
Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company or the
Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

         Section 3.05 Maintenance of Hazard Insurance. The Company shall cause to be maintained, for each EMC Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the
Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company's normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the
Company out of late payments by the related Mortgagor or out of Liquidation
Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any
Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster
Protection Act of 1973, as amended.

         In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the
Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company's own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the
Company agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         Section 3.06 Presentment of Claims and Collection of Proceeds. The
Company shall prepare and present on behalf of the Trustee and the
Certificateholders all claims under the Insurance Policies relating to the EMC
Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the
Company in respect of such Insurance Policies shall be promptly deposited in the
Protected Account maintained by the Company upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related EMC Mortgage Loan to the insurer under any applicable
Insurance Policy need not be so deposited (or remitted).

         Section 3.07      Maintenance of the Primary Mortgage Insurance
Policies.

                  (a) The Company shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder.
The Company shall use its best efforts to keep in force and effect (to the extent that the EMC Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each EMC Mortgage Loan. The
Company shall not cancel or refuse to renew any such Primary Mortgage Insurance
Policy that is in effect at the date of the initial issuance of the related
Mortgage Note and is required to be kept in force hereunder.

                  (b) The Company agrees to present on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage
Insurance Policies relating to the EMC Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any
Primary Mortgage Insurance Policies respecting defaulted EMC Mortgage Loans.
Pursuant to Section 5.01, any amounts collected by the Company under any Primary
Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Company, subject to withdrawal pursuant to Section 5.02 hereof.
         Section 3.08 Fidelity Bond, Errors and Omissions Insurance. The Company
shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.
Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this
Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted
Servicing Practices. The Company shall deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the
Master Servicer and the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

         Section 3.09      Realization Upon Defaulted Mortgage Loans;
Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of
Certain Mortgage Loans.

                  (a) The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the
EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance
Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Accounts maintained by the Company pursuant to Section 5.02). If the Company reasonably believes that Liquidation
Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off to the Trustee and the Securities Administrator. The Company
shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02.
If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the
Certificateholders). The Trustee's name shall be placed on the title to such REO
Property solely as the Trustee hereunder and not in its individual capacity. The
Company shall ensure that the title to such REO Property references this
Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the
Certificateholders, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company with respect to the applicable
Loan Group no later than the close of business on each Determination Date. The
Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections
1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on an
EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the
Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel addressed to the Trustee (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in
Section 860F of the Code or cause either REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged
Property (subject to any conditions contained in such Opinion of Counsel).
Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented)
or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC
III, REMIC IV or REMIC V to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Company to foreclose on a defaulted EMC Mortgage
Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees,
Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage
Loans (with interest accruing as though such Mortgage Loans were still current)
and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Accounts maintained by the Company. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related
Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for such Mortgage Loan for all purposes hereof.

         The Liquidation Proceeds with respect to each Loan Group from any liquidation of a related EMC Mortgage Loan, net of any payment to the Company as provided above, shall be deposited in the related Protected Account for such
Loan Group maintained by the Company on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

         The proceeds of any Liquidated Loan from each Loan Group, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a related REO Property, shall be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed
Servicing Advances and Servicing Fees, pursuant to Section 5.02 or this Section
3.09; second, to reimburse the Company for any unreimbursed Advances with respect to such Loan Group, pursuant to Section 5.02 or this Section 3.09;
third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net
Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage
Loan.

                  (b) On each Determination Date, the Company shall determine with respect to each Loan Group, the respective aggregate amounts of Excess
Liquidation Proceeds and Realized Losses, if any, for the related Prepayment
Period.

                  (c) The Company has no intent to foreclose on any EMC Mortgage
Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC
Mortgage Loans including delinquency characteristics in the Company's discretion so warrant such action.

         Section 3.10 Servicing Compensation. As compensation for its activities hereunder, the Company shall be entitled to retain or withdraw from its
Protected Accounts out of each payment of interest on an EMC Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

         Additional servicing compensation in the form of any Excess Liquidation
Proceeds, assumption fees, late payment charges, all Prepayment Interest Excess on any EMC Mortgage Loan, all income and gain net of any losses realized from
Permitted Investments with respect to funds in or credited to the Protected
Accounts maintained by the Company shall be retained by the Company to the extent not required to be deposited in the Protected Accounts maintained by the
Company pursuant to Section 5.02. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder
(including payment of any premiums for hazard insurance, as required by Section
3.05 and maintenance of the other forms of insurance coverage required by
Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

         EMC shall be entitled to retain any Prepayment Interest Excess pursuant to Section 5.07(e).

         Section 3.11      REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO
Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related
Certificateholders. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this
Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

                  (b) The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC
Mortgage Loan into the Protected Accounts maintained by the Company.

                  (c) The Company, upon the final disposition of any REO
Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or
Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12      Liquidation Reports.

         Upon the foreclosure of any Mortgaged Property relating to an EMC
Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

         Section 3.13      Books and Records.

         The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Securities
Administrator, the Trustee and shall deliver to the Securities Administrator, the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance
Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices.

         The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Securities Administrator and the Trustee the related servicing file during the time such Mortgage Loan is subject to this
Agreement and thereafter in accordance with applicable law.

         Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Company's set of books and records no more than two business days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

                            ADMINISTRATION AND MASTER

                         SERVICING OF MORTGAGE LOANS BY

                                 MASTER SERVICER

         Section 4.01      Master Servicer.

         The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the related Servicer to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master
Servicer shall oversee and consult with the Company and the related Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Company and the related Servicer and shall cause the Company and related Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Person under this Agreement and the related Servicing Agreement. The Master Servicer shall independently and separately monitor the Company and the related
Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Company's, the related Servicer's and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Company and each Servicer pursuant to this Agreement and the related Servicing Agreement.

         The Trustee shall furnish the Company, the Servicers and the Master
Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company, the Servicer and the Master
Servicer to service and administer the related Mortgage Loans and REO Property.

         The Trustee or the Custodian on its behalf and the Securities
Administrator shall provide access to the records and documentation in possession of the Trustee or the Custodian on its behalf or the Securities
Administrator regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, neither the Trustee, the
Custodian nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the
Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodian's or the
Securities Administrator's actual costs.

         The Trustee shall execute and deliver to the Company or the related
Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or
Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor;
or (iv) enforce any other rights or remedies provided by the Mortgage Note or
Security Instrument or otherwise available at law or equity.

         Section 4.02      REMIC-Related Covenants.

         For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the
Securities Administrator shall comply with any directions of the Sponsor, the
Company, the Servicers or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an
Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any
REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 4.03      Monitoring of Company and Servicer.

                  (a) The Master Servicer shall be responsible for reporting to the Trustee and the Sponsor the compliance by the Company and the related
Servicer with its duties under this Agreement and the related Servicing
Agreement. In the review of the Company's and the related Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Company and the related Servicer with regard to such Person's compliance with the terms of this Agreement or the related Servicing Agreement. In the event that the Master
Servicer, in its judgment, determines that the Company or the related Servicer should be terminated in accordance with this Agreement or the related Servicing
Agreement, or that a notice should be sent pursuant to this Agreement or the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Company under this
Agreement and the related Servicer under the related Servicing Agreement, and shall, in the event that the Company or the related Servicer fails to perform its obligations in accordance with this Agreement or the related Servicing
Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related
Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the
Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master
Servicer related to any termination of the Company or the related Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement or the related Servicing
Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or the related Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the Company or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  (d) The Master Servicer shall require the Company and the
related Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the related Servicing Agreement, as applicable.

                  (e) If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the related Servicer, if any, that it replaces.

         Section 4.04      Fidelity Bond.

         The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         Section 4.05      Power to Act; Procedures.

         The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the
Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related
Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit the Company or the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust
Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an
Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC
IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as the case may be. The
Trustee shall furnish the Master Servicer, upon written request from a Servicing
Officer, with any powers of attorney empowering the Master Servicer, the Company or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the
Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the
Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the
Company or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the
Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the
Trustee.

         Section 4.06      Due-on-Sale Clauses; Assumption Agreements.

         To the extent provided in this Agreement or the related Servicing
Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Company and the related Servicer to enforce such clauses in accordance with this Agreement or the related Servicing
Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

         Section 4.07      Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage
Loan, or the receipt by the Company or the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or the related Servicer will, if required under the related Servicing Agreement (or if the Company or the related Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto signed by a
Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the
Protected Account maintained by the Company or the Servicer pursuant to Article
V or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the related Servicer the related Mortgage
File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the related Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company or the related Servicer is authorized, to give, as agent for the
Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the
Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the related Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the related Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Company, the related Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the
Company, the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the related Servicer or the Master Servicer.

         Section 4.08 Documents, Records and Funds in Possession of Master
Servicer, Company and Servicer To Be Held for Trustee.

                  (a) The Master Servicer shall transmit and the Company or the related Servicer (to the extent required by this Agreement or the related
Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master
Servicer, the Company or by the related Servicer as Liquidation Proceeds or
Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Securities
Administrator's right to retain or withdraw from the Distribution Account, the
Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Company and the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing
Agreement. The Master Servicer shall, and (to the extent provided in this
Agreement or the related Servicing Agreement) shall cause the Company and the related Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee and its agents and accountants at any time upon reasonable request and during normal business hours, and to
Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or
under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from
Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Company and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement.

         Section 4.09      Standard Hazard Insurance and Flood Insurance
Policies.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Company and the related Servicer under this Agreement or the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the related Servicing
Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Sections 5.01, 5.04 and 5.06 any amounts
collected by the Company, the Servicers or the Master Servicer, or by the
Company or the Servicers, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related
Mortgage or released to the Mortgagor in accordance with this Agreement or the
Servicing Agreements) shall be deposited by the Company in its Protected Account or by the related Servicer or the Master Servicer into the Distribution Account, subject to withdrawal pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable. Any cost incurred by the Master Servicer, the Company or the related
Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer, the Company or the related Servicer pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable.

         Section 4.10 Presentment of Claims and Collection of Proceeds. The
Master Servicer shall (to the extent provided in this Agreement and the related
Servicing Agreement) cause the Company or the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the
Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master
Servicer (or disbursed to the Company or the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable
Insurance Policy need not be so deposited (or remitted).

         Section 4.11      Maintenance of the Primary Mortgage Insurance
Policies.

                  (a) The Master Servicer shall not take, or permit the Company or the related Servicer (to the extent such action is prohibited under this
Agreement or the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer, the Company or the related Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Company and the related Servicer
(to the extent required under this Agreement and the related Servicing
Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any LPMI Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Company or the related Servicer (to the extent required under this Agreement or the related
Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage
Insurance Policy that is in effect at the date of the initial issuance of the
Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to cause the Company and the related Servicer (to the extent required under this Agreement and the related
Servicing Agreement) to present, on behalf of the Trustee and the
Certificateholders, claims to the insurer under any Primary Mortgage Insurance
Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 5.01, 5.05 and 5.07,
any amounts collected by the Company or the related Servicer under any Primary
Mortgage Insurance Policies shall be deposited by the Company in its Protected
Account or by the Securities Administrator in the Distribution Account, subject to withdrawal pursuant to Section 5.02 or 5.07, as applicable.

         Section 4.12      Trustee to Retain Possession of Certain Insurance
Policies and Documents.

         The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any
Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master
Servicer otherwise has fulfilled its obligations under this Agreement, the
Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any
Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

         Section 4.13      Realization Upon Defaulted Mortgage Loans.

         The Master Servicer shall cause the Company and the related Servicer
(to the extent required under this Agreement and the related Servicing
Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this
Agreement or the related Servicing Agreement.

         Section 4.14      Compensation for the Master Servicer.

         The Master Servicer shall be entitled to (i) a master servicing fee rate of 0.0075% per annum, (ii) all income and gain realized from any investment of funds on Permitted Investments in the Distribution Account as compensation for the performance of its obligations hereunder ("Master Servicing
Compensation") and (iii) any interest remitted by the related Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account ("Additional Master
Servicing Compensation"). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         Section 4.15      REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO
Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related
Certificateholders. The Master Servicer shall, to the extent provided in this
Agreement or the related Servicing Agreement, cause the Company or the related
Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing
Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the
Master Servicer shall cause the Company or the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this
Agreement or the related Servicing Agreement, in accordance with the REMIC
Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall, to the extent required by this
Agreement or the related Servicing Agreement, cause the Company or the related
Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the Company or the related
Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) To the extent provided in this Agreement or the related
Servicing Agreement, the Liquidation Proceeds from the final disposition of the
REO Property, net of any payment to the Master Servicer and the Company or the related Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Securities
Administrator for deposit into the related Distribution Account on the next succeeding Remittance Date.

         Section 4.16      Annual Statement as to Compliance.

         The Company, the Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor, the Securities
Administrator not later than March 15th of each calendar year beginning in 2007, an Officer's Certificate (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement or other applicable servicing agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof. Such Annual Statement of
Compliance shall contain no restrictions or limitations on its use. The Master
Servicer shall cause each Servicer, to the extent set forth in the related
Servicing Agreement, to deliver a similar Annual Statement of Compliance by that
Servicer to the Depositor, the Securities Administrator as described above as and when required with respect to the Master Servicer. In the event that certain servicing responsibilities with respect to any Mortgage Loan have been delegated to a subservicer or subcontractor, the Master Servicer shall cause such subservicer or subcontractor to deliver a similar Annual Statement of Compliance by such subservicer or subcontractor to the Depositor, the Securities
Administrator as described above as and when required with respect to the Master
Servicer or the related Servicer (as the case may be).

         Failure of the Company to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed a Company Event of
Default, and the Master Servicer at the direction of the Depositor shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the
Master Servicer to comply with this Section 4.16 (including with respect to the timeframes required herein) shall be deemed an Event of Default, and at the direction of the Depositor the Trustee shall, in addition to whatever rights the
Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this
Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Securities
Administrator to comply with this Section 4.16 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this
Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

         Section 4.17      Assessments of Compliance and Attestation Reports.

         Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122
of Regulation AB, the Master Servicer, the Securities Administrator and the
Custodian (to the extent set forth in this Section) (each, an "Attesting Party")
shall deliver (or otherwise make available) to the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2007, a report regarding such Attesting Party's assessment of compliance (an "Assessment of Compliance") with the Servicing Criteria during the preceding calendar year.
The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

         (a) A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing
Criteria applicable to the related Attesting Party;

         (b) A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit N hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the
Servicing Criteria applicable to the related Attesting Party;

         (c) An assessment by such officer of the related Attesting Party's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related
Attesting Party, that are backed by the same asset type as the Mortgage Loans;

         (d) A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party's Assessment of Compliance for the period consisting of the preceding calendar year; and

         (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

         Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the related
Attesting Party.

         On or before March 15th of each calendar year beginning in 2007, each
Attesting Party shall furnish to the Master Servicer, the Depositor and the
Securities Administrator a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of
Compliance made by the related Attesting Party, as required by Rules 13a-18 and
15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation
Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

         The Master Servicer shall cause each Servicer to deliver to the
Securities Administrator, the Master Servicer and the Depositor an Assessment of
Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment. The
Master Servicer shall cause any subservicer and each subcontractor determined by the Master Servicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Securities
Administrator, the Master Servicer and the Depositor an Assessment of Compliance
and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment. Such Assessment of
Compliance, as to any subservicer or subcontractor, shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated
as applicable to any "primary servicer." The Securities Administrator shall that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing
Criteria for each party as set forth in Exhibit N and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an
Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

         The Securities Administrator and the Custodian shall deliver to the
Securities Administrator and the Depositor an Assessment of Compliance and
Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit N hereto which are indicated
as applicable to a "securities administrator" and "custodian", as the case may
be. Notwithstanding the foregoing, as to the Securities Administrator and any
Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

         Section 4.18      Reports Filed with Securities and Exchange Commission.

         (a)      (i) (A) Within 15 days after each Distribution Date, the
Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval
System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Master
Servicer, with a copy of the Monthly Statement to be furnished by the Securities
Administrator to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB; provided that, the
Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below.
Any disclosure that is in addition to the Monthly Statement and that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D
Disclosure absent such reporting (other than in the case where the Securities
Administrator is the reporting party as set forth in Exhibit O) and approval.

                  (B) Within five (5) calendar days after the related
Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, pursuant to Section 4.18(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in
EDGAR-compatible format, or in such other form as otherwise agreed upon by the
Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the
Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The
Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form
10-D Disclosure Information on Form 10-D pursuant to this Section.

                  (C) After preparing the Form 10-D, the Securities
Administrator shall forward electronically a draft copy of the Form 10-D to the
Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. No later than two (2) Business Days prior to the 15th calendar day after the related
Distribution Date, an officer of the Master Servicer in charge of the servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities
Administrator shall follow the procedures set forth in Section 4.18(a)(vi).
Promptly (but no later than one (1) Business Day) after filing with the
Commission, the Securities Administrator shall make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted as set forth in Section
12.05. The parties to this Agreement acknowledge that the performance by the
Securities Administrator of its duties under Sections 4.18(a)(i) and (vi)
related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such
Form 10-D, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form
10-D, not resulting from its own negligence, bad faith or willful misconduct.

                  (ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable
Event"), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the
Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on
Form 8-K ("Form 8-K Disclosure Information") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the
Securities Administrator and the Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

                  (B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 5:00 p.m. New York City time on the 2nd
Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit O shall be required pursuant to Section 4.18(a)(v) below to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure
Information on Form 8-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

                  (C) After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the close of business. New York
City time on the 3rd Business Day after the Reportable Event, an officer of the
Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 4.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the
Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 4.16(a)(iii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section
4.18(a)(iii). The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

                  (iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K
Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities
Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Securities Administrator within the applicable time frames set forth in this
Agreement, (I) an annual compliance statement for the Master Servicer and any subservicer, as described under Section 4.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, each subservicer and subcontractor participating in the servicing function, the
Securities Administrator and the Custodian, as described under Section 4.17, and
(B) if the Master Servicer's, the Securities Administrator's or the Custodian's
report on assessment of compliance with Servicing Criteria described under
Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master Servicer's, the
Securities Administrator's or the Custodian's report on assessment of compliance with Servicing Criteria described under Section 4.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer, the Securities
Administrator and the Custodian, as described under Section 4.17, and (B) if any registered public accounting firm attestation report described under Section
4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 4.16
(a)(iii)(D) below. Any disclosure or information in addition to (I) through (IV)
above that is required to be included on Form 10-K ("Additional Form 10-K
Disclosure") shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the
Depositor and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any
Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in
Exhibit O) and approval.

                  (B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit O shall be required to provide pursuant to Section
4.18(a)(v) below to the Securities Administrator and the Depositor, to the
extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the
Depositor and such party, the form and substance of any Additional Form 10-K
Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional
Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities
Administrator in connection with including any Form 10-K Disclosure information on Form 10-K pursuant to this Section.

                  (C) After preparing the Form 10-K, the Securities
Administrator shall forward electronically a draft copy of the Form 10-K to the
Depositor and the Master Servicer for review. No later than 12:00 p.m. Eastern
Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the
Securities Administrator will follow the procedures set forth in Section
4.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities
Administrator of its duties under Sections 4.18(a)(iv) and (vi) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections and Sections 4.16 and Section 4.17. The Securities
Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the
Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

                  (D) Each Form 10-K shall include a certification (the
"Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.
The Master Servicer shall cause any Servicer, subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley
Certification (the "Certifying Person"), by March 10th of each year in which the
Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a
"Back-Up Certification"), in the form attached hereto as Exhibit K, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. An officer of the Master Servicer shall serve as the Certifying Person on behalf of the
Trust. Such officer of the Certifying Person can be contacted as set forth in
Section 12.05.

                  (iv) With respect to any Additional Form 10-D Disclosure,
Additional Form 10-K Disclosure or any Form 8-K Disclosure Information
(collectively, the "Additional Disclosure") relating to the Trust Fund, the
Securities Administrator's obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in
Section 4.18(a)(i) through (iv) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the
Master Servicer, Sponsor, Securities Administrator and Depositor hereby agrees to notify and provide to the extent known to the Master Servicer, the Sponsor, the Securities Administrator and the Depositor all Additional Disclosure
relating to the Trust Fund, with respect to which such party is indicated in
Exhibit O as the responsible party for providing that information. . The
Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any
Additional Disclosure information pursuant to this Section

         So long as the Depositor is subject to the filing requirements of the
Exchange Act with respect to the Trust Fund, the Trustee shall notify the
Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under
Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section
4.18. In addition, the Trustee shall notify the Securities Administrator and the
Depositor of any affiliations or relationships that develop after the Closing
Date between the Trustee and the Depositor, the Sponsor, the Securities
Administrator, the Master Servicer or the Custodian of the type described under
Item 1119 of Regulation AB, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 4.18.

                  (v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the
Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange
Act.

                  (B) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K,
10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities
Administrator shall promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the
Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a
10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 10-D or 10-K needs to be amended, the
Securities Administrator shall notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary Form 8-K, 10-DA or 10-KA.
Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Master Servicer. The Depositor and Master
Servicer acknowledge that the performance by the Securities Administrator of its duties under this Section 4.16(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K,
10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such
Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

         The Depositor agrees to promptly furnish to the Securities
Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the
Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities
Administrator shall have no responsibility to file any items other than those specified in this Section 4.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the
Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc.,
Attn: Managing Director Analysis and Control, One Metrotech Center North,
Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities
Administrator in connection with this Section 4.18 shall not be reimbursable from the Trust Fund.

         (b) In connection with the filing of any 10-K hereunder, the Sponsor as a Servicer and the Securities Administrator shall sign a Back-Up Certification substantially in the form of Exhibit K; provided, however, that the Sponsor and the Securities Administrator shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (c) The Securities Administrator shall indemnify and hold harmless the
Depositor and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities
Administrator's obligations under Sections 4.16, 4.17 and 4.18 or the Securities
Administrator's negligence, bad faith or willful misconduct in connection therewith.

         The Depositor shall indemnify and hold harmless the Securities
Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the
Depositor under Sections 4.16, 4.17 and 4.18 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

         The Master Servicer shall indemnify and hold harmless the Securities
Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 4.16, 4.17 and 4.18 or the
Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the
Master Servicer, as applicable, then the defaulting party, in connection with a breach of its respective obligations under Sections 4.16, 4.17 and 4.18 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

         (d) Nothing shall be construed from the foregoing subsections (a), (b)
and (c) to require the Securities Administrator or any officer, director or
Affiliate thereof to sign any Form 10-K or any certification contained therein.
Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.18(a)
or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

         (e) Notwithstanding the provisions of Section 12.01, this Section 4.18 may be amended without the consent of the Certificateholders.

         Section 4.19      Intention of the Parties and Interpretation.

         Each of the parties acknowledges and agrees that the purpose of
Sections 4.16, 4.17 and 4.18 of this Agreement is to facilitate compliance by the Sponsor, the Depositor and the Master Servicer with the provisions of
Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the
Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Securities Administrator
may determine in good faith is necessary to comply with the provisions of
Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of
Regulation AB.

         Section 4.20 UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Sponsor has informed the Trustee were filed on the Closing Date in connection with the
Trust. The Sponsor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 4.21 Optional Purchase of Certain Mortgage Loans. With respect to any Mortgage Loans which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Repurchase
Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the
Cut-off Date and the initial Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Repurchase
Price.

         If at any time EMC remits to the Securities Administrator a payment for deposit in the Distribution Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Distribution Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee's right, title and interest in and to such Mortgage
Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such
Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                                    ACCOUNTS

         Section 5.01      Collection of Mortgage Loan Payments; Protected
Account.

                  (a) The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC
Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related
Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, the Company shall make Advances on the related EMC Mortgage Loan during the scheduled period in accordance with the amortization schedule of such EMC Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is imminent or (y) the Company delivers to the Trustee a certification addressed to the Trustee, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of
REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, the Company may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00%
with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend to the maturity thereof.

         In accordance with the standards of the first paragraph of Section
3.01, the Company shall not waive (or permit a sub-servicer to waive) any
Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally,
(ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the
Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of the related Class P Certificates, by remitting such amount to the Master
Servicer by the Remittance Date.

                  (b) The Company shall establish and maintain a Protected
Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and designated "U.S. Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I LLC,
Asset-Backed Certificates Series 2006-AC2". The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within two Business
Days of receipt and identification, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off
Date (other than in respect of principal and interest due on the EMC Mortgage
Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                           (i) all payments on account of principal, including
         Principal Prepayments, on the EMC Mortgage Loans;

                           (ii) all payments on account of interest on the EMC
         Mortgage Loans net of the related Servicing Fee permitted under Section
         3.10 and LPMI Fees, if any;

                           (iii) all Liquidation Proceeds and Insurance Proceeds
         with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company's normal servicing procedures;

                           (iv) any amount required to be deposited by the
         Company pursuant to Section 5.01(c) in connection with any losses on
         Permitted Investments;

                           (v) any amounts required to be deposited by the
         Company pursuant to Section 3.05;

                           (vi) any Prepayment Charges collected on the EMC
         Mortgage Loans; and

                           (vii) any other amounts required to be deposited
         hereunder.

         The foregoing requirements for remittance by the Company into the
Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the
Company. In the event that the Company shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected
Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the
Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. Reconciliations will be prepared for the Protected Account within 45 calendar days after the bank statement cut-off date. All items requiring reconciliation will be resolved within 90 calendar days of their original identification. All funds deposited in the
Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

                  (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the
Company, in Permitted Investments which shall mature not later than the
Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein.
The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company's own funds.

                  (d) The Company shall give at least 30 days advance notice to the Trustee, the Sponsor, the Master Servicer, each Rating Agency and the
Depositor of any proposed change of location of the Protected Account prior to any change thereof.

         Section 5.02      Permitted Withdrawals From the Protected Account.

                  (a) The Company may from time to time make withdrawals from the Protected Account for the following purposes:

                           (i) to pay itself (to the extent not previously paid
         to or withheld by the Company), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                           (ii) to reimburse the Company for Advances made by it
         with respect to the Mortgage Loans, provided, however, that the
         Company's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s)
         (including, for this purpose, Liquidation Proceeds and Insurance
         Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Mortgage
         Loan(s) in respect of which any such Advance was made;

                           (iii) to reimburse the Company for any previously
         made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation
         Proceeds, Insurance Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

                           (iv) to reimburse the Company from Insurance Proceeds
         for Insured Expenses covered by the related Insurance Policy;

                           (v) to pay the Company any unpaid Servicing Fees and
         to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company's right to reimbursement for Servicing
         Advances pursuant to this subclause (v) with respect to any EMC
         Mortgage Loan shall be limited to amounts received on particular EMC
         Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds,
         Insurance Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                           (vi) to pay to the Sponsor, the Depositor or itself,
         as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
         2.02, 2.03 or 4.20 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal
         Balance of such repurchased EMC Mortgage Loan;

                           (vii) to pay any expenses recoverable by the Company
         pursuant to Section 8.04 of this Agreement;

                           (viii) to withdraw pursuant to Section 5.01 any
         amount deposited in the Protected Account and not required to be deposited therein; and

                           (ix) to clear and terminate the Protected Account
         upon termination of this Agreement pursuant to Section 11.01 hereof.

         In addition, no later than 1:00 p.m. Eastern time on the Remittance
Date, the Company shall withdraw from the Protected Accounts and remit to the
Master Servicer the amount required to be withdrawn therefrom pursuant to
Section 5.05 hereof. With respect to any remittance received by the Master
Servicer from EMC after the date on which such remittance was due, EMC shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition), plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in EMC's Protected Account by
EMC on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding
Remittance Date. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC.

         The Company shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi)
above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Trustee an Officer's
Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         Section 5.03      Reports to Master Servicer.

         On or before the tenth calendar day of each month, the Company shall furnish to the Master Servicer electronically in a format acceptable to the
Master Servicer loan accounting reports in the investor's assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall contain the following:

                           (i) with respect to each Scheduled Payment and each
         Loan Group (on both an actual and scheduled basis with respect to mortgage loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

                           (ii) with respect to each Monthly Payment and each
         Loan Group, the amount of such remittance allocable to scheduled interest;

                           (iii) the amount of servicing compensation received
         by the Company during the prior calendar month;

                           (iv) with respect to each Loan Group, the aggregate
         stated principal balance of the EMC Mortgage Loans;

                           (v) with respect to each Loan Group, the aggregate
         amount of Advances made by the Company pursuant to Section 6.01;

                           (vi) with respect to each Loan Group the aggregate of
         any expenses reimbursed to the Company during the prior calendar month pursuant to Section 5.02;

                           (vii) with respect to each Loan Group the number and
         aggregate outstanding principal balances of EMC Mortgage Loans (a)
         delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more;
         (b) as to which foreclosure has commenced; and (c) as to which REO
         Property has been acquired; and

                           (viii) with respect to each Loan Group the amount of
         any Prepayment Charges collected by the Company and the amount of
         Prepayment Charges paid by the Company in connection with a waiver that is not permitted under this Agreement.

         Section 5.04      Collection of Taxes; Assessments and Similar Items;
Escrow Accounts.

         With respect to each EMC Mortgage Loan, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Company to compel a
Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The
Escrow Account shall not be a part of the Trust Fund.

         Section 5.05      Servicer Protected Accounts.

                  (a) The Master Servicer shall enforce the obligation of the
Company and the Servicers to establish and maintain a Protected Account in accordance with this Agreement and the Servicing Agreements, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the Servicing Agreements) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the related Servicer, including Principal Prepayments,
Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Company's or such Servicer's own funds (less servicing compensation as permitted by this Agreement or the related Servicing Agreement)
and all other amounts to be deposited in the Protected Accounts. Each of the
Company and the Servicers are hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or any Servicing
Agreement, the Protected Account shall be held in a Designated Depository
Institution and segregated on the books of such institution in the name of the
Trustee for the benefit of Certificateholders.

                  (b) To the extent provided in this Agreement or any Servicing
Agreement, amounts on deposit in a Protected Account may be invested in
Permitted Investments in the name of the Trustee for the benefit of
Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted
Investments made pursuant to this Section 5.05 shall be paid to the Company or the related Servicer under this Agreement or the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the
Certificateholders resulting from such investments shall be borne by and be the risk of the Company or the related Servicer, as the case may be. The Company or the related Servicer (to the extent provided in this Agreement or the related
Servicing Agreement) shall deposit the amount of any such loss in the Protected
Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) To the extent provided in this Agreement or the related
Servicing Agreement and subject to this Article V, on or before each Remittance
Date, the Company or the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                           (i) With respect to each Loan Group Scheduled
         Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the related Servicer pursuant to the related
         Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                           (ii) with respect to each Loan Group, Full Principal
         Prepayments and any Liquidation Proceeds received by the Company or the related Servicer with respect to such Mortgage Loans in the related
         Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

                           (iii) With respect to each Loan Group, Partial
         Principal Prepayments received by the Company or the related Servicer for such Mortgage Loans in the related Prepayment Period;

                           (iv) With respect to each Loan Group any amount to be
         used as an Advance; and

                           (v) With respect to each Loan Group, the amount of
         any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the related
         Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement or the related
         Servicing Agreement.

                  (d) with respect to each Loan Group, withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the related Servicer only to make remittances as provided in Section 5.05(c), 5.06 and 5.07; to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Sections 5.05(c) and 5.07(b) certain amounts otherwise due to the related Servicer may be retained by the related Servicer and need not be deposited in the Distribution Account.

         Section 5.06      [Reserved].

         Section 5.07      [Reserved].

         Section 5.08      Distribution Account.

                  (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the
Distribution Account as a segregated trust account or accounts. The Distribution
Account shall be an Eligible Account. The Master Servicer or Servicer, as the
case may be, will remit to the Securities Administrator for deposit in the
Distribution Account the following amounts:

                           (i) with respect to each Loan Group, any Advance and
         any Compensating Interest Payments;

                           (ii) with respect to each Loan Group, any Insurance
         Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a
         Protected Account;

                           (iii) with respect to each Loan Group, the Repurchase
         Price with respect to any Mortgage Loans purchased by the Sponsor or
         Section 2.02 or 2.03, any amounts which are to be treated pursuant to
         Section 5.09 of this Agreement as the payment of such a Repurchase
         Price, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 4.20, and all proceeds of any
         Mortgage Loans or property acquired with respect thereto repurchased by the Sponsor or its designee pursuant to Section 11.01;

                           (iv) with respect to each Loan Group, any amounts
         required to be deposited with respect to losses on investments of deposits in an Account; and

                           (v) with respect to each Loan Group, any other
         amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement.

                  (c) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master
Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the
Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (d) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities
Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator. The amount at any time credited to the
Distribution Account may be, as directed by the Master Servicer, held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof, except as otherwise agreed in writing with the Master Servicer, or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer on such direction which mature not later than the Business Day next preceding the succeeding Distribution Date, except if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such
Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master
Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution
Date. If there is any loss on a Permitted Investment or demand deposit, the
Master Servicer shall deposit the amount of the loss in the Distribution
Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 5.09      Permitted Withdrawals and Transfers from the
Distribution Account.

                  (a) The Securities Administrator will make such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement or any Servicing
Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Distribution Account in accordance with the terms of this
Agreement; provided that the Securities Administrator shall not be responsible for such determination and may rely on the Master Servicer's instructions under this Section 5.09):

                           (i) to reimburse the Master Servicer, the Company or
         the related Servicer for any Advance or Servicing Advance of its own
         funds, the right of the Master Servicer, the Company or the related
         Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and
         Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

                           (ii) to reimburse the Master Servicer, the Company or
         the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the
         Master Servicer, the Company or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                           (iii) to reimburse the Master Servicer, the Company
         or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the related Servicer from Liquidation Proceeds from a particular
         Mortgage Loan for Liquidation Expenses incurred with respect to such
         Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage
         Loan to the extent that (i) any amounts with respect to such Mortgage
         Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation
         Expenses were not included in the computation of such Excess
         Liquidation Proceeds;

                           (iv) to reimburse the Master Servicer, the Company or
         a Servicer for advances of funds pursuant to this Agreement or the related Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related
         Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                           (v) to reimburse the Master Servicer, the Company or
         a Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

                           (vi) to pay the Master Servicer as set forth in
         Section 4.14;

                           (vii) to reimburse the Master Servicer for expenses,
         costs and liabilities incurred by and reimbursable to it pursuant to
         Sections 4.03, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

                           (viii) to pay to the Master Servicer, as additional
         servicing compensation, any Excess Liquidation Proceeds with respect to each Loan Group to the extent not retained by the Company or the related Servicer;

                           (ix) to reimburse or pay the Company or the related
         Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the Company or the related Servicer, to the extent provided herein and in the related Servicing Agreement;

                           (x) to reimburse the Trustee, the Custodian or the
         Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

                           (xi) to remove amounts deposited in error; and

                           (xii) to clear and terminate the Distribution Account
         pursuant to Section 11.01.

                  (b) The Master Servicer shall keep and maintain separate
accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution
Account under Section 5.08.

                  (c) On each Distribution Date, the Securities Administrator shall distribute the Group I Available Funds and Group II Available Funds to the
extent of funds on deposit in the Distribution Account to the Holders of the related Certificates in accordance with the Remittance Report upon which the
Securities Administrator may conclusively rely.

                           DISTRIBUTIONS AND ADVANCES

         Section 6.01      Advances.

                  (a) The Company shall make an Advance with respect to any EMC
Mortgage Loan and remit such Advance to the Securities Administrator for deposit in the Distribution Account no later than 1:00 p.m. Eastern time on the
Remittance Date in immediately available funds. The Master Servicer shall cause the related Servicer to remit any such Advance required pursuant to the terms of the related Servicing Agreement. The Company or the related Servicer, as applicable, shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company or the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company or the related Servicer, as the case may be, shall deliver (i) to the Securities Administrator for the benefit of the
Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency, the Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a Servicer (other than Wells Fargo) fails to make a required Advance, the Master Servicer, as successor servicer, shall be required to remit the amount of such Advance to the Distribution Account. In the event that Wells Fargo as Servicer or the Master Servicer fails to make a required Advance, the Trustee, as successor servicer or successor master servicer, as applicable, shall be required to remit the amount of such Advance to the Distribution Account.

         In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such
Advance and (ii) transfer such funds from the Protected Account to the
Distribution Account. Any funds so applied and transferred shall be replaced by the Company by deposit in the Distribution Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

         The Company shall be entitled to be reimbursed from the Protected
Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any
EMC Mortgage Loan shall continue until such EMC Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the
Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

                  (b) If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Company or the related Servicer was required to make an Advance pursuant to this Agreement or the related Servicing Agreement exceeds the related Servicing Fee with respect to such Mortgage Loan, the Master
Servicer will remit to the Securities Administrator, who in turn will deposit in the Distribution Account not later than the Business Date prior to the
Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company or the related Servicer is required to do so under this Agreement or the related Servicing Agreement, as applicable. If applicable, on the related Remittance Date, the Master Servicer shall present an
Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01.

         Section 6.02      Compensating Interest Payments.

                  (a) In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the
Mortgagor with respect to any EMC Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the
Distribution Account, as a reduction of the Servicing Fee for such Distribution
Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest
Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the
Master Servicer, the Securities Administrator, the Trust Fund or the
Certificateholders.

                  (b) The Master Servicer shall cause each Servicer under the related Servicing Agreement to remit any required Compensating Interest Payments to the Distribution Account on the Remittance Date.

                  (c) The Master Servicer shall be required to remit the amount of any such Prepayment Interest Shortfalls, to the extent of the Master
Servicing Compensation for such Distribution Date, in the event the Company or the related Servicer is required to make such payment but fails to do so.

         Section 6.03 REMIC Distributions. On each Distribution Date, the
Securities Administrator, as agent for the Trustee, shall be deemed to make distributions to the REMIC Regular Interests in accordance with Section 6.07 hereof.

         Section 6.04      Distributions.

                  (a) On each Distribution Date, the Group I Available Funds for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of such Group I Available Funds on deposit in the Distribution Account and distributed as directed in accordance with the Remittance Report for such
Distribution Date, in the following order of priority:

                  FIRST, from Interest Funds in respect of Loan Group I in the following order of priority:

                  1. To the Holders of the Class I-A Certificates, concurrently on a pro rata basis, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

                  2. To the Holders of the Class I-M-1 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date;

                  3. To the Holders of the Class I-M-2 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date;

                  4. To the Holders of the Class I-M-3 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date;

                  5. To the Holders of the Class I-B-1 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date;

                  6. To the Holders of the Class I-B-2 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date;

                  7. To the Holders of the Class I-B-3 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date; and

                  8. To the Holders of the Class I-B-4 Certificates, the related
         Monthly Interest Distributable Amount for such Class for such
         Distribution Date.

         Any Excess Spread for Loan Group I to the extent necessary to meet a level of overcollateralization equal to the Group I Overcollateralization Target
Amount shall be the Group I Overcollateralization Increase Amount and shall be included as part of the Principal Distribution Amount with respect to Loan Group
I; provided, however, after the earlier of (1) the 20% Clean-Up Call Date and
(2) Early Turbo Payment Date, any Excess Spread will be used first to pay the
Group I Overcollateralization Increase Amount, then to pay any Net Interest
Shortfalls related to Loan Group I and Net WAC Rate Carryover Amounts pursuant to clause THIRD below, and any remaining amounts, together with the Group I
Overcollateralization Increase Amount, shall be the Group I Extra Principal
Distribution Amount and will be distributed as part of the Principal
Distribution Amount.

         On any Distribution Date, any Net Interest Shortfalls with respect to
Loan Group I shall be allocated to the Group I Certificates (other than the
Class I-P Certificates and Class I-R Certificates) as set forth in the definition of "Monthly Interest Distributable Amount" in Section 1.01 and in
Section 1.02.

                  SECOND, the Principal Distribution Amount with respect to Loan
Group I for any Distribution Date shall be distributed to the Group I Offered
Certificates and Class I-B-4 Certificates, on a pro rata basis, based on the
Certificate Principal Balance of each such Class, until the Certificate
Principal Balances thereof have been reduced to zero.

                  THIRD, on each Distribution Date after the payment of interest and principal to the Group I Offered Certificates and Class I-B-4 Certificates
as described in priorities FIRST and SECOND of this clause (a), any Net Monthly
Excess Cashflow with respect to Loan Group I for such Distribution Date shall be distributed as follows:

                  1. To the Holders of the Class I-A Certificates, on a pro rata basis, then to the Holders of the Class I-M-1 Certificates, then to the
         Holders of the Class I-M-2 Certificates, then to the Holders of the
         Class I-M-3 Certificates, then to the Holders of the Class I-B-1
         Certificates, then to the Holders of the Class I-B-2 Certificates, then to the Holders of the Class I-B-3 Certificates and then to the Holders of the Class I-B-4 Certificates, any related Net Interest Shortfalls for such Classes of Certificates on such Distribution Date, to the extent not previously reimbursed;

                  2. To the Holders of the Class I-M-1 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  3. To the Holders of the Class I-M-2 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  4. To the Holders of the Class I-M-3 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  5. To the Holders of the Class I-B-1 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  6. To the Holders of the Class I-B-2 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  7. To the Holders of the Class I-B-3 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  8. To the Holders of the Class I-B-4 Certificates, in an
         amount equal to the Applied Realized Loss Amount for such Class;

                  9. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class I-A
         Certificates, the Net WAC Rate Carryover Amount for such Class for such
         Distribution Date and to the extent unpaid, and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  10. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-M-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  11. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-M-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  12. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-M-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  13. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-B-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  14. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-B-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  15. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-B-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  16. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, in respect of the Class
         I-B-4 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid and to the extent such amount exceeds the amounts then on deposit in the Net WAC Reserve Fund;

                  17. From amounts otherwise distributable to the Class I-C
         Certificates, to the Net WAC Reserve Fund, to maintain a balance in the
         Net WAC Reserve Fund equal to the Net WAC Reserve Fund Deposit;

                  18. To the Holders of the Class I-C Certificates, the Class
         I-C Distribution Amount less amounts distributed pursuant to items 9 through 17 of this priority THIRD; and

                  19. To the Holders of the Class I-R-1, Class I-R-2 and Class
         I-R-3 Certificates, any amount of Net Monthly Excess Cashflow with respect to Loan Group I remaining after distributions pursuant to items
         1 through 18 of this priority THIRD, based on the related REMIC in which such amounts remain.

                  (b) On each Distribution Date, the Group II Available Funds for Loan Group II-1 for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of such Group II Available
         Funds on deposit in the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution
         Date, in the following order of priority:

                  FIRST, to the Class II-1A-1, Class II-1A-2, Class II-1A-3,
Class II-1A-4, Class II-1A-5, Class II-1A-6 and the portion of the Class II-X
Certificates attributable to Loan Group II-1, on a pro rata basis, the Accrued
Certificate Interest on such Classes for such Distribution Date. As described below, accrued interest on the Class II-1A-1, Class II-1A-2, Class II-1A-3,
Class II-1A-4, Class II-1A-5, Class II-1A-6 and Class II-X Certificates is
subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Class II-1A-1, Class II-1A-2, Class II-1A-3,
Class II-1A-4, Class II-1A-5, Class II-1A-6 and the portion of the Class II-X
Certificates attributable to Loan Group II-1, on a pro rata basis, any Accrued
Certificate Interest thereon remaining undistributed from previous Distribution
Dates, to the extent of remaining Group II Available Funds for Loan Group II-1;

                  THIRD, to the extent of the remaining Group II Available Funds for Loan Group II-1, to the Class II-1R-1 Certificates and Class II-1R-2
Certificates, on a pro rata basis, in reduction of the Certificate Principal
Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                  FOURTH, to the extent of the remaining Group II Available
Funds for Loan Group II-1, first, to the Class II-1A-1 Certificates and Class
II-1A-2 Certificates, pro rata, and then to the Class II-1A-3 Certificates, in reduction of the Certificate Principal Balances thereof, the related Group II
Senior Principal Distribution Amount remaining after the distribution under
Section 6.04(b) clause THIRD above, until the aggregate Certificate Principal
Balances thereof have been reduced to the Aggregate Planned Principal Amount for such Distribution Date as indicated in Exhibit S;

                  FIFTH; to the extent of the remaining Group II Available Funds for Loan Group II-1, to the Class II-1A-4 and Class II-1A-5 Certificates,
sequentially, in that order, the related Group II Senior Principal Distribution
Amount remaining after the distributions under Section 6.04(b) clauses THIRD and
FOURTH above, until the Certificate Principal Balance of each such Class has been reduced to zero;

                  SIXTH; to the extent of the remaining Group II Available Funds for Loan Group II-1, to the Class II-1A-1 and Class II-1A-2 Certificates, pro
rata, and then to the Class II-1A-3 Certificates, in reduction of the
Certificate Principal Balances thereof, the related Group II Senior Principal
Distribution Amount remaining after the distributions under Section 6.04(b)
clauses THIRD, FOURTH and FIFTH above, in each case without regard to the
Aggregate Planned Principal Amount for such Distribution Date, until the
Certificate Principal Balance of each such Class has been reduced to zero;

                  SEVENTH; to the extent of the remaining Group II Available
Funds for Loan Group II-1, to the Class II-1A-6 Certificates, the related Group
II Senior Principal Distribution Amount remaining after the distributions under
Section 6.04(b) clauses THIRD, FOURTH, FIFTH and SIXTH above, until the
Certificate Principal Balance thereof has been reduced to zero;

                  EIGHTH, to the Class II-1PO Component of the Class II-PO
Certificates, the Class II-PO Certificate Principal Distribution Amount for Loan
Group II-1 for such Distribution Date to the extent of the remaining Group II
Available Funds for Loan Group II-1, until the Certificate Principal Balance thereof has been reduced to zero; and

                  NINTH, to the Class II-1PO Component of the Class II-PO
Certificates, the Class II-PO Certificate Deferred Payment Writedown Amount
attributable to Loan Group II-1, provided, that (i) on any Distribution Date, distributions pursuant to this priority NINTH shall not exceed the excess, if any, of (x) Group II Available Funds for Loan Group II-1 remaining after giving effect to distributions pursuant to priority FIRST through EIGHTH of this clause
(b) above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group II Subordinate
Certificates then outstanding that are attributable to Available Funds for Loan
Group II-1, (ii) such distributions shall not reduce the Certificate Principal
Balance of the Class II-PO Certificates and (iii) no distribution shall be made in respect of the Class II-PO Certificate Deferred Payment Writedown Amount on
or after the Cross-Over Date.

                  (c) On each Distribution Date, the Group II Available Funds for Loan Group II-2 for such Distribution Date shall be withdrawn by the
Securities Administrator to the extent of such Group II Available Funds on deposit in the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

                  FIRST, to the Class II-2A-1, Class II-2A-2, Class II-2A-3,
Class II-2A-4 and the portion of the Class II-X Certificates attributable to
Loan Group II-2, on a pro rata basis, the Accrued Certificate Interest on such
Classes for such Distribution Date;

                  SECOND, to the Class II-2A-1, Class II-2A-2, Class II-2A-3,
Class II-2A-4 and the portion of the Class II-X Certificates attributable to
Loan Group II-2, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds for Loan Group II-2;

                  THIRD, to the extent of the remaining Group II Available Funds for Loan Group II-2, to the Class II-2A-1, Class II-2A-2, and Class II-2A-3
Certificates, sequentially, in that order, the related Group II Senior Principal
Distribution Amount, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                  FOURTH, to the Class II-2PO Component of the Class II-PO
Certificates, the related Class II-PO Certificate Principal Distribution Amount
for Loan Group II-2 for such Distribution Date to the extent of the remaining
Group II Available Funds for Loan Group II-2, until the Certificate Principal
Balance thereof has been reduced to zero; and

                  FIFTH, to the Class II-2PO Component of the Class II-PO
Certificates, the Class II-PO Certificate Deferred Payment Writedown Amount for
Loan Group II-2, provided that, (i) on any Distribution Date, distributions pursuant to this priority FIFTH shall not exceed the excess, if any, of (x)
Group II Available Funds for Loan Group II-2 remaining after giving effect to distributions pursuant to priority FIRST through FOURTH of this clause (b) above over (y) the sum of the amount of Accrued Certificate Interest for such
Distribution Date and Accrued Certificate Interest attributable to Loan Group
II-2 remaining undistributed from previous Distribution Dates on all Classes of
Group II Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class II-PO
Certificates and (iii) no distribution shall be made in respect of the Class
II-PO Certificate Deferred Payment Writedown Amount on or after the related
Cross-Over Date.

                  (d) Except as provided in section (e) or (f) below, on each
Distribution Date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Group II Available Funds after the distributions in (b)
and (c) above shall be distributed sequentially, in the following order, to the
Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class
II-B-6 Certificates, respectively, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such
Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable
Share, if any, for such Distribution Date, in each case, to the extent of the sum of the remaining Group II Available Funds.

                  (e) On each Distribution Date prior to the Cross-Over Date but after the reduction of the Certificate Principal Balance of all of the Group II
Senior Certificates, or component thereof, related to Loan Group II-1 or Loan
Group II-2 to zero, the remaining Class or Classes of Group II Senior
Certificates, or component thereof (other than the Interest Only Certificates)
will be entitled to receive in reduction of their Certificate Principal
Balances, pro rata based upon their Certificate Principal Balances immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates' or component's respective Loan Group allocated to such Group II Senior Certificates, or component thereof, 100% of the Principal Prepayments on any Mortgage Loan in the
Loan Group relating to the fully repaid Class or Classes of Group II Senior
Certificates, or component thereof; provided, however, that if (A) the weighted average of the Subordinate Percentages on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (B) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group II delinquent 60 days or more (including for this purpose any such
Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate
Certificate Principal Balance of the Subordinate Certificates does not exceed
50%, then the additional allocation of Principal Prepayments to the Group II
Senior Certificates (other than the Class II-2A-4 and the Class II-X
Certificates) or component thereof in accordance with this paragraph (e) will not be made and 100% of the Principal Prepayments on any Mortgage Loan in the
Loan Group relating to the fully repaid Class or Classes of Group II Senior
Certificates or component thereof will be allocated to the Group II Subordinate
Certificates.

                  (f) If on any Distribution Date on which the aggregate
Certificate Principal Balance of the related Group II Senior Certificates and components thereof would be greater than the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group and any Group II Subordinate
Certificates are still outstanding, in each case, after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to the Group II Senior Certificates (other than the Interest Only Certificates), pro rata, based upon their Certificate
Principal Balances immediately prior to such Distribution Date, in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate
Principal Balance of the related Group II Senior Certificates and components thereof is equal to the aggregate Stated Principal Balance of the Mortgage Loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Group
II Senior Certificates and components thereof in an amount equal to the Accrued
Certificate Interest for such Distribution Date on the excess of (x) the aggregate Certificate Principal Balance of the applicable Group II Senior
Certificates and components thereof, over (y) the aggregate Stated Principal
Balance of the Mortgage Loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated in reverse order of the Group II Subordinate Certificates'
numerical designations, commencing with the Class II-B-6 Certificates.

                  (g) If, after distributions have been made pursuant to
priorities FIRST and SECOND of clauses (b) and (c) above on any Distribution
Date, the remaining Group II Available Funds (excluding the amount allocable to the Class II-1R Certificates) related to a loan group is less than the sum of the Group II Senior Principal Distribution Amount for such Loan Group (and the
Class II-PO Certificate Principal Distribution Amount, if applicable), such amounts shall be reduced, and such remaining funds shall be distributed to the related Group II Senior Certificates (other than the Interest Only Certificates)
on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class II-PO Certificates pursuant to this paragraph, the principal balance of the Class II-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class II-1PO Component in accordance with priority EIGHTH of clause (b) above and to the Class II-2PO Component in accordance with priority FOURTH of clause (c) above, as applicable, and (ii) principal actually distributed to the Class II-1PO Component or the Class II-2PO Component,
respectively, after giving effect to this paragraph (such difference for such
Class II-PO Component, the respective "Class II-PO Certificate Cash Shortfall").
The Class II-PO Certificate Cash Shortfall for the related Class II-PO Component with respect to any Distribution Date shall be added to the related Class II-PO
Certificate Deferred Amount.

                  (h) On each Distribution Date, all amounts representing
Prepayment Charges in respect of Loan Group II-1 received during the related
Prepayment Period and deposited in the Distribution Account shall be withdrawn from the Distribution Account and distributed in accordance with the Remittance
Report to the Class II-P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II-P Certificates.

                  (i) Subject to Section 11.02 hereof respecting the final
distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such
Holder at a bank or other entity having appropriate facilities therefor, if (i)
such Holder has so notified the Securities Administrator at least 5 Business
Days prior to the related Record Date and (ii) such Holder shall hold Regular
Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such
Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.
Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  (j) On or before 5:00 p.m. Eastern time on the fifth Business
Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the
Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities
Administrator such as to permit the Securities Administrator to prepare the
Monthly Statement to Certificateholders and to direct the Securities
Administrator in writing to make the required distributions for the related
Distribution Date (the "Remittance Report").

         Section 6.05      Allocation of Realized Losses.

                  (a) On or prior to each Determination Date, the Master
Servicer shall determine the amount of any Realized Loss in respect of each Loan
Group in respect of each related Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) The interest portion of Realized Losses with respect to each Loan Group shall be allocated to the related Certificates as described in
Section 1.02 hereof.

                  (c) The principal portion of all Realized Losses on Loan Group
I shall be allocated on each Distribution Date as follows: first, to Net Monthly
Excess Cashflow as part of the payment of the Group I Overcollateralization
Increase Amount; second, in reduction of the Group I Overcollateralized Amount, until reduced to zero; third, to the Class I-B-4 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; fourth, to the
Class I-B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class I-B-2 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; sixth, to the
Class I-B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class I-M-3 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero; eighth, to the
Class I-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and ninth, to the Class I-M-1 Certificates, until the
Certificate Principal Balance thereof has been reduced to zero.

                  (d) The related PO Percentage of the principal portion of all
Realized Losses on Discount Mortgage Loans in the related Loan Group and the related Class II-PO Certificate Cash Shortfall in Loan Group II-1 or in Loan
Group II-2, as applicable, shall be allocated to the related Class II-PO
Component of the Class II-PO Certificates until the Certificate Principal
Balance of the Class II-PO Certificates is reduced to zero. With respect to any
Distribution Date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class II-PO Certificates on such date in respect of any Realized Losses and any Class II-PO Certificate Cash Shortfalls and all
amounts previously allocated in respect of such Realized Losses or Class II-PO
Certificate Cash Shortfalls and not distributed on prior Distribution Dates shall be the related "Class II-PO Certificate Deferred Amount". To the extent funds are available therefor on any Distribution Date through the related
Cross-Over Date, distributions in respect of the related Class II-PO Certificate
Deferred Amount for the Class II-PO Certificates shall be made in accordance with priority TENTH of clause (b) and priority FIFTH of clause (c), respectively, of Section 6.07. No interest shall accrue on the Class II-PO
Certificate Deferred Amount. On each Distribution Date through the related
Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of Group II Subordinate Certificates then outstanding shall be reduced by the amount of any distributions in respect of any Class II-PO Certificate Deferred
Amount and on such Distribution Date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount.
After the related Cross-Over Date, no more distributions shall be made in respect of, and applicable Realized Losses and Class II-PO Certificate Cash
Shortfalls allocable to the Class II-PO Certificates will not be added to, the related Class II-PO Certificate Deferred Amount.

                  (e) The Non-PO Percentage of the principal portion of Realized
Losses on the Mortgage Loans in Loan Group II shall be allocated on any
Distribution Date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates;
fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2
Certificates; and sixth, to the Class II-B-1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero.
Thereafter, the Non-PO Percentage of the principal portion of Realized Losses on the Mortgage Loans in Loan Group II-1 shall be allocated among the Group II-1
Senior Certificates (other than the Class II-X Certificates and the Class
II-2A-4 Certificates) in proportion to their remaining Certificate Principal
Balances and the Non-PO Percentage of the principal portion of the Realized
Losses on the Mortgage Loans in Loan Group II-2 shall be allocated among the
Group II-2 Senior Certificates (other than the Class II-X Certificates and the
Class II-2A-4 Certificates) in proportion to their remaining Certificate
Principal Balances.]

                  (f) No reduction of the Certificate Principal Balance of any
Class of a related Group II Senior Certificate (other than related the Interest
Only Certificates) shall be made on any Distribution Date on account of Realized
Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Classes of the related
Group II Senior Certificates and components thereof (other than the related
Interest Only Certificates) and Group II Subordinate Certificates as of such
Distribution Date to an amount less than the Stated Principal Balances of the related Mortgage Loans in Loan Group II as of the related Due Date.

                  (g) All Realized Losses to be allocated to the Certificate
Principal Balances of all related Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of
Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  (h) Any allocation of the principal portion of Realized Losses with respect to each Loan Group to a related Certificate on any Distribution
Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to Net Monthly Excess
Cashflow shall be made by reducing the amount otherwise payable in respect of the Class I-C Certificates pursuant to priority THIRD of Section 6.07(a). No allocations of any Realized Losses shall be made to the Certificate Principal
Balances of the Group I Senior Certificates, Class I-P, Class II-P, Class II-B,
Class I-R or Class II-R Certificates.

                  (i) All Realized Losses and all other losses allocated to a
Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (j) In addition, in the event that the Master Servicer
receives any Subsequent Recoveries in respect of a Loan Group from the Company or the related Servicer, the Master Servicer shall deposit such funds for such
Loan Group into the Distribution Account pursuant to Section 5.07. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the related Class of Subordinate
Certificates with the highest payment priority to which Realized Losses with respect to such Loan Group have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate
Certificates pursuant to this Section 6.05 and, in the case of the Group I
Subordinate Certificates, not previously reimbursed to such Class of Subordinate
Certificates with Net Monthly Excess Cashflow pursuant to priority THIRD of
Section 6.07(a); provided, however, in the case of the Group I Subordinate
Certificates, to the extent that no reductions to a Certificate Principal
Balance of such Class of Subordinate Certificates currently exists as the result of a prior allocation of a Realized Loss with respect to Loan Group I, such
Subsequent Recoveries with respect to such Loan Group shall be applied as Excess
Spread to such Loan Group. Holders of Certificates will not be entitled to any payment in respect of current interest on the amount of increases described herein for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate
Principal Balance of each related Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

                  (k) (i) The interest portion of Realized Losses on the
Mortgage Loans in Loan Group I shall be allocated on each Distribution Date first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I
Interest Loss Allocation Amount (without duplication of any such amount attributable to allocations of Net Interest Shortfalls on such Distribution Date pursuant to Section 1.02), 98% and 2%, respectively, and thereafter, to
Uncertificated Accrued Interest payable to the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), pro rata, based on the Uncertificated
Accrued Interest for each such REMIC I Regular Interest prior to such allocation. The principal portion of Realized Losses on the Mortgage Loans in
Loan Group I shall be allocated on each Distribution Date to the following REMIC
I Regular Interests in the specified percentages, as follows: first, to
Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC
I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest
Loss Allocation Amount (without duplication of any such amount attributable to allocations of Net Interest Shortfalls or the interest portion of Realized
Losses on such Distribution Date pursuant to Section 1.02 or the preceding sentence), 98% and 2%, respectively; second, to the Uncertificated Principal
Balances of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an
aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and
2%, respectively; third, to the Uncertificated Principal Balances of REMIC I
Regular Interest AA, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest
ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC I Regular Interest I-B-4 has been reduced to zero; fourth, to the
Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I
Regular Interest I-B-3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Principal Balance of REMIC I Regular
Interest I-B-3 has been reduced to zero; fifth, to the Uncertificated Principal
Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-B-2 and
REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the
Uncertificated Principal Balance of REMIC I Regular Interest I-B-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I
Regular Interest AA, REMIC I Regular Interest I-B-1 and REMIC I Regular Interest
ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC I Regular Interest I-B-1 has been reduced to zero; seventh, to the
Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I
Regular Interest I-M-3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Principal Balance of REMIC I Regular
Interest I-M-3 has been reduced to zero; eighth, to the Uncertificated Principal
Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-M-2 and
REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the
Uncertificated Principal Balance of REMIC I Regular Interest I-M-2 has been reduced to zero; and ninth, to the Uncertificated Principal Balances of REMIC I
Regular Interest AA, REMIC I Regular Interest I-M-1 and REMIC I Regular Interest
ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of
REMIC I Regular Interest I-M-1 has been reduced to zero. All Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on each Distribution Date to the REMIC II Regular Interests in the same manner as Realized Losses are allocated to the Corresponding Certificates pursuant to Sections 1.02, 6.05(b)
and 6.05(c); provided, however, that solely for purposes of allocating such
Realized Losses to the REMIC II Regular Interests, any such losses otherwise allocable to the Class I-A-2 Certificates shall be deemed to be allocated to the
Class I-A-1 Certificates.

                           (ii) The interest portion of Realized Losses on the
         Mortgage Loans in Loan Group II shall be allocated on each Distribution
         Date among REMIC III Regular Interest 1-Sub, REMIC III Regular Interest
         1-ZZZ, REMIC III Regular Interest 2-Sub, REMIC III Regular Interest
         2-ZZZ and REMIC IIII Regular Interest II-X, pro rata, based on the
         Uncertificated Accrued Interest for each such REMIC III Regular
         Interest prior to such allocation. The principal portion of Realized
         Losses on the Mortgage Loans in Loan Group II-1 and Loan Group II-2, as
         applicable, shall be applied on each Distribution Date, first, to the related REMIC III Regular Interest ending with the designation "Sub,"
         so that the Uncertificated Principal Balance of each such REMIC III
         Regular Interest is equal to 0.1% of the excess of (x) the aggregate
         Stated Principal Balance of the Mortgage Loans in the related Loan
         Group (other than principal balance attributable to the related Class
         II-PO Component of the Class II-PO Certificates) over (y) the aggregate
         Certificate Principal Balance of the related Group II Senior
         Certificates (other than the portion of the Certificate Principal
         Balance attributable to the related Class II-PO Component of the Class
         II-PO Certificates) (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized
         Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses on the Mortgage Loans in each of Loan
         Group II-1 and Loan Group II-2, as applicable, shall be allocated to the related REMIC III Regular Interests ending with the designation
         "ZZZ" (except that if a Realized Loss is recognized with respect to a
         Discount Mortgage Loan in Loan Group II-1 or Loan Group II-2, as
         applicable, the related PO Percentage of such Realized Loss shall be allocated to REMIC III Regular Interest 1-PO or REMIC III Regular
         Interest 2-PO, respectively). All Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on each Distribution Date to the
         REMIC IV Regular Interests in the same manner as Realized Losses are allocated to the Corresponding Certificates pursuant to Sections 1.02,
         6.05(b), 6.05(d) and 6.05(e); provided, however, that solely for purposes of allocating such Realized Losses to the REMIC IV Regular
         Interests, any such losses otherwise allocable to the Class II-2A-4
         Certificates shall be deemed to be allocated to the Class II-2A-3
         Certificates.

         Section 6.06      Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Securities
Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement setting forth for the Certificates:

                           (i) the applicable record dates, accrual periods,
         determination dates for calculation distributions and general
         Distribution Dates;

                           (ii) with respect to each Loan Group, the total cash
         flows received and the general sources thereof;

                           (iii) the related amount of the Servicing Fees paid
         or retained by the Master Servicer;

                           (iv) with respect to each Loan Group, the amount of
         the related distribution to Holders of each related Class allocable to principal, separately identifying (A) the aggregate amount of any
         Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) Group I Extra
         Principal Distribution Amount (if any);

                           (v) the amount of any distribution to Holders of each
         Class allocable to interest;

                           (vi) the amount of such distribution to Holders of
         the Class I-A-1 Certificates allocable to interest;

                           (vii) with respect to each Loan Group, the amount of
         such distribution to Holders of each related Class allocable to interest;

                           (viii) any Net WAC Rate Carryover Amounts for the
         Group I Certificates;

                           (ix) with respect to each Loan Group, the Certificate
         Principal Balance or Notional Amount of each related Class after giving effect (i) to all distributions allocable to principal on such
         Distribution Date and (ii) the allocation of any Applied Realized Loss
         Amounts with respect to such Loan Group, for such Distribution Date;

                           (x) with respect to each Loan Group, the aggregate of
         the Stated Principal Balances of all of the related Mortgage Loans for the following Distribution Date;

                           (xi) the amount of the Servicing Fees paid to or
         retained by the Company or the related Servicer for the related Due
         Period;

                           (xii) with respect to each Loan Group, the
         Pass-Through Rate for each Class of Certificates with respect to the current Interest Accrual Period, and, if applicable, whether such
         Pass-Through Rate was limited by the related Interest Rate Cap;

                           (xiii) with respect to each Loan Group, the amount of
         Advances included in the distribution on such Distribution Date;

                           (xiv) with respect to each Loan Group, the cumulative
         amount of Applied Realized Loss Amounts to date;

                           (xv) with respect to each Loan Group, the number and
         aggregate principal amounts of Mortgage Loans (A) (1) 30 days
         Delinquent, (2) 60 days Delinquent and (3) 90 or more days Delinquent,
         (B) in foreclosure and delinquent (1) 30 days Delinquent, (2) 60 days
         Delinquent and (3) 90 or more days Delinquent and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 or more days Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xvi) with respect to each Loan Group and any
         Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on,
         such Mortgage Loan as of the end of the related Prepayment Period;

                           (xvii) with respect to each Loan Group, the total
         number and principal balance of any real estate owned or REO Properties as of the end of the related Prepayment Period;

                           (xviii) with respect to each Loan Group, the three
         month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the
         Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as
         of the last day of the calendar month preceding such Distribution Date;

                           (xix) with respect to each Loan Group, the Realized
         Losses during the related Prepayment Period and the cumulative Realized
         Losses through the end of the preceding month;

                           (xx) with respect to Loan Group I, the Net WAC Rate
         Carryover Amount for each Class of Certificates and the amount on deposit in the Net WAC Reserve Fund; and

                           (xxi) the amount of the distribution made on such
         Distribution Date to the Holders of the Class I-P and Class II-P
         Certificates allocable to related Prepayment Charges.

         The Securities Administrator may make the foregoing Monthly Statement
(and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the
Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The
Securities Administrator may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Securities Administrator's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master
Servicer, the Company and the Servicers. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency.

                  (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each
Person who at any time during the calendar year was a Certificateholder, the information set forth in clauses (a)(i) and (a)(ii) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities
Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the
Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the
Securities Administrator shall furnish to the Holders of the Residual
Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                           (i) The original projected principal and interest
         cash flows on the Closing Date on each class of related Regular
         Interests and related Residual Interests created hereunder and on the related Mortgage Loans, based on the Prepayment Assumption;

                           (ii) The projected remaining principal and interest
         cash flows as of the end of any calendar quarter with respect to each related class of Regular Interests and Residual Interests created hereunder and the related Mortgage Loans, based on the Prepayment
         Assumption;

                           (iii) The applicable Prepayment Assumption and any
         interest rate assumptions used in determining the projected principal and interest cash flows described above;

                           (iv) The original issue discount (or, in the case of
         the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related class of Regular Interests or Residual Interests created hereunder and to the related Mortgage Loans, together with each constant yield to maturity used in computing the same;

                           (v) The treatment of losses realized with respect to
         the related Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

                           (vi) The amount and timing of any non-interest
         expenses of a REMIC; and

                           (vii) Any taxes (including penalties and interest)
         imposed on the REMIC, including, without limitation, taxes on
         "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

         Section 6.07      REMIC Designations and REMIC Distributions.

                  (a) The Trustee shall elect that each of REMIC I, REMIC II,
REMIC III, REMIC IV and REMIC V shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the
Mortgage Loans in Loan Group I and all interest owing in respect of and principal due thereon, the funds in the Distribution Account and the Protected
Accounts maintained by the Securities Administrator, the Company and the
Servicers, and any REO Property, in each case, with respect to Loan Group I and any other assets related to Loan Group I subject to this Agreement (other than the Net WAC Reserve Fund, the Class I-A-1/I-A-2 Net WAC Reserve Account and any
Prepayment Charge Waiver Amounts). The REMIC I Regular Interests shall constitute the assets of REMIC II. The assets of REMIC III shall include the
Mortgage Loans in Loan Group II and all interest owing in respect of and principal due thereon, the funds in the Distribution Account and the Protected
Accounts maintained by the Company and the Servicers, and any REO Property, in
each case, with respect to Loan Group II, and any other assets related to Loan
Group II subject to this Agreement (other than any Prepayment Charge Waiver
Amounts). The REMIC III Regular Interests shall constitute the assets of REMIC
IV. The REMIC II Regular Interests and REMIC IV Regular Interests shall constitute the assets of REMIC V.

                  (b) On each Distribution Date, the Group I Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC I to REMIC II on account of the REMIC I
Regular Interests (other than REMIC I Regular Interest I-P) or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R-1
Certificates:

                           (i) first, to the holders of REMIC I Regular Interest
         AA, each REMIC I Regular Interest for which a REMIC II Regular Interest is a Corresponding Interest and REMIC I Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution
         Dates. Amounts payable as Uncertificated Accrued Interest in respect of
         REMIC I Regular Interest ZZ shall be reduced and deferred when the
         REMIC I Overcollateralization Amount is less than the REMIC I
         Overcollateralization Target Amount by the lesser of (x) the amount of such difference and (y) the REMIC I Maximum Interest Deferral Amount,
         and such amount shall be payable to the holders of each REMIC I Regular
         Interest for which a REMIC II Regular Interest is a Corresponding
         Interest in the same proportion as the Group I Overcollateralization
         Increase Amount is allocated to the Corresponding Interests for each such REMIC I Regular Interest, and the Uncertificated Principal Balance
         of REMIC I Regular Interest ZZ shall be increased by such amount;

                           (ii) second, to the holders of REMIC I Regular
         Interests(other than REMIC I Regular Interest I-P), in an amount equal to the remainder of the Group I Available Funds for such Distribution
         Date after the distributions made pursuant to clause (i) above, allocated as follows:

                                    (A) 98.00% of such remainder to the holders
                                    of REMIC I Regular Interest AA, until the
                                    Uncertificated Principal Balance of such
                                    REMIC I Regular Interest is reduced to zero;
                                    and

                                    (B) 2.00% of such remainder, first, to the
                                    holders of each REMIC I Regular Interest for
                                    which a REMIC II Regular Interest is a
                                    Corresponding Interest, in an aggregate
                                    amount equal to 1.00% of and in the same
                                    proportion as principal payments are
                                    allocated to the Corresponding Interests for
                                    each such REMIC I Regular Interest, until
                                    the Uncertificated Principal Balances of
                                    such REMIC I Regular Interests are reduced
                                    to zero; and second, to the holders of REMIC
                                    I Regular Interest ZZ, until the
                                    Uncertificated Principal Balance of such
                                    REMIC I Regular Interest is reduced to zero;
                                    and

                                    (C) third, any remaining amount to the
                                    Holders of the Class I-R-1 Certificates.

                  (c) On each Distribution Date, all amounts representing
Prepayment Charges on Loan Group I shall be deemed distributed in respect of
REMIC I Regular Interest I-P, provided that such amounts shall not reduce the
Uncertificated Principal Balance of REMIC I Regular Interest I-P. On the
Distribution Date in March 2011, $100 shall be deemed distributed in respect of
REMIC I Regular Interest I-P in reduction of the Uncertificated Principal
Balance thereof.

                  (d) On each Distribution Date, the Group I Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC II to REMIC V on account of the REMIC II
Regular Interests (other than REMIC II Regular Interest I-P) or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R-2
Certificates:

                           (i) to the holders of the REMIC II Regular Interests
         (other than REMIC II Regular Interest I-P), in the same manner and priority as paid to the Corresponding Certificates,

                                    (A) the Uncertificated Accrued Interest (or,
                                    in the case of REMIC II Regular Interest
                                    I-C, the REMIC II Regular Interest I-C
                                    Distribution Amount) for such Distribution
                                    Date, plus

                                    (B) any amounts in respect thereof remaining
                                    unpaid from previous Distribution Dates; and

                           (ii) to the holders of the REMIC II Regular Interests
         (other than REMIC II Regular Interest I-P), in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated in the same manner and priority as paid to the Corresponding Certificates, and any remaining amount to the Holders of the Class I-R-2
         Certificates.

                  (e) On each Distribution Date, all amounts representing
Prepayment Charges distributed in respect of the Class I-P Certificates shall be deemed distributed in respect of REMIC II Regular Interest I-P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC II
Regular Interest I-P. On the Distribution Date in March 2011, $100 shall be deemed distributed in respect of REMIC II Regular Interest I-P in reduction of the Uncertificated Principal Balance thereof.

                  (f) On each Distribution Date, the Group II Available Funds for Loan Group II, in the following order of priority and in accordance with the
Remittance Report, shall be deemed distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests (other than REMIC III Regular
Interest II-P) or withdrawn from the Distribution Account and distributed to the
Holders of the Class II-1R-1 Certificates:

                           (i) to the holders of REMIC III Regular Interest
         1-Sub, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest
         2-Sub, REMIC III Regular Interest 2-ZZZ and REMIC IIII Regular Interest
         II-X, pro rata, an amount equal to (A) the Uncertificated Accrued
         Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                           (ii) to the extent of the remainder of the Group II
         Available Funds relating to Loan Group II-1 for such Distribution Date after the distributions made pursuant to clause (i) above, to the Class
         II-1R-1 Certificates and REMIC III Regular Interest II-1R-2, pro rata, as principal, in reduction of the Certificate Principal Balance and
         Uncertificated Principal Balance, as applicable, thereof, until the
         Certificate Principal Balance and Uncertificated Principal Balance, as
         applicable, thereof have been reduced to zero;

                           (iii) the remainder of the Group II Available Funds
         for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

                                    (A) first, to each of REMIC III Regular
                                    Interest 1-Sub and REMIC III Regular
                                    Interest 2-Sub, the portion of such
                                    remainder from the related Loan Group, so
                                    that the Uncertificated Principal Balance of
                                    each such REMIC III Regular Interest is
                                    equal to 0.1% of the excess of (x) the
                                    aggregate Stated Principal Balance of the
                                    Mortgage Loans in the related Loan Group
                                    (other than the principal balance
                                    attributable to the related Class II-PO
                                    Component of the Class II-PO Certificates)
                                    over (y) the aggregate Certificate Principal
                                    Balance of the related Group II Senior
                                    Certificates (other than the portion of the
                                    Certificate Principal Balance attributable
                                    to the related Class II-PO Component of the
                                    Class II-PO Certificates) (except that if
                                    any such excess is a larger number than in
                                    the preceding distribution period, the least
                                    amount of funds shall be distributed to
                                    REMIC III Regular Interests 1-Sub and 2-Sub
                                    such that the REMIC III Subordinated Balance
                                    Ratio is maintained with respect to such
                                    REMIC III Regular Interests); and

                                    (B) second, any remaining funds from each
                                    Loan Group to the related REMIC III Regular
                                    Interest ending with the designation "ZZZ"
                                    (provided that a portion of the remaining
                                    funds equal to the related Class II-PO
                                    Certificate Principal Distribution Amount
                                    attributable to the related Discount
                                    Mortgage Loans shall be distributed to REMIC
                                    III Regular Interest 1-PO or REMIC III
                                    Regular Interest 2-PO, as applicable); and

                                    (C) any remaining amount, to the Holders of
                                    the Class II-1R-1 Certificates.

                  (e) On each Distribution Date, all amounts representing
Prepayment Charges on Loan Group II shall be deemed distributed in respect of
REMIC III Regular Interest II-P, provided that such amounts shall not reduce the
Uncertificated Principal Balance of REMIC III Regular Interest II-P. On the
Distribution Date in March 2011, $100 shall be deemed distributed in respect of
REMIC III Regular Interest II-P in reduction of the Uncertificated Principal
Balance thereof.

                  (f) On each Distribution Date, the Group II Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC IV to REMIC V on account of the REMIC IV
Regular Interests (other than REMIC IV Regular Interest II-P) or withdrawn from the Distribution Account and distributed to the Holders of the Class II-1R-2
Certificates:

                           (i) to the holders of the REMIC IV Regular Interests
         (other than REMIC IV Regular Interest II-P), in the same manner and priority as paid to the Corresponding Certificates,

                                    (A) the Uncertificated Accrued Interest for
                                    such Distribution Date, plus

                                    (B) any amounts in respect thereof remaining
                                    unpaid from previous Distribution Dates; and

                           (ii) to the holders of the REMIC IV Regular Interests
         (other than REMIC IV Regular Interest I-P), in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated in the same manner and priority as paid to the Corresponding Certificates, and any remaining amount to the Holders of the Class II-1R-2
         Certificates.

                  (g) On each Distribution Date, all amounts representing
Prepayment Charges distributed in respect of the Class II-P Certificates shall be deemed distributed in respect of REMIC IV Regular Interest II-P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC
IV Regular Interest II-P. On the Distribution Date in March 2011, $100 shall be deemed distributed in respect of REMIC IV Regular Interest II-P in reduction of the Uncertificated Principal Balance thereof.

                  (h) On each Distribution Date, (1) (i) the Uncertificated
Accrued Interest for the Regular Interest the ownership of which is represented by the Class I-A-1 Certificates that has accrued for such Distribution Date at the related Uncertificated REMIC V Pass-Through Rate on the related Certificate
Principal Balance thereof, (ii) the Uncertificated Accrued Interest for the
Regular Interest the ownership of which is represented by the Class I-A-2
Certificates that has accrued for such Distribution Date at the related
Uncertificated REMIC V Pass-Through Rate on the Uncertificated Notional Amount
thereof, and (iii) any amounts in respect thereof remaining unpaid from previous
Distribution Dates, shall be deemed distributed in respect of each such Regular
Interest, and (2) amounts distributable in reduction of the Certificate
Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates
shall be deemed distributed to each of the Regular Interests the ownership of which is represented by such Certificates in reduction of the related
Uncertificated Principal Balance thereof.

         Section 6.08      Net WAC Reserve Fund.

                  (a) The Securities Administrator shall establish a Net WAC
Reserve Fund on behalf of the Holders of the Offered Certificates. The Net WAC
Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled "Net WAC Reserve Fund, U.S. Bank National Association as Trustee for
the benefit of Holders of Bear Stearns Asset Backed Securities I LLC,
Asset-Backed Certificates, Series 2006-AC2, Class 1-A-1, Class I-A-2, Class
I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class
I-B-4 Certificates". On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund an amount equal to the Net WAC
Reserve Fund Deposit. On each Distribution Date as to which there is a Net WAC
Rate Carryover Amount payable to any Class of Group I Offered Certificates or
Class I-B-4 Certificates, the Securities Administrator shall, in accordance with the Remittance Report for such Distribution Date, deposit the amounts pursuant to paragraphs 9 through 17 of clause THIRD of Section 6.04(a) with respect to
Loan Group I into the Net WAC Reserve Fund, and the Securities Administrator has
been directed by the Class I-C Certificateholder to distribute any amounts then on deposit in the Net WAC Reserve Fund to the Holders of the Group I Offered
Certificates and Class I-B-4 Certificates in respect of the Net WAC Rate
Carryover Amount for each such Class in the priorities set forth in clause THIRD of Section 6.04(a).

                  (b) The Net WAC Reserve Fund is an "outside reserve fund"
within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Net WAC Reserve Fund. The Class I-C
Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund with respect to Loan Group I, subject to the power of the Securities
Administrator to transfer amounts under Section 6.04(a). Amounts in the Net WAC
Reserve Fund with respect to Loan Group I shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the direction of the Majority
Class I-C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments with respect to Loan Group I shall be distributed to the Majority Class I-C Certificateholder not as a distribution in respect of any interest in any REMIC on such Distribution Date. All amounts earned on amounts on deposit in the Net WAC Reserve Fund for Loan Group I shall be taxable to the Majority Class I-C Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class
I-C Certificateholder out of its own funds immediately as realized. In the event that the Majority Class I-C Certificateholder shall fail to provide investment instructions to the Securities Administrator, the related amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

                  (c) For federal tax return and information reporting, the
right of the Holders of the Group I Offered Certificates and Class I-B-4
Certificates to receive payments from the Net WAC Reserve Fund in respect of any
Net WAC Rate Carryover Amount shall be assigned a value of zero.

           Section 6.09 Class I-A-1/I-A-2 Net WAC Pass-Through Amount; Class
I-A-1/I-A-2 Net WAC Reserve Account.

         (a) The Securities Administrator shall establish a Class I-A-1/I-A-2
Net WAC Reserve Account on behalf of the Holders of the Class I-A-1 Certificates and Class I-A-2 Certificates. The Class I-A-1/I-A-2 Net WAC Reserve Account
shall be an Eligible Account. The Class I-A-1/I-A-2 Net WAC Reserve Account
shall be entitled "Class I-A-1/I-A-2 Net WAC Reserve Account, U.S. Bank National
Association, as Trustee for the benefit of Holders of Bear Stearns Asset Backed
Securities I LLC, Asset-Backed Certificates, Series 2006-AC2, Class I-A-1
Certificates and Class I-A-2 Certificates". On the Closing Date, the Depositor
will deposit, or cause to be deposited, into the Class I-A-1/I-A-2 Net WAC
Reserve Account an amount equal to the Class I-A-1/I-A-2 Net WAC Reserve Account
Deposit.

         (b) On each Distribution Date on which the weighted average of the Net
Mortgage Rates on the Mortgage Loans in Loan Group I is less than the Class
I-A-1/I-Class A-2 Target Rate, the Uncertificated Accrued Interest in respect of the Regular Interest the ownership of which is represented by the Class I-A-1
Certificates will include the Class I-A-1/I-A-2 Net WAC Pass-Through Amount for
such Distribution Date. On each such Distribution Date, the Securities
Administrator shall deposit into the Class I-A-1/I-A-2 Net WAC Reserve Account the Class I-A-1/I-A-2 Net WAC Pass-Through Amount rather than distributing such amount to the Class I-A-1 Certificateholders. Notwithstanding the foregoing, such Class I-A-1/I-A-2Net WAC Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed to the Class I-A-1 Certificateholders in respect of the Regular Interest the ownership of which is represented by the
Class I-A-1 Certificates. On each such Distribution Date, the Securities
Administrator shall hold the Class I-A-1/I-A-2 Net WAC Pass-Through Amount for the benefit of the Holders of the Class I-A-2 Certificates, and shall distribute such amount to the Holders of the Class I-A-2 Certificates. Payments to the
Holders of the Class I-A-2 Certificates of any Class I-A-1/I-A-2 Net WAC
Pass-Through Amount will not be payments with respect to a Regular Interest in a
REMIC within the meaning of Code Section 860G(a)(1).

         (c) By accepting a Class I-A-1 Certificate, each Class I-A-1
Certificateholder thereby agrees to direct the Securities Administrator, and the
Securities Administrator is hereby directed, to deposit into the Class
I-A-1/I-A-2 Net WAC Reserve Account any Class I-A-1/I-A-2 Net WAC Pass-Through
Amount rather than distributing such amounts to the Class I-A-1
Certificateholders and further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. By accepting a Class I-A-1 Certificate, each Class I-A-1
Certificateholder acknowledges that any such Class I-A-1/I-A-2 Net WAC
Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed in respect of the Regular Interest the ownership of which is represented by the Class I-A-1 Certificates. By accepting a Class I-A-2
Certificate, each Class I-A-2 Certificateholder acknowledges that for federal, state and local tax purposes any payments of such Class I-A-1/I-A-2 Net WAC
Pass-Through Amount shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

      (d) The Class I-A-1/I-A-2 Net WAC Reserve Account is an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities
Administrator on behalf of the Trust shall be the nominal owner of the Class
I-A-1/I-A-2 Net WAC Reserve Account. The Class I-I-A-1 Certificateholder shall be the beneficial owner of the Class I-A-1/I-A-2 Net WAC Reserve Account, subject to the power of the Securities Administrator to transfer amounts under clause (b) above. Amounts in the Class I-A-1/I-A-2 Net WAC Reserve Account shall be held either uninvested in a trust or deposit account of the Securities
Administrator with no liability for interest or other compensation thereof or, at the direction of the Class I-A-1 Certificateholder, be invested in Permitted
Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Class I-A-1 Certificateholder not as a distribution in respect of any interest in any REMIC on such Distribution Date. All amounts earned on amounts on deposit in the Class I-A-1/I-A-2 Net WAC Reserve Account shall be taxable to the Class I-A-1 Certificateholder. Any losses on such investments shall be deposited in the Class I-A-1/I-A-2 Net WAC Reserve Account by the Class I-A-1 Certificateholder out of its own funds immediately as realized. In the event that the Class I-A-1 Certificateholder shall fail to provide investment instructions to the Securities Administrator, the related amounts on deposit in the Class I-A-1/I-A-2 Net WAC Reserve Account shall be held uninvested.

         Section 6.10 Class P Certificate Accounts. The Securities Administrator
shall establish and maintain with itself a separate, segregated trust account for each of the Class P Certificates, each titled "Bear Stearns Asset-Backed
Securities I Trust 2006-AC2 Class I-P and Class II-P Certificate Account" (each, a "Class P Certificate Account"). On the Closing Date, the Depositor will deposit, or cause to be deposited in each Class P Certificate Account $100.00.
Prepayment charges with respect to each Loan Group shall be allocated to the related Class P Certificate. The amount on deposit in each Class P Certificate
Account shall be held uninvested. On the Distribution Date in February 2010, the
Securities Administrator shall withdraw the amount on deposit in each Class P
Certificate Account and remit such amount to the Holders of the related Class P
Certificates in reduction of the related Certificate Principal Balance thereof.

                                THE CERTIFICATES

         Section 7.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-7. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                       MINIMUM             INTEGRAL MULTIPLE IN         INITIAL CERTIFICATE
   CLASS            DENOMINATION             EXCESS OF MINIMUM           PRINCIPAL BALANCE              PASS-THROUGH RATE
------------      ------------------      ----------------------      ---------------------      --------------------------------
   I-A-1              $   100,000             $       1,000              $ 177,300,100.00         Class I-A-1 Pass-Through Rate
   I-A-2              $   100,000             $       1,000              $  53,960,900.00(4)      Class I-A-2 Pass-Through Rate
   I-M-1              $   100,000             $       1,000              $  17,518,000.00         Class I-M-1 Pass-Through Rate
   I-M-2              $   100,000             $       1,000              $  15,309,000.00         Class I-M-2 Pass-Through Rate
   I-M-3              $   100,000             $       1,000              $   5,888,000.00         Class I-M-3 Pass-Through Rate
   I-B-1              $   100,000             $       1,000              $   5,888,000.00         Class I-B-1 Pass-Through Rate
   I-B-2              $   100,000             $       1,000              $   6,183,000.00         Class I-B-2 Pass-Through Rate
   I-B-3              $   100,000             $       1,000              $   5,299,000.00         Class I-B-3 Pass-Through Rate
   I-B-4              $   100,000             $       1,000              $   5,888,000.00         Class I-B-4 Pass-Through Rate
    I-C               $   100,000             $       1,000              $   1,178,298.04                      (1)
    I-P               $       100                       N/A              $         100.00(2)                   N/A
   I-R-1                      100%                      N/A                     N/A(2)                         N/A
   I-R-2                      100%                      N/A                     N/A(2)                         N/A
   I-R-3                      100%                      N/A                     N/A(2)                         N/A
  II-1A-1             $   100,000             $       1,000              $  59,393,000.00                     6.00%
  II-1A-2             $   100,000             $       1,000              $   4,800,000.00                     6.00%
  II-1A-3             $   100,000             $       1,000              $  21,918,000.00                     6.00%
  II-1A-4             $   100,000             $       1,000              $  54,903,000.00                     6.00%
  II-1A-5             $   100,000             $       1,000              $     500,000.00                     6.00%
  II-1A-6             $     1,000             $       1,000              $   1,000,000.00                     6.00%
  II-2A-1             $   100,000             $       1,000              $  36,683,467.00        Class II-2A-1 Pass-Through Rate
  II-2A-2             $   100,000             $       1,000              $  11,164,533.00        Class II-2A-2 Pass-Through Rate
  II-2A-3             $   100,000             $       1,000              $  35,886,000.00        Class II-2A-3 Pass-Through Rate
  II-2A-4             $   100,000             $       1,000              $            (3)        Class II-2A-4 Pass-Through Rate
  II-B-1              $   100,000             $       1,000              $   5,752,000.00        Class II-B Pass-Through Rate
  II-B-2              $   100,000             $       1,000              $   3,794,000.00        Class II-B Pass-Through Rate
  II-B-3              $   100,000             $       1,000              $   2,449,000.00        Class II-B Pass-Through Rate
  II-B-4              $   100,000             $       1,000              $   2,814,000.00        Class II-B Pass-Through ate
  II-B-5              $   100,000             $       1,000              $   1,225,000.00        Class II-B Pass-Through Rate
  II-B-6              $   100,000             $       1,000              $   1,110,357.91        Class II-B Pass-Through Rate
   II-PO              $   100,000             $       1,000              $   1,428,379.53(2)                   N/A
   II-X               $   100,000             $       1,000                           (3)        Class II-X Pass-Through Rate)
   II-P               $       100                  N/A                   $         100.00(2)                   N/A
  II-1R-1                     100%                 N/A                   $          50.00(2)                   N/A
  II-1R-2                     100%                 N/A                   $          50.00(2)                   N/A

---------------
(1)      The Class I-C Certificate will not accrue interest on its Certificate
         Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest I-C.
(2)      The Class I-P, Class I-R-1, Class I-R-2, Class I-R-3, Class II-PO,
         Class II-P, Class II-1R-1 and Class II-1R-2 Certificates are not
         entitled to distributions in respect of interest.
(3)      The Class II-X Certificates and the Class II-2A-4 Certificates do not
         have a Certificate Principal Balance. The Class II-X Certificates have an initial Notional Amount equal to $244,820,737.44 and for any subsequent Distribution Date, the Class II-X Certificates will have a
         Notional Amount equal to the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group II-1. For federal income tax purposes, the
         Class II-X Certificates will have a Notional Amount equal to the
         Uncertificated Notional Amount of REMIC IV Regular Interest II-X. The
         Class II-2A-4 Certificates have an initial Notional Amount equal to
         $35,886,000.00 and for any subsequent Distribution Date, the Class
         II-2A-4 Certificates will have a Notional Amount equal to the aggregate
         Principal Balance of the Class II-2A-3 Certificates. For federal income tax purposes, the Class II-2A-4 Certificates will have a Notional
         Amount equal to the aggregate Uncertificated Certificate Principal
         Balance of the REMIC IV Regular Interest II-2A-3.
(4)      For federal income tax purposes, the Regular Interest the ownership of which is represented by the Class I-A-2 Certificates will have a principal balance equal to the Certificate Principal Balance of such
         Certificates, and such Regular Interest shall not accrue interest on its principal balance but rather will be entitled to interest on its
         Uncertificated Notional Amount at its Uncertificated REMIC V Pass-
         Through Rate, in each case as defined herein.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the
Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All
Certificates shall be dated the date of their countersignature. On the Closing
Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Securities
Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 7.02      Certificate Register; Registration of Transfer and
Exchange of Certificates.

                  (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a
Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of
Certificates and of Transfers and exchanges of Certificates as herein provided.
Upon surrender for registration of Transfer of any Certificate, the Securities
Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any
Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities
Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

                  (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the
Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the
Securities Act and such laws, the Certificateholder desiring to effect such
Transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the "Transferor Certificate")
and (x) deliver a letter in substantially the form of either Exhibit E (the
"Investment Letter") or Exhibit F (the "Rule 144A Letter") or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the
Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the
Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the
Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule
144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule
144A. The Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the
Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a
Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the
Depositor, the Sponsor, the Securities Administrator and the Master Servicer
against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA Restricted Certificate shall be made unless either (i) the Master Servicer and the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Master Servicer and the Securities
Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to
ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master
Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be
"plan assets" under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the
Trustee, the Master Servicer, the Depositor or the Securities Administrator to
any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master
Servicer, the Depositor or the Securities Administrator, or, in the case of a
Class I-B-4, Class II-B-4, Class II-B-5 or Class II-B-6 Certificate, the
transferee provides a representation, or deemed representation in the case of the Global Certificate or an opinion of counsel to the effect that the proposed transfer and holding of such Certificate and the servicing, management and operation of the Trustee and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction
Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II)
will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee.
Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the
Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities
Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities
Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any
ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the
Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the
Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the
Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(b) or for making any payments due on such Certificate to the
Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA
Restricted Certificate that was in fact an employee benefit plan subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities
Administrator shall be paid and delivered by the Trustee or the Securities
Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         Each beneficial owner of a Class I-M, Class I-B, Class II-B-1, Class
II-B-2 and Class II-B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan
Assets", (ii) it has acquired and is holding such certificate in reliance on the
Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-"(or its equivalent) by S&P, Fitch
Ratings or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

                           (i) Each Person holding or acquiring any Ownership
         Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (ii) No Ownership Interest in a Residual Certificate
         may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any
         Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b)
         above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

                           (iii) Each Person holding or acquiring any Ownership
         Interest in a Residual Certificate shall agree (A) to obtain a Transfer
         Affidavit from any other Person to whom such Person attempts to
         Transfer its Ownership Interest in a Residual Certificate, (B) to
         obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest
         in a Residual Certificate or to cause the Transfer of an Ownership
         Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                           (iv) Any attempted or purported Transfer of any
         Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(c), then the last preceding
         Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual
         Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section
         7.02(b) and this Section 7.02(c) or for making any payments due on such
         Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer
         Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

                           (v) The Master Servicer shall make available within
         60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e)
         of the Code as a result of a Transfer of an Ownership Interest in a
         Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of
Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the
Sponsor or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a
Certificateholder or another Person. Each Person holding or acquiring any
Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities
Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a
Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and
opinions referred to above in this Section 7.02 shall not be an expense of the
Trust Fund, the Trustee, the Depositor, the Sponsor, the Securities
Administrator or the Master Servicer.

                  (e) Subject to Subsection 7.02(i), so long as a Global
Certificate of such Class is outstanding and is held by or on behalf of the
Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global
Certificate, may be made only in accordance with Subsection 7.02(b) and in accordance with the rules of the Depository:

                           In the case of a beneficial interest in the Global
         Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an
         Individual Certificate or Certificates and the Securities Administrator
         shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

                           In the case of a beneficial interest in a Class of
         Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities
         Administrator shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

                           In the case of an Individual Certificate of a Class
         being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the
         Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related
         Matters Certificate or comparable evidence as to its QIB status.

                           No restrictions shall apply with respect to the
         transfer or registration of transfer of a beneficial interest in the
         Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such
         Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and
         Related Matters Certificate as are sufficient to establish that it is a
         QIB.

                  (f) Subject to Subsection 7.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or
Certificates of such Class, an exchange of an Individual Certificate or
Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a
Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository)
may be made only in accordance with this Subsection 7.02(e) and in accordance with the rules of the Depository:

                           A holder of a beneficial interest in a Global
         Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                           A holder of an Individual Certificate or Certificates
         of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and
         Related Matters Certificate or comparable evidence as to its QIB status.

                           A holder of an Individual Certificate of a Class may
         exchange such Certificate for an equal aggregate principal amount of
         Individual Certificates of such Class in different authorized denominations without any certification.

                  (g) (i) Upon acceptance for exchange or transfer of an
Individual Certificate of a Class for a beneficial interest in a Global
Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository
to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                           (ii) Upon acceptance for exchange or transfer of a
         beneficial interest in a Global Certificate of a Class for an
         Individual Certificate of such Class as provided herein, the Securities
         Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

                  (h) Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a
Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

         (i) Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator and the Securities Administrator in
the case of transfer and a written request for exchange in the case of exchange.
The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator and the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an
Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual
Certificate or Certificates, as the case may require, for a like aggregate
Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual
Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         Neither the Trustee nor the Securities Administrator nor the Master
Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such
Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities
Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator, the Trustee or the Master Servicer as a result of such attempted or purported transfer.
Neither the Trustee nor the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate
Owners made in violation of the transfer restrictions set forth herein.

         Section 7.03      Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Securities
Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the
Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the
Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities
Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

         Section 7.04      Persons Deemed Owners.

         The Securities Administrator, the Trustee and any agent of the
Securities Administrator or the Trustee may treat the person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

         Section 7.05      Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such
Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c)
provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities
Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust
Fund held by the Securities Administrator, if any. The Depositor and every
Certificateholder, by receiving and holding a Certificate, agree that the
Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 7.06      Book-Entry Certificates.

         The Offered Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry
Certificates, to be delivered to the Depository by or on behalf of the
Depositor. Such Certificates shall initially be registered on the Certificate
Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such
Certificate Owner's interest in such Certificates, except as provided in Section
7.08. Unless and until definitive, fully registered Certificates ("Definitive
Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor, the Securities Administrator and the
Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

                  (d) the rights of the respective Certificate Owners of such
Certificates shall be exercised only through the Depository and the Depository
Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository
Participants. Pursuant to the Depository Agreement, unless and until Definitive
Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such
Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate
Owners (acting through the Depository and the Depository Participants) owning
Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global
Certificates, the Depositor (with the assistance of the Trustee) will take such action as may be reasonably required to cause the Depository to accept such
Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the
Depository by the Depositor or deposited with the Trustee as custodian for the
Depository.

         All transfers by Certificate Owners of such respective Classes of
Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.
         Section 7.07      Notices to Depository.

         Whenever any notice or other communication is required to be given to
Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

         Section 7.08      Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any
Certificates, (a) the Depositor or the Depository advises the Securities
Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor,
(b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the
Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor)
is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such
Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities
Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities
Administrator shall countersign and deliver such Definitive Certificates.
Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such
Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such
Definitive Certificates and the Trustee and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 7.09      Maintenance of Office or Agency.

         The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Wells Fargo Bank,
National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479 where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator will give prompt written notice to the
Certificateholders of any change in such location of any such office or agency.

                       THE COMPANY AND THE MASTER SERVICER

         Section 8.01 Liabilities of the Depositor, the Company and the Master
Servicer.

         Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

         Section 8.02 Merger or Consolidation of the Depositor, the Company or
the Master Servicer.

                  (a) Each of the Depositor, the Company and the Master Servicer
will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Transaction
Documents to which it is a party, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement and the other Transaction
Documents to which it is a party.

                  (b) Any Person into which the Depositor, the Company or the
Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master
Servicer shall be a party, or any Person succeeding to the business of the
Depositor, the Company or the Master Servicer, shall be the successor of the
Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.03      Indemnification of the Trustee, the Master Servicer
and the Securities Administrator.

                  (a) The Master Servicer agrees to indemnify the Indemnified
Persons for, and to hold them harmless against, any loss, liability or expense
(including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 4.01 and 4.06 hereof, the Assignment Agreements, the
Custodial Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Sponsor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master
Servicer or the Securities Administrator and the termination of this Agreement.

                  (b) The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to the failure of the Company to perform in any way its duties and service the EMC Mortgage Loans in strict compliance with the terms of this
Agreement and for breach of any representation or warranty of the Company contained herein. The Company shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified
Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

                  (c) The Sponsor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsections (a) or (b) above.

         Section 8.04      Limitations on Liability of the Depositor, the
Company, the Master Servicer and Others.

         Subject to the obligation of the Sponsor, the Company and the Master
Servicer to indemnify the Indemnified Persons pursuant to Section 8.03:

                  (a) Neither the Depositor, the Company, the Master Servicer
nor any of the directors, officers, employees or agents of the Depositor, the
Company and the Master Servicer shall be under any liability to the Indemnified
Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Depositor, the Company, the Master Servicer and any
director, officer, employee or agent of the Depositor, the Company and the
Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Depositor, the Company, the Master Servicer the
Securities Administrator, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer, the
Securities Administrator, the Trustee or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense
(including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Assignment Agreements, the Custodial
Agreement, the Certificates or the Servicing Agreements (except with respect to the Master Servicer only, to the extent that the Master Servicer is indemnified by the Company under this Agreement or by the related Servicer under the related
Servicing Agreement), other than (i) any such loss, liability or expense related to the Company's or the Master Servicer's failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the
Custodian's failure to perform its duties under the Custodial Agreement, or (ii)
any such loss, liability or expense incurred by reason of the Company's, the
Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial
Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

                  (d) Neither the Depositor, the Company nor the Master Servicer
shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the
Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 5.07. Nothing in this
Subsection 8.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 4.01(a).

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this
Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged
Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

                  (f) The Master Servicer shall not be liable for any acts or omissions of the Company or the Servicers, except as otherwise expressly provided herein.

         Section 8.05 Master Servicer and Company Not to Resign. (a) Except as
provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior written consent of the Trustee (which consent shall not be unreasonably withheld) or
(ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof.
The Trustee shall notify the Rating Agencies of the resignation of the Master
Servicer.

                  (b) The Company shall not resign from the obligations and
duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $10,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the
Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the
Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates without regard to the Policy,
(b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC
Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a Qualified Successor or the Master
Servicer shall have assumed the Company's responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee and the
Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

         Section 8.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage
Loans as EMC or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer without the consent of all of the Certificateholders.

         Section 8.07      Sale and Assignment of Master Servicing.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master
Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which (or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) shall be qualified to service mortgage loans for
Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than
$10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the
Trustee an agreement, in form and substance reasonably satisfactory to the
Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation (determined without regard to the Policy), as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the
Master Servicer assigning and selling the master servicing shall deliver to the
Trustee an Officer's Certificate and an Opinion of Counsel addressed to the
Trustee, each stating that all conditions precedent to such action under this
Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay, from its own funds and without any right of reimbursement, the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                    DEFAULT; TERMINATION OF MASTER SERVICER;

                             TERMINATION OF COMPANY

         Section 9.01      Events of  Default.  "Event of  Default,"  wherever
used  herein,  means any one of the following events:

                           (i) any failure by the Master Servicer to remit to
         the Securities Administrator any amounts received or collected by the
         Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder or any Advance required to be made by it pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the
         Depositor, or to the Trustee and the Master Servicer by the Holders of
         Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                           (ii) any failure by the Master Servicer to observe or
         perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this
         Agreement or any breach of a representation or warranty by the Master
         Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the
         Depositor, or to the Trustee and the Master Servicer by the Holders of
         Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                           (iii) a decree or order of a court or agency or
         supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                           (iv) the Master Servicer shall consent to the
         appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                           (v) the Master Servicer shall admit in writing its
         inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                           (vi) the Master Servicer assigns or delegates its
         duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07; or

                           (vii) The Master Servicer fails to deposit, or cause
         to be deposited, in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by
         5:00 p.m. New York City time on the Remittance Date.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities
Administrator if the Master Servicer and the Securities Administrator are the
same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities
Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 9.02 (a "Successor Master Servicer" and, if
applicable, "Successor Securities Administrator"). Such Successor Master
Servicer shall thereupon if such Successor Master Servicer is a successor to the
Master Servicer, make any Advance required by Article VI, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities
Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's and, if applicable, the Securities Administrator's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Distribution Account maintained pursuant to
Section 5.07, or thereafter be received with respect to the applicable Mortgage
Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

         Notwithstanding any termination of the activities of the Master
Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master
Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 5.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

         Section 9.02      Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a)
immediately assume the duties of the Master Servicer or (b) select a successor
Master Servicer; provided, further, however that, pursuant to Article VI hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Master
Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the
Certificates by each Rating Agency (determined without regard to the Policy) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a
Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the related Servicing
Agreement with respect to which the Company or the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor, the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master
Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating
Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation (determined without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master
Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the
Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the
Securities Administrator to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master
Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the
Trustee pursuant to Section 10.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 4.04.

         Section 9.03      Notification to Certificateholders and Rating Agencies.

                  (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to
Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Event of
Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

         Section 9.04      Waiver of Defaults.

         The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a
Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The
Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this
Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 9.05 Company Default. In case one or more of the following events of default by the Company (each, a "Company Default") shall occur and be continuing, that is to say:

                           (i) any failure by the Company to remit to the Master
         Servicer any payment including any Advance required to be made under the terms of this Agreement on any Remittance Date; or

                           (ii) failure on the part of the Company duly to
         observe or perform in any material respect any other of the covenants or agreements (other than Sections 3.13 or 3.14) on the part of the
         Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days
         (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

                           (iii) a decree or order of a court or agency or
         supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                           (iv) the Company shall consent to the appointment of
         a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                           (v) the Company shall admit in writing its inability
         to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) the Company attempts to assign its right to
         servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

                           (vii) the Company ceases to be qualified to transact
         business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder;

                           (viii) failure by the Company to duly perform, within
         the required time period, its obligations under Sections 4.16, 4.17 or
         4.18 which failure continues unremedied for a period of fifteen (15)
         days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the
         Master Servicer.

         then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer, by notice in writing to the
Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Upon written request from the Master Servicer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer's possession all Mortgage Files relating to the EMC
Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Master Servicer in effecting the termination of the
Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or
Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

         Section 9.06      Waiver of Company Defaults.

         The Master Servicer, with the consent of the Trustee, may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                         CONCERNING THE TRUSTEE AND THE

                            SECURITIES ADMINISTRATOR

         Section 10.01     Duties of Trustee and Securities Administrator.

                  (a) The Trustee, prior to the occurrence of an Event of
Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of
Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that neither the
Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

                  (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the related
Certificateholders from related funds in the Distribution Account as provided in
Sections 6.04 and 11.02 herein based solely on the applicable Remittance Report.

                  (d) No provision of this Agreement shall be construed to
relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default,
         and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the
         Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the
         Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the
         Securities Administrator, respectively, the Trustee or the Securities
         Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the
         Securities Administrator, respectively, and conforming to the requirements of this Agreement;

                           (ii) Neither the Trustee nor the Securities
         Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible
         Officers of the Trustee or an officer or officers of the Securities
         Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

                           (iii) Neither the Trustee nor the Securities
         Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than
         25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities
         Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

                           (iv) The Trustee shall not be required to take notice
         or be deemed to have notice or knowledge of any default or Event of
         Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                           (v) The Securities Administrator shall not in any way
         be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Securities
         Administrator's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities
         Administrator is obligor and has defaulted thereon);

                           (vi) The Trustee shall not in any way be liable by
         reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                           (vii) Anything in this Agreement to the contrary
         notwithstanding, in no event shall the Trustee or the Securities
         Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                           (viii) None of the Securities Administrator, the
         Master Servicer, the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the
Master Servicer or the Company hereunder or any Servicer under the related
Servicing Agreement.

                  (e) All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement shall be promptly so deposited by the Securities Administrator.

         Section 10.02     Certain Matters Affecting the Trustee and the
Securities Administrator.

                  (a) Except as otherwise provided in Section 10.01:

                           (i) The Trustee and the Securities Administrator may
         rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Company, the Master Servicer or the related Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee and the Securities Administrator may
         consult with counsel and any advice of such counsel or any Opinion of
         Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) Neither the Trustee nor the Securities
         Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
         Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a
         Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                           (iv) Prior to the occurrence of an Event of Default
         hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the
         Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Neither the Trustee nor the Securities
         Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities
         Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities
         Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                           (vi) The Trustee and the Securities Administrator may
         execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys;
         provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer which consents will not be unreasonably withheld.
         Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

                           (vii) Should the Trustee or the Securities
         Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the
         Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the
         Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

                           (viii) Neither the Trustee nor the Securities
         Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 10.07; and

                           (ix) Neither the Trustee nor the Securities
         Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this
         Agreement, or the eligibility of any Mortgage Loan for purposes of this
         Agreement.

         Section 10.03     Trustee and Securities Administrator Not Liable for
Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the
Securities Administrator shall have any responsibility for their correctness.
Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan
except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section
2.02 of this Agreement. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities
Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the
Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities
Administrator shall be responsible for the legality or validity of this
Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust
Fund or its ability to generate the payments to be distributed to
Certificateholders, under this Agreement. Neither the Trustee nor the Securities
Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 10.04     Trustee and Securities Administrator May Own Certificates.
         Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

         Section 10.05     Trustee's and Securities Administrator's Fees and
Expenses.

         The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master
Servicer and at the expense of the Master Servicer. In addition, the Trustee and the Securities Administrator shall be entitled to recover from the Distribution
Account pursuant to Section 5.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities
Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the
Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the
Certificateholders or the Trust Fund hereunder. If funds in the Distribution
Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 10.06     Eligibility Requirements for Trustee and Securities
Administrator.

         The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United
States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least
$40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the
Trustee, rated "BBB" or higher by Fitch, Inc. with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by
Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies
(which consent shall not be unreasonably withheld). The Trustee shall not be an
Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the
Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the
Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

         Section 10.07     Insurance.

         The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a
"Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the
Securities Administrator as to the Trustee's or the Securities Administrator's,
respectively, compliance with this Section 10.07 shall be furnished to any
Certificateholder upon reasonable written request.

         Section 10.08     Resignation and Removal of Trustee and Securities
Administrator.

         The Trustee and the Securities Administrator may at any time resign
(including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the
Trust hereby created by giving written notice thereof to the Depositor, the
Sponsor, the Securities Administrator (or the Trustee, if the Securities
Administrator resigns) and the Master Servicer, with a copy to the Rating
Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities
Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

         If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii)
the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the
Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities
Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the
Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the
Trustee or the Securities Administrator, as applicable fails to indemnify the
Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, each Master Servicer and the successor trustee or successor securities administrator, as applicable.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each
Rating Agency by the Trustee or successor trustee.

         Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

         Section 10.09     Successor Trustee or Securities Administrator.

         Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

         No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates (without regard to the Policy).

         Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 10.10     Merger or Consolidation of Trustee or Securities
Administrator.

         Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the
Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities
Administrator, shall be the successor of the Trustee or the Securities
Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 10.11     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 10.11, such powers, duties, obligations, rights and trusts as the Master
Servicer and the Trustee may consider necessary or desirable. If the Master
Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) All rights, powers, duties and obligations
         conferred or imposed upon the Trustee, except for the obligation of the
         Trustee under this Agreement to advance funds on behalf of the Master
         Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) No trustee hereunder shall be held personally
         liable by reason of any act or omission of any other trustee hereunder;
         and

                           (iii) The Trustee may at any time accept the
         resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the
Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the
Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 10.12     Tax Matters.

         It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent for so long as it is also Master Servicer (and the Securities
Administrator is hereby appointed to act as agent) on behalf of the Trust Fund.
The Trustee and/or the Securities Administrator, as agent on behalf of the Trust
Fund, shall do or refrain from doing, as applicable, the following: (a) the
Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income
Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue
Service) and prepare and file or cause to be prepared and filed with the
Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the
Internal Revenue Service on Forms 8811 or as otherwise may be required by the
Code, the name, title, address, and telephone number of the person that the
Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make, or cause to be made, elections on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e)
the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any
Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the
Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 10.12, as directed by the
Securities Administrator in its Remittance Report, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the
Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Securities Administrator at the written request of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities
Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the
REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee, or at the written request of the
Trustee, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

         In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the
Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the related Mortgage Loans.
Thereafter, the Depositor shall provide to the Trustee or the Securities
Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities
Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities
Administrator arising from any errors or miscalculations of the Trustee or the
Securities Administrator, as applicable, that result from any failure of the
Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section
860F(a)(2) of the Code, on the "net income from foreclosure property" of the
Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is, in each case, attributable to the activities of REMIC I or REMIC II or related to Loan Group I and not paid as otherwise provided for herein, such tax shall be paid (i) by the
Trustee or the Securities Administrator, if any such tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) by any party hereto (other than the Trustee or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first with amounts otherwise to be distributed to the Class I-R-1, Class I-R-2 and Class I-R-3 Certificateholders, and second, with amounts otherwise to be distributed to all Group I Offered
Certificateholders and Class I-B-4 Certificateholders in the following order of priority: first, to the Class I-B-4 Certificates, second, to the Class I-B-3
Certificates, third, to the Class I-B-2 Certificates, fourth, to the Class I-B-1
Certificates, fifth, to the Class I-M-3 Certificates, sixth, to the Class I-M-2
Certificates, seventh, to the Class I-M-1 Certificates and eighth, to the Class
I-A Certificates, on a pro rata basis, based on the amounts to be distributed.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section
860F(a)(2) of the Code, on the "net income from foreclosure property" of the
Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is, in each case, attributable to the activities of REMIC III or REMIC IV or related to Loan Group
II and not paid as otherwise provided for herein, such tax shall be paid (i) by the Trustee or the Securities Administrator, if any such tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) by any party hereto (other than the Trustee or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first with amounts otherwise to be distributed to the Class II-R Certificateholders, and second, with amounts otherwise to be distributed to the following Classes of Group II Certificateholders in the following order of priority: first, to the Class II-B-6 Certificates, second, to the Class II-B-5 Certificates, third, to the Class II-B-4 Certificates, fourth, to the Class II-B-3 Certificates, fifth, to the Class II-B-2 Certificates, sixth, to the Class II-B-1 Certificates and seventh to the Class II-A
Certificates, on a pro rata basis, based on the amounts to be distributed.

         Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the
Securities Administrator is hereby authorized to retain on any Distribution
Date, from the Holders of the Class R Certificates (and, if necessary, from the
Holders of the other related Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its
Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The
Securities Administrator, on written request by the Trustee, agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this
Agreement to the contrary, the Trustee agrees that, in the event that the
Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 10.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.

                                   TERMINATION

         Section 11.01     Termination upon Liquidation or Repurchase of all
Mortgage Loans.

          Subject to Section 11.03, the obligations and responsibilities of the
Depositor, the Master Servicer, the Securities Administrator, the Sponsor and
the Trustee created hereby with respect to the related Sub-Trust shall terminate, with respect to Loan Group I, upon the earlier of (a) the purchase by the Majority Class I-C Certificateholder of all of the Group I Mortgage Loans
(and related REO Properties) remaining in the Trust Fund at a price (the "Group
I Mortgage Loan Purchase Price") equal to the sum of (i) 100% of the Stated
Principal Balance of each related Mortgage Loan (other than in respect of related REO Property), (ii) accrued interest thereon at the applicable Mortgage
Rate to, but not including, the first day of the month of such purchase, (iii)
the appraised value of any REO Property in the Group I Sub-Trust (up to the
Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the
Trustee and (iv) unreimbursed out-of pocket costs of the Company, the Servicers or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances made on Loan Group I prior to the exercise of such repurchase right, and (v) such Loan Group's pro rata share
(based on the then outstanding aggregate Stated Principal Balance thereof) of any unreimbursed costs and expenses of the Trustee and the Securities
Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last
Mortgage Loan remaining in the Group I Sub-Trust and the disposition of all related REO Property and (ii) the distribution to Group I Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

         Subject to Section 11.03, the obligations and responsibilities of the
Depositor, the Master Servicer, the Securities Administrator, the Sponsor and
the Trustee created hereby with respect to the related Sub-Trust shall terminate, with respect to Loan Group II, upon the earlier of (a) the purchase by EMC or its designee of all of the Group II Mortgage Loans (and related REO
Properties) remaining in the Trust Fund at a price (the "Group II Mortgage Loan
Purchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of
each related Mortgage Loan (other than in respect of related REO Property), (ii)
accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any
REO Property in the Group II Sub-Trust (up to the Stated Principal Balance of
the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv)
unreimbursed out-of pocket costs of the Company, the Servicers or the Master
Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances made on Loan Group II prior to the exercise of such repurchase right, and (v) such Loan Group's pro rata share (based on the then outstanding aggregate Stated Principal Balance thereof) of any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Group II Sub-Trust and the disposition of all related REO
Property and (ii) the distribution to Group II Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable.

         In no event shall the Sub-Trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the related Latest
Possible Maturity Date.

         The right to repurchase all Mortgage Loans in Loan Group I and related
REO Properties pursuant to the preceding paragraph shall be exercisable in each case on or after the earlier of (i) the Group I 20% Clean Up Call Date and (ii)
the Distribution Date in January 2016.

         The right to repurchase all Mortgage Loans in Loan Group II and related
REO Properties pursuant to the preceding paragraph shall be exercisable on or after the Group II Optional Termination Date.

         Notwithstanding anything to the contrary herein, the Class I-R-3
Certificates will not be retired until the later of (i) the retirement of all the Group I Certificates (other than the I-R-3 Certificates) and (ii) the retirement of all the Group II Certificates.

         Section 11.02     Final Distribution on the Group I Certificates and
Group II Certificates.

         If on any Determination Date, (i) the Master Servicer determines that there are no related Outstanding Mortgage Loans and no other funds or assets in the related Sub-Trust other than the funds in the Distribution Account, the
Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder or (ii) the
Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following
Distribution Date. Any final distribution made pursuant to the immediately preceding sentence shall be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator specified in the final distribution notice to related Certificateholders. If the Class I-C
Certificateholder or EMC or its designee, as applicable, elects to terminate the related Sub-Trust pursuant to Section 11.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class I-C
Certificateholder or EMC or its designee, as applicable, shall notify the
Depositor, the Securities Administrator, the Trustee of the date the Majority
Class I-C Certificateholder or EMC or its designee intends to terminate the related Sub-Trust. The Master Servicer shall remit the related Mortgage Loan
Purchase Price to the Securities Administrator on the Business Day prior to the
Distribution Date for such Group I Optional Termination by the Majority Class
I-C Certificateholder or Group II Optional Termination by EMC or its designee, as applicable.

         Notice of any termination of the related Sub-Trust, specifying the
Distribution Date on which related Certificateholders may surrender their
Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to related
Certificateholders mailed not earlier than the 10th day and no later than the
15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates shall be made upon presentation and surrender of related Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to related
Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all related funds to be remitted to the Securities Administrator for deposit in the
Distribution Account on the Business Day prior to the applicable Distribution
Date in an amount equal to the final distribution in respect of the related
Certificates. Upon such final deposit with respect to the Sub-Trust and the receipt by the Trustee of a Request for Release therefor, the Trustee or the
Custodian shall promptly release to the Master Servicer, as applicable the
Mortgage Files for the related Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

         Upon presentation and surrender of the related Certificates, the
Securities Administrator shall cause to be distributed to related
Certificateholders of each Class in accordance with the Remittance Report the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution
Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender
Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable
Certificates shall not have been surrendered for cancellation, the Securities
Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the related Sub-Trusts. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

         Section 11.03     Additional Termination Requirements.

                  (a) Upon exercise by the Majority Class I-C Certificateholder or EMC or its designee, as applicable, of its purchase option as provided in
Section 11.01, the related Sub-Trust shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities
Administrator have been supplied with an Opinion of Counsel addressed to the
Trustee, at the expense of the Majority Class I-C Certificateholder or EMC or
its designee, as applicable, to the effect that the failure of the Sub-Trust to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a
REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Majority Class I-C Certificateholder or EMC or its
designee, as applicable, shall establish a 90-day liquidation period for REMIC
I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, and notify the
Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as
applicable, pursuant to Treasury Regulation Section 1.860F-1. The Majority Class
I-C Certificateholder or EMC or its designee, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each REMIC related to the terminated
Sub-Trust, as evidenced by an Opinion of Counsel addressed to the Trustee obtained at the expense of the Majority Class I-C Certificateholder or EMC or
its designee, as applicable;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities
Administrator as agent of the Trustee shall sell all of the assets of REMIC I or
REMIC III, as applicable, for cash; and

                  (3) At the time of the making of the final payment on the
related Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the
Holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V,
as applicable, shall terminate at that time.

                  (b) By their acceptance of the related Certificates, the
Holders thereof hereby authorize the adoption of a 90-day liquidation period and plan of liquidation for the related REMIC, which authorization shall be binding upon all successor related Certificateholders.

                  (c) The Securities Administrator, as agent for each related
REMIC, hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Majority Class I-C Certificateholder or EMC or its
designee, as applicable, and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1), and to take such other action in connection therewith as may be reasonably requested by the Majority Class I-C Certificateholder or EMC or its designee, as applicable.

                            MISCELLANEOUS PROVISIONS

         Section 12.01     Amendment.

         This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Distribution
Account maintained by the Securities Administrator or the Protected Account
maintained by the Company is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each
Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates
(determined without regard to the Policy).

         Notwithstanding the foregoing, without the consent of the
Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of
REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC
V at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of
Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any
Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on
REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or the Certificateholders or
cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a
REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 12.02     Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the
Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the
Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the
Certificateholders or is required by law.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.03     Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES
THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

         Section 12.04     Intention of Parties.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the
Sponsor to the Depositor, and by the Depositor to the Trustee be, and be
construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the
Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the
Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase
Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the
Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Sponsor to the
Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement.

         Section 12.05     Notices.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which a
Responsible Officer of the Trustee has actual knowledge:

                           (i) Any material change or amendment to this
Agreement;

                           (ii) The occurrence of any Event of Default that has
         not been cured;

                           (iii) The resignation or termination of the Master
         Servicer, the Securities Administrator or the Trustee and the
         appointment of any successor;

                           (iv) With respect to each Loan Group, the repurchase
         or substitution of related Mortgage Loans pursuant to Sections 2.02,
         2.03, 4.20 and 11.01; and

                           (v) With respect to each Loan Group, the final
         payment to Certificateholders.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison
Avenue, New York, New York 10179, Attention: Chief Counsel; (ii) in the case of the Sponsor or the Company, EMC Mortgage Corporation, 909 Hidden Ridge Drive,
Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iv) in the case of the Master Servicer or the Securities Administrator,
P. O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old
Annapolis Road, Columbia, Maryland 21045), Attention: BSABS I 2006-AC2 or such other address as may be hereafter furnished to the other parties hereto by the
Securities Administrator in writing, (v) in the case of the Rating Agencies, (x)
Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Home Equity Monitoring and (y) Standard & Poor's, 55 Water Street,
41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group.
Any notice delivered to the Sponsor, the Master Servicer, the Securities
Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate
Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the
Certificateholder receives such notice.

         Section 12.06     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.07     Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.07, this Agreement may not be assigned by the
Master Servicer, the Sponsor or the Depositor.

         Section 12.08     Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust
Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities
Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities
Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder, the
Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

         Section 12.09     Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master
Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the
Trustee and to discuss its affairs, finances and accounts relating to such
Mortgage Loans with its officers, employees and independent public accountants
(and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party's right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof).

         Section 12.10     Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sponsor,
the Company, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        BEAR STEARNS ASSET BACKED
                                        SECURITIES I LLC,
                                        as Depositor

                                        By:     /s/ Joseph Jurkowski
                                                --------------------------------
                                        Name:   Joseph Jurkowski
                                        Title:  Vice President

                                        EMC MORTGAGE CORPORATION,
                                        as Sponsor and Company

                                        By:     /s/ Dana Dillard
                                                --------------------------------
                                        Name:   Dana Dillard
                                        Title:  Senior Vice President

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION,
                                        as Securities Administrator
                                        and Master Servicer

                                        By:     /s/ Stacey Taylor
                                                --------------------------------
                                        Name:   Stacey Taylor
                                        Title:  Senior Vice President

                                        U.S. BANK
                                        NATIONAL
                                        ASSOCIATION,
                                        as
                                        Trustee

                                        By:     /s/ Karen Beard
                                                --------------------------------
                                        Name:   Karen Beard
                                        Title:  Vice President

COUNTY OF NEW     )
YORK              ) ss.:
                  )

                  On this 28th day of February, 2006, before me, a notary public in and for said State, appeared ____________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear
Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                          Notary Public

[Notarial Seal]

STATE OF MARYLAND          )
                           ) ss.:
COUNTY OF BALTIMORE        )

                  On this 28th day of February, 2006, before me, a notary public in and for said State, appeared ____________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells
Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                          Notary Public

[Notarial Seal]

STATE OF TEXAS             )
                           ) ss.:
COUNTY OF DALLAS           )

                  On this 28th day of February, 2006, before me, a notary public in and for said State, appeared ________________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC
Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                          Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS     )
                           ) ss.:
COUNTY OF SUFFOLK          )

                  On this 28th day of February, 2006, before me, a notary public in and for said State, appeared ______________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of U.S.
Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 _______________________________
                                                          Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [_-[_]A-_][_-X-_][_-PO] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[For Class I-A-1, Class I-A-2, Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1A-4, Class II-1A-5, Class II-1A-6 Class II-PO, Class II-2A-1, Class II-2A-2, Class II-2A-3 and Class II-2A-4 Certificates] THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	[Adjustable][Fixed] Pass-Through Rate

Class [_-[_]A-_][_-X-_][_-PO] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate [Principal Balance][Notional Amount] of this Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: March 27, 2006	Initial [Certificate Principal][Notional] Balance of this Certificate as of the Cut-off Date: $[_____________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ___________

Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the Class [_-[_]A-_][_-X-_][_-PO] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class I-A-1, Class I-A-2, Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1A-4, Class II-1A-5, Class II-1A-6 Class II-PO, Class II-2A-1, Class II-2A-2, Class II-2A-3 and Class II-2A-4 Certificates][Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.][The Class II-X Certificates have no Certificate Principal Balance.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable thereto.][The Initial Notional Amount of this Certificate is set forth above.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group [I][II]-_ Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I][II]-_ Mortgage Loan remaining in the Group [I][II]-_ Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I][II]-_ Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II]-_ Mortgage Loans and other [related] assets of the Group [I][II]-_ Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the [earlier of (i) the first] Distribution Date on which the aggregate Stated Principal Balance of the Group [I][II]-_ Mortgage Loans is less than [or equal to 20%][the percentage] of the aggregate Stated Principal Balance [specified in the Agreement] of the Group [I][II]-_ Mortgage Loans as of the Cut-off Date [and (ii) the Distribution Date in February 2016]. The exercise of such right will effect the early retirement of the Group [I][II]-_ Certificates. In no event, however, will the Group I Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_-[_]A-_][_-X-_][_-PO] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS [_]-M-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN

"BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH, INC. OR MOODY'S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ((PTCE() 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1	Variable Pass-Through Rate

CLASS [_]-M-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _______________

Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the Class [_]-M-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by

EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor(s, Fitch, Inc. or Moody(s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest herein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group I Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Group I Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other related assets of the Group I Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the earlier of (i) the first Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (ii) the Distribution Date in February 2016. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Group I Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS [_]-M-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS [_]-B-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND THE CLASS I-M-1, CLASS I-M-2 AND CLASS I-M-3 CERTIFICATES][AND THE CLASS _-B-_ CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3] EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO

TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH, INC. OR MOODY'S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ((PTCE() 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

[For Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

[For Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND

OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION SPECIFIED IN SECTION 7.08(a) OF THE AGREEMENT IS PROVIDED.]

Certificate No.1	Adjustable Pass-Through Rate

CLASS [_]-B-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _______________

Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the Class [_]-B-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by

EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates] [Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.]

[For the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

[For the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates] [Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a (Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates] [No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates] [Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor(s, Fitch, Inc. or Moody(s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest herein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities

Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless an opinion specified in section 7.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group II-[_] Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II-[_] Mortgage Loan remaining in the Group II-[_] Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other related assets of the Group II-[_] Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the [earlier of (i) the first] Distribution Date on which the aggregate Stated Principal Balance [specified in the Agreement] of the Group II-[_] Mortgage Loans is less than [or equal to 20%][the percentage] of the aggregate Stated Principal Balance of the Group II-[_] Mortgage Loans [as of][at] the Cut-off Date [and (ii) the Distribution Date in February 2016]. The exercise of such right will effect the early retirement of the Group II-[_] Certificates. In no event, however, will the Group II-[_] Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_]-B-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS I-C CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" UNDER ERISA OR THE CODE, WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

("ERISA") OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1	Percentage Interest: 100%

Class I-C	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $____________

First Distribution Date: March 27, 2006	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $____________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _______________

Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the Class I-C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage

Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class I-C Certificate will be made unless the Trustee shall have received either (i) the opinion of counsel set forth in section 7.02(b) of the Pooling Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Insurer and the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the related Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the earlier of (i) the first Distribution Date on which the aggregate Stated Principal Balance of the related Mortgage Loans is less than or equal to 20% of the aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date and (ii) the Distribution Date in February 2016. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-5

FORM OF CLASS I-P CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

Certificate No.1	Percentage Interest: 100%

Class I-P

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

First Distribution Date: March 27, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _________________

Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the Class [_]-P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans

were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder(s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder(s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificates Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificates Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

               IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-6

FORM OF CLASS [_]-R-[_] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS( COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D)

RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

CLASS [_]-R-[_]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006

First Distribution Date: March 27, 2006

Master Servicer: Wells Fargo Bank, National Association
CUSIP: [____________]
Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the CLASS [_]-R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group I Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Group I Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other related assets of the Group I Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the earlier of (i) the first Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (ii) the Distribution Date in February 2016. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Group I Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS [_]-R-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-7

FORM OF CLASS II-1R-[_] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS( COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D)

RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

CLASS II-1R-[_]

Date of Pooling and Servicing Agreement and Cut-off Date: February 1, 2006
Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $50.00
First Distribution Date: March 27, 2006
Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $50.00
Master Servicer: Wells Fargo Bank, National Association
CUSIP: [____________]
Assumed Final Distribution Date: February 25, 2036

ASSET-BACKED CERTIFICATE

SERIES 2006-AC2

evidencing a percentage interest in the distributions allocable to the CLASS II-1R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of principal required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group II-1 Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II-1 Mortgage Loan remaining in the Group II-1 Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II-1 Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group II-1 Mortgage Loans and other assets of the Group II-1 Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group II-1 Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II-1 Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II-1 Certificates. In no event, however, will the Group II-1 Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: February 28, 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS II-1R-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

CITY1                                       STATE              ZIP_CODE        PROPTYPE
----------------------------------------------------------------------------------------------
SHREWSBURY                                    MA                 1545          Single Family
UPLAND                                        CA                 91784         Single Family
WRIGHTWOOD                                    CA                 92397         Single Family
RALEIGH                                       NC                 27610         PUD
MAGALIA                                       CA                 95954         PUD
Lilburn                                       GA                 30047         Single Family
EVANS                                         CO                 80620         PUD
FRESNO                                        CA                 93726         Single Family
HILLSBORO                                     OR                 97124         Single Family
IRVING                                        TX                 75061         Single Family
NORTH LAS VEGAS                               NV                 89031         PUD
Spring Hill                                   FL                 34606         Single Family
NORTH PORT                                    FL                 34287         2-4 Family
Union City                                    GA                 30291         PUD
NAMPA                                         ID                 83686         2-4 Family
PATERSON                                      NJ                 7502          2-4 Family
WOODSTOCK                                     NH                 3293          2-4 Family
Midlothian                                    TX                 76065         Single Family
Suprise                                       AZ                 85374         PUD
Phoenix                                       AZ                 85029         Single Family
Las Vegas                                     NV                 89134         PUD
TOMBALL                                       TX                 77375         PUD
Lahaina                                       HI                 96761         Single Family
CYPRESS                                       TX                 77433         PUD
Rowland Heights                               CA                 91748         Single Family
Tucson                                        AZ                 85719         Single Family
Scottsdale                                    AZ                 85258         PUD
Gaithersburg                                  MD                 20877         Single Family
Area of Duarte                                CA                 91010         Single Family
Hutchinson                                    MN                 55350         Single Family
Sanger                                        TX                 76266         Single Family
Trenton                                       NJ                 8611          Townhouse
Los Angeles                                   CA                 90042         Single Family
Riverdale                                     GA                 30274         PUD
Henrietta                                     TX                 76365         Single Family
Round Rock                                    TX                 78664         PUD
TULARE                                        CA                 93274         Single Family
LOUISVILLE                                    KY                 40245         Single Family
SANTA ANA                                     CA                 92704         Condominium
jonesboro                                     GA                 30236         Single Family
Mitchellville                                 MD                 20721         PUD
Chaska                                        MN                 55318         Single Family
Fairfield                                     TX                 75840         Single Family
Tucson                                        AZ                 85745         Single Family
Willow Spring                                 NC                 27592         Single Family
Cypress                                       TX                 77433         PUD
PEORIA                                        AZ                 85383         PUD
Dallas                                        TX                 75209         Single Family
McDOnough                                     GA                 30252         PUD
ROCKMART                                      GA                 30153         Single Family
LOS ANGELES                                   CA                 90059         Single Family
FRIDLEY                                       MN                 55432         Single Family
Hammond                                       IN                 46320         Single Family
Cincinnati                                    OH                 45225         2-4 Family
LAS VEGAS                                     NV                 89148         Single Family
Colorado Springs                              CO                 80906         Single Family
Burns Township                                MN                 55330         Single Family
CHARLOTTE                                     NC                 28262         PUD
MCDONOUGH                                     GA                 30253         Single Family
RYDAL                                         GA                 30171         Single Family
RIVERDALE                                     GA                 30296         PUD
MCDONOUGH                                     GA                 30253         PUD
Westlake Village                              CA                 91361         PUD
Berkley                                       MA                 2779          Single Family
San Antonio                                   TX                 78258         PUD
San Leandro                                   CA                 94577         Single Family
Norfolk                                       VA                 23513         PUD
Rising Sun                                    MD                 21911         Single Family
Modesto                                       CA                 95355         Single Family
Baltimore                                     MD                 21239         2-4 Family
Baton Rouge                                   LA                 70806         2-4 Family
Valley Village Area                           CA                 91607         Single Family
Tallahassee                                   FL                 32303         Single Family
HUNTSVILLE                                    AL                 35816         2-4 Family
Hahira                                        GA                 31632         Single Family
Dallas                                        TX                 75214         Single Family
Bloomfield                                    MI                 48301         Single Family
Elizabeth                                     NJ                 7202          Single Family
Colorado Springs                              CO                 80921         Single Family
Huntington Beach                              CA                 92648         PUD
Rockland                                      MA                 2370          Single Family
Gilbert                                       AZ                 85296         PUD
RIALTO                                        CA                 92376         2-4 Family
San Antonio                                   TX                 78252         Single Family
KISSIMMEE                                     FL                 34747         PUD
SACRAMENTO                                    CA                 95829         Single Family
Georgetown                                    MA                 1833          Condominium
TROY                                          MI                 48098         PUD
WESTFIELD                                     IN                 46074         PUD
LAKE ELSINORE                                 CA                 92532         PUD
KISSIMMEE                                     FL                 34747         Condominium
ORLANDO                                       FL                 32833         Single Family
Surprise                                      AZ                 85379         PUD
Greensburg                                    PA                 15601         Single Family
Mcdonough                                     GA                 30253         Single Family
PALM DESERT                                   CA                 92211         Single Family
CHULA VISTA                                   CA                 91913         PUD
Glendale                                      AZ                 85301         PUD
Temple                                        TX                 76504         Single Family
College Station                               TX                 77840         Single Family
MISSOURI CITY                                 TX                 77459         PUD
OCEAN CITY                                    MD                 21842         Condominium
Tomball                                       TX                 77375         Single Family
Valdosta                                      GA                 31602         Single Family
Arlington                                     TX                 76016         Single Family
Van Nuys                                      CA                 91401         Single Family
DOUGLASVILLE                                  GA                 30135         PUD
Hinesville                                    GA                 31313         Single Family
CONYERS                                       GA                 30013         Single Family
CHARLOTTE                                     NC                 28209         Single Family
Peroia                                        AZ                 85381         Single Family
Los Lunas                                     NM                 87031         Single Family
Charlotte                                     NC                 28214         Single Family
WASHINGTON                                    DC                 20011         2-4 Family
Riverdale                                     GA                 30296         PUD
LOMITA                                        CA                 90717         Single Family
CARTERSVILLE                                  GA                 30121         Single Family
Grand Junction                                CO                 81503         Single Family
Scottdale                                     PA                 15683         Single Family
Valdosta                                      GA                 31602         Single Family
Queen Creek                                   AZ                 85242         PUD
Gilbert                                       AZ                 85296         PUD
SOMERTON                                      AZ                 85350         Single Family
Dundalk                                       MD                 21222         2-4 Family
Clinton                                       LA                 70722         Single Family
Glen Burnie                                   MD                 21060         Single Family
Coral Springs                                 FL                 33067         Single Family
COVINGTON                                     GA                 30014         Single Family
HUXLEY                                        IA                 50124         Townhouse
CHESAPEAKE                                    VA                 23324         2-4 Family
Center Point                                  IA                 52213         Single Family
Waldorf                                       MD                 20601         PUD
Upper Marlboro                                MD                 20774         PUD
DECATUR                                       GA                 30032         2-4 Family
AUSTELL                                       GA                 30168         Single Family
Cape Charles                                  VA                 23310         Single Family
Charlotte                                     NC                 28213         Single Family
Tulare                                        CA                 93274         Single Family
Madison                                       MS                 39110         Single Family
Ocoee                                         FL                 34761         Single Family
Kendall Park                                  NJ                 8824          Single Family
Bryan                                         TX                 77802         Single Family
West Valley City                              UT                 84120         PUD
Tavares                                       FL                 32778         Single Family
Panama City Beach                             FL                 32413         PUD
PIQUA                                         OH                 45356         Single Family
San Jose                                      CA                 95133         Single Family
SHOREHAM                                      NY                 11786         Single Family
Kingston                                      OH                 45644         Single Family
Miami                                         FL                 33175         Single Family
Olathe                                        KS                 66062         Single Family
BUCKEYE                                       AZ                 85326         PUD
Fort Myers                                    FL                 33907         Single Family
Cape Coral                                    FL                 33991         Single Family
BRIDGEWATER                                   CT                 6752          Single Family
TAMPA                                         FL                 33604         Single Family
BAKERSFIELD                                   CA                 93313         Single Family
Cape Coral                                    FL                 33914         Condominium
San Marcos                                    TX                 78666         2-4 Family
CIBOLO                                        TX                 78108         PUD
De Soto                                       TX                 75115         PUD
POWAY                                         CA                 92064         Single Family
BOUND BROOK                                   NJ                 8805          2-4 Family
Clearwater                                    FL                 33765         PUD
PHOENIXVILLE                                  PA                 19460         PUD
Frisco                                        TX                 75034         PUD
FREDERICKSBURG                                VA                 22405         Single Family
New Albany                                    MS                 38652         Single Family
CINCINNATI                                    OH                 45238         2-4 Family
SPOTSYLVANIA                                  VA                 22553         Single Family
POTTSTOWN                                     PA                 19465         Single Family
CONROE                                        TX                 77385         PUD
PHOENIXVILLE                                  PA                 19460         PUD
BELLEVUE                                      WA                 98006         PUD
UNION BRIDGE                                  MD                 21791         Single Family
Baltimore                                     MD                 21205         Townhouse
RIO RANCHO                                    NM                 87144         PUD
NEW OXFORD                                    PA                 17350         Single Family
FREDERICKSBURG                                VA                 22405         PUD
Roosevelt                                     NY                 11575         Single Family
Orem                                          UT                 84097         Single Family
Anamosa                                       IA                 52205         Single Family
BALDWIN PARK                                  CA                 91706         Condominium
NOVI                                          MI                 48377         Condominium
North Webster                                 IN                 46555         2-4 Family
LORTON                                        VA                 22079         PUD
BOISE                                         ID                 83709         Single Family
CARTERSVILLE                                  GA                 30121         Single Family
ELKHART                                       IN                 46514         Single Family
Wyandotte                                     MI                 48192         2-4 Family
SHAKER HEIGHTS                                OH                 44122         Single Family
HATTIESBURG                                   MS                 39401         2-4 Family
AUSTELL                                       GA                 30168         Single Family
Long Beach                                    CA                 90802         CO-OP
College Park                                  GA                 30349         Single Family
Baltimore                                     MD                 21201         Single Family
VILLA RICA                                    GA                 30180         PUD
Sugar Land                                    TX                 77478         Single Family
East Orange                                   NJ                 7017          Single Family
OKLAHOMA CITY                                 OK                 73170         PUD
ROCKMART                                      GA                 30153         Single Family
CIBOLO                                        TX                 78108         PUD
MONROE                                        GA                 30655         Single Family
WOODBURN                                      OR                 97071         Single Family
ROCKVILLE                                     MD                 20853         Single Family
Sterling                                      VA                 20164         Condominium
ELLICOTT CITY                                 MD                 21043         Single Family
Centreville                                   VA                 20121         PUD
Aurora                                        CO                 80013         PUD
HAMILTON                                      OH                 45011         Single Family
MEDFORD                                       MA                 2155          Single Family
DUNDALK                                       MD                 21222         Single Family
MILWAUKEE                                     WI                 53225         2-4 Family
SCOTTSDALE                                    AZ                 85254         Single Family
SUMTER                                        SC                 29150         Single Family
GERMANTOWN                                    MD                 20874         PUD
SILVER SPRING                                 MD                 20902         Single Family
HOUSTON                                       TX                 77073         PUD
CAPE CORAL                                    FL                 33909         Single Family
ANTHEM                                        AZ                 85086         PUD
Newark                                        OH                 43055         Single Family
Meridian                                      ID                 83642         2-4 Family
Havelock                                      NC                 28532         Single Family
Port Saint Lucie                              FL                 34984         Single Family
Denver                                        CO                 80219         Single Family
REDMOND                                       OR                 97756         PUD
ST. JAMES                                     NY                 11780         Single Family
ALEXANDRIA                                    VA                 22312         Single Family
Gilbert                                       AZ                 85233         PUD
KANSAS CITY                                   MO                 64119         Single Family
GARDEN CITY PARK                              NY                 11040         Single Family
NORFOLK                                       VA                 23504         Single Family
OCEAN VIEW                                    DE                 19970         PUD
Salem                                         MA                 1970          Condominium
Spokane Valley                                WA                 99206         2-4 Family
Tallahassee                                   FL                 32303         PUD
Miami                                         FL                 33177         Condominium
Scottsdale                                    AZ                 85259         Single Family
EAST WILLISTON                                NY                 11596         Single Family
BAKERSFIELD                                   CA                 93304         Single Family
FOUNTAIN                                      CO                 80817         Single Family
KALAMAZOO                                     MI                 49048         Single Family
STOCKTON                                      NJ                 8559          Single Family
Milford                                       ME                 4461          Single Family
SEVERNA PARK                                  MD                 21146         Single Family
FREDERICK                                     MD                 21704         PUD
TUCSON                                        AZ                 85741         Single Family
Beltsville                                    MD                 20705         PUD
Long Beach                                    CA                 90803         Single Family
Gloucester City                               NJ                 8030          2-4 Family
Oakland                                       CA                 94608         Single Family
BAKERSFIELD                                   CA                 93311         Single Family
DECATUR                                       GA                 30034         Single Family
LITITZ                                        PA                 17543         Single Family
LACEY                                         WA                 98503         Single Family
TAVERNIER                                     FL                 33070         Condominium
BALTIMORE                                     MD                 21229         Single Family
Woodbridge                                    VA                 22193         Single Family
OLIVEHURST                                    CA                 95961         2-4 Family
FRESNO                                        CA                 93722         Single Family
Saint Ann                                     MO                 63074         Single Family
PHOENIX                                       AZ                 85050         PUD
FREDERICK                                     MD                 21702         PUD
Tarzana                                       CA                 91356         Single Family
Surprise                                      AZ                 85379         Single Family
DECATUR                                       GA                 30032         Single Family
LAUDERHILL                                    FL                 33319         Hi-Rise Condo
DEERFIELD                                     OH                 44411         Single Family
Gilbert                                       AZ                 85233         PUD
GAMBRILLS                                     MD                 21054         PUD
Imperial Beach                                CA                 91932         2-4 Family
FATE                                          TX                 75087         Single Family
Lees Summit                                   MO                 64086         2-4 Family
OLYMPIA                                       WA                 98501         Single Family
FORT WORTH                                    TX                 76179         PUD
Katy                                          TX                 77449         PUD
MYRTLE BEACH                                  SC                 29588         PUD
GAITHERSBURG                                  MD                 20878         Condominium
Fairfax Station                               VA                 22039         Single Family
Huntington Beach                              CA                 92646         Single Family
SAN JOSE                                      CA                 95123         Single Family
LAS VEGAS                                     NV                 89148         PUD
LANHAM                                        MD                 20706         Single Family
DAVIDSONVILLE                                 MD                 21035         Single Family
SNOHOMISH                                     WA                 98290         Single Family
FREDERICK                                     MD                 21703         PUD
BOSTON                                        MA                 2126          2-4 Family
Pensacola                                     FL                 32506         Single Family
MONROE                                        NY                 10950         2-4 Family
Goodyear                                      AZ                 85338         PUD
SANTA ANA                                     CA                 92706         Single Family
LOUISVILLE                                    KY                 40205         Condominium
DELMAR                                        MD                 21875         Single Family
Punta Gorda                                   FL                 33950         Single Family
CROSBY                                        TX                 77532         PUD
LEAGUE CITY                                   TX                 77573         Condominium
PAINESVILLE                                   OH                 44077         Single Family
BELL GARDENS                                  CA                 90201         Single Family
COLEMAN                                       MI                 48618         Single Family
DOVER                                         NJ                 7801          Single Family
HARVEST                                       AL                 35749         Single Family
Boyertown                                     PA                 19512         Single Family
Hampshire                                     IL                 60140         Single Family
FORT WORTH                                    TX                 76116         Single Family
Batesville                                    IN                 47006         Single Family
TULARE                                        CA                 93274         Single Family
GALLATIN GATEWAY                              MT                 59730         2-4 Family
FOUNTAIN HILLS                                AZ                 85268         Single Family
FREDERICK                                     MD                 21702         PUD
ORLANDO                                       FL                 32825         PUD
ATLANTA                                       GA                 30315         Single Family
ROSEBURG                                      OR                 97470         Single Family
SAN ANTONIO                                   TX                 78245         PUD
SCOTTSDALE                                    AZ                 85255         PUD
BARTLETT                                      IL                 60103         Single Family
Clovis                                        CA                 93612         Single Family
LEXINGTON                                     KY                 40511         Single Family
San Bernardino                                CA                 92404         Single Family
Montgomery Village                            MD                 20886         PUD
SAN ANTONIO                                   TX                 78242         Single Family
Shady Side                                    MD                 20764         Single Family
Lancaster                                     OH                 43130         Single Family
riverside                                     CA                 92507         Condominium
Idledale                                      CO                 80453         Single Family
Mckinney                                      TX                 75070         PUD
Lexington                                     KY                 40505         Single Family
Sacramento                                    CA                 95853         Single Family
GULF SHORES                                   AL                 36542         Hi-Rise Condo
Littleton                                     CO                 80127         Single Family
Kissimmee                                     FL                 34741         Single Family
GREENSBORO                                    NC                 27405         PUD
OKLAHOMA CITY                                 OK                 73135         Single Family
Quincy                                        IL                 62301         Single Family
Whitesboro                                    TX                 76273         Single Family
Saint Louis                                   MO                 63104         2-4 Family
Spring                                        TX                 77379         PUD
Beetown                                       WI                 53802         Single Family
Elizabethtown                                 KY                 42701         Single Family
Manchester                                    NH                 3103          Single Family
Gore                                          VA                 22637         Single Family
Yorktown                                      VA                 23690         Single Family
Orlando                                       FL                 32826         PUD
Newport News                                  VA                 23602         Single Family
RICHMOND                                      VA                 20170         Single Family
Jasper                                        MO                 64755         Single Family
PALMDALE                                      CA                 93552         PUD
LAKE ELSINORE                                 CA                 92532         PUD
SAHUARITA                                     AZ                 85629         PUD
LINCOLN                                       CA                 95648         PUD
Queen Creek                                   AZ                 85242         PUD
Destin                                        FL                 32541         Single Family
Woodstock                                     GA                 30188         PUD
Salem                                         VA                 24153         Townhouse
Miramar                                       FL                 33023         Single Family
Hialeah                                       FL                 33016         Condominium
Miami                                         FL                 33169         Single Family
SPRING                                        TX                 77388         PUD
BUCKEYE                                       AZ                 85326         PUD
Baltimore                                     MD                 21224         Single Family
Cano Park Area                                CA                 91303         Single Family
MUNDELEIN                                     IL                 60060         Single Family
HENDERSON                                     NV                 89044         PUD
WAXAHACHIE                                    TX                 75165         Single Family
Flint                                         MI                 48503         2-4 Family
SUNNYVALE                                     CA                 94087         Single Family
CAMINO                                        CA                 95709         Single Family
Santa Ana                                     CA                 92704         Single Family
Annapolis                                     MD                 21403         Townhouse
Annapolis                                     MD                 21403         Townhouse
Annapolis                                     MD                 21401         Single Family
WINSTON SALEM                                 NC                 27105         Single Family
ABINGDON                                      MD                 21009         Single Family
Vienna                                        VA                 22180         Single Family
PRESTON                                       MD                 21655         PUD
Nashua                                        NH                 3062          Single Family
Gilbertsville                                 PA                 19525         Single Family
FATE                                          TX                 75132         Single Family
Gulfport                                      MS                 39503         Single Family
FORNEY                                        TX                 75126         PUD
RAMONA                                        CA                 92065         Single Family
Wylie                                         TX                 75098         PUD
Nashville                                     TN                 37216         Single Family
Queen Creek                                   AZ                 85242         PUD
Buckeye                                       AZ                 85326         Single Family
Glendale                                      AZ                 85302         PUD
Tucson                                        AZ                 85730         PUD
Avondale                                      AZ                 85323         PUD
Strasburg                                     PA                 17361         PUD
SAVANNAH                                      GA                 31401         Single Family
LOUISVILLE                                    KY                 40210         Single Family
LOUISVILLE                                    KY                 40210         Single Family
NEWNAN                                        GA                 30265         PUD
Rochester                                     MN                 55901         Single Family
Rockwall                                      TX                 75032         PUD
Avondale                                      AZ                 85323         Single Family
Queen Creek                                   AZ                 85242         PUD
Avondale                                      AZ                 85323         Single Family
Avondale                                      AZ                 85323         Single Family
Dallas                                        TX                 75204         PUD
Phoenix                                       AZ                 85040         PUD
Herndon                                       VA                 20170         PUD
Rio Rancho                                    NM                 87124         Single Family
Fairburn                                      GA                 30213         Single Family
Shaver Lake                                   CA                 93664         PUD
Phoenix                                       AZ                 85051         PUD
Palm Springs                                  CA                 92264         Single Family
Grayson                                       GA                 30017         Single Family
Lancaster                                     TX                 75134         Single Family
Upper Marlboro                                MD                 20774         PUD
ESCONDIDO                                     CA                 92027         Single Family
ALGONQUIN                                     IL                 60102         PUD
Eagle Mountain                                UT                 84043         Condominium
Schertz                                       TX                 78154         PUD
Maricopa                                      AZ                 85239         PUD
LOMA LINDA                                    CA                 92354         PUD
CAMBRIDGE                                     MD                 21613         PUD
Beltsville                                    MD                 20705         Single Family
Las Vegas                                     NV                 89106         Single Family
Peabody                                       MA                 1960          2-4 Family
ANNAPOLIS                                     MD                 21403         Single Family
N LAUDERDALE                                  FL                 33068         Single Family
Bakersfield                                   CA                 93306         Single Family
Avondale                                      AZ                 85323         PUD
Piscataway                                    NJ                 8854          Single Family
Hiram                                         GA                 30141         Single Family
Enfield                                       CT                 6082          2-4 Family
Atlanta                                       GA                 30308         Condominium
Dallas                                        TX                 75209         Single Family
MIDDLETOWN                                    OH                 45042         Single Family
DESOTO                                        TX                 75115         Single Family
FORT MILL                                     SC                 29715         PUD
Lawrenceville                                 GA                 30044         PUD
LAS VEGAS                                     NV                 89120         PUD
MORENO VALLEY                                 CA                 92553         Single Family
District Heights                              MD                 20747         PUD
Gilbert                                       AZ                 85296         Single Family
TALLAHASSEE                                   FL                 32303         PUD
SHERMAN OAKS                                  CA                 91423         Single Family
ATLANTA                                       GA                 30315         Single Family
Surprise                                      AZ                 85379         Single Family
Ocala                                         FL                 34473         Single Family
LOUISVILLE                                    KY                 40211         Single Family
San Clemente                                  CA                 92673         PUD
Laguna Niguel                                 CA                 92677         Single Family
Houston                                       TX                 77073         PUD
MONROE TOWNSHIP                               NJ                 8831          Single Family
Trussville                                    AL                 35173         Single Family
Miami                                         FL                 33161         Condominium
Summerville                                   SC                 29483         PUD
Las Vegas                                     NV                 89139         PUD
Azle                                          TX                 76020         Single Family
CARTERSVILLE                                  GA                 30121         Single Family
MOORESVILLE                                   NC                 28115         PUD
Florence                                      AZ                 85232         PUD
El Mirage                                     AZ                 85335         Single Family
North Canton                                  OH                 44720         Single Family
FRANKLIN TOWNSHIP                             NJ                 8873          2-4 Family
CHINO HILLS                                   CA                 91709         Single Family
Kansas City                                   MO                 64155         2-4 Family
Mount Dora                                    FL                 32757         Single Family
Gilbert                                       AZ                 85296         PUD
Rio Vista                                     CA                 94571         Single Family
Scottsdale                                    AZ                 85259         Single Family
Eustis                                        FL                 32726         Single Family
Plano                                         TX                 75093         PUD
Boerne                                        TX                 78006         Single Family
Clayton                                       NC                 27520         Single Family
CLAYTON                                       NC                 27527         Single Family
BALTIMORE                                     MD                 21218         Townhouse
Phoenix                                       AZ                 85027         Single Family
BELTSVILLE                                    MD                 20705         Single Family
FAIRFIELD                                     OH                 45014         PUD
Baltimore                                     MD                 21216         Townhouse
Inglewood                                     CA                 90305         Condominium
CONCORD                                       NC                 28025         Condominium
Santa Cruz                                    CA                 95065         Single Family
COVINGTON                                     GA                 30016         PUD
COVINGTON                                     GA                 30016         PUD
LOGANVILLE                                    GA                 30052         PUD
ACWORTH                                       GA                 30101         PUD
Charlotte                                     NC                 28227         Single Family
Charlotte                                     NC                 28277         Single Family
Birmingham                                    AL                 35243         Single Family
Rockville                                     MD                 20853         Single Family
Santa Rosa Beach                              FL                 32459         Condominium
Hilton Head                                   SC                 29928         Condominium
LAKEWOOD                                      CA                 90713         Single Family
Hapeville                                     GA                 30354         Single Family
Carrollton                                    TX                 75006         Single Family
columbus                                      OH                 43224         Single Family
Acworth                                       GA                 30101         Single Family
Stone Mountain                                GA                 30083         Single Family
CLEARFIELD                                    UT                 84015         Single Family
Mountain View                                 HI                 96771         Single Family
WYLIE                                         TX                 75098         PUD
MCDONOUGH                                     GA                 30253         PUD
N LAS VEGAS                                   NV                 89081         Single Family
Nyssa                                         OR                 97913         Single Family
CLEARFIELD                                    UT                 84015         Single Family
OPA LOCKA                                     FL                 33054         Single Family
Bensalem                                      PA                 19020         Single Family
DORCHESTER                                    MA                 2125          2-4 Family
RIALTO                                        CA                 92377         Single Family
JERSEY CITY                                   NJ                 7302          2-4 Family
Kennewick                                     WA                 99336         Single Family
Culpeper                                      VA                 22701         Single Family
KISSIMMEE                                     FL                 34747         Condominium
DECATUR                                       GA                 30034         Single Family
Corpus Christi                                TX                 78404         2-4 Family
Chicago                                       IL                 60610         Hi-Rise Condo
LAUREL                                        MD                 20707         PUD
Spartanburg                                   SC                 29307         Single Family
Washington                                    DC                 20019         Single Family
Katy                                          TX                 77449         Single Family
BOSTON                                        MA                 2120          2-4 Family
GOOD HOPE                                     GA                 30641         Single Family
APOLLO BEACH                                  FL                 33572         Single Family
Lamont                                        CA                 93241         Single Family
Joliet                                        IL                 60435         Single Family
Wesley Chapel                                 FL                 33543         PUD
Marina Del Rey                                CA                 90292         Condominium
Canton                                        MS                 39046         Single Family
Duluth                                        GA                 30096         Single Family
San Antonio                                   TX                 78217         PUD
Denton                                        TX                 76201         Condominium
Fairburn                                      GA                 30213         PUD
Sachse                                        TX                 75048         PUD
Hahira                                        GA                 31632         Single Family
Newnan                                        GA                 30263         Single Family
Tampa                                         FL                 33610         Single Family
Springfield                                   OH                 45505         Single Family
Riverview                                     FL                 33569         PUD
Blue Rock                                     OH                 43720         Single Family
NEWPORT NEWS                                  VA                 23601         Single Family
Miami                                         FL                 33176         Hi-Rise Condo
Brandon                                       MS                 39047         Single Family
Acworth                                       GA                 30101         2-4 Family
Fort Worth                                    TX                 76112         PUD
MINOOKA                                       IL                 60447         Single Family
Winston Salem                                 NC                 27107         Single Family
Summerville                                   SC                 29485         Single Family
GAMBRILLS                                     MD                 21054         PUD
BLYTHEWOOD                                    SC                 29016         Single Family
Hurst                                         TX                 76053         Single Family
SCOTTSDALE                                    AZ                 85254         PUD
BOSTON                                        MA                 2120          Single Family
SAN DIEGO                                     CA                 92127         Condominium
Bakersfield                                   CA                 93304         Single Family
Colorado Springs                              CO                 80906         2-4 Family
NASHVILLE                                     TN                 37207         2-4 Family
ATHENS                                        GA                 30607         Single Family
South Bend                                    IN                 46613         Single Family
Forney                                        TX                 75126         PUD
Albuquerque                                   NM                 87120         Single Family
Riverside                                     CA                 92503         Single Family
Mount Pleasant                                SC                 29464         PUD
BENICIA                                       CA                 94510         Single Family
Washington                                    DC                 20012         Single Family
Pueblo                                        CO                 81004         2-4 Family
Needham                                       MA                 2494          Single Family
Manassas Park                                 VA                 20111         Condominium
PATERSON                                      NJ                 7522          2-4 Family
Philadelphia                                  PA                 19131         Single Family
Austin                                        TX                 78758         2-4 Family
Clayton                                       NC                 27520         PUD
Pfafftown                                     NC                 27040         Single Family
Norcross                                      GA                 30093         Single Family
Gaithersburg                                  MD                 20882         Single Family
Humble                                        TX                 77346         PUD
Tucson                                        AZ                 85705         2-4 Family
DAYTON                                        OH                 45419         Single Family
Tacoma                                        WA                 98404         Single Family
CONCORD                                       NC                 28027         Single Family
BAYONNE                                       NJ                 7002          2-4 Family
Winston Salem                                 NC                 27103         Single Family
MURRIETA                                      CA                 92563         Single Family
Stockbridge                                   GA                 30281         PUD
Tampa                                         FL                 33615         Single Family
Dallas                                        TX                 75229         Single Family
Phoenix                                       AZ                 85006         Single Family
Ocala                                         FL                 34482         Single Family
Hanover Park                                  IL                 60133         Single Family
Jonesboro                                     GA                 30238         Single Family
Clearwater                                    FL                 33755         Single Family
Mesa                                          AZ                 85210         Condominium
Rockwall                                      TX                 75032         PUD
Mount Juliet                                  TN                 37122         PUD
ALBUQUERQUE                                   NM                 87114         Single Family
Staten Island                                 NY                 10310         Single Family
Austin                                        TX                 78724         2-4 Family
Annandale                                     VA                 22003         Condominium
Reston                                        VA                 20190         Hi-Rise Condo
Meridian                                      ID                 83642         Single Family
Springfield                                   VA                 22150         Single Family
Cedar Rapids                                  IA                 52405         Single Family
Cave Creek                                    AZ                 85331         Single Family
SAN DIEGO                                     CA                 92130         Single Family
ALB                                           NM                 87114         Single Family
Rio Rancho                                    NM                 87124         PUD
ALBUQUERQUE                                   NM                 87114         PUD
ALBUQUERQUE                                   NM                 87114         PUD
ALBUQUERQUE                                   NM                 87114         Single Family
Aurora                                        CO                 80012         Single Family
Lorton                                        VA                 22079         Single Family
Paia                                          HI                 96779         Single Family
BROOKLYN CENTER                               MN                 55443         2-4 Family
CHICAGO                                       IL                 60621         2-4 Family
Bradbury                                      CA                 91010         Single Family
Fort Myers                                    FL                 33913         PUD
Sterling                                      VA                 20165         Single Family
Carson City                                   NV                 89701         Single Family
Lewisburg                                     TN                 37091         Single Family
TWENTYNINE PALMS                              CA                 92277         Single Family
HERNDON                                       VA                 20170         Single Family
Charlotte                                     NC                 28277         PUD
Vienna                                        VA                 22180         Condominium
WALDORF                                       MD                 20601         PUD
SATELLITE BCH                                 FL                 32937         Hi-Rise Condo
Trenton                                       NJ                 8611          Single Family
Brooklyn                                      NY                 11234         2-4 Family
Oklahoma City                                 OK                 73117         2-4 Family
Austin                                        TX                 78748         2-4 Family
KATY                                          TX                 77449         PUD
ROSENBERG                                     TX                 77471         2-4 Family
KATY                                          TX                 77449         PUD
URBANA                                        IL                 61802         Single Family
URBANA                                        IL                 61802         Single Family
URBANA                                        IL                 61802         Single Family
NORTH LAS VEGAS                               NV                 89030         Single Family
CONROE                                        TX                 77385         PUD
HOUSTON                                       TX                 77084         Single Family
LANCASTER                                     TX                 75146         PUD
HOUSTON                                       TX                 77083         PUD
Humble                                        TX                 77396         PUD
Pearland                                      TX                 77581         PUD
Kenner                                        LA                 70065         Single Family
Loveland                                      CO                 80537         2-4 Family
Baltimore                                     MD                 21231         Single Family
BALTIMORE                                     MD                 21229         Single Family
SEVIERVILLE                                   TN                 37862         Single Family
NEWPORT NEWS                                  VA                 23605         Single Family
OCEAN CITY                                    MD                 21842         Single Family
BALTIMORE                                     MD                 21213         Townhouse
Fargo                                         ND                 58103         Single Family
FARGO                                         ND                 58102         Single Family
FARGO                                         ND                 58102         Single Family
Hamilton                                      NJ                 8609          Single Family
RICHMOND                                      VA                 23225         Single Family
WASHINGTON                                    DC                 20001         Single Family
BALTIMORE                                     MD                 21206         Single Family
Waldorf                                       MD                 20602         PUD
SAINT AUGUSTINE                               FL                 32084         Single Family
BOUNTIFUL                                     UT                 84010         Single Family
Scottsdale                                    AZ                 85251         Condominium
Atlanta                                       GA                 30331         Single Family
Avondale                                      AZ                 85323         Single Family
Nampa                                         ID                 83686         PUD
Tucson                                        AZ                 85746         PUD
Glendale                                      AZ                 85302         PUD
Maricopa                                      AZ                 85239         PUD
Phoenix                                       AZ                 85041         Single Family
Phoenix                                       AZ                 85042         Single Family
Chandler                                      AZ                 85249         PUD
Avondale                                      AZ                 85323         PUD
Rio Rancho                                    NM                 87144         Single Family
Tucson                                        AZ                 85730         Condominium
Cambridge                                     MA                 2139          Single Family
Dallas                                        GA                 30157         PUD
East Hanover                                  NJ                 7936          Single Family
Roosevelt                                     NY                 11575         Single Family
HUDSON                                        WI                 54016         Single Family
Milwaukee                                     WI                 53218         2-4 Family
Islip                                         NY                 11751         Single Family
Hollywood                                     FL                 33020         Condominium
HUMBLE                                        TX                 77338         PUD
NOTASULGA                                     AL                 36866         Single Family
Virginia Beach                                VA                 23452         Townhouse
Ocoee                                         FL                 34761         PUD
Lubbock                                       TX                 79410         Single Family
Gulfport                                      MS                 39502         Single Family
NASHVILLE                                     TN                 37027         Single Family
SAN FERNANDO                                  CA                 91340         Single Family
PHOENIX                                       AZ                 85085         Single Family
PEORIA                                        AZ                 85345         Single Family
Katy                                          TX                 77449         PUD
Saint Louis                                   MO                 63116         2-4 Family
Denham Springs                                LA                 70726         Condominium
Milwaukee                                     WI                 53204         2-4 Family
Milwaukee                                     WI                 53215         Single Family
Milwaukee                                     WI                 53204         2-4 Family
Milwaukee                                     WI                 53215         2-4 Family
Anaheim                                       CA                 92804         Single Family
Las Vegas                                     NV                 89142         Single Family
Winder                                        GA                 30680         Single Family
LINCOLN                                       CA                 95648         Single Family
Jersey City                                   NJ                 7307          2-4 Family
Titusville                                    FL                 32780         Single Family
Indianapolis                                  IN                 46237         Single Family
HEMPSTEAD                                     NY                 11550         2-4 Family
Portsmouth                                    VA                 23702         2-4 Family
LEAGUE CITY                                   TX                 77573         Condominium
MONROE                                        GA                 30655         Single Family
McDONOUGH                                     GA                 30253         PUD
LAWRENCEVILLE                                 GA                 30045         2-4 Family
HOUSTON                                       TX                 77003         Single Family
Garland                                       TX                 75041         Single Family
MONTGOMERY VILLAGE                            MD                 20886         PUD
GALLATIN GATEWAY                              MT                 59730         2-4 Family
Houston                                       TX                 77067         PUD
YORBA LINDA                                   CA                 92887         Single Family
NORTH POTOMAC                                 MD                 20878         PUD
FORT MEYERS                                   FL                 33919         PUD
BRANDON                                       FL                 33511         PUD
GILBERT                                       AZ                 85296         Single Family
SMYRNA                                        DE                 19777         PUD
PALOS HEIGHTS                                 IL                 60463         Single Family
CHICAGO                                       IL                 60647         Single Family
DOWNEY                                        CA                 90242         Single Family
Casa Grande                                   AZ                 85222         PUD
tallahassee                                   FL                 32309         PUD
Laveen                                        AZ                 85339         PUD
NORTH LAS VEGAS                               NV                 89030         2-4 Family
DEPTFORD                                      NJ                 8093          Single Family
CORPUS CHRISTI                                TX                 78413         PUD
FREDERICK                                     MD                 21703         Single Family
CINCINNATI                                    OH                 45229         2-4 Family
LACEY                                         WA                 98503         Single Family
HOUSTON                                       TX                 77086         PUD
SCOTTSDALE                                    AZ                 85260         PUD
NORFOLK                                       VA                 23513         Single Family
ASTORIA                                       NY                 11103         2-4 Family
ROCKVILLE                                     MD                 20853         Single Family
ATLANTA                                       GA                 30331         2-4 Family
Cape Coral                                    FL                 33991         Single Family
ATLANTA                                       GA                 30331         2-4 Family
SPOKANE                                       WA                 99207         Single Family
Pittsburgh                                    PA                 15226         Single Family
LITTLE RIVER                                  SC                 29566         PUD
Newark                                        DE                 19713         Single Family
Alpharetta                                    GA                 30005         PUD
RENO                                          NV                 89523         Single Family
DOVER TWP                                     NJ                 8753          Single Family
Rowley                                        MA                 1969          Single Family
WASHINGTON                                    PA                 15301         Single Family
PALM DESERT                                   CA                 92211         PUD
BEND                                          OR                 97702         Single Family
ACWORTH                                       GA                 30101         Single Family
MARIETTA                                      GA                 30008         PUD
RIVERDALE                                     GA                 30274         Single Family
COLUMBIA                                      SC                 29210         Single Family
Newark                                        NJ                 7104          2-4 Family
HUNTINGTOWN                                   MD                 20639         Single Family
Succasunna                                    NJ                 7876          Single Family
San Diego                                     CA                 92127         Condominium
CONCORD                                       NC                 28025         2-4 Family
TUCSON                                        AZ                 85718         Single Family
CLOVIS                                        CA                 93611         Single Family
SNELLVILLE                                    GA                 30039         2-4 Family
RICHMOND                                      VA                 23234         Single Family
PARKER                                        CO                 80134         Single Family
ATLANTA                                       GA                 30315         Single Family
Roswell                                       GA                 30076         PUD
Acworth                                       GA                 30101         PUD
Mastic                                        NY                 11950         Single Family
LAMONT                                        CA                 93241         Single Family
Denver                                        CO                 80223         Single Family
Orlando                                       FL                 32837         PUD
LYNDEN                                        WA                 98264         Single Family
Miami                                         FL                 33196         PUD
FREDERICKSBURG                                VA                 22405         Single Family
Denton                                        TX                 76208         PUD
College Park                                  GA                 30349         PUD
SCRANTON                                      PA                 18504         2-4 Family
COLLEGE PARK                                  GA                 30349         PUD
MANTECA                                       CA                 95337         Single Family
TAYLORSVILLE                                  GA                 30178         Single Family
LAS VEGAS                                     NV                 89128         Condominium
Washington                                    DC                 20017         Single Family
NORCO                                         CA                 92860         Single Family
CLOVIS                                        CA                 93611         Single Family
Miami                                         FL                 33156         Single Family
Germantown                                    MD                 20874         PUD
Ellsworth                                     ME                 4605          Single Family
Umatilla                                      FL                 32784         Single Family
Costa Mesa                                    CA                 92627         2-4 Family
Casa Grande                                   AZ                 85222         PUD
ATLANTA                                       GA                 30349         Single Family
Houston                                       TX                 77066         PUD
Glenn Dale                                    MD                 20769         PUD
San Antonio                                   TX                 78260         PUD
DeSoto                                        TX                 75115         Single Family
Kannapolis                                    NC                 28083         Single Family
Covington                                     GA                 30016         Single Family
Bakersfield                                   CA                 93307         Single Family
Phoenix                                       AZ                 85086         Single Family
Warner Robins                                 GA                 31088         Single Family
GARLAND                                       TX                 75044         Single Family
CELINA                                        TX                 75009         Single Family
DESOTO                                        TX                 75115         2-4 Family
PASADENA                                      CA                 91104         Single Family
Saint Louis                                   MO                 63116         Single Family
EVERETT                                       WA                 98201         2-4 Family
CLOVIS                                        CA                 93619         Single Family
KALAMAZOO                                     MI                 49008         2-4 Family
CAMDEN                                        NC                 27921         Single Family
ALBUQUERQUE                                   NM                 87102         2-4 Family
GAINESVILLE                                   VA                 20156         PUD
GRASONVILLE                                   MD                 21638         Single Family
CARTERSVILLE                                  GA                 30120         Single Family
PROSPERITY                                    SC                 29127         Single Family
Glendale Heights                              IL                 60139         Condominium
New Port Richey                               FL                 34652         Single Family
CHARLOTESVILLE                                VA                 22901         Condominium
LAGUNA BEACH                                  CA                 92651         Single Family
WEST HAMPTON                                  NJ                 8060          Single Family
SCOTTSDALE                                    AZ                 85262         Single Family
Richmond                                      VA                 23225         Single Family
Tempe                                         AZ                 85282         Townhouse
REHOBOTH BEACH                                DE                 19971         Single Family
LEWISTON                                      UT                 84320         Single Family
GERMANTOWN                                    MD                 20874         Condominium
VANCOUVER                                     WA                 98682         Single Family
MESA                                          AZ                 85210         Condominium
STAFFORD                                      VA                 22554         PUD
PENN VALLEY                                   PA                 19072         Single Family
Jacksonville                                  FL                 32256         Condominium
RICHMOND                                      VA                 23236         PUD
Leesburg                                      FL                 34748         PUD
San Bernardino                                CA                 92404         Single Family
FREDERICKSBURG                                VA                 22407         PUD
CLEVELAND                                     OH                 44102         2-4 Family
OAK POINT                                     TX                 76227         PUD
Baltimore                                     MD                 21218         Single Family
Jersey City                                   NJ                 7306          2-4 Family
WEST PALM BEACH                               FL                 33411         Condominium
PATERSON                                      NJ                 7513          2-4 Family
La Canada Flintridge                          CA                 91011         Single Family
SANDY                                         UT                 84094         Single Family
Ridgecrest                                    CA                 93555         Single Family
Westborough                                   MA                 1581          2-4 Family
TUCSON                                        AZ                 85710         Single Family
SANTA ANA                                     CA                 92703         Single Family
Saint Paul                                    MN                 55102         2-4 Family
Hopewell                                      VA                 23860         Single Family
AZLE                                          TX                 76020         Single Family
NORCROSS                                      GA                 30093         2-4 Family
PORTLAND                                      OR                 97225         Single Family
HARVARD                                       MA                 1451          Single Family
ROCKVILLE                                     MD                 20853         Single Family
UPPER MARLBORO                                MD                 20774         PUD
Colorado Springs                              CO                 80910         Single Family
Midlothian                                    TX                 76065         PUD
EATONTOWN                                     NJ                 7724          PUD
SCOTTSDALE                                    AZ                 85254         PUD
OAK POINT                                     TX                 76227         PUD
MOONACHIE                                     NJ                 7074          Single Family
SCOTTSDALE                                    AZ                 85259         Single Family
OLYMPIA                                       WA                 98503         PUD
TULARE                                        CA                 93274         Single Family
Media                                         PA                 19063         PUD
BIDDEFORD                                     ME                 4005          2-4 Family
ALBUQUERQUE                                   NM                 87121         PUD
TUCSON                                        AZ                 85711         Single Family
Monument                                      CO                 80132         PUD
LOUISVILLE                                    KY                 40245         Single Family
Acworth                                       GA                 30101         2-4 Family
Brooklyn                                      NY                 11238         2-4 Family
TULARE                                        CA                 93274         Single Family
Branson                                       MO                 65616         Condominium
N Lauderdale                                  FL                 33068         Single Family
CLEVELAND                                     OH                 44102         2-4 Family
BOZEMAN                                       MT                 59718         Hi-Rise Condo
YORKTOWN HEIGHTS                              NY                 10598         Single Family
Los Angeles                                   CA                 90027         2-4 Family
Denver                                        CO                 80207         Single Family
HENDERSONVILLE                                TN                 37075         Single Family
JERSEY CITY                                   NJ                 7305          2-4 Family
SANTA ROSA BEACH                              FL                 32459         Single Family
ATLANTIC CITY                                 NJ                 8401          Hi-Rise Condo
ODENTON                                       MD                 21113         Single Family
TAYLOR                                        TX                 76574         2-4 Family
KATY                                          TX                 77449         PUD
CYPRESS                                       TX                 77433         PUD
Palmyra                                       PA                 17078         Single Family
PATERSON                                      NJ                 7522          2-4 Family
STREETSBORO                                   OH                 44241         PUD
Iuka                                          MS                 38852         Single Family
Memphis                                       TN                 38118         2-4 Family
PERRY HALL                                    MD                 21128         PUD
HOUSTON                                       TX                 77066         PUD
Newtown                                       PA                 18940         PUD
SILVER SPRING                                 MD                 20904         PUD
Laguna Niguel                                 CA                 92677         PUD
TUSTIN                                        CA                 92782         PUD
Franklin                                      TN                 37067         Single Family
MORELAND                                      GA                 30259         Single Family
CHANDLER                                      AZ                 85225         Condominium
Pharr                                         TX                 78577         Single Family
REDDING                                       CA                 96002         Single Family
Gaithersburg                                  MD                 20878         PUD
VANVOUVER                                     WA                 98662         Single Family
Glendale Heights                              IL                 60139         Condominium
RAMAPO                                        NY                 10901         Single Family
Township of South Brunswi                     NJ                 8852          Single Family
CLOVIS                                        CA                 93611         Single Family
Upper Marlboro                                MD                 20744         Single Family
Spring Valley                                 CA                 91977         Single Family
Gainesville                                   VA                 20155         PUD
BAYSHORE                                      NY                 11706         Single Family
FORT WORTH                                    TX                 76179         PUD
Phoenix                                       AZ                 85032         Single Family
MANTECA                                       CA                 95337         Single Family
DENVER                                        CO                 80249         Single Family
GERMANTOWN                                    MD                 20874         PUD
ESSEX                                         MD                 21221         Single Family
MABLETON                                      GA                 30126         PUD
HOUSTON                                       TX                 77072         PUD
PHOENIX                                       AZ                 85016         Single Family
Memphis                                       TN                 38104         Single Family
CARLSBAD                                      CA                 92008         Single Family
Hebron                                        KY                 41048         PUD
Jackson                                       MI                 49202         2-4 Family
SAN ANTONIO                                   TX                 78245         Single Family
SCOTTSDALE                                    AZ                 85260         Single Family
BUCKEYE                                       AZ                 85326         PUD
CYPRESS                                       TX                 77433         PUD
Leesburg                                      VA                 20175         Single Family
SALT LAKE CITY                                UT                 84103         Single Family
CHICAGO                                       IL                 60644         2-4 Family
Austin                                        TX                 78702         Single Family
PORT WENTWORTH                                GA                 31407         PUD
PUEBLO                                        CO                 81004         Single Family
LOVELAND                                      CO                 80538         Single Family
PUEBLO                                        CO                 81001         Single Family
Clinton                                       MD                 20735         Single Family
Woodbridge                                    VA                 22192         Single Family
Newport News                                  VA                 23608         Single Family
Stafford                                      VA                 22554         PUD
Leesburg                                      VA                 20176         PUD
Key West                                      FL                 33040         PUD
Great Falls                                   VA                 22066         Single Family
Milford                                       CT                 6460          Single Family
Stone Mountain                                GA                 30087         PUD
REVA                                          VA                 22735         Single Family
ST. PETERSBURG                                FL                 33716         PUD
CHATTANOOGA                                   TN                 37421         2-4 Family
PEUBLO                                        CO                 81004         Single Family
Paramount                                     CA                 90723         2-4 Family
DENVER                                        CO                 80224         Single Family
Mesa                                          AZ                 85204         Single Family
Parkesburg                                    PA                 19365         Townhouse
Malvern                                       PA                 19355         Single Family
Kennett Square                                PA                 19348         Single Family
DANIA                                         FL                 33004         Condominium
BRYON                                         GA                 31008         Single Family
SARASOTA                                      FL                 34232         PUD
Queen Creek                                   AZ                 85242         PUD
ATLANTA                                       GA                 30349         Single Family
WHEAT RIDGE                                   CO                 80033         PUD
ROCKINGHAM                                    NC                 28379         Single Family
RESEDA                                        CA                 91335         Single Family
SALT LAKE CITY                                UT                 84106         Single Family
LYNDEN                                        WA                 98264         Single Family
SPARKS                                        MD                 21152         Condominium
LOS MOLINOS                                   CA                 96055         Single Family
LAUREL                                        MD                 20723         PUD
Houston                                       TX                 77014         PUD
Houston                                       TX                 77070         PUD
LAUREL                                        MD                 20707         PUD
SAN ANTONIO                                   TX                 78201         2-4 Family
PHOENIXVILLE                                  PA                 19460         Single Family
LUTZ                                          FL                 33559         PUD
GARDEN GROVE                                  CA                 92841         Single Family
NEWARK                                        DE                 19702         PUD
DRUMS                                         PA                 18222         Single Family
MOUNT CLEMENS                                 MI                 48043         Single Family
MARYSVILLE                                    CA                 95901         Single Family
SPRINGBORO                                    OH                 45066         PUD
Millville                                     MA                 1529          Single Family
LOGANVILLE                                    GA                 30052         Single Family
EATONTOWN                                     NJ                 7724          Single Family
TAYLOR                                        TX                 76574         2-4 Family
UNION                                         NJ                 7083          2-4 Family
ORLANDO                                       FL                 32822         Single Family
BETHLEHEM                                     PA                 18017         Single Family
UPPER MARLBORO                                MD                 20772         PUD
ANN ARBOR                                     MI                 48105         Single Family
Scotts Valley                                 CA                 95066         Single Family
Woodbridge                                    VA                 22193         Single Family
FINKSBURG                                     MD                 21048         PUD
San Antonio                                   TX                 78257         PUD
Houston                                       TX                 77014         PUD
Bakersfield                                   CA                 93308         Single Family
DURHAM                                        NC                 27701         Single Family
Phoenix                                       AZ                 85050         Single Family
CAPE CORAL                                    FL                 33990         2-4 Family
NORFOLK                                       VA                 23503         Single Family
QUEEN CREEK                                   AZ                 85242         PUD
SILVER SPRING                                 MD                 20904         PUD
MANTECA                                       CA                 95337         Single Family
WEST CHESTER                                  PA                 19382         Single Family
LOCUST GROVE                                  VA                 22508         PUD
TEMPE                                         AZ                 85284         PUD
SHIP BOTTOM                                   NJ                 8008          2-4 Family
NEOTSU                                        OR                 97364         2-4 Family
CINCINNATI                                    OH                 45238         Single Family
LAVALLETTE                                    NJ                 8735          Single Family
MARYSVILLE                                    CA                 95901         Single Family
WASHINGTON                                    DC                 20011         Single Family
WASHINGTON                                    DC                 20011         Single Family
Duluth                                        GA                 30097         PUD
CHARLOTTE                                     NC                 28208         PUD
MIAMI                                         FL                 33177         Single Family
SACRAMENTO                                    CA                 95838         Single Family
Brigham City                                  UT                 84302         Single Family
CLEVELAND                                     OH                 44108         2-4 Family
PHOENIX                                       AZ                 85037         Condominium
Phoenix                                       AZ                 85054         Condominium
HOUSTON                                       TX                 77087         Single Family
ROSLINDALE                                    MA                 2131          Condominium
Manassas                                      VA                 20110         PUD
Queen Creek                                   AZ                 85242         PUD
YORBA LINDA                                   CA                 92886         Single Family
OCEANSIDE                                     CA                 92057         PUD
CLOVIS                                        CA                 93612         Single Family
DALLAS                                        GA                 30157         PUD
Santa Cruz                                    CA                 95062         Single Family
Mcallen                                       TX                 78504         Single Family
CHANNAHON                                     IL                 60410         PUD
KAWKAWLIN                                     MI                 48631         Single Family
CROOKED RIVER RANCH                           OR                 97760         PUD
WEST ISLIP                                    NY                 11795         Single Family
WEST ROXBURY                                  MA                 2132          Single Family
CHEYENNE                                      WY                 82009         Single Family
Santa Cruz                                    CA                 95062         2-4 Family
LOS ANGELES                                   CA                 90002         2-4 Family
HYATTSVILLE                                   MD                 20783         Single Family
SOUTH PLAINFIELD                              NJ                 7080          Single Family
NAMPA                                         ID                 83686         PUD
WHITESBURG                                    GA                 30185         Single Family
LAGUNA WOODS                                  CA                 92637         Condominium
DORCHESTER                                    MA                 2125          2-4 Family
Idaho Falls                                   ID                 83404         Single Family
Missouri City                                 TX                 77459         PUD
SEATTLE                                       WA                 98105         Single Family
Pickens                                       SC                 29671         Single Family
Milledgeville                                 GA                 31061         Single Family
Katy                                          TX                 77449         PUD
TULARE                                        CA                 93274         Single Family
Los Angeles                                   CA                 90026         2-4 Family
BAKERSFIELD                                   CA                 93308         Single Family
DENVER                                        CO                 80203         Condominium
Rowlett                                       TX                 75088         PUD
SEATTLE                                       WA                 98118         Single Family
Los Angeles                                   CA                 90026         2-4 Family
LAKE FOREST PARK                              WA                 98155         Single Family
Sun City                                      AZ                 85379         PUD
CHARLOTTESVILLE                               VA                 22901         Condominium
nicholasville                                 KY                 40356         Townhouse
Wilmington                                    NC                 28409         Single Family
DUNDEE                                        FL                 33838         PUD
YORKTOWN HEIGHTS                              NY                 10598         Single Family
Tampa                                         FL                 33625         PUD
Richmond                                      VA                 23222         Single Family
Garland                                       TX                 75044         Single Family
NICHOLASVILLE                                 KY                 40356         Townhouse
JACKSON                                       NJ                 8527          Single Family
Barnegat                                      NJ                 8005          Single Family
Arlington                                     TX                 76018         Single Family
RICHMOND                                      VA                 23223         Single Family
Peoria                                        AZ                 85345         PUD
BUCKEYE                                       AZ                 85326         PUD
PALM BEACH GARDENS                            FL                 33418         PUD
BUCKEYE                                       AZ                 85326         PUD
FREDERICKSBURG                                VA                 22405         Single Family
PARK CITY                                     UT                 84098         Single Family
Tampa                                         FL                 33629         Single Family
Houston                                       TX                 77066         PUD
Houston                                       TX                 77008         PUD
San Diego                                     CA                 92113         Condominium
San Diego                                     CA                 92119         Single Family
CHARLOTTE                                     NC                 28269         PUD
Myrtle Beach                                  SC                 29577         2-4 Family
Stafford                                      VA                 22554         PUD
Brush Creek                                   TN                 38547         Single Family
Grand Junction                                CO                 81503         PUD
CHANHASSEN                                    MN                 55317         Condominium
BOYDS                                         MD                 20841         PUD
Falls Church                                  VA                 22042         Single Family
PEMBROKE PINES                                FL                 33024         Single Family
SALINAS                                       CA                 93907         Single Family
Cumming                                       GA                 30041         Single Family
JERSEY CITY                                   NJ                 7304          Single Family
MADISON                                       GA                 30650         Single Family
MADISON                                       GA                 30650         Single Family
MADISON                                       GA                 30650         Single Family
MADISON                                       GA                 30650         Single Family
Phoenix                                       AZ                 85017         Single Family
AURORA                                        CO                 80013         Single Family
HUMBLE                                        TX                 77396         PUD
TUCSON                                        AZ                 85704         PUD
Kissimmee                                     FL                 34741         Condominium
ROCKVILLE CENTER                              NY                 11570         2-4 Family
Lakeway                                       TX                 78734         Single Family
Milford                                       MA                 1757          Single Family
Kansas City                                   KS                 66102         Single Family
Houston                                       TX                 77061         Single Family
Enfield                                       CT                 6082          Single Family
Saint Charles                                 MO                 63304         PUD
Hunt                                          TX                 78024         Single Family
Conroe                                        TX                 77304         Single Family
Garland                                       TX                 75043         Single Family
Hampton Bays                                  NY                 11946         Single Family
Newport News                                  VA                 23601         Single Family
HOUSTON                                       TX                 77073         PUD
HUMBLE                                        TX                 77338         PUD
Saco                                          ME                 4072          Single Family
Montgomery Village                            MD                 20886         Condominium
Jacksonville                                  FL                 32210         2-4 Family
BROOMFIELD                                    CO                 80029         Single Family
Humble                                        TX                 77338         PUD
Harlingen                                     TX                 78550         Single Family
TOWN OF RYE                                   NY                 10543         Single Family
Peroia                                        AZ                 85345         PUD
Houston                                       TX                 77084         Single Family
Wilton                                        CT                 6897          Single Family
Oceanside                                     CA                 92054         Single Family
Tampa                                         FL                 33604         Single Family
Saint Petersburg                              FL                 33714         Single Family
Stowe                                         PA                 19464         Single Family
POTTSTOWN                                     PA                 19464         Townhouse
Tampa                                         FL                 33602         Hi-Rise Condo
Hallandale Beach                              FL                 33009         Condominium
Charlotte                                     NC                 28210         Single Family
Hogansville                                   GA                 30230         2-4 Family
Atlanta                                       GA                 30306         PUD
Marietta                                      GA                 30064         PUD
Orlando                                       FL                 32839         Condominium
Decatur                                       GA                 30030         Single Family
Marble                                        NC                 28905         Single Family
Palm City                                     FL                 34990         Single Family
Bradenton                                     FL                 34203         PUD
Homestead                                     FL                 33035         Single Family
Jacksonville                                  FL                 32216         PUD
Gainesville                                   VA                 20155         PUD
Garner                                        IA                 50438         Single Family
Decatur                                       GA                 30030         Single Family
SUGAR HILL                                    GA                 30518         Single Family
Atlanta                                       GA                 30317         Single Family
South Bend                                    IN                 46616         Single Family
Bluffton                                      IN                 46714         2-4 Family
RIVERSIDE                                     CA                 92508         PUD
BOULDER                                       CO                 80305         Condominium
TOLEDO                                        OH                 43605         2-4 Family
TOLEDO                                        OH                 43605         2-4 Family
FORT COLLINS                                  CO                 80521         Single Family
PENSACOLA                                     FL                 32534         PUD
METAIRIE                                      LA                 70003         Single Family
TOLEDO                                        OH                 43605         2-4 Family
CHESAPEAKE                                    VA                 23325         Single Family
TOLEDO                                        OH                 43605         2-4 Family
DOUGLASVILLE                                  GA                 30134         PUD
BOGALUSA                                      LA                 70427         Single Family
CHESTERFIELD                                  MI                 48047         2-4 Family
PUNTA GORDA                                   FL                 33980         Single Family
ROSEVILLE                                     MI                 48066         2-4 Family
HEMET                                         CA                 92545         Single Family
PONTIAC                                       MI                 48340         Single Family
PONTIAC                                       MI                 48340         Single Family
HAMPTON                                       VA                 23663         Single Family
FAIRFAX                                       VA                 22033         PUD
SAINT LOUIS                                   MO                 63134         Single Family
PEORIA                                        AZ                 85383         PUD
BELTSVILLE                                    MD                 20705         Single Family
WAYNE                                         MI                 48184         Single Family
VIRGINIA BEACH                                VA                 23462         Single Family
PORT READING                                  NJ                 7064          2-4 Family
CAROL STREAM                                  IL                 60188         Condominium
COLUMBIA                                      SC                 29229         Single Family
LIVERPOOL                                     NY                 13090         Single Family
TARPON SPRINGS                                FL                 34689         Single Family
OAKLAND                                       CA                 94618         Single Family
MOBILE                                        AL                 36606         Single Family
SAN DIEGO                                     CA                 92129         Condominium
PROVO                                         UT                 84606         Single Family
COON RAPIDS                                   MN                 55433         Condominium
HUGHSON                                       CA                 95326         Single Family
BALTIMORE                                     OH                 43105         Single Family
FAIRFIELD                                     CT                 6824          Single Family
KINGWOOD                                      TX                 77345         Single Family
ST PETERSBURG                                 FL                 33703         Condominium
BEND                                          OR                 97702         2-4 Family
SALT LAKE CITY                                UT                 84118         Single Family
DUMFRIES                                      VA                 22026         PUD
PHILADELPHIA                                  PA                 19134         Single Family
LAS VEGAS                                     NV                 89110         Single Family
OAKLAND                                       CA                 94601         Single Family
PHILADELPHIA                                  PA                 19134         Townhouse
PHOENIX                                       AZ                 85041         PUD
BEND                                          OR                 97702         2-4 Family
SALINAS                                       CA                 93908         PUD
PETAL                                         MS                 39465         Single Family
COVINGTON                                     LA                 70435         Single Family
HOUSTON                                       TX                 77063         PUD
BEND                                          OR                 97702         2-4 Family
SIMI VALLEY                                   CA                 93065         Condominium
OAK RIDGE                                     NC                 27310         Single Family
GARNER                                        NC                 27529         PUD
BEND                                          OR                 97702         2-4 Family
SPRINGFIELD                                   VA                 22153         PUD
WASHINGTON                                    DC                 20015         Single Family
HUNTINGTON STATION                            NY                 11746         Single Family
MANDEVILLE                                    LA                 70448         Single Family
CHICAGO                                       IL                 60628         2-4 Family
MEADOW VISTA                                  CA                 95722         Single Family
CASCO                                         ME                 4015          Single Family
NEWPORT NEWS                                  VA                 23608         Condominium
WEBB CITY                                     MO                 64870         Single Family
PUYALLUP                                      WA                 98375         Single Family
HAMILTON                                      OH                 45011         2-4 Family
TOLEDO                                        OH                 43613         Single Family
LAFAYETTE                                     LA                 70506         Single Family
MERIDIAN                                      ID                 83642         Single Family
WEST LINN                                     OR                 97068         Single Family
THIBODAUX                                     LA                 70301         Single Family
TOLEDO                                        OH                 43614         Single Family
TACOMA                                        WA                 98404         Single Family
DELTONA                                       FL                 32725         Single Family
INDIANAPOLIS                                  IN                 46254         Single Family
PORT RICHEY                                   FL                 34668         Single Family
VERO BEACH                                    FL                 32968         PUD
KNOXVILLE                                     TN                 37920         Single Family
CHICAGO                                       IL                 60608         2-4 Family
HOUSTON                                       TX                 77024         Single Family
BALDWINSVILLE                                 NY                 13027         Single Family
TACOMA                                        WA                 98418         Single Family
MISSOURI CITY                                 TX                 77459         Single Family
NAVARRE                                       FL                 32566         Single Family
NASHVILLE                                     TN                 37211         Single Family
AVON LAKE                                     OH                 44012         Condominium
TOLEDO                                        OH                 43613         Single Family
PORTLAND                                      OR                 97215         Single Family
REPUBLIC                                      WA                 99166         Single Family
NORTH CHARLESTON                              SC                 29420         PUD
ORANGE PARK                                   FL                 32065         Single Family
MOBILE                                        AL                 36695         PUD
CHARLOTTE                                     NC                 28210         PUD
NORTH RICHLAND HILLS                          TX                 76180         Single Family
TOPSHAM                                       ME                 4086          Single Family
KANSAS CITY                                   MO                 64151         Single Family
COTTAGE GROVE                                 OR                 97424         2-4 Family
Dallas                                        TX                 75204         Single Family
DUNEDIN                                       FL                 34698         PUD
NORTH MIAMI                                   FL                 33181         Single Family
MONROE                                        NC                 28110         PUD
FORT MYERS                                    FL                 33908         PUD
PATERSON                                      NJ                 7502          Single Family
SALEM                                         OR                 97306         Single Family
SAINT LOUIS                                   MO                 63114         Single Family
LONGVIEW                                      WA                 98632         Single Family
PORTSMOUTH                                    VA                 23707         Single Family
BALTIMORE                                     OH                 43105         2-4 Family
GREENWOOD                                     ME                 4255          Single Family
ELGIN                                         IL                 60120         Single Family
WARREN                                        MI                 48089         Single Family
LAUDERDALE LAKES                              FL                 33313         Condominium
MIAMI                                         FL                 33193         PUD
JACKSONVILLE                                  FL                 32221         PUD
CINCINNATI                                    OH                 45213         Single Family
LOS ANGELES                                   CA                 90066         Single Family
HAVANA                                        IL                 62644         Single Family
LADY LAKE                                     FL                 32159         Single Family
BALTIMORE                                     MD                 21216         Single Family
LONDON                                        KY                 40744         Single Family
FORT PAYNE                                    AL                 35967         Single Family
VALRICO                                       FL                 33594         Single Family
CHICAGO                                       IL                 60637         2-4 Family
HUMBOLDT                                      SD                 57035         Single Family
ABERDEEN                                      NC                 28315         2-4 Family
DULUTH                                        GA                 30096         PUD
SOUTH SAN FRANCISCO                           CA                 94080         Single Family
ABERDEEN                                      NC                 28315         2-4 Family
CHARLOTTE                                     NC                 28273         PUD
OLNEY                                         MD                 20832         Condominium
ABERDEEN                                      NC                 28315         2-4 Family
PENSACOLA                                     FL                 32506         2-4 Family
ABERDEEN                                      NC                 28315         2-4 Family
HILTON HEAD ISLAND                            SC                 29928         Condominium
ABERDEEN                                      NC                 28315         2-4 Family
REX                                           GA                 30273         PUD
MEMPHIS                                       TN                 38111         Single Family
LANGLEY                                       WA                 98260         Single Family
LOUISVILLE                                    KY                 40211         Single Family
MEMPHIS                                       TN                 38109         Single Family
GALVESTON                                     TX                 77550         2-4 Family
ODESSA                                        MO                 64076         Single Family
HATTIESBURG                                   MS                 39401         2-4 Family
MEMPHIS                                       TN                 38109         Single Family
TRENTON                                       NJ                 8609          Single Family
HATTIESBURG                                   MS                 39401         2-4 Family
CENTER                                        TX                 75935         Single Family
SAINT JOSEPH                                  MO                 64505         Single Family
SAN MATEO                                     CA                 94402         Single Family
WAXHAW                                        NC                 28173         PUD
ERIN                                          TN                 37061         Single Family
BERNARDSVILLE                                 NJ                 7924          2-4 Family
MIAMI                                         FL                 33172         Condominium
WAYNE                                         MI                 48184         Single Family
LOS ANGELES                                   CA                 90027         Condominium
DARBY                                         MT                 59829         Single Family
PROVIDENCE                                    RI                 2908          2-4 Family
ARIZONA CITY                                  AZ                 85223         Single Family
MEMPHIS                                       TN                 38126         Single Family
GREEN BAY                                     WI                 54311         Single Family
SILVERDALE                                    WA                 98383         Single Family
CLEVELAND                                     OH                 44105         2-4 Family
MEMPHIS                                       TN                 38106         Single Family
WALDORF                                       MD                 20601         PUD
SUFFOLK                                       VA                 23435         PUD
MEMPHIS                                       TN                 38114         Single Family
MEMPHIS                                       TN                 38127         Single Family
MACEDONIA                                     OH                 44056         Single Family
MEMPHIS                                       TN                 38126         Single Family
LONG BEACH                                    CA                 90803         Condominium
LITTLE FALLS                                  NY                 13365         2-4 Family
MEMPHIS                                       TN                 38107         Single Family
WASHINGTON                                    DC                 20002         2-4 Family
PORTLAND                                      OR                 97214         Single Family
JAMAICA BEACH                                 TX                 77554         PUD
PUYALLUP                                      WA                 98374         2-4 Family
CHICAGO HEIGHTS                               IL                 60411         Single Family
MANDEVILLE                                    LA                 70471         Single Family
AMHERST                                       NY                 14221         Single Family
NEW IBERIA                                    LA                 70563         Single Family
MIAMI                                         FL                 33144         2-4 Family
RIVIERA BEACH                                 FL                 33404         Single Family
LOUISVILLE                                    KY                 40202         2-4 Family
KANSAS CITY                                   KS                 66104         Single Family
LIVONIA                                       MI                 48150         Single Family
POCATELLO                                     ID                 83202         Single Family
PAWTUCKET                                     RI                 2860          2-4 Family
LINCOLN                                       CA                 95648         PUD
WAYNE                                         MI                 48184         Single Family
WILMINGTON                                    NC                 28411         Single Family
GARDEN CITY                                   MI                 48135         Single Family
MACON                                         GA                 31206         2-4 Family
WAYNE                                         MI                 48184         Single Family
WESTLAND                                      MI                 48186         Single Family
NEW CARROLLTON                                MD                 20784         Condominium
COCOA BEACH                                   FL                 32931         Single Family
BROWNSTOWN TOWNSHIP                           MI                 48183         Single Family
CANTON                                        OH                 44708         Single Family
BOULDER                                       CO                 80303         Condominium
DAVIS                                         CA                 95616         Single Family
BOULDER                                       CO                 80303         Condominium
TOLEDO                                        OH                 43605         2-4 Family
RIVERVIEW                                     FL                 33569         PUD
DRAPER                                        UT                 84020         PUD
MADISON                                       MS                 39110         Single Family
CORAL GABLES                                  FL                 33146         Single Family
CHULA VISTA                                   CA                 91910         Single Family
MEMPHIS                                       TN                 38106         Single Family
PONCHATOULA                                   LA                 70454         Single Family
BATON ROUGE                                   LA                 70815         Single Family
MEMPHIS                                       TN                 38122         Single Family
TOMBALL                                       TX                 77375         Single Family
MEMPHIS                                       TN                 38126         Single Family
MEMPHIS                                       TN                 38112         Single Family
TOPPENISH                                     WA                 98948         Single Family
CHATTANOOGA                                   TN                 37404         2-4 Family
MEMPHIS                                       TN                 38122         Single Family
BALTIMORE                                     MD                 21205         2-4 Family
MIRAMAR                                       FL                 33023         Single Family
WADSWORTH                                     OH                 44281         Single Family
AIKEN                                         SC                 29801         Single Family
MILFORD                                       OH                 45150         Single Family
HIALEAH                                       FL                 33016         Single Family
MANTEO                                        NC                 27954         Single Family
BOSTON                                        MA                 2118          Single Family
NORMAN                                        OK                 73071         2-4 Family
SAN JOSE                                      CA                 95127         Single Family
SAINT LOUIS                                   MO                 63107         2-4 Family
EASTLAKE                                      OH                 44095         Single Family
SANDY                                         OR                 97055         PUD
COOKEVILLE                                    TN                 38501         Single Family
SPOKANE                                       WA                 99208         Single Family
WINSTON SALEM                                 NC                 27105         Single Family
VANCOUVER                                     WA                 98662         Single Family
SHREVEPORT                                    LA                 71107         Single Family
HIGHLAND                                      UT                 84003         PUD
SARATOGA SPRINGS                              UT                 84043         Condominium
MIAMI BEACH                                   FL                 33140         Condominium
COLUMBUS                                      OH                 43223         Single Family
ALBUQUERQUE                                   NM                 87110         PUD
PHILADELPHIA                                  PA                 19124         Single Family
GLENS FALLS                                   NY                 12801         2-4 Family
PRAIRIEVILLE                                  LA                 70769         Single Family
KEY LARGO                                     FL                 33037         PUD
PITTSBURGH                                    PA                 15201         Single Family
NEW HYDE PARK                                 NY                 11040         Single Family
JACKSON                                       MS                 39202         Single Family
HATTIESBURG                                   MS                 39401         2-4 Family
MIAMI                                         FL                 33138         Condominium
LIVERMORE                                     CA                 94550         PUD
NEW HAVEN                                     CT                 6511          2-4 Family
LOS ANGELES                                   CA                 90063         Single Family
LOUISVILLE                                    KY                 40229         2-4 Family
East Williston                                NY                 11596         Single Family
DANVILLE                                      IL                 61832         Single Family
PALM COAST                                    FL                 32137         2-4 Family
FORT WORTH                                    TX                 76137         PUD
MIAMI                                         FL                 33142         2-4 Family
METHUEN                                       MA                 1844          2-4 Family
BOGALUSA                                      LA                 70427         Single Family
HOUSTON                                       TX                 77088         Single Family
KUNA                                          ID                 83634         PUD
LAFAYETTE                                     LA                 70501         PUD
HIGHLAND PARK                                 IL                 60035         Single Family
Houston                                       TX                 77019         Condominium
NORFOLK                                       VA                 23702         2-4 Family
SARATOGA SPRINGS                              UT                 84043         Single Family
WAXAHACHIE                                    TX                 75167         Single Family
RUSHVILLE                                     OH                 43150         Single Family
MEMPHIS                                       TN                 38108         Single Family
GENEVA                                        OH                 44041         2-4 Family
NETCONG                                       NJ                 7857          2-4 Family
DOTHAN                                        AL                 36305         Single Family
LIVERMORE                                     CA                 94550         Single Family
CLEARWATER                                    FL                 33756         Single Family
CONCORD                                       CA                 94518         Single Family
UNIONDALE                                     NY                 11553         Single Family
DES PLAINES                                   IL                 60016         Single Family
LOMA LINDA                                    CA                 92373         Condominium
MIAMI LAKES                                   FL                 33016         PUD
CHICAGO                                       IL                 60612         2-4 Family
YORK                                          ME                 3909          Single Family
MESA                                          AZ                 85210         Condominium
SOMERVILLE                                    MA                 2143          2-4 Family
NEWPORT                                       KY                 41071         Single Family
EUFUALA                                       AL                 36027         Single Family
SOMERVILLE                                    MA                 2143          2-4 Family
BELGRADE                                      ME                 4917          Single Family
CUMBERLAND                                    VA                 23040         Single Family
NEW IBERIA                                    LA                 70560         Single Family
EUFUALA                                       AL                 36027         Single Family
SPRINGFIELD                                   MA                 1119          2-4 Family
COLUMBIA                                      TN                 38401         2-4 Family
WOODHAVEN                                     MI                 48183         Single Family
PORTSMOUTH                                    VA                 23704         Single Family
NEWBERRY                                      FL                 32669         PUD
ROGERS                                        AR                 72758         Single Family
MOUNTAIN VIEW                                 CA                 94040         Single Family
TALLAHASSEE                                   FL                 32303         Condominium
RIVERSIDE                                     CA                 92508         PUD
BAKER                                         LA                 70714         Single Family
NEW ORLEANS                                   LA                 70118         2-4 Family
PHILADELPHIA                                  PA                 19140         Single Family
ST. LOUIS                                     MO                 63139         Single Family
PHILADELPHIA                                  PA                 19120         Single Family
BALTIMORE                                     MD                 21224         Single Family
JACKSON                                       LA                 70748         Single Family
PHILADELPHIA                                  PA                 19140         Single Family
COVINGTON                                     KY                 41011         Single Family
COATESVILLE                                   PA                 19320         Single Family
ORLANDO                                       FL                 32835         Condominium
LAS VEGAS                                     NV                 89129         PUD
PAWTUCKET                                     RI                 2860          2-4 Family
KLAMATH FALLS                                 OR                 97601         Single Family
LOVELAND                                      CO                 80537         Single Family
LAS VEGAS                                     NV                 89110         Single Family
BAKER                                         LA                 70714         Single Family
BAKER                                         LA                 70714         Single Family
BAKER                                         LA                 70714         Single Family
SPRING                                        TX                 77388         PUD
DETROIT                                       MI                 48223         Single Family
MOUNT PLEASANT                                SC                 29466         PUD
PHILADELPHIA                                  PA                 19121         Single Family
MIAMI                                         FL                 33178         Condominium
WEST PALM BEACH                               FL                 33411         PUD
RIDGEWOOD                                     NY                 11385         2-4 Family
SAN DIEGO                                     CA                 92101         Condominium
ROWLAND HEIGHTS                               CA                 91748         Single Family
VIRGINIA BEACH                                VA                 23456         Single Family
NEW ORLEANS                                   LA                 70114         Single Family
PALOS HILLS                                   IL                 60465         Condominium
NEW ORLEANS                                   LA                 70130         Condominium
MIAMI                                         FL                 33015         Condominium
CHICAGO                                       IL                 60651         Single Family
OLYMPIA FIELDS                                IL                 60461         Single Family
JACKSONVILLE                                  FL                 32211         Single Family
RALEIGH                                       NC                 27610         Single Family
CHICAGO                                       IL                 60636         Single Family
ROUND LAKE                                    IL                 60073         PUD
BRENTWOOD                                     CA                 94513         Single Family
WILMINGTON                                    NC                 28403         Condominium
PERRIS                                        CA                 92570         Single Family
COLUMBIA                                      MD                 21046         PUD
LAS VEGAS                                     NV                 89135         PUD
BALTIMORE                                     MD                 21217         Condominium
COVINGTON                                     KY                 41011         Single Family
CHICAGO                                       IL                 60657         2-4 Family
GALESVILLE                                    MD                 20765         Single Family
MIAMI                                         FL                 33137         Condominium
LAFAYETTE                                     LA                 70508         Single Family
SPANISH FORK                                  UT                 84660         Single Family
PAINESVILLE                                   OH                 44077         Single Family
NORTH WILDWOOD                                NJ                 8260          2-4 Family
BLAUVELT                                      NY                 10913         Single Family
RESTON                                        VA                 20190         Condominium
CHATTANOOGA                                   TN                 37421         Single Family
RANCHO PALOS VERDES                           CA                 90275         Single Family
EUGENE                                        OR                 97408         Single Family
HARTFORD                                      WI                 53027         Single Family
JOLIET                                        IL                 60435         2-4 Family
COCONUT GROVE                                 FL                 33133         Single Family
BERKELEY                                      CA                 94704         2-4 Family
SEDRO WOOLLEY                                 WA                 98284         Single Family
MANSFIELD                                     OH                 44906         Single Family
CHICAGO                                       IL                 60645         Condominium
WHITMAN                                       MA                 2382          Single Family
BOZEMAN                                       MT                 59718         Single Family
SAINT LOUIS                                   MO                 63111         Single Family
HOUSTON                                       TX                 77012         2-4 Family
URBANA                                        OH                 43078         Single Family
SEATTLE                                       WA                 98102         Condominium
WILDOMAR                                      CA                 92595         PUD
OAKLAND                                       OR                 97462         Single Family
ORLANDO                                       FL                 32818         PUD
MARATHON                                      FL                 33050         2-4 Family
FAR ROCKAWAY                                  NY                 11691         2-4 Family
IRVINGTON                                     NJ                 7111          2-4 Family
SAN DIEGO                                     CA                 92102         2-4 Family
FORT LAUDERDALE                               FL                 33301         Hi-Rise Condo
FORT LAUDERDALE                               FL                 33311         Condominium
BROOKLYN                                      NY                 11230         Single Family
LOMBARD                                       IL                 60148         Single Family
BUFFALO GROVE                                 IL                 60089         Condominium
AURORA                                        IL                 60504         Condominium
NORTHLAKE                                     IL                 60164         Single Family
ELGIN                                         IL                 60120         Single Family
MERRIMACK                                     NH                 3054          Condominium
ORANGE PARK                                   FL                 32003         PUD
ISLE OF PALMS                                 SC                 29451         PUD
PRINCETON                                     NJ                 8540          Condominium
WALESKA                                       GA                 30183         Single Family
ACWORTH                                       GA                 30101         PUD
CHARLOTTE                                     NC                 28273         Single Family
STONE MOUNTAIN                                GA                 30088         Single Family
ROUND LAKE BEACH                              IL                 60073         Single Family
CHARLOTTE                                     NC                 28205         Single Family
VENICE                                        CA                 90293         2-4 Family
SHASTA LAKE                                   CA                 96019         2-4 Family
CHICAGO                                       IL                 60636         Single Family
WINSTON SALEM                                 NC                 27127         Single Family
LITHONIA                                      GA                 30058         Single Family
CARROLLTON                                    TX                 75007         Single Family
WILMINGTON                                    DE                 19801         Single Family
CAPE CORAL                                    FL                 33914         Single Family
SPARTANBURG                                   SC                 29303         Single Family
PAWTUCKET                                     RI                 2861          2-4 Family
LORAIN                                        OH                 44055         Single Family
TAMARAC                                       FL                 33321         Condominium
CHICAGO                                       IL                 60645         2-4 Family
LEESBURG                                      VA                 20176         PUD
NEWTOWN                                       PA                 18940         Single Family
STONE MOUNTAIN                                GA                 30083         2-4 Family
CARLSBAD                                      CA                 92009         Condominium
PROVIDENCE                                    RI                 2904          Single Family
ROHNERT PARK                                  CA                 94928         Single Family
DEDHAM                                        ME                 4429          Single Family
TACOMA                                        WA                 98409         Single Family
LOS ANGELES                                   CA                 90066         Single Family
SOUTH PORTLAND                                ME                 4106          Single Family
TOBACCOVILLE                                  NC                 27050         Single Family
ENTERPRISE                                    AL                 36330         Single Family
CHESTERLAND                                   OH                 44026         Single Family
CINCINNATI                                    OH                 45207         2-4 Family
COLUMBUS                                      OH                 43203         2-4 Family
BROOKLYN                                      NY                 11211         2-4 Family
BROOKLYN                                      NY                 11208         2-4 Family
LEXINGTON                                     KY                 40504         Single Family
PURDYS                                        NY                 10578         2-4 Family
BROOMFIELD                                    CO                 80020         Single Family
GREER                                         SC                 29650         PUD
GREER                                         SC                 29650         PUD
BOCA GRANDE                                   FL                 33921         Condominium
SUN VALLEY                                    NV                 89433         PUD
DENVER                                        CO                 80231         PUD
MOBILE                                        AL                 36608         Single Family
COLUMBUS                                      OH                 43201         2-4 Family
VAIL                                          CO                 81657         Condominium
HIALEAH                                       FL                 33014         Condominium
TAMPA                                         FL                 33617         Single Family
COLUMBUS                                      OH                 43201         2-4 Family
PEORIA                                        AZ                 85383         PUD
GAINESVILLE                                   VA                 20155         PUD
PHILADELPHIA                                  PA                 19124         Single Family
ATTLEBORO                                     MA                 2703          Condominium
PHILADELPHIA                                  PA                 19124         Single Family
COLD SPRING                                   KY                 41076         Single Family
WESLEY CHAPEL                                 FL                 33543         PUD
CHARLOTTE                                     NC                 28277         PUD
PHILADELPHIA                                  PA                 19140         Single Family
OOLTEWAH                                      TN                 37363         Single Family
NEW BEDFORD                                   MA                 2746          Single Family
SHIRLEY                                       NY                 11967         Single Family
PORT ROYAL                                    SC                 29935         Condominium
GARNERVILLE                                   NY                 10923         Condominium
STONE MOUNTAIN                                GA                 30083         Single Family
BERKLEY                                       MI                 48072         Single Family
WESTLAND                                      MI                 48186         Single Family
EVANSTON                                      IL                 60201         Single Family
MIAMI BEACH                                   FL                 33141         PUD
CINCINNATI                                    OH                 45213         Single Family
PALM BAY                                      FL                 32905         Condominium
QUEEN CREEK                                   AZ                 85243         PUD
BREAUX BRIDGE                                 LA                 70517         Single Family
PALM BAY                                      FL                 32908         Single Family
MARRERO                                       LA                 70072         Single Family
DECATUR                                       GA                 30034         Single Family
COLLEGE PARK                                  MD                 20740         Condominium
PANACEA                                       FL                 32346         Single Family
WEST PALM BEACH                               FL                 33415         Condominium
MAGNOLIA SPRINGS                              AL                 36555         Single Family
BALTIMORE                                     MD                 21217         Single Family
PENSACOLA                                     FL                 32505         Single Family
SPRING VALLEY                                 NY                 10977         2-4 Family
LADSON                                        SC                 29456         Single Family
NASHVILLE                                     TN                 37206         Single Family
KANNAPOLIS                                    NC                 28081         Single Family
COVENTRY                                      RI                 2816          2-4 Family
COMMERCE CITY                                 CO                 80022         PUD
PENSACOLA                                     FL                 32514         Condominium
PENSACOLA                                     FL                 32514         Condominium
WAYNE                                         MI                 48184         Single Family
COLLEGE PARK                                  GA                 30349         Single Family
HICKSVILLE                                    NY                 11801         Single Family
DACONO                                        CO                 80514         PUD
SOUTHAMPTON                                   NY                 11968         Single Family
WAYNE                                         MI                 48184         Single Family
COVINGTON                                     KY                 41011         2-4 Family
VERO BEACH                                    FL                 32960         PUD
GASTONIA                                      NC                 28052         Single Family
BOILING SPRINGS                               SC                 29316         Single Family
CHICAGO                                       IL                 60618         2-4 Family
ST PETERSBURG                                 FL                 33701         2-4 Family
WATERBURY                                     CT                 6708          2-4 Family
AURORA                                        CO                 80013         Single Family
SAN LEANDRO                                   CA                 94577         Single Family
PALOS PARK                                    IL                 60464         Single Family
CORNELIUS                                     NC                 28031         PUD
NAPERVILLE                                    IL                 60563         Condominium
TAYLORSVILLE                                  KY                 40071         Single Family
WINSTON SALEM                                 NC                 27105         Single Family
LOS LUNAS                                     NM                 87031         Single Family
GARDEN CITY                                   MI                 48135         Single Family
BALTIMORE                                     MD                 21224         Single Family
LINCOLN                                       CA                 95648         Single Family
POWDER SPRINGS                                GA                 30127         Single Family
BLACKLICK                                     OH                 43004         Single Family
BALTIMORE                                     MD                 21218         Single Family
WINSTON SALEM                                 NC                 27105         Single Family
MEMPHIS                                       TN                 38118         2-4 Family
SUMMERVILLE                                   SC                 29485         PUD
WINSTON SALEM                                 NC                 27101         Single Family
HAMPTON                                       VA                 23666         Single Family
CLEARWATER                                    FL                 33755         Single Family
GLOCESTER                                     RI                 2814          Single Family
PHILADELPHIA                                  PA                 19139         Single Family
SALISBURY                                     NC                 28147         PUD
SACRAMENTO                                    CA                 95831         Single Family
PHILADELPHIA                                  PA                 19132         Single Family
STATEN ISLAND                                 NY                 10305         2-4 Family
ALAMO                                         CA                 94507         Single Family
BATON ROUGE                                   LA                 70815         PUD
TALLAHASSEE                                   FL                 32303         PUD
ANDERSON                                      SC                 29621         Single Family
BIRMINGHAM                                    AL                 35208         Single Family
PORT JEFFERSON STATION                        NY                 11776         Single Family
HOFFMAN ESTATES                               IL                 60195         Condominium
FALLS CHURCH                                  VA                 22042         PUD
NORTHBROOK                                    IL                 60062         Single Family
CHICAGO                                       IL                 60619         2-4 Family
ROANOKE                                       VA                 24015         2-4 Family
PARKLAND                                      FL                 33067         Single Family
HARVEY                                        LA                 70058         Single Family
LA QUINTA                                     CA                 92253         PUD
BATON ROUGE                                   LA                 70815         Single Family
ATLANTA                                       GA                 30319         Single Family
BOYNTON BEACH                                 FL                 33436         Condominium
CHICAGO                                       IL                 60647         Condominium
MIAMI                                         FL                 33186         Single Family
CHICAGO                                       IL                 60647         Condominium
MARGATE                                       FL                 33063         Condominium
SANDY                                         UT                 84093         Single Family
WASHINGTON                                    DC                 20002         2-4 Family
GALLATIN                                      TN                 37066         Single Family
CHESAPEAKE BEACH                              MD                 20732         Single Family
KISSIMMEE                                     FL                 34747         PUD
WINSTON SALEM                                 NC                 27107         Single Family
MONTGOMERY                                    IL                 60538         PUD
DALLAS                                        TX                 75241         Single Family
DES PLAINES                                   IL                 60016         Condominium
OYSTER BAY                                    NY                 11771         2-4 Family
ATLANTA                                       GA                 30328         Condominium
CHICAGO                                       IL                 60636         2-4 Family
EAST HAMPTON                                  NY                 11937         Single Family
MANCHESTER                                    NH                 3103          Single Family
CARMEL                                        NY                 10512         2-4 Family
PALM BEACH                                    FL                 33480         Single Family
SPRINGFIELD                                   MA                 1108          2-4 Family
MESA                                          AZ                 85201         PUD
Fort Lauderdale                               FL                 33301         Single Family
KISSIMMEE                                     FL                 34758         PUD
WILLOUGHBY                                    OH                 44094         Single Family
Lafayette Hill                                PA                 19444         Single Family
East Hampton                                  NY                 11937         Single Family
Alexandria                                    VA                 22312         PUD
Los Angeles                                   CA                 90002         Single Family
Montgomery                                    AL                 36116         Single Family
TUPELO                                        MS                 38804         Single Family
MOUNT VERNON                                  NY                 10552         Single Family
Charlotte                                     NC                 28277         Single Family
TUCSON                                        AZ                 85757         PUD
Auburn Hills                                  MI                 48326         Single Family
SILVER SPRING                                 MD                 20906         Condominium
LOUISVILLE                                    KY                 40245         Single Family
SAINT LOUIS                                   MO                 63118         2-4 Family
NASHVILLE                                     TN                 37203         Condominium
SAINT LOUIS                                   MO                 63118         2-4 Family
SAINT LOUIS                                   MO                 63118         2-4 Family
SHERWOOD                                      OR                 97140         Single Family
SAINT LOUIS                                   MO                 63118         2-4 Family
WAXHAW                                        NC                 28173         PUD
MORENO VALLEY                                 CA                 92553         Single Family
ANDERSON                                      SC                 29621         Single Family
TOPEKA                                        KS                 66605         2-4 Family
ANDERSON                                      SC                 29621         Single Family
HATTIESBURG                                   MS                 39401         Single Family
MOUNT AIRY                                    MD                 21771         Single Family
LEXINGTON                                     KY                 40502         Single Family
LEXINGTON                                     KY                 40503         Single Family
RALEIGH                                       NC                 27610         Single Family
RALEIGH                                       NC                 27610         Single Family
CROWN POINT                                   IN                 46307         Single Family
RALEIGH                                       NC                 27610         Single Family
DENVER                                        CO                 80234         PUD
CHICAGO                                       IL                 60647         Single Family
WOODBRIDGE                                    VA                 22191         PUD
FORT COLLINS                                  CO                 80521         Single Family
SAN RAFAEL                                    CA                 94903         Single Family
HIGH POINT                                    NC                 27260         Single Family
HUNTINGTON BEACH                              CA                 92646         Condominium
CHICAGO                                       IL                 60639         Single Family
DENVER                                        CO                 80123         Condominium
ELMHURST                                      NY                 11373         2-4 Family
KISSIMMEE                                     FL                 34744         Single Family
OAKLAND                                       CA                 94603         Single Family
RALEIGH                                       NC                 27615         Single Family
HIGH POINT                                    NC                 27260         Single Family
TOPEKA                                        KS                 66605         2-4 Family
NAGS HEAD                                     NC                 27959         Condominium
LYNN                                          MA                 1902          Single Family
SACRAMENTO                                    CA                 95820         Single Family
NEW ORLEANS                                   LA                 70119         2-4 Family
FALLON                                        NV                 89406         Single Family
GAITHERSBURG                                  MD                 20879         PUD
SALT LAKE CITY                                UT                 84118         Single Family
CHARLOTTESVILLE                               VA                 22901         Single Family
EAST FALMOUTH                                 MA                 2536          Single Family
MINNEAPOLIS                                   MN                 55407         2-4 Family
DETROIT                                       MI                 48219         Single Family
CHESAPEAKE                                    VA                 23323         Single Family
RIDGEWOOD                                     NY                 11385         2-4 Family
BROOKLYN                                      NY                 11221         2-4 Family
SARASOTA                                      FL                 34236         Single Family
Terrell                                       TX                 75160         PUD
Terrell                                       TX                 75160         PUD
Fort Worth                                    TX                 76177         Single Family
Fresno                                        TX                 77545         Single Family
Spring                                        TX                 77379         Single Family
Memphis                                       TN                 38111         Single Family
Terrell                                       TX                 75160         PUD
Terrell                                       TX                 75160         PUD
Plano                                         IL                 60545         Single Family
Athens                                        TX                 75751         Single Family
Washington                                    MO                 63090         Single Family
Crowley                                       TX                 76036         PUD
Missouri City                                 TX                 77459         PUD
Island Park                                   ID                 83429         Single Family
Broken Arrow                                  OK                 74012         Single Family
Aylett                                        VA                 23009         Single Family
WALPOLE                                       MA                 2081          Single Family
AGOURA HILLS                                  CA                 91301         Single Family
LAWRENCEVILLE                                 GA                 30047         Single Family
TUCSON                                        AZ                 85750         Single Family
NEWPORT                                       NC                 28570         PUD
CANTON                                        MA                 2021          Single Family
FORT MYERS                                    FL                 33901         Single Family
Worcester                                     MA                 1603          2-4 Family
MINNEAPOLIS                                   MN                 55430         Single Family
GILBERTSVILLE                                 PA                 19525         PUD
REDONDO BEACH                                 CA                 90277         Single Family
Fort Myers                                    FL                 33901         Condominium
HILLSIDE                                      NJ                 7205          Single Family
Norwich                                       CT                 6360          2-4 Family
HARRISBURG                                    PA                 17111         Single Family
GAINESVILLE                                   GA                 30506         PUD
PORT RICHEY                                   FL                 34668         Single Family
LLANO AREA                                    CA                 93544         Single Family
COLORADO CITY                                 TX                 79512         Single Family
YUMA                                          AZ                 85367         Single Family
SAN ANTONIO                                   TX                 78250         Single Family
SAN DIEGO                                     CA                 92124         PUD
MISSION                                       TX                 78574         Single Family
BRUNSWICK HILLS                               OH                 44212         PUD
YPSILANTI                                     MI                 48197         Condominium
OAK GROVE                                     KY                 43362         Single Family
NASHVILLE                                     TN                 37211         Single Family
CAPE CORAL                                    FL                 33914         Single Family
CONCORD                                       CA                 94521         Single Family
JACKSONVILLE                                  FL                 32224         Single Family
HENDERSON                                     NV                 89044         PUD
BRUNSWICK                                     OH                 44212         Single Family
DALLAS                                        TX                 75227         Single Family
DALLAS                                        TX                 75227         Single Family
EAST MORICHES                                 NY                 11940         Single Family
Cedar Hill                                    TX                 75104         Single Family
Dothan                                        AL                 36303         Single Family
Valley Village                                CA                 91607         Single Family
Albany                                        NY                 12206         2-4 Family
Albany                                        NY                 12206         2-4 Family
Baltimore                                     MD                 21223         Single Family
Hitchcock                                     OK                 73744         Single Family
Oak Leaf                                      TX                 75154         Single Family
Calexico                                      CA                 92231         Single Family
HOUSTON                                       TX                 77044         PUD
HUMBLE                                        TX                 77338         Single Family
Circle Pines                                  MN                 55014         Townhouse
KATY                                          TX                 77449         PUD
Sunrise                                       FL                 33313         2-4 Family
CHARLOTTE                                     NC                 28269         PUD
Dallas                                        TX                 75215         Single Family
El Monte                                      CA                 91732         PUD
Charlotte                                     NC                 28216         Single Family
WINDSOR                                       CA                 95492         Single Family
Stafford                                      VA                 22554         Condominium
Waterville Valley                             NH                 3215          Single Family
Granada Hills                                 CA                 91344         2-4 Family
Maumelle                                      AR                 72113         Single Family
Highland                                      CA                 92346         Single Family
BALTIMORE                                     MD                 21214         2-4 Family
Falls Church                                  VA                 22044         Condominium
Canton                                        TX                 75103         Single Family
Plano                                         TX                 75025         Single Family
Spring                                        TX                 77388         PUD
Minneapolis                                   MN                 55410         Single Family
Minneapolis                                   MN                 55417         Single Family
Saint Paul                                    MN                 55102         Single Family
Miami                                         FL                 33156         Single Family
DENTON                                        TX                 76209         Single Family
GAINESVILLE                                   TX                 76240         Single Family
HUNTSVILLE                                    TX                 77340         PUD
DENTON                                        TX                 76207         PUD
DALLAS                                        TX                 75235         Condominium
Maywood                                       IL                 60153         Single Family
Tyler                                         TX                 75701         Single Family
Jefferson                                     GA                 30549         Single Family
JACKSONVILLE                                  FL                 32208         Single Family
Phoenixville                                  PA                 19460         Townhouse
TYLER                                         TX                 75701         Single Family
HOUSTON                                       TX                 77066         Single Family
Royal Oak                                     MI                 48073         Single Family
Hightstown                                    NJ                 8520          Single Family
Belton                                        TX                 76513         Single Family
Ellicott City                                 MD                 21043         PUD
Paterson                                      NJ                 7522          2-4 Family
MANASSAS                                      VA                 20109         Single Family
Springfield                                   VA                 22153         PUD
INDIANAPOLIS                                  IN                 46218         Single Family
INDIANAPOLIS                                  IN                 46222         PUD
LOUISVILLE                                    KY                 40229         Single Family
CONVERSE                                      TX                 78109         PUD
Austin                                        TX                 78758         Single Family
CHARLOTTE                                     NC                 28215         Condominium
CHANNELVIEW                                   TX                 77530         Single Family
HOUSTON                                       TX                 77041         Single Family
AUSTIN                                        TX                 78721         Single Family
Aurora                                        IL                 60505         Single Family
Saint Louis                                   MO                 63113         2-4 Family
KATY                                          TX                 77494         PUD
MOUNT CARMEL                                  TN                 37645         Single Family
LAKE JACKSON                                  TX                 77566         PUD
Cambridge                                     MA                 2138          2-4 Family
FORTH WORTH                                   TX                 76248         PUD
Houston                                       TX                 77066         PUD
AUSTIN                                        TX                 78744         2-4 Family
Lubbock                                       TX                 79401         Single Family
DALLAS                                        TX                 75217         Single Family
LOS ANGELES                                   CA                 90016         2-4 Family
HOUSTON                                       TX                 77074         Single Family
FORT WORTH                                    TX                 76137         Single Family
Longport                                      NJ                 8403          Single Family
Providence                                    RI                 2908          2-4 Family
Edgewater                                     MD                 21037         Single Family
DELMAR                                        DE                 19940         Single Family
Memphis                                       TN                 38126         2-4 Family
ELIZABETHTON                                  TN                 37643         Single Family
PITTSBURGH                                    PA                 15216         2-4 Family
Carlisle                                      PA                 17013         Single Family
LANSING                                       MI                 48910         Single Family
LANSING                                       MI                 48906         Single Family
MCKNIGHTSTOWN                                 PA                 17343         Single Family
ABBOTTSTOWN                                   PA                 17301         Single Family
LOCKPORT                                      IL                 60441         Single Family
New Hope                                      PA                 18938         Single Family
GETTYSBURG                                    PA                 17325         Single Family
SALISBURY                                     MD                 21801         Single Family
KNOXVILLE                                     TN                 37917         2-4 Family
KISSIMMEE                                     FL                 34759         PUD
Lothian                                       MD                 20711         Single Family
Philadelphia                                  PA                 19139         Townhouse
Philadelphia                                  PA                 19104         Single Family
Temple Hills                                  MD                 20748         Single Family
Sevierville                                   TN                 37876         Single Family
Curtis Bay                                    MD                 21226         Condominium
Nashua                                        NH                 3063          Condominium
Brookline                                     NH                 3033          Single Family
Bronx                                         NY                 10469         2-4 Family
Naples                                        FL                 34117         Single Family
Saint Francis                                 WI                 53235         Single Family
Coon Rapids                                   MN                 55448         Single Family
Columbia Heights                              MN                 55421         2-4 Family
Louisville                                    KY                 40228         Single Family
Katy                                          TX                 77449         PUD
Oneonta                                       AL                 35121         Single Family
PEARLAND                                      TX                 77584         PUD
De Soto                                       TX                 75115         PUD
Houston                                       TX                 77044         PUD
Cleveland                                     AR                 72030         Single Family
SAN BERNARDINO                                CA                 92405         2-4 Family
SAN BERNARDINO                                CA                 92404         2-4 Family
Dallas                                        TX                 75216         Single Family
San Antonio                                   TX                 78227         Single Family
Laguna Vista                                  TX                 78578         Single Family
Mansfield                                     TX                 76063         Single Family
Mesquite                                      TX                 75150         Single Family
Lake Jackson                                  TX                 77566         Single Family
Houston                                       TX                 77095         PUD
Corpus Christi                                TX                 78415         Single Family
FENWICK ISLAND                                DE                 19944         Single Family
LAFAYETTE                                     LA                 70506         2-4 Family
MALIBU                                        CA                 90265         Single Family
IRVINE                                        CA                 92620         Single Family
TYLER                                         TX                 75701         2-4 Family
MONTGOMERY                                    TX                 77316         Single Family
GARLAND                                       TX                 75042         Single Family
Garland                                       TX                 75040         Single Family
FARMERSVILLE                                  TX                 75442         Single Family
GILBERT                                       AZ                 85233         PUD
San Francisco                                 CA                 94108         Condominium
FORT MEYERS                                   FL                 33931         Single Family
Lorton                                        VA                 22079         Condominium
UNIONVILLE                                    PA                 19317         2-4 Family
Dover                                         DE                 19904         Single Family
Aldan                                         PA                 19018         Single Family
Newtown                                       PA                 18940         PUD
Pennsauken                                    NJ                 8110          Single Family
YUCCA VALLEY                                  CA                 92284         Single Family
TAVARES                                       FL                 32778         Condominium
ABERDEEN                                      NC                 28315         2-4 Family
WALDEN                                        NY                 12586         2-4 Family
FALL RIVER                                    MA                 2724          2-4 Family
BONITA SPRINGS                                FL                 34135         Condominium
ISSAQUAH                                      WA                 98029         PUD
MISSOURI CITY                                 TX                 77489         PUD
IDAHO FALLS                                   ID                 83401         2-4 Family
MEDINA                                        OH                 44256         Single Family
SNOHOMISH                                     WA                 98290         PUD
SEATTLE                                       WA                 98122         Single Family
THOMASTON                                     GA                 30286         Single Family
MOORESVILLE                                   NC                 28115         PUD
THOMASTON                                     GA                 30286         Single Family
SAN ANTONIO                                   TX                 78216         PUD
RENO                                          NV                 89512         Single Family
NORTH AURORA                                  IL                 60542         Single Family
SPOKANE                                       WA                 99203         Single Family
DICKINSON                                     TX                 77539         Single Family
SYRACUSE                                      NY                 13208         Single Family
MOUNT SINAI                                   NY                 11766         PUD
SPRINGFIELD                                   MA                 1109          2-4 Family
SPRINGFIELD                                   MA                 1109          2-4 Family
SYRACUSE                                      NY                 13207         2-4 Family
CATHEDRAL CITY                                CA                 92234         Single Family
RIVERDALE                                     GA                 30274         PUD
PHILADELPHIA                                  PA                 19124         2-4 Family
ATLANTA                                       GA                 30318         Single Family
MIAMI                                         FL                 33176         Condominium
HIDDEN VALLEY                                 PA                 15502         Single Family
BALTIMORE                                     OH                 43105         2-4 Family
BRONX                                         NY                 10456         2-4 Family
BROOKLYN                                      NY                 11222         2-4 Family
WOOD DALE                                     IL                 60191         Single Family
CORAL SPRINGS                                 FL                 33065         Condominium
COVINGTON                                     LA                 70433         Single Family
JAMAICA                                       NY                 11433         2-4 Family
DALLAS                                        TX                 75240         Single Family
GERMANTOWN                                    MD                 20874         Condominium
HALETHORPE                                    MD                 21227         Single Family
OSPREY                                        FL                 34229         PUD
LAS VEGAS                                     NV                 89141         Single Family
PACOLET                                       SC                 29372         Single Family
FRANKLINTON                                   LA                 70438         Single Family
FOUNTAIN HILLS                                AZ                 85268         PUD
PIKESVILLE                                    MD                 21208         Single Family
NORTHAMPTON                                   MA                 1062          2-4 Family
MENIFEE                                       CA                 92584         Single Family
SPOKANE VALLEY                                WA                 99206         Single Family
YOUNGSTOWN                                    FL                 32466         Single Family
NORTHBROOK                                    IL                 60062         Single Family
WALDORF                                       MD                 20603         Single Family
SEFFNER                                       FL                 33584         Single Family
MANDEVILLE                                    LA                 70471         PUD
CARLSBAD                                      CA                 92009         Condominium
LAUDERDALE LAKES                              FL                 33311         Condominium
GULFPORT                                      MS                 39501         Single Family
MIAMI                                         FL                 33143         Single Family
LAUDERDALE LAKES                              FL                 33311         Condominium
TAMPA                                         FL                 33612         Single Family
COLUMBIA FALLS                                MT                 59912         Single Family
FULTON                                        MD                 20759         PUD
LAUDERDALE LAKES                              FL                 33311         Condominium
MENTOR                                        OH                 44060         Single Family
BRANDON                                       MS                 39047         Single Family
ALVA                                          FL                 33920         Single Family
WILTON                                        CA                 95693         Single Family
GRANTS PASS                                   OR                 97527         Single Family
LOUISVILLE                                    KY                 40212         Single Family
CHELSEA                                       AL                 35043         PUD
MCHENRY                                       IL                 60050         Single Family
CALIMESA                                      CA                 92320         Single Family
HAMMOND                                       IN                 46323         Single Family
CHOCTAW                                       OK                 73020         Single Family
LODI                                          CA                 95240         Single Family
LAS VEGAS                                     NV                 89110         Single Family
MIAMI                                         FL                 33173         Condominium
UNIVERSITY PLACE                              WA                 98466         Single Family
BEAVERCREEK                                   OR                 97004         Single Family
KINGSTON                                      GA                 30145         Single Family
SAN JUAN CAPISTRANO                           CA                 92675         Single Family
CHICAGO                                       IL                 60651         2-4 Family
BOYNE CITY                                    MI                 49712         2-4 Family
PAWLEYS ISLAND                                SC                 29585         Single Family
GRETNA                                        LA                 70056         2-4 Family
GRETNA                                        LA                 70056         2-4 Family
HIALEAH                                       FL                 33016         Condominium
RIVERDALE                                     IL                 60827         Single Family
CAPTIVA                                       FL                 33924         PUD
TOLEDO                                        OH                 43608         Single Family
TAMPA                                         FL                 33604         Single Family
MARKHAM                                       IL                 60428         Single Family
MAGNOLIA                                      TX                 77354         PUD
WASHINGTON                                    DC                 20017         2-4 Family
BREMERTON                                     WA                 98310         2-4 Family
MONTGOMERY                                    AL                 36104         Single Family
MIAMI                                         FL                 33135         2-4 Family
HEMET                                         CA                 92545         Single Family
CHARDON                                       OH                 44024         Single Family
THOMASTON                                     GA                 30286         Single Family
LOUISVILLE                                    KY                 40229         Single Family
NORTH LAS VEGAS                               NV                 89031         PUD
BOSTON                                        MA                 2124          2-4 Family
FRIENDSWOOD                                   TX                 77546         Single Family
LAKE WALES                                    FL                 33859         PUD
HUTTO                                         TX                 78634         PUD
CHICAGO                                       IL                 60649         Condominium
MANDEVILLE                                    LA                 70448         Single Family
FLORENCE                                      MS                 39073         Single Family
SAN BERNARDINO                                CA                 92407         Condominium
ASHEVILLE                                     NC                 28801         Single Family
COACHELLA                                     CA                 92236         Single Family
FLORENCE                                      SC                 29501         2-4 Family
FLATWOODS                                     KY                 41139         Single Family
SEATTLE                                       WA                 98133         Single Family
SAN RAMON                                     CA                 94582         Single Family
BOSTON                                        MA                 2124          2-4 Family
PITTSBURG                                     TX                 75686         Single Family
COLUMBUS                                      OH                 43202         Single Family
HATTIESBURG                                   MS                 39402         Single Family
PHOENIX                                       AZ                 85020         Condominium
GREER                                         SC                 29650         PUD
SPRINGFIELD                                   OR                 97477         Single Family
PITTSBURG                                     CA                 94565         Single Family
RANDALLSTOWN                                  MD                 21133         PUD
MISSION                                       KS                 66202         Single Family
POLLOCK PINES                                 CA                 95726         Single Family
FORT MOHAVE                                   AZ                 86426         Single Family
WELCH                                         MN                 55089         Single Family
CARBONDALE                                    IL                 62901         Single Family
FORT MOHAVE                                   AZ                 86426         Single Family
GREER                                         SC                 29650         PUD
SAN BERNARDINO                                CA                 92404         Single Family
SARASOTA                                      FL                 34234         Single Family
HOPEWELL JUNCTION                             NY                 12533         Single Family
CHARLOTTE                                     NC                 28208         Single Family
SARASOTA                                      FL                 34234         2-4 Family
KENSINGTON                                    MD                 20895         Single Family
BEAVERTON                                     OR                 97006         Single Family
PUTNAM                                        CT                 6260          2-4 Family
ORLANDO                                       FL                 32811         Condominium
SARASOTA                                      FL                 34234         2-4 Family
EVERETT                                       WA                 98208         Single Family
DECATUR                                       GA                 30030         Condominium
GREENSBORO                                    NC                 27406         Single Family
CHICAGO                                       IL                 60629         2-4 Family
JACKSONVILLE                                  FL                 32209         Single Family
MANDEVILLE                                    LA                 70448         PUD
PAINESVILLE                                   OH                 44077         Condominium
JACKSONVILLE                                  FL                 32207         Single Family
JONESBORO                                     GA                 30236         PUD
WOODLAKE                                      CA                 93286         2-4 Family
COVINGTON                                     LA                 70433         Single Family
STREETSBORO                                   OH                 44241         PUD
ERIE                                          CO                 80516         PUD
FLORENCE                                      SC                 29501         Single Family
SPRING                                        TX                 77386         PUD
OAKDALE                                       CA                 95361         Single Family
MOUNT JULIET                                  TN                 37122         PUD
PEORIA                                        AZ                 85382         PUD
FLORENCE                                      SC                 29501         2-4 Family
RALEIGH                                       NC                 27610         Single Family
SPRINGFIELD                                   LA                 70462         Single Family
FOUNTAIN INN                                  SC                 29644         Single Family
MIAMI                                         FL                 33015         Condominium
PROVO                                         UT                 84606         Condominium
FLORENCE                                      SC                 29501         2-4 Family
DAVENPORT                                     FL                 33837         Single Family
BAKERSFIELD                                   CA                 93305         Single Family
WASHINGTON                                    DC                 20032         2-4 Family
FLORENCE                                      SC                 29501         2-4 Family
CHESTER                                       PA                 19013         Single Family
BREAUX BRIDGE                                 LA                 70517         Single Family
IRVINGTON                                     NJ                 7111          Single Family
FLORISSANT                                    MO                 63031         2-4 Family
KILL DEVIL HILLS                              NC                 27948         Single Family
SUNRISE BEACH                                 MO                 65079         Single Family
FLORENCE                                      SC                 29501         2-4 Family
WHITE HALL                                    MD                 21161         Single Family
BATON ROUGE                                   LA                 70814         Single Family
OLD HICKORY                                   TN                 37138         Single Family
JOPLIN                                        MO                 64801         Single Family
SANDY                                         UT                 84092         PUD
PORT SAINT LUCIE                              FL                 34953         Single Family
KANSAS CITY                                   KS                 66102         Single Family
SACRAMENTO                                    CA                 95821         Single Family
WARREN                                        NJ                 7059          Single Family
KENT                                          WA                 98030         Single Family
GREENVILLE                                    IL                 62246         Single Family
HOMEWOOD                                      CA                 96141         Single Family
MESA                                          AZ                 85207         PUD
HUNTINGTON BEACH                              CA                 92648         Single Family
FREDERICK                                     CO                 80530         Single Family
SOUTH LAKE TAHOE                              CA                 96150         Single Family
CORAL SPRINGS                                 FL                 33071         Condominium
CTY OF CMMRCE                                 CA                 90040         2-4 Family
SAN DIEGO                                     CA                 92129         Single Family
HAMPTON                                       GA                 30228         Single Family
MIAMI                                         FL                 33142         2-4 Family
SCHENECTADY                                   NY                 12308         2-4 Family
LOS ANGELES                                   CA                 90032         Single Family
LAFAYETTE                                     LA                 70501         PUD
ELK GROVE                                     CA                 95758         Single Family
NEWPORT NEWS                                  VA                 23607         Single Family
CLEARWATER                                    FL                 33759         Condominium
PORTSMOUTH                                    VA                 23704         Single Family
AVON                                          CO                 81620         Condominium
HOLLYWOOD                                     FL                 33020         2-4 Family
WEST LEBANON                                  NH                 3784          Single Family
TOLEDO                                        OH                 43608         Single Family
GAUTIER                                       MS                 39553         Single Family
MIAMI                                         FL                 33167         Single Family
CANTON                                        GA                 30114         PUD
BUSHKILL                                      PA                 18324         PUD
MANDEVILLE                                    LA                 70448         Single Family
RICHARDSON                                    TX                 75080         Single Family
ACTON                                         MA                 1720          Condominium
AUBURN                                        NY                 13021         Single Family
MOUNT JULIET                                  TN                 37122         PUD
ROCKVILLE                                     MD                 20852         Condominium
AURORA                                        CO                 80017         Condominium
SALT LAKE CITY                                UT                 84115         Single Family
Clarkston                                     MI                 48348         Condominium
Ferndale                                      MI                 48220         Single Family

CITY1                      CURRENT_GROSS_COUPON    SERV_FEE                LPMI
---------------------------------------------------------------------------------
SHREWSBURY                          6.6250          0.2500                0.0000
UPLAND                              7.0000          0.2500                0.0000
WRIGHTWOOD                          7.0000          0.2500                0.0000
RALEIGH                             8.5000          0.2500                0.0000
MAGALIA                             6.2500          0.2500                0.0000
Lilburn                             7.6250          0.2500                0.0000
EVANS                               6.5000          0.2500                0.0000
FRESNO                              6.8750          0.2500                0.0000
HILLSBORO                           7.7500          0.2500                0.0000
IRVING                              6.7500          0.2500                0.0000
NORTH LAS VEGAS                     6.8750          0.2500                0.0000
Spring Hill                         8.1250          0.2500                0.0000
NORTH PORT                          6.8750          0.2500                0.0000
Union City                          7.1250          0.2500                0.0000
NAMPA                               7.2500          0.2500                0.0000
PATERSON                            8.1250          0.2500                0.0000
WOODSTOCK                           7.7500          0.2500                0.0000
Midlothian                          6.3750          0.2500                0.0000
Suprise                             7.8750          0.2500                0.0000
Phoenix                             8.5000          0.2500                0.0000
Las Vegas                           6.2500          0.2500                0.0000
TOMBALL                             8.0000          0.2500                0.0000
Lahaina                             6.6250          0.2500                0.0000
CYPRESS                             7.6250          0.2500                0.0000
Rowland Heights                     6.5000          0.2500                0.0000
Tucson                              7.1250          0.2500                0.0000
Scottsdale                          6.2500          0.2500                0.0000
Gaithersburg                        8.2500          0.2500                0.0000
Area of Duarte                      7.0000          0.2500                0.0000
Hutchinson                          8.2500          0.2500                0.0000
Sanger                              6.6250          0.2500                0.0000
Trenton                             6.5000          0.2500                0.0000
Los Angeles                         6.3750          0.2500                0.0000
Riverdale                           7.5000          0.2500                0.0000
Henrietta                           6.5000          0.2500                0.0000
Round Rock                          6.8750          0.2500                0.0000
TULARE                              6.7500          0.2500                0.0000
LOUISVILLE                          7.3750          0.2500                0.0000
SANTA ANA                           8.3750          0.2500                0.0000
jonesboro                           6.6250          0.2500                0.0000
Mitchellville                       8.5000          0.2500                0.0000
Chaska                              7.2500          0.2500                0.0000
Fairfield                           7.6250          0.2500                0.0000
Tucson                              7.8750          0.2500                0.0000
Willow Spring                       8.0000          0.2500                0.0000
Cypress                             6.8750          0.2500                0.0000
PEORIA                              6.7500          0.2500                0.0000
Dallas                              7.5000          0.2500                0.0000
McDOnough                           7.0000          0.2500                0.0000
ROCKMART                            7.6250          0.2500                0.0000
LOS ANGELES                         6.5000          0.2500                0.0000
FRIDLEY                             7.1250          0.2500                0.0000
Hammond                             8.2500          0.2500                0.0000
Cincinnati                          7.5000          0.2500                0.0000
LAS VEGAS                           6.5000          0.2500                0.0000
Colorado Springs                    6.8750          0.2500                0.0000
Burns Township                      7.0000          0.2500                0.0000
CHARLOTTE                           7.2500          0.2500                0.0000
MCDONOUGH                           8.0000          0.2500                0.0000
RYDAL                               6.7500          0.2500                0.0000
RIVERDALE                           6.8750          0.2500                0.0000
MCDONOUGH                           7.0000          0.2500                0.0000
Westlake Village                    7.6250          0.2500                0.0000
Berkley                             6.5000          0.2500                0.0000
San Antonio                         7.5000          0.2500                0.0000
San Leandro                         6.8750          0.2500                0.0000
Norfolk                             6.8750          0.2500                0.0000
Rising Sun                          7.5000          0.2500                0.0000
Modesto                             7.8750          0.2500                0.0000
Baltimore                           8.6250          0.2500                0.0000
Baton Rouge                         8.6250          0.2500                0.0000
Valley Village Area                 6.5000          0.2500                0.0000
Tallahassee                         7.5000          0.2500                0.0000
HUNTSVILLE                          6.7500          0.2500                0.0000
Hahira                              6.7500          0.2500                0.0000
Dallas                              7.6250          0.2500                0.0000
Bloomfield                          6.5000          0.2500                0.0000
Elizabeth                           7.8750          0.2500                0.0000
Colorado Springs                    6.3750          0.2500                0.0000
Huntington Beach                    7.1250          0.2500                0.0000
Rockland                            7.7500          0.2500                0.0000
Gilbert                             8.3750          0.2500                0.0000
RIALTO                              7.3750          0.2500                0.0000
San Antonio                         6.5000          0.2500                0.0000
KISSIMMEE                           7.6250          0.2500                0.0000
SACRAMENTO                          6.7500          0.2500                0.0000
Georgetown                          6.8750          0.2500                0.0000
TROY                                7.6250          0.2500                0.0000
WESTFIELD                           6.8750          0.2500                0.0000
LAKE ELSINORE                       7.3750          0.2500                0.0000
KISSIMMEE                           7.8750          0.2500                0.0000
ORLANDO                             8.5000          0.2500                0.0000
Surprise                            7.2500          0.2500                0.0000
Greensburg                          6.8750          0.2500                0.0000
Mcdonough                           8.0000          0.2500                0.0000
PALM DESERT                         7.5000          0.2500                0.0000
CHULA VISTA                         6.7500          0.2500                0.0000
Glendale                            7.2500          0.2500                0.0000
Temple                              8.6250          0.2500                0.0000
College Station                     6.5000          0.2500                0.0000
MISSOURI CITY                       7.7500          0.2500                0.0000
OCEAN CITY                          7.2500          0.2500                0.0000
Tomball                             7.8750          0.2500                0.0000
Valdosta                            8.2500          0.2500                0.0000
Arlington                           7.2500          0.2500                0.0000
Van Nuys                            6.7500          0.2500                0.0000
DOUGLASVILLE                        8.1250          0.2500                0.0000
Hinesville                          7.2500          0.2500                0.0000
CONYERS                             7.2500          0.2500                0.0000
CHARLOTTE                           8.3750          0.2500                0.0000
Peroia                              6.7500          0.2500                0.0000
Los Lunas                           7.0000          0.2500                0.0000
Charlotte                           7.5000          0.2500                0.0000
WASHINGTON                          8.6250          0.2500                0.0000
Riverdale                           7.8750          0.2500                0.0000
LOMITA                              6.6250          0.2500                0.0000
CARTERSVILLE                        7.5000          0.2500                0.0000
Grand Junction                      7.5000          0.2500                0.0000
Scottdale                           7.1250          0.2500                0.0000
Valdosta                            7.5000          0.2500                0.0000
Queen Creek                         6.8750          0.2500                0.0000
Gilbert                             7.1250          0.2500                0.0000
SOMERTON                            7.3750          0.2500                0.0000
Dundalk                             7.7500          0.2500                0.0000
Clinton                             7.5000          0.2500                0.0000
Glen Burnie                         6.3750          0.2500                0.0000
Coral Springs                       6.3750          0.2500                0.0000
COVINGTON                           7.6250          0.2500                0.0000
HUXLEY                              7.3750          0.2500                0.0000
CHESAPEAKE                          7.8750          0.2500                0.0000
Center Point                        7.3750          0.2500                0.0000
Waldorf                             6.0000          0.2500                0.0000
Upper Marlboro                      7.3750          0.2500                0.0000
DECATUR                             8.0000          0.2500                0.0000
AUSTELL                             6.8750          0.2500                0.0000
Cape Charles                        6.3750          0.2500                0.0000
Charlotte                           6.5000          0.2500                0.0000
Tulare                              8.3750          0.2500                0.0000
Madison                             7.5000          0.2500                0.0000
Ocoee                               6.7500          0.2500                0.0000
Kendall Park                        7.2500          0.2500                0.0000
Bryan                               7.8750          0.2500                0.0000
West Valley City                    7.0000          0.2500                0.0000
Tavares                             7.0000          0.2500                0.0000
Panama City Beach                   7.5000          0.2500                0.0000
PIQUA                               7.2500          0.2500                0.0000
San Jose                            6.2500          0.2500                0.0000
SHOREHAM                            6.5000          0.2500                0.0000
Kingston                            6.8750          0.2500                0.0000
Miami                               7.1250          0.2500                0.0000
Olathe                              7.5000          0.2500                0.0000
BUCKEYE                             7.6250          0.2500                0.0000
Fort Myers                          7.1250          0.2500                0.0000
Cape Coral                          6.8750          0.2500                0.0000
BRIDGEWATER                         6.8750          0.2500                0.0000
TAMPA                               6.7500          0.2500                0.0000
BAKERSFIELD                         6.8750          0.2500                0.0000
Cape Coral                          7.0000          0.2500                0.0000
San Marcos                          7.2500          0.2500                0.0000
CIBOLO                              7.2500          0.2500                0.0000
De Soto                             7.5000          0.2500                0.0000
POWAY                               6.5000          0.2500                0.0000
BOUND BROOK                         6.8750          0.2500                0.0000
Clearwater                          6.6250          0.2500                0.0000
PHOENIXVILLE                        7.6250          0.2500                0.0000
Frisco                              7.7500          0.2500                0.0000
FREDERICKSBURG                      6.6250          0.2500                0.0000
New Albany                          6.2500          0.2500                0.0000
CINCINNATI                          9.7500          0.2500                0.0000
SPOTSYLVANIA                        7.5000          0.2500                0.0000
POTTSTOWN                           7.6250          0.2500                0.0000
CONROE                              7.0000          0.2500                0.0000
PHOENIXVILLE                        7.6250          0.2500                0.0000
BELLEVUE                            6.5000          0.2500                0.0000
UNION BRIDGE                        7.0000          0.2500                0.0000
Baltimore                           7.3750          0.2500                0.0000
RIO RANCHO                          7.2500          0.2500                0.0000
NEW OXFORD                          6.6250          0.2500                0.0000
FREDERICKSBURG                      6.5000          0.2500                0.0000
Roosevelt                           7.8750          0.2500                0.0000
Orem                                7.2500          0.2500                0.0000
Anamosa                             7.2500          0.2500                0.0000
BALDWIN PARK                        6.8750          0.2500                0.0000
NOVI                                7.0000          0.2500                0.0000
North Webster                       7.7500          0.2500                0.0000
LORTON                              6.8750          0.2500                0.0000
BOISE                               6.5000          0.2500                0.0000
CARTERSVILLE                        7.5000          0.2500                0.0000
ELKHART                             6.7500          0.2500                0.0000
Wyandotte                           8.1250          0.2500                0.0000
SHAKER HEIGHTS                      7.7500          0.2500                0.0000
HATTIESBURG                         7.5000          0.2500                0.0000
AUSTELL                             8.2500          0.2500                0.0000
Long Beach                          6.2500          0.2500                0.0000
College Park                        6.2500          0.2500                0.0000
Baltimore                           6.8750          0.2500                0.0000
VILLA RICA                          7.1250          0.2500                0.0000
Sugar Land                          8.2500          0.2500                0.0000
East Orange                         8.5000          0.2500                0.0000
OKLAHOMA CITY                       6.7500          0.2500                0.0000
ROCKMART                            7.1250          0.2500                0.0000
CIBOLO                              7.2500          0.2500                0.0000
MONROE                              7.3750          0.2500                0.0000
WOODBURN                            7.0000          0.2500                0.0000
ROCKVILLE                           7.2500          0.2500                0.0000
Sterling                            7.5000          0.2500                0.0000
ELLICOTT CITY                       7.7500          0.2500                0.0000
Centreville                         7.5000          0.2500                0.0000
Aurora                              7.0000          0.2500                0.0000
HAMILTON                            8.8750          0.2500                0.0000
MEDFORD                             7.5000          0.2500                0.0000
DUNDALK                             6.7500          0.2500                0.0000
MILWAUKEE                           7.6250          0.2500                0.0000
SCOTTSDALE                          7.0000          0.2500                0.0000
SUMTER                              6.8750          0.2500                0.0000
GERMANTOWN                          7.5000          0.2500                0.0000
SILVER SPRING                       7.3750          0.2500                0.0000
HOUSTON                             7.8750          0.2500                0.0000
CAPE CORAL                          7.5000          0.2500                0.0000
ANTHEM                              6.6250          0.2500                0.0000
Newark                              6.7500          0.2500                0.0000
Meridian                            7.7500          0.2500                0.0000
Havelock                            7.2500          0.2500                0.0000
Port Saint Lucie                    7.8750          0.2500                0.0000
Denver                              7.1250          0.2500                0.0000
REDMOND                             7.3750          0.2500                0.0000
ST. JAMES                           6.3750          0.2500                0.0000
ALEXANDRIA                          6.7500          0.2500                0.0000
Gilbert                             7.5000          0.2500                0.0000
KANSAS CITY                         8.6250          0.2500                0.0000
GARDEN CITY PARK                    6.5000          0.2500                0.0000
NORFOLK                             8.0000          0.2500                0.0000
OCEAN VIEW                          7.2500          0.2500                0.0000
Salem                               7.7500          0.2500                0.0000
Spokane Valley                      7.7500          0.2500                0.0000
Tallahassee                         8.3750          0.2500                0.0000
Miami                               7.2500          0.2500                0.0000
Scottsdale                          7.2500          0.2500                0.0000
EAST WILLISTON                      6.8750          0.2500                0.0000
BAKERSFIELD                         8.0000          0.2500                0.0000
FOUNTAIN                            6.8750          0.2500                0.0000
KALAMAZOO                           7.7500          0.2500                0.0000
STOCKTON                            6.6250          0.2500                0.0000
Milford                             6.6250          0.2500                0.0000
SEVERNA PARK                        7.7500          0.2500                0.0000
FREDERICK                           8.0000          0.2500                0.0000
TUCSON                              7.8750          0.2500                0.0000
Beltsville                          7.2500          0.2500                0.0000
Long Beach                          6.8750          0.2500                0.0000
Gloucester City                     7.7500          0.2500                0.0000
Oakland                             8.0000          0.2500                0.0000
BAKERSFIELD                         7.7500          0.2500                0.0000
DECATUR                             6.8750          0.2500                0.0000
LITITZ                              6.8750          0.2500                0.0000
LACEY                               7.1250          0.2500                0.0000
TAVERNIER                           7.5000          0.2500                0.0000
BALTIMORE                           7.5000          0.2500                0.0000
Woodbridge                          7.7500          0.2500                0.0000
OLIVEHURST                          6.8750          0.2500                0.0000
FRESNO                              6.8750          0.2500                0.0000
Saint Ann                           8.6250          0.2500                0.0000
PHOENIX                             6.6250          0.2500                0.0000
FREDERICK                           8.0000          0.2500                0.0000
Tarzana                             6.8750          0.2500                0.0000
Surprise                            6.8750          0.2500                0.0000
DECATUR                             7.5000          0.2500                0.0000
LAUDERHILL                          8.0000          0.2500                0.0000
DEERFIELD                           6.8750          0.2500                0.0000
Gilbert                             7.6250          0.2500                0.0000
GAMBRILLS                           7.5000          0.2500                0.0000
Imperial Beach                      6.7500          0.2500                0.0000
FATE                                7.6250          0.2500                0.0000
Lees Summit                         7.7500          0.2500                0.0000
OLYMPIA                             7.6250          0.2500                0.0000
FORT WORTH                          8.5000          0.2500                0.0000
Katy                                7.0000          0.2500                0.0000
MYRTLE BEACH                        6.6250          0.2500                0.0000
GAITHERSBURG                        7.3750          0.2500                0.0000
Fairfax Station                     6.7500          0.2500                0.0000
Huntington Beach                    6.3750          0.2500                0.0000
SAN JOSE                            7.0000          0.2500                0.0000
LAS VEGAS                           6.8750          0.2500                0.0000
LANHAM                              7.8750          0.2500                0.0000
DAVIDSONVILLE                       6.5000          0.2500                0.0000
SNOHOMISH                           7.0000          0.2500                0.0000
FREDERICK                           6.7500          0.2500                0.0000
BOSTON                              7.6250          0.2500                0.0000
Pensacola                           7.1250          0.2500                0.0000
MONROE                              6.2500          0.2500                0.0000
Goodyear                            7.3750          0.2500                0.0000
SANTA ANA                           6.3750          0.2500                0.0000
LOUISVILLE                          7.2500          0.2500                0.0000
DELMAR                              7.1250          0.2500                0.0000
Punta Gorda                         7.3750          0.2500                0.0000
CROSBY                              6.8750          0.2500                0.0000
LEAGUE CITY                         7.5000          0.2500                0.0000
PAINESVILLE                         8.5000          0.2500                0.0000
BELL GARDENS                        7.2500          0.2500                0.0000
COLEMAN                             7.1250          0.2500                0.0000
DOVER                               8.0000          0.2500                0.0000
HARVEST                             9.2500          0.2500                0.0000
Boyertown                           7.6250          0.2500                0.0000
Hampshire                           7.3750          0.2500                0.0000
FORT WORTH                          6.3750          0.2500                0.0000
Batesville                          7.5000          0.2500                0.0000
TULARE                              7.3750          0.2500                0.0000
GALLATIN GATEWAY                    7.0000          0.2500                0.0000
FOUNTAIN HILLS                      6.7500          0.2500                0.0000
FREDERICK                           7.5000          0.2500                0.0000
ORLANDO                             7.2500          0.2500                0.0000
ATLANTA                             7.6250          0.2500                0.0000
ROSEBURG                            6.7500          0.2500                0.0000
SAN ANTONIO                         7.5000          0.2500                0.0000
SCOTTSDALE                          8.1250          0.2500                0.0000
BARTLETT                            9.1250          0.2500                0.0000
Clovis                              7.2500          0.2500                0.0000
LEXINGTON                           7.6250          0.2500                0.0000
San Bernardino                      8.0000          0.2500                0.0000
Montgomery Village                  7.1250          0.2500                0.0000
SAN ANTONIO                         8.5000          0.2500                0.0000
Shady Side                          7.5000          0.2500                0.0000
Lancaster                           8.2500          0.2500                0.0000
riverside                           6.3750          0.2500                0.0000
Idledale                            6.0000          0.2500                0.0000
Mckinney                            7.6250          0.2500                0.0000
Lexington                           7.6250          0.2500                0.0000
Sacramento                          6.7500          0.2500                0.0000
GULF SHORES                         7.7500          0.2500                0.0000
Littleton                           7.6250          0.2500                0.0000
Kissimmee                           8.3750          0.2500                0.0000
GREENSBORO                          6.8750          0.2500                0.0000
OKLAHOMA CITY                       7.2500          0.2500                0.0000
Quincy                              7.8750          0.2500                0.0000
Whitesboro                          7.2500          0.2500                0.0000
Saint Louis                         8.3750          0.2500                0.0000
Spring                              7.6250          0.2500                0.0000
Beetown                             8.1250          0.2500                0.0000
Elizabethtown                       7.7500          0.2500                0.0000
Manchester                          7.5000          0.2500                0.0000
Gore                                6.8750          0.2500                0.0000
Yorktown                            6.2500          0.2500                0.0000
Orlando                             7.5000          0.2500                0.0000
Newport News                        6.8750          0.2500                0.0000
RICHMOND                            8.3750          0.2500                0.0000
Jasper                              7.5000          0.2500                0.0000
PALMDALE                            7.2500          0.2500                0.0000
LAKE ELSINORE                       6.7500          0.2500                0.0000
SAHUARITA                           7.2500          0.2500                0.0000
LINCOLN                             7.0000          0.2500                0.0000
Queen Creek                         7.6250          0.2500                0.0000
Destin                              8.0000          0.2500                0.0000
Woodstock                           5.8750          0.2500                0.0000
Salem                               8.7500          0.2500                0.0000
Miramar                             6.8750          0.2500                0.0000
Hialeah                             7.0000          0.2500                0.0000
Miami                               7.7500          0.2500                0.0000
SPRING                              6.2500          0.2500                0.0000
BUCKEYE                             8.2500          0.2500                0.0000
Baltimore                           8.0000          0.2500                0.0000
Cano Park Area                      7.5000          0.2500                0.0000
MUNDELEIN                           7.7500          0.2500                0.0000
HENDERSON                           7.1250          0.2500                0.0000
WAXAHACHIE                          7.2500          0.2500                0.0000
Flint                               7.7500          0.2500                0.0000
SUNNYVALE                           6.8750          0.2500                0.0000
CAMINO                              7.0000          0.2500                0.0000
Santa Ana                           6.5000          0.2500                0.0000
Annapolis                           6.7500          0.2500                0.0000
Annapolis                           6.7500          0.2500                0.0000
Annapolis                           7.5000          0.2500                0.0000
WINSTON SALEM                       8.2500          0.2500                0.0000
ABINGDON                            6.3750          0.2500                0.0000
Vienna                              7.5000          0.2500                0.0000
PRESTON                             7.5000          0.2500                0.0000
Nashua                              7.0000          0.2500                0.0000
Gilbertsville                       6.8750          0.2500                0.0000
FATE                                7.6250          0.2500                0.0000
Gulfport                            8.3750          0.2500                0.0000
FORNEY                              7.7500          0.2500                0.0000
RAMONA                              7.3750          0.2500                0.0000
Wylie                               7.7500          0.2500                0.0000
Nashville                           7.8750          0.2500                0.0000
Queen Creek                         7.2500          0.2500                0.0000
Buckeye                             8.0000          0.2500                0.0000
Glendale                            8.1250          0.2500                0.0000
Tucson                              7.6250          0.2500                0.0000
Avondale                            7.8750          0.2500                0.0000
Strasburg                           7.5000          0.2500                0.0000
SAVANNAH                            8.0000          0.2500                0.0000
LOUISVILLE                          8.6250          0.2500                0.0000
LOUISVILLE                          8.6250          0.2500                0.0000
NEWNAN                              8.0000          0.2500                0.0000
Rochester                           7.8750          0.2500                0.0000
Rockwall                            7.6250          0.2500                0.0000
Avondale                            7.2500          0.2500                0.0000
Queen Creek                         7.2500          0.2500                0.0000
Avondale                            7.2500          0.2500                0.0000
Avondale                            7.2500          0.2500                0.0000
Dallas                              7.0000          0.2500                0.0000
Phoenix                             7.2500          0.2500                0.0000
Herndon                             8.2500          0.2500                0.0000
Rio Rancho                          7.7500          0.2500                0.0000
Fairburn                            6.5000          0.2500                0.0000
Shaver Lake                         7.6250          0.2500                0.0000
Phoenix                             8.6250          0.2500                0.0000
Palm Springs                        6.8750          0.2500                0.0000
Grayson                             7.7500          0.2500                0.0000
Lancaster                           7.8750          0.2500                0.0000
Upper Marlboro                      8.3750          0.2500                0.0000
ESCONDIDO                           6.8750          0.2500                0.0000
ALGONQUIN                           7.1250          0.2500                0.0000
Eagle Mountain                      8.0000          0.2500                0.0000
Schertz                             7.2500          0.2500                0.0000
Maricopa                            7.7500          0.2500                0.0000
LOMA LINDA                          7.1250          0.2500                0.0000
CAMBRIDGE                           7.3750          0.2500                0.0000
Beltsville                          7.1250          0.2500                0.0000
Las Vegas                           6.8750          0.2500                0.0000
Peabody                             6.8750          0.2500                0.0000
ANNAPOLIS                           6.8750          0.2500                0.0000
N LAUDERDALE                        7.3750          0.2500                0.0000
Bakersfield                         7.2500          0.2500                0.0000
Avondale                            7.8750          0.2500                0.0000
Piscataway                          7.7500          0.2500                0.0000
Hiram                               6.7500          0.2500                0.0000
Enfield                             7.2500          0.2500                0.0000
Atlanta                             7.5000          0.2500                0.0000
Dallas                              7.7500          0.2500                0.0000
MIDDLETOWN                          7.1250          0.2500                0.0000
DESOTO                              7.7500          0.2500                0.0000
FORT MILL                           7.7500          0.2500                0.0000
Lawrenceville                       7.5000          0.2500                0.0000
LAS VEGAS                           6.7500          0.2500                0.0000
MORENO VALLEY                       6.2500          0.2500                0.0000
District Heights                    7.7500          0.2500                0.0000
Gilbert                             6.8750          0.2500                0.0000
TALLAHASSEE                         7.3750          0.2500                0.0000
SHERMAN OAKS                        6.8750          0.2500                0.0000
ATLANTA                             7.7500          0.2500                0.0000
Surprise                            7.3750          0.2500                0.0000
Ocala                               8.7500          0.2500                0.0000
LOUISVILLE                          7.7500          0.2500                0.0000
San Clemente                        6.3750          0.2500                0.0000
Laguna Niguel                       6.8750          0.2500                0.0000
Houston                             7.8750          0.2500                0.0000
MONROE TOWNSHIP                     8.0000          0.2500                0.0000
Trussville                          7.0000          0.2500                0.0000
Miami                               7.5000          0.2500                0.0000
Summerville                         8.1250          0.2500                0.0000
Las Vegas                           6.8750          0.2500                0.0000
Azle                                7.7500          0.2500                0.0000
CARTERSVILLE                        7.0000          0.2500                0.0000
MOORESVILLE                         7.5000          0.2500                0.0000
Florence                            7.1250          0.2500                0.0000
El Mirage                           7.1250          0.2500                0.0000
North Canton                        6.6250          0.2500                0.0000
FRANKLIN TOWNSHIP                   7.6250          0.2500                0.0000
CHINO HILLS                         7.2500          0.2500                0.0000
Kansas City                         7.1250          0.2500                0.0000
Mount Dora                          7.6250          0.2500                0.0000
Gilbert                             8.8750          0.2500                0.0000
Rio Vista                           6.8750          0.2500                0.0000
Scottsdale                          7.7500          0.2500                0.0000
Eustis                              7.6250          0.2500                0.0000
Plano                               8.7500          0.2500                0.0000
Boerne                              8.0000          0.2500                0.0000
Clayton                             7.8750          0.2500                0.0000
CLAYTON                             7.5000          0.2500                0.0000
BALTIMORE                           6.5000          0.2500                0.0000
Phoenix                             6.7500          0.2500                0.0000
BELTSVILLE                          7.6250          0.2500                0.0000
FAIRFIELD                           7.7500          0.2500                0.0000
Baltimore                           6.7500          0.2500                0.0000
Inglewood                           5.7500          0.2500                0.0000
CONCORD                             8.1250          0.2500                0.0000
Santa Cruz                          6.5000          0.2500                0.0000
COVINGTON                           7.1250          0.2500                0.0000
COVINGTON                           7.8750          0.2500                0.0000
LOGANVILLE                          7.2500          0.2500                0.0000
ACWORTH                             6.7500          0.2500                0.0000
Charlotte                           6.5000          0.2500                0.0000
Charlotte                           6.5000          0.2500                0.0000
Birmingham                          5.8750          0.2500                0.0000
Rockville                           6.6250          0.2500                0.0000
Santa Rosa Beach                    6.6250          0.2500                0.0000
Hilton Head                         6.6250          0.2500                0.0000
LAKEWOOD                            6.2500          0.2500                0.0000
Hapeville                           7.8750          0.2500                0.0000
Carrollton                          7.8750          0.2500                0.0000
columbus                            8.5000          0.2500                0.0000
Acworth                             7.6250          0.2500                0.0000
Stone Mountain                      7.5000          0.2500                0.0000
CLEARFIELD                          7.3750          0.2500                0.0000
Mountain View                       7.0000          0.2500                0.0000
WYLIE                               7.7500          0.2500                0.0000
MCDONOUGH                           6.7500          0.2500                0.0000
N LAS VEGAS                         7.3750          0.2500                0.0000
Nyssa                               6.3750          0.2500                0.0000
CLEARFIELD                          7.3750          0.2500                0.0000
OPA LOCKA                           7.3750          0.2500                0.0000
Bensalem                            6.7500          0.2500                0.0000
DORCHESTER                          7.8750          0.2500                0.0000
RIALTO                              6.1250          0.2500                0.0000
JERSEY CITY                         7.1250          0.2500                0.0000
Kennewick                           7.1250          0.2500                0.0000
Culpeper                            6.8750          0.2500                0.0000
KISSIMMEE                           7.6250          0.2500                0.0000
DECATUR                             6.5000          0.2500                0.0000
Corpus Christi                      7.3750          0.2500                0.0000
Chicago                             6.8750          0.2500                0.0000
LAUREL                              6.8750          0.2500                0.0000
Spartanburg                         8.5000          0.2500                0.0000
Washington                          7.5000          0.2500                0.0000
Katy                                7.3750          0.2500                0.0000
BOSTON                              7.5000          0.2500                0.0000
GOOD HOPE                           7.3750          0.2500                0.0000
APOLLO BEACH                        6.5000          0.2500                0.0000
Lamont                              6.5000          0.2500                0.0000
Joliet                              7.5000          0.2500                0.0000
Wesley Chapel                       6.6250          0.2500                0.0000
Marina Del Rey                      5.7500          0.2500                0.0000
Canton                              6.8750          0.2500                0.0000
Duluth                              7.3750          0.2500                0.0000
San Antonio                         6.2500          0.2500                0.0000
Denton                              6.2500          0.2500                0.0000
Fairburn                            6.7500          0.2500                0.0000
Sachse                              6.8750          0.2500                0.0000
Hahira                              7.3750          0.2500                0.0000
Newnan                              7.2500          0.2500                0.0000
Tampa                               6.8750          0.2500                0.0000
Springfield                         7.7500          0.2500                0.0000
Riverview                           9.0000          0.2500                0.0000
Blue Rock                           6.8750          0.2500                0.0000
NEWPORT NEWS                        7.8750          0.2500                0.0000
Miami                               7.6250          0.2500                0.0000
Brandon                             6.8750          0.2500                0.0000
Acworth                             7.6250          0.2500                0.0000
Fort Worth                          7.0000          0.2500                0.0000
MINOOKA                             7.1250          0.2500                0.0000
Winston Salem                       7.1250          0.2500                0.0000
Summerville                         5.7500          0.2500                0.0000
GAMBRILLS                           6.2500          0.2500                0.0000
BLYTHEWOOD                          8.7500          0.2500                0.0000
Hurst                               8.6250          0.2500                0.0000
SCOTTSDALE                          7.3750          0.2500                0.0000
BOSTON                              7.5000          0.2500                0.0000
SAN DIEGO                           6.2500          0.2500                0.0000
Bakersfield                         6.3750          0.2500                0.0000
Colorado Springs                    8.2500          0.2500                0.0000
NASHVILLE                           8.3750          0.2500                0.0000
ATHENS                              6.5000          0.2500                0.0000
South Bend                          6.8750          0.2500                0.0000
Forney                              7.6250          0.2500                0.0000
Albuquerque                         6.7500          0.2500                0.0000
Riverside                           7.0000          0.2500                0.0000
Mount Pleasant                      6.6250          0.2500                0.0000
BENICIA                             7.3750          0.2500                0.0000
Washington                          7.2500          0.2500                0.0000
Pueblo                              6.7500          0.2500                0.0000
Needham                             7.5000          0.2500                0.0000
Manassas Park                       7.3750          0.2500                0.0000
PATERSON                            7.3750          0.2500                0.0000
Philadelphia                        7.2500          0.2500                0.0000
Austin                              7.3750          0.2500                0.0000
Clayton                             7.2500          0.2500                0.0000
Pfafftown                           6.7500          0.2500                0.0000
Norcross                            6.2500          0.2500                0.0000
Gaithersburg                        6.3750          0.2500                0.0000
Humble                              8.6250          0.2500                0.0000
Tucson                              7.5000          0.2500                0.0000
DAYTON                              8.6250          0.2500                0.0000
Tacoma                              7.6250          0.2500                0.0000
CONCORD                             8.3750          0.2500                0.0000
BAYONNE                             8.7500          0.2500                0.0000
Winston Salem                       7.1250          0.2500                0.0000
MURRIETA                            6.6250          0.2500                0.0000
Stockbridge                         6.8750          0.2500                0.0000
Tampa                               8.2500          0.2500                0.0000
Dallas                              7.0000          0.2500                0.0000
Phoenix                             7.8750          0.2500                0.0000
Ocala                               8.8750          0.2500                0.0000
Hanover Park                        8.2500          0.2500                0.0000
Jonesboro                           8.2500          0.2500                0.0000
Clearwater                          7.7500          0.2500                0.0000
Mesa                                7.0000          0.2500                0.0000
Rockwall                            7.3750          0.2500                0.0000
Mount Juliet                        6.1250          0.2500                0.0000
ALBUQUERQUE                         6.7500          0.2500                0.0000
Staten Island                       7.3750          0.2500                0.0000
Austin                              6.5000          0.2500                0.0000
Annandale                           7.8750          0.2500                0.0000
Reston                              6.7500          0.2500                0.0000
Meridian                            6.8750          0.2500                0.0000
Springfield                         7.3750          0.2500                0.0000
Cedar Rapids                        8.5000          0.2500                0.0000
Cave Creek                          8.5000          0.2500                0.0000
SAN DIEGO                           6.6250          0.2500                0.0000
ALB                                 6.7500          0.2500                0.0000
Rio Rancho                          6.8750          0.2500                0.0000
ALBUQUERQUE                         6.7500          0.2500                0.0000
ALBUQUERQUE                         6.7500          0.2500                0.0000
ALBUQUERQUE                         6.7500          0.2500                0.0000
Aurora                              7.2500          0.2500                0.0000
Lorton                              8.0000          0.2500                0.0000
Paia                                6.1250          0.2500                0.0000
BROOKLYN CENTER                     6.3750          0.2500                0.0000
CHICAGO                             7.3750          0.2500                0.0000
Bradbury                            6.2500          0.2500                0.0000
Fort Myers                          7.5000          0.2500                0.0000
Sterling                            6.6250          0.2500                0.0000
Carson City                         6.2500          0.2500                0.0000
Lewisburg                           7.5000          0.2500                0.0000
TWENTYNINE PALMS                    6.8750          0.2500                0.0000
HERNDON                             6.3750          0.2500                0.0000
Charlotte                           6.7500          0.2500                0.0000
Vienna                              6.3750          0.2500                0.0000
WALDORF                             7.3750          0.2500                0.0000
SATELLITE BCH                       7.1250          0.2500                0.0000
Trenton                             7.8750          0.2500                0.0000
Brooklyn                            6.7500          0.2500                0.0000
Oklahoma City                       8.6250          0.2500                0.0000
Austin                              7.3750          0.2500                0.0000
KATY                                7.7500          0.2500                0.0000
ROSENBERG                           7.6250          0.2500                0.0000
KATY                                7.1250          0.2500                0.0000
URBANA                              7.5000          0.2500                0.0000
URBANA                              7.5000          0.2500                0.0000
URBANA                              7.5000          0.2500                0.0000
NORTH LAS VEGAS                     6.7500          0.2500                0.0000
CONROE                              7.7500          0.2500                0.0000
HOUSTON                             7.7500          0.2500                0.0000
LANCASTER                           7.8750          0.2500                0.0000
HOUSTON                             8.2500          0.2500                0.0000
Humble                              7.5000          0.2500                0.0000
Pearland                            7.5000          0.2500                0.0000
Kenner                              7.3750          0.2500                0.0000
Loveland                            7.5000          0.2500                0.0000
Baltimore                           6.3750          0.2500                0.0000
BALTIMORE                           7.1250          0.2500                0.0000
SEVIERVILLE                         8.2500          0.2500                0.0000
NEWPORT NEWS                        6.5000          0.2500                0.0000
OCEAN CITY                          6.5000          0.2500                0.0000
BALTIMORE                           8.6250          0.2500                0.0000
Fargo                               6.1250          0.2500                0.0000
FARGO                               6.1250          0.2500                0.0000
FARGO                               6.1250          0.2500                0.0000
Hamilton                            7.1250          0.2500                0.0000
RICHMOND                            7.7500          0.2500                0.0000
WASHINGTON                          7.7500          0.2500                0.0000
BALTIMORE                           7.5000          0.2500                0.0000
Waldorf                             6.1250          0.2500                0.0000
SAINT AUGUSTINE                     7.2500          0.2500                0.0000
BOUNTIFUL                           7.2500          0.2500                0.0000
Scottsdale                          7.5000          0.2500                0.0000
Atlanta                             7.5000          0.2500                0.0000
Avondale                            7.5000          0.2500                0.0000
Nampa                               7.5000          0.2500                0.0000
Tucson                              6.8750          0.2500                0.0000
Glendale                            7.7500          0.2500                0.0000
Maricopa                            8.3750          0.2500                0.0000
Phoenix                             8.1250          0.2500                0.0000
Phoenix                             8.0000          0.2500                0.0000
Chandler                            7.3750          0.2500                0.0000
Avondale                            8.2500          0.2500                0.0000
Rio Rancho                          8.2500          0.2500                0.0000
Tucson                              7.7500          0.2500                0.0000
Cambridge                           8.2500          0.2500                0.0000
Dallas                              7.6250          0.2500                0.0000
East Hanover                        6.8750          0.2500                0.0000
Roosevelt                           7.5000          0.2500                0.0000
HUDSON                              8.6250          0.2500                0.0000
Milwaukee                           8.3750          0.2500                0.0000
Islip                               8.0000          0.2500                0.0000
Hollywood                           7.5000          0.2500                0.0000
HUMBLE                              6.7500          0.2500                0.0000
NOTASULGA                           5.7500          0.2500                0.0000
Virginia Beach                      7.5000          0.2500                0.0000
Ocoee                               7.1250          0.2500                0.0000
Lubbock                             7.6250          0.2500                0.0000
Gulfport                            8.0000          0.2500                0.0000
NASHVILLE                           8.2500          0.2500                0.0000
SAN FERNANDO                        6.6250          0.2500                0.0000
PHOENIX                             7.3750          0.2500                0.0000
PEORIA                              7.2500          0.2500                0.0000
Katy                                7.6250          0.2500                0.0000
Saint Louis                         7.8750          0.2500                0.0000
Denham Springs                      7.2500          0.2500                0.0000
Milwaukee                           7.8750          0.2500                0.0000
Milwaukee                           7.8750          0.2500                0.0000
Milwaukee                           7.8750          0.2500                0.0000
Milwaukee                           7.8750          0.2500                0.0000
Anaheim                             6.7500          0.2500                0.0000
Las Vegas                           7.0000          0.2500                0.0000
Winder                              7.3750          0.2500                0.0000
LINCOLN                             6.8750          0.2500                0.0000
Jersey City                         7.3750          0.2500                0.0000
Titusville                          7.8750          0.2500                0.0000
Indianapolis                        7.7500          0.2500                0.0000
HEMPSTEAD                           6.6250          0.2500                0.0000
Portsmouth                          7.8750          0.2500                0.0000
LEAGUE CITY                         7.7500          0.2500                0.0000
MONROE                              7.5000          0.2500                0.0000
McDONOUGH                           6.5000          0.2500                0.0000
LAWRENCEVILLE                       7.8750          0.2500                0.0000
HOUSTON                             8.2500          0.2500                0.0000
Garland                             7.1250          0.2500                0.0000
MONTGOMERY VILLAGE                  7.3750          0.2500                0.0000
GALLATIN GATEWAY                    7.0000          0.2500                0.0000
Houston                             7.2500          0.2500                0.0000
YORBA LINDA                         5.6250          0.2500                0.0000
NORTH POTOMAC                       6.0000          0.2500                0.0000
FORT MEYERS                         6.0000          0.2500                0.0000
BRANDON                             6.3750          0.2500                0.0000
GILBERT                             7.5000          0.2500                0.0000
SMYRNA                              6.7500          0.2500                0.0000
PALOS HEIGHTS                       8.2500          0.2500                0.0000
CHICAGO                             8.0000          0.2500                0.0000
DOWNEY                              7.8750          0.2500                0.0000
Casa Grande                         7.8750          0.2500                0.0000
tallahassee                         7.0000          0.2500                0.0000
Laveen                              7.3750          0.2500                0.0000
NORTH LAS VEGAS                     6.7500          0.2500                0.0000
DEPTFORD                            7.1250          0.2500                0.0000
CORPUS CHRISTI                      6.7500          0.2500                0.0000
FREDERICK                           7.7500          0.2500                0.0000
CINCINNATI                          7.3750          0.2500                0.0000
LACEY                               7.2500          0.2500                0.0000
HOUSTON                             7.8750          0.2500                0.0000
SCOTTSDALE                          7.3750          0.2500                0.0000
NORFOLK                             7.3750          0.2500                0.0000
ASTORIA                             6.8750          0.2500                0.0000
ROCKVILLE                           7.6250          0.2500                0.0000
ATLANTA                             7.5000          0.2500                0.0000
Cape Coral                          6.7500          0.2500                0.0000
ATLANTA                             7.5000          0.2500                0.0000
SPOKANE                             7.6250          0.2500                0.0000
Pittsburgh                          6.8750          0.2500                0.0000
LITTLE RIVER                        6.8750          0.2500                0.0000
Newark                              7.7500          0.2500                0.0000
Alpharetta                          7.0000          0.2500                0.0000
RENO                                7.3750          0.2500                0.0000
DOVER TWP                           7.6250          0.2500                0.0000
Rowley                              7.1250          0.2500                0.0000
WASHINGTON                          6.5000          0.2500                0.0000
PALM DESERT                         6.3750          0.2500                0.0000
BEND                                6.3750          0.2500                0.0000
ACWORTH                             6.2500          0.2500                0.0000
MARIETTA                            7.0000          0.2500                0.0000
RIVERDALE                           8.6250          0.2500                0.0000
COLUMBIA                            7.8750          0.2500                0.0000
Newark                              8.3750          0.2500                0.0000
HUNTINGTOWN                         6.5000          0.2500                0.0000
Succasunna                          7.1250          0.2500                0.0000
San Diego                           7.3750          0.2500                0.0000
CONCORD                             8.1250          0.2500                0.0000
TUCSON                              6.2500          0.2500                0.0000
CLOVIS                              7.2500          0.2500                0.0000
SNELLVILLE                          7.5000          0.2500                0.0000
RICHMOND                            7.0000          0.2500                0.0000
PARKER                              6.2500          0.2500                0.0000
ATLANTA                             7.2500          0.2500                0.0000
Roswell                             6.3750          0.2500                0.0000
Acworth                             7.1250          0.2500                0.0000
Mastic                              8.3750          0.2500                0.0000
LAMONT                              7.5000          0.2500                0.0000
Denver                              6.6250          0.2500                0.0000
Orlando                             6.8750          0.2500                0.0000
LYNDEN                              7.2500          0.2500                0.0000
Miami                               7.7850          0.2500                0.0000
FREDERICKSBURG                      6.6250          0.2500                0.0000
Denton                              6.5000          0.2500                0.0000
College Park                        7.7500          0.2500                0.0000
SCRANTON                            8.7500          0.2500                0.0000
COLLEGE PARK                        7.8750          0.2500                0.0000
MANTECA                             6.5000          0.2500                0.0000
TAYLORSVILLE                        7.7500          0.2500                0.0000
LAS VEGAS                           9.1250          0.2500                0.0000
Washington                          8.1250          0.2500                0.0000
NORCO                               7.2500          0.2500                0.0000
CLOVIS                              7.3750          0.2500                0.0000
Miami                               7.6250          0.2500                0.0000
Germantown                          7.8750          0.2500                0.0000
Ellsworth                           7.5000          0.2500                0.0000
Umatilla                            6.8750          0.2500                0.0000
Costa Mesa                          7.3750          0.2500                0.0000
Casa Grande                         7.6250          0.2500                0.0000
ATLANTA                             9.3750          0.2500                0.0000
Houston                             8.6250          0.2500                0.0000
Glenn Dale                          6.2500          0.2500                0.0000
San Antonio                         7.8750          0.2500                0.0000
DeSoto                              6.8750          0.2500                0.0000
Kannapolis                          7.1250          0.2500                0.0000
Covington                           7.1250          0.2500                0.0000
Bakersfield                         6.7500          0.2500                0.0000
Phoenix                             7.6250          0.2500                0.0000
Warner Robins                       7.2500          0.2500                0.0000
GARLAND                             7.0000          0.2500                0.0000
CELINA                              6.8750          0.2500                0.0000
DESOTO                              8.5000          0.2500                0.0000
PASADENA                            6.7500          0.2500                0.0000
Saint Louis                         8.6250          0.2500                0.0000
EVERETT                             7.7500          0.2500                0.0000
CLOVIS                              7.2500          0.2500                0.0000
KALAMAZOO                           7.5000          0.2500                0.0000
CAMDEN                              9.2500          0.2500                0.0000
ALBUQUERQUE                         8.5000          0.2500                0.0000
GAINESVILLE                         7.5000          0.2500                0.0000
GRASONVILLE                         7.1250          0.2500                0.0000
CARTERSVILLE                        7.5000          0.2500                0.0000
PROSPERITY                          7.6250          0.2500                0.0000
Glendale Heights                    7.0000          0.2500                0.0000
New Port Richey                     6.6250          0.2500                0.0000
CHARLOTESVILLE                      6.2500          0.2500                0.0000
LAGUNA BEACH                        6.7500          0.2500                0.0000
WEST HAMPTON                        7.0000          0.2500                0.0000
SCOTTSDALE                          6.6250          0.2500                0.0000
Richmond                            7.3750          0.2500                0.0000
Tempe                               5.6250          0.2500                0.0000
REHOBOTH BEACH                      7.1250          0.2500                0.0000
LEWISTON                            7.2500          0.2500                0.0000
GERMANTOWN                          7.3750          0.2500                0.0000
VANCOUVER                           6.0000          0.2500                0.0000
MESA                                7.5000          0.2500                0.0000
STAFFORD                            8.0000          0.2500                0.0000
PENN VALLEY                         7.5000          0.2500                0.0000
Jacksonville                        7.0000          0.2500                0.0000
RICHMOND                            7.6250          0.2500                0.0000
Leesburg                            6.2500          0.2500                0.0000
San Bernardino                      6.8750          0.2500                0.0000
FREDERICKSBURG                      6.8750          0.2500                0.0000
CLEVELAND                           8.5000          0.2500                0.0000
OAK POINT                           7.7500          0.2500                0.0000
Baltimore                           7.3750          0.2500                0.0000
Jersey City                         7.3750          0.2500                0.0000
WEST PALM BEACH                     8.2500          0.2500                0.0000
PATERSON                            7.7500          0.2500                0.0000
La Canada Flintridge                6.6250          0.2500                0.0000
SANDY                               7.2500          0.2500                0.0000
Ridgecrest                          7.0000          0.2500                0.0000
Westborough                         7.6250          0.2500                0.0000
TUCSON                              7.1250          0.2500                0.0000
SANTA ANA                           7.7500          0.2500                0.0000
Saint Paul                          7.0000          0.2500                0.0000
Hopewell                            7.7500          0.2500                0.0000
AZLE                                8.0000          0.2500                0.0000
NORCROSS                            9.5000          0.2500                0.0000
PORTLAND                            7.1250          0.2500                0.0000
HARVARD                             6.8750          0.2500                0.0000
ROCKVILLE                           7.3750          0.2500                0.0000
UPPER MARLBORO                      7.3750          0.2500                0.0000
Colorado Springs                    7.5000          0.2500                0.0000
Midlothian                          6.3750          0.2500                0.0000
EATONTOWN                           6.6250          0.2500                0.0000
SCOTTSDALE                          7.0000          0.2500                0.0000
OAK POINT                           7.7500          0.2500                0.0000
MOONACHIE                           7.7500          0.2500                0.0000
SCOTTSDALE                          6.5000          0.2500                0.0000
OLYMPIA                             6.6250          0.2500                0.0000
TULARE                              7.8750          0.2500                0.0000
Media                               6.7500          0.2500                0.0000
BIDDEFORD                           9.5000          0.2500                0.0000
ALBUQUERQUE                         7.7500          0.2500                0.0000
TUCSON                              8.3750          0.2500                0.0000
Monument                            6.7500          0.2500                0.0000
LOUISVILLE                          7.2500          0.2500                0.0000
Acworth                             7.6250          0.2500                0.0000
Brooklyn                            6.7500          0.2500                0.0000
TULARE                              7.6250          0.2500                0.0000
Branson                             7.7500          0.2500                0.0000
N Lauderdale                        6.0000          0.2500                0.0000
CLEVELAND                           8.0000          0.2500                0.0000
BOZEMAN                             7.7500          0.2500                0.0000
YORKTOWN HEIGHTS                    7.2500          0.2500                0.0000
Los Angeles                         7.2500          0.2500                0.0000
Denver                              7.0000          0.2500                0.0000
HENDERSONVILLE                      8.2500          0.2500                0.0000
JERSEY CITY                         8.0000          0.2500                0.0000
SANTA ROSA BEACH                    7.2500          0.2500                0.0000
ATLANTIC CITY                       8.3750          0.2500                0.0000
ODENTON                             7.3750          0.2500                0.0000
TAYLOR                              7.2500          0.2500                0.0000
KATY                                6.1250          0.2500                0.0000
CYPRESS                             6.2500          0.2500                0.0000
Palmyra                             7.6250          0.2500                0.0000
PATERSON                            7.3750          0.2500                0.0000
STREETSBORO                         7.0000          0.2500                0.0000
Iuka                                6.3750          0.2500                0.0000
Memphis                             8.6250          0.2500                0.0000
PERRY HALL                          8.2500          0.2500                0.0000
HOUSTON                             6.2500          0.2500                0.0000
Newtown                             6.3750          0.2500                0.0000
SILVER SPRING                       6.2500          0.2500                0.0000
Laguna Niguel                       6.5000          0.2500                0.0000
TUSTIN                              7.0000          0.2500                0.0000
Franklin                            7.0000          0.2500                0.0000
MORELAND                            8.3750          0.2500                0.0000
CHANDLER                            7.3750          0.2500                0.0000
Pharr                               7.5000          0.2500                0.0000
REDDING                             7.3750          0.2500                0.0000
Gaithersburg                        6.8750          0.2500                0.0000
VANVOUVER                           9.7500          0.2500                0.0000
Glendale Heights                    7.0000          0.2500                0.0000
RAMAPO                              7.6250          0.2500                0.0000
Township of South Brunswi           7.2500          0.2500                0.0000
CLOVIS                              6.3750          0.2500                0.0000
Upper Marlboro                      7.2500          0.2500                0.0000
Spring Valley                       6.6250          0.2500                0.0000
Gainesville                         7.5000          0.2500                0.0000
BAYSHORE                            7.5000          0.2500                0.0000
FORT WORTH                          8.5000          0.2500                0.0000
Phoenix                             7.3750          0.2500                0.0000
MANTECA                             6.3750          0.2500                0.0000
DENVER                              8.0000          0.2500                0.0000
GERMANTOWN                          7.5000          0.2500                0.0000
ESSEX                               6.5000          0.2500                0.0000
MABLETON                            7.6250          0.2500                0.0000
HOUSTON                             7.0000          0.2500                0.0000
PHOENIX                             6.6250          0.2500                0.0000
Memphis                             6.2500          0.2500                0.0000
CARLSBAD                            6.2500          0.2500                0.0000
Hebron                              6.5000          0.2500                0.0000
Jackson                             8.6250          0.2500                0.0000
SAN ANTONIO                         6.5000          0.2500                0.0000
SCOTTSDALE                          6.3750          0.2500                0.0000
BUCKEYE                             7.0000          0.2500                0.0000
CYPRESS                             7.2500          0.2500                0.0000
Leesburg                            7.1250          0.2500                0.0000
SALT LAKE CITY                      7.6250          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
Austin                              7.5000          0.2500                0.0000
PORT WENTWORTH                      7.7500          0.2500                0.0000
PUEBLO                              7.5000          0.2500                0.0000
LOVELAND                            6.1250          0.2500                0.0000
PUEBLO                              7.5000          0.2500                0.0000
Clinton                             6.7500          0.2500                0.0000
Woodbridge                          7.2500          0.2500                0.0000
Newport News                        6.7500          0.2500                0.0000
Stafford                            7.2500          0.2500                0.0000
Leesburg                            7.5000          0.2500                0.0000
Key West                            7.2500          0.2500                0.0000
Great Falls                         6.2500          0.2500                0.0000
Milford                             6.7500          0.2500                0.0000
Stone Mountain                      6.5000          0.2500                0.0000
REVA                                5.8750          0.2500                0.0000
ST. PETERSBURG                      6.5000          0.2500                0.0000
CHATTANOOGA                         6.5000          0.2500                0.0000
PEUBLO                              7.5000          0.2500                0.0000
Paramount                           7.2500          0.2500                0.0000
DENVER                              8.1250          0.2500                0.0000
Mesa                                7.2500          0.2500                0.0000
Parkesburg                          7.3750          0.2500                0.0000
Malvern                             6.5000          0.2500                0.0000
Kennett Square                      6.8750          0.2500                0.0000
DANIA                               8.5000          0.2500                0.0000
BRYON                               6.1250          0.2500                0.0000
SARASOTA                            7.3750          0.2500                0.0000
Queen Creek                         8.1250          0.2500                0.0000
ATLANTA                             8.6250          0.2500                0.0000
WHEAT RIDGE                         6.2500          0.2500                0.0000
ROCKINGHAM                          6.3750          0.2500                0.0000
RESEDA                              8.0000          0.2500                0.0000
SALT LAKE CITY                      6.5000          0.2500                0.0000
LYNDEN                              7.2500          0.2500                0.0000
SPARKS                              7.5000          0.2500                0.0000
LOS MOLINOS                         7.2500          0.2500                0.0000
LAUREL                              6.7500          0.2500                0.0000
Houston                             6.2500          0.2500                0.0000
Houston                             8.7500          0.2500                0.0000
LAUREL                              6.5000          0.2500                0.0000
SAN ANTONIO                         7.5000          0.2500                0.0000
PHOENIXVILLE                        7.6250          0.2500                0.0000
LUTZ                                6.7500          0.2500                0.0000
GARDEN GROVE                        7.8750          0.2500                0.0000
NEWARK                              6.2500          0.2500                0.0000
DRUMS                               7.5000          0.2500                0.0000
MOUNT CLEMENS                       7.5000          0.2500                0.0000
MARYSVILLE                          6.5000          0.2500                0.0000
SPRINGBORO                          7.2500          0.2500                0.0000
Millville                           6.6250          0.2500                0.0000
LOGANVILLE                          6.6250          0.2500                0.0000
EATONTOWN                           7.5000          0.2500                0.0000
TAYLOR                              7.2500          0.2500                0.0000
UNION                               7.8750          0.2500                0.0000
ORLANDO                             7.2500          0.2500                0.0000
BETHLEHEM                           7.7500          0.2500                0.0000
UPPER MARLBORO                      7.6250          0.2500                0.0000
ANN ARBOR                           7.5000          0.2500                0.0000
Scotts Valley                       7.0000          0.2500                0.0000
Woodbridge                          7.8750          0.2500                0.0000
FINKSBURG                           6.8750          0.2500                0.0000
San Antonio                         7.7500          0.2500                0.0000
Houston                             6.2500          0.2500                0.0000
Bakersfield                         7.8750          0.2500                0.0000
DURHAM                              7.8750          0.2500                0.0000
Phoenix                             7.6250          0.2500                0.0000
CAPE CORAL                          7.2500          0.2500                0.0000
NORFOLK                             7.1250          0.2500                0.0000
QUEEN CREEK                         7.7500          0.2500                0.0000
SILVER SPRING                       6.6250          0.2500                0.0000
MANTECA                             6.5000          0.2500                0.0000
WEST CHESTER                        8.8750          0.2500                0.0000
LOCUST GROVE                        6.6250          0.2500                0.0000
TEMPE                               6.3750          0.2500                0.0000
SHIP BOTTOM                         7.0000          0.2500                0.0000
NEOTSU                              6.3750          0.2500                0.0000
CINCINNATI                          7.7500          0.2500                0.0000
LAVALLETTE                          7.3750          0.2500                0.0000
MARYSVILLE                          6.5000          0.2500                0.0000
WASHINGTON                          7.5000          0.2500                0.0000
WASHINGTON                          6.2500          0.2500                0.0000
Duluth                              5.7500          0.2500                0.0000
CHARLOTTE                           7.6250          0.2500                0.0000
MIAMI                               6.2500          0.2500                0.0000
SACRAMENTO                          8.0000          0.2500                0.0000
Brigham City                        7.8750          0.2500                0.0000
CLEVELAND                           8.0000          0.2500                0.0000
PHOENIX                             6.7500          0.2500                0.0000
Phoenix                             6.8750          0.2500                0.0000
HOUSTON                             8.5000          0.2500                0.0000
ROSLINDALE                          7.7500          0.2500                0.0000
Manassas                            7.6250          0.2500                0.0000
Queen Creek                         7.6250          0.2500                0.0000
YORBA LINDA                         7.7500          0.2500                0.0000
OCEANSIDE                           9.3750          0.2500                0.0000
CLOVIS                              7.3750          0.2500                0.0000
DALLAS                              7.2500          0.2500                0.0000
Santa Cruz                          6.2500          0.2500                0.0000
Mcallen                             7.7500          0.2500                0.0000
CHANNAHON                           7.1250          0.2500                0.0000
KAWKAWLIN                           6.6250          0.2500                0.0000
CROOKED RIVER RANCH                 6.5000          0.2500                0.0000
WEST ISLIP                          6.6250          0.2500                0.0000
WEST ROXBURY                        7.3750          0.2500                0.0000
CHEYENNE                            6.7500          0.2500                0.0000
Santa Cruz                          6.2500          0.2500                0.0000
LOS ANGELES                         7.5000          0.2500                0.0000
HYATTSVILLE                         7.2500          0.2500                0.0000
SOUTH PLAINFIELD                    6.6250          0.2500                0.0000
NAMPA                               7.3750          0.2500                0.0000
WHITESBURG                          6.5000          0.2500                0.0000
LAGUNA WOODS                        9.2500          0.2500                0.0000
DORCHESTER                          7.2500          0.2500                0.0000
Idaho Falls                         7.0000          0.2500                0.0000
Missouri City                       7.2500          0.2500                0.0000
SEATTLE                             6.6250          0.2500                0.0000
Pickens                             6.2500          0.2500                0.0000
Milledgeville                       7.5000          0.2500                0.0000
Katy                                7.7500          0.2500                0.0000
TULARE                              7.5000          0.2500                0.0000
Los Angeles                         6.6250          0.2500                0.0000
BAKERSFIELD                         6.8750          0.2500                0.0000
DENVER                              8.2500          0.2500                0.0000
Rowlett                             7.8750          0.2500                0.0000
SEATTLE                             7.5000          0.2500                0.0000
Los Angeles                         6.6250          0.2500                0.0000
LAKE FOREST PARK                    8.2500          0.2500                0.0000
Sun City                            7.1250          0.2500                0.0000
CHARLOTTESVILLE                     6.2500          0.2500                0.0000
nicholasville                       7.6250          0.2500                0.0000
Wilmington                          6.3750          0.2500                0.0000
DUNDEE                              7.3750          0.2500                0.0000
YORKTOWN HEIGHTS                    7.2500          0.2500                0.0000
Tampa                               7.6250          0.2500                0.0000
Richmond                            7.2500          0.2500                0.0000
Garland                             7.8750          0.2500                0.0000
NICHOLASVILLE                       7.6250          0.2500                0.0000
JACKSON                             7.7500          0.2500                0.0000
Barnegat                            7.5000          0.2500                0.0000
Arlington                           7.5000          0.2500                0.0000
RICHMOND                            7.1250          0.2500                0.0000
Peoria                              7.8750          0.2500                0.0000
BUCKEYE                             6.8750          0.2500                0.0000
PALM BEACH GARDENS                  6.8750          0.2500                0.0000
BUCKEYE                             7.2500          0.2500                0.0000
FREDERICKSBURG                      6.8750          0.2500                0.0000
PARK CITY                           7.2500          0.2500                0.0000
Tampa                               7.8750          0.2500                0.0000
Houston                             6.2500          0.2500                0.0000
Houston                             6.2500          0.2500                0.0000
San Diego                           6.5000          0.2500                0.0000
San Diego                           6.8750          0.2500                0.0000
CHARLOTTE                           6.8750          0.2500                0.0000
Myrtle Beach                        7.3750          0.2500                0.0000
Stafford                            7.0000          0.2500                0.0000
Brush Creek                         5.8750          0.2500                0.0000
Grand Junction                      6.8750          0.2500                0.0000
CHANHASSEN                          7.1250          0.2500                0.0000
BOYDS                               7.2500          0.2500                0.0000
Falls Church                        7.8750          0.2500                0.0000
PEMBROKE PINES                      7.6250          0.2500                0.0000
SALINAS                             6.7500          0.2500                0.0000
Cumming                             7.0000          0.2500                0.0000
JERSEY CITY                         8.7500          0.2500                0.0000
MADISON                             7.7500          0.2500                0.0000
MADISON                             7.7500          0.2500                0.0000
MADISON                             7.7500          0.2500                0.0000
MADISON                             7.7500          0.2500                0.0000
Phoenix                             8.0000          0.2500                0.0000
AURORA                              7.5000          0.2500                0.0000
HUMBLE                              7.5000          0.2500                0.0000
TUCSON                              6.8750          0.2500                0.0000
Kissimmee                           7.0000          0.2500                0.0000
ROCKVILLE CENTER                    7.0000          0.2500                0.0000
Lakeway                             7.8750          0.2500                0.0000
Milford                             7.2500          0.2500                0.0000
Kansas City                         7.5000          0.2500                0.0000
Houston                             7.0000          0.2500                0.0000
Enfield                             7.6250          0.2500                0.0000
Saint Charles                       6.8750          0.2500                0.0000
Hunt                                7.1250          0.2500                0.0000
Conroe                              6.8750          0.2500                0.0000
Garland                             8.2500          0.2500                0.0000
Hampton Bays                        6.8750          0.2500                0.0000
Newport News                        7.5000          0.2500                0.0000
HOUSTON                             7.7500          0.2500                0.0000
HUMBLE                              7.5000          0.2500                0.0000
Saco                                6.2500          0.2500                0.0000
Montgomery Village                  7.7500          0.2500                0.0000
Jacksonville                        7.3750          0.2500                0.0000
BROOMFIELD                          6.7500          0.2500                0.0000
Humble                              8.3750          0.2500                0.0000
Harlingen                           7.8750          0.2500                0.0000
TOWN OF RYE                         6.3750          0.2500                0.0000
Peroia                              7.5000          0.2500                0.0000
Houston                             6.7500          0.2500                0.0000
Wilton                              6.0000          0.2500                0.0000
Oceanside                           6.9900          0.2500                0.0000
Tampa                               6.5000          0.2500                0.0000
Saint Petersburg                    7.1250          0.2500                0.0000
Stowe                               6.0000          0.2500                0.0000
POTTSTOWN                           6.0000          0.2500                0.0000
Tampa                               7.1250          0.2500                0.0000
Hallandale Beach                    6.2500          0.2500                0.0000
Charlotte                           7.1250          0.2500                0.0000
Hogansville                         6.3750          0.2500                0.0000
Atlanta                             7.2500          0.2500                0.0000
Marietta                            6.7500          0.2500                0.0000
Orlando                             7.1250          0.2500                0.0000
Decatur                             6.6250          0.2500                0.0000
Marble                              7.6250          0.2500                0.0000
Palm City                           6.6250          0.2500                0.0000
Bradenton                           7.7500          0.2500                0.0000
Homestead                           7.7500          0.2500                0.0000
Jacksonville                        7.7500          0.2500                0.0000
Gainesville                         6.5000          0.2500                0.0000
Garner                              8.1250          0.2500                0.0000
Decatur                             7.1250          0.2500                0.0000
SUGAR HILL                          7.0000          0.2500                0.0000
Atlanta                             7.0000          0.2500                0.0000
South Bend                          7.2500          0.2500                0.0000
Bluffton                            6.8750          0.2500                0.0000
RIVERSIDE                           6.7500          0.2500                0.0000
BOULDER                             6.6250          0.2500                0.0000
TOLEDO                              7.0000          0.2500                0.0000
TOLEDO                              7.0000          0.2500                0.0000
FORT COLLINS                        5.7500          0.2500                0.0000
PENSACOLA                           6.1250          0.2500                0.0000
METAIRIE                            6.8750          0.2500                0.0000
TOLEDO                              7.0000          0.2500                0.0000
CHESAPEAKE                          6.1250          0.2500                0.0000
TOLEDO                              7.0000          0.2500                0.0000
DOUGLASVILLE                        6.5000          0.2500                0.0000
BOGALUSA                            7.0000          0.2500                0.0000
CHESTERFIELD                        6.2500          0.2500                0.0000
PUNTA GORDA                         7.2500          0.2500                0.0000
ROSEVILLE                           6.2500          0.2500                0.0000
HEMET                               6.3750          0.2500                0.0000
PONTIAC                             7.5000          0.2500                0.0000
PONTIAC                             7.5000          0.2500                0.0000
HAMPTON                             7.0000          0.2500                0.0000
FAIRFAX                             6.1250          0.2500                0.0000
SAINT LOUIS                         8.1250          0.2500                0.0000
PEORIA                              7.1250          0.2500                0.0000
BELTSVILLE                          6.7500          0.2500                0.0000
WAYNE                               7.2500          0.2500                0.0000
VIRGINIA BEACH                      7.7500          0.2500                0.0000
PORT READING                        6.0000          0.2500                0.0000
CAROL STREAM                        6.8750          0.2500                0.0000
COLUMBIA                            6.6250          0.2500                0.0000
LIVERPOOL                           7.2500          0.2500                0.0000
TARPON SPRINGS                      6.0000          0.2500                0.0000
OAKLAND                             5.7500          0.2500                0.0000
MOBILE                              7.2500          0.2500                0.0000
SAN DIEGO                           6.2500          0.2500                0.0000
PROVO                               6.0000          0.2500                0.0000
COON RAPIDS                         6.1250          0.2500                0.0000
HUGHSON                             6.5000          0.2500                0.0000
BALTIMORE                           6.5000          0.2500                0.0000
FAIRFIELD                           6.3750          0.2500                0.0000
KINGWOOD                            7.2500          0.2500                0.0000
ST PETERSBURG                       6.5000          0.2500                0.0000
BEND                                6.5000          0.2500                0.0000
SALT LAKE CITY                      7.1250          0.2500                0.0000
DUMFRIES                            6.6250          0.2500                0.0000
PHILADELPHIA                        7.6250          0.2500                0.0000
LAS VEGAS                           6.2500          0.2500                0.0000
OAKLAND                             6.1250          0.2500                0.0000
PHILADELPHIA                        7.6250          0.2500                0.0000
PHOENIX                             6.5000          0.2500                0.0000
BEND                                6.5000          0.2500                0.0000
SALINAS                             6.0000          0.2500                0.0000
PETAL                               7.1250          0.2500                0.0000
COVINGTON                           6.5000          0.2500                0.0000
HOUSTON                             7.3750          0.2500                0.0000
BEND                                6.5000          0.2500                0.0000
SIMI VALLEY                         6.0000          0.2500                0.0000
OAK RIDGE                           6.3750          0.2500                0.0000
GARNER                              6.2500          0.2500                0.0000
BEND                                6.5000          0.2500                0.0000
SPRINGFIELD                         6.3750          0.2500                0.0000
WASHINGTON                          6.7500          0.2500                0.0000
HUNTINGTON STATION                  6.8750          0.2500                0.0000
MANDEVILLE                          7.0000          0.2500                0.0000
CHICAGO                             7.8750          0.2500                0.0000
MEADOW VISTA                        6.8750          0.2500                0.0000
CASCO                               6.8750          0.2500                0.0000
NEWPORT NEWS                        7.6250          0.2500                0.0000
WEBB CITY                           7.0000          0.2500                0.0000
PUYALLUP                            6.2500          0.2500                0.0000
HAMILTON                            6.0000          0.2500                0.0000
TOLEDO                              7.5000          0.2500                0.0000
LAFAYETTE                           6.3750          0.2500                0.0000
MERIDIAN                            6.6250          0.2500                0.0000
WEST LINN                           6.6250          0.2500                0.0000
THIBODAUX                           6.8750          0.2500                0.0000
TOLEDO                              8.3750          0.2500                0.0000
TACOMA                              7.3750          0.2500                0.0000
DELTONA                             6.6250          0.2500                0.0000
INDIANAPOLIS                        7.1250          0.2500                0.0000
PORT RICHEY                         7.7500          0.2500                0.0000
VERO BEACH                          6.2500          0.2500                0.0000
KNOXVILLE                           6.1250          0.2500                0.0000
CHICAGO                             7.0000          0.2500                0.0000
HOUSTON                             7.0000          0.2500                0.0000
BALDWINSVILLE                       7.2500          0.2500                0.0000
TACOMA                              6.5000          0.2500                0.0000
MISSOURI CITY                       6.8750          0.2500                0.0000
NAVARRE                             6.3750          0.2500                0.0000
NASHVILLE                           5.8750          0.2500                0.0000
AVON LAKE                           6.3750          0.2500                0.0000
TOLEDO                              6.3750          0.2500                0.0000
PORTLAND                            6.1250          0.2500                0.0000
REPUBLIC                            6.3750          0.2500                0.0000
NORTH CHARLESTON                    5.8750          0.2500                0.0000
ORANGE PARK                         7.0000          0.2500                0.0000
MOBILE                              6.3750          0.2500                0.0000
CHARLOTTE                           6.5000          0.2500                0.0000
NORTH RICHLAND HILLS                7.5000          0.2500                0.0000
TOPSHAM                             7.2500          0.2500                0.0000
KANSAS CITY                         7.5000          0.2500                0.0000
COTTAGE GROVE                       6.5000          0.2500                0.0000
Dallas                              7.5000          0.2500                0.0000
DUNEDIN                             6.3750          0.2500                0.0000
NORTH MIAMI                         6.7500          0.2500                0.0000
MONROE                              6.3750          0.2500                0.0000
FORT MYERS                          6.2500          0.2500                0.0000
PATERSON                            6.8750          0.2500                0.0000
SALEM                               6.6250          0.2500                0.0000
SAINT LOUIS                         7.6250          0.2500                0.0000
LONGVIEW                            7.0000          0.2500                0.0000
PORTSMOUTH                          7.2500          0.2500                0.0000
BALTIMORE                           6.3750          0.2500                0.0000
GREENWOOD                           7.5000          0.2500                0.0000
ELGIN                               7.5000          0.2500                0.0000
WARREN                              7.2500          0.2500                0.0000
LAUDERDALE LAKES                    7.8750          0.2500                0.0000
MIAMI                               6.3750          0.2500                0.0000
JACKSONVILLE                        6.7500          0.2500                0.0000
CINCINNATI                          6.6250          0.2500                0.0000
LOS ANGELES                         6.8750          0.2500                0.0000
HAVANA                              7.2500          0.2500                0.0000
LADY LAKE                           7.3750          0.2500                0.0000
BALTIMORE                           7.7500          0.2500                0.0000
LONDON                              6.8750          0.2500                0.0000
FORT PAYNE                          6.8750          0.2500                0.0000
VALRICO                             7.6250          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
HUMBOLDT                            6.8750          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
DULUTH                              6.5000          0.2500                0.0000
SOUTH SAN FRANCISCO                 6.1250          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
CHARLOTTE                           6.2500          0.2500                0.0000
OLNEY                               5.8750          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
PENSACOLA                           6.3750          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
HILTON HEAD ISLAND                  5.8750          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
REX                                 5.8750          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
LANGLEY                             6.5000          0.2500                0.0000
LOUISVILLE                          7.6250          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
GALVESTON                           6.6250          0.2500                0.0000
ODESSA                              7.5000          0.2500                0.0000
HATTIESBURG                         5.8750          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
TRENTON                             6.8750          0.2500                0.0000
HATTIESBURG                         5.8750          0.2500                0.0000
CENTER                              6.2500          0.2500                0.0000
SAINT JOSEPH                        7.6250          0.2500                0.0000
SAN MATEO                           6.6250          0.2500                0.0000
WAXHAW                              6.3750          0.2500                0.0000
ERIN                                6.8750          0.2500                0.0000
BERNARDSVILLE                       7.0000          0.2500                0.0000
MIAMI                               6.5000          0.2500                0.0000
WAYNE                               7.2500          0.2500                0.0000
LOS ANGELES                         6.2500          0.2500                0.0000
DARBY                               6.8750          0.2500                0.0000
PROVIDENCE                          6.8750          0.2500                0.0000
ARIZONA CITY                        6.5000          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
GREEN BAY                           7.0000          0.2500                0.0000
SILVERDALE                          5.8750          0.2500                0.0000
CLEVELAND                           6.5000          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
WALDORF                             6.5000          0.2500                0.0000
SUFFOLK                             6.3750          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
MACEDONIA                           6.6250          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
LONG BEACH                          6.2500          0.2500                0.0000
LITTLE FALLS                        7.7500          0.2500                0.0000
MEMPHIS                             7.6250          0.2500                0.0000
WASHINGTON                          6.2500          0.2500                0.0000
PORTLAND                            6.3750          0.2500                0.0000
JAMAICA BEACH                       6.7500          0.2500                0.0000
PUYALLUP                            6.5000          0.2500                0.0000
CHICAGO HEIGHTS                     7.1250          0.2500                0.0000
MANDEVILLE                          7.0000          0.2500                0.0000
AMHERST                             7.6250          0.2500                0.0000
NEW IBERIA                          6.5000          0.2500                0.0000
MIAMI                               6.6250          0.2500                0.0000
RIVIERA BEACH                       7.6250          0.2500                0.0000
LOUISVILLE                          7.0000          0.2500                0.0000
KANSAS CITY                         7.1250          0.2500                0.0000
LIVONIA                             7.3750          0.2500                0.0000
POCATELLO                           6.8750          0.2500                0.0000
PAWTUCKET                           7.7500          0.2500                0.0000
LINCOLN                             7.0000          0.2500                0.0000
WAYNE                               7.2500          0.2500                0.0000
WILMINGTON                          6.5000          0.2500                0.0000
GARDEN CITY                         7.2500          0.2500                0.0000
MACON                               7.0000          0.2500                0.0000
WAYNE                               7.2500          0.2500                0.0000
WESTLAND                            7.2500          0.2500                0.0000
NEW CARROLLTON                      6.6250          0.2500                0.0000
COCOA BEACH                         6.5000          0.2500                0.0000
BROWNSTOWN TOWNSHIP                 8.3750          0.2500                0.0000
CANTON                              8.0000          0.2500                0.0000
BOULDER                             6.6250          0.2500                0.0000
DAVIS                               6.6250          0.2500                0.0000
BOULDER                             6.6250          0.2500                0.0000
TOLEDO                              7.0000          0.2500                0.0000
RIVERVIEW                           6.5000          0.2500                0.0000
DRAPER                              6.2500          0.2500                0.0000
MADISON                             6.7500          0.2500                0.0000
CORAL GABLES                        6.2500          0.2500                0.0000
CHULA VISTA                         6.6250          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
PONCHATOULA                         5.8750          0.2500                0.0000
BATON ROUGE                         7.2500          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
TOMBALL                             7.3750          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
TOPPENISH                           7.1250          0.2500                0.0000
CHATTANOOGA                         7.0000          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
BALTIMORE                           6.6250          0.2500                0.0000
MIRAMAR                             5.8750          0.2500                0.0000
WADSWORTH                           6.3750          0.2500                0.0000
AIKEN                               6.2500          0.2500                0.0000
MILFORD                             7.8750          0.2500                0.0000
HIALEAH                             6.2500          0.2500                0.0000
MANTEO                              6.7500          0.2500                0.0000
BOSTON                              6.2500          0.2500                0.0000
NORMAN                              7.0000          0.2500                0.0000
SAN JOSE                            6.7500          0.2500                0.0000
SAINT LOUIS                         7.3750          0.2500                0.0000
EASTLAKE                            7.3750          0.2500                0.0000
SANDY                               6.7500          0.2500                0.0000
COOKEVILLE                          6.5000          0.2500                0.0000
SPOKANE                             6.6250          0.2500                0.0000
WINSTON SALEM                       7.8750          0.2500                0.0000
VANCOUVER                           6.6250          0.2500                0.0000
SHREVEPORT                          7.1250          0.2500                0.0000
HIGHLAND                            6.7500          0.2500                0.0000
SARATOGA SPRINGS                    7.0000          0.2500                0.0000
MIAMI BEACH                         6.7500          0.2500                0.0000
COLUMBUS                            7.3750          0.2500                0.0000
ALBUQUERQUE                         6.5000          0.2500                0.0000
PHILADELPHIA                        7.6250          0.2500                0.0000
GLENS FALLS                         7.0000          0.2500                0.0000
PRAIRIEVILLE                        7.0000          0.2500                0.0000
KEY LARGO                           6.7500          0.2500                0.0000
PITTSBURGH                          6.8750          0.2500                0.0000
NEW HYDE PARK                       7.1250          0.2500                0.0000
JACKSON                             6.0000          0.2500                0.0000
HATTIESBURG                         5.8750          0.2500                0.0000
MIAMI                               7.7500          0.2500                0.0000
LIVERMORE                           7.8750          0.2500                0.0000
NEW HAVEN                           6.8750          0.2500                0.0000
LOS ANGELES                         6.5000          0.2500                0.0000
LOUISVILLE                          7.2500          0.2500                0.0000
East Williston                      6.1250          0.2500                0.0000
DANVILLE                            7.1250          0.2500                0.0000
PALM COAST                          6.6250          0.2500                0.0000
FORT WORTH                          7.5000          0.2500                0.0000
MIAMI                               7.5000          0.2500                0.0000
METHUEN                             7.0000          0.2500                0.0000
BOGALUSA                            7.0000          0.2500                0.0000
HOUSTON                             7.0000          0.2500                0.0000
KUNA                                7.3750          0.2500                0.0000
LAFAYETTE                           7.0000          0.2500                0.0000
HIGHLAND PARK                       7.0000          0.2500                0.0000
Houston                             7.2500          0.2500                0.0000
NORFOLK                             7.5000          0.2500                0.0000
SARATOGA SPRINGS                    5.8750          0.2500                0.0000
WAXAHACHIE                          6.5000          0.2500                0.0000
RUSHVILLE                           6.2500          0.2500                0.0000
MEMPHIS                             7.7500          0.2500                0.0000
GENEVA                              6.3750          0.2500                0.0000
NETCONG                             7.0000          0.2500                0.0000
DOTHAN                              7.1250          0.2500                0.0000
LIVERMORE                           6.8750          0.2500                0.0000
CLEARWATER                          6.7500          0.2500                0.0000
CONCORD                             7.8750          0.2500                0.0000
UNIONDALE                           7.6250          0.2500                0.0000
DES PLAINES                         7.5000          0.2500                0.0000
LOMA LINDA                          7.7500          0.2500                0.0000
MIAMI LAKES                         7.1250          0.2500                0.0000
CHICAGO                             7.6250          0.2500                0.0000
YORK                                8.0000          0.2500                0.0000
MESA                                6.8750          0.2500                0.0000
SOMERVILLE                          6.8750          0.2500                0.0000
NEWPORT                             6.7500          0.2500                0.0000
EUFUALA                             7.8750          0.2500                0.0000
SOMERVILLE                          6.8750          0.2500                0.0000
BELGRADE                            7.1250          0.2500                0.0000
CUMBERLAND                          7.0000          0.2500                0.0000
NEW IBERIA                          7.0000          0.2500                0.0000
EUFUALA                             7.8750          0.2500                0.0000
SPRINGFIELD                         7.6250          0.2500                0.0000
COLUMBIA                            7.6250          0.2500                0.0000
WOODHAVEN                           6.8750          0.2500                0.0000
PORTSMOUTH                          7.3750          0.2500                0.0000
NEWBERRY                            7.1250          0.2500                0.0000
ROGERS                              7.2500          0.2500                0.0000
MOUNTAIN VIEW                       7.8750          0.2500                0.0000
TALLAHASSEE                         7.1250          0.2500                0.0000
RIVERSIDE                           7.2500          0.2500                0.0000
BAKER                               6.8750          0.2500                0.0000
NEW ORLEANS                         6.8750          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
ST. LOUIS                           7.1250          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
BALTIMORE                           7.3750          0.2500                0.0000
JACKSON                             7.2500          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
COVINGTON                           6.7500          0.2500                0.0000
COATESVILLE                         7.6250          0.2500                0.0000
ORLANDO                             6.7500          0.2500                0.0000
LAS VEGAS                           7.8750          0.2500                0.0000
PAWTUCKET                           6.8750          0.2500                0.0000
KLAMATH FALLS                       6.8750          0.2500                0.0000
LOVELAND                            7.0000          0.2500                0.0000
LAS VEGAS                           6.7500          0.2500                0.0000
BAKER                               6.8750          0.2500                0.0000
BAKER                               6.8750          0.2500                0.0000
BAKER                               6.8750          0.2500                0.0000
SPRING                              7.2500          0.2500                0.0000
DETROIT                             7.5000          0.2500                0.0000
MOUNT PLEASANT                      7.0000          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
MIAMI                               6.7500          0.2500                0.0000
WEST PALM BEACH                     7.1250          0.2500                0.0000
RIDGEWOOD                           6.8750          0.2500                0.0000
SAN DIEGO                           6.8750          0.2500                0.0000
ROWLAND HEIGHTS                     6.8750          0.2500                0.0000
VIRGINIA BEACH                      6.8750          0.2500                0.0000
NEW ORLEANS                         7.0000          0.2500                0.0000
PALOS HILLS                         7.2500          0.2500                0.0000
NEW ORLEANS                         7.5000          0.2500                0.0000
MIAMI                               7.1250          0.2500                0.0000
CHICAGO                             7.3750          0.2500                0.0000
OLYMPIA FIELDS                      6.8750          0.2500                0.0000
JACKSONVILLE                        7.5000          0.2500                0.0000
RALEIGH                             7.3750          0.2500                0.0000
CHICAGO                             7.8750          0.2500                0.0000
ROUND LAKE                          7.8750          0.2500                0.0000
BRENTWOOD                           6.8750          0.2500                0.0000
WILMINGTON                          6.8750          0.2500                0.0000
PERRIS                              7.5000          0.2500                0.0000
COLUMBIA                            6.8750          0.2500                0.0000
LAS VEGAS                           7.2500          0.2500                0.0000
BALTIMORE                           8.0000          0.2500                0.0000
COVINGTON                           6.8750          0.2500                0.0000
CHICAGO                             7.0000          0.2500                0.0000
GALESVILLE                          7.1250          0.2500                0.0000
MIAMI                               6.8750          0.2500                0.0000
LAFAYETTE                           7.1250          0.2500                0.0000
SPANISH FORK                        6.8750          0.2500                0.0000
PAINESVILLE                         6.7500          0.2500                0.0000
NORTH WILDWOOD                      7.1250          0.2500                0.0000
BLAUVELT                            6.8750          0.2500                0.0000
RESTON                              7.0000          0.2500                0.0000
CHATTANOOGA                         7.5000          0.2500                0.0000
RANCHO PALOS VERDES                 7.1250          0.2500                0.0000
EUGENE                              7.0000          0.2500                0.0000
HARTFORD                            7.2500          0.2500                0.0000
JOLIET                              7.3750          0.2500                0.0000
COCONUT GROVE                       7.6250          0.2500                0.0000
BERKELEY                            7.5000          0.2500                0.0000
SEDRO WOOLLEY                       6.8750          0.2500                0.0000
MANSFIELD                           6.8750          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
WHITMAN                             7.2500          0.2500                0.0000
BOZEMAN                             7.6250          0.2500                0.0000
SAINT LOUIS                         7.5000          0.2500                0.0000
HOUSTON                             7.2500          0.2500                0.0000
URBANA                              6.8750          0.2500                0.0000
SEATTLE                             6.7500          0.2500                0.0000
WILDOMAR                            6.7500          0.2500                0.0000
OAKLAND                             6.8750          0.2500                0.0000
ORLANDO                             6.8750          0.2500                0.0000
MARATHON                            6.8750          0.2500                0.0000
FAR ROCKAWAY                        6.8750          0.2500                0.0000
IRVINGTON                           6.7500          0.2500                0.0000
SAN DIEGO                           6.8750          0.2500                0.0000
FORT LAUDERDALE                     7.6250          0.2500                0.0000
FORT LAUDERDALE                     6.8750          0.2500                0.0000
BROOKLYN                            7.8750          0.2500                0.0000
LOMBARD                             7.7500          0.2500                0.0000
BUFFALO GROVE                       7.1250          0.2500                0.0000
AURORA                              7.3750          0.2500                0.0000
NORTHLAKE                           7.3750          0.2500                0.0000
ELGIN                               6.8750          0.2500                0.0000
MERRIMACK                           6.8750          0.2500                0.0000
ORANGE PARK                         7.2500          0.2500                0.0000
ISLE OF PALMS                       6.8750          0.2500                0.0000
PRINCETON                           7.1250          0.2500                0.0000
WALESKA                             8.0000          0.2500                0.0000
ACWORTH                             7.3750          0.2500                0.0000
CHARLOTTE                           7.1250          0.2500                0.0000
STONE MOUNTAIN                      7.3750          0.2500                0.0000
ROUND LAKE BEACH                    6.8750          0.2500                0.0000
CHARLOTTE                           7.6250          0.2500                0.0000
VENICE                              7.6250          0.2500                0.0000
SHASTA LAKE                         7.5000          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
WINSTON SALEM                       7.6250          0.2500                0.0000
LITHONIA                            7.3750          0.2500                0.0000
CARROLLTON                          7.1250          0.2500                0.0000
WILMINGTON                          6.8750          0.2500                0.0000
CAPE CORAL                          7.5000          0.2500                0.0000
SPARTANBURG                         8.0000          0.2500                0.0000
PAWTUCKET                           7.1250          0.2500                0.0000
LORAIN                              8.0000          0.2500                0.0000
TAMARAC                             6.8750          0.2500                0.0000
CHICAGO                             7.1250          0.2500                0.0000
LEESBURG                            8.3750          0.2500                0.0000
NEWTOWN                             6.8750          0.2500                0.0000
STONE MOUNTAIN                      7.3750          0.2500                0.0000
CARLSBAD                            7.1250          0.2500                0.0000
PROVIDENCE                          6.8750          0.2500                0.0000
ROHNERT PARK                        6.7500          0.2500                0.0000
DEDHAM                              7.6250          0.2500                0.0000
TACOMA                              6.7500          0.2500                0.0000
LOS ANGELES                         7.0000          0.2500                0.0000
SOUTH PORTLAND                      7.5000          0.2500                0.0000
TOBACCOVILLE                        7.1250          0.2500                0.0000
ENTERPRISE                          6.7500          0.2500                0.0000
CHESTERLAND                         6.7500          0.2500                0.0000
CINCINNATI                          7.3750          0.2500                0.0000
COLUMBUS                            7.6250          0.2500                0.0000
BROOKLYN                            7.0000          0.2500                0.0000
BROOKLYN                            6.8750          0.2500                0.0000
LEXINGTON                           6.8750          0.2500                0.0000
PURDYS                              6.8750          0.2500                0.0000
BROOMFIELD                          6.8750          0.2500                0.0000
GREER                               6.8750          0.2500                0.0000
GREER                               6.8750          0.2500                0.0000
BOCA GRANDE                         6.8750          0.2500                0.0000
SUN VALLEY                          7.7500          0.2500                0.0000
DENVER                              6.8750          0.2500                0.0000
MOBILE                              6.8750          0.2500                0.0000
COLUMBUS                            7.6250          0.2500                0.0000
VAIL                                7.1250          0.2500                0.0000
HIALEAH                             7.3750          0.2500                0.0000
TAMPA                               6.7500          0.2500                0.0000
COLUMBUS                            7.6250          0.2500                0.0000
PEORIA                              7.0000          0.2500                0.0000
GAINESVILLE                         7.5000          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
ATTLEBORO                           6.7500          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
COLD SPRING                         7.0000          0.2500                0.0000
WESLEY CHAPEL                       7.0000          0.2500                0.0000
CHARLOTTE                           8.2500          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
OOLTEWAH                            6.8750          0.2500                0.0000
NEW BEDFORD                         6.8750          0.2500                0.0000
SHIRLEY                             7.0000          0.2500                0.0000
PORT ROYAL                          6.7500          0.2500                0.0000
GARNERVILLE                         7.6250          0.2500                0.0000
STONE MOUNTAIN                      6.7500          0.2500                0.0000
BERKLEY                             7.5000          0.2500                0.0000
WESTLAND                            7.0000          0.2500                0.0000
EVANSTON                            6.8750          0.2500                0.0000
MIAMI BEACH                         7.7500          0.2500                0.0000
CINCINNATI                          7.0000          0.2500                0.0000
PALM BAY                            7.3750          0.2500                0.0000
QUEEN CREEK                         7.1250          0.2500                0.0000
BREAUX BRIDGE                       6.8750          0.2500                0.0000
PALM BAY                            7.7500          0.2500                0.0000
MARRERO                             6.8750          0.2500                0.0000
DECATUR                             7.5000          0.2500                0.0000
COLLEGE PARK                        7.8750          0.2500                0.0000
PANACEA                             6.8750          0.2500                0.0000
WEST PALM BEACH                     6.8750          0.2500                0.0000
MAGNOLIA SPRINGS                    6.8750          0.2500                0.0000
BALTIMORE                           8.3750          0.2500                0.0000
PENSACOLA                           7.6250          0.2500                0.0000
SPRING VALLEY                       6.7500          0.2500                0.0000
LADSON                              7.1250          0.2500                0.0000
NASHVILLE                           8.3750          0.2500                0.0000
KANNAPOLIS                          7.0000          0.2500                0.0000
COVENTRY                            7.7500          0.2500                0.0000
COMMERCE CITY                       6.8750          0.2500                0.0000
PENSACOLA                           6.8750          0.2500                0.0000
PENSACOLA                           6.8750          0.2500                0.0000
WAYNE                               7.0000          0.2500                0.0000
COLLEGE PARK                        6.7500          0.2500                0.0000
HICKSVILLE                          7.0000          0.2500                0.0000
DACONO                              6.7500          0.2500                0.0000
SOUTHAMPTON                         6.8750          0.2500                0.0000
WAYNE                               7.0000          0.2500                0.0000
COVINGTON                           6.7500          0.2500                0.0000
VERO BEACH                          7.8750          0.2500                0.0000
GASTONIA                            6.8750          0.2500                0.0000
BOILING SPRINGS                     8.3750          0.2500                0.0000
CHICAGO                             7.6250          0.2500                0.0000
ST PETERSBURG                       7.0000          0.2500                0.0000
WATERBURY                           7.7500          0.2500                0.0000
AURORA                              6.8750          0.2500                0.0000
SAN LEANDRO                         7.5000          0.2500                0.0000
PALOS PARK                          7.7500          0.2500                0.0000
CORNELIUS                           6.8750          0.2500                0.0000
NAPERVILLE                          7.5000          0.2500                0.0000
TAYLORSVILLE                        6.8750          0.2500                0.0000
WINSTON SALEM                       7.8750          0.2500                0.0000
LOS LUNAS                           7.1250          0.2500                0.0000
GARDEN CITY                         7.0000          0.2500                0.0000
BALTIMORE                           6.7500          0.2500                0.0000
LINCOLN                             8.3750          0.2500                0.0000
POWDER SPRINGS                      6.7500          0.2500                0.0000
BLACKLICK                           7.5000          0.2500                0.0000
BALTIMORE                           6.8750          0.2500                0.0000
WINSTON SALEM                       7.8750          0.2500                0.0000
MEMPHIS                             7.0000          0.2500                0.0000
SUMMERVILLE                         7.2500          0.2500                0.0000
WINSTON SALEM                       7.8750          0.2500                0.0000
HAMPTON                             7.0000          0.2500                0.0000
CLEARWATER                          7.0000          0.2500                0.0000
GLOCESTER                           8.3750          0.2500                0.0000
PHILADELPHIA                        8.3750          0.2500                0.0000
SALISBURY                           6.7500          0.2500                0.0000
SACRAMENTO                          7.2500          0.2500                0.0000
PHILADELPHIA                        8.1250          0.2500                0.0000
STATEN ISLAND                       7.1250          0.2500                0.0000
ALAMO                               7.0000          0.2500                0.0000
BATON ROUGE                         7.0000          0.2500                0.0000
TALLAHASSEE                         6.8750          0.2500                0.0000
ANDERSON                            7.8750          0.2500                0.0000
BIRMINGHAM                          7.2500          0.2500                0.0000
PORT JEFFERSON STATION              7.1250          0.2500                0.0000
HOFFMAN ESTATES                     7.1250          0.2500                0.0000
FALLS CHURCH                        7.0000          0.2500                0.0000
NORTHBROOK                          6.8750          0.2500                0.0000
CHICAGO                             6.7500          0.2500                0.0000
ROANOKE                             6.8750          0.2500                0.0000
PARKLAND                            7.8750          0.2500                0.0000
HARVEY                              6.8750          0.2500                0.0000
LA QUINTA                           6.8750          0.2500                0.0000
BATON ROUGE                         7.0000          0.2500                0.0000
ATLANTA                             7.5000          0.2500                0.0000
BOYNTON BEACH                       6.8750          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
MIAMI                               6.7500          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
MARGATE                             6.8750          0.2500                0.0000
SANDY                               7.0000          0.2500                0.0000
WASHINGTON                          7.3750          0.2500                0.0000
GALLATIN                            7.0000          0.2500                0.0000
CHESAPEAKE BEACH                    6.8750          0.2500                0.0000
KISSIMMEE                           7.7500          0.2500                0.0000
WINSTON SALEM                       7.5000          0.2500                0.0000
MONTGOMERY                          7.1250          0.2500                0.0000
DALLAS                              6.7500          0.2500                0.0000
DES PLAINES                         7.5000          0.2500                0.0000
OYSTER BAY                          6.8750          0.2500                0.0000
ATLANTA                             7.2500          0.2500                0.0000
CHICAGO                             6.8750          0.2500                0.0000
EAST HAMPTON                        6.8750          0.2500                0.0000
MANCHESTER                          7.0000          0.2500                0.0000
CARMEL                              7.2500          0.2500                0.0000
PALM BEACH                          7.1250          0.2500                0.0000
SPRINGFIELD                         7.3750          0.2500                0.0000
MESA                                7.3750          0.2500                0.0000
Fort Lauderdale                     6.3750          0.2500                0.0000
KISSIMMEE                           6.5000          0.2500                0.0000
WILLOUGHBY                          6.5000          0.2500                0.0000
Lafayette Hill                      6.3750          0.2500                0.0000
East Hampton                        6.2500          0.2500                0.0000
Alexandria                          6.0000          0.2500                0.0000
Los Angeles                         6.6250          0.2500                0.0000
Montgomery                          7.2500          0.2500                0.0000
TUPELO                              7.6250          0.2500                0.0000
MOUNT VERNON                        6.8750          0.2500                0.0000
Charlotte                           7.2500          0.2500                0.0000
TUCSON                              7.0000          0.2500                0.0000
Auburn Hills                        6.5000          0.2500                0.0000
SILVER SPRING                       6.7500          0.2500                0.0000
LOUISVILLE                          6.7500          0.2500                0.0000
SAINT LOUIS                         7.8750          0.2500                0.0000
NASHVILLE                           7.1250          0.2500                0.0000
SAINT LOUIS                         7.8750          0.2500                0.0000
SAINT LOUIS                         7.7500          0.2500                0.0000
SHERWOOD                            6.8750          0.2500                0.0000
SAINT LOUIS                         7.8750          0.2500                0.0000
WAXHAW                              7.2500          0.2500                0.0000
MORENO VALLEY                       6.8750          0.2500                0.0000
ANDERSON                            7.8750          0.2500                0.0000
TOPEKA                              7.1250          0.2500                0.0000
ANDERSON                            7.8750          0.2500                0.0000
HATTIESBURG                         7.7500          0.2500                0.0000
MOUNT AIRY                          7.8750          0.2500                0.0000
LEXINGTON                           6.8750          0.2500                0.0000
LEXINGTON                           6.8750          0.2500                0.0000
RALEIGH                             7.2500          0.2500                0.0000
RALEIGH                             7.2500          0.2500                0.0000
CROWN POINT                         6.7500          0.2500                0.0000
RALEIGH                             7.1250          0.2500                0.0000
DENVER                              7.5000          0.2500                0.0000
CHICAGO                             7.3750          0.2500                0.0000
WOODBRIDGE                          7.0000          0.2500                0.0000
FORT COLLINS                        7.2500          0.2500                0.0000
SAN RAFAEL                          7.0000          0.2500                0.0000
HIGH POINT                          7.5000          0.2500                0.0000
HUNTINGTON BEACH                    6.7500          0.2500                0.0000
CHICAGO                             7.5000          0.2500                0.0000
DENVER                              6.7500          0.2500                0.0000
ELMHURST                            6.8750          0.2500                0.0000
KISSIMMEE                           6.8750          0.2500                0.0000
OAKLAND                             6.8750          0.2500                0.0000
RALEIGH                             7.1250          0.2500                0.0000
HIGH POINT                          7.5000          0.2500                0.0000
TOPEKA                              7.1250          0.2500                0.0000
NAGS HEAD                           6.8750          0.2500                0.0000
LYNN                                7.2500          0.2500                0.0000
SACRAMENTO                          7.0000          0.2500                0.0000
NEW ORLEANS                         7.1250          0.2500                0.0000
FALLON                              6.8750          0.2500                0.0000
GAITHERSBURG                        6.7500          0.2500                0.0000
SALT LAKE CITY                      6.8750          0.2500                0.0000
CHARLOTTESVILLE                     7.5000          0.2500                0.0000
EAST FALMOUTH                       6.7500          0.2500                0.0000
MINNEAPOLIS                         7.3750          0.2500                0.0000
DETROIT                             8.0000          0.2500                0.0000
CHESAPEAKE                          7.1250          0.2500                0.0000
RIDGEWOOD                           6.8750          0.2500                0.0000
BROOKLYN                            7.3750          0.2500                0.0000
SARASOTA                            7.1250          0.2500                0.0000
Terrell                             7.5000          0.2500                0.0000
Terrell                             7.5000          0.2500                0.0000
Fort Worth                          7.3750          0.2500                0.0000
Fresno                              7.6250          0.2500                0.0000
Spring                              8.0000          0.2500                0.0000
Memphis                             7.1250          0.2500                0.0000
Terrell                             7.6250          0.2500                0.0000
Terrell                             7.6250          0.2500                0.0000
Plano                               8.7500          0.2500                0.0000
Athens                              7.5000          0.2500                0.0000
Washington                          7.5000          0.2500                0.0000
Crowley                             7.3750          0.2500                0.0000
Missouri City                       6.5000          0.2500                0.0000
Island Park                         8.0000          0.2500                0.0000
Broken Arrow                        7.8750          0.2500                0.0000
Aylett                              7.0000          0.2500                0.0000
WALPOLE                             6.5000          0.2500                0.0000
AGOURA HILLS                        6.0000          0.2500                0.0000
LAWRENCEVILLE                       6.3750          0.2500                0.0000
TUCSON                              5.5000          0.2500                0.0000
NEWPORT                             6.5000          0.2500                0.0000
CANTON                              6.0000          0.2500                0.0000
FORT MYERS                          6.0000          0.2500                0.0000
Worcester                           8.1250          0.2500                0.0000
MINNEAPOLIS                         5.3750          0.2500                0.0000
GILBERTSVILLE                       7.6250          0.2500                0.0000
REDONDO BEACH                       5.5000          0.2500                0.0000
Fort Myers                          7.2500          0.2500                0.0000
HILLSIDE                            6.6250          0.2500                0.0000
Norwich                             9.6250          0.2500                0.0000
HARRISBURG                          7.1250          0.2500                0.0000
GAINESVILLE                         6.0000          0.2500                0.0000
PORT RICHEY                         6.3750          0.2500                0.0000
LLANO AREA                          6.0000          0.2500                0.0000
COLORADO CITY                       7.3750          0.2500                0.0000
YUMA                                7.6250          0.2500                0.0000
SAN ANTONIO                         7.8750          0.2500                0.0000
SAN DIEGO                           5.5000          0.2500                0.0000
MISSION                             8.7500          0.2500                0.0000
BRUNSWICK HILLS                     6.5000          0.2500                0.0000
YPSILANTI                           6.5000          0.2500                0.0000
OAK GROVE                           7.2500          0.2500                0.0000
NASHVILLE                           6.2500          0.2500                0.0000
CAPE CORAL                          7.3750          0.2500                0.0000
CONCORD                             6.0000          0.2500                0.0000
JACKSONVILLE                        5.7500          0.2500                0.0000
HENDERSON                           6.7500          0.2500                0.0000
BRUNSWICK                           6.5000          0.2500                0.0000
DALLAS                              6.2500          0.2500                0.0000
DALLAS                              6.2500          0.2500                0.0000
EAST MORICHES                       5.7500          0.2500                0.0000
Cedar Hill                          7.1250          0.2500                0.0000
Dothan                              6.2500          0.2500                0.0000
Valley Village                      6.3750          0.2500                0.0000
Albany                              7.6250          0.2500                0.0000
Albany                              7.6250          0.2500                0.0000
Baltimore                           7.5000          0.2500                0.0000
Hitchcock                           8.0000          0.2500                0.0000
Oak Leaf                            7.8750          0.2500                0.0000
Calexico                            7.5000          0.2500                0.0000
HOUSTON                             7.1250          0.2500                0.0000
HUMBLE                              7.1250          0.2500                0.0000
Circle Pines                        7.2500          0.2500                0.0000
KATY                                7.2500          0.2500                0.0000
Sunrise                             7.8750          0.2500                0.0000
CHARLOTTE                           7.6250          0.2500                0.0000
Dallas                              7.6250          0.2500                0.0000
El Monte                            6.7500          0.2500                0.0000
Charlotte                           6.3750          0.2500                0.0000
WINDSOR                             6.5000          0.2500                0.0000
Stafford                            7.1250          0.2500                0.0000
Waterville Valley                   5.8750          0.2500                0.0000
Granada Hills                       7.5000          0.2500                0.0000
Maumelle                            6.6250          0.2500                0.0000
Highland                            5.8750          0.2500                0.0000
BALTIMORE                           7.7500          0.2500                0.0000
Falls Church                        6.7500          0.2500                0.0000
Canton                              6.5000          0.2500                0.0000
Plano                               6.2500          0.2500                0.0000
Spring                              7.2500          0.2500                0.0000
Minneapolis                         7.0000          0.2500                0.0000
Minneapolis                         7.5000          0.2500                0.0000
Saint Paul                          7.0000          0.2500                0.0000
Miami                               6.2500          0.2500                0.0000
DENTON                              7.5000          0.2500                0.0000
GAINESVILLE                         7.8750          0.2500                0.0000
HUNTSVILLE                          7.6250          0.2500                0.0000
DENTON                              7.0000          0.2500                0.0000
DALLAS                              7.3750          0.2500                0.0000
Maywood                             8.0000          0.2500                0.0000
Tyler                               7.3750          0.2500                0.0000
Jefferson                           8.0000          0.2500                0.0000
JACKSONVILLE                        8.2500          0.2500                0.0000
Phoenixville                        7.6250          0.2500                0.0000
TYLER                               8.0000          0.2500                0.0000
HOUSTON                             7.7500          0.2500                0.0000
Royal Oak                           8.0000          0.2500                0.0000
Hightstown                          6.5000          0.2500                0.0000
Belton                              8.3750          0.2500                0.0000
Ellicott City                       6.1250          0.2500                0.0000
Paterson                            7.2500          0.2500                0.0000
MANASSAS                            6.3750          0.2500                0.0000
Springfield                         6.3750          0.2500                0.0000
INDIANAPOLIS                        8.5000          0.2500                0.0000
INDIANAPOLIS                        8.5000          0.2500                0.0000
LOUISVILLE                          7.6250          0.2500                0.0000
CONVERSE                            6.8750          0.2500                0.0000
Austin                              7.3750          0.2500                0.0000
CHARLOTTE                           8.0000          0.2500                0.0000
CHANNELVIEW                         7.6250          0.2500                0.0000
HOUSTON                             7.5000          0.2500                0.0000
AUSTIN                              7.2500          0.2500                0.0000
Aurora                              7.5000          0.2500                0.0000
Saint Louis                         6.8750          0.2500                0.0000
KATY                                7.5000          0.2500                0.0000
MOUNT CARMEL                        7.7500          0.2500                0.0000
LAKE JACKSON                        8.7500          0.2500                0.0000
Cambridge                           6.7500          0.2500                0.0000
FORTH WORTH                         6.8750          0.2500                0.0000
Houston                             8.2500          0.2500                0.0000
AUSTIN                              8.5000          0.2500                0.0000
Lubbock                             8.5000          0.2500                0.0000
DALLAS                              6.2500          0.2500                0.0000
LOS ANGELES                         6.3750          0.2500                0.0000
HOUSTON                             7.5000          0.2500                0.0000
FORT WORTH                          6.2500          0.2500                0.0000
Longport                            6.5000          0.2500                0.0000
Providence                          8.8750          0.2500                0.0000
Edgewater                           7.5000          0.2500                0.0000
DELMAR                              7.2500          0.2500                0.0000
Memphis                             8.5000          0.2500                0.0000
ELIZABETHTON                        8.7500          0.2500                0.0000
PITTSBURGH                          7.5000          0.2500                0.0000
Carlisle                            8.1250          0.2500                0.0000
LANSING                             7.8750          0.2500                0.0000
LANSING                             7.8750          0.2500                0.0000
MCKNIGHTSTOWN                       7.5000          0.2500                0.0000
ABBOTTSTOWN                         7.3750          0.2500                0.0000
LOCKPORT                            8.5000          0.2500                0.0000
New Hope                            7.6250          0.2500                0.0000
GETTYSBURG                          7.3750          0.2500                0.0000
SALISBURY                           7.1250          0.2500                0.0000
KNOXVILLE                           8.6250          0.2500                0.0000
KISSIMMEE                           7.2500          0.2500                0.0000
Lothian                             6.1250          0.2500                0.0000
Philadelphia                        7.3750          0.2500                0.0000
Philadelphia                        7.3750          0.2500                0.0000
Temple Hills                        6.2500          0.2500                0.0000
Sevierville                         7.1250          0.2500                0.0000
Curtis Bay                          6.6250          0.2500                0.0000
Nashua                              7.0000          0.2500                0.0000
Brookline                           7.7500          0.2500                0.0000
Bronx                               7.1250          0.2500                0.0000
Naples                              7.5000          0.2500                0.0000
Saint Francis                       7.5000          0.2500                0.0000
Coon Rapids                         7.3750          0.2500                0.0000
Columbia Heights                    7.5000          0.2500                0.0000
Louisville                          7.8750          0.2500                0.0000
Katy                                8.3750          0.2500                0.0000
Oneonta                             8.3750          0.2500                0.0000
PEARLAND                            7.6250          0.2500                0.0000
De Soto                             6.8750          0.2500                0.0000
Houston                             7.2500          0.2500                0.0000
Cleveland                           7.7500          0.2500                0.0000
SAN BERNARDINO                      6.3750          0.2500                0.0000
SAN BERNARDINO                      6.3750          0.2500                0.0000
Dallas                              8.6250          0.2500                0.0000
San Antonio                         8.7500          0.2500                0.0000
Laguna Vista                        6.8750          0.2500                0.0000
Mansfield                           8.0000          0.2500                0.0000
Mesquite                            7.3750          0.2500                0.0000
Lake Jackson                        7.7500          0.2500                0.0000
Houston                             6.8750          0.2500                0.0000
Corpus Christi                      8.1250          0.2500                0.0000
FENWICK ISLAND                      6.1250          0.2500                0.0000
LAFAYETTE                           8.7500          0.2500                0.0000
MALIBU                              5.8750          0.2500                0.0000
IRVINE                              7.0000          0.2500                0.0000
TYLER                               8.5000          0.2500                0.0000
MONTGOMERY                          7.7500          0.2500                0.0000
GARLAND                             7.1250          0.2500                0.0000
Garland                             6.8750          0.2500                0.0000
FARMERSVILLE                        6.5000          0.2500                0.0000
GILBERT                             5.8750          0.2500                0.0000
San Francisco                       6.6250          0.2500                0.0000
FORT MEYERS                         6.0000          0.2500                0.0000
Lorton                              6.0000          0.2500                0.0000
UNIONVILLE                          6.7500          0.2500                0.0000
Dover                               7.0000          0.2500                0.0000
Aldan                               6.7500          0.2500                0.0000
Newtown                             7.0000          0.2500                0.0000
Pennsauken                          7.3750          0.2500                0.0000
YUCCA VALLEY                        6.0000          0.2500                0.0000
TAVARES                             7.7500          0.2500                0.0000
ABERDEEN                            7.7500          0.2500                0.0000
WALDEN                              6.6250          0.2500                0.0000
FALL RIVER                          6.7500          0.2500                0.0000
BONITA SPRINGS                      7.0000          0.2500                0.0000
ISSAQUAH                            6.3750          0.2500                0.0000
MISSOURI CITY                       6.3750          0.2500                0.0000
IDAHO FALLS                         7.2500          0.2500                0.0000
MEDINA                              7.6250          0.2500                0.0000
SNOHOMISH                           6.3750          0.2500                0.0000
SEATTLE                             6.2500          0.2500                0.0000
THOMASTON                           8.2500          0.2500                0.0000
MOORESVILLE                         6.5000          0.2500                0.0000
THOMASTON                           8.2500          0.2500                0.0000
SAN ANTONIO                         5.8750          0.2500                0.0000
RENO                                6.7500          0.2500                0.0000
NORTH AURORA                        6.8750          0.2500                0.0000
SPOKANE                             6.8750          0.2500                0.0000
DICKINSON                           5.8750          0.2500                0.0000
SYRACUSE                            6.3750          0.2500                0.0000
MOUNT SINAI                         8.2500          0.2500                0.0000
SPRINGFIELD                         6.6250          0.2500                0.0000
SPRINGFIELD                         6.6250          0.2500                0.0000
SYRACUSE                            7.1250          0.2500                0.0000
CATHEDRAL CITY                      6.5000          0.2500                0.0000
RIVERDALE                           6.8750          0.2500                0.0000
PHILADELPHIA                        6.7500          0.2500                0.0000
ATLANTA                             6.7500          0.2500                0.0000
MIAMI                               6.2500          0.2500                0.0000
HIDDEN VALLEY                       7.6250          0.2500                0.0000
BALTIMORE                           6.3750          0.2500                0.0000
BRONX                               8.0000          0.2500                0.0000
BROOKLYN                            7.1250          0.2500                0.0000
WOOD DALE                           6.5000          0.2500                0.0000
CORAL SPRINGS                       6.1250          0.2500                0.0000
COVINGTON                           6.7500          0.2500                0.0000
JAMAICA                             7.3750          0.2500                0.0000
DALLAS                              7.0000          0.2500                0.0000
GERMANTOWN                          6.5000          0.2500                0.0000
HALETHORPE                          6.8750          0.2500                0.0000
OSPREY                              6.7500          0.2500                0.0000
LAS VEGAS                           5.7500          0.2500                0.0000
PACOLET                             7.6250          0.2500                0.0000
FRANKLINTON                         7.3750          0.2500                0.0000
FOUNTAIN HILLS                      6.1250          0.2500                0.0000
PIKESVILLE                          6.5000          0.2500                0.0000
NORTHAMPTON                         7.2500          0.2500                0.0000
MENIFEE                             6.5000          0.2500                0.0000
SPOKANE VALLEY                      6.5000          0.2500                0.0000
YOUNGSTOWN                          6.0000          0.2500                0.0000
NORTHBROOK                          6.3750          0.2500                0.0000
WALDORF                             6.5000          0.2500                0.0000
SEFFNER                             7.0000          0.2500                0.0000
MANDEVILLE                          5.7500          0.2500                0.0000
CARLSBAD                            6.7500          0.2500                0.0000
LAUDERDALE LAKES                    6.8750          0.2500                0.0000
GULFPORT                            7.3750          0.2500                0.0000
MIAMI                               6.5000          0.2500                0.0000
LAUDERDALE LAKES                    6.8750          0.2500                0.0000
TAMPA                               7.1250          0.2500                0.0000
COLUMBIA FALLS                      7.3750          0.2500                0.0000
FULTON                              6.6250          0.2500                0.0000
LAUDERDALE LAKES                    6.8750          0.2500                0.0000
MENTOR                              6.5000          0.2500                0.0000
BRANDON                             6.0000          0.2500                0.0000
ALVA                                5.8750          0.2500                0.0000
WILTON                              7.0000          0.2500                0.0000
GRANTS PASS                         6.8750          0.2500                0.0000
LOUISVILLE                          7.8750          0.2500                0.0000
CHELSEA                             6.5000          0.2500                0.0000
MCHENRY                             6.8750          0.2500                0.0000
CALIMESA                            6.1250          0.2500                0.0000
HAMMOND                             6.8750          0.2500                0.0000
CHOCTAW                             7.0000          0.2500                0.0000
LODI                                6.2500          0.2500                0.0000
LAS VEGAS                           6.3750          0.2500                0.0000
MIAMI                               5.5000          0.2500                0.0000
UNIVERSITY PLACE                    6.6250          0.2500                0.0000
BEAVERCREEK                         6.8750          0.2500                0.0000
KINGSTON                            6.5000          0.2500                0.0000
SAN JUAN CAPISTRANO                 7.0000          0.2500                0.0000
CHICAGO                             7.3750          0.2500                0.0000
BOYNE CITY                          7.1250          0.2500                0.0000
PAWLEYS ISLAND                      6.6250          0.2500                0.0000
GRETNA                              6.7500          0.2500                0.0000
GRETNA                              6.7500          0.2500                0.0000
HIALEAH                             6.1250          0.2500                0.0000
RIVERDALE                           6.7500          0.2500                0.0000
CAPTIVA                             6.6250          0.2500                0.0000
TOLEDO                              7.5000          0.2500                0.0000
TAMPA                               6.6250          0.2500                0.0000
MARKHAM                             6.7500          0.2500                0.0000
MAGNOLIA                            6.5000          0.2500                0.0000
WASHINGTON                          7.0000          0.2500                0.0000
BREMERTON                           6.5000          0.2500                0.0000
MONTGOMERY                          8.1250          0.2500                0.0000
MIAMI                               6.1250          0.2500                0.0000
HEMET                               6.5000          0.2500                0.0000
CHARDON                             5.8750          0.2500                0.0000
THOMASTON                           8.2500          0.2500                0.0000
LOUISVILLE                          6.8750          0.2500                0.0000
NORTH LAS VEGAS                     5.8750          0.2500                0.0000
BOSTON                              6.2500          0.2500                0.0000
FRIENDSWOOD                         6.7500          0.2500                0.0000
LAKE WALES                          6.2500          0.2500                0.0000
HUTTO                               6.6250          0.2500                0.0000
CHICAGO                             6.3750          0.2500                0.0000
MANDEVILLE                          6.3750          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
SAN BERNARDINO                      6.2500          0.2500                0.0000
ASHEVILLE                           7.5000          0.2500                0.0000
COACHELLA                           6.3750          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
FLATWOODS                           8.0000          0.2500                0.0000
SEATTLE                             6.2500          0.2500                0.0000
SAN RAMON                           6.6250          0.2500                0.0000
BOSTON                              6.2500          0.2500                0.0000
PITTSBURG                           7.8750          0.2500                0.0000
COLUMBUS                            6.2500          0.2500                0.0000
HATTIESBURG                         6.6250          0.2500                0.0000
PHOENIX                             6.3750          0.2500                0.0000
GREER                               6.6250          0.2500                0.0000
SPRINGFIELD                         6.8750          0.2500                0.0000
PITTSBURG                           6.5000          0.2500                0.0000
RANDALLSTOWN                        6.2500          0.2500                0.0000
MISSION                             6.8750          0.2500                0.0000
POLLOCK PINES                       6.5000          0.2500                0.0000
FORT MOHAVE                         6.5000          0.2500                0.0000
WELCH                               6.3750          0.2500                0.0000
CARBONDALE                          6.2500          0.2500                0.0000
FORT MOHAVE                         6.5000          0.2500                0.0000
GREER                               6.6250          0.2500                0.0000
SAN BERNARDINO                      6.5000          0.2500                0.0000
SARASOTA                            7.6250          0.2500                0.0000
HOPEWELL JUNCTION                   6.8750          0.2500                0.0000
CHARLOTTE                           6.6250          0.2500                0.0000
SARASOTA                            7.6250          0.2500                0.0000
KENSINGTON                          6.5000          0.2500                0.0000
BEAVERTON                           6.5000          0.2500                0.0000
PUTNAM                              7.0000          0.2500                0.0000
ORLANDO                             7.1250          0.2500                0.0000
SARASOTA                            7.6250          0.2500                0.0000
EVERETT                             6.0000          0.2500                0.0000
DECATUR                             6.0000          0.2500                0.0000
GREENSBORO                          7.3750          0.2500                0.0000
CHICAGO                             6.2500          0.2500                0.0000
JACKSONVILLE                        6.8750          0.2500                0.0000
MANDEVILLE                          6.0000          0.2500                0.0000
PAINESVILLE                         6.8750          0.2500                0.0000
JACKSONVILLE                        6.5000          0.2500                0.0000
JONESBORO                           5.7500          0.2500                0.0000
WOODLAKE                            6.1250          0.2500                0.0000
COVINGTON                           7.6250          0.2500                0.0000
STREETSBORO                         6.2500          0.2500                0.0000
ERIE                                6.2500          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
SPRING                              5.7500          0.2500                0.0000
OAKDALE                             6.5000          0.2500                0.0000
MOUNT JULIET                        6.3750          0.2500                0.0000
PEORIA                              6.6250          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
RALEIGH                             6.8750          0.2500                0.0000
SPRINGFIELD                         6.7500          0.2500                0.0000
FOUNTAIN INN                        6.5000          0.2500                0.0000
MIAMI                               5.7500          0.2500                0.0000
PROVO                               6.5000          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
DAVENPORT                           6.3750          0.2500                0.0000
BAKERSFIELD                         5.8750          0.2500                0.0000
WASHINGTON                          6.3750          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
CHESTER                             7.6250          0.2500                0.0000
BREAUX BRIDGE                       6.6250          0.2500                0.0000
IRVINGTON                           6.6250          0.2500                0.0000
FLORISSANT                          7.6250          0.2500                0.0000
KILL DEVIL HILLS                    6.2500          0.2500                0.0000
SUNRISE BEACH                       7.2500          0.2500                0.0000
FLORENCE                            6.8750          0.2500                0.0000
WHITE HALL                          6.5000          0.2500                0.0000
BATON ROUGE                         6.8750          0.2500                0.0000
OLD HICKORY                         6.0000          0.2500                0.0000
JOPLIN                              7.7500          0.2500                0.0000
SANDY                               7.1250          0.2500                0.0000
PORT SAINT LUCIE                    6.1250          0.2500                0.0000
KANSAS CITY                         7.0000          0.2500                0.0000
SACRAMENTO                          6.1250          0.2500                0.0000
WARREN                              6.7500          0.2500                0.0000
KENT                                6.0000          0.2500                0.0000
GREENVILLE                          7.3750          0.2500                0.0000
HOMEWOOD                            6.3750          0.2500                0.0000
MESA                                6.2500          0.2500                0.0000
HUNTINGTON BEACH                    6.7500          0.2500                0.0000
FREDERICK                           7.1250          0.2500                0.0000
SOUTH LAKE TAHOE                    5.7500          0.2500                0.0000
CORAL SPRINGS                       6.3750          0.2500                0.0000
CTY OF CMMRCE                       6.1250          0.2500                0.0000
SAN DIEGO                           5.8750          0.2500                0.0000
HAMPTON                             6.5000          0.2500                0.0000
MIAMI                               7.1250          0.2500                0.0000
SCHENECTADY                         6.6250          0.2500                0.0000
LOS ANGELES                         6.1250          0.2500                0.0000
LAFAYETTE                           7.0000          0.2500                0.0000
ELK GROVE                           6.1250          0.2500                0.0000
NEWPORT NEWS                        7.5000          0.2500                0.0000
CLEARWATER                          7.5000          0.2500                0.0000
PORTSMOUTH                          7.6250          0.2500                0.0000
AVON                                6.3750          0.2500                0.0000
HOLLYWOOD                           6.5000          0.2500                0.0000
WEST LEBANON                        6.5000          0.2500                0.0000
TOLEDO                              6.6250          0.2500                0.0000
GAUTIER                             6.6250          0.2500                0.0000
MIAMI                               5.8750          0.2500                0.0000
CANTON                              6.0000          0.2500                0.0000
BUSHKILL                            7.6250          0.2500                0.0000
MANDEVILLE                          7.0000          0.2500                0.0000
RICHARDSON                          6.1250          0.2500                0.0000
ACTON                               7.3750          0.2500                0.0000
AUBURN                              7.6250          0.2500                0.0000
MOUNT JULIET                        6.1250          0.2500                0.0000
ROCKVILLE                           5.8750          0.2500                0.0000
AURORA                              7.0000          0.2500                0.0000
SALT LAKE CITY                      6.6250          0.2500                0.0000
Clarkston                           6.7500          0.2500                0.0000
Ferndale                            7.3750          0.2500                0.0000
                                    7.0664

CITY1                         MSERV                CURRENT_NET_COUPON   MATURITY_DATE
--------------------------------------------------------------------------------------
SHREWSBURY                   0.0075                      6.3675           20360101
UPLAND                       0.0075                      6.7425           20351101
WRIGHTWOOD                   0.0075                      6.7425           20351101
RALEIGH                      0.0075                      8.2425           20360101
MAGALIA                      0.0075                      5.9925           20360101
Lilburn                      0.0075                      7.3675           20360101
EVANS                        0.0075                      6.2425           20360101
FRESNO                       0.0075                      6.6175           20360101
HILLSBORO                    0.0075                      7.4925           20360101
IRVING                       0.0075                      6.4925           20360201
NORTH LAS VEGAS              0.0075                      6.6175           20360101
Spring Hill                  0.0075                      7.8675           20360101
NORTH PORT                   0.0075                      6.6175           20360101
Union City                   0.0075                      6.8675           20351201
NAMPA                        0.0075                      6.9925           20360101
PATERSON                     0.0075                      7.8675           20360201
WOODSTOCK                    0.0075                      7.4925           20360101
Midlothian                   0.0075                      6.1175           20360101
Suprise                      0.0075                      7.6175           20360101
Phoenix                      0.0075                      8.2425           20360101
Las Vegas                    0.0075                      5.9925           20360101
TOMBALL                      0.0075                      7.7425           20351201
Lahaina                      0.0075                      6.3675           20351201
CYPRESS                      0.0075                      7.3675           20360101
Rowland Heights              0.0075                      6.2425           20351201
Tucson                       0.0075                      6.8675           20360201
Scottsdale                   0.0075                      5.9925           20351201
Gaithersburg                 0.0075                      7.9925           20360201
Area of Duarte               0.0075                      6.7425           20351201
Hutchinson                   0.0075                      7.9925           20360101
Sanger                       0.0075                      6.3675           20360101
Trenton                      0.0075                      6.2425           20351201
Los Angeles                  0.0075                      6.1175           20460201
Riverdale                    0.0075                      7.2425           20360101
Henrietta                    0.0075                      6.2425           20360101
Round Rock                   0.0075                      6.6175           20360101
TULARE                       0.0075                      6.4925           20360201
LOUISVILLE                   0.0075                      7.1175           20360201
SANTA ANA                    0.0075                      8.1175           20360101
jonesboro                    0.0075                      6.3675           20360101
Mitchellville                0.0075                      8.2425           20360101
Chaska                       0.0075                      6.9925           20360101
Fairfield                    0.0075                      7.3675           20360201
Tucson                       0.0075                      7.6175           20360201
Willow Spring                0.0075                      7.7425           20360101
Cypress                      0.0075                      6.6175           20360101
PEORIA                       0.0075                      6.4925           20351201
Dallas                       0.0075                      7.2425           20360101
McDOnough                    0.0075                      6.7425           20360101
ROCKMART                     0.0075                      7.3675           20360101
LOS ANGELES                  0.0075                      6.2425           20351201
FRIDLEY                      0.0075                      6.8675           20360101
Hammond                      0.0075                      7.9925           20360201
Cincinnati                   0.0075                      7.2425           20360201
LAS VEGAS                    0.0075                      6.2425           20360101
Colorado Springs             0.0075                      6.6175           20360101
Burns Township               0.0075                      6.7425           20360101
CHARLOTTE                    0.0075                      6.9925           20360101
MCDONOUGH                    0.0075                      7.7425           20360101
RYDAL                        0.0075                      6.4925           20360101
RIVERDALE                    0.0075                      6.6175           20360101
MCDONOUGH                    0.0075                      6.7425           20360101
Westlake Village             0.0075                      7.3675           20360101
Berkley                      0.0075                      6.2425           20360101
San Antonio                  0.0075                      7.2425           20360101
San Leandro                  0.0075                      6.6175           20351201
Norfolk                      0.0075                      6.6175           20351201
Rising Sun                   0.0075                      7.2425           20351201
Modesto                      0.0075                      7.6175           20351201
Baltimore                    0.0075                      8.3675           20351201
Baton Rouge                  0.0075                      8.3675           20351001
Valley Village Area          0.0075                      6.2425           20360101
Tallahassee                  0.0075                      7.2425           20360101
HUNTSVILLE                   0.0075                      6.4925           20360101
Hahira                       0.0075                      6.4925           20360101
Dallas                       0.0075                      7.3675           20360101
Bloomfield                   0.0075                      6.2425           20350501
Elizabeth                    0.0075                      7.6175           20351201
Colorado Springs             0.0075                      6.1175           20351201
Huntington Beach             0.0075                      6.8675           20351201
Rockland                     0.0075                      7.4925           20351101
Gilbert                      0.0075                      8.1175           20351101
RIALTO                       0.0075                      7.1175           20360101
San Antonio                  0.0075                      6.2425           20360101
KISSIMMEE                    0.0075                      7.3675           20360101
SACRAMENTO                   0.0075                      6.4925           20360101
Georgetown                   0.0075                      6.6175           20351201
TROY                         0.0075                      7.3675           20351201
WESTFIELD                    0.0075                      6.6175           20360101
LAKE ELSINORE                0.0075                      7.1175           20351201
KISSIMMEE                    0.0075                      7.6175           20351201
ORLANDO                      0.0075                      8.2425           20360201
Surprise                     0.0075                      6.9925           20351201
Greensburg                   0.0075                      6.6175           20360201
Mcdonough                    0.0075                      7.7425           20360201
PALM DESERT                  0.0075                      7.2425           20360101
CHULA VISTA                  0.0075                      6.4925           20360101
Glendale                     0.0075                      6.9925           20351201
Temple                       0.0075                      8.3675           20360101
College Station              0.0075                      6.2425           20351201
MISSOURI CITY                0.0075                      7.4925           20351201
OCEAN CITY                   0.0075                      6.9925           20360101
Tomball                      0.0075                      7.6175           20360101
Valdosta                     0.0075                      7.9925           20360101
Arlington                    0.0075                      6.9925           20360101
Van Nuys                     0.0075                      6.4925           20360101
DOUGLASVILLE                 0.0075                      7.8675           20351201
Hinesville                   0.0075                      6.9925           20351201
CONYERS                      0.0075                      6.9925           20351201
CHARLOTTE                    0.0075                      8.1175           20351201
Peroia                       0.0075                      6.4925           20351201
Los Lunas                    0.0075                      6.7425           20360201
Charlotte                    0.0075                      7.2425           20360101
WASHINGTON                   0.0075                      8.3675           20360101
Riverdale                    0.0075                      7.6175           20360101
LOMITA                       0.0075                      6.3675           20360101
CARTERSVILLE                 0.0075                      7.2425           20351201
Grand Junction               0.0075                      7.2425           20360101
Scottdale                    0.0075                      6.8675           20360101
Valdosta                     0.0075                      7.2425           20351201
Queen Creek                  0.0075                      6.6175           20351201
Gilbert                      0.0075                      6.8675           20351201
SOMERTON                     0.0075                      7.1175           20360101
Dundalk                      0.0075                      7.4925           20360101
Clinton                      0.0075                      7.2425           20360101
Glen Burnie                  0.0075                      6.1175           20360101
Coral Springs                0.0075                      6.1175           20360101
COVINGTON                    0.0075                      7.3675           20360101
HUXLEY                       0.0075                      7.1175           20360101
CHESAPEAKE                   0.0075                      7.6175           20360101
Center Point                 0.0075                      7.1175           20360101
Waldorf                      0.0075                      5.7425           20351201
Upper Marlboro               0.0075                      7.1175           20351201
DECATUR                      0.0075                      7.7425           20351201
AUSTELL                      0.0075                      6.6175           20351201
Cape Charles                 0.0075                      6.1175           20351201
Charlotte                    0.0075                      6.2425           20351101
Tulare                       0.0075                      8.1175           20351101
Madison                      0.0075                      7.2425           20360101
Ocoee                        0.0075                      6.4925           20351201
Kendall Park                 0.0075                      6.9925           20360101
Bryan                        0.0075                      7.6175           20360201
West Valley City             0.0075                      6.7425           20360101
Tavares                      0.0075                      6.7425           20360201
Panama City Beach            0.0075                      7.2425           20360101
PIQUA                        0.0075                      6.9925           20360101
San Jose                     0.0075                      5.9925           20351201
SHOREHAM                     0.0075                      6.2425           20360101
Kingston                     0.0075                      6.6175           20360101
Miami                        0.0075                      6.8675           20351201
Olathe                       0.0075                      7.2425           20351101
BUCKEYE                      0.0075                      7.3675           20360101
Fort Myers                   0.0075                      6.8675           20360101
Cape Coral                   0.0075                      6.6175           20351201
BRIDGEWATER                  0.0075                      6.6175           20360101
TAMPA                        0.0075                      6.4925           20360101
BAKERSFIELD                  0.0075                      6.6175           20360101
Cape Coral                   0.0075                      6.7425           20351201
San Marcos                   0.0075                      6.9925           20360101
CIBOLO                       0.0075                      6.9925           20360101
De Soto                      0.0075                      7.2425           20360101
POWAY                        0.0075                      6.2425           20360101
BOUND BROOK                  0.0075                      6.6175           20360101
Clearwater                   0.0075                      6.3675           20351201
PHOENIXVILLE                 0.0075                      7.3675           20360101
Frisco                       0.0075                      7.4925           20360101
FREDERICKSBURG               0.0075                      6.3675           20360101
New Albany                   0.0075                      5.9925           20351201
CINCINNATI                   0.0075                      9.4925           20351201
SPOTSYLVANIA                 0.0075                      7.2425           20360101
POTTSTOWN                    0.0075                      7.3675           20360101
CONROE                       0.0075                      6.7425           20360101
PHOENIXVILLE                 0.0075                      7.3675           20360101
BELLEVUE                     0.0075                      6.2425           20351201
UNION BRIDGE                 0.0075                      6.7425           20360101
Baltimore                    0.0075                      7.1175           20360101
RIO RANCHO                   0.0075                      6.9925           20360201
NEW OXFORD                   0.0075                      6.3675           20360201
FREDERICKSBURG               0.0075                      6.2425           20360101
Roosevelt                    0.0075                      7.6175           20360101
Orem                         0.0075                      6.9925           20360201
Anamosa                      0.0075                      6.9925           20360201
BALDWIN PARK                 0.0075                      6.6175           20360101
NOVI                         0.0075                      6.7425           20360101
North Webster                0.0075                      7.4925           20351101
LORTON                       0.0075                      6.6175           20360101
BOISE                        0.0075                      6.2425           20360101
CARTERSVILLE                 0.0075                      7.2425           20351201
ELKHART                      0.0075                      6.4925           20360201
Wyandotte                    0.0075                      7.8675           20360101
SHAKER HEIGHTS               0.0075                      7.4925           20360201
HATTIESBURG                  0.0075                      7.2425           20360201
AUSTELL                      0.0075                      7.9925           20360101
Long Beach                   0.0075                      5.9925           20351101
College Park                 0.0075                      5.9925           20351201
Baltimore                    0.0075                      6.6175           20360101
VILLA RICA                   0.0075                      6.8675           20351201
Sugar Land                   0.0075                      7.9925           20360101
East Orange                  0.0075                      8.2425           20360101
OKLAHOMA CITY                0.0075                      6.4925           20360101
ROCKMART                     0.0075                      6.8675           20351201
CIBOLO                       0.0075                      6.9925           20360101
MONROE                       0.0075                      7.1175           20351201
WOODBURN                     0.0075                      6.7425           20360101
ROCKVILLE                    0.0075                      6.9925           20360201
Sterling                     0.0075                      7.2425           20360101
ELLICOTT CITY                0.0075                      7.4925           20360201
Centreville                  0.0075                      7.2425           20360101
Aurora                       0.0075                      6.7425           20351201
HAMILTON                     0.0075                      8.6175           20360201
MEDFORD                      0.0075                      7.2425           20360101
DUNDALK                      0.0075                      6.4925           20360101
MILWAUKEE                    0.0075                      7.3675           20360101
SCOTTSDALE                   0.0075                      6.7425           20360201
SUMTER                       0.0075                      6.6175           20360101
GERMANTOWN                   0.0075                      7.2425           20351201
SILVER SPRING                0.0075                      7.1175           20360101
HOUSTON                      0.0075                      7.6175           20360101
CAPE CORAL                   0.0075                      7.2425           20360101
ANTHEM                       0.0075                      6.3675           20360101
Newark                       0.0075                      6.4925           20360101
Meridian                     0.0075                      7.4925           20360101
Havelock                     0.0075                      6.9925           20360101
Port Saint Lucie             0.0075                      7.6175           20360101
Denver                       0.0075                      6.8675           20360101
REDMOND                      0.0075                      7.1175           20360201
ST. JAMES                    0.0075                      6.1175           20360201
ALEXANDRIA                   0.0075                      6.4925           20360101
Gilbert                      0.0075                      7.2425           20360101
KANSAS CITY                  0.0075                      8.3675           20360101
GARDEN CITY PARK             0.0075                      6.2425           20360101
NORFOLK                      0.0075                      7.7425           20360101
OCEAN VIEW                   0.0075                      6.9925           20360101
Salem                        0.0075                      7.4925           20360101
Spokane Valley               0.0075                      7.4925           20360101
Tallahassee                  0.0075                      8.1175           20360101
Miami                        0.0075                      6.9925           20360101
Scottsdale                   0.0075                      6.9925           20360101
EAST WILLISTON               0.0075                      6.6175           20360201
BAKERSFIELD                  0.0075                      7.7425           20360101
FOUNTAIN                     0.0075                      6.6175           20360101
KALAMAZOO                    0.0075                      7.4925           20360201
STOCKTON                     0.0075                      6.3675           20360101
Milford                      0.0075                      6.3675           20360101
SEVERNA PARK                 0.0075                      7.4925           20360201
FREDERICK                    0.0075                      7.7425           20360101
TUCSON                       0.0075                      7.6175           20360101
Beltsville                   0.0075                      6.9925           20360101
Long Beach                   0.0075                      6.6175           20351201
Gloucester City              0.0075                      7.4925           20360101
Oakland                      0.0075                      7.7425           20351101
BAKERSFIELD                  0.0075                      7.4925           20360101
DECATUR                      0.0075                      6.6175           20360201
LITITZ                       0.0075                      6.6175           20360101
LACEY                        0.0075                      6.8675           20360101
TAVERNIER                    0.0075                      7.2425           20360201
BALTIMORE                    0.0075                      7.2425           20360101
Woodbridge                   0.0075                      7.4925           20360201
OLIVEHURST                   0.0075                      6.6175           20360101
FRESNO                       0.0075                      6.6175           20360101
Saint Ann                    0.0075                      8.3675           20360101
PHOENIX                      0.0075                      6.3675           20360101
FREDERICK                    0.0075                      7.7425           20360101
Tarzana                      0.0075                      6.6175           20351201
Surprise                     0.0075                      6.6175           20351201
DECATUR                      0.0075                      7.2425           20360201
LAUDERHILL                   0.0075                      7.7425           20360101
DEERFIELD                    0.0075                      6.6175           20360101
Gilbert                      0.0075                      7.3675           20360101
GAMBRILLS                    0.0075                      7.2425           20360101
Imperial Beach               0.0075                      6.4925           20351201
FATE                         0.0075                      7.3675           20360101
Lees Summit                  0.0075                      7.4925           20351201
OLYMPIA                      0.0075                      7.3675           20360101
FORT WORTH                   0.0075                      8.2425           20360101
Katy                         0.0075                      6.7425           20350801
MYRTLE BEACH                 0.0075                      6.3675           20360101
GAITHERSBURG                 0.0075                      7.1175           20360101
Fairfax Station              0.0075                      6.4925           20360201
Huntington Beach             0.0075                      6.1175           20351201
SAN JOSE                     0.0075                      6.7425           20360101
LAS VEGAS                    0.0075                      6.6175           20360101
LANHAM                       0.0075                      7.6175           20360101
DAVIDSONVILLE                0.0075                      6.2425           20360101
SNOHOMISH                    0.0075                      6.7425           20360101
FREDERICK                    0.0075                      6.4925           20360101
BOSTON                       0.0075                      7.3675           20351101
Pensacola                    0.0075                      6.8675           20360101
MONROE                       0.0075                      5.9925           20360101
Goodyear                     0.0075                      7.1175           20360101
SANTA ANA                    0.0075                      6.1175           20360101
LOUISVILLE                   0.0075                      6.9925           20360101
DELMAR                       0.0075                      6.8675           20351201
Punta Gorda                  0.0075                      7.1175           20360201
CROSBY                       0.0075                      6.6175           20360101
LEAGUE CITY                  0.0075                      7.2425           20360201
PAINESVILLE                  0.0075                      8.2425           20360201
BELL GARDENS                 0.0075                      6.9925           20360101
COLEMAN                      0.0075                      6.8675           20360101
DOVER                        0.0075                      7.7425           20360201
HARVEST                      0.0075                      8.9925           20360101
Boyertown                    0.0075                      7.3675           20360101
Hampshire                    0.0075                      7.1175           20351101
FORT WORTH                   0.0075                      6.1175           20360101
Batesville                   0.0075                      7.2425           20360201
TULARE                       0.0075                      7.1175           20360101
GALLATIN GATEWAY             0.0075                      6.7425           20360101
FOUNTAIN HILLS               0.0075                      6.4925           20360101
FREDERICK                    0.0075                      7.2425           20360101
ORLANDO                      0.0075                      6.9925           20360201
ATLANTA                      0.0075                      7.3675           20360201
ROSEBURG                     0.0075                      6.4925           20360201
SAN ANTONIO                  0.0075                      7.2425           20360101
SCOTTSDALE                   0.0075                      7.8675           20360101
BARTLETT                     0.0075                      8.8675           20360101
Clovis                       0.0075                      6.9925           20351101
LEXINGTON                    0.0075                      7.3675           20360201
San Bernardino               0.0075                      7.7425           20360101
Montgomery Village           0.0075                      6.8675           20360101
SAN ANTONIO                  0.0075                      8.2425           20360101
Shady Side                   0.0075                      7.2425           20360201
Lancaster                    0.0075                      7.9925           20360201
riverside                    0.0075                      6.1175           20351001
Idledale                     0.0075                      5.7425           20351101
Mckinney                     0.0075                      7.3675           20360101
Lexington                    0.0075                      7.3675           20360101
Sacramento                   0.0075                      6.4925           20360101
GULF SHORES                  0.0075                      7.4925           20360101
Littleton                    0.0075                      7.3675           20360201
Kissimmee                    0.0075                      8.1175           20351001
GREENSBORO                   0.0075                      6.6175           20360101
OKLAHOMA CITY                0.0075                      6.9925           20360101
Quincy                       0.0075                      7.6175           20360101
Whitesboro                   0.0075                      6.9925           20360101
Saint Louis                  0.0075                      8.1175           20360101
Spring                       0.0075                      7.3675           20351201
Beetown                      0.0075                      7.8675           20351201
Elizabethtown                0.0075                      7.4925           20360101
Manchester                   0.0075                      7.2425           20351201
Gore                         0.0075                      6.6175           20351201
Yorktown                     0.0075                      5.9925           20351201
Orlando                      0.0075                      7.2425           20360101
Newport News                 0.0075                      6.6175           20351201
RICHMOND                     0.0075                      8.1175           20351101
Jasper                       0.0075                      7.2425           20360101
PALMDALE                     0.0075                      6.9925           20360101
LAKE ELSINORE                0.0075                      6.4925           20351201
SAHUARITA                    0.0075                      6.9925           20360101
LINCOLN                      0.0075                      6.7425           20360101
Queen Creek                  0.0075                      7.3675           20360101
Destin                       0.0075                      7.7425           20351201
Woodstock                    0.0075                      5.6175           20351101
Salem                        0.0075                      8.4925           20351101
Miramar                      0.0075                      6.6175           20351101
Hialeah                      0.0075                      6.7425           20360101
Miami                        0.0075                      7.4925           20360101
SPRING                       0.0075                      5.9925           20351201
BUCKEYE                      0.0075                      7.9925           20351201
Baltimore                    0.0075                      7.7425           20360201
Cano Park Area               0.0075                      7.2425           20360101
MUNDELEIN                    0.0075                      7.4925           20360201
HENDERSON                    0.0075                      6.8675           20360201
WAXAHACHIE                   0.0075                      6.9925           20360101
Flint                        0.0075                      7.4925           20360201
SUNNYVALE                    0.0075                      6.6175           20360101
CAMINO                       0.0075                      6.7425           20360101
Santa Ana                    0.0075                      6.2425           20360101
Annapolis                    0.0075                      6.4925           20360101
Annapolis                    0.0075                      6.4925           20360101
Annapolis                    0.0075                      7.2425           20360101
WINSTON SALEM                0.0075                      7.9925           20360101
ABINGDON                     0.0075                      6.1175           20360101
Vienna                       0.0075                      7.2425           20360201
PRESTON                      0.0075                      7.2425           20360101
Nashua                       0.0075                      6.7425           20360101
Gilbertsville                0.0075                      6.6175           20360101
FATE                         0.0075                      7.3675           20360101
Gulfport                     0.0075                      8.1175           20360101
FORNEY                       0.0075                      7.4925           20360101
RAMONA                       0.0075                      7.1175           20360101
Wylie                        0.0075                      7.4925           20360101
Nashville                    0.0075                      7.6175           20360201
Queen Creek                  0.0075                      6.9925           20360101
Buckeye                      0.0075                      7.7425           20360101
Glendale                     0.0075                      7.8675           20360101
Tucson                       0.0075                      7.3675           20360101
Avondale                     0.0075                      7.6175           20351201
Strasburg                    0.0075                      7.2425           20360101
SAVANNAH                     0.0075                      7.7425           20360201
LOUISVILLE                   0.0075                      8.3675           20360101
LOUISVILLE                   0.0075                      8.3675           20360101
NEWNAN                       0.0075                      7.7425           20360101
Rochester                    0.0075                      7.6175           20360101
Rockwall                     0.0075                      7.3675           20360101
Avondale                     0.0075                      6.9925           20351201
Queen Creek                  0.0075                      6.9925           20360101
Avondale                     0.0075                      6.9925           20351201
Avondale                     0.0075                      6.9925           20351201
Dallas                       0.0075                      6.7425           20360101
Phoenix                      0.0075                      6.9925           20351201
Herndon                      0.0075                      7.9925           20360101
Rio Rancho                   0.0075                      7.4925           20360101
Fairburn                     0.0075                      6.2425           20360101
Shaver Lake                  0.0075                      7.3675           20360101
Phoenix                      0.0075                      8.3675           20360101
Palm Springs                 0.0075                      6.6175           20360101
Grayson                      0.0075                      7.4925           20360101
Lancaster                    0.0075                      7.6175           20360101
Upper Marlboro               0.0075                      8.1175           20360201
ESCONDIDO                    0.0075                      6.6175           20360101
ALGONQUIN                    0.0075                      6.8675           20360101
Eagle Mountain               0.0075                      7.7425           20360101
Schertz                      0.0075                      6.9925           20360101
Maricopa                     0.0075                      7.4925           20351201
LOMA LINDA                   0.0075                      6.8675           20360101
CAMBRIDGE                    0.0075                      7.1175           20360101
Beltsville                   0.0075                      6.8675           20360201
Las Vegas                    0.0075                      6.6175           20460101
Peabody                      0.0075                      6.6175           20360101
ANNAPOLIS                    0.0075                      6.6175           20360101
N LAUDERDALE                 0.0075                      7.1175           20360101
Bakersfield                  0.0075                      6.9925           20360101
Avondale                     0.0075                      7.6175           20360101
Piscataway                   0.0075                      7.4925           20360201
Hiram                        0.0075                      6.4925           20360101
Enfield                      0.0075                      6.9925           20360101
Atlanta                      0.0075                      7.2425           20360101
Dallas                       0.0075                      7.4925           20360101
MIDDLETOWN                   0.0075                      6.8675           20360101
DESOTO                       0.0075                      7.4925           20360101
FORT MILL                    0.0075                      7.4925           20360101
Lawrenceville                0.0075                      7.2425           20360101
LAS VEGAS                    0.0075                      6.4925           20360101
MORENO VALLEY                0.0075                      5.9925           20360101
District Heights             0.0075                      7.4925           20360101
Gilbert                      0.0075                      6.6175           20360201
TALLAHASSEE                  0.0075                      7.1175           20360101
SHERMAN OAKS                 0.0075                      6.6175           20360101
ATLANTA                      0.0075                      7.4925           20351201
Surprise                     0.0075                      7.1175           20360101
Ocala                        0.0075                      8.4925           20360101
LOUISVILLE                   0.0075                      7.4925           20360101
San Clemente                 0.0075                      6.1175           20351201
Laguna Niguel                0.0075                      6.6175           20351201
Houston                      0.0075                      7.6175           20360101
MONROE TOWNSHIP              0.0075                      7.7425           20360101
Trussville                   0.0075                      6.7425           20360101
Miami                        0.0075                      7.2425           20360101
Summerville                  0.0075                      7.8675           20360101
Las Vegas                    0.0075                      6.6175           20351201
Azle                         0.0075                      7.4925           20360101
CARTERSVILLE                 0.0075                      6.7425           20351201
MOORESVILLE                  0.0075                      7.2425           20351201
Florence                     0.0075                      6.8675           20351101
El Mirage                    0.0075                      6.8675           20351101
North Canton                 0.0075                      6.3675           20360101
FRANKLIN TOWNSHIP            0.0075                      7.3675           20360101
CHINO HILLS                  0.0075                      6.9925           20351201
Kansas City                  0.0075                      6.8675           20360101
Mount Dora                   0.0075                      7.3675           20360101
Gilbert                      0.0075                      8.6175           20351201
Rio Vista                    0.0075                      6.6175           20360101
Scottsdale                   0.0075                      7.4925           20360101
Eustis                       0.0075                      7.3675           20360101
Plano                        0.0075                      8.4925           20351201
Boerne                       0.0075                      7.7425           20360201
Clayton                      0.0075                      7.6175           20360101
CLAYTON                      0.0075                      7.2425           20360101
BALTIMORE                    0.0075                      6.2425           20351101
Phoenix                      0.0075                      6.4925           20351101
BELTSVILLE                   0.0075                      7.3675           20360101
FAIRFIELD                    0.0075                      7.4925           20360101
Baltimore                    0.0075                      6.4925           20351201
Inglewood                    0.0075                      5.4925           20350701
CONCORD                      0.0075                      7.8675           20351201
Santa Cruz                   0.0075                      6.2425           20351101
COVINGTON                    0.0075                      6.8675           20351201
COVINGTON                    0.0075                      7.6175           20351201
LOGANVILLE                   0.0075                      6.9925           20351201
ACWORTH                      0.0075                      6.4925           20351201
Charlotte                    0.0075                      6.2425           20351201
Charlotte                    0.0075                      6.2425           20351201
Birmingham                   0.0075                      5.6175           20351101
Rockville                    0.0075                      6.3675           20360101
Santa Rosa Beach             0.0075                      6.3675           20351001
Hilton Head                  0.0075                      6.3675           20360101
LAKEWOOD                     0.0075                      5.9925           20351201
Hapeville                    0.0075                      7.6175           20360101
Carrollton                   0.0075                      7.6175           20360101
columbus                     0.0075                      8.2425           20360201
Acworth                      0.0075                      7.3675           20360101
Stone Mountain               0.0075                      7.2425           20360101
CLEARFIELD                   0.0075                      7.1175           20360101
Mountain View                0.0075                      6.7425           20351001
WYLIE                        0.0075                      7.4925           20360101
MCDONOUGH                    0.0075                      6.4925           20360101
N LAS VEGAS                  0.0075                      7.1175           20360101
Nyssa                        0.0075                      6.1175           20360101
CLEARFIELD                   0.0075                      7.1175           20360101
OPA LOCKA                    0.0075                      7.1175           20351201
Bensalem                     0.0075                      6.4925           20360101
DORCHESTER                   0.0075                      7.6175           20351101
RIALTO                       0.0075                      5.8675           20360101
JERSEY CITY                  0.0075                      6.8675           20360101
Kennewick                    0.0075                      6.8675           20360101
Culpeper                     0.0075                      6.6175           20360101
KISSIMMEE                    0.0075                      7.3675           20360101
DECATUR                      0.0075                      6.2425           20360101
Corpus Christi               0.0075                      7.1175           20351101
Chicago                      0.0075                      6.6175           20360101
LAUREL                       0.0075                      6.6175           20360101
Spartanburg                  0.0075                      8.2425           20360101
Washington                   0.0075                      7.2425           20360201
Katy                         0.0075                      7.1175           20360101
BOSTON                       0.0075                      7.2425           20360101
GOOD HOPE                    0.0075                      7.1175           20360101
APOLLO BEACH                 0.0075                      6.2425           20351201
Lamont                       0.0075                      6.2425           20360101
Joliet                       0.0075                      7.2425           20360101
Wesley Chapel                0.0075                      6.3675           20360101
Marina Del Rey               0.0075                      5.4925           20351201
Canton                       0.0075                      6.6175           20350801
Duluth                       0.0075                      7.1175           20351201
San Antonio                  0.0075                      5.9925           20351201
Denton                       0.0075                      5.9925           20351201
Fairburn                     0.0075                      6.4925           20351201
Sachse                       0.0075                      6.6175           20351201
Hahira                       0.0075                      7.1175           20360101
Newnan                       0.0075                      6.9925           20351101
Tampa                        0.0075                      6.6175           20351001
Springfield                  0.0075                      7.4925           20351201
Riverview                    0.0075                      8.7425           20351201
Blue Rock                    0.0075                      6.6175           20360101
NEWPORT NEWS                 0.0075                      7.6175           20351201
Miami                        0.0075                      7.3675           20351201
Brandon                      0.0075                      6.6175           20350801
Acworth                      0.0075                      7.3675           20351201
Fort Worth                   0.0075                      6.7425           20351001
MINOOKA                      0.0075                      6.8675           20360101
Winston Salem                0.0075                      6.8675           20360101
Summerville                  0.0075                      5.4925           20351201
GAMBRILLS                    0.0075                      5.9925           20360101
BLYTHEWOOD                   0.0075                      8.4925           20360101
Hurst                        0.0075                      8.3675           20360101
SCOTTSDALE                   0.0075                      7.1175           20351201
BOSTON                       0.0075                      7.2425           20360101
SAN DIEGO                    0.0075                      5.9925           20360101
Bakersfield                  0.0075                      6.1175           20351201
Colorado Springs             0.0075                      7.9925           20351201
NASHVILLE                    0.0075                      8.1175           20360101
ATHENS                       0.0075                      6.2425           20351201
South Bend                   0.0075                      6.6175           20360101
Forney                       0.0075                      7.3675           20360101
Albuquerque                  0.0075                      6.4925           20360101
Riverside                    0.0075                      6.7425           20351201
Mount Pleasant               0.0075                      6.3675           20360101
BENICIA                      0.0075                      7.1175           20360101
Washington                   0.0075                      6.9925           20360101
Pueblo                       0.0075                      6.4925           20351201
Needham                      0.0075                      7.2425           20360101
Manassas Park                0.0075                      7.1175           20360101
PATERSON                     0.0075                      7.1175           20351201
Philadelphia                 0.0075                      6.9925           20360101
Austin                       0.0075                      7.1175           20351201
Clayton                      0.0075                      6.9925           20360101
Pfafftown                    0.0075                      6.4925           20351201
Norcross                     0.0075                      5.9925           20350901
Gaithersburg                 0.0075                      6.1175           20360101
Humble                       0.0075                      8.3675           20351201
Tucson                       0.0075                      7.2425           20360101
DAYTON                       0.0075                      8.3675           20351201
Tacoma                       0.0075                      7.3675           20351101
CONCORD                      0.0075                      8.1175           20351101
BAYONNE                      0.0075                      8.4925           20351201
Winston Salem                0.0075                      6.8675           20351201
MURRIETA                     0.0075                      6.3675           20351201
Stockbridge                  0.0075                      6.6175           20351201
Tampa                        0.0075                      7.9925           20360101
Dallas                       0.0075                      6.7425           20360101
Phoenix                      0.0075                      7.6175           20360101
Ocala                        0.0075                      8.6175           20360101
Hanover Park                 0.0075                      7.9925           20351201
Jonesboro                    0.0075                      7.9925           20351201
Clearwater                   0.0075                      7.4925           20351201
Mesa                         0.0075                      6.7425           20351201
Rockwall                     0.0075                      7.1175           20351201
Mount Juliet                 0.0075                      5.8675           20351101
ALBUQUERQUE                  0.0075                      6.4925           20351201
Staten Island                0.0075                      7.1175           20360101
Austin                       0.0075                      6.2425           20351201
Annandale                    0.0075                      7.6175           20351201
Reston                       0.0075                      6.4925           20360101
Meridian                     0.0075                      6.6175           20360101
Springfield                  0.0075                      7.1175           20360101
Cedar Rapids                 0.0075                      8.2425           20360101
Cave Creek                   0.0075                      8.2425           20351201
SAN DIEGO                    0.0075                      6.3675           20351201
ALB                          0.0075                      6.4925           20351201
Rio Rancho                   0.0075                      6.6175           20351201
ALBUQUERQUE                  0.0075                      6.4925           20360101
ALBUQUERQUE                  0.0075                      6.4925           20360101
ALBUQUERQUE                  0.0075                      6.4925           20360101
Aurora                       0.0075                      6.9925           20360101
Lorton                       0.0075                      7.7425           20351201
Paia                         0.0075                      5.8675           20350601
BROOKLYN CENTER              0.0075                      6.1175           20350801
CHICAGO                      0.0075                      7.1175           20360101
Bradbury                     0.0075                      5.9925           20351101
Fort Myers                   0.0075                      7.2425           20360101
Sterling                     0.0075                      6.3675           20360101
Carson City                  0.0075                      5.9925           20360101
Lewisburg                    0.0075                      7.2425           20351201
TWENTYNINE PALMS             0.0075                      6.6175           20351101
HERNDON                      0.0075                      6.1175           20351201
Charlotte                    0.0075                      6.4925           20351201
Vienna                       0.0075                      6.1175           20351201
WALDORF                      0.0075                      7.1175           20351201
SATELLITE BCH                0.0075                      6.8675           20360101
Trenton                      0.0075                      7.6175           20351201
Brooklyn                     0.0075                      6.4925           20360101
Oklahoma City                0.0075                      8.3675           20350901
Austin                       0.0075                      7.1175           20360101
KATY                         0.0075                      7.4925           20360101
ROSENBERG                    0.0075                      7.3675           20360101
KATY                         0.0075                      6.8675           20351101
URBANA                       0.0075                      7.2425           20360101
URBANA                       0.0075                      7.2425           20360101
URBANA                       0.0075                      7.2425           20360101
NORTH LAS VEGAS              0.0075                      6.4925           20350701
CONROE                       0.0075                      7.4925           20351201
HOUSTON                      0.0075                      7.4925           20351201
LANCASTER                    0.0075                      7.6175           20360101
HOUSTON                      0.0075                      7.9925           20351201
Humble                       0.0075                      7.2425           20351201
Pearland                     0.0075                      7.2425           20360101
Kenner                       0.0075                      7.1175           20351201
Loveland                     0.0075                      7.2425           20351201
Baltimore                    0.0075                      6.1175           20351201
BALTIMORE                    0.0075                      6.8675           20360101
SEVIERVILLE                  0.0075                      7.9925           20351201
NEWPORT NEWS                 0.0075                      6.2425           20360101
OCEAN CITY                   0.0075                      6.2425           20360101
BALTIMORE                    0.0075                      8.3675           20351201
Fargo                        0.0075                      5.8675           20360201
FARGO                        0.0075                      5.8675           20360201
FARGO                        0.0075                      5.8675           20360201
Hamilton                     0.0075                      6.8675           20360101
RICHMOND                     0.0075                      7.4925           20351101
WASHINGTON                   0.0075                      7.4925           20351201
BALTIMORE                    0.0075                      7.2425           20451201
Waldorf                      0.0075                      5.8675           20360101
SAINT AUGUSTINE              0.0075                      6.9925           20351201
BOUNTIFUL                    0.0075                      6.9925           20360101
Scottsdale                   0.0075                      7.2425           20351201
Atlanta                      0.0075                      7.2425           20351201
Avondale                     0.0075                      7.2425           20351101
Nampa                        0.0075                      7.2425           20351201
Tucson                       0.0075                      6.6175           20351201
Glendale                     0.0075                      7.4925           20351201
Maricopa                     0.0075                      8.1175           20351201
Phoenix                      0.0075                      7.8675           20351201
Phoenix                      0.0075                      7.7425           20351201
Chandler                     0.0075                      7.1175           20360101
Avondale                     0.0075                      7.9925           20360101
Rio Rancho                   0.0075                      7.9925           20351201
Tucson                       0.0075                      7.4925           20360101
Cambridge                    0.0075                      7.9925           20360101
Dallas                       0.0075                      7.3675           20351201
East Hanover                 0.0075                      6.6175           20360101
Roosevelt                    0.0075                      7.2425           20351201
HUDSON                       0.0075                      8.3675           20351201
Milwaukee                    0.0075                      8.1175           20351201
Islip                        0.0075                      7.7425           20351201
Hollywood                    0.0075                      7.2425           20351101
HUMBLE                       0.0075                      6.4925           20360101
NOTASULGA                    0.0075                      5.4925           20251201
Virginia Beach               0.0075                      7.2425           20351201
Ocoee                        0.0075                      6.8675           20351201
Lubbock                      0.0075                      7.3675           20351201
Gulfport                     0.0075                      7.7425           20351201
NASHVILLE                    0.0075                      7.9925           20360101
SAN FERNANDO                 0.0075                      6.3675           20360101
PHOENIX                      0.0075                      7.1175           20360101
PEORIA                       0.0075                      6.9925           20360101
Katy                         0.0075                      7.3675           20360101
Saint Louis                  0.0075                      7.6175           20351201
Denham Springs               0.0075                      6.9925           20360101
Milwaukee                    0.0075                      7.6175           20360101
Milwaukee                    0.0075                      7.6175           20360101
Milwaukee                    0.0075                      7.6175           20360101
Milwaukee                    0.0075                      7.6175           20360101
Anaheim                      0.0075                      6.4925           20360101
Las Vegas                    0.0075                      6.7425           20360101
Winder                       0.0075                      7.1175           20351201
LINCOLN                      0.0075                      6.6175           20360101
Jersey City                  0.0075                      7.1175           20360201
Titusville                   0.0075                      7.6175           20360101
Indianapolis                 0.0075                      7.4925           20360101
HEMPSTEAD                    0.0075                      6.3675           20360101
Portsmouth                   0.0075                      7.6175           20360101
LEAGUE CITY                  0.0075                      7.4925           20360201
MONROE                       0.0075                      7.2425           20350701
McDONOUGH                    0.0075                      6.2425           20350701
LAWRENCEVILLE                0.0075                      7.6175           20351201
HOUSTON                      0.0075                      7.9925           20360101
Garland                      0.0075                      6.8675           20360101
MONTGOMERY VILLAGE           0.0075                      7.1175           20360101
GALLATIN GATEWAY             0.0075                      6.7425           20360201
Houston                      0.0075                      6.9925           20360101
YORBA LINDA                  0.0075                      5.3675           20350801
NORTH POTOMAC                0.0075                      5.7425           20350801
FORT MEYERS                  0.0075                      5.7425           20350701
BRANDON                      0.0075                      6.1175           20350701
GILBERT                      0.0075                      7.2425           20360101
SMYRNA                       0.0075                      6.4925           20360101
PALOS HEIGHTS                0.0075                      7.9925           20360101
CHICAGO                      0.0075                      7.7425           20360101
DOWNEY                       0.0075                      7.6175           20360201
Casa Grande                  0.0075                      7.6175           20360101
tallahassee                  0.0075                      6.7425           20360101
Laveen                       0.0075                      7.1175           20351001
NORTH LAS VEGAS              0.0075                      6.4925           20360201
DEPTFORD                     0.0075                      6.8675           20360101
CORPUS CHRISTI               0.0075                      6.4925           20360101
FREDERICK                    0.0075                      7.4925           20360101
CINCINNATI                   0.0075                      7.1175           20360101
LACEY                        0.0075                      6.9925           20360101
HOUSTON                      0.0075                      7.6175           20360101
SCOTTSDALE                   0.0075                      7.1175           20360101
NORFOLK                      0.0075                      7.1175           20360201
ASTORIA                      0.0075                      6.6175           20360201
ROCKVILLE                    0.0075                      7.3675           20360201
ATLANTA                      0.0075                      7.2425           20360201
Cape Coral                   0.0075                      6.4925           20350901
ATLANTA                      0.0075                      7.2425           20360201
SPOKANE                      0.0075                      7.3675           20360101
Pittsburgh                   0.0075                      6.6175           20360201
LITTLE RIVER                 0.0075                      6.6175           20360201
Newark                       0.0075                      7.4925           20360101
Alpharetta                   0.0075                      6.7425           20360201
RENO                         0.0075                      7.1175           20360101
DOVER TWP                    0.0075                      7.3675           20360101
Rowley                       0.0075                      6.8675           20360101
WASHINGTON                   0.0075                      6.2425           20351201
PALM DESERT                  0.0075                      6.1175           20360101
BEND                         0.0075                      6.1175           20360201
ACWORTH                      0.0075                      5.9925           20351201
MARIETTA                     0.0075                      6.7425           20351201
RIVERDALE                    0.0075                      8.3675           20351201
COLUMBIA                     0.0075                      7.6175           20360201
Newark                       0.0075                      8.1175           20350901
HUNTINGTOWN                  0.0075                      6.2425           20360201
Succasunna                   0.0075                      6.8675           20351101
San Diego                    0.0075                      7.1175           20360101
CONCORD                      0.0075                      7.8675           20351201
TUCSON                       0.0075                      5.9925           20360101
CLOVIS                       0.0075                      6.9925           20360101
SNELLVILLE                   0.0075                      7.2425           20351201
RICHMOND                     0.0075                      6.7425           20360101
PARKER                       0.0075                      5.9925           20360101
ATLANTA                      0.0075                      6.9925           20360201
Roswell                      0.0075                      6.1175           20360201
Acworth                      0.0075                      6.8675           20351201
Mastic                       0.0075                      8.1175           20360101
LAMONT                       0.0075                      7.2425           20360101
Denver                       0.0075                      6.3675           20360101
Orlando                      0.0075                      6.6175           20360201
LYNDEN                       0.0075                      6.9925           20351201
Miami                        0.0075                      7.5275           20360101
FREDERICKSBURG               0.0075                      6.3675           20360101
Denton                       0.0075                      6.2425           20360201
College Park                 0.0075                      7.4925           20360101
SCRANTON                     0.0075                      8.4925           20360101
COLLEGE PARK                 0.0075                      7.6175           20360101
MANTECA                      0.0075                      6.2425           20360101
TAYLORSVILLE                 0.0075                      7.4925           20360101
LAS VEGAS                    0.0075                      8.8675           20351101
Washington                   0.0075                      7.8675           20360101
NORCO                        0.0075                      6.9925           20360101
CLOVIS                       0.0075                      7.1175           20351201
Miami                        0.0075                      7.3675           20360101
Germantown                   0.0075                      7.6175           20351201
Ellsworth                    0.0075                      7.2425           20360101
Umatilla                     0.0075                      6.6175           20360101
Costa Mesa                   0.0075                      7.1175           20360101
Casa Grande                  0.0075                      7.3675           20360101
ATLANTA                      0.0075                      9.1175           20360201
Houston                      0.0075                      8.3675           20360101
Glenn Dale                   0.0075                      5.9925           20360201
San Antonio                  0.0075                      7.6175           20360101
DeSoto                       0.0075                      6.6175           20360101
Kannapolis                   0.0075                      6.8675           20360101
Covington                    0.0075                      6.8675           20360101
Bakersfield                  0.0075                      6.4925           20360101
Phoenix                      0.0075                      7.3675           20360201
Warner Robins                0.0075                      6.9925           20251201
GARLAND                      0.0075                      6.7425           20360101
CELINA                       0.0075                      6.6175           20360101
DESOTO                       0.0075                      8.2425           20351201
PASADENA                     0.0075                      6.4925           20351201
Saint Louis                  0.0075                      8.3675           20360101
EVERETT                      0.0075                      7.4925           20360101
CLOVIS                       0.0075                      6.9925           20360101
KALAMAZOO                    0.0075                      7.2425           20360101
CAMDEN                       0.0075                      8.9925           20360101
ALBUQUERQUE                  0.0075                      8.2425           20360101
GAINESVILLE                  0.0075                      7.2425           20360101
GRASONVILLE                  0.0075                      6.8675           20360101
CARTERSVILLE                 0.0075                      7.2425           20351201
PROSPERITY                   0.0075                      7.3675           20360101
Glendale Heights             0.0075                      6.7425           20360201
New Port Richey              0.0075                      6.3675           20351201
CHARLOTESVILLE               0.0075                      5.9925           20360101
LAGUNA BEACH                 0.0075                      6.4925           20360101
WEST HAMPTON                 0.0075                      6.7425           20360101
SCOTTSDALE                   0.0075                      6.3675           20360201
Richmond                     0.0075                      7.1175           20360101
Tempe                        0.0075                      5.3675           20351101
REHOBOTH BEACH               0.0075                      6.8675           20360101
LEWISTON                     0.0075                      6.9925           20360101
GERMANTOWN                   0.0075                      7.1175           20360101
VANCOUVER                    0.0075                      5.7425           20360101
MESA                         0.0075                      7.2425           20360101
STAFFORD                     0.0075                      7.7425           20360101
PENN VALLEY                  0.0075                      7.2425           20360101
Jacksonville                 0.0075                      6.7425           20360101
RICHMOND                     0.0075                      7.3675           20360101
Leesburg                     0.0075                      5.9925           20360101
San Bernardino               0.0075                      6.6175           20360101
FREDERICKSBURG               0.0075                      6.6175           20360201
CLEVELAND                    0.0075                      8.2425           20360201
OAK POINT                    0.0075                      7.4925           20360101
Baltimore                    0.0075                      7.1175           20360101
Jersey City                  0.0075                      7.1175           20360101
WEST PALM BEACH              0.0075                      7.9925           20351201
PATERSON                     0.0075                      7.4925           20360201
La Canada Flintridge         0.0075                      6.3675           20360101
SANDY                        0.0075                      6.9925           20360101
Ridgecrest                   0.0075                      6.7425           20460101
Westborough                  0.0075                      7.3675           20360101
TUCSON                       0.0075                      6.8675           20360101
SANTA ANA                    0.0075                      7.4925           20360101
Saint Paul                   0.0075                      6.7425           20360201
Hopewell                     0.0075                      7.4925           20360101
AZLE                         0.0075                      7.7425           20360101
NORCROSS                     0.0075                      9.2425           20360201
PORTLAND                     0.0075                      6.8675           20360101
HARVARD                      0.0075                      6.6175           20360101
ROCKVILLE                    0.0075                      7.1175           20360101
UPPER MARLBORO               0.0075                      7.1175           20360101
Colorado Springs             0.0075                      7.2425           20360201
Midlothian                   0.0075                      6.1175           20360101
EATONTOWN                    0.0075                      6.3675           20360201
SCOTTSDALE                   0.0075                      6.7425           20360101
OAK POINT                    0.0075                      7.4925           20360101
MOONACHIE                    0.0075                      7.4925           20360101
SCOTTSDALE                   0.0075                      6.2425           20360101
OLYMPIA                      0.0075                      6.3675           20360101
TULARE                       0.0075                      7.6175           20360101
Media                        0.0075                      6.4925           20360101
BIDDEFORD                    0.0075                      9.2425           20360101
ALBUQUERQUE                  0.0075                      7.4925           20360101
TUCSON                       0.0075                      8.1175           20360101
Monument                     0.0075                      6.4925           20360101
LOUISVILLE                   0.0075                      6.9925           20360101
Acworth                      0.0075                      7.3675           20351201
Brooklyn                     0.0075                      6.4925           20360201
TULARE                       0.0075                      7.3675           20360101
Branson                      0.0075                      7.4925           20360101
N Lauderdale                 0.0075                      5.7425           20360101
CLEVELAND                    0.0075                      7.7425           20360101
BOZEMAN                      0.0075                      7.4925           20360101
YORKTOWN HEIGHTS             0.0075                      6.9925           20360101
Los Angeles                  0.0075                      6.9925           20360101
Denver                       0.0075                      6.7425           20360101
HENDERSONVILLE               0.0075                      7.9925           20360101
JERSEY CITY                  0.0075                      7.7425           20360101
SANTA ROSA BEACH             0.0075                      6.9925           20360201
ATLANTIC CITY                0.0075                      8.1175           20360101
ODENTON                      0.0075                      7.1175           20360101
TAYLOR                       0.0075                      6.9925           20360101
KATY                         0.0075                      5.8675           20360101
CYPRESS                      0.0075                      5.9925           20360101
Palmyra                      0.0075                      7.3675           20351201
PATERSON                     0.0075                      7.1175           20360101
STREETSBORO                  0.0075                      6.7425           20360101
Iuka                         0.0075                      6.1175           20351201
Memphis                      0.0075                      8.3675           20351201
PERRY HALL                   0.0075                      7.9925           20360101
HOUSTON                      0.0075                      5.9925           20360101
Newtown                      0.0075                      6.1175           20360201
SILVER SPRING                0.0075                      5.9925           20360101
Laguna Niguel                0.0075                      6.2425           20360101
TUSTIN                       0.0075                      6.7425           20360101
Franklin                     0.0075                      6.7425           20360101
MORELAND                     0.0075                      8.1175           20360101
CHANDLER                     0.0075                      7.1175           20360101
Pharr                        0.0075                      7.2425           20360201
REDDING                      0.0075                      7.1175           20360101
Gaithersburg                 0.0075                      6.6175           20360201
VANVOUVER                    0.0075                      9.4925           20360101
Glendale Heights             0.0075                      6.7425           20360201
RAMAPO                       0.0075                      7.3675           20360101
Township of South Brunswi    0.0075                      6.9925           20360101
CLOVIS                       0.0075                      6.1175           20360101
Upper Marlboro               0.0075                      6.9925           20360101
Spring Valley                0.0075                      6.3675           20360101
Gainesville                  0.0075                      7.2425           20360101
BAYSHORE                     0.0075                      7.2425           20360101
FORT WORTH                   0.0075                      8.2425           20360101
Phoenix                      0.0075                      7.1175           20360101
MANTECA                      0.0075                      6.1175           20360101
DENVER                       0.0075                      7.7425           20360101
GERMANTOWN                   0.0075                      7.2425           20360101
ESSEX                        0.0075                      6.2425           20360101
MABLETON                     0.0075                      7.3675           20360101
HOUSTON                      0.0075                      6.7425           20360101
PHOENIX                      0.0075                      6.3675           20360101
Memphis                      0.0075                      5.9925           20351201
CARLSBAD                     0.0075                      5.9925           20360101
Hebron                       0.0075                      6.2425           20351101
Jackson                      0.0075                      8.3675           20360101
SAN ANTONIO                  0.0075                      6.2425           20360101
SCOTTSDALE                   0.0075                      6.1175           20360101
BUCKEYE                      0.0075                      6.7425           20360101
CYPRESS                      0.0075                      6.9925           20360101
Leesburg                     0.0075                      6.8675           20360101
SALT LAKE CITY               0.0075                      7.3675           20360101
CHICAGO                      0.0075                      7.2425           20360101
Austin                       0.0075                      7.2425           20360201
PORT WENTWORTH               0.0075                      7.4925           20351201
PUEBLO                       0.0075                      7.2425           20350701
LOVELAND                     0.0075                      5.8675           20350701
PUEBLO                       0.0075                      7.2425           20350701
Clinton                      0.0075                      6.4925           20351201
Woodbridge                   0.0075                      6.9925           20351201
Newport News                 0.0075                      6.4925           20360101
Stafford                     0.0075                      6.9925           20351201
Leesburg                     0.0075                      7.2425           20360101
Key West                     0.0075                      6.9925           20360101
Great Falls                  0.0075                      5.9925           20351201
Milford                      0.0075                      6.4925           20360101
Stone Mountain               0.0075                      6.2425           20360101
REVA                         0.0075                      5.6175           20350701
ST. PETERSBURG               0.0075                      6.2425           20350601
CHATTANOOGA                  0.0075                      6.2425           20350701
PEUBLO                       0.0075                      7.2425           20350701
Paramount                    0.0075                      6.9925           20351201
DENVER                       0.0075                      7.8675           20351201
Mesa                         0.0075                      6.9925           20351201
Parkesburg                   0.0075                      7.1175           20351201
Malvern                      0.0075                      6.2425           20360101
Kennett Square               0.0075                      6.6175           20360101
DANIA                        0.0075                      8.2425           20360101
BRYON                        0.0075                      5.8675           20351001
SARASOTA                     0.0075                      7.1175           20360101
Queen Creek                  0.0075                      7.8675           20360101
ATLANTA                      0.0075                      8.3675           20360101
WHEAT RIDGE                  0.0075                      5.9925           20360101
ROCKINGHAM                   0.0075                      6.1175           20360201
RESEDA                       0.0075                      7.7425           20360101
SALT LAKE CITY               0.0075                      6.2425           20360201
LYNDEN                       0.0075                      6.9925           20360101
SPARKS                       0.0075                      7.2425           20360201
LOS MOLINOS                  0.0075                      6.9925           20360101
LAUREL                       0.0075                      6.4925           20360101
Houston                      0.0075                      5.9925           20360101
Houston                      0.0075                      8.4925           20351201
LAUREL                       0.0075                      6.2425           20360101
SAN ANTONIO                  0.0075                      7.2425           20360101
PHOENIXVILLE                 0.0075                      7.3675           20360101
LUTZ                         0.0075                      6.4925           20360101
GARDEN GROVE                 0.0075                      7.6175           20360101
NEWARK                       0.0075                      5.9925           20360101
DRUMS                        0.0075                      7.2425           20360101
MOUNT CLEMENS                0.0075                      7.2425           20360101
MARYSVILLE                   0.0075                      6.2425           20360201
SPRINGBORO                   0.0075                      6.9925           20360101
Millville                    0.0075                      6.3675           20360101
LOGANVILLE                   0.0075                      6.3675           20350901
EATONTOWN                    0.0075                      7.2425           20360101
TAYLOR                       0.0075                      6.9925           20360101
UNION                        0.0075                      7.6175           20360101
ORLANDO                      0.0075                      6.9925           20360201
BETHLEHEM                    0.0075                      7.4925           20360101
UPPER MARLBORO               0.0075                      7.3675           20360101
ANN ARBOR                    0.0075                      7.2425           20360101
Scotts Valley                0.0075                      6.7425           20360101
Woodbridge                   0.0075                      7.6175           20360201
FINKSBURG                    0.0075                      6.6175           20360101
San Antonio                  0.0075                      7.4925           20360101
Houston                      0.0075                      5.9925           20360101
Bakersfield                  0.0075                      7.6175           20360101
DURHAM                       0.0075                      7.6175           20360101
Phoenix                      0.0075                      7.3675           20351201
CAPE CORAL                   0.0075                      6.9925           20360101
NORFOLK                      0.0075                      6.8675           20360201
QUEEN CREEK                  0.0075                      7.4925           20360101
SILVER SPRING                0.0075                      6.3675           20360101
MANTECA                      0.0075                      6.2425           20360201
WEST CHESTER                 0.0075                      8.6175           20360101
LOCUST GROVE                 0.0075                      6.3675           20360101
TEMPE                        0.0075                      6.1175           20360101
SHIP BOTTOM                  0.0075                      6.7425           20360101
NEOTSU                       0.0075                      6.1175           20360101
CINCINNATI                   0.0075                      7.4925           20351201
LAVALLETTE                   0.0075                      7.1175           20360101
MARYSVILLE                   0.0075                      6.2425           20360201
WASHINGTON                   0.0075                      7.2425           20360101
WASHINGTON                   0.0075                      5.9925           20350501
Duluth                       0.0075                      5.4925           20350601
CHARLOTTE                    0.0075                      7.3675           20360101
MIAMI                        0.0075                      5.9925           20350622
SACRAMENTO                   0.0075                      7.7425           20360101
Brigham City                 0.0075                      7.6175           20351201
CLEVELAND                    0.0075                      7.7425           20360101
PHOENIX                      0.0075                      6.4925           20360101
Phoenix                      0.0075                      6.6175           20360201
HOUSTON                      0.0075                      8.2425           20360101
ROSLINDALE                   0.0075                      7.4925           20360101
Manassas                     0.0075                      7.3675           20360101
Queen Creek                  0.0075                      7.3675           20360101
YORBA LINDA                  0.0075                      7.4925           20360101
OCEANSIDE                    0.0075                      9.1175           20360101
CLOVIS                       0.0075                      7.1175           20360101
DALLAS                       0.0075                      6.9925           20351201
Santa Cruz                   0.0075                      5.9925           20360101
Mcallen                      0.0075                      7.4925           20360101
CHANNAHON                    0.0075                      6.8675           20360101
KAWKAWLIN                    0.0075                      6.3675           20360201
CROOKED RIVER RANCH          0.0075                      6.2425           20360201
WEST ISLIP                   0.0075                      6.3675           20360101
WEST ROXBURY                 0.0075                      7.1175           20360101
CHEYENNE                     0.0075                      6.4925           20351201
Santa Cruz                   0.0075                      5.9925           20360101
LOS ANGELES                  0.0075                      7.2425           20360101
HYATTSVILLE                  0.0075                      6.9925           20360101
SOUTH PLAINFIELD             0.0075                      6.3675           20360101
NAMPA                        0.0075                      7.1175           20360101
WHITESBURG                   0.0075                      6.2425           20360101
LAGUNA WOODS                 0.0075                      8.9925           20360101
DORCHESTER                   0.0075                      6.9925           20360101
Idaho Falls                  0.0075                      6.7425           20360101
Missouri City                0.0075                      6.9925           20360101
SEATTLE                      0.0075                      6.3675           20360201
Pickens                      0.0075                      5.9925           20350901
Milledgeville                0.0075                      7.2425           20360201
Katy                         0.0075                      7.4925           20360101
TULARE                       0.0075                      7.2425           20360101
Los Angeles                  0.0075                      6.3675           20351201
BAKERSFIELD                  0.0075                      6.6175           20360101
DENVER                       0.0075                      7.9925           20360101
Rowlett                      0.0075                      7.6175           20360101
SEATTLE                      0.0075                      7.2425           20351201
Los Angeles                  0.0075                      6.3675           20351201
LAKE FOREST PARK             0.0075                      7.9925           20360101
Sun City                     0.0075                      6.8675           20360101
CHARLOTTESVILLE              0.0075                      5.9925           20360101
nicholasville                0.0075                      7.3675           20360101
Wilmington                   0.0075                      6.1175           20360101
DUNDEE                       0.0075                      7.1175           20360101
YORKTOWN HEIGHTS             0.0075                      6.9925           20360101
Tampa                        0.0075                      7.3675           20360101
Richmond                     0.0075                      6.9925           20360201
Garland                      0.0075                      7.6175           20351201
NICHOLASVILLE                0.0075                      7.3675           20360101
JACKSON                      0.0075                      7.4925           20360101
Barnegat                     0.0075                      7.2425           20360201
Arlington                    0.0075                      7.2425           20360101
RICHMOND                     0.0075                      6.8675           20360101
Peoria                       0.0075                      7.6175           20360101
BUCKEYE                      0.0075                      6.6175           20360101
PALM BEACH GARDENS           0.0075                      6.6175           20360101
BUCKEYE                      0.0075                      6.9925           20360101
FREDERICKSBURG               0.0075                      6.6175           20360101
PARK CITY                    0.0075                      6.9925           20360101
Tampa                        0.0075                      7.6175           20360101
Houston                      0.0075                      5.9925           20360101
Houston                      0.0075                      5.9925           20351201
San Diego                    0.0075                      6.2425           20351201
San Diego                    0.0075                      6.6175           20360101
CHARLOTTE                    0.0075                      6.6175           20360101
Myrtle Beach                 0.0075                      7.1175           20360101
Stafford                     0.0075                      6.7425           20360101
Brush Creek                  0.0075                      5.6175           20351201
Grand Junction               0.0075                      6.6175           20360101
CHANHASSEN                   0.0075                      6.8675           20360101
BOYDS                        0.0075                      6.9925           20360101
Falls Church                 0.0075                      7.6175           20360101
PEMBROKE PINES               0.0075                      7.3675           20360101
SALINAS                      0.0075                      6.4925           20360101
Cumming                      0.0075                      6.7425           20360101
JERSEY CITY                  0.0075                      8.4925           20360101
MADISON                      0.0075                      7.4925           20360101
MADISON                      0.0075                      7.4925           20360101
MADISON                      0.0075                      7.4925           20360101
MADISON                      0.0075                      7.4925           20360101
Phoenix                      0.0075                      7.7425           20360101
AURORA                       0.0075                      7.2425           20351201
HUMBLE                       0.0075                      7.2425           20360101
TUCSON                       0.0075                      6.6175           20351201
Kissimmee                    0.0075                      6.7425           20351201
ROCKVILLE CENTER             0.0075                      6.7425           20351201
Lakeway                      0.0075                      7.6175           20360101
Milford                      0.0075                      6.9925           20360101
Kansas City                  0.0075                      7.2425           20351101
Houston                      0.0075                      6.7425           20351001
Enfield                      0.0075                      7.3675           20360101
Saint Charles                0.0075                      6.6175           20351001
Hunt                         0.0075                      6.8675           20351001
Conroe                       0.0075                      6.6175           20351201
Garland                      0.0075                      7.9925           20351201
Hampton Bays                 0.0075                      6.6175           20351201
Newport News                 0.0075                      7.2425           20351101
HOUSTON                      0.0075                      7.4925           20351101
HUMBLE                       0.0075                      7.2425           20351201
Saco                         0.0075                      5.9925           20360101
Montgomery Village           0.0075                      7.4925           20351101
Jacksonville                 0.0075                      7.1175           20351201
BROOMFIELD                   0.0075                      6.4925           20351201
Humble                       0.0075                      8.1175           20360101
Harlingen                    0.0075                      7.6175           20351201
TOWN OF RYE                  0.0075                      6.1175           20350501
Peroia                       0.0075                      7.2425           20351201
Houston                      0.0075                      6.4925           20351101
Wilton                       0.0075                      5.7425           20351201
Oceanside                    0.0075                      6.7325           20360101
Tampa                        0.0075                      6.2425           20360101
Saint Petersburg             0.0075                      6.8675           20360101
Stowe                        0.0075                      5.7425           20201101
POTTSTOWN                    0.0075                      5.7425           20201101
Tampa                        0.0075                      6.8675           20351201
Hallandale Beach             0.0075                      5.9925           20351201
Charlotte                    0.0075                      6.8675           20351201
Hogansville                  0.0075                      6.1175           20350901
Atlanta                      0.0075                      6.9925           20351201
Marietta                     0.0075                      6.4925           20360101
Orlando                      0.0075                      6.8675           20351201
Decatur                      0.0075                      6.3675           20351201
Marble                       0.0075                      7.3675           20360101
Palm City                    0.0075                      6.3675           20360101
Bradenton                    0.0075                      7.4925           20351201
Homestead                    0.0075                      7.4925           20351201
Jacksonville                 0.0075                      7.4925           20351201
Gainesville                  0.0075                      6.2425           20360101
Garner                       0.0075                      7.8675           20360101
Decatur                      0.0075                      6.8675           20351201
SUGAR HILL                   0.0075                      6.7425           20360101
Atlanta                      0.0075                      6.7425           20351201
South Bend                   0.0075                      6.9925           20350901
Bluffton                     0.0075                      6.6175           20350801
RIVERSIDE                    0.0075                      6.4925           20360101
BOULDER                      0.0075                      6.3675           20360101
TOLEDO                       0.0075                      6.7425           20351201
TOLEDO                       0.0075                      6.7425           20351201
FORT COLLINS                 0.0075                      5.4925           20350801
PENSACOLA                    0.0075                      5.8675           20351101
METAIRIE                     0.0075                      6.6175           20351201
TOLEDO                       0.0075                      6.7425           20351201
CHESAPEAKE                   0.0075                      5.8675           20351201
TOLEDO                       0.0075                      6.7425           20351201
DOUGLASVILLE                 0.0075                      6.2425           20351101
BOGALUSA                     0.0075                      6.7425           20351101
CHESTERFIELD                 0.0075                      5.9925           20360101
PUNTA GORDA                  0.0075                      6.9925           20360101
ROSEVILLE                    0.0075                      5.9925           20360101
HEMET                        0.0075                      6.1175           20360101
PONTIAC                      0.0075                      7.2425           20360101
PONTIAC                      0.0075                      7.2425           20360101
HAMPTON                      0.0075                      6.7425           20360101
FAIRFAX                      0.0075                      5.8675           20210101
SAINT LOUIS                  0.0075                      7.8675           20360101
PEORIA                       0.0075                      6.8675           20360101
BELTSVILLE                   0.0075                      6.4925           20360101
WAYNE                        0.0075                      6.9925           20351201
VIRGINIA BEACH               0.0075                      7.4925           20351201
PORT READING                 0.0075                      5.7425           20360101
CAROL STREAM                 0.0075                      6.6175           20360101
COLUMBIA                     0.0075                      6.3675           20360101
LIVERPOOL                    0.0075                      6.9925           20360101
TARPON SPRINGS               0.0075                      5.7425           20351101
OAKLAND                      0.0075                      5.4925           20351201
MOBILE                       0.0075                      6.9925           20360101
SAN DIEGO                    0.0075                      5.9925           20360101
PROVO                        0.0075                      5.7425           20351101
COON RAPIDS                  0.0075                      5.8675           20351101
HUGHSON                      0.0075                      6.2425           20201201
BALTIMORE                    0.0075                      6.2425           20360101
FAIRFIELD                    0.0075                      6.1175           20360101
KINGWOOD                     0.0075                      6.9925           20351101
ST PETERSBURG                0.0075                      6.2425           20360101
BEND                         0.0075                      6.2425           20360101
SALT LAKE CITY               0.0075                      6.8675           20360101
DUMFRIES                     0.0075                      6.3675           20360101
PHILADELPHIA                 0.0075                      7.3675           20360101
LAS VEGAS                    0.0075                      5.9925           20351101
OAKLAND                      0.0075                      5.8675           20351201
PHILADELPHIA                 0.0075                      7.3675           20360101
PHOENIX                      0.0075                      6.2425           20351101
BEND                         0.0075                      6.2425           20360101
SALINAS                      0.0075                      5.7425           20360101
PETAL                        0.0075                      6.8675           20360101
COVINGTON                    0.0075                      6.2425           20350901
HOUSTON                      0.0075                      7.1175           20351101
BEND                         0.0075                      6.2425           20360101
SIMI VALLEY                  0.0075                      5.7425           20351201
OAK RIDGE                    0.0075                      6.1175           20210101
GARNER                       0.0075                      5.9925           20351201
BEND                         0.0075                      6.2425           20360101
SPRINGFIELD                  0.0075                      6.1175           20351201
WASHINGTON                   0.0075                      6.4925           20360101
HUNTINGTON STATION           0.0075                      6.6175           20360101
MANDEVILLE                   0.0075                      6.7425           20351101
CHICAGO                      0.0075                      7.6175           20360101
MEADOW VISTA                 0.0075                      6.6175           20360101
CASCO                        0.0075                      6.6175           20351201
NEWPORT NEWS                 0.0075                      7.3675           20360101
WEBB CITY                    0.0075                      6.7425           20360101
PUYALLUP                     0.0075                      5.9925           20351101
HAMILTON                     0.0075                      5.7425           20351101
TOLEDO                       0.0075                      7.2425           20360101
LAFAYETTE                    0.0075                      6.1175           20351001
MERIDIAN                     0.0075                      6.3675           20360101
WEST LINN                    0.0075                      6.3675           20360101
THIBODAUX                    0.0075                      6.6175           20351201
TOLEDO                       0.0075                      8.1175           20360101
TACOMA                       0.0075                      7.1175           20360101
DELTONA                      0.0075                      6.3675           20351201
INDIANAPOLIS                 0.0075                      6.8675           20360101
PORT RICHEY                  0.0075                      7.4925           20360101
VERO BEACH                   0.0075                      5.9925           20351201
KNOXVILLE                    0.0075                      5.8675           20351201
CHICAGO                      0.0075                      6.7425           20360101
HOUSTON                      0.0075                      6.7425           20360101
BALDWINSVILLE                0.0075                      6.9925           20360101
TACOMA                       0.0075                      6.2425           20351201
MISSOURI CITY                0.0075                      6.6175           20351101
NAVARRE                      0.0075                      6.1175           20351001
NASHVILLE                    0.0075                      5.6175           20360101
AVON LAKE                    0.0075                      6.1175           20351201
TOLEDO                       0.0075                      6.1175           20351201
PORTLAND                     0.0075                      5.8675           20360101
REPUBLIC                     0.0075                      6.1175           20351201
NORTH CHARLESTON             0.0075                      5.6175           20351201
ORANGE PARK                  0.0075                      6.7425           20360101
MOBILE                       0.0075                      6.1175           20351101
CHARLOTTE                    0.0075                      6.2425           20360101
NORTH RICHLAND HILLS         0.0075                      7.2425           20351201
TOPSHAM                      0.0075                      6.9925           20360101
KANSAS CITY                  0.0075                      7.2425           20360101
COTTAGE GROVE                0.0075                      6.2425           20351201
Dallas                       0.0075                      7.2425           20351201
DUNEDIN                      0.0075                      6.1175           20351101
NORTH MIAMI                  0.0075                      6.4925           20360101
MONROE                       0.0075                      6.1175           20360101
FORT MYERS                   0.0075                      5.9925           20351201
PATERSON                     0.0075                      6.6175           20360101
SALEM                        0.0075                      6.3675           20360101
SAINT LOUIS                  0.0075                      7.3675           20360101
LONGVIEW                     0.0075                      6.7425           20360101
PORTSMOUTH                   0.0075                      6.9925           20351201
BALTIMORE                    0.0075                      6.1175           20360101
GREENWOOD                    0.0075                      7.2425           20360101
ELGIN                        0.0075                      7.2425           20360101
WARREN                       0.0075                      6.9925           20360101
LAUDERDALE LAKES             0.0075                      7.6175           20360101
MIAMI                        0.0075                      6.1175           20351001
JACKSONVILLE                 0.0075                      6.4925           20360101
CINCINNATI                   0.0075                      6.3675           20360101
LOS ANGELES                  0.0075                      6.6175           20360101
HAVANA                       0.0075                      6.9925           20360101
LADY LAKE                    0.0075                      7.1175           20360101
BALTIMORE                    0.0075                      7.4925           20360101
LONDON                       0.0075                      6.6175           20360101
FORT PAYNE                   0.0075                      6.6175           20351201
VALRICO                      0.0075                      7.3675           20351201
CHICAGO                      0.0075                      7.2425           20360101
HUMBOLDT                     0.0075                      6.6175           20360101
ABERDEEN                     0.0075                      7.4925           20360101
DULUTH                       0.0075                      6.2425           20360101
SOUTH SAN FRANCISCO          0.0075                      5.8675           20360101
ABERDEEN                     0.0075                      7.4925           20360101
CHARLOTTE                    0.0075                      5.9925           20351201
OLNEY                        0.0075                      5.6175           20351201
ABERDEEN                     0.0075                      7.4925           20360101
PENSACOLA                    0.0075                      6.1175           20351201
ABERDEEN                     0.0075                      7.4925           20360101
HILTON HEAD ISLAND           0.0075                      5.6175           20351201
ABERDEEN                     0.0075                      7.4925           20360101
REX                          0.0075                      5.6175           20351101
MEMPHIS                      0.0075                      7.4925           20360101
LANGLEY                      0.0075                      6.2425           20351201
LOUISVILLE                   0.0075                      7.3675           20360101
MEMPHIS                      0.0075                      7.3675           20351201
GALVESTON                    0.0075                      6.3675           20360101
ODESSA                       0.0075                      7.2425           20360101
HATTIESBURG                  0.0075                      5.6175           20351101
MEMPHIS                      0.0075                      7.3675           20351201
TRENTON                      0.0075                      6.6175           20360101
HATTIESBURG                  0.0075                      5.6175           20351201
CENTER                       0.0075                      5.9925           20360101
SAINT JOSEPH                 0.0075                      7.3675           20360101
SAN MATEO                    0.0075                      6.3675           20360101
WAXHAW                       0.0075                      6.1175           20360101
ERIN                         0.0075                      6.6175           20351201
BERNARDSVILLE                0.0075                      6.7425           20360101
MIAMI                        0.0075                      6.2425           20351201
WAYNE                        0.0075                      6.9925           20351201
LOS ANGELES                  0.0075                      5.9925           20351201
DARBY                        0.0075                      6.6175           20360101
PROVIDENCE                   0.0075                      6.6175           20360101
ARIZONA CITY                 0.0075                      6.2425           20351101
MEMPHIS                      0.0075                      7.3675           20351201
GREEN BAY                    0.0075                      6.7425           20360101
SILVERDALE                   0.0075                      5.6175           20351201
CLEVELAND                    0.0075                      6.2425           20351201
MEMPHIS                      0.0075                      7.3675           20351201
WALDORF                      0.0075                      6.2425           20360101
SUFFOLK                      0.0075                      6.1175           20351201
MEMPHIS                      0.0075                      7.3675           20351201
MEMPHIS                      0.0075                      7.3675           20351201
MACEDONIA                    0.0075                      6.3675           20351201
MEMPHIS                      0.0075                      7.3675           20351201
LONG BEACH                   0.0075                      5.9925           20351201
LITTLE FALLS                 0.0075                      7.4925           20360101
MEMPHIS                      0.0075                      7.3675           20351201
WASHINGTON                   0.0075                      5.9925           20351201
PORTLAND                     0.0075                      6.1175           20351201
JAMAICA BEACH                0.0075                      6.4925           20351001
PUYALLUP                     0.0075                      6.2425           20351201
CHICAGO HEIGHTS              0.0075                      6.8675           20360101
MANDEVILLE                   0.0075                      6.7425           20351101
AMHERST                      0.0075                      7.3675           20360101
NEW IBERIA                   0.0075                      6.2425           20351001
MIAMI                        0.0075                      6.3675           20360101
RIVIERA BEACH                0.0075                      7.3675           20360101
LOUISVILLE                   0.0075                      6.7425           20351201
KANSAS CITY                  0.0075                      6.8675           20360101
LIVONIA                      0.0075                      7.1175           20360101
POCATELLO                    0.0075                      6.6175           20360101
PAWTUCKET                    0.0075                      7.4925           20360101
LINCOLN                      0.0075                      6.7425           20360101
WAYNE                        0.0075                      6.9925           20351201
WILMINGTON                   0.0075                      6.2425           20360101
GARDEN CITY                  0.0075                      6.9925           20351201
MACON                        0.0075                      6.7425           20360101
WAYNE                        0.0075                      6.9925           20351201
WESTLAND                     0.0075                      6.9925           20351201
NEW CARROLLTON               0.0075                      6.3675           20360101
COCOA BEACH                  0.0075                      6.2425           20360101
BROWNSTOWN TOWNSHIP          0.0075                      8.1175           20360101
CANTON                       0.0075                      7.7425           20360101
BOULDER                      0.0075                      6.3675           20360101
DAVIS                        0.0075                      6.3675           20351201
BOULDER                      0.0075                      6.3675           20360101
TOLEDO                       0.0075                      6.7425           20351201
RIVERVIEW                    0.0075                      6.2425           20351201
DRAPER                       0.0075                      5.9925           20360101
MADISON                      0.0075                      6.4925           20351201
CORAL GABLES                 0.0075                      5.9925           20350901
CHULA VISTA                  0.0075                      6.3675           20360101
MEMPHIS                      0.0075                      7.4925           20360101
PONCHATOULA                  0.0075                      5.6175           20350901
BATON ROUGE                  0.0075                      6.9925           20360101
MEMPHIS                      0.0075                      7.4925           20360101
TOMBALL                      0.0075                      7.1175           20360101
MEMPHIS                      0.0075                      7.4925           20360101
MEMPHIS                      0.0075                      7.4925           20360101
TOPPENISH                    0.0075                      6.8675           20360101
CHATTANOOGA                  0.0075                      6.7425           20351201
MEMPHIS                      0.0075                      7.4925           20360101
BALTIMORE                    0.0075                      6.3675           20360101
MIRAMAR                      0.0075                      5.6175           20351101
WADSWORTH                    0.0075                      6.1175           20360101
AIKEN                        0.0075                      5.9925           20201001
MILFORD                      0.0075                      7.6175           20360101
HIALEAH                      0.0075                      5.9925           20351101
MANTEO                       0.0075                      6.4925           20360101
BOSTON                       0.0075                      5.9925           20360101
NORMAN                       0.0075                      6.7425           20360101
SAN JOSE                     0.0075                      6.4925           20360101
SAINT LOUIS                  0.0075                      7.1175           20360101
EASTLAKE                     0.0075                      7.1175           20351201
SANDY                        0.0075                      6.4925           20360101
COOKEVILLE                   0.0075                      6.2425           20351201
SPOKANE                      0.0075                      6.3675           20351201
WINSTON SALEM                0.0075                      7.6175           20360101
VANCOUVER                    0.0075                      6.3675           20360101
SHREVEPORT                   0.0075                      6.8675           20351201
HIGHLAND                     0.0075                      6.4925           20360101
SARATOGA SPRINGS             0.0075                      6.7425           20360101
MIAMI BEACH                  0.0075                      6.4925           20350901
COLUMBUS                     0.0075                      7.1175           20360101
ALBUQUERQUE                  0.0075                      6.2425           20360101
PHILADELPHIA                 0.0075                      7.3675           20360101
GLENS FALLS                  0.0075                      6.7425           20360101
PRAIRIEVILLE                 0.0075                      6.7425           20360101
KEY LARGO                    0.0075                      6.4925           20351101
PITTSBURGH                   0.0075                      6.6175           20360101
NEW HYDE PARK                0.0075                      6.8675           20360101
JACKSON                      0.0075                      5.7425           20360101
HATTIESBURG                  0.0075                      5.6175           20351101
MIAMI                        0.0075                      7.4925           20351101
LIVERMORE                    0.0075                      7.6175           20360101
NEW HAVEN                    0.0075                      6.6175           20360101
LOS ANGELES                  0.0075                      6.2425           20351201
LOUISVILLE                   0.0075                      6.9925           20360101
East Williston               0.0075                      5.8675           20360101
DANVILLE                     0.0075                      6.8675           20360101
PALM COAST                   0.0075                      6.3675           20351201
FORT WORTH                   0.0075                      7.2425           20351201
MIAMI                        0.0075                      7.2425           20351101
METHUEN                      0.0075                      6.7425           20351201
BOGALUSA                     0.0075                      6.7425           20351201
HOUSTON                      0.0075                      6.7425           20351101
KUNA                         0.0075                      7.1175           20360101
LAFAYETTE                    0.0075                      6.7425           20351101
HIGHLAND PARK                0.0075                      6.7425           20351101
Houston                      0.0075                      6.9925           20351201
NORFOLK                      0.0075                      7.2425           20351201
SARATOGA SPRINGS             0.0075                      5.6175           20360101
WAXAHACHIE                   0.0075                      6.2425           20360101
RUSHVILLE                    0.0075                      5.9925           20351201
MEMPHIS                      0.0075                      7.4925           20360101
GENEVA                       0.0075                      6.1175           20360101
NETCONG                      0.0075                      6.7425           20360101
DOTHAN                       0.0075                      6.8675           20360101
LIVERMORE                    0.0075                      6.6175           20360101
CLEARWATER                   0.0075                      6.4925           20360101
CONCORD                      0.0075                      7.6175           20360101
UNIONDALE                    0.0075                      7.3675           20360101
DES PLAINES                  0.0075                      7.2425           20360101
LOMA LINDA                   0.0075                      7.4925           20351201
MIAMI LAKES                  0.0075                      6.8675           20360101
CHICAGO                      0.0075                      7.3675           20360101
YORK                         0.0075                      7.7425           20360101
MESA                         0.0075                      6.6175           20360101
SOMERVILLE                   0.0075                      6.6175           20360101
NEWPORT                      0.0075                      6.4925           20351201
EUFUALA                      0.0075                      7.6175           20351201
SOMERVILLE                   0.0075                      6.6175           20360101
BELGRADE                     0.0075                      6.8675           20360101
CUMBERLAND                   0.0075                      6.7425           20360101
NEW IBERIA                   0.0075                      6.7425           20351201
EUFUALA                      0.0075                      7.6175           20351201
SPRINGFIELD                  0.0075                      7.3675           20360101
COLUMBIA                     0.0075                      7.3675           20360101
WOODHAVEN                    0.0075                      6.6175           20360101
PORTSMOUTH                   0.0075                      7.1175           20360101
NEWBERRY                     0.0075                      6.8675           20351201
ROGERS                       0.0075                      6.9925           20351201
MOUNTAIN VIEW                0.0075                      7.6175           20360101
TALLAHASSEE                  0.0075                      6.8675           20351201
RIVERSIDE                    0.0075                      6.9925           20360101
BAKER                        0.0075                      6.6175           20351201
NEW ORLEANS                  0.0075                      6.6175           20351201
PHILADELPHIA                 0.0075                      8.1175           20360101
ST. LOUIS                    0.0075                      6.8675           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
BALTIMORE                    0.0075                      7.1175           20360101
JACKSON                      0.0075                      6.9925           20351201
PHILADELPHIA                 0.0075                      8.1175           20360101
COVINGTON                    0.0075                      6.4925           20351201
COATESVILLE                  0.0075                      7.3675           20351201
ORLANDO                      0.0075                      6.4925           20360101
LAS VEGAS                    0.0075                      7.6175           20360101
PAWTUCKET                    0.0075                      6.6175           20360101
KLAMATH FALLS                0.0075                      6.6175           20360101
LOVELAND                     0.0075                      6.7425           20351201
LAS VEGAS                    0.0075                      6.4925           20351201
BAKER                        0.0075                      6.6175           20351201
BAKER                        0.0075                      6.6175           20351201
BAKER                        0.0075                      6.6175           20351201
SPRING                       0.0075                      6.9925           20360101
DETROIT                      0.0075                      7.2425           20360101
MOUNT PLEASANT               0.0075                      6.7425           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
MIAMI                        0.0075                      6.4925           20350901
WEST PALM BEACH              0.0075                      6.8675           20360101
RIDGEWOOD                    0.0075                      6.6175           20360101
SAN DIEGO                    0.0075                      6.6175           20360101
ROWLAND HEIGHTS              0.0075                      6.6175           20351201
VIRGINIA BEACH               0.0075                      6.6175           20360101
NEW ORLEANS                  0.0075                      6.7425           20360101
PALOS HILLS                  0.0075                      6.9925           20351201
NEW ORLEANS                  0.0075                      7.2425           20360101
MIAMI                        0.0075                      6.8675           20360101
CHICAGO                      0.0075                      7.1175           20360101
OLYMPIA FIELDS               0.0075                      6.6175           20360101
JACKSONVILLE                 0.0075                      7.2425           20360101
RALEIGH                      0.0075                      7.1175           20351201
CHICAGO                      0.0075                      7.6175           20360101
ROUND LAKE                   0.0075                      7.6175           20360101
BRENTWOOD                    0.0075                      6.6175           20360101
WILMINGTON                   0.0075                      6.6175           20351201
PERRIS                       0.0075                      7.2425           20360101
COLUMBIA                     0.0075                      6.6175           20360101
LAS VEGAS                    0.0075                      6.9925           20360101
BALTIMORE                    0.0075                      7.7425           20360101
COVINGTON                    0.0075                      6.6175           20360101
CHICAGO                      0.0075                      6.7425           20360101
GALESVILLE                   0.0075                      6.8675           20360101
MIAMI                        0.0075                      6.6175           20350901
LAFAYETTE                    0.0075                      6.8675           20360101
SPANISH FORK                 0.0075                      6.6175           20360101
PAINESVILLE                  0.0075                      6.4925           20351201
NORTH WILDWOOD               0.0075                      6.8675           20360101
BLAUVELT                     0.0075                      6.6175           20360101
RESTON                       0.0075                      6.7425           20360101
CHATTANOOGA                  0.0075                      7.2425           20360101
RANCHO PALOS VERDES          0.0075                      6.8675           20360101
EUGENE                       0.0075                      6.7425           20360101
HARTFORD                     0.0075                      6.9925           20360101
JOLIET                       0.0075                      7.1175           20360101
COCONUT GROVE                0.0075                      7.3675           20360101
BERKELEY                     0.0075                      7.2425           20351201
SEDRO WOOLLEY                0.0075                      6.6175           20360101
MANSFIELD                    0.0075                      6.6175           20360101
CHICAGO                      0.0075                      7.2425           20360101
WHITMAN                      0.0075                      6.9925           20360101
BOZEMAN                      0.0075                      7.3675           20360101
SAINT LOUIS                  0.0075                      7.2425           20360101
HOUSTON                      0.0075                      6.9925           20360101
URBANA                       0.0075                      6.6175           20351201
SEATTLE                      0.0075                      6.4925           20351201
WILDOMAR                     0.0075                      6.4925           20351201
OAKLAND                      0.0075                      6.6175           20360101
ORLANDO                      0.0075                      6.6175           20351201
MARATHON                     0.0075                      6.6175           20360101
FAR ROCKAWAY                 0.0075                      6.6175           20360101
IRVINGTON                    0.0075                      6.4925           20360101
SAN DIEGO                    0.0075                      6.6175           20360101
FORT LAUDERDALE              0.0075                      7.3675           20360101
FORT LAUDERDALE              0.0075                      6.6175           20351101
BROOKLYN                     0.0075                      7.6175           20360101
LOMBARD                      0.0075                      7.4925           20360101
BUFFALO GROVE                0.0075                      6.8675           20360101
AURORA                       0.0075                      7.1175           20360101
NORTHLAKE                    0.0075                      7.1175           20360101
ELGIN                        0.0075                      6.6175           20360101
MERRIMACK                    0.0075                      6.6175           20360101
ORANGE PARK                  0.0075                      6.9925           20360101
ISLE OF PALMS                0.0075                      6.6175           20360101
PRINCETON                    0.0075                      6.8675           20360101
WALESKA                      0.0075                      7.7425           20360101
ACWORTH                      0.0075                      7.1175           20360101
CHARLOTTE                    0.0075                      6.8675           20360101
STONE MOUNTAIN               0.0075                      7.1175           20360101
ROUND LAKE BEACH             0.0075                      6.6175           20360101
CHARLOTTE                    0.0075                      7.3675           20360101
VENICE                       0.0075                      7.3675           20360101
SHASTA LAKE                  0.0075                      7.2425           20360101
CHICAGO                      0.0075                      7.2425           20360101
WINSTON SALEM                0.0075                      7.3675           20360101
LITHONIA                     0.0075                      7.1175           20360101
CARROLLTON                   0.0075                      6.8675           20360101
WILMINGTON                   0.0075                      6.6175           20360101
CAPE CORAL                   0.0075                      7.2425           20360101
SPARTANBURG                  0.0075                      7.7425           20360101
PAWTUCKET                    0.0075                      6.8675           20360101
LORAIN                       0.0075                      7.7425           20351201
TAMARAC                      0.0075                      6.6175           20360101
CHICAGO                      0.0075                      6.8675           20360101
LEESBURG                     0.0075                      8.1175           20360101
NEWTOWN                      0.0075                      6.6175           20360101
STONE MOUNTAIN               0.0075                      7.1175           20360101
CARLSBAD                     0.0075                      6.8675           20360101
PROVIDENCE                   0.0075                      6.6175           20360101
ROHNERT PARK                 0.0075                      6.4925           20360101
DEDHAM                       0.0075                      7.3675           20360101
TACOMA                       0.0075                      6.4925           20360101
LOS ANGELES                  0.0075                      6.7425           20360101
SOUTH PORTLAND               0.0075                      7.2425           20360101
TOBACCOVILLE                 0.0075                      6.8675           20360101
ENTERPRISE                   0.0075                      6.4925           20360101
CHESTERLAND                  0.0075                      6.4925           20360101
CINCINNATI                   0.0075                      7.1175           20351201
COLUMBUS                     0.0075                      7.3675           20360101
BROOKLYN                     0.0075                      6.7425           20360101
BROOKLYN                     0.0075                      6.6175           20360101
LEXINGTON                    0.0075                      6.6175           20351201
PURDYS                       0.0075                      6.6175           20360101
BROOMFIELD                   0.0075                      6.6175           20351201
GREER                        0.0075                      6.6175           20351201
GREER                        0.0075                      6.6175           20351201
BOCA GRANDE                  0.0075                      6.6175           20360101
SUN VALLEY                   0.0075                      7.4925           20360101
DENVER                       0.0075                      6.6175           20360101
MOBILE                       0.0075                      6.6175           20360101
COLUMBUS                     0.0075                      7.3675           20360101
VAIL                         0.0075                      6.8675           20360101
HIALEAH                      0.0075                      7.1175           20360101
TAMPA                        0.0075                      6.4925           20351201
COLUMBUS                     0.0075                      7.3675           20360101
PEORIA                       0.0075                      6.7425           20360101
GAINESVILLE                  0.0075                      7.2425           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
ATTLEBORO                    0.0075                      6.4925           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
COLD SPRING                  0.0075                      6.7425           20360101
WESLEY CHAPEL                0.0075                      6.7425           20351201
CHARLOTTE                    0.0075                      7.9925           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
OOLTEWAH                     0.0075                      6.6175           20351201
NEW BEDFORD                  0.0075                      6.6175           20360101
SHIRLEY                      0.0075                      6.7425           20360101
PORT ROYAL                   0.0075                      6.4925           20360101
GARNERVILLE                  0.0075                      7.3675           20360101
STONE MOUNTAIN               0.0075                      6.4925           20360101
BERKLEY                      0.0075                      7.2425           20360101
WESTLAND                     0.0075                      6.7425           20351201
EVANSTON                     0.0075                      6.6175           20360101
MIAMI BEACH                  0.0075                      7.4925           20360101
CINCINNATI                   0.0075                      6.7425           20360101
PALM BAY                     0.0075                      7.1175           20360101
QUEEN CREEK                  0.0075                      6.8675           20360101
BREAUX BRIDGE                0.0075                      6.6175           20351201
PALM BAY                     0.0075                      7.4925           20360101
MARRERO                      0.0075                      6.6175           20360101
DECATUR                      0.0075                      7.2425           20360101
COLLEGE PARK                 0.0075                      7.6175           20360101
PANACEA                      0.0075                      6.6175           20360101
WEST PALM BEACH              0.0075                      6.6175           20351201
MAGNOLIA SPRINGS             0.0075                      6.6175           20360101
BALTIMORE                    0.0075                      8.1175           20360101
PENSACOLA                    0.0075                      7.3675           20360101
SPRING VALLEY                0.0075                      6.4925           20360101
LADSON                       0.0075                      6.8675           20360101
NASHVILLE                    0.0075                      8.1175           20360101
KANNAPOLIS                   0.0075                      6.7425           20360101
COVENTRY                     0.0075                      7.4925           20360101
COMMERCE CITY                0.0075                      6.6175           20360101
PENSACOLA                    0.0075                      6.6175           20360101
PENSACOLA                    0.0075                      6.6175           20360101
WAYNE                        0.0075                      6.7425           20351201
COLLEGE PARK                 0.0075                      6.4925           20360101
HICKSVILLE                   0.0075                      6.7425           20360101
DACONO                       0.0075                      6.4925           20360101
SOUTHAMPTON                  0.0075                      6.6175           20360101
WAYNE                        0.0075                      6.7425           20351201
COVINGTON                    0.0075                      6.4925           20351201
VERO BEACH                   0.0075                      7.6175           20360101
GASTONIA                     0.0075                      6.6175           20351201
BOILING SPRINGS              0.0075                      8.1175           20351201
CHICAGO                      0.0075                      7.3675           20360101
ST PETERSBURG                0.0075                      6.7425           20360101
WATERBURY                    0.0075                      7.4925           20360101
AURORA                       0.0075                      6.6175           20360101
SAN LEANDRO                  0.0075                      7.2425           20360101
PALOS PARK                   0.0075                      7.4925           20360101
CORNELIUS                    0.0075                      6.6175           20360101
NAPERVILLE                   0.0075                      7.2425           20360101
TAYLORSVILLE                 0.0075                      6.6175           20351201
WINSTON SALEM                0.0075                      7.6175           20360101
LOS LUNAS                    0.0075                      6.8675           20360101
GARDEN CITY                  0.0075                      6.7425           20351201
BALTIMORE                    0.0075                      6.4925           20360101
LINCOLN                      0.0075                      8.1175           20360101
POWDER SPRINGS               0.0075                      6.4925           20360101
BLACKLICK                    0.0075                      7.2425           20360101
BALTIMORE                    0.0075                      6.6175           20351201
WINSTON SALEM                0.0075                      7.6175           20360101
MEMPHIS                      0.0075                      6.7425           20351201
SUMMERVILLE                  0.0075                      6.9925           20360101
WINSTON SALEM                0.0075                      7.6175           20360101
HAMPTON                      0.0075                      6.7425           20351201
CLEARWATER                   0.0075                      6.7425           20360101
GLOCESTER                    0.0075                      8.1175           20360101
PHILADELPHIA                 0.0075                      8.1175           20360101
SALISBURY                    0.0075                      6.4925           20360101
SACRAMENTO                   0.0075                      6.9925           20360101
PHILADELPHIA                 0.0075                      7.8675           20351101
STATEN ISLAND                0.0075                      6.8675           20360101
ALAMO                        0.0075                      6.7425           20360101
BATON ROUGE                  0.0075                      6.7425           20351101
TALLAHASSEE                  0.0075                      6.6175           20360101
ANDERSON                     0.0075                      7.6175           20351101
BIRMINGHAM                   0.0075                      6.9925           20360101
PORT JEFFERSON STATION       0.0075                      6.8675           20360101
HOFFMAN ESTATES              0.0075                      6.8675           20360101
FALLS CHURCH                 0.0075                      6.7425           20360101
NORTHBROOK                   0.0075                      6.6175           20360101
CHICAGO                      0.0075                      6.4925           20360101
ROANOKE                      0.0075                      6.6175           20360101
PARKLAND                     0.0075                      7.6175           20360101
HARVEY                       0.0075                      6.6175           20351101
LA QUINTA                    0.0075                      6.6175           20351201
BATON ROUGE                  0.0075                      6.7425           20351101
ATLANTA                      0.0075                      7.2425           20360101
BOYNTON BEACH                0.0075                      6.6175           20360101
CHICAGO                      0.0075                      7.2425           20351201
MIAMI                        0.0075                      6.4925           20360101
CHICAGO                      0.0075                      7.2425           20351201
MARGATE                      0.0075                      6.6175           20360101
SANDY                        0.0075                      6.7425           20351201
WASHINGTON                   0.0075                      7.1175           20360101
GALLATIN                     0.0075                      6.7425           20360101
CHESAPEAKE BEACH             0.0075                      6.6175           20360101
KISSIMMEE                    0.0075                      7.4925           20360101
WINSTON SALEM                0.0075                      7.2425           20360101
MONTGOMERY                   0.0075                      6.8675           20360101
DALLAS                       0.0075                      6.4925           20351201
DES PLAINES                  0.0075                      7.2425           20360101
OYSTER BAY                   0.0075                      6.6175           20360101
ATLANTA                      0.0075                      6.9925           20360101
CHICAGO                      0.0075                      6.6175           20360101
EAST HAMPTON                 0.0075                      6.6175           20360101
MANCHESTER                   0.0075                      6.7425           20360101
CARMEL                       0.0075                      6.9925           20360101
PALM BEACH                   0.0075                      6.8675           20360101
SPRINGFIELD                  0.0075                      7.1175           20360101
MESA                         0.0075                      7.1175           20360101
Fort Lauderdale              0.0075                      6.1175           20351201
KISSIMMEE                    0.0075                      6.2425           20360101
WILLOUGHBY                   0.0075                      6.2425           20360101
Lafayette Hill               0.0075                      6.1175           20351101
East Hampton                 0.0075                      5.9925           20351201
Alexandria                   0.0075                      5.7425           20351201
Los Angeles                  0.0075                      6.3675           20360101
Montgomery                   0.0075                      6.9925           20360101
TUPELO                       0.0075                      7.3675           20351201
MOUNT VERNON                 0.0075                      6.6175           20351001
Charlotte                    0.0075                      6.9925           20350701
TUCSON                       0.0075                      6.7425           20360101
Auburn Hills                 0.0075                      6.2425           20360201
SILVER SPRING                0.0075                      6.4925           20300901
LOUISVILLE                   0.0075                      6.4925           20360101
SAINT LOUIS                  0.0075                      7.6175           20351201
NASHVILLE                    0.0075                      6.8675           20360101
SAINT LOUIS                  0.0075                      7.6175           20351201
SAINT LOUIS                  0.0075                      7.4925           20351201
SHERWOOD                     0.0075                      6.6175           20360101
SAINT LOUIS                  0.0075                      7.6175           20351201
WAXHAW                       0.0075                      6.9925           20360101
MORENO VALLEY                0.0075                      6.6175           20360101
ANDERSON                     0.0075                      7.6175           20351101
TOPEKA                       0.0075                      6.8675           20360101
ANDERSON                     0.0075                      7.6175           20351101
HATTIESBURG                  0.0075                      7.4925           20360101
MOUNT AIRY                   0.0075                      7.6175           20360101
LEXINGTON                    0.0075                      6.6175           20351101
LEXINGTON                    0.0075                      6.6175           20351101
RALEIGH                      0.0075                      6.9925           20351201
RALEIGH                      0.0075                      6.9925           20351201
CROWN POINT                  0.0075                      6.4925           20360101
RALEIGH                      0.0075                      6.8675           20351201
DENVER                       0.0075                      7.2425           20360101
CHICAGO                      0.0075                      7.1175           20360101
WOODBRIDGE                   0.0075                      6.7425           20360101
FORT COLLINS                 0.0075                      6.9925           20360101
SAN RAFAEL                   0.0075                      6.7425           20351201
HIGH POINT                   0.0075                      7.2425           20360101
HUNTINGTON BEACH             0.0075                      6.4925           20360101
CHICAGO                      0.0075                      7.2425           20360101
DENVER                       0.0075                      6.4925           20360101
ELMHURST                     0.0075                      6.6175           20360101
KISSIMMEE                    0.0075                      6.6175           20351201
OAKLAND                      0.0075                      6.6175           20360101
RALEIGH                      0.0075                      6.8675           20360101
HIGH POINT                   0.0075                      7.2425           20360101
TOPEKA                       0.0075                      6.8675           20360101
NAGS HEAD                    0.0075                      6.6175           20360101
LYNN                         0.0075                      6.9925           20360101
SACRAMENTO                   0.0075                      6.7425           20351201
NEW ORLEANS                  0.0075                      6.8675           20351201
FALLON                       0.0075                      6.6175           20351201
GAITHERSBURG                 0.0075                      6.4925           20351201
SALT LAKE CITY               0.0075                      6.6175           20360101
CHARLOTTESVILLE              0.0075                      7.2425           20360101
EAST FALMOUTH                0.0075                      6.4925           20360101
MINNEAPOLIS                  0.0075                      7.1175           20360101
DETROIT                      0.0075                      7.7425           20360101
CHESAPEAKE                   0.0075                      6.8675           20360101
RIDGEWOOD                    0.0075                      6.6175           20360101
BROOKLYN                     0.0075                      7.1175           20360101
SARASOTA                     0.0075                      6.8675           20360101
Terrell                      0.0075                      7.2425           20351201
Terrell                      0.0075                      7.2425           20210101
Fort Worth                   0.0075                      7.1175           20351201
Fresno                       0.0075                      7.3675           20351201
Spring                       0.0075                      7.7425           20351201
Memphis                      0.0075                      6.8675           20351201
Terrell                      0.0075                      7.3675           20360101
Terrell                      0.0075                      7.3675           20360101
Plano                        0.0075                      8.4925           20360101
Athens                       0.0075                      7.2425           20351201
Washington                   0.0075                      7.2425           20251101
Crowley                      0.0075                      7.1175           20351101
Missouri City                0.0075                      6.2425           20360101
Island Park                  0.0075                      7.7425           20351201
Broken Arrow                 0.0075                      7.6175           20351201
Aylett                       0.0075                      6.7425           20360101
WALPOLE                      0.0075                      6.2425           20350801
AGOURA HILLS                 0.0075                      5.7425           20350801
LAWRENCEVILLE                0.0075                      6.1175           20350801
TUCSON                       0.0075                      5.2425           20200701
NEWPORT                      0.0075                      6.2425           20350901
CANTON                       0.0075                      5.7425           20350801
FORT MYERS                   0.0075                      5.7425           20350701
Worcester                    0.0075                      7.8675           20351001
MINNEAPOLIS                  0.0075                      5.1175           20200801
GILBERTSVILLE                0.0075                      7.3675           20360101
REDONDO BEACH                0.0075                      5.2425           20350801
Fort Myers                   0.0075                      6.9925           20350901
HILLSIDE                     0.0075                      6.3675           20351001
Norwich                      0.0075                      9.3675           20351001
HARRISBURG                   0.0075                      6.8675           20351201
GAINESVILLE                  0.0075                      5.7425           20350801
PORT RICHEY                  0.0075                      6.1175           20350801
LLANO AREA                   0.0075                      5.7425           20351101
COLORADO CITY                0.0075                      7.1175           20360101
YUMA                         0.0075                      7.3675           20360101
SAN ANTONIO                  0.0075                      7.6175           20360101
SAN DIEGO                    0.0075                      5.2425           20351101
MISSION                      0.0075                      8.4925           20360101
BRUNSWICK HILLS              0.0075                      6.2425           20360101
YPSILANTI                    0.0075                      6.2425           20360101
OAK GROVE                    0.0075                      6.9925           20360101
NASHVILLE                    0.0075                      5.9925           20350701
CAPE CORAL                   0.0075                      7.1175           20350801
CONCORD                      0.0075                      5.7425           20350801
JACKSONVILLE                 0.0075                      5.4925           20350801
HENDERSON                    0.0075                      6.4925           20351201
BRUNSWICK                    0.0075                      6.2425           20360101
DALLAS                       0.0075                      5.9925           20200801
DALLAS                       0.0075                      5.9925           20200801
EAST MORICHES                0.0075                      5.4925           20351101
Cedar Hill                   0.0075                      6.8675           20351001
Dothan                       0.0075                      5.9925           20351101
Valley Village               0.0075                      6.1175           20360101
Albany                       0.0075                      7.3675           20351201
Albany                       0.0075                      7.3675           20351201
Baltimore                    0.0075                      7.2425           20201201
Hitchcock                    0.0075                      7.7425           20360101
Oak Leaf                     0.0075                      7.6175           20360101
Calexico                     0.0075                      7.2425           20351201
HOUSTON                      0.0075                      6.8675           20351201
HUMBLE                       0.0075                      6.8675           20351201
Circle Pines                 0.0075                      6.9925           20351101
KATY                         0.0075                      6.9925           20351201
Sunrise                      0.0075                      7.6175           20360101
CHARLOTTE                    0.0075                      7.3675           20360101
Dallas                       0.0075                      7.3675           20351101
El Monte                     0.0075                      6.4925           20350901
Charlotte                    0.0075                      6.1175           20351201
WINDSOR                      0.0075                      6.2425           20350901
Stafford                     0.0075                      6.8675           20351101
Waterville Valley            0.0075                      5.6175           20351201
Granada Hills                0.0075                      7.2425           20351201
Maumelle                     0.0075                      6.3675           20360101
Highland                     0.0075                      5.6175           20200801
BALTIMORE                    0.0075                      7.4925           20351201
Falls Church                 0.0075                      6.4925           20351201
Canton                       0.0075                      6.2425           20351201
Plano                        0.0075                      5.9925           20351101
Spring                       0.0075                      6.9925           20351101
Minneapolis                  0.0075                      6.7425           20351201
Minneapolis                  0.0075                      7.2425           20351201
Saint Paul                   0.0075                      6.7425           20360101
Miami                        0.0075                      5.9925           20351201
DENTON                       0.0075                      7.2425           20351201
GAINESVILLE                  0.0075                      7.6175           20360101
HUNTSVILLE                   0.0075                      7.3675           20360201
DENTON                       0.0075                      6.7425           20360101
DALLAS                       0.0075                      7.1175           20360101
Maywood                      0.0075                      7.7425           20360101
Tyler                        0.0075                      7.1175           20351201
Jefferson                    0.0075                      7.7425           20360101
JACKSONVILLE                 0.0075                      7.9925           20351201
Phoenixville                 0.0075                      7.3675           20351201
TYLER                        0.0075                      7.7425           20360101
HOUSTON                      0.0075                      7.4925           20351201
Royal Oak                    0.0075                      7.7425           20360101
Hightstown                   0.0075                      6.2425           20351201
Belton                       0.0075                      8.1175           20351201
Ellicott City                0.0075                      5.8675           20351201
Paterson                     0.0075                      6.9925           20351201
MANASSAS                     0.0075                      6.1175           20360101
Springfield                  0.0075                      6.1175           20360101
INDIANAPOLIS                 0.0075                      8.2425           20351201
INDIANAPOLIS                 0.0075                      8.2425           20351201
LOUISVILLE                   0.0075                      7.3675           20351201
CONVERSE                     0.0075                      6.6175           20360101
Austin                       0.0075                      7.1175           20351201
CHARLOTTE                    0.0075                      7.7425           20351201
CHANNELVIEW                  0.0075                      7.3675           20351201
HOUSTON                      0.0075                      7.2425           20351201
AUSTIN                       0.0075                      6.9925           20351201
Aurora                       0.0075                      7.2425           20351101
Saint Louis                  0.0075                      6.6175           20350901
KATY                         0.0075                      7.2425           20351201
MOUNT CARMEL                 0.0075                      7.4925           20360101
LAKE JACKSON                 0.0075                      8.4925           20360101
Cambridge                    0.0075                      6.4925           20351201
FORTH WORTH                  0.0075                      6.6175           20350901
Houston                      0.0075                      7.9925           20351201
AUSTIN                       0.0075                      8.2425           20351201
Lubbock                      0.0075                      8.2425           20351201
DALLAS                       0.0075                      5.9925           20351201
LOS ANGELES                  0.0075                      6.1175           20360101
HOUSTON                      0.0075                      7.2425           20351201
FORT WORTH                   0.0075                      5.9925           20210101
Longport                     0.0075                      6.2425           20351001
Providence                   0.0075                      8.6175           20351001
Edgewater                    0.0075                      7.2425           20360101
DELMAR                       0.0075                      6.9925           20351201
Memphis                      0.0075                      8.2425           20351201
ELIZABETHTON                 0.0075                      8.4925           20351201
PITTSBURGH                   0.0075                      7.2425           20360101
Carlisle                     0.0075                      7.8675           20360101
LANSING                      0.0075                      7.6175           20351201
LANSING                      0.0075                      7.6175           20351201
MCKNIGHTSTOWN                0.0075                      7.2425           20351201
ABBOTTSTOWN                  0.0075                      7.1175           20351201
LOCKPORT                     0.0075                      8.2425           20360101
New Hope                     0.0075                      7.3675           20351201
GETTYSBURG                   0.0075                      7.1175           20351201
SALISBURY                    0.0075                      6.8675           20351201
KNOXVILLE                    0.0075                      8.3675           20351201
KISSIMMEE                    0.0075                      6.9925           20351201
Lothian                      0.0075                      5.8675           20351201
Philadelphia                 0.0075                      7.1175           20351101
Philadelphia                 0.0075                      7.1175           20351101
Temple Hills                 0.0075                      5.9925           20351101
Sevierville                  0.0075                      6.8675           20351101
Curtis Bay                   0.0075                      6.3675           20350801
Nashua                       0.0075                      6.7425           20360101
Brookline                    0.0075                      7.4925           20360101
Bronx                        0.0075                      6.8675           20360101
Naples                       0.0075                      7.2425           20351201
Saint Francis                0.0075                      7.2425           20351201
Coon Rapids                  0.0075                      7.1175           20351101
Columbia Heights             0.0075                      7.2425           20351201
Louisville                   0.0075                      7.6175           20351201
Katy                         0.0075                      8.1175           20351201
Oneonta                      0.0075                      8.1175           20351201
PEARLAND                     0.0075                      7.3675           20351201
De Soto                      0.0075                      6.6175           20350901
Houston                      0.0075                      6.9925           20350901
Cleveland                    0.0075                      7.4925           20351101
SAN BERNARDINO               0.0075                      6.1175           20351001
SAN BERNARDINO               0.0075                      6.1175           20351001
Dallas                       0.0075                      8.3675           20351201
San Antonio                  0.0075                      8.4925           20360101
Laguna Vista                 0.0075                      6.6175           20351201
Mansfield                    0.0075                      7.7425           20351201
Mesquite                     0.0075                      7.1175           20351201
Lake Jackson                 0.0075                      7.4925           20351201
Houston                      0.0075                      6.6175           20351201
Corpus Christi               0.0075                      7.8675           20351201
FENWICK ISLAND               0.0075                      5.8675           20201101
LAFAYETTE                    0.0075                      8.4925           20351201
MALIBU                       0.0075                      5.6175           20350801
IRVINE                       0.0075                      6.7425           20360101
TYLER                        0.0075                      8.2425           20351201
MONTGOMERY                   0.0075                      7.4925           20360101
GARLAND                      0.0075                      6.8675           20351201
Garland                      0.0075                      6.6175           20351201
FARMERSVILLE                 0.0075                      6.2425           20351001
GILBERT                      0.0075                      5.6175           20350801
San Francisco                0.0075                      6.3675           20360101
FORT MEYERS                  0.0075                      5.7425           20350901
Lorton                       0.0075                      5.7425           20351101
UNIONVILLE                   0.0075                      6.4925           20351201
Dover                        0.0075                      6.7425           20360101
Aldan                        0.0075                      6.4925           20360101
Newtown                      0.0075                      6.7425           20351201
Pennsauken                   0.0075                      7.1175           20360101
YUCCA VALLEY                 0.0075                      5.7425           20351201
TAVARES                      0.0075                      7.4925           20360101
ABERDEEN                     0.0075                      7.4925           20360101
WALDEN                       0.0075                      6.3675           20360101
FALL RIVER                   0.0075                      6.4925           20360101
BONITA SPRINGS               0.0075                      6.7425           20351101
ISSAQUAH                     0.0075                      6.1175           20351201
MISSOURI CITY                0.0075                      6.1175           20360101
IDAHO FALLS                  0.0075                      6.9925           20360101
MEDINA                       0.0075                      7.3675           20360101
SNOHOMISH                    0.0075                      6.1175           20351201
SEATTLE                      0.0075                      5.9925           20351201
THOMASTON                    0.0075                      7.9925           20351201
MOORESVILLE                  0.0075                      6.2425           20351201
THOMASTON                    0.0075                      7.9925           20351201
SAN ANTONIO                  0.0075                      5.6175           20351201
RENO                         0.0075                      6.4925           20360101
NORTH AURORA                 0.0075                      6.6175           20360101
SPOKANE                      0.0075                      6.6175           20351201
DICKINSON                    0.0075                      5.6175           20191201
SYRACUSE                     0.0075                      6.1175           20360101
MOUNT SINAI                  0.0075                      7.9925           20360101
SPRINGFIELD                  0.0075                      6.3675           20360101
SPRINGFIELD                  0.0075                      6.3675           20360101
SYRACUSE                     0.0075                      6.8675           20360101
CATHEDRAL CITY               0.0075                      6.2425           20351201
RIVERDALE                    0.0075                      6.6175           20360101
PHILADELPHIA                 0.0075                      6.4925           20360101
ATLANTA                      0.0075                      6.4925           20360101
MIAMI                        0.0075                      5.9925           20350701
HIDDEN VALLEY                0.0075                      7.3675           20360101
BALTIMORE                    0.0075                      6.1175           20360101
BRONX                        0.0075                      7.7425           20360101
BROOKLYN                     0.0075                      6.8675           20360101
WOOD DALE                    0.0075                      6.2425           20360101
CORAL SPRINGS                0.0075                      5.8675           20350901
COVINGTON                    0.0075                      6.4925           20351201
JAMAICA                      0.0075                      7.1175           20360101
DALLAS                       0.0075                      6.7425           20360101
GERMANTOWN                   0.0075                      6.2425           20351201
HALETHORPE                   0.0075                      6.6175           20360101
OSPREY                       0.0075                      6.4925           20360101
LAS VEGAS                    0.0075                      5.4925           20350801
PACOLET                      0.0075                      7.3675           20360101
FRANKLINTON                  0.0075                      7.1175           20360101
FOUNTAIN HILLS               0.0075                      5.8675           20351201
PIKESVILLE                   0.0075                      6.2425           20351201
NORTHAMPTON                  0.0075                      6.9925           20360101
MENIFEE                      0.0075                      6.2425           20351201
SPOKANE VALLEY               0.0075                      6.2425           20360101
YOUNGSTOWN                   0.0075                      5.7425           20351201
NORTHBROOK                   0.0075                      6.1175           20351201
WALDORF                      0.0075                      6.2425           20360101
SEFFNER                      0.0075                      6.7425           20351201
MANDEVILLE                   0.0075                      5.4925           20350801
CARLSBAD                     0.0075                      6.4925           20360101
LAUDERDALE LAKES             0.0075                      6.6175           20351101
GULFPORT                     0.0075                      7.1175           20360101
MIAMI                        0.0075                      6.2425           20350901
LAUDERDALE LAKES             0.0075                      6.6175           20351101
TAMPA                        0.0075                      6.8675           20360101
COLUMBIA FALLS               0.0075                      7.1175           20360101
FULTON                       0.0075                      6.3675           20360101
LAUDERDALE LAKES             0.0075                      6.6175           20351101
MENTOR                       0.0075                      6.2425           20351201
BRANDON                      0.0075                      5.7425           20360101
ALVA                         0.0075                      5.6175           20351101
WILTON                       0.0075                      6.7425           20360101
GRANTS PASS                  0.0075                      6.6175           20360101
LOUISVILLE                   0.0075                      7.6175           20360101
CHELSEA                      0.0075                      6.2425           20351201
MCHENRY                      0.0075                      6.6175           20360101
CALIMESA                     0.0075                      5.8675           20360101
HAMMOND                      0.0075                      6.6175           20351201
CHOCTAW                      0.0075                      6.7425           20360101
LODI                         0.0075                      5.9925           20351201
LAS VEGAS                    0.0075                      6.1175           20351201
MIAMI                        0.0075                      5.2425           20351001
UNIVERSITY PLACE             0.0075                      6.3675           20360101
BEAVERCREEK                  0.0075                      6.6175           20360101
KINGSTON                     0.0075                      6.2425           20351201
SAN JUAN CAPISTRANO          0.0075                      6.7425           20360101
CHICAGO                      0.0075                      7.1175           20360101
BOYNE CITY                   0.0075                      6.8675           20360101
PAWLEYS ISLAND               0.0075                      6.3675           20360101
GRETNA                       0.0075                      6.4925           20350901
GRETNA                       0.0075                      6.4925           20350901
HIALEAH                      0.0075                      5.8675           20351101
RIVERDALE                    0.0075                      6.4925           20360101
CAPTIVA                      0.0075                      6.3675           20351101
TOLEDO                       0.0075                      7.2425           20360101
TAMPA                        0.0075                      6.3675           20351201
MARKHAM                      0.0075                      6.4925           20360101
MAGNOLIA                     0.0075                      6.2425           20360101
WASHINGTON                   0.0075                      6.7425           20360101
BREMERTON                    0.0075                      6.2425           20351201
MONTGOMERY                   0.0075                      7.8675           20360101
MIAMI                        0.0075                      5.8675           20351001
HEMET                        0.0075                      6.2425           20351201
CHARDON                      0.0075                      5.6175           20351201
THOMASTON                    0.0075                      7.9925           20351201
LOUISVILLE                   0.0075                      6.6175           20360101
NORTH LAS VEGAS              0.0075                      5.6175           20351201
BOSTON                       0.0075                      5.9925           20351201
FRIENDSWOOD                  0.0075                      6.4925           20351201
LAKE WALES                   0.0075                      5.9925           20360101
HUTTO                        0.0075                      6.3675           20351201
CHICAGO                      0.0075                      6.1175           20360101
MANDEVILLE                   0.0075                      6.1175           20351201
FLORENCE                     0.0075                      6.6175           20360101
SAN BERNARDINO               0.0075                      5.9925           20360101
ASHEVILLE                    0.0075                      7.2425           20360101
COACHELLA                    0.0075                      6.1175           20360101
FLORENCE                     0.0075                      6.6175           20351201
FLATWOODS                    0.0075                      7.7425           20360101
SEATTLE                      0.0075                      5.9925           20351201
SAN RAMON                    0.0075                      6.3675           20360101
BOSTON                       0.0075                      5.9925           20351201
PITTSBURG                    0.0075                      7.6175           20360101
COLUMBUS                     0.0075                      5.9925           20351201
HATTIESBURG                  0.0075                      6.3675           20351201
PHOENIX                      0.0075                      6.1175           20351201
GREER                        0.0075                      6.3675           20351201
SPRINGFIELD                  0.0075                      6.6175           20360101
PITTSBURG                    0.0075                      6.2425           20360101
RANDALLSTOWN                 0.0075                      5.9925           20360101
MISSION                      0.0075                      6.6175           20360101
POLLOCK PINES                0.0075                      6.2425           20360101
FORT MOHAVE                  0.0075                      6.2425           20351201
WELCH                        0.0075                      6.1175           20351201
CARBONDALE                   0.0075                      5.9925           20351201
FORT MOHAVE                  0.0075                      6.2425           20351201
GREER                        0.0075                      6.3675           20351201
SAN BERNARDINO               0.0075                      6.2425           20360101
SARASOTA                     0.0075                      7.3675           20360101
HOPEWELL JUNCTION            0.0075                      6.6175           20360101
CHARLOTTE                    0.0075                      6.3675           20351201
SARASOTA                     0.0075                      7.3675           20360101
KENSINGTON                   0.0075                      6.2425           20360101
BEAVERTON                    0.0075                      6.2425           20360101
PUTNAM                       0.0075                      6.7425           20351201
ORLANDO                      0.0075                      6.8675           20360101
SARASOTA                     0.0075                      7.3675           20360101
EVERETT                      0.0075                      5.7425           20351201
DECATUR                      0.0075                      5.7425           20351101
GREENSBORO                   0.0075                      7.1175           20360101
CHICAGO                      0.0075                      5.9925           20351201
JACKSONVILLE                 0.0075                      6.6175           20360101
MANDEVILLE                   0.0075                      5.7425           20351101
PAINESVILLE                  0.0075                      6.6175           20360101
JACKSONVILLE                 0.0075                      6.2425           20360101
JONESBORO                    0.0075                      5.4925           20351201
WOODLAKE                     0.0075                      5.8675           20351201
COVINGTON                    0.0075                      7.3675           20360101
STREETSBORO                  0.0075                      5.9925           20360101
ERIE                         0.0075                      5.9925           20351201
FLORENCE                     0.0075                      6.6175           20351201
SPRING                       0.0075                      5.4925           20351101
OAKDALE                      0.0075                      6.2425           20210101
MOUNT JULIET                 0.0075                      6.1175           20360101
PEORIA                       0.0075                      6.3675           20360101
FLORENCE                     0.0075                      6.6175           20351201
RALEIGH                      0.0075                      6.6175           20360101
SPRINGFIELD                  0.0075                      6.4925           20351101
FOUNTAIN INN                 0.0075                      6.2425           20360101
MIAMI                        0.0075                      5.4925           20351201
PROVO                        0.0075                      6.2425           20360101
FLORENCE                     0.0075                      6.6175           20351201
DAVENPORT                    0.0075                      6.1175           20351201
BAKERSFIELD                  0.0075                      5.6175           20351101
WASHINGTON                   0.0075                      6.1175           20360101
FLORENCE                     0.0075                      6.6175           20351201
CHESTER                      0.0075                      7.3675           20360101
BREAUX BRIDGE                0.0075                      6.3675           20351201
IRVINGTON                    0.0075                      6.3675           20360101
FLORISSANT                   0.0075                      7.3675           20360101
KILL DEVIL HILLS             0.0075                      5.9925           20210101
SUNRISE BEACH                0.0075                      6.9925           20360101
FLORENCE                     0.0075                      6.6175           20351201
WHITE HALL                   0.0075                      6.2425           20360101
BATON ROUGE                  0.0075                      6.6175           20351201
OLD HICKORY                  0.0075                      5.7425           20360101
JOPLIN                       0.0075                      7.4925           20360101
SANDY                        0.0075                      6.8675           20360101
PORT SAINT LUCIE             0.0075                      5.8675           20360101
KANSAS CITY                  0.0075                      6.7425           20360101
SACRAMENTO                   0.0075                      5.8675           20351201
WARREN                       0.0075                      6.4925           20360101
KENT                         0.0075                      5.7425           20351101
GREENVILLE                   0.0075                      7.1175           20360101
HOMEWOOD                     0.0075                      6.1175           20351201
MESA                         0.0075                      5.9925           20351101
HUNTINGTON BEACH             0.0075                      6.4925           20360101
FREDERICK                    0.0075                      6.8675           20360101
SOUTH LAKE TAHOE             0.0075                      5.4925           20351101
CORAL SPRINGS                0.0075                      6.1175           20360101
CTY OF CMMRCE                0.0075                      5.8675           20351201
SAN DIEGO                    0.0075                      5.6175           20351101
HAMPTON                      0.0075                      6.2425           20351201
MIAMI                        0.0075                      6.8675           20360101
SCHENECTADY                  0.0075                      6.3675           20360101
LOS ANGELES                  0.0075                      5.8675           20351201
LAFAYETTE                    0.0075                      6.7425           20351101
ELK GROVE                    0.0075                      5.8675           20360101
NEWPORT NEWS                 0.0075                      7.2425           20351201
CLEARWATER                   0.0075                      7.2425           20360101
PORTSMOUTH                   0.0075                      7.3675           20360101
AVON                         0.0075                      6.1175           20351201
HOLLYWOOD                    0.0075                      6.2425           20360101
WEST LEBANON                 0.0075                      6.2425           20360101
TOLEDO                       0.0075                      6.3675           20360101
GAUTIER                      0.0075                      6.3675           20360101
MIAMI                        0.0075                      5.6175           20360101
CANTON                       0.0075                      5.7425           20351201
BUSHKILL                     0.0075                      7.3675           20360101
MANDEVILLE                   0.0075                      6.7425           20360101
RICHARDSON                   0.0075                      5.8675           20351201
ACTON                        0.0075                      7.1175           20351201
AUBURN                       0.0075                      7.3675           20360101
MOUNT JULIET                 0.0075                      5.8675           20360101
ROCKVILLE                    0.0075                      5.6175           20351201
AURORA                       0.0075                      6.7425           20360101
SALT LAKE CITY               0.0075                      6.3675           20351201
Clarkston                    0.0075                      6.4925           20360101
Ferndale                     0.0075                      7.1175           20351201
                                                         6.8089

CITY1                          STATED_ORIGINAL_TERM              ORIGINAL_AMORTIZATION_TERM
-------------------------------------------------------------------------------------------
SHREWSBURY                              360                                 360
UPLAND                                  360                                 360
WRIGHTWOOD                              360                                 360
RALEIGH                                 360                                 360
MAGALIA                                 360                                 360
Lilburn                                 360                                 360
EVANS                                   360                                 360
FRESNO                                  360                                 360
HILLSBORO                               360                                 360
IRVING                                  360                                 360
NORTH LAS VEGAS                         360                                 360
Spring Hill                             360                                 360
NORTH PORT                              360                                 360
Union City                              360                                 360
NAMPA                                   360                                 360
PATERSON                                360                                 360
WOODSTOCK                               360                                 360
Midlothian                              360                                 360
Suprise                                 360                                 360
Phoenix                                 360                                 360
Las Vegas                               360                                 360
TOMBALL                                 360                                 360
Lahaina                                 360                                 360
CYPRESS                                 360                                 360
Rowland Heights                         360                                 360
Tucson                                  360                                 360
Scottsdale                              360                                 360
Gaithersburg                            360                                 360
Area of Duarte                          360                                 360
Hutchinson                              360                                 360
Sanger                                  360                                 360
Trenton                                 360                                 360
Los Angeles                             360                                 480
Riverdale                               360                                 360
Henrietta                               360                                 360
Round Rock                              360                                 360
TULARE                                  360                                 360
LOUISVILLE                              360                                 360
SANTA ANA                               360                                 360
jonesboro                               360                                 360
Mitchellville                           360                                 360
Chaska                                  360                                 360
Fairfield                               360                                 360
Tucson                                  360                                 360
Willow Spring                           360                                 360
Cypress                                 360                                 360
PEORIA                                  360                                 360
Dallas                                  360                                 360
McDOnough                               360                                 360
ROCKMART                                360                                 360
LOS ANGELES                             360                                 360
FRIDLEY                                 360                                 360
Hammond                                 360                                 360
Cincinnati                              360                                 360
LAS VEGAS                               360                                 360
Colorado Springs                        360                                 360
Burns Township                          360                                 360
CHARLOTTE                               360                                 360
MCDONOUGH                               360                                 360
RYDAL                                   360                                 360
RIVERDALE                               360                                 360
MCDONOUGH                               360                                 360
Westlake Village                        360                                 360
Berkley                                 360                                 360
San Antonio                             360                                 360
San Leandro                             360                                 360
Norfolk                                 360                                 360
Rising Sun                              360                                 360
Modesto                                 360                                 360
Baltimore                               360                                 360
Baton Rouge                             360                                 360
Valley Village Area                     360                                 360
Tallahassee                             360                                 360
HUNTSVILLE                              360                                 360
Hahira                                  360                                 360
Dallas                                  360                                 360
Bloomfield                              360                                 360
Elizabeth                               360                                 360
Colorado Springs                        360                                 360
Huntington Beach                        360                                 360
Rockland                                360                                 360
Gilbert                                 360                                 360
RIALTO                                  360                                 360
San Antonio                             360                                 360
KISSIMMEE                               360                                 360
SACRAMENTO                              360                                 360
Georgetown                              360                                 360
TROY                                    360                                 360
WESTFIELD                               360                                 360
LAKE ELSINORE                           360                                 360
KISSIMMEE                               360                                 360
ORLANDO                                 360                                 360
Surprise                                360                                 360
Greensburg                              360                                 360
Mcdonough                               360                                 360
PALM DESERT                             360                                 360
CHULA VISTA                             360                                 360
Glendale                                360                                 360
Temple                                  360                                 360
College Station                         360                                 360
MISSOURI CITY                           360                                 360
OCEAN CITY                              360                                 360
Tomball                                 360                                 360
Valdosta                                360                                 360
Arlington                               360                                 360
Van Nuys                                360                                 360
DOUGLASVILLE                            360                                 360
Hinesville                              360                                 360
CONYERS                                 360                                 360
CHARLOTTE                               360                                 360
Peroia                                  360                                 360
Los Lunas                               360                                 360
Charlotte                               360                                 360
WASHINGTON                              360                                 360
Riverdale                               360                                 360
LOMITA                                  360                                 360
CARTERSVILLE                            360                                 360
Grand Junction                          360                                 360
Scottdale                               360                                 360
Valdosta                                360                                 360
Queen Creek                             360                                 360
Gilbert                                 360                                 360
SOMERTON                                360                                 360
Dundalk                                 360                                 360
Clinton                                 360                                 360
Glen Burnie                             360                                 360
Coral Springs                           360                                 360
COVINGTON                               360                                 360
HUXLEY                                  360                                 360
CHESAPEAKE                              360                                 360
Center Point                            360                                 360
Waldorf                                 360                                 360
Upper Marlboro                          360                                 360
DECATUR                                 360                                 360
AUSTELL                                 360                                 360
Cape Charles                            360                                 360
Charlotte                               360                                 360
Tulare                                  360                                 360
Madison                                 360                                 360
Ocoee                                   360                                 360
Kendall Park                            360                                 360
Bryan                                   360                                 360
West Valley City                        360                                 360
Tavares                                 360                                 360
Panama City Beach                       360                                 360
PIQUA                                   360                                 360
San Jose                                360                                 360
SHOREHAM                                360                                 360
Kingston                                360                                 360
Miami                                   360                                 360
Olathe                                  360                                 360
BUCKEYE                                 360                                 360
Fort Myers                              360                                 360
Cape Coral                              360                                 360
BRIDGEWATER                             360                                 360
TAMPA                                   360                                 360
BAKERSFIELD                             360                                 360
Cape Coral                              360                                 360
San Marcos                              360                                 360
CIBOLO                                  360                                 360
De Soto                                 360                                 360
POWAY                                   360                                 360
BOUND BROOK                             360                                 360
Clearwater                              360                                 360
PHOENIXVILLE                            360                                 360
Frisco                                  360                                 360
FREDERICKSBURG                          360                                 360
New Albany                              360                                 360
CINCINNATI                              360                                 360
SPOTSYLVANIA                            360                                 360
POTTSTOWN                               360                                 360
CONROE                                  360                                 360
PHOENIXVILLE                            360                                 360
BELLEVUE                                360                                 360
UNION BRIDGE                            360                                 360
Baltimore                               360                                 360
RIO RANCHO                              360                                 360
NEW OXFORD                              360                                 360
FREDERICKSBURG                          360                                 360
Roosevelt                               360                                 360
Orem                                    360                                 360
Anamosa                                 360                                 360
BALDWIN PARK                            360                                 360
NOVI                                    360                                 360
North Webster                           360                                 360
LORTON                                  360                                 360
BOISE                                   360                                 360
CARTERSVILLE                            360                                 360
ELKHART                                 360                                 360
Wyandotte                               360                                 360
SHAKER HEIGHTS                          360                                 360
HATTIESBURG                             360                                 360
AUSTELL                                 360                                 360
Long Beach                              360                                 360
College Park                            360                                 360
Baltimore                               360                                 360
VILLA RICA                              360                                 360
Sugar Land                              360                                 360
East Orange                             360                                 360
OKLAHOMA CITY                           360                                 360
ROCKMART                                360                                 360
CIBOLO                                  360                                 360
MONROE                                  360                                 360
WOODBURN                                360                                 360
ROCKVILLE                               360                                 360
Sterling                                360                                 360
ELLICOTT CITY                           360                                 360
Centreville                             360                                 360
Aurora                                  360                                 360
HAMILTON                                360                                 360
MEDFORD                                 360                                 360
DUNDALK                                 360                                 360
MILWAUKEE                               360                                 360
SCOTTSDALE                              360                                 360
SUMTER                                  360                                 360
GERMANTOWN                              360                                 360
SILVER SPRING                           360                                 360
HOUSTON                                 360                                 360
CAPE CORAL                              360                                 360
ANTHEM                                  360                                 360
Newark                                  360                                 360
Meridian                                360                                 360
Havelock                                360                                 360
Port Saint Lucie                        360                                 360
Denver                                  360                                 360
REDMOND                                 360                                 360
ST. JAMES                               360                                 360
ALEXANDRIA                              360                                 360
Gilbert                                 360                                 360
KANSAS CITY                             360                                 360
GARDEN CITY PARK                        360                                 360
NORFOLK                                 360                                 360
OCEAN VIEW                              360                                 360
Salem                                   360                                 360
Spokane Valley                          360                                 360
Tallahassee                             360                                 360
Miami                                   360                                 360
Scottsdale                              360                                 360
EAST WILLISTON                          360                                 360
BAKERSFIELD                             360                                 360
FOUNTAIN                                360                                 360
KALAMAZOO                               360                                 360
STOCKTON                                360                                 360
Milford                                 360                                 360
SEVERNA PARK                            360                                 360
FREDERICK                               360                                 360
TUCSON                                  360                                 360
Beltsville                              360                                 360
Long Beach                              360                                 360
Gloucester City                         360                                 360
Oakland                                 360                                 360
BAKERSFIELD                             360                                 360
DECATUR                                 360                                 360
LITITZ                                  360                                 360
LACEY                                   360                                 360
TAVERNIER                               360                                 360
BALTIMORE                               360                                 360
Woodbridge                              360                                 360
OLIVEHURST                              360                                 360
FRESNO                                  360                                 360
Saint Ann                               360                                 360
PHOENIX                                 360                                 360
FREDERICK                               360                                 360
Tarzana                                 360                                 360
Surprise                                360                                 360
DECATUR                                 360                                 360
LAUDERHILL                              360                                 360
DEERFIELD                               360                                 360
Gilbert                                 360                                 360
GAMBRILLS                               360                                 360
Imperial Beach                          360                                 360
FATE                                    360                                 360
Lees Summit                             360                                 360
OLYMPIA                                 360                                 360
FORT WORTH                              360                                 360
Katy                                    360                                 360
MYRTLE BEACH                            360                                 360
GAITHERSBURG                            360                                 360
Fairfax Station                         360                                 360
Huntington Beach                        360                                 360
SAN JOSE                                360                                 360
LAS VEGAS                               360                                 360
LANHAM                                  360                                 360
DAVIDSONVILLE                           360                                 360
SNOHOMISH                               360                                 360
FREDERICK                               360                                 360
BOSTON                                  360                                 360
Pensacola                               360                                 360
MONROE                                  360                                 360
Goodyear                                360                                 360
SANTA ANA                               360                                 360
LOUISVILLE                              360                                 360
DELMAR                                  360                                 360
Punta Gorda                             360                                 360
CROSBY                                  360                                 360
LEAGUE CITY                             360                                 360
PAINESVILLE                             360                                 360
BELL GARDENS                            360                                 360
COLEMAN                                 360                                 360
DOVER                                   360                                 360
HARVEST                                 360                                 360
Boyertown                               360                                 360
Hampshire                               360                                 360
FORT WORTH                              360                                 360
Batesville                              360                                 360
TULARE                                  360                                 360
GALLATIN GATEWAY                        360                                 360
FOUNTAIN HILLS                          360                                 360
FREDERICK                               360                                 360
ORLANDO                                 360                                 360
ATLANTA                                 360                                 360
ROSEBURG                                360                                 360
SAN ANTONIO                             360                                 360
SCOTTSDALE                              360                                 360
BARTLETT                                360                                 360
Clovis                                  360                                 360
LEXINGTON                               360                                 360
San Bernardino                          360                                 360
Montgomery Village                      360                                 360
SAN ANTONIO                             360                                 360
Shady Side                              360                                 360
Lancaster                               360                                 360
riverside                               360                                 360
Idledale                                360                                 360
Mckinney                                360                                 360
Lexington                               360                                 360
Sacramento                              360                                 360
GULF SHORES                             360                                 360
Littleton                               360                                 360
Kissimmee                               360                                 360
GREENSBORO                              360                                 360
OKLAHOMA CITY                           360                                 360
Quincy                                  360                                 360
Whitesboro                              360                                 360
Saint Louis                             360                                 360
Spring                                  360                                 360
Beetown                                 360                                 360
Elizabethtown                           360                                 360
Manchester                              360                                 360
Gore                                    360                                 360
Yorktown                                360                                 360
Orlando                                 360                                 360
Newport News                            360                                 360
RICHMOND                                360                                 360
Jasper                                  360                                 360
PALMDALE                                360                                 360
LAKE ELSINORE                           360                                 360
SAHUARITA                               360                                 360
LINCOLN                                 360                                 360
Queen Creek                             360                                 360
Destin                                  360                                 360
Woodstock                               360                                 360
Salem                                   360                                 360
Miramar                                 360                                 360
Hialeah                                 360                                 360
Miami                                   360                                 360
SPRING                                  360                                 360
BUCKEYE                                 360                                 360
Baltimore                               360                                 360
Cano Park Area                          360                                 360
MUNDELEIN                               360                                 360
HENDERSON                               360                                 360
WAXAHACHIE                              360                                 360
Flint                                   360                                 360
SUNNYVALE                               360                                 360
CAMINO                                  360                                 360
Santa Ana                               360                                 360
Annapolis                               360                                 360
Annapolis                               360                                 360
Annapolis                               360                                 360
WINSTON SALEM                           360                                 360
ABINGDON                                360                                 360
Vienna                                  360                                 360
PRESTON                                 360                                 360
Nashua                                  360                                 360
Gilbertsville                           360                                 360
FATE                                    360                                 360
Gulfport                                360                                 360
FORNEY                                  360                                 360
RAMONA                                  360                                 360
Wylie                                   360                                 360
Nashville                               360                                 360
Queen Creek                             360                                 360
Buckeye                                 360                                 360
Glendale                                360                                 360
Tucson                                  360                                 360
Avondale                                360                                 360
Strasburg                               360                                 360
SAVANNAH                                360                                 360
LOUISVILLE                              360                                 360
LOUISVILLE                              360                                 360
NEWNAN                                  360                                 360
Rochester                               360                                 360
Rockwall                                360                                 360
Avondale                                360                                 360
Queen Creek                             360                                 360
Avondale                                360                                 360
Avondale                                360                                 360
Dallas                                  360                                 360
Phoenix                                 360                                 360
Herndon                                 360                                 360
Rio Rancho                              360                                 360
Fairburn                                360                                 360
Shaver Lake                             360                                 360
Phoenix                                 360                                 360
Palm Springs                            360                                 360
Grayson                                 360                                 360
Lancaster                               360                                 360
Upper Marlboro                          360                                 360
ESCONDIDO                               360                                 360
ALGONQUIN                               360                                 360
Eagle Mountain                          360                                 360
Schertz                                 360                                 360
Maricopa                                360                                 360
LOMA LINDA                              360                                 360
CAMBRIDGE                               360                                 360
Beltsville                              360                                 360
Las Vegas                               360                                 480
Peabody                                 360                                 360
ANNAPOLIS                               360                                 360
N LAUDERDALE                            360                                 360
Bakersfield                             360                                 360
Avondale                                360                                 360
Piscataway                              360                                 360
Hiram                                   360                                 360
Enfield                                 360                                 360
Atlanta                                 360                                 360
Dallas                                  360                                 360
MIDDLETOWN                              360                                 360
DESOTO                                  360                                 360
FORT MILL                               360                                 360
Lawrenceville                           360                                 360
LAS VEGAS                               360                                 360
MORENO VALLEY                           360                                 360
District Heights                        360                                 360
Gilbert                                 360                                 360
TALLAHASSEE                             360                                 360
SHERMAN OAKS                            360                                 360
ATLANTA                                 360                                 360
Surprise                                360                                 360
Ocala                                   360                                 360
LOUISVILLE                              360                                 360
San Clemente                            360                                 360
Laguna Niguel                           360                                 360
Houston                                 360                                 360
MONROE TOWNSHIP                         360                                 360
Trussville                              360                                 360
Miami                                   360                                 360
Summerville                             360                                 360
Las Vegas                               360                                 360
Azle                                    360                                 360
CARTERSVILLE                            360                                 360
MOORESVILLE                             360                                 360
Florence                                360                                 360
El Mirage                               360                                 360
North Canton                            360                                 360
FRANKLIN TOWNSHIP                       360                                 360
CHINO HILLS                             360                                 360
Kansas City                             360                                 360
Mount Dora                              360                                 360
Gilbert                                 360                                 360
Rio Vista                               360                                 360
Scottsdale                              360                                 360
Eustis                                  360                                 360
Plano                                   360                                 360
Boerne                                  360                                 360
Clayton                                 360                                 360
CLAYTON                                 360                                 360
BALTIMORE                               360                                 360
Phoenix                                 360                                 360
BELTSVILLE                              360                                 360
FAIRFIELD                               360                                 360
Baltimore                               360                                 360
Inglewood                               360                                 360
CONCORD                                 360                                 360
Santa Cruz                              360                                 360
COVINGTON                               360                                 360
COVINGTON                               360                                 360
LOGANVILLE                              360                                 360
ACWORTH                                 360                                 360
Charlotte                               360                                 360
Charlotte                               360                                 360
Birmingham                              360                                 360
Rockville                               360                                 360
Santa Rosa Beach                        360                                 360
Hilton Head                             360                                 360
LAKEWOOD                                360                                 360
Hapeville                               360                                 360
Carrollton                              360                                 360
columbus                                360                                 360
Acworth                                 360                                 360
Stone Mountain                          360                                 360
CLEARFIELD                              360                                 360
Mountain View                           360                                 360
WYLIE                                   360                                 360
MCDONOUGH                               360                                 360
N LAS VEGAS                             360                                 360
Nyssa                                   360                                 360
CLEARFIELD                              360                                 360
OPA LOCKA                               360                                 360
Bensalem                                360                                 360
DORCHESTER                              360                                 360
RIALTO                                  360                                 360
JERSEY CITY                             360                                 360
Kennewick                               360                                 360
Culpeper                                360                                 360
KISSIMMEE                               360                                 360
DECATUR                                 360                                 360
Corpus Christi                          360                                 360
Chicago                                 360                                 360
LAUREL                                  360                                 360
Spartanburg                             360                                 360
Washington                              360                                 360
Katy                                    360                                 360
BOSTON                                  360                                 360
GOOD HOPE                               360                                 360
APOLLO BEACH                            360                                 360
Lamont                                  360                                 360
Joliet                                  360                                 360
Wesley Chapel                           360                                 360
Marina Del Rey                          360                                 360
Canton                                  360                                 360
Duluth                                  360                                 360
San Antonio                             360                                 360
Denton                                  360                                 360
Fairburn                                360                                 360
Sachse                                  360                                 360
Hahira                                  360                                 360
Newnan                                  360                                 360
Tampa                                   360                                 360
Springfield                             360                                 360
Riverview                               360                                 360
Blue Rock                               360                                 360
NEWPORT NEWS                            360                                 360
Miami                                   360                                 360
Brandon                                 360                                 360
Acworth                                 360                                 360
Fort Worth                              360                                 360
MINOOKA                                 360                                 360
Winston Salem                           360                                 360
Summerville                             360                                 360
GAMBRILLS                               360                                 360
BLYTHEWOOD                              360                                 360
Hurst                                   360                                 360
SCOTTSDALE                              360                                 360
BOSTON                                  360                                 360
SAN DIEGO                               360                                 360
Bakersfield                             360                                 360
Colorado Springs                        360                                 360
NASHVILLE                               360                                 360
ATHENS                                  360                                 360
South Bend                              360                                 360
Forney                                  360                                 360
Albuquerque                             360                                 360
Riverside                               360                                 360
Mount Pleasant                          360                                 360
BENICIA                                 360                                 360
Washington                              360                                 360
Pueblo                                  360                                 360
Needham                                 360                                 360
Manassas Park                           360                                 360
PATERSON                                360                                 360
Philadelphia                            360                                 360
Austin                                  360                                 360
Clayton                                 360                                 360
Pfafftown                               360                                 360
Norcross                                360                                 360
Gaithersburg                            360                                 360
Humble                                  360                                 360
Tucson                                  360                                 360
DAYTON                                  360                                 360
Tacoma                                  360                                 360
CONCORD                                 360                                 360
BAYONNE                                 360                                 360
Winston Salem                           360                                 360
MURRIETA                                360                                 360
Stockbridge                             360                                 360
Tampa                                   360                                 360
Dallas                                  360                                 360
Phoenix                                 360                                 360
Ocala                                   360                                 360
Hanover Park                            360                                 360
Jonesboro                               360                                 360
Clearwater                              360                                 360
Mesa                                    360                                 360
Rockwall                                360                                 360
Mount Juliet                            360                                 360
ALBUQUERQUE                             360                                 360
Staten Island                           360                                 360
Austin                                  360                                 360
Annandale                               360                                 360
Reston                                  360                                 360
Meridian                                360                                 360
Springfield                             360                                 360
Cedar Rapids                            360                                 360
Cave Creek                              360                                 360
SAN DIEGO                               360                                 360
ALB                                     360                                 360
Rio Rancho                              360                                 360
ALBUQUERQUE                             360                                 360
ALBUQUERQUE                             360                                 360
ALBUQUERQUE                             360                                 360
Aurora                                  360                                 360
Lorton                                  360                                 360
Paia                                    360                                 360
BROOKLYN CENTER                         360                                 360
CHICAGO                                 360                                 360
Bradbury                                360                                 360
Fort Myers                              360                                 360
Sterling                                360                                 360
Carson City                             360                                 360
Lewisburg                               360                                 360
TWENTYNINE PALMS                        360                                 360
HERNDON                                 360                                 360
Charlotte                               360                                 360
Vienna                                  360                                 360
WALDORF                                 360                                 360
SATELLITE BCH                           360                                 360
Trenton                                 360                                 360
Brooklyn                                360                                 360
Oklahoma City                           360                                 360
Austin                                  360                                 360
KATY                                    360                                 360
ROSENBERG                               360                                 360
KATY                                    360                                 360
URBANA                                  360                                 360
URBANA                                  360                                 360
URBANA                                  360                                 360
NORTH LAS VEGAS                         360                                 360
CONROE                                  360                                 360
HOUSTON                                 360                                 360
LANCASTER                               360                                 360
HOUSTON                                 360                                 360
Humble                                  360                                 360
Pearland                                360                                 360
Kenner                                  360                                 360
Loveland                                360                                 360
Baltimore                               360                                 360
BALTIMORE                               360                                 360
SEVIERVILLE                             360                                 360
NEWPORT NEWS                            360                                 360
OCEAN CITY                              360                                 360
BALTIMORE                               360                                 360
Fargo                                   360                                 360
FARGO                                   360                                 360
FARGO                                   360                                 360
Hamilton                                360                                 360
RICHMOND                                360                                 360
WASHINGTON                              360                                 360
BALTIMORE                               360                                 480
Waldorf                                 360                                 360
SAINT AUGUSTINE                         360                                 360
BOUNTIFUL                               360                                 360
Scottsdale                              360                                 360
Atlanta                                 360                                 360
Avondale                                360                                 360
Nampa                                   360                                 360
Tucson                                  360                                 360
Glendale                                360                                 360
Maricopa                                360                                 360
Phoenix                                 360                                 360
Phoenix                                 360                                 360
Chandler                                360                                 360
Avondale                                360                                 360
Rio Rancho                              360                                 360
Tucson                                  360                                 360
Cambridge                               360                                 360
Dallas                                  360                                 360
East Hanover                            360                                 360
Roosevelt                               360                                 360
HUDSON                                  360                                 360
Milwaukee                               360                                 360
Islip                                   360                                 360
Hollywood                               360                                 360
HUMBLE                                  360                                 360
NOTASULGA                               240                                 240
Virginia Beach                          360                                 360
Ocoee                                   360                                 360
Lubbock                                 360                                 360
Gulfport                                360                                 360
NASHVILLE                               360                                 360
SAN FERNANDO                            360                                 360
PHOENIX                                 360                                 360
PEORIA                                  360                                 360
Katy                                    360                                 360
Saint Louis                             360                                 360
Denham Springs                          360                                 360
Milwaukee                               360                                 360
Milwaukee                               360                                 360
Milwaukee                               360                                 360
Milwaukee                               360                                 360
Anaheim                                 360                                 360
Las Vegas                               360                                 360
Winder                                  360                                 360
LINCOLN                                 360                                 360
Jersey City                             360                                 360
Titusville                              360                                 360
Indianapolis                            360                                 360
HEMPSTEAD                               360                                 360
Portsmouth                              360                                 360
LEAGUE CITY                             360                                 360
MONROE                                  360                                 360
McDONOUGH                               360                                 360
LAWRENCEVILLE                           360                                 360
HOUSTON                                 360                                 360
Garland                                 360                                 360
MONTGOMERY VILLAGE                      360                                 360
GALLATIN GATEWAY                        360                                 360
Houston                                 360                                 360
YORBA LINDA                             360                                 360
NORTH POTOMAC                           360                                 360
FORT MEYERS                             360                                 360
BRANDON                                 360                                 360
GILBERT                                 360                                 360
SMYRNA                                  360                                 360
PALOS HEIGHTS                           360                                 360
CHICAGO                                 360                                 360
DOWNEY                                  360                                 360
Casa Grande                             360                                 360
tallahassee                             360                                 360
Laveen                                  360                                 360
NORTH LAS VEGAS                         360                                 360
DEPTFORD                                360                                 360
CORPUS CHRISTI                          360                                 360
FREDERICK                               360                                 360
CINCINNATI                              360                                 360
LACEY                                   360                                 360
HOUSTON                                 360                                 360
SCOTTSDALE                              360                                 360
NORFOLK                                 360                                 360
ASTORIA                                 360                                 360
ROCKVILLE                               360                                 360
ATLANTA                                 360                                 360
Cape Coral                              360                                 180
ATLANTA                                 360                                 360
SPOKANE                                 360                                 360
Pittsburgh                              360                                 360
LITTLE RIVER                            360                                 360
Newark                                  360                                 360
Alpharetta                              360                                 360
RENO                                    360                                 360
DOVER TWP                               360                                 360
Rowley                                  360                                 360
WASHINGTON                              360                                 360
PALM DESERT                             360                                 360
BEND                                    360                                 360
ACWORTH                                 360                                 360
MARIETTA                                360                                 360
RIVERDALE                               360                                 360
COLUMBIA                                360                                 360
Newark                                  360                                 360
HUNTINGTOWN                             360                                 360
Succasunna                              360                                 360
San Diego                               360                                 360
CONCORD                                 360                                 360
TUCSON                                  360                                 360
CLOVIS                                  360                                 360
SNELLVILLE                              360                                 360
RICHMOND                                360                                 360
PARKER                                  360                                 360
ATLANTA                                 360                                 360
Roswell                                 360                                 360
Acworth                                 360                                 360
Mastic                                  360                                 360
LAMONT                                  360                                 360
Denver                                  360                                 360
Orlando                                 360                                 360
LYNDEN                                  360                                 360
Miami                                   360                                 360
FREDERICKSBURG                          360                                 360
Denton                                  360                                 360
College Park                            360                                 360
SCRANTON                                360                                 360
COLLEGE PARK                            360                                 360
MANTECA                                 360                                 360
TAYLORSVILLE                            360                                 360
LAS VEGAS                               360                                 360
Washington                              360                                 360
NORCO                                   360                                 360
CLOVIS                                  360                                 360
Miami                                   360                                 360
Germantown                              360                                 360
Ellsworth                               360                                 360
Umatilla                                360                                 360
Costa Mesa                              360                                 360
Casa Grande                             360                                 360
ATLANTA                                 360                                 360
Houston                                 360                                 360
Glenn Dale                              360                                 360
San Antonio                             360                                 360
DeSoto                                  360                                 360
Kannapolis                              360                                 360
Covington                               360                                 360
Bakersfield                             360                                 360
Phoenix                                 360                                 360
Warner Robins                           240                                 240
GARLAND                                 360                                 360
CELINA                                  360                                 360
DESOTO                                  360                                 360
PASADENA                                360                                 360
Saint Louis                             360                                 360
EVERETT                                 360                                 360
CLOVIS                                  360                                 360
KALAMAZOO                               360                                 360
CAMDEN                                  360                                 360
ALBUQUERQUE                             360                                 360
GAINESVILLE                             360                                 360
GRASONVILLE                             360                                 360
CARTERSVILLE                            360                                 360
PROSPERITY                              360                                 360
Glendale Heights                        360                                 360
New Port Richey                         360                                 360
CHARLOTESVILLE                          360                                 360
LAGUNA BEACH                            360                                 360
WEST HAMPTON                            360                                 360
SCOTTSDALE                              360                                 360
Richmond                                360                                 360
Tempe                                   360                                 360
REHOBOTH BEACH                          360                                 360
LEWISTON                                360                                 360
GERMANTOWN                              360                                 360
VANCOUVER                               360                                 360
MESA                                    360                                 360
STAFFORD                                360                                 360
PENN VALLEY                             360                                 360
Jacksonville                            360                                 360
RICHMOND                                360                                 360
Leesburg                                360                                 360
San Bernardino                          360                                 360
FREDERICKSBURG                          360                                 360
CLEVELAND                               360                                 360
OAK POINT                               360                                 360
Baltimore                               360                                 360
Jersey City                             360                                 360
WEST PALM BEACH                         360                                 360
PATERSON                                360                                 360
La Canada Flintridge                    360                                 360
SANDY                                   360                                 360
Ridgecrest                              360                                 480
Westborough                             360                                 360
TUCSON                                  360                                 360
SANTA ANA                               360                                 360
Saint Paul                              360                                 360
Hopewell                                360                                 360
AZLE                                    360                                 360
NORCROSS                                360                                 360
PORTLAND                                360                                 360
HARVARD                                 360                                 360
ROCKVILLE                               360                                 360
UPPER MARLBORO                          360                                 360
Colorado Springs                        360                                 360
Midlothian                              360                                 360
EATONTOWN                               360                                 360
SCOTTSDALE                              360                                 360
OAK POINT                               360                                 360
MOONACHIE                               360                                 360
SCOTTSDALE                              360                                 360
OLYMPIA                                 360                                 360
TULARE                                  360                                 360
Media                                   360                                 360
BIDDEFORD                               360                                 360
ALBUQUERQUE                             360                                 360
TUCSON                                  360                                 360
Monument                                360                                 360
LOUISVILLE                              360                                 360
Acworth                                 360                                 360
Brooklyn                                360                                 360
TULARE                                  360                                 360
Branson                                 360                                 360
N Lauderdale                            360                                 360
CLEVELAND                               360                                 360
BOZEMAN                                 360                                 360
YORKTOWN HEIGHTS                        360                                 360
Los Angeles                             360                                 360
Denver                                  360                                 360
HENDERSONVILLE                          360                                 360
JERSEY CITY                             360                                 360
SANTA ROSA BEACH                        360                                 360
ATLANTIC CITY                           360                                 360
ODENTON                                 360                                 360
TAYLOR                                  360                                 360
KATY                                    360                                 360
CYPRESS                                 360                                 360
Palmyra                                 360                                 360
PATERSON                                360                                 360
STREETSBORO                             360                                 360
Iuka                                    360                                 360
Memphis                                 360                                 360
PERRY HALL                              360                                 360
HOUSTON                                 360                                 360
Newtown                                 360                                 360
SILVER SPRING                           360                                 360
Laguna Niguel                           360                                 360
TUSTIN                                  360                                 360
Franklin                                360                                 360
MORELAND                                360                                 360
CHANDLER                                360                                 360
Pharr                                   360                                 360
REDDING                                 360                                 360
Gaithersburg                            360                                 360
VANVOUVER                               360                                 360
Glendale Heights                        360                                 360
RAMAPO                                  360                                 360
Township of South Brunswi               360                                 360
CLOVIS                                  360                                 360
Upper Marlboro                          360                                 360
Spring Valley                           360                                 360
Gainesville                             360                                 360
BAYSHORE                                360                                 360
FORT WORTH                              360                                 360
Phoenix                                 360                                 360
MANTECA                                 360                                 360
DENVER                                  360                                 360
GERMANTOWN                              360                                 360
ESSEX                                   360                                 360
MABLETON                                360                                 360
HOUSTON                                 360                                 360
PHOENIX                                 360                                 360
Memphis                                 360                                 360
CARLSBAD                                360                                 360
Hebron                                  360                                 360
Jackson                                 360                                 360
SAN ANTONIO                             360                                 360
SCOTTSDALE                              360                                 360
BUCKEYE                                 360                                 360
CYPRESS                                 360                                 360
Leesburg                                360                                 360
SALT LAKE CITY                          360                                 360
CHICAGO                                 360                                 360
Austin                                  360                                 360
PORT WENTWORTH                          360                                 360
PUEBLO                                  360                                 360
LOVELAND                                360                                 360
PUEBLO                                  360                                 360
Clinton                                 360                                 360
Woodbridge                              360                                 360
Newport News                            360                                 360
Stafford                                360                                 360
Leesburg                                360                                 360
Key West                                360                                 360
Great Falls                             360                                 360
Milford                                 360                                 360
Stone Mountain                          360                                 360
REVA                                    360                                 360
ST. PETERSBURG                          360                                 360
CHATTANOOGA                             360                                 360
PEUBLO                                  360                                 360
Paramount                               360                                 360
DENVER                                  360                                 360
Mesa                                    360                                 360
Parkesburg                              360                                 360
Malvern                                 360                                 360
Kennett Square                          360                                 360
DANIA                                   360                                 360
BRYON                                   360                                 360
SARASOTA                                360                                 360
Queen Creek                             360                                 360
ATLANTA                                 360                                 360
WHEAT RIDGE                             360                                 360
ROCKINGHAM                              360                                 360
RESEDA                                  360                                 360
SALT LAKE CITY                          360                                 360
LYNDEN                                  360                                 360
SPARKS                                  360                                 360
LOS MOLINOS                             360                                 360
LAUREL                                  360                                 360
Houston                                 360                                 360
Houston                                 360                                 360
LAUREL                                  360                                 360
SAN ANTONIO                             360                                 360
PHOENIXVILLE                            360                                 360
LUTZ                                    360                                 360
GARDEN GROVE                            360                                 360
NEWARK                                  360                                 360
DRUMS                                   360                                 360
MOUNT CLEMENS                           360                                 360
MARYSVILLE                              360                                 360
SPRINGBORO                              360                                 360
Millville                               360                                 360
LOGANVILLE                              360                                 360
EATONTOWN                               360                                 360
TAYLOR                                  360                                 360
UNION                                   360                                 360
ORLANDO                                 360                                 360
BETHLEHEM                               360                                 360
UPPER MARLBORO                          360                                 360
ANN ARBOR                               360                                 360
Scotts Valley                           360                                 360
Woodbridge                              360                                 360
FINKSBURG                               360                                 360
San Antonio                             360                                 360
Houston                                 360                                 360
Bakersfield                             360                                 360
DURHAM                                  360                                 360
Phoenix                                 360                                 360
CAPE CORAL                              360                                 360
NORFOLK                                 360                                 360
QUEEN CREEK                             360                                 360
SILVER SPRING                           360                                 360
MANTECA                                 360                                 360
WEST CHESTER                            360                                 360
LOCUST GROVE                            360                                 360
TEMPE                                   360                                 360
SHIP BOTTOM                             360                                 360
NEOTSU                                  360                                 360
CINCINNATI                              360                                 360
LAVALLETTE                              360                                 360
MARYSVILLE                              360                                 360
WASHINGTON                              360                                 360
WASHINGTON                              360                                 360
Duluth                                  360                                 360
CHARLOTTE                               360                                 360
MIAMI                                   360                                 360
SACRAMENTO                              360                                 360
Brigham City                            360                                 360
CLEVELAND                               360                                 360
PHOENIX                                 360                                 360
Phoenix                                 360                                 360
HOUSTON                                 360                                 360
ROSLINDALE                              360                                 360
Manassas                                360                                 360
Queen Creek                             360                                 360
YORBA LINDA                             360                                 360
OCEANSIDE                               360                                 360
CLOVIS                                  360                                 360
DALLAS                                  360                                 360
Santa Cruz                              360                                 360
Mcallen                                 360                                 360
CHANNAHON                               360                                 360
KAWKAWLIN                               360                                 360
CROOKED RIVER RANCH                     360                                 360
WEST ISLIP                              360                                 360
WEST ROXBURY                            360                                 360
CHEYENNE                                360                                 360
Santa Cruz                              360                                 360
LOS ANGELES                             360                                 360
HYATTSVILLE                             360                                 360
SOUTH PLAINFIELD                        360                                 360
NAMPA                                   360                                 360
WHITESBURG                              360                                 360
LAGUNA WOODS                            360                                 360
DORCHESTER                              360                                 360
Idaho Falls                             360                                 360
Missouri City                           360                                 360
SEATTLE                                 360                                 360
Pickens                                 360                                 360
Milledgeville                           360                                 360
Katy                                    360                                 360
TULARE                                  360                                 360
Los Angeles                             360                                 360
BAKERSFIELD                             360                                 360
DENVER                                  360                                 360
Rowlett                                 360                                 360
SEATTLE                                 360                                 360
Los Angeles                             360                                 360
LAKE FOREST PARK                        360                                 360
Sun City                                360                                 360
CHARLOTTESVILLE                         360                                 360
nicholasville                           360                                 360
Wilmington                              360                                 360
DUNDEE                                  360                                 360
YORKTOWN HEIGHTS                        360                                 360
Tampa                                   360                                 360
Richmond                                360                                 360
Garland                                 360                                 360
NICHOLASVILLE                           360                                 360
JACKSON                                 360                                 360
Barnegat                                360                                 360
Arlington                               360                                 360
RICHMOND                                360                                 360
Peoria                                  360                                 360
BUCKEYE                                 360                                 360
PALM BEACH GARDENS                      360                                 360
BUCKEYE                                 360                                 360
FREDERICKSBURG                          360                                 360
PARK CITY                               360                                 360
Tampa                                   360                                 360
Houston                                 360                                 360
Houston                                 360                                 360
San Diego                               360                                 360
San Diego                               360                                 360
CHARLOTTE                               360                                 360
Myrtle Beach                            360                                 360
Stafford                                360                                 360
Brush Creek                             360                                 360
Grand Junction                          360                                 360
CHANHASSEN                              360                                 360
BOYDS                                   360                                 360
Falls Church                            360                                 360
PEMBROKE PINES                          360                                 360
SALINAS                                 360                                 360
Cumming                                 360                                 360
JERSEY CITY                             360                                 360
MADISON                                 360                                 360
MADISON                                 360                                 360
MADISON                                 360                                 360
MADISON                                 360                                 360
Phoenix                                 360                                 360
AURORA                                  360                                 360
HUMBLE                                  360                                 360
TUCSON                                  360                                 360
Kissimmee                               360                                 360
ROCKVILLE CENTER                        360                                 360
Lakeway                                 360                                 360
Milford                                 360                                 360
Kansas City                             360                                 360
Houston                                 360                                 360
Enfield                                 360                                 360
Saint Charles                           360                                 360
Hunt                                    360                                 360
Conroe                                  360                                 360
Garland                                 360                                 360
Hampton Bays                            360                                 360
Newport News                            360                                 360
HOUSTON                                 360                                 360
HUMBLE                                  360                                 360
Saco                                    360                                 360
Montgomery Village                      360                                 360
Jacksonville                            360                                 360
BROOMFIELD                              360                                 360
Humble                                  360                                 360
Harlingen                               360                                 360
TOWN OF RYE                             360                                 360
Peroia                                  360                                 360
Houston                                 360                                 360
Wilton                                  360                                 360
Oceanside                               360                                 360
Tampa                                   360                                 360
Saint Petersburg                        360                                 360
Stowe                                   180                                 180
POTTSTOWN                               180                                 180
Tampa                                   360                                 360
Hallandale Beach                        360                                 360
Charlotte                               360                                 360
Hogansville                             360                                 360
Atlanta                                 360                                 360
Marietta                                360                                 360
Orlando                                 360                                 360
Decatur                                 360                                 360
Marble                                  360                                 360
Palm City                               360                                 360
Bradenton                               360                                 360
Homestead                               360                                 360
Jacksonville                            360                                 360
Gainesville                             360                                 360
Garner                                  360                                 360
Decatur                                 360                                 360
SUGAR HILL                              360                                 360
Atlanta                                 360                                 360
South Bend                              360                                 360
Bluffton                                360                                 360
RIVERSIDE                               360                                 360
BOULDER                                 360                                 360
TOLEDO                                  360                                 360
TOLEDO                                  360                                 360
FORT COLLINS                            360                                 360
PENSACOLA                               360                                 360
METAIRIE                                360                                 360
TOLEDO                                  360                                 360
CHESAPEAKE                              360                                 360
TOLEDO                                  360                                 360
DOUGLASVILLE                            360                                 360
BOGALUSA                                360                                 360
CHESTERFIELD                            360                                 360
PUNTA GORDA                             360                                 360
ROSEVILLE                               360                                 360
HEMET                                   360                                 360
PONTIAC                                 360                                 360
PONTIAC                                 360                                 360
HAMPTON                                 360                                 360
FAIRFAX                                 180                                 180
SAINT LOUIS                             360                                 360
PEORIA                                  360                                 360
BELTSVILLE                              360                                 360
WAYNE                                   360                                 360
VIRGINIA BEACH                          360                                 360
PORT READING                            360                                 360
CAROL STREAM                            360                                 360
COLUMBIA                                360                                 360
LIVERPOOL                               360                                 360
TARPON SPRINGS                          360                                 360
OAKLAND                                 360                                 360
MOBILE                                  360                                 360
SAN DIEGO                               360                                 360
PROVO                                   360                                 360
COON RAPIDS                             360                                 360
HUGHSON                                 180                                 180
BALTIMORE                               360                                 360
FAIRFIELD                               360                                 360
KINGWOOD                                360                                 360
ST PETERSBURG                           360                                 360
BEND                                    360                                 360
SALT LAKE CITY                          360                                 360
DUMFRIES                                360                                 360
PHILADELPHIA                            360                                 360
LAS VEGAS                               360                                 360
OAKLAND                                 360                                 360
PHILADELPHIA                            360                                 360
PHOENIX                                 360                                 360
BEND                                    360                                 360
SALINAS                                 360                                 360
PETAL                                   360                                 360
COVINGTON                               360                                 360
HOUSTON                                 360                                 360
BEND                                    360                                 360
SIMI VALLEY                             360                                 360
OAK RIDGE                               180                                 180
GARNER                                  360                                 360
BEND                                    360                                 360
SPRINGFIELD                             360                                 360
WASHINGTON                              360                                 360
HUNTINGTON STATION                      360                                 360
MANDEVILLE                              360                                 360
CHICAGO                                 360                                 360
MEADOW VISTA                            360                                 360
CASCO                                   360                                 360
NEWPORT NEWS                            360                                 360
WEBB CITY                               360                                 360
PUYALLUP                                360                                 360
HAMILTON                                360                                 360
TOLEDO                                  360                                 360
LAFAYETTE                               360                                 360
MERIDIAN                                360                                 360
WEST LINN                               360                                 360
THIBODAUX                               360                                 360
TOLEDO                                  360                                 360
TACOMA                                  360                                 360
DELTONA                                 360                                 360
INDIANAPOLIS                            360                                 360
PORT RICHEY                             360                                 360
VERO BEACH                              360                                 360
KNOXVILLE                               360                                 360
CHICAGO                                 360                                 360
HOUSTON                                 360                                 360
BALDWINSVILLE                           360                                 360
TACOMA                                  360                                 360
MISSOURI CITY                           360                                 360
NAVARRE                                 360                                 360
NASHVILLE                               360                                 360
AVON LAKE                               360                                 360
TOLEDO                                  360                                 360
PORTLAND                                360                                 360
REPUBLIC                                360                                 360
NORTH CHARLESTON                        360                                 360
ORANGE PARK                             360                                 360
MOBILE                                  360                                 360
CHARLOTTE                               360                                 360
NORTH RICHLAND HILLS                    360                                 360
TOPSHAM                                 360                                 360
KANSAS CITY                             360                                 360
COTTAGE GROVE                           360                                 360
Dallas                                  360                                 360
DUNEDIN                                 360                                 360
NORTH MIAMI                             360                                 360
MONROE                                  360                                 360
FORT MYERS                              360                                 360
PATERSON                                360                                 360
SALEM                                   360                                 360
SAINT LOUIS                             360                                 360
LONGVIEW                                360                                 360
PORTSMOUTH                              360                                 360
BALTIMORE                               360                                 360
GREENWOOD                               360                                 360
ELGIN                                   360                                 360
WARREN                                  360                                 360
LAUDERDALE LAKES                        360                                 360
MIAMI                                   360                                 360
JACKSONVILLE                            360                                 360
CINCINNATI                              360                                 360
LOS ANGELES                             360                                 360
HAVANA                                  360                                 360
LADY LAKE                               360                                 360
BALTIMORE                               360                                 360
LONDON                                  360                                 360
FORT PAYNE                              360                                 360
VALRICO                                 360                                 360
CHICAGO                                 360                                 360
HUMBOLDT                                360                                 360
ABERDEEN                                360                                 360
DULUTH                                  360                                 360
SOUTH SAN FRANCISCO                     360                                 360
ABERDEEN                                360                                 360
CHARLOTTE                               360                                 360
OLNEY                                   360                                 360
ABERDEEN                                360                                 360
PENSACOLA                               360                                 360
ABERDEEN                                360                                 360
HILTON HEAD ISLAND                      360                                 360
ABERDEEN                                360                                 360
REX                                     360                                 360
MEMPHIS                                 360                                 360
LANGLEY                                 360                                 360
LOUISVILLE                              360                                 360
MEMPHIS                                 360                                 360
GALVESTON                               360                                 360
ODESSA                                  360                                 360
HATTIESBURG                             360                                 360
MEMPHIS                                 360                                 360
TRENTON                                 360                                 360
HATTIESBURG                             360                                 360
CENTER                                  360                                 360
SAINT JOSEPH                            360                                 360
SAN MATEO                               360                                 360
WAXHAW                                  360                                 360
ERIN                                    360                                 360
BERNARDSVILLE                           360                                 360
MIAMI                                   360                                 360
WAYNE                                   360                                 360
LOS ANGELES                             360                                 360
DARBY                                   360                                 360
PROVIDENCE                              360                                 360
ARIZONA CITY                            360                                 360
MEMPHIS                                 360                                 360
GREEN BAY                               360                                 360
SILVERDALE                              360                                 360
CLEVELAND                               360                                 360
MEMPHIS                                 360                                 360
WALDORF                                 360                                 360
SUFFOLK                                 360                                 360
MEMPHIS                                 360                                 360
MEMPHIS                                 360                                 360
MACEDONIA                               360                                 360
MEMPHIS                                 360                                 360
LONG BEACH                              360                                 360
LITTLE FALLS                            360                                 360
MEMPHIS                                 360                                 360
WASHINGTON                              360                                 360
PORTLAND                                360                                 360
JAMAICA BEACH                           360                                 360
PUYALLUP                                360                                 360
CHICAGO HEIGHTS                         360                                 360
MANDEVILLE                              360                                 360
AMHERST                                 360                                 360
NEW IBERIA                              360                                 360
MIAMI                                   360                                 360
RIVIERA BEACH                           360                                 360
LOUISVILLE                              360                                 360
KANSAS CITY                             360                                 360
LIVONIA                                 360                                 360
POCATELLO                               360                                 360
PAWTUCKET                               360                                 360
LINCOLN                                 360                                 360
WAYNE                                   360                                 360
WILMINGTON                              360                                 360
GARDEN CITY                             360                                 360
MACON                                   360                                 360
WAYNE                                   360                                 360
WESTLAND                                360                                 360
NEW CARROLLTON                          360                                 360
COCOA BEACH                             360                                 360
BROWNSTOWN TOWNSHIP                     360                                 360
CANTON                                  360                                 360
BOULDER                                 360                                 360
DAVIS                                   360                                 360
BOULDER                                 360                                 360
TOLEDO                                  360                                 360
RIVERVIEW                               360                                 360
DRAPER                                  360                                 360
MADISON                                 360                                 360
CORAL GABLES                            360                                 360
CHULA VISTA                             360                                 360
MEMPHIS                                 360                                 360
PONCHATOULA                             360                                 360
BATON ROUGE                             360                                 360
MEMPHIS                                 360                                 360
TOMBALL                                 360                                 360
MEMPHIS                                 360                                 360
MEMPHIS                                 360                                 360
TOPPENISH                               360                                 360
CHATTANOOGA                             360                                 360
MEMPHIS                                 360                                 360
BALTIMORE                               360                                 360
MIRAMAR                                 360                                 360
WADSWORTH                               360                                 360
AIKEN                                   180                                 180
MILFORD                                 360                                 360
HIALEAH                                 360                                 360
MANTEO                                  360                                 360
BOSTON                                  360                                 360
NORMAN                                  360                                 360
SAN JOSE                                360                                 360
SAINT LOUIS                             360                                 360
EASTLAKE                                360                                 360
SANDY                                   360                                 360
COOKEVILLE                              360                                 360
SPOKANE                                 360                                 360
WINSTON SALEM                           360                                 360
VANCOUVER                               360                                 360
SHREVEPORT                              360                                 360
HIGHLAND                                360                                 360
SARATOGA SPRINGS                        360                                 360
MIAMI BEACH                             360                                 360
COLUMBUS                                360                                 360
ALBUQUERQUE                             360                                 360
PHILADELPHIA                            360                                 360
GLENS FALLS                             360                                 360
PRAIRIEVILLE                            360                                 360
KEY LARGO                               360                                 360
PITTSBURGH                              360                                 360
NEW HYDE PARK                           360                                 360
JACKSON                                 360                                 360
HATTIESBURG                             360                                 360
MIAMI                                   360                                 360
LIVERMORE                               360                                 360
NEW HAVEN                               360                                 360
LOS ANGELES                             360                                 360
LOUISVILLE                              360                                 360
East Williston                          360                                 360
DANVILLE                                360                                 360
PALM COAST                              360                                 360
FORT WORTH                              360                                 360
MIAMI                                   360                                 360
METHUEN                                 360                                 360
BOGALUSA                                360                                 360
HOUSTON                                 360                                 360
KUNA                                    360                                 360
LAFAYETTE                               360                                 360
HIGHLAND PARK                           360                                 360
Houston                                 360                                 360
NORFOLK                                 360                                 360
SARATOGA SPRINGS                        360                                 360
WAXAHACHIE                              360                                 360
RUSHVILLE                               360                                 360
MEMPHIS                                 360                                 360
GENEVA                                  360                                 360
NETCONG                                 360                                 360
DOTHAN                                  360                                 360
LIVERMORE                               360                                 360
CLEARWATER                              360                                 360
CONCORD                                 360                                 360
UNIONDALE                               360                                 360
DES PLAINES                             360                                 360
LOMA LINDA                              360                                 360
MIAMI LAKES                             360                                 360
CHICAGO                                 360                                 360
YORK                                    360                                 360
MESA                                    360                                 360
SOMERVILLE                              360                                 360
NEWPORT                                 360                                 360
EUFUALA                                 360                                 360
SOMERVILLE                              360                                 360
BELGRADE                                360                                 360
CUMBERLAND                              360                                 360
NEW IBERIA                              360                                 360
EUFUALA                                 360                                 360
SPRINGFIELD                             360                                 360
COLUMBIA                                360                                 360
WOODHAVEN                               360                                 360
PORTSMOUTH                              360                                 360
NEWBERRY                                360                                 360
ROGERS                                  360                                 360
MOUNTAIN VIEW                           360                                 360
TALLAHASSEE                             360                                 360
RIVERSIDE                               360                                 360
BAKER                                   360                                 360
NEW ORLEANS                             360                                 360
PHILADELPHIA                            360                                 360
ST. LOUIS                               360                                 360
PHILADELPHIA                            360                                 360
BALTIMORE                               360                                 360
JACKSON                                 360                                 360
PHILADELPHIA                            360                                 360
COVINGTON                               360                                 360
COATESVILLE                             360                                 360
ORLANDO                                 360                                 360
LAS VEGAS                               360                                 360
PAWTUCKET                               360                                 360
KLAMATH FALLS                           360                                 360
LOVELAND                                360                                 360
LAS VEGAS                               360                                 360
BAKER                                   360                                 360
BAKER                                   360                                 360
BAKER                                   360                                 360
SPRING                                  360                                 360
DETROIT                                 360                                 360
MOUNT PLEASANT                          360                                 360
PHILADELPHIA                            360                                 360
MIAMI                                   360                                 360
WEST PALM BEACH                         360                                 360
RIDGEWOOD                               360                                 360
SAN DIEGO                               360                                 360
ROWLAND HEIGHTS                         360                                 360
VIRGINIA BEACH                          360                                 360
NEW ORLEANS                             360                                 360
PALOS HILLS                             360                                 360
NEW ORLEANS                             360                                 360
MIAMI                                   360                                 360
CHICAGO                                 360                                 360
OLYMPIA FIELDS                          360                                 360
JACKSONVILLE                            360                                 360
RALEIGH                                 360                                 360
CHICAGO                                 360                                 360
ROUND LAKE                              360                                 360
BRENTWOOD                               360                                 360
WILMINGTON                              360                                 360
PERRIS                                  360                                 360
COLUMBIA                                360                                 360
LAS VEGAS                               360                                 360
BALTIMORE                               360                                 360
COVINGTON                               360                                 360
CHICAGO                                 360                                 360
GALESVILLE                              360                                 360
MIAMI                                   360                                 360
LAFAYETTE                               360                                 360
SPANISH FORK                            360                                 360
PAINESVILLE                             360                                 360
NORTH WILDWOOD                          360                                 360
BLAUVELT                                360                                 360
RESTON                                  360                                 360
CHATTANOOGA                             360                                 360
RANCHO PALOS VERDES                     360                                 360
EUGENE                                  360                                 360
HARTFORD                                360                                 360
JOLIET                                  360                                 360
COCONUT GROVE                           360                                 360
BERKELEY                                360                                 360
SEDRO WOOLLEY                           360                                 360
MANSFIELD                               360                                 360
CHICAGO                                 360                                 360
WHITMAN                                 360                                 360
BOZEMAN                                 360                                 360
SAINT LOUIS                             360                                 360
HOUSTON                                 360                                 360
URBANA                                  360                                 360
SEATTLE                                 360                                 360
WILDOMAR                                360                                 360
OAKLAND                                 360                                 360
ORLANDO                                 360                                 360
MARATHON                                360                                 360
FAR ROCKAWAY                            360                                 360
IRVINGTON                               360                                 360
SAN DIEGO                               360                                 360
FORT LAUDERDALE                         360                                 360
FORT LAUDERDALE                         360                                 360
BROOKLYN                                360                                 360
LOMBARD                                 360                                 360
BUFFALO GROVE                           360                                 360
AURORA                                  360                                 360
NORTHLAKE                               360                                 360
ELGIN                                   360                                 360
MERRIMACK                               360                                 360
ORANGE PARK                             360                                 360
ISLE OF PALMS                           360                                 360
PRINCETON                               360                                 360
WALESKA                                 360                                 360
ACWORTH                                 360                                 360
CHARLOTTE                               360                                 360
STONE MOUNTAIN                          360                                 360
ROUND LAKE BEACH                        360                                 360
CHARLOTTE                               360                                 360
VENICE                                  360                                 360
SHASTA LAKE                             360                                 360
CHICAGO                                 360                                 360
WINSTON SALEM                           360                                 360
LITHONIA                                360                                 360
CARROLLTON                              360                                 360
WILMINGTON                              360                                 360
CAPE CORAL                              360                                 360
SPARTANBURG                             360                                 360
PAWTUCKET                               360                                 360
LORAIN                                  360                                 360
TAMARAC                                 360                                 360
CHICAGO                                 360                                 360
LEESBURG                                360                                 360
NEWTOWN                                 360                                 360
STONE MOUNTAIN                          360                                 360
CARLSBAD                                360                                 360
PROVIDENCE                              360                                 360
ROHNERT PARK                            360                                 360
DEDHAM                                  360                                 360
TACOMA                                  360                                 360
LOS ANGELES                             360                                 360
SOUTH PORTLAND                          360                                 360
TOBACCOVILLE                            360                                 360
ENTERPRISE                              360                                 360
CHESTERLAND                             360                                 360
CINCINNATI                              360                                 360
COLUMBUS                                360                                 360
BROOKLYN                                360                                 360
BROOKLYN                                360                                 360
LEXINGTON                               360                                 360
PURDYS                                  360                                 360
BROOMFIELD                              360                                 360
GREER                                   360                                 360
GREER                                   360                                 360
BOCA GRANDE                             360                                 360
SUN VALLEY                              360                                 360
DENVER                                  360                                 360
MOBILE                                  360                                 360
COLUMBUS                                360                                 360
VAIL                                    360                                 360
HIALEAH                                 360                                 360
TAMPA                                   360                                 360
COLUMBUS                                360                                 360
PEORIA                                  360                                 360
GAINESVILLE                             360                                 360
PHILADELPHIA                            360                                 360
ATTLEBORO                               360                                 360
PHILADELPHIA                            360                                 360
COLD SPRING                             360                                 360
WESLEY CHAPEL                           360                                 360
CHARLOTTE                               360                                 360
PHILADELPHIA                            360                                 360
OOLTEWAH                                360                                 360
NEW BEDFORD                             360                                 360
SHIRLEY                                 360                                 360
PORT ROYAL                              360                                 360
GARNERVILLE                             360                                 360
STONE MOUNTAIN                          360                                 360
BERKLEY                                 360                                 360
WESTLAND                                360                                 360
EVANSTON                                360                                 360
MIAMI BEACH                             360                                 360
CINCINNATI                              360                                 360
PALM BAY                                360                                 360
QUEEN CREEK                             360                                 360
BREAUX BRIDGE                           360                                 360
PALM BAY                                360                                 360
MARRERO                                 360                                 360
DECATUR                                 360                                 360
COLLEGE PARK                            360                                 360
PANACEA                                 360                                 360
WEST PALM BEACH                         360                                 360
MAGNOLIA SPRINGS                        360                                 360
BALTIMORE                               360                                 360
PENSACOLA                               360                                 360
SPRING VALLEY                           360                                 360
LADSON                                  360                                 360
NASHVILLE                               360                                 360
KANNAPOLIS                              360                                 360
COVENTRY                                360                                 360
COMMERCE CITY                           360                                 360
PENSACOLA                               360                                 360
PENSACOLA                               360                                 360
WAYNE                                   360                                 360
COLLEGE PARK                            360                                 360
HICKSVILLE                              360                                 360
DACONO                                  360                                 360
SOUTHAMPTON                             360                                 360
WAYNE                                   360                                 360
COVINGTON                               360                                 360
VERO BEACH                              360                                 360
GASTONIA                                360                                 360
BOILING SPRINGS                         360                                 360
CHICAGO                                 360                                 360
ST PETERSBURG                           360                                 360
WATERBURY                               360                                 360
AURORA                                  360                                 360
SAN LEANDRO                             360                                 360
PALOS PARK                              360                                 360
CORNELIUS                               360                                 360
NAPERVILLE                              360                                 360
TAYLORSVILLE                            360                                 360
WINSTON SALEM                           360                                 360
LOS LUNAS                               360                                 360
GARDEN CITY                             360                                 360
BALTIMORE                               360                                 360
LINCOLN                                 360                                 360
POWDER SPRINGS                          360                                 360
BLACKLICK                               360                                 360
BALTIMORE                               360                                 360
WINSTON SALEM                           360                                 360
MEMPHIS                                 360                                 360
SUMMERVILLE                             360                                 360
WINSTON SALEM                           360                                 360
HAMPTON                                 360                                 360
CLEARWATER                              360                                 360
GLOCESTER                               360                                 360
PHILADELPHIA                            360                                 360
SALISBURY                               360                                 360
SACRAMENTO                              360                                 360
PHILADELPHIA                            360                                 360
STATEN ISLAND                           360                                 360
ALAMO                                   360                                 360
BATON ROUGE                             360                                 360
TALLAHASSEE                             360                                 360
ANDERSON                                360                                 360
BIRMINGHAM                              360                                 360
PORT JEFFERSON STATION                  360                                 360
HOFFMAN ESTATES                         360                                 360
FALLS CHURCH                            360                                 360
NORTHBROOK                              360                                 360
CHICAGO                                 360                                 360
ROANOKE                                 360                                 360
PARKLAND                                360                                 360
HARVEY                                  360                                 360
LA QUINTA                               360                                 360
BATON ROUGE                             360                                 360
ATLANTA                                 360                                 360
BOYNTON BEACH                           360                                 360
CHICAGO                                 360                                 360
MIAMI                                   360                                 360
CHICAGO                                 360                                 360
MARGATE                                 360                                 360
SANDY                                   360                                 360
WASHINGTON                              360                                 360
GALLATIN                                360                                 360
CHESAPEAKE BEACH                        360                                 360
KISSIMMEE                               360                                 360
WINSTON SALEM                           360                                 360
MONTGOMERY                              360                                 360
DALLAS                                  360                                 360
DES PLAINES                             360                                 360
OYSTER BAY                              360                                 360
ATLANTA                                 360                                 360
CHICAGO                                 360                                 360
EAST HAMPTON                            360                                 360
MANCHESTER                              360                                 360
CARMEL                                  360                                 360
PALM BEACH                              360                                 360
SPRINGFIELD                             360                                 360
MESA                                    360                                 360
Fort Lauderdale                         360                                 360
KISSIMMEE                               360                                 360
WILLOUGHBY                              360                                 360
Lafayette Hill                          360                                 360
East Hampton                            360                                 360
Alexandria                              360                                 360
Los Angeles                             360                                 360
Montgomery                              360                                 360
TUPELO                                  360                                 360
MOUNT VERNON                            360                                 360
Charlotte                               360                                 360
TUCSON                                  360                                 360
Auburn Hills                            360                                 360
SILVER SPRING                           300                                 300
LOUISVILLE                              360                                 360
SAINT LOUIS                             360                                 360
NASHVILLE                               360                                 360
SAINT LOUIS                             360                                 360
SAINT LOUIS                             360                                 360
SHERWOOD                                360                                 360
SAINT LOUIS                             360                                 360
WAXHAW                                  360                                 360
MORENO VALLEY                           360                                 360
ANDERSON                                360                                 360
TOPEKA                                  360                                 360
ANDERSON                                360                                 360
HATTIESBURG                             360                                 360
MOUNT AIRY                              360                                 360
LEXINGTON                               360                                 360
LEXINGTON                               360                                 360
RALEIGH                                 360                                 360
RALEIGH                                 360                                 360
CROWN POINT                             360                                 360
RALEIGH                                 360                                 360
DENVER                                  360                                 360
CHICAGO                                 360                                 360
WOODBRIDGE                              360                                 360
FORT COLLINS                            360                                 360
SAN RAFAEL                              360                                 360
HIGH POINT                              360                                 360
HUNTINGTON BEACH                        360                                 360
CHICAGO                                 360                                 360
DENVER                                  360                                 360
ELMHURST                                360                                 360
KISSIMMEE                               360                                 360
OAKLAND                                 360                                 360
RALEIGH                                 360                                 360
HIGH POINT                              360                                 360
TOPEKA                                  360                                 360
NAGS HEAD                               360                                 360
LYNN                                    360                                 360
SACRAMENTO                              360                                 360
NEW ORLEANS                             360                                 360
FALLON                                  360                                 360
GAITHERSBURG                            360                                 360
SALT LAKE CITY                          360                                 360
CHARLOTTESVILLE                         360                                 360
EAST FALMOUTH                           360                                 360
MINNEAPOLIS                             360                                 360
DETROIT                                 360                                 360
CHESAPEAKE                              360                                 360
RIDGEWOOD                               360                                 360
BROOKLYN                                360                                 360
SARASOTA                                360                                 360
Terrell                                 360                                 360
Terrell                                 180                                 180
Fort Worth                              360                                 360
Fresno                                  360                                 360
Spring                                  360                                 360
Memphis                                 360                                 360
Terrell                                 360                                 360
Terrell                                 360                                 360
Plano                                   360                                 360
Athens                                  360                                 360
Washington                              240                                 240
Crowley                                 360                                 360
Missouri City                           360                                 360
Island Park                             360                                 360
Broken Arrow                            360                                 360
Aylett                                  360                                 360
WALPOLE                                 360                                 360
AGOURA HILLS                            360                                 360
LAWRENCEVILLE                           360                                 360
TUCSON                                  180                                 180
NEWPORT                                 360                                 360
CANTON                                  360                                 360
FORT MYERS                              360                                 360
Worcester                               360                                 360
MINNEAPOLIS                             180                                 180
GILBERTSVILLE                           360                                 360
REDONDO BEACH                           360                                 360
Fort Myers                              360                                 360
HILLSIDE                                360                                 360
Norwich                                 360                                 360
HARRISBURG                              360                                 360
GAINESVILLE                             360                                 360
PORT RICHEY                             360                                 360
LLANO AREA                              360                                 360
COLORADO CITY                           360                                 360
YUMA                                    360                                 360
SAN ANTONIO                             360                                 360
SAN DIEGO                               360                                 360
MISSION                                 360                                 360
BRUNSWICK HILLS                         360                                 360
YPSILANTI                               360                                 360
OAK GROVE                               360                                 360
NASHVILLE                               360                                 360
CAPE CORAL                              360                                 360
CONCORD                                 360                                 360
JACKSONVILLE                            360                                 360
HENDERSON                               360                                 360
BRUNSWICK                               360                                 360
DALLAS                                  180                                 180
DALLAS                                  180                                 180
EAST MORICHES                           360                                 360
Cedar Hill                              360                                 360
Dothan                                  360                                 360
Valley Village                          360                                 360
Albany                                  360                                 360
Albany                                  360                                 360
Baltimore                               180                                 180
Hitchcock                               360                                 360
Oak Leaf                                360                                 360
Calexico                                360                                 360
HOUSTON                                 360                                 360
HUMBLE                                  360                                 360
Circle Pines                            360                                 360
KATY                                    360                                 360
Sunrise                                 360                                 360
CHARLOTTE                               360                                 360
Dallas                                  360                                 360
El Monte                                360                                 360
Charlotte                               360                                 360
WINDSOR                                 360                                 360
Stafford                                360                                 360
Waterville Valley                       360                                 360
Granada Hills                           360                                 360
Maumelle                                360                                 360
Highland                                180                                 180
BALTIMORE                               360                                 360
Falls Church                            360                                 360
Canton                                  360                                 360
Plano                                   360                                 360
Spring                                  360                                 360
Minneapolis                             360                                 360
Minneapolis                             360                                 360
Saint Paul                              360                                 360
Miami                                   360                                 360
DENTON                                  360                                 360
GAINESVILLE                             360                                 360
HUNTSVILLE                              360                                 360
DENTON                                  360                                 360
DALLAS                                  360                                 360
Maywood                                 360                                 360
Tyler                                   360                                 360
Jefferson                               360                                 360
JACKSONVILLE                            360                                 360
Phoenixville                            360                                 360
TYLER                                   360                                 360
HOUSTON                                 360                                 360
Royal Oak                               360                                 360
Hightstown                              360                                 360
Belton                                  360                                 360
Ellicott City                           360                                 360
Paterson                                360                                 360
MANASSAS                                360                                 360
Springfield                             360                                 360
INDIANAPOLIS                            360                                 360
INDIANAPOLIS                            360                                 360
LOUISVILLE                              360                                 360
CONVERSE                                360                                 360
Austin                                  360                                 360
CHARLOTTE                               360                                 360
CHANNELVIEW                             360                                 360
HOUSTON                                 360                                 360
AUSTIN                                  360                                 360
Aurora                                  360                                 360
Saint Louis                             360                                 360
KATY                                    360                                 360
MOUNT CARMEL                            360                                 360
LAKE JACKSON                            360                                 360
Cambridge                               360                                 360
FORTH WORTH                             360                                 360
Houston                                 360                                 360
AUSTIN                                  360                                 360
Lubbock                                 360                                 360
DALLAS                                  360                                 360
LOS ANGELES                             360                                 360
HOUSTON                                 360                                 360
FORT WORTH                              180                                 180
Longport                                360                                 360
Providence                              360                                 360
Edgewater                               360                                 360
DELMAR                                  360                                 360
Memphis                                 360                                 360
ELIZABETHTON                            360                                 360
PITTSBURGH                              360                                 360
Carlisle                                360                                 360
LANSING                                 360                                 360
LANSING                                 360                                 360
MCKNIGHTSTOWN                           360                                 360
ABBOTTSTOWN                             360                                 360
LOCKPORT                                360                                 360
New Hope                                360                                 360
GETTYSBURG                              360                                 360
SALISBURY                               360                                 360
KNOXVILLE                               360                                 360
KISSIMMEE                               360                                 360
Lothian                                 360                                 360
Philadelphia                            360                                 360
Philadelphia                            360                                 360
Temple Hills                            360                                 360
Sevierville                             360                                 360
Curtis Bay                              360                                 360
Nashua                                  360                                 360
Brookline                               360                                 360
Bronx                                   360                                 360
Naples                                  360                                 360
Saint Francis                           360                                 360
Coon Rapids                             360                                 360
Columbia Heights                        360                                 360
Louisville                              360                                 360
Katy                                    360                                 360
Oneonta                                 360                                 360
PEARLAND                                360                                 360
De Soto                                 360                                 360
Houston                                 360                                 360
Cleveland                               360                                 360
SAN BERNARDINO                          360                                 360
SAN BERNARDINO                          360                                 360
Dallas                                  360                                 360
San Antonio                             360                                 360
Laguna Vista                            360                                 360
Mansfield                               360                                 360
Mesquite                                360                                 360
Lake Jackson                            360                                 360
Houston                                 360                                 360
Corpus Christi                          360                                 360
FENWICK ISLAND                          180                                 180
LAFAYETTE                               360                                 360
MALIBU                                  360                                 360
IRVINE                                  360                                 360
TYLER                                   360                                 360
MONTGOMERY                              360                                 360
GARLAND                                 360                                 360
Garland                                 360                                 360
FARMERSVILLE                            360                                 360
GILBERT                                 360                                 360
San Francisco                           360                                 360
FORT MEYERS                             360                                 360
Lorton                                  360                                 360
UNIONVILLE                              360                                 360
Dover                                   360                                 360
Aldan                                   360                                 360
Newtown                                 360                                 360
Pennsauken                              360                                 360
YUCCA VALLEY                            360                                 360
TAVARES                                 360                                 360
ABERDEEN                                360                                 360
WALDEN                                  360                                 360
FALL RIVER                              360                                 360
BONITA SPRINGS                          360                                 360
ISSAQUAH                                360                                 360
MISSOURI CITY                           360                                 360
IDAHO FALLS                             360                                 360
MEDINA                                  360                                 360
SNOHOMISH                               360                                 360
SEATTLE                                 360                                 360
THOMASTON                               360                                 360
MOORESVILLE                             360                                 360
THOMASTON                               360                                 360
SAN ANTONIO                             360                                 360
RENO                                    360                                 360
NORTH AURORA                            360                                 360
SPOKANE                                 360                                 360
DICKINSON                               180                                 180
SYRACUSE                                360                                 360
MOUNT SINAI                             360                                 360
SPRINGFIELD                             360                                 360
SPRINGFIELD                             360                                 360
SYRACUSE                                360                                 360
CATHEDRAL CITY                          360                                 360
RIVERDALE                               360                                 360
PHILADELPHIA                            360                                 360
ATLANTA                                 360                                 360
MIAMI                                   360                                 360
HIDDEN VALLEY                           360                                 360
BALTIMORE                               360                                 360
BRONX                                   360                                 360
BROOKLYN                                360                                 360
WOOD DALE                               360                                 360
CORAL SPRINGS                           360                                 360
COVINGTON                               360                                 360
JAMAICA                                 360                                 360
DALLAS                                  360                                 360
GERMANTOWN                              360                                 360
HALETHORPE                              360                                 360
OSPREY                                  360                                 360
LAS VEGAS                               360                                 360
PACOLET                                 360                                 360
FRANKLINTON                             360                                 360
FOUNTAIN HILLS                          360                                 360
PIKESVILLE                              360                                 360
NORTHAMPTON                             360                                 360
MENIFEE                                 360                                 360
SPOKANE VALLEY                          360                                 360
YOUNGSTOWN                              360                                 360
NORTHBROOK                              360                                 360
WALDORF                                 360                                 360
SEFFNER                                 360                                 360
MANDEVILLE                              360                                 360
CARLSBAD                                360                                 360
LAUDERDALE LAKES                        360                                 360
GULFPORT                                360                                 360
MIAMI                                   360                                 360
LAUDERDALE LAKES                        360                                 360
TAMPA                                   360                                 360
COLUMBIA FALLS                          360                                 360
FULTON                                  360                                 360
LAUDERDALE LAKES                        360                                 360
MENTOR                                  360                                 360
BRANDON                                 360                                 360
ALVA                                    360                                 360
WILTON                                  360                                 360
GRANTS PASS                             360                                 360
LOUISVILLE                              360                                 360
CHELSEA                                 360                                 360
MCHENRY                                 360                                 360
CALIMESA                                360                                 360
HAMMOND                                 360                                 360
CHOCTAW                                 360                                 360
LODI                                    360                                 360
LAS VEGAS                               360                                 360
MIAMI                                   360                                 360
UNIVERSITY PLACE                        360                                 360
BEAVERCREEK                             360                                 360
KINGSTON                                360                                 360
SAN JUAN CAPISTRANO                     360                                 360
CHICAGO                                 360                                 360
BOYNE CITY                              360                                 360
PAWLEYS ISLAND                          360                                 360
GRETNA                                  360                                 360
GRETNA                                  360                                 360
HIALEAH                                 360                                 360
RIVERDALE                               360                                 360
CAPTIVA                                 360                                 360
TOLEDO                                  360                                 360
TAMPA                                   360                                 360
MARKHAM                                 360                                 360
MAGNOLIA                                360                                 360
WASHINGTON                              360                                 360
BREMERTON                               360                                 360
MONTGOMERY                              360                                 360
MIAMI                                   360                                 360
HEMET                                   360                                 360
CHARDON                                 360                                 360
THOMASTON                               360                                 360
LOUISVILLE                              360                                 360
NORTH LAS VEGAS                         360                                 360
BOSTON                                  360                                 360
FRIENDSWOOD                             360                                 360
LAKE WALES                              360                                 360
HUTTO                                   360                                 360
CHICAGO                                 360                                 360
MANDEVILLE                              360                                 360
FLORENCE                                360                                 360
SAN BERNARDINO                          360                                 360
ASHEVILLE                               360                                 360
COACHELLA                               360                                 360
FLORENCE                                360                                 360
FLATWOODS                               360                                 360
SEATTLE                                 360                                 360
SAN RAMON                               360                                 360
BOSTON                                  360                                 360
PITTSBURG                               360                                 360
COLUMBUS                                360                                 360
HATTIESBURG                             360                                 360
PHOENIX                                 360                                 360
GREER                                   360                                 360
SPRINGFIELD                             360                                 360
PITTSBURG                               360                                 360
RANDALLSTOWN                            360                                 360
MISSION                                 360                                 360
POLLOCK PINES                           360                                 360
FORT MOHAVE                             360                                 360
WELCH                                   360                                 360
CARBONDALE                              360                                 360
FORT MOHAVE                             360                                 360
GREER                                   360                                 360
SAN BERNARDINO                          360                                 360
SARASOTA                                360                                 360
HOPEWELL JUNCTION                       360                                 360
CHARLOTTE                               360                                 360
SARASOTA                                360                                 360
KENSINGTON                              360                                 360
BEAVERTON                               360                                 360
PUTNAM                                  360                                 360
ORLANDO                                 360                                 360
SARASOTA                                360                                 360
EVERETT                                 360                                 360
DECATUR                                 360                                 360
GREENSBORO                              360                                 360
CHICAGO                                 360                                 360
JACKSONVILLE                            360                                 360
MANDEVILLE                              360                                 360
PAINESVILLE                             360                                 360
JACKSONVILLE                            360                                 360
JONESBORO                               360                                 360
WOODLAKE                                360                                 360
COVINGTON                               360                                 360
STREETSBORO                             360                                 360
ERIE                                    360                                 360
FLORENCE                                360                                 360
SPRING                                  360                                 360
OAKDALE                                 180                                 180
MOUNT JULIET                            360                                 360
PEORIA                                  360                                 360
FLORENCE                                360                                 360
RALEIGH                                 360                                 360
SPRINGFIELD                             360                                 360
FOUNTAIN INN                            360                                 360
MIAMI                                   360                                 360
PROVO                                   360                                 360
FLORENCE                                360                                 360
DAVENPORT                               360                                 360
BAKERSFIELD                             360                                 360
WASHINGTON                              360                                 360
FLORENCE                                360                                 360
CHESTER                                 360                                 360
BREAUX BRIDGE                           360                                 360
IRVINGTON                               360                                 360
FLORISSANT                              360                                 360
KILL DEVIL HILLS                        180                                 180
SUNRISE BEACH                           360                                 360
FLORENCE                                360                                 360
WHITE HALL                              360                                 360
BATON ROUGE                             360                                 360
OLD HICKORY                             360                                 360
JOPLIN                                  360                                 360
SANDY                                   360                                 360
PORT SAINT LUCIE                        360                                 360
KANSAS CITY                             360                                 360
SACRAMENTO                              360                                 360
WARREN                                  360                                 360
KENT                                    360                                 360
GREENVILLE                              360                                 360
HOMEWOOD                                360                                 360
MESA                                    360                                 360
HUNTINGTON BEACH                        360                                 360
FREDERICK                               360                                 360
SOUTH LAKE TAHOE                        360                                 360
CORAL SPRINGS                           360                                 360
CTY OF CMMRCE                           360                                 360
SAN DIEGO                               360                                 360
HAMPTON                                 360                                 360
MIAMI                                   360                                 360
SCHENECTADY                             360                                 360
LOS ANGELES                             360                                 360
LAFAYETTE                               360                                 360
ELK GROVE                               360                                 360
NEWPORT NEWS                            360                                 360
CLEARWATER                              360                                 360
PORTSMOUTH                              360                                 360
AVON                                    360                                 360
HOLLYWOOD                               360                                 360
WEST LEBANON                            360                                 360
TOLEDO                                  360                                 360
GAUTIER                                 360                                 360
MIAMI                                   360                                 360
CANTON                                  360                                 360
BUSHKILL                                360                                 360
MANDEVILLE                              360                                 360
RICHARDSON                              360                                 360
ACTON                                   360                                 360
AUBURN                                  360                                 360
MOUNT JULIET                            360                                 360
ROCKVILLE                               360                                 360
AURORA                                  360                                 360
SALT LAKE CITY                          360                                 360
Clarkston                               360                                 360
Ferndale                                360                                 360
                                    357.8420296                         357.9237525

CITY1                            ORIGINAL_BALANCE                    FIRST_PAY_DATE            PAYMENT
-------------------------------------------------------------------------------------------------------
SHREWSBURY                          189,000.00                          20060201               1,043.44
UPLAND                              487,500.00                          20051201               2,843.75
WRIGHTWOOD                          224,000.00                          20051201               1,306.31
RALEIGH                              94,600.00                          20060201                 670.08
MAGALIA                             126,750.00                          20060201                 780.43
Lilburn                             232,000.00                          20060201               1,642.08
EVANS                               173,600.00                          20060201               1,097.28
FRESNO                              105,000.00                          20060201                 601.56
HILLSBORO                           167,920.00                          20060201               1,084.48
IRVING                              222,000.00                          20060301               1,439.89
NORTH LAS VEGAS                     236,000.00                          20060201               1,352.08
Spring Hill                         108,000.00                          20060201                 731.25
NORTH PORT                          160,000.00                          20060201                 916.67
Union City                           83,433.00                          20060101                 495.38
NAMPA                                94,000.00                          20060201                 567.92
PATERSON                            297,500.00                          20060301               2,014.32
WOODSTOCK                           148,000.00                          20060201                 955.83
Midlothian                          115,238.00                          20060201                 718.94
Suprise                             227,200.00                          20060201               1,491.00
Phoenix                             176,000.00                          20060201               1,246.67
Las Vegas                           277,500.00                          20060201               1,708.62
TOMBALL                             111,775.00                          20060101                 745.17
Lahaina                           1,625,000.00                          20060101               8,957.55
CYPRESS                              91,800.00                          20060201                 583.31
Rowland Heights                     645,000.00                          20060101               4,076.84
Tucson                              120,000.00                          20060301                 712.50
Scottsdale                          555,000.00                          20060101               3,417.23
Gaithersburg                        440,000.00                          20060301               3,025.00
Area of Duarte                      150,000.00                          20060101                 997.95
Hutchinson                          108,750.00                          20060201                 747.66
Sanger                              140,800.00                          20060201                 901.56
Trenton                              95,600.00                          20060101                 604.26
Los Angeles                         293,000.00                          20060201               1,689.36
Riverdale                            88,975.00                          20060201                 556.09
Henrietta                           161,991.00                          20060201               1,023.89
Round Rock                          114,000.00                          20060201                 748.90
TULARE                              444,000.00                          20060301               2,497.50
LOUISVILLE                          399,000.07                          20060301               2,452.19
SANTA ANA                           227,200.00                          20060201               1,726.88
jonesboro                           120,056.00                          20060201                 768.74
Mitchellville                       511,305.00                          20060201               3,621.74
Chaska                              119,000.00                          20060201                 718.96
Fairfield                           103,200.00                          20060301                 730.44
Tucson                              207,200.00                          20060301               1,359.75
Willow Spring                        44,400.00                          20060201                 325.79
Cypress                             288,934.00                          20060201               1,898.10
PEORIA                              541,400.00                          20060101               3,045.38
Dallas                              213,600.00                          20060201               1,335.00
McDOnough                           145,120.00                          20060201                 846.53
ROCKMART                             80,960.00                          20060201                 514.43
LOS ANGELES                         256,000.00                          20060101               1,386.67
FRIDLEY                             444,613.00                          20060201               2,995.44
Hammond                              68,000.00                          20060301                 510.86
Cincinnati                          104,000.00                          20060301                 650.00
LAS VEGAS                           348,588.00                          20060201               1,888.19
Colorado Springs                    118,400.00                          20060201                 678.33
Burns Township                      594,075.00                          20060201               3,465.44
CHARLOTTE                           133,592.00                          20060201                 807.12
MCDONOUGH                           103,120.00                          20060201                 687.47
RYDAL                               140,000.00                          20060201                 787.50
RIVERDALE                           119,192.00                          20060201                 682.87
MCDONOUGH                            85,200.00                          20060201                 497.00
Westlake Village                  1,000,000.00                          20060201               6,354.17
Berkley                             220,000.00                          20060201               1,191.67
San Antonio                         312,000.00                          20060201               1,950.00
San Leandro                         312,000.00                          20060101               2,049.62
Norfolk                              63,920.00                          20060101                 366.21
Rising Sun                          210,000.00                          20060101               1,468.36
Modesto                             276,000.00                          20060101               1,811.25
Baltimore                            64,000.00                          20060101                 497.79
Baton Rouge                         100,800.00                          20051101                 724.50
Valley Village Area                 600,000.00                          20060201               3,792.41
Tallahassee                         101,764.00                          20060201                 636.03
HUNTSVILLE                          123,200.00                          20060201                 799.07
Hahira                               91,120.00                          20060201                 591.00
Dallas                              134,000.00                          20060201                 948.44
Bloomfield                          416,000.00                          20050601               2,629.41
Elizabeth                           120,000.00                          20060101                 787.50
Colorado Springs                    243,969.00                          20060101               1,285.88
Huntington Beach                  1,820,000.00                          20060101              12,261.68
Rockland                            251,900.00                          20051201               1,626.85
Gilbert                             213,500.00                          20051201               1,490.05
RIALTO                              400,000.00                          20060201               2,458.33
San Antonio                         228,000.00                          20060201               1,441.12
KISSIMMEE                           219,632.00                          20060201               1,395.58
SACRAMENTO                          522,768.00                          20060201               3,390.67
Georgetown                          400,000.00                          20060101               2,291.67
TROY                                625,552.00                          20060101               4,427.62
WESTFIELD                           169,252.00                          20060201               1,111.87
LAKE ELSINORE                       430,704.00                          20060101               2,647.03
KISSIMMEE                           151,712.00                          20060101                 995.61
ORLANDO                             223,920.00                          20060301               1,586.10
Surprise                            575,500.00                          20060101               3,476.98
Greensburg                          168,000.00                          20060301               1,103.64
Mcdonough                           166,200.00                          20060301               1,219.52
PALM DESERT                         268,000.00                          20060201               1,675.00
CHULA VISTA                         450,000.00                          20060201               2,918.69
Glendale                             67,875.00                          20060101                 410.08
Temple                               47,200.00                          20060201                 367.12
College Station                      88,000.00                          20060101                 476.67
MISSOURI CITY                        95,172.00                          20060101                 681.82
OCEAN CITY                          770,750.00                          20060201               4,656.61
Tomball                             105,300.00                          20060201                 763.50
Valdosta                            111,280.00                          20060201                 836.01
Arlington                            68,400.00                          20060201                 466.61
Van Nuys                            450,000.00                          20060201               2,918.69
DOUGLASVILLE                        121,200.00                          20060101                 899.91
Hinesville                           80,000.00                          20060101                 483.33
CONYERS                             111,999.00                          20060101                 676.66
CHARLOTTE                           200,000.00                          20060101               1,395.83
Peroia                              788,000.00                          20060101               4,432.50
Los Lunas                           119,200.00                          20060301                 695.33
Charlotte                            81,600.00                          20060201                 570.56
WASHINGTON                          406,400.00                          20060201               2,921.00
Riverdale                           140,850.00                          20060201                 924.33
LOMITA                              422,500.00                          20060201               2,332.55
CARTERSVILLE                         82,320.00                          20060101                 514.50
Grand Junction                       98,150.00                          20060201                 613.44
Scottdale                            78,400.00                          20060201                 528.20
Valdosta                             75,920.00                          20060101                 474.50
Queen Creek                         325,000.00                          20060101               1,861.98
Gilbert                             150,000.00                          20060101                 890.63
SOMERTON                            220,800.00                          20060201               1,357.00
Dundalk                             225,000.00                          20060201               1,453.13
Clinton                              89,200.00                          20060201                 623.70
Glen Burnie                         432,250.00                          20060201               2,696.68
Coral Springs                       495,200.00                          20060201               2,630.75
COVINGTON                           235,920.00                          20060201               1,499.08
HUXLEY                              138,720.00                          20060201                 852.55
CHESAPEAKE                          119,600.00                          20060201                 784.88
Center Point                        164,800.00                          20060201               1,012.83
Waldorf                             177,500.00                          20060101               1,064.21
Upper Marlboro                      312,896.00                          20060101               1,923.01
DECATUR                             192,000.00                          20060101               1,408.83
AUSTELL                              70,650.00                          20060101                 464.12
Cape Charles                        174,230.00                          20060101                 925.60
Charlotte                            99,200.00                          20051201                 536.46
Tulare                               72,000.00                          20051201                 547.25
Madison                             404,000.00                          20060201               2,525.00
Ocoee                               147,000.00                          20060101                 826.88
Kendall Park                        258,500.00                          20060201               1,561.77
Bryan                                73,200.00                          20060301                 480.38
West Valley City                     58,800.00                          20060201                 343.00
Tavares                              50,000.00                          20060301                 332.66
Panama City Beach                   500,000.00                          20060201               3,496.08
PIQUA                               106,320.00                          20060201                 725.29
San Jose                            450,000.00                          20060101               2,770.73
SHOREHAM                            296,330.00                          20060201               1,873.01
Kingston                            132,000.00                          20060201                 867.15
Miami                             1,000,000.00                          20060101               5,937.50
Olathe                              116,000.00                          20051201                 725.00
BUCKEYE                             184,201.00                          20060201               1,170.44
Fort Myers                        1,075,900.00                          20060201               7,248.54
Cape Coral                          155,000.00                          20060101                 888.02
BRIDGEWATER                         360,000.00                          20060201               2,062.50
TAMPA                                82,800.00                          20060201                 465.54
BAKERSFIELD                         276,000.00                          20060201               1,581.23
Cape Coral                          112,000.00                          20060101                 653.33
San Marcos                          118,000.00                          20060201                 804.97
CIBOLO                               78,934.00                          20060201                 476.89
De Soto                             364,000.00                          20060201               2,545.14
POWAY                               525,000.00                          20060201               2,843.75
BOUND BROOK                         292,000.00                          20060201               1,672.92
Clearwater                          500,000.00                          20060101               3,201.55
PHOENIXVILLE                        188,613.00                          20060201               1,198.48
Frisco                              801,600.00                          20060201               5,177.00
FREDERICKSBURG                      501,926.00                          20060201               3,213.89
New Albany                           92,240.00                          20060101                 480.42
CINCINNATI                           96,000.00                          20060101                 780.00
SPOTSYLVANIA                        493,500.00                          20060201               3,084.38
POTTSTOWN                           175,557.00                          20060201               1,115.52
CONROE                               86,000.00                          20060201                 572.16
PHOENIXVILLE                        188,613.00                          20060201               1,198.48
BELLEVUE                          1,300,000.00                          20060101               7,041.67
UNION BRIDGE                        287,920.00                          20060201               1,679.53
Baltimore                            73,600.00                          20060201                 452.33
RIO RANCHO                           92,000.00                          20060301                 555.83
NEW OXFORD                          222,000.00                          20060301               1,225.63
FREDERICKSBURG                      419,935.00                          20060201               2,274.65
Roosevelt                           272,000.00                          20060201               1,785.00
Orem                                360,000.00                          20060301               2,175.00
Anamosa                              80,000.00                          20060301                 545.74
BALDWIN PARK                        125,000.00                          20060201                 716.15
NOVI                                129,677.00                          20060201                 756.45
North Webster                       124,000.00                          20051201                 888.35
LORTON                              500,000.00                          20060201               3,284.64
BOISE                               446,400.00                          20060201               2,418.00
CARTERSVILLE                         57,280.00                          20060101                 358.00
ELKHART                             106,800.00                          20060301                 692.70
Wyandotte                            96,960.00                          20060201                 719.93
SHAKER HEIGHTS                      194,000.00                          20060301               1,252.92
HATTIESBURG                          52,000.00                          20060301                 325.00
AUSTELL                             100,000.00                          20060201                 687.50
Long Beach                          297,000.00                          20051201               1,546.88
College Park                        131,920.00                          20060101                 812.25
Baltimore                           480,000.00                          20060201               2,750.00
VILLA RICA                          142,000.00                          20060101                 843.13
Sugar Land                          288,000.00                          20060201               1,980.00
East Orange                         180,000.00                          20060201               1,275.00
OKLAHOMA CITY                        78,400.00                          20060201                 441.00
ROCKMART                             92,800.00                          20060101                 551.00
CIBOLO                               78,934.00                          20060201                 476.89
MONROE                              133,992.00                          20060101                 823.49
WOODBURN                            117,800.00                          20060201                 687.17
ROCKVILLE                           365,000.00                          20060301               2,489.95
Sterling                            220,000.00                          20060201               1,375.00
ELLICOTT CITY                       314,400.00                          20060301               2,030.50
Centreville                         256,000.00                          20060201               1,600.00
Aurora                              365,446.00                          20060101               2,131.77
HAMILTON                            241,044.00                          20060301               1,782.72
MEDFORD                             259,000.00                          20060201               1,618.75
DUNDALK                             163,200.00                          20060201                 918.00
MILWAUKEE                           105,300.00                          20060201                 669.09
SCOTTSDALE                          752,000.00                          20060301               4,386.67
SUMTER                              240,000.00                          20060201               1,375.00
GERMANTOWN                          287,200.00                          20060101               1,795.00
SILVER SPRING                       340,160.00                          20060201               2,090.57
HOUSTON                              69,596.00                          20060201                 456.72
CAPE CORAL                          151,450.00                          20060201                 946.56
ANTHEM                              527,600.00                          20060201               2,912.79
Newark                              140,800.00                          20060201                 913.23
Meridian                            250,000.00                          20060201               1,614.58
Havelock                             86,300.00                          20060201                 521.40
Port Saint Lucie                    252,000.00                          20060201               1,653.75
Denver                              160,000.00                          20060201                 950.00
REDMOND                             184,130.00                          20060301               1,131.63
ST. JAMES                           500,000.00                          20060301               3,119.35
ALEXANDRIA                          315,000.00                          20060201               1,771.88
Gilbert                             202,000.00                          20060201               1,262.50
KANSAS CITY                          70,000.00                          20060201                 544.45
GARDEN CITY PARK                    436,000.00                          20060201               2,755.82
NORFOLK                             101,120.00                          20060201                 674.13
OCEAN VIEW                          484,604.00                          20060201               3,305.85
Salem                               160,000.00                          20060201               1,033.33
Spokane Valley                      124,800.00                          20060201                 894.08
Tallahassee                          81,250.00                          20060201                 567.06
Miami                               180,800.00                          20060201               1,092.33
Scottsdale                        1,800,000.00                          20060201              10,875.00
EAST WILLISTON                      500,000.00                          20060301               2,864.58
BAKERSFIELD                         191,200.00                          20060201               1,274.67
FOUNTAIN                            111,008.00                          20060201                 635.98
KALAMAZOO                            85,800.00                          20060301                 554.13
STOCKTON                            760,000.00                          20060201               4,866.37
Milford                             156,000.00                          20060201                 998.89
SEVERNA PARK                        800,000.00                          20060301               5,166.67
FREDERICK                           526,440.00                          20060201               3,509.60
TUCSON                              140,000.00                          20060201                 918.75
Beltsville                          496,350.00                          20060201               2,998.78
Long Beach                          925,000.00                          20060101               5,299.48
Gloucester City                     161,600.00                          20060201               1,043.67
Oakland                             495,000.00                          20051201               3,300.00
BAKERSFIELD                         228,000.00                          20060201               1,472.50
DECATUR                             140,000.00                          20060301                 802.08
LITITZ                              160,000.00                          20060201                 916.67
LACEY                               436,875.00                          20060201               2,943.31
TAVERNIER                           448,000.00                          20060301               2,800.00
BALTIMORE                           103,840.00                          20060201                 649.00
Woodbridge                          331,600.00                          20060301               2,141.58
OLIVEHURST                          198,250.00                          20060201               1,135.81
FRESNO                              286,000.00                          20060201               1,638.54
Saint Ann                            92,720.00                          20060201                 721.17
PHOENIX                             632,000.00                          20060201               4,046.77
FREDERICK                           215,920.00                          20060201               1,439.47
Tarzana                           1,600,000.00                          20060101               9,166.67
Surprise                            461,982.00                          20060101               2,646.77
DECATUR                             192,000.00                          20060301               1,200.00
LAUDERHILL                          112,000.00                          20060201                 746.67
DEERFIELD                           164,000.00                          20060201                 939.58
Gilbert                             496,000.00                          20060201               3,151.67
GAMBRILLS                           648,000.00                          20060201               4,050.00
Imperial Beach                      650,000.00                          20060101               3,656.25
FATE                                119,232.00                          20060201                 757.62
Lees Summit                         101,250.00                          20060101                 653.91
OLYMPIA                             180,000.00                          20060201               1,143.75
FORT WORTH                           96,600.00                          20060201                 684.25
Katy                                 92,462.00                          20050901                 615.15
MYRTLE BEACH                        160,000.00                          20060201               1,024.50
GAITHERSBURG                        260,000.00                          20060201               1,597.92
Fairfax Station                     490,000.00                          20060301               2,756.25
Huntington Beach                    508,000.00                          20060101               3,169.26
SAN JOSE                            150,000.00                          20060201                 875.00
LAS VEGAS                           230,000.00                          20060201               1,510.94
LANHAM                              328,000.00                          20060201               2,152.50
DAVIDSONVILLE                       285,808.00                          20060201               1,548.13
SNOHOMISH                           227,440.00                          20060201               1,326.73
FREDERICK                           230,000.00                          20060201               1,293.75
BOSTON                              404,000.00                          20051201               2,567.08
Pensacola                           128,800.00                          20060201                 764.75
MONROE                              368,550.00                          20060201               1,919.53
Goodyear                            194,787.00                          20060201               1,197.13
SANTA ANA                           596,500.00                          20060201               3,168.91
LOUISVILLE                           58,400.00                          20060201                 352.83
DELMAR                              164,400.00                          20060101                 976.13
Punta Gorda                         509,600.00                          20060301               3,131.92
CROSBY                              185,600.00                          20060201               1,063.33
LEAGUE CITY                          92,876.00                          20060301                 580.48
PAINESVILLE                          40,300.00                          20060301                 285.46
BELL GARDENS                        280,000.00                          20060201               1,691.67
COLEMAN                              72,200.00                          20060201                 425.72
DOVER                               268,000.00                          20060301               1,786.67
HARVEST                             198,320.00                          20060201               1,528.72
Boyertown                           120,000.00                          20060201                 762.50
Hampshire                           149,600.00                          20051201                 919.42
FORT WORTH                           46,720.00                          20060201                 248.20
Batesville                           56,600.00                          20060301                 395.76
TULARE                              200,808.00                          20060201               1,234.13
GALLATIN GATEWAY                    178,750.00                          20060201               1,042.71
FOUNTAIN HILLS                      750,000.00                          20060201               4,218.75
FREDERICK                           200,000.00                          20060201               1,250.00
ORLANDO                             239,900.00                          20060301               1,449.40
ATLANTA                              83,250.00                          20060301                 528.98
ROSEBURG                            650,000.00                          20060301               4,215.89
SAN ANTONIO                         104,992.00                          20060201                 656.20
SCOTTSDALE                          362,398.00                          20060201               2,453.74
BARTLETT                            359,650.00                          20060201               2,734.84
Clovis                              256,000.00                          20051201               1,546.67
LEXINGTON                            75,600.00                          20060301                 480.38
San Bernardino                      170,400.00                          20060201               1,136.00
Montgomery Village                  334,000.00                          20060201               1,983.13
SAN ANTONIO                          42,250.00                          20060201                 324.87
Shady Side                          225,000.00                          20060301               1,406.25
Lancaster                            67,892.00                          20060301                 510.05
riverside                           249,000.00                          20051101               1,322.81
Idledale                             96,000.00                          20051201                 575.57
Mckinney                            517,600.00                          20060201               3,663.54
Lexington                            53,900.00                          20060201                 381.50
Sacramento                          215,000.00                          20060201               1,394.49
GULF SHORES                         185,000.00                          20060201               1,194.79
Littleton                           580,000.00                          20060301               3,685.42
Kissimmee                           243,000.00                          20051101               1,846.98
GREENSBORO                           99,500.00                          20060201                 570.05
OKLAHOMA CITY                        85,850.00                          20060201                 518.68
Quincy                               67,600.00                          20060201                 490.15
Whitesboro                          104,000.00                          20060201                 628.33
Saint Louis                         103,000.00                          20060201                 718.85
Spring                               74,392.00                          20060101                 472.70
Beetown                             117,000.00                          20060101                 868.72
Elizabethtown                        72,800.00                          20060201                 521.55
Manchester                          199,900.00                          20060101               1,249.38
Gore                                116,000.00                          20060101                 664.58
Yorktown                             82,000.00                          20060101                 504.89
Orlando                             240,000.00                          20060201               1,500.00
Newport News                        108,500.00                          20060101                 712.77
RICHMOND                             97,050.00                          20051201                 737.65
Jasper                               59,200.00                          20060201                 413.94
PALMDALE                            313,200.00                          20060201               1,892.25
LAKE ELSINORE                       516,000.00                          20060101               2,902.50
SAHUARITA                           178,900.00                          20060201               1,080.85
LINCOLN                             430,276.00                          20060201               2,509.94
Queen Creek                         180,800.00                          20060201               1,148.83
Destin                            1,725,500.00                          20060101              11,503.33
Woodstock                           150,012.00                          20051201                 887.38
Salem                                94,050.00                          20051201                 739.89
Miramar                             215,000.00                          20051201               1,230.74
Hialeah                             132,000.00                          20060201                 770.00
Miami                               172,500.00                          20060201               1,114.06
SPRING                              103,125.00                          20060101                 634.96
BUCKEYE                             147,921.00                          20060101               1,016.96
Baltimore                            98,250.00                          20060301                 720.92
Cano Park Area                      417,000.00                          20060201               2,606.25
MUNDELEIN                           500,392.00                          20060301               3,231.70
HENDERSON                           553,532.00                          20060301               3,286.60
WAXAHACHIE                          110,552.00                          20060201                 667.92
Flint                                92,000.00                          20060301                 659.10
SUNNYVALE                           450,000.00                          20060201               2,956.18
CAMINO                              485,000.00                          20060201               3,226.72
Santa Ana                           260,000.00                          20060201               1,643.38
Annapolis                           550,000.00                          20060201               3,093.75
Annapolis                           550,000.00                          20060201               3,093.75
Annapolis                         3,535,000.00                          20060201              22,093.75
WINSTON SALEM                        64,000.00                          20060201                 480.81
ABINGDON                            192,000.00                          20060201               1,020.00
Vienna                              440,000.00                          20060301               2,750.00
PRESTON                             267,850.00                          20060201               1,674.06
Nashua                              196,000.00                          20060201               1,303.99
Gilbertsville                       108,000.00                          20060201                 618.75
FATE                                124,738.00                          20060201                 792.61
Gulfport                            173,920.00                          20060201               1,321.92
FORNEY                              124,336.00                          20060201                 803.00
RAMONA                              360,000.00                          20060201               2,212.50
Wylie                               119,035.00                          20060201                 768.77
Nashville                            42,750.00                          20060301                 309.96
Queen Creek                         163,500.00                          20060201                 987.81
Buckeye                             160,000.00                          20060201               1,066.67
Glendale                            216,000.00                          20060201               1,462.50
Tucson                              117,600.00                          20060201                 747.25
Avondale                            219,072.00                          20060101               1,437.66
Strasburg                           317,550.00                          20060201               1,984.69
SAVANNAH                             73,500.00                          20060301                 490.00
LOUISVILLE                           51,300.00                          20060201                 399.01
LOUISVILLE                           35,200.00                          20060201                 273.78
NEWNAN                              128,660.00                          20060201                 944.06
Rochester                            98,000.00                          20060201                 710.57
Rockwall                            124,800.00                          20060201                 793.00
Avondale                            135,000.00                          20060101                 815.63
Queen Creek                         182,250.00                          20060201               1,101.09
Avondale                            135,000.00                          20060101                 815.63
Avondale                            138,750.00                          20060101                 838.28
Dallas                              388,000.00                          20060201               2,263.33
Phoenix                             183,300.00                          20060101               1,107.44
Herndon                             316,000.00                          20060201               2,172.50
Rio Rancho                          112,000.00                          20060201                 723.33
Fairburn                            105,437.00                          20060201                 571.12
Shaver Lake                         637,500.00                          20060201               4,050.78
Phoenix                              81,750.00                          20060201                 587.58
Palm Springs                        471,000.00                          20060201               3,094.13
Grayson                             172,000.00                          20060201               1,110.83
Lancaster                            73,600.00                          20060201                 483.00
Upper Marlboro                      494,217.00                          20060301               3,449.22
ESCONDIDO                           384,584.00                          20060201               2,203.35
ALGONQUIN                           296,000.00                          20060201               1,757.50
Eagle Mountain                       74,800.00                          20060201                 498.67
Schertz                             110,800.00                          20060201                 755.85
Maricopa                            264,000.00                          20060101               1,705.00
LOMA LINDA                          351,769.00                          20060201               2,088.63
CAMBRIDGE                           322,368.00                          20060201               1,981.22
Beltsville                          320,000.00                          20060301               1,900.00
Las Vegas                           174,750.00                          20060201               1,070.12
Peabody                             310,000.00                          20060201               2,036.48
ANNAPOLIS                           480,000.00                          20060201               3,153.26
N LAUDERDALE                        178,500.00                          20060201               1,232.86
Bakersfield                         247,500.00                          20060201               1,495.31
Avondale                            207,106.00                          20060201               1,359.13
Piscataway                          310,000.00                          20060301               2,002.08
Hiram                               101,200.00                          20060201                 566.46
Enfield                             211,200.00                          20060201               1,276.00
Atlanta                             184,000.00                          20060201               1,150.00
Dallas                              208,000.00                          20060201               1,343.33
MIDDLETOWN                          117,000.00                          20060201                 788.25
DESOTO                               80,000.00                          20060201                 573.13
FORT MILL                           122,150.00                          20060201                 788.89
Lawrenceville                       141,600.00                          20060201                 885.00
LAS VEGAS                           431,200.00                          20060201               2,425.50
MORENO VALLEY                       219,700.00                          20060201               1,352.73
District Heights                    207,750.00                          20060201               1,341.72
Gilbert                             211,600.00                          20060301               1,390.06
TALLAHASSEE                         121,600.00                          20060201                 839.86
SHERMAN OAKS                      1,275,000.00                          20060201               7,304.69
ATLANTA                             112,650.00                          20060101                 727.53
Surprise                            193,200.00                          20060201               1,187.38
Ocala                               100,000.00                          20060201                 786.70
LOUISVILLE                           56,991.00                          20060201                 368.07
San Clemente                        515,000.00                          20060101               2,735.94
Laguna Niguel                       924,000.00                          20060101               5,293.75
Houston                              89,912.00                          20060201                 651.92
MONROE TOWNSHIP                     294,400.00                          20060201               1,962.67
Trussville                          181,280.00                          20060201               1,206.06
Miami                               139,600.00                          20060201                 872.50
Summerville                         105,520.00                          20060201                 714.46
Las Vegas                           245,264.00                          20060101               1,405.16
Azle                                 61,550.00                          20060201                 440.95
CARTERSVILLE                        420,000.00                          20060101               2,450.00
MOORESVILLE                         161,854.00                          20060101               1,011.59
Florence                            153,498.00                          20051201                 911.39
El Mirage                           268,800.00                          20051201               1,596.00
North Canton                        268,000.00                          20060201               1,716.03
FRANKLIN TOWNSHIP                   259,000.00                          20060201               1,645.73
CHINO HILLS                         532,000.00                          20060101               3,629.18
Kansas City                         204,000.00                          20060201               1,211.25
Mount Dora                          171,200.00                          20060201               1,087.83
Gilbert                             345,600.00                          20060101               2,556.00
Rio Vista                           384,528.00                          20060201               2,203.03
Scottsdale                        1,158,750.00                          20060201               7,483.59
Eustis                              144,000.00                          20060201                 915.00
Plano                               376,000.00                          20060101               2,741.67
Boerne                              224,800.00                          20060301               1,649.50
Clayton                             124,150.00                          20060201                 814.73
CLAYTON                              81,200.00                          20060201                 507.50
BALTIMORE                           160,000.00                          20051201                 866.67
Phoenix                             156,000.00                          20051201                 877.43
BELTSVILLE                          503,936.00                          20060201               3,202.09
FAIRFIELD                           509,213.00                          20060201               3,648.06
Baltimore                            68,000.00                          20060101                 441.05
Inglewood                           224,000.00                          20050801               1,307.20
CONCORD                              56,000.00                          20060101                 379.17
Santa Cruz                        1,750,000.00                          20051201               9,473.75
COVINGTON                           101,000.00                          20060101                 599.69
COVINGTON                           161,818.00                          20060101               1,061.93
LOGANVILLE                          156,632.00                          20060101                 946.32
ACWORTH                             204,000.00                          20060101               1,147.50
Charlotte                           125,600.00                          20060101                 680.33
Charlotte                           250,000.00                          20060101               1,354.17
Birmingham                          191,800.00                          20051201                 939.02
Rockville                           388,000.00                          20060201               2,142.08
Santa Rosa Beach                    639,000.00                          20051101               3,527.81
Hilton Head                          98,000.00                          20060201                 541.04
LAKEWOOD                            460,800.00                          20060101               2,399.74
Hapeville                            77,600.00                          20060201                 562.65
Carrollton                          108,000.00                          20060201                 783.07
columbus                             75,750.00                          20060301                 582.45
Acworth                             135,100.00                          20060201                 858.45
Stone Mountain                      108,000.00                          20060201                 755.15
CLEARFIELD                          104,000.00                          20060201                 639.17
Mountain View                       246,400.00                          20051101               1,437.33
WYLIE                               133,743.00                          20060201                 863.76
MCDONOUGH                           111,020.00                          20060201                 720.07
N LAS VEGAS                         247,992.00                          20060201               1,524.12
Nyssa                                53,600.00                          20060201                 334.39
CLEARFIELD                           98,400.00                          20060201                 604.75
OPA LOCKA                           144,000.00                          20060101                 885.00
Bensalem                            160,000.00                          20060201               1,037.76
DORCHESTER                          489,600.00                          20051201               3,213.00
RIALTO                              280,000.00                          20060201               1,429.17
JERSEY CITY                         601,250.00                          20060201               3,569.92
Kennewick                           191,200.00                          20060201               1,135.25
Culpeper                            242,900.00                          20060201               1,391.61
KISSIMMEE                           154,632.00                          20060201                 982.56
DECATUR                              82,500.00                          20060201                 446.88
Corpus Christi                      125,000.00                          20051201                 863.34
Chicago                             176,000.00                          20060201               1,008.33
LAUREL                              867,500.00                          20060201               4,970.05
Spartanburg                          45,600.00                          20060201                 350.62
Washington                          120,000.00                          20060301                 839.06
Katy                                101,242.00                          20060201                 622.22
BOSTON                              520,000.00                          20060201               3,250.00
GOOD HOPE                           330,000.00                          20060201               2,028.13
APOLLO BEACH                        399,487.00                          20060101               2,163.89
Lamont                              148,000.00                          20060201                 935.46
Joliet                              173,550.00                          20060201               1,084.69
Wesley Chapel                       508,600.00                          20060201               2,807.90
Marina Del Rey                      477,000.00                          20060101               2,783.64
Canton                              148,400.00                          20050901                 850.21
Duluth                              173,000.00                          20060101               1,194.87
San Antonio                          83,600.00                          20060101                 514.74
Denton                               51,000.00                          20060101                 314.02
Fairburn                            107,920.00                          20060101                 607.05
Sachse                              179,120.00                          20060101               1,026.21
Hahira                               87,920.00                          20060201                 540.34
Newnan                               40,000.00                          20051201                 272.87
Tampa                               152,000.00                          20051101                 868.92
Springfield                          89,600.00                          20060101                 641.91
Riverview                           149,772.00                          20060101               1,123.29
Blue Rock                            92,000.00                          20060201                 604.37
NEWPORT NEWS                        129,600.00                          20060101                 850.50
Miami                               117,600.00                          20060101                 747.25
Brandon                             118,800.00                          20050901                 680.63
Acworth                             121,200.00                          20060101                 770.13
Fort Worth                          196,760.00                          20051101               1,147.77
MINOOKA                             440,000.00                          20060201               2,612.50
Winston Salem                        42,250.00                          20060201                 250.86
Summerville                         133,911.00                          20060101                 641.66
GAMBRILLS                           712,000.00                          20060201               3,708.33
BLYTHEWOOD                           52,000.00                          20060201                 409.08
Hurst                                80,550.00                          20060201                 626.51
SCOTTSDALE                          504,000.00                          20060101               3,097.50
BOSTON                              422,500.00                          20060201               2,640.63
SAN DIEGO                           344,900.00                          20060201               1,796.35
Bakersfield                         180,000.00                          20060101                 956.25
Colorado Springs                    100,000.00                          20060101                 687.50
NASHVILLE                           116,000.00                          20060201                 809.58
ATHENS                              102,960.00                          20060101                 650.78
South Bend                           56,400.00                          20060201                 370.51
Forney                              123,594.00                          20060201                 785.34
Albuquerque                         162,750.00                          20060201                 915.47
Riverside                           277,500.00                          20060101               1,846.21
Mount Pleasant                      991,250.00                          20060201               6,347.08
BENICIA                             773,300.00                          20060201               4,752.57
Washington                          417,000.00                          20060201               2,519.38
Pueblo                               95,200.00                          20060101                 617.47
Needham                             845,000.00                          20060201               5,281.25
Manassas Park                       272,000.00                          20060201               1,671.67
PATERSON                            160,300.00                          20060101               1,107.15
Philadelphia                         67,000.00                          20060201                 404.79
Austin                              147,900.00                          20060101                 908.97
Clayton                              99,900.00                          20060201                 603.56
Pfafftown                            71,850.00                          20060101                 403.91
Norcross                            151,100.00                          20051001                 786.98
Gaithersburg                        776,000.00                          20060201               4,122.50
Humble                              129,696.00                          20060101               1,008.76
Tucson                              150,000.00                          20060201                 937.50
DAYTON                              276,000.00                          20060101               1,983.75
Tacoma                               99,800.00                          20051201                 634.14
CONCORD                              52,500.00                          20051201                 366.41
BAYONNE                             326,250.00                          20060101               2,566.61
Winston Salem                        79,560.00                          20060101                 472.39
MURRIETA                            311,935.00                          20060101               1,997.35
Stockbridge                         298,683.00                          20060101               1,962.14
Tampa                               198,400.00                          20060201               1,364.00
Dallas                              110,000.00                          20060201                 731.83
Phoenix                             184,000.00                          20060201               1,207.50
Ocala                               131,200.00                          20060201                 970.33
Hanover Park                        159,920.00                          20060101               1,201.43
Jonesboro                            78,825.00                          20060101                 541.92
Clearwater                          840,000.00                          20060101               5,425.00
Mesa                                129,600.00                          20060101                 756.00
Rockwall                            143,200.00                          20060101                 880.08
Mount Juliet                        219,430.00                          20051201               1,120.01
ALBUQUERQUE                         154,500.00                          20060101                 869.06
Staten Island                       437,380.00                          20060201               3,020.87
Austin                               84,000.00                          20060101                 530.94
Annandale                           252,000.00                          20060101               1,653.75
Reston                              165,000.00                          20060201                 928.13
Meridian                            191,920.00                          20060201               1,099.54
Springfield                         427,500.00                          20060201               2,952.64
Cedar Rapids                         88,000.00                          20060201                 623.33
Cave Creek                          283,500.00                          20060101               2,008.13
SAN DIEGO                           432,250.00                          20060101               2,380.86
ALB                                 148,800.00                          20060101                 837.00
Rio Rancho                          163,680.00                          20060101                 937.75
ALBUQUERQUE                         177,500.00                          20060201                 998.44
ALBUQUERQUE                         155,000.00                          20060201                 871.88
ALBUQUERQUE                         107,625.00                          20060201                 605.39
Aurora                              120,000.00                          20060201                 725.00
Lorton                              468,900.00                          20060101               3,126.00
Paia                              1,296,400.00                          20050701               6,617.04
BROOKLYN CENTER                     323,400.00                          20050901               1,718.06
CHICAGO                             224,000.00                          20060201               1,376.67
Bradbury                          1,450,294.00                          20051201               7,553.61
Fort Myers                          297,255.00                          20060201               1,857.84
Sterling                            511,700.00                          20060201               2,825.01
Carson City                         253,500.00                          20060201               1,320.31
Lewisburg                            86,154.00                          20060101                 538.46
TWENTYNINE PALMS                     65,600.00                          20051201                 430.95
HERNDON                             428,000.00                          20060101               2,273.75
Charlotte                           224,000.00                          20060101               1,260.00
Vienna                              190,000.00                          20060101               1,009.38
WALDORF                             172,000.00                          20060101               1,057.08
SATELLITE BCH                       300,000.00                          20060201               1,781.25
Trenton                              54,600.00                          20060101                 358.31
Brooklyn                            712,500.00                          20060201               4,007.81
Oklahoma City                        28,000.00                          20051001                 217.78
Austin                              143,900.00                          20060201                 884.39
KATY                                 94,112.00                          20060201                 607.81
ROSENBERG                           140,000.00                          20060201                 889.58
KATY                                 98,950.00                          20051201                 587.52
URBANA                               58,800.00                          20060201                 367.50
URBANA                               58,800.00                          20060201                 367.50
URBANA                               58,800.00                          20060201                 367.50
NORTH LAS VEGAS                     140,000.00                          20050801                 787.50
CONROE                              106,219.00                          20060101                 686.00
HOUSTON                              75,593.00                          20060101                 541.56
LANCASTER                           135,992.00                          20060201                 986.04
HOUSTON                              80,400.00                          20060101                 604.02
Humble                               89,276.00                          20060101                 557.98
Pearland                            130,516.00                          20060201                 912.59
Kenner                              104,000.00                          20060101                 718.30
Loveland                            155,840.00                          20060101                 974.00
Baltimore                           261,600.00                          20060101               1,389.75
BALTIMORE                            68,400.00                          20060201                 406.13
SEVIERVILLE                         246,320.00                          20060101               1,693.45
NEWPORT NEWS                         99,200.00                          20060201                 627.01
OCEAN CITY                          650,000.00                          20060201               3,520.83
BALTIMORE                            76,000.00                          20060101                 546.25
Fargo                                68,600.00                          20060301                 416.82
FARGO                                68,600.00                          20060301                 416.82
FARGO                                68,600.00                          20060301                 416.82
Hamilton                             74,400.00                          20060201                 441.75
RICHMOND                             69,000.00                          20051201                 445.62
WASHINGTON                          311,950.00                          20060101               2,014.68
BALTIMORE                           112,500.00                          20060101                 740.33
Waldorf                             276,000.00                          20060201               1,677.01
SAINT AUGUSTINE                     431,250.00                          20060101               2,605.47
BOUNTIFUL                           200,000.00                          20060201               1,208.33
Scottsdale                          172,000.00                          20060101               1,075.00
Atlanta                              80,000.00                          20060101                 500.00
Avondale                            289,175.00                          20051201               1,807.34
Nampa                               171,880.00                          20060101               1,074.25
Tucson                              122,400.00                          20060101                 701.25
Glendale                            290,770.00                          20060101               1,877.89
Maricopa                            238,820.00                          20060101               1,666.76
Phoenix                             168,000.00                          20060101               1,137.50
Phoenix                             160,000.00                          20060101               1,066.67
Chandler                            400,000.00                          20060201               2,441.65
Avondale                            321,688.00                          20060201               2,211.61
Rio Rancho                          197,384.00                          20060101               1,357.02
Tucson                              101,600.00                          20060201                 656.17
Cambridge                           634,280.00                          20060201               4,765.13
Dallas                              280,950.00                          20060101               1,784.69
East Hanover                        522,000.00                          20060201               3,429.17
Roosevelt                           296,000.00                          20060101               1,850.00
HUDSON                              212,000.00                          20060101               1,523.75
Milwaukee                            71,250.00                          20060101                 497.27
Islip                               875,000.00                          20060101               5,833.33
Hollywood                           117,600.00                          20051201                 735.00
HUMBLE                               82,192.00                          20060201                 462.33
NOTASULGA                            50,250.00                          20060101                 352.80
Virginia Beach                      127,120.00                          20060101                 794.50
Ocoee                               147,000.00                          20060101                 990.37
Lubbock                              55,200.00                          20060101                 390.70
Gulfport                             65,520.00                          20060101                 480.76
NASHVILLE                            68,120.00                          20060201                 511.76
SAN FERNANDO                        255,000.00                          20060201               1,407.81
PHOENIX                             364,000.00                          20060201               2,237.08
PEORIA                              159,920.00                          20060201               1,090.94
Katy                                102,160.00                          20060201                 723.08
Saint Louis                          50,000.00                          20060101                 327.61
Denham Springs                       73,710.00                          20060201                 445.33
Milwaukee                            84,500.00                          20060201                 554.53
Milwaukee                            81,250.00                          20060201                 533.20
Milwaukee                            82,550.00                          20060201                 541.73
Milwaukee                            92,625.00                          20060201                 607.85
Anaheim                             464,000.00                          20060201               2,610.00
Las Vegas                           172,000.00                          20060201               1,003.33
Winder                              106,400.00                          20060101                 653.92
LINCOLN                             445,360.00                          20060201               2,925.70
Jersey City                         338,000.00                          20060301               2,077.29
Titusville                           99,200.00                          20060201                 719.27
Indianapolis                         52,840.00                          20060201                 341.26
HEMPSTEAD                           384,000.00                          20060201               2,120.00
Portsmouth                          108,000.00                          20060201                 708.75
LEAGUE CITY                          94,276.00                          20060301                 608.87
MONROE                              118,400.00                          20050801                 740.00
McDONOUGH                           115,000.00                          20050801                 622.92
LAWRENCEVILLE                       133,200.00                          20060101                 874.08
HOUSTON                              71,400.00                          20060201                 536.40
Garland                              77,373.00                          20060201                 521.28
MONTGOMERY VILLAGE                  280,000.00                          20060201               1,720.83
GALLATIN GATEWAY                    143,000.00                          20060301                 834.17
Houston                              98,392.00                          20060201                 594.45
YORBA LINDA                         439,000.00                          20050901               2,057.81
NORTH POTOMAC                       440,000.00                          20050901               2,193.95
FORT MEYERS                         140,000.00                          20050801                 698.93
BRANDON                             175,750.00                          20050801                 933.67
GILBERT                             303,200.00                          20060201               1,895.00
SMYRNA                              212,000.00                          20060201               1,192.50
PALOS HEIGHTS                       530,999.00                          20060201               3,989.22
CHICAGO                             203,200.00                          20060201               1,354.67
DOWNEY                              376,800.00                          20060301               2,472.75
Casa Grande                         243,350.00                          20060201               1,596.98
tallahassee                         460,000.00                          20060201               3,060.39
Laveen                              190,375.00                          20051101               1,170.01
NORTH LAS VEGAS                     180,000.00                          20060301               1,012.50
DEPTFORD                             92,000.00                          20060201                 546.25
CORPUS CHRISTI                      195,920.00                          20060201               1,270.73
FREDERICK                           276,000.00                          20060201               1,782.50
CINCINNATI                          108,000.00                          20060201                 663.75
LACEY                               172,800.00                          20060201               1,044.00
HOUSTON                              98,143.00                          20060201                 644.06
SCOTTSDALE                          465,000.00                          20060201               3,211.64
NORFOLK                              88,000.00                          20060301                 540.83
ASTORIA                             665,000.00                          20060301               4,368.58
ROCKVILLE                           980,000.00                          20060301               6,227.08
ATLANTA                             220,800.00                          20060301               1,380.00
Cape Coral                          242,077.00                          20051001               1,361.68
ATLANTA                             220,800.00                          20060301               1,380.00
SPOKANE                              60,000.00                          20060201                 381.25
Pittsburgh                           57,600.00                          20060301                 378.39
LITTLE RIVER                        155,900.00                          20060301                 893.18
Newark                              180,000.00                          20060201               1,162.50
Alpharetta                          210,000.00                          20060301               1,225.00
RENO                                307,128.00                          20060201               1,887.56
DOVER TWP                           272,000.00                          20060201               1,728.33
Rowley                              596,000.00                          20060201               4,015.36
WASHINGTON                           72,100.00                          20060101                 455.72
PALM DESERT                         244,000.00                          20060201               1,296.25
BEND                                481,000.00                          20060301               2,555.31
ACWORTH                              80,000.00                          20060101                 492.57
MARIETTA                             94,875.00                          20060101                 631.21
RIVERDALE                            79,450.00                          20060101                 571.05
COLUMBIA                            113,600.00                          20060301                 745.50
Newark                              216,000.00                          20051001               1,507.50
HUNTINGTOWN                         599,580.00                          20060301               3,247.73
Succasunna                          255,200.00                          20051201               1,515.25
San Diego                           513,850.00                          20060201               3,158.04
CONCORD                              56,000.00                          20060101                 379.17
TUCSON                              437,500.00                          20060201               2,693.76
CLOVIS                              203,670.00                          20060201               1,230.51
SNELLVILLE                          135,750.00                          20060101                 848.44
RICHMOND                            103,200.00                          20060201                 602.00
PARKER                              431,000.00                          20060201               2,244.79
ATLANTA                             308,000.00                          20060301               1,860.83
Roswell                             308,247.00                          20060301               1,637.56
Acworth                             109,500.00                          20060101                 650.16
Mastic                              171,360.00                          20060201               1,195.95
LAMONT                              144,000.00                          20060201                 900.00
Denver                              320,000.00                          20060201               1,766.67
Orlando                             210,000.00                          20060301               1,379.55
LYNDEN                              140,000.00                          20060101                 845.83
Miami                               248,000.00                          20060201               1,608.90
FREDERICKSBURG                      252,000.00                          20060201               1,391.25
Denton                              194,000.00                          20060301               1,226.21
College Park                        103,465.00                          20060201                 741.24
SCRANTON                             71,200.00                          20060201                 519.17
COLLEGE PARK                        194,192.00                          20060201               1,274.39
MANTECA                             516,615.00                          20060201               2,798.33
TAYLORSVILLE                        139,680.00                          20060201                 902.10
LAS VEGAS                           204,000.00                          20051201               1,551.25
Washington                          192,000.00                          20060201               1,300.00
NORCO                               524,800.00                          20060201               3,170.67
CLOVIS                              532,000.00                          20060101               3,269.58
Miami                               788,000.00                          20060201               5,577.42
Germantown                          496,000.00                          20060101               3,255.00
Ellsworth                           138,400.00                          20060201                 865.00
Umatilla                            129,600.00                          20060201                 742.50
Costa Mesa                          616,000.00                          20060201               3,785.83
Casa Grande                         196,500.00                          20060201               1,248.59
ATLANTA                              71,200.00                          20060301                 556.25
Houston                              72,000.00                          20060201                 517.50
Glenn Dale                          552,000.00                          20060301               2,875.00
San Antonio                         160,000.00                          20060201               1,050.00
DeSoto                               71,392.00                          20060201                 468.99
Kannapolis                          111,304.00                          20060201                 749.88
Covington                           129,600.00                          20060201                 769.50
Bakersfield                         206,120.00                          20060201               1,159.43
Phoenix                             900,000.00                          20060301               5,718.75
Warner Robins                        53,000.00                          20060101                 418.90
GARLAND                             102,800.00                          20060201                 683.93
CELINA                               69,239.00                          20060201                 396.68
DESOTO                               99,200.00                          20060101                 702.67
PASADENA                            465,000.00                          20060101               3,015.98
Saint Louis                          75,200.00                          20060201                 584.90
EVERETT                             233,600.00                          20060201               1,508.67
CLOVIS                              270,759.00                          20060201               1,635.84
KALAMAZOO                           128,000.00                          20060201                 800.00
CAMDEN                              202,400.00                          20060201               1,560.17
ALBUQUERQUE                         104,000.00                          20060201                 736.67
GAINESVILLE                         980,000.00                          20060201               6,125.00
GRASONVILLE                         368,000.00                          20060201               2,185.00
CARTERSVILLE                        233,600.00                          20060101               1,460.00
PROSPERITY                          130,000.00                          20060201                 920.14
Glendale Heights                     84,375.00                          20060301                 492.19
New Port Richey                      96,000.00                          20060101                 530.00
CHARLOTESVILLE                      150,400.00                          20060201                 783.33
LAGUNA BEACH                      1,500,000.00                          20060201               8,437.50
WEST HAMPTON                        188,000.00                          20060201               1,096.67
SCOTTSDALE                          650,000.00                          20060301               3,588.54
Richmond                            193,600.00                          20060201               1,189.83
Tempe                               170,400.00                          20051201                 798.75
REHOBOTH BEACH                    3,680,000.00                          20060201              24,792.84
LEWISTON                            200,000.00                          20060201               1,208.33
GERMANTOWN                          200,000.00                          20060201               1,229.17
VANCOUVER                           177,900.00                          20060201               1,066.61
MESA                                117,600.00                          20060201                 735.00
STAFFORD                            509,250.00                          20060201               3,395.00
PENN VALLEY                         522,500.00                          20060201               3,653.40
Jacksonville                        136,800.00                          20060201                 798.00
RICHMOND                            215,544.00                          20060201               1,369.60
Leesburg                            190,000.00                          20060201                 989.58
San Bernardino                      475,000.00                          20060201               2,721.35
FREDERICKSBURG                      321,600.00                          20060301               1,842.50
CLEVELAND                            56,550.00                          20060301                 400.56
OAK POINT                            93,236.00                          20060201                 602.15
Baltimore                            55,920.00                          20060201                 343.68
Jersey City                         302,250.00                          20060201               1,857.58
WEST PALM BEACH                     107,920.00                          20060101                 741.95
PATERSON                            387,280.00                          20060301               2,501.18
La Canada Flintridge                460,000.00                          20060201               2,945.43
SANDY                               136,000.00                          20060201                 821.67
Ridgecrest                          150,430.00                          20060201                 934.82
Westborough                         312,000.00                          20060201               1,982.50
TUCSON                              185,600.00                          20060201               1,102.00
SANTA ANA                           496,000.00                          20060201               3,203.33
Saint Paul                          107,250.00                          20060301                 625.63
Hopewell                             47,600.00                          20060201                 341.02
AZLE                                 71,232.00                          20060201                 474.88
NORCROSS                            220,000.00                          20060301               1,741.67
PORTLAND                            600,000.00                          20060201               4,042.32
HARVARD                             440,000.00                          20060201               2,890.49
ROCKVILLE                           516,000.00                          20060201               3,171.25
UPPER MARLBORO                      482,871.00                          20060201               2,967.64
Colorado Springs                     82,950.00                          20060301                 518.44
Midlothian                          112,248.00                          20060201                 700.28
EATONTOWN                           197,960.00                          20060301               1,092.90
SCOTTSDALE                          831,811.00                          20060201               5,534.06
OAK POINT                            99,496.00                          20060201                 642.58
MOONACHIE                           296,000.00                          20060201               1,907.06
SCOTTSDALE                          702,254.00                          20060201               3,803.88
OLYMPIA                             172,800.00                          20060201                 953.06
TULARE                              128,000.00                          20060201                 840.00
Media                               435,000.00                          20060201               2,821.40
BIDDEFORD                           252,000.00                          20060201               1,995.00
ALBUQUERQUE                         131,200.00                          20060201                 846.69
TUCSON                              137,600.00                          20060201                 960.33
Monument                            443,236.00                          20060201               2,874.82
LOUISVILLE                          640,000.00                          20060201               3,866.67
Acworth                             242,400.00                          20060101               1,540.25
Brooklyn                            750,000.00                          20060301               4,218.75
TULARE                              172,000.00                          20060201               1,092.92
Branson                             159,920.00                          20060201               1,032.82
N Lauderdale                        156,800.00                          20060201                 940.10
CLEVELAND                            66,500.00                          20060201                 443.33
BOZEMAN                             112,000.00                          20060201                 723.33
YORKTOWN HEIGHTS                    828,500.00                          20060201               5,005.52
Los Angeles                         715,000.00                          20060201               4,319.79
Denver                              135,920.00                          20060201                 792.87
HENDERSONVILLE                      110,000.00                          20060201                 756.25
JERSEY CITY                         222,400.00                          20060201               1,482.67
SANTA ROSA BEACH                    760,000.00                          20060301               4,591.67
ATLANTIC CITY                       144,000.00                          20060201               1,094.51
ODENTON                             227,500.00                          20060201               1,398.11
TAYLOR                               38,000.00                          20060201                 229.58
KATY                                119,600.00                          20060201                 610.46
CYPRESS                             114,872.00                          20060201                 598.29
Palmyra                             208,000.00                          20060101               1,321.67
PATERSON                            242,900.00                          20060201               1,492.82
STREETSBORO                          94,000.00                          20060201                 548.33
Iuka                                639,000.00                          20060101               3,986.53
Memphis                              50,400.00                          20060101                 392.01
PERRY HALL                          522,400.00                          20060201               3,591.50
HOUSTON                             122,792.00                          20060201                 639.54
Newtown                             640,000.00                          20060301               3,992.77
SILVER SPRING                       604,600.00                          20060201               3,722.63
Laguna Niguel                       682,000.00                          20060201               3,694.17
TUSTIN                              936,000.00                          20060201               5,460.00
Franklin                            472,000.00                          20060201               2,753.33
MORELAND                            138,400.00                          20060201                 965.92
CHANDLER                            144,000.00                          20060201                 885.00
Pharr                                59,280.00                          20060301                 414.49
REDDING                             136,500.00                          20060201                 838.91
Gaithersburg                        295,000.00                          20060301               1,690.10
VANVOUVER                           244,800.00                          20060201               1,989.00
Glendale Heights                     70,125.00                          20060301                 409.06
RAMAPO                              455,000.00                          20060201               2,878.44
Township of South Brunswi           504,000.00                          20060201               3,438.17
CLOVIS                              340,000.00                          20060201               1,806.25
Upper Marlboro                      221,800.00                          20060201               1,340.04
Spring Valley                       128,500.00                          20060201                 709.43
Gainesville                         505,750.00                          20060201               3,160.94
BAYSHORE                            344,000.00                          20060201               2,150.00
FORT WORTH                           87,750.00                          20060201                 621.56
Phoenix                             210,000.00                          20060201               1,290.63
MANTECA                             447,653.00                          20060201               2,792.78
DENVER                              285,600.00                          20060201               1,904.00
GERMANTOWN                          199,000.00                          20060201               1,243.75
ESSEX                               175,000.00                          20060201               1,106.12
MABLETON                            170,720.00                          20060201               1,084.78
HOUSTON                              88,400.00                          20060201                 588.13
PHOENIX                             320,000.00                          20060201               1,766.67
Memphis                             494,000.00                          20060101               2,572.78
CARLSBAD                            845,000.00                          20060201               4,375.00
Hebron                              328,800.00                          20051201               1,779.59
Jackson                              58,320.00                          20060201                 453.61
SAN ANTONIO                         100,760.00                          20060201                 545.78
SCOTTSDALE                          650,000.00                          20060201               4,055.15
BUCKEYE                             167,962.00                          20060201                 979.78
CYPRESS                             551,852.00                          20060201               3,334.11
Leesburg                            285,600.00                          20060201               1,695.75
SALT LAKE CITY                      322,000.00                          20060201               2,046.04
CHICAGO                             139,750.00                          20060201                 873.44
Austin                              141,728.00                          20060301                 990.98
PORT WENTWORTH                      102,300.00                          20060101                 732.89
PUEBLO                               62,400.00                          20050801                 389.86
LOVELAND                            180,000.00                          20050801                 916.16
PUEBLO                               54,700.00                          20050801                 341.88
Clinton                             376,000.00                          20060101               2,115.00
Woodbridge                          361,600.00                          20060101               2,184.67
Newport News                        180,000.00                          20060201               1,012.50
Stafford                            344,000.00                          20060101               2,078.33
Leesburg                            281,200.00                          20060201               1,757.50
Key West                            669,306.00                          20060201               4,043.72
Great Falls                         444,000.00                          20060101               2,312.50
Milford                             321,600.00                          20060201               1,809.00
Stone Mountain                      213,750.00                          20060201               1,157.81
REVA                                400,000.00                          20050801               1,957.87
ST. PETERSBURG                      202,300.00                          20050701               1,095.79
CHATTANOOGA                          78,100.00                          20050801                 423.04
PEUBLO                               81,600.00                          20050801                 509.81
Paramount                           480,000.00                          20060101               2,900.00
DENVER                              116,250.00                          20060101                 787.11
Mesa                                100,000.00                          20060101                 604.17
Parkesburg                          132,000.00                          20060101                 811.25
Malvern                             800,000.00                          20060201               4,333.33
Kennett Square                      464,000.00                          20060201               3,048.15
DANIA                               148,000.00                          20060201               1,048.33
BRYON                               183,900.00                          20051101                 938.66
SARASOTA                            223,120.00                          20060201               1,371.26
Queen Creek                         192,900.00                          20060201               1,306.09
ATLANTA                              96,000.00                          20060201                 690.00
WHEAT RIDGE                         500,000.00                          20060201               2,604.17
ROCKINGHAM                          142,960.00                          20060301                 759.48
RESEDA                              483,750.00                          20060201               3,225.00
SALT LAKE CITY                      246,400.00                          20060301               1,334.67
LYNDEN                              200,800.00                          20060201               1,213.17
SPARKS                              160,000.00                          20060301               1,000.00
LOS MOLINOS                          50,001.00                          20060201                 341.10
LAUREL                              190,000.00                          20060201               1,068.75
Houston                              92,000.00                          20060201                 479.17
Houston                             137,440.00                          20060101               1,002.17
LAUREL                              460,000.00                          20060201               2,491.53
SAN ANTONIO                         120,000.00                          20060201                 839.06
PHOENIXVILLE                        214,212.00                          20060201               1,361.14
LUTZ                                225,200.00                          20060201               1,266.75
GARDEN GROVE                        444,000.00                          20060201               2,913.75
NEWARK                              560,000.00                          20060201               3,448.02
DRUMS                                68,000.00                          20060201                 425.00
MOUNT CLEMENS                       146,400.00                          20060201                 915.00
MARYSVILLE                          138,462.00                          20060301                 750.00
SPRINGBORO                          209,796.00                          20060201               1,267.52
Millville                           188,800.00                          20060201               1,042.33
LOGANVILLE                          439,900.00                          20051001               2,428.61
EATONTOWN                           227,500.00                          20060201               1,421.56
TAYLOR                               41,040.00                          20060201                 247.95
UNION                                85,000.00                          20060201                 557.81
ORLANDO                             192,800.00                          20060301               1,164.83
BETHLEHEM                           355,200.00                          20060201               2,294.00
UPPER MARLBORO                      586,325.00                          20060201               3,725.61
ANN ARBOR                           800,000.00                          20060201               5,000.00
Scotts Valley                       733,000.00                          20060201               4,275.83
Woodbridge                          342,400.00                          20060301               2,247.00
FINKSBURG                           690,350.00                          20060201               3,955.13
San Antonio                         680,000.00                          20060201               4,871.60
Houston                              92,000.00                          20060201                 479.17
Bakersfield                         195,000.00                          20060201               1,279.69
DURHAM                               63,200.00                          20060201                 414.75
Phoenix                             147,000.00                          20060101                 934.06
CAPE CORAL                          279,500.00                          20060201               1,688.64
NORFOLK                             200,000.00                          20060301               1,187.50
QUEEN CREEK                         222,069.00                          20060201               1,434.20
SILVER SPRING                       458,550.00                          20060201               2,936.15
MANTECA                             534,346.00                          20060301               2,894.37
WEST CHESTER                        389,000.00                          20060201               2,876.98
LOCUST GROVE                        450,000.00                          20060201               2,881.40
TEMPE                             1,365,000.00                          20060201               7,240.94
SHIP BOTTOM                         646,750.00                          20060201               3,772.71
NEOTSU                              232,000.00                          20060201               1,232.50
CINCINNATI                           92,000.00                          20060101                 594.17
LAVALLETTE                          265,000.00                          20060201               1,628.65
MARYSVILLE                          190,400.00                          20060301               1,031.33
WASHINGTON                          203,000.00                          20060201               1,268.75
WASHINGTON                          436,000.00                          20050601               2,270.83
Duluth                              741,050.00                          20050701               4,324.57
CHARLOTTE                           107,200.00                          20060201                 681.17
MIAMI                               308,500.00                          20050722               1,899.49
SACRAMENTO                          290,800.00                          20060201               1,938.67
Brigham City                        109,200.00                          20060101                 716.63
CLEVELAND                            77,000.00                          20060201                 513.33
PHOENIX                              55,250.00                          20060201                 310.78
Phoenix                             210,400.00                          20060301               1,205.42
HOUSTON                              95,200.00                          20060201                 732.01
ROSLINDALE                          208,000.00                          20060201               1,490.14
Manassas                            264,000.00                          20060201               1,677.50
Queen Creek                         461,214.00                          20060201               2,930.63
YORBA LINDA                         650,000.00                          20060201               4,197.92
OCEANSIDE                           544,000.00                          20060201               4,524.72
CLOVIS                              228,800.00                          20060201               1,406.17
DALLAS                              101,500.00                          20060101                 692.41
Santa Cruz                          470,000.00                          20060201               2,893.87
Mcallen                              50,040.00                          20060201                 358.49
CHANNAHON                           220,247.00                          20060201               1,307.72
KAWKAWLIN                           188,000.00                          20060301               1,203.79
CROOKED RIVER RANCH                 176,000.00                          20060301                 953.33
WEST ISLIP                          600,000.00                          20060201               3,312.50
WEST ROXBURY                        356,800.00                          20060201               2,192.83
CHEYENNE                            120,000.00                          20060101                 778.32
Santa Cruz                          650,000.00                          20060201               4,002.16
LOS ANGELES                         352,000.00                          20060201               2,200.00
HYATTSVILLE                         299,200.00                          20060201               1,807.67
SOUTH PLAINFIELD                    180,000.00                          20060201                 993.75
NAMPA                               127,000.00                          20060201                 780.52
WHITESBURG                          172,400.00                          20060201                 933.83
LAGUNA WOODS                        299,000.00                          20060201               2,304.79
DORCHESTER                          455,000.00                          20060201               2,748.96
Idaho Falls                          86,175.00                          20060201                 502.69
Missouri City                       113,186.00                          20060201                 683.83
SEATTLE                           1,500,000.00                          20060301               8,281.25
Pickens                             156,000.00                          20051001                 812.50
Milledgeville                        63,350.00                          20060301                 442.95
Katy                                109,249.00                          20060201                 705.57
TULARE                              228,000.00                          20060201               1,425.00
Los Angeles                         456,300.00                          20060101               2,519.16
BAKERSFIELD                         164,000.00                          20060201                 939.58
DENVER                              109,599.00                          20060201                 753.49
Rowlett                              90,000.00                          20060201                 590.63
SEATTLE                             252,000.00                          20060101               1,574.99
Los Angeles                         456,300.00                          20060101               2,519.16
LAKE FOREST PARK                    196,000.00                          20060201               1,347.50
Sun City                            341,000.00                          20060201               2,024.69
CHARLOTTESVILLE                      74,400.00                          20060201                 387.50
nicholasville                        56,000.00                          20060201                 355.83
Wilmington                          609,270.00                          20060201               3,801.05
DUNDEE                              153,850.00                          20060201                 945.54
YORKTOWN HEIGHTS                    750,000.00                          20060201               5,116.33
Tampa                               357,200.00                          20060201               2,269.71
Richmond                            112,500.00                          20060301                 679.69
Garland                             112,800.00                          20060101                 740.25
NICHOLASVILLE                        56,000.00                          20060201                 355.83
JACKSON                             428,000.00                          20060201               2,763.94
Barnegat                            152,800.00                          20060301                 955.00
Arlington                            93,300.00                          20060201                 652.37
RICHMOND                            133,600.00                          20060201                 793.25
Peoria                              169,750.00                          20060201               1,113.98
BUCKEYE                             147,960.00                          20060201                 847.69
PALM BEACH GARDENS                  176,250.00                          20060201               1,009.77
BUCKEYE                             167,072.00                          20060201               1,009.39
FREDERICKSBURG                      590,408.00                          20060201               3,382.54
PARK CITY                           630,000.00                          20060201               3,806.25
Tampa                               192,000.00                          20060201               1,260.00
Houston                             122,440.00                          20060201                 637.71
Houston                             454,400.00                          20060101               2,365.79
San Diego                            96,000.00                          20060101                 520.00
San Diego                           536,000.00                          20060201               3,070.83
CHARLOTTE                           192,064.00                          20060201               1,100.37
Myrtle Beach                        150,000.00                          20060201                 921.88
Stafford                            150,000.00                          20060201                 875.00
Brush Creek                         118,000.00                          20060101                 698.02
Grand Junction                      273,600.00                          20060201               1,567.50
CHANHASSEN                          122,400.00                          20060201                 726.75
BOYDS                               427,410.00                          20060201               2,582.27
Falls Church                        408,000.00                          20060201               2,677.50
PEMBROKE PINES                      259,200.00                          20060201               1,647.00
SALINAS                             585,000.00                          20060201               3,290.63
Cumming                              99,400.00                          20060201                 579.83
JERSEY CITY                         255,500.00                          20060201               1,863.02
MADISON                              97,500.00                          20060201                 629.69
MADISON                              97,500.00                          20060201                 629.69
MADISON                              97,500.00                          20060201                 629.69
MADISON                              97,500.00                          20060201                 629.69
Phoenix                             146,000.00                          20060201               1,071.30
AURORA                              137,120.00                          20060101                 958.76
HUMBLE                               91,292.00                          20060201                 638.33
TUCSON                              217,000.00                          20060101               1,425.54
Kissimmee                           118,300.00                          20060101                 787.05
ROCKVILLE CENTER                    468,000.00                          20060101               3,113.62
Lakeway                             332,500.00                          20060201               2,410.86
Milford                             272,000.00                          20060201               1,855.52
Kansas City                          52,800.00                          20051201                 369.19
Houston                              72,000.00                          20051101                 479.02
Enfield                             167,200.00                          20060201               1,183.43
Saint Charles                       128,700.00                          20051101                 845.47
Hunt                                 75,100.00                          20051101                 505.96
Conroe                              106,400.00                          20060101                 609.58
Garland                              96,000.00                          20060101                 721.22
Hampton Bays                        448,000.00                          20060101               2,566.67
Newport News                        164,000.00                          20051201               1,146.71
HOUSTON                              93,432.00                          20051201                 669.36
HUMBLE                               93,592.00                          20060101                 654.41
Saco                                160,000.00                          20060201                 985.15
Montgomery Village                  168,000.00                          20051201               1,203.57
Jacksonville                         84,800.00                          20060101                 521.17
BROOMFIELD                          109,697.00                          20060101                 711.49
Humble                               68,000.00                          20060201                 516.85
Harlingen                           131,200.00                          20060101                 951.29
TOWN OF RYE                         479,900.00                          20050601               2,993.96
Peroia                              128,000.00                          20060101                 894.99
Houston                              96,989.00                          20051201                 629.07
Wilton                              552,000.00                          20060101               2,760.00
Oceanside                            70,000.00                          20060201                 465.24
Tampa                                60,000.00                          20060201                 379.25
Saint Petersburg                     75,300.00                          20060201                 507.32
Stowe                                52,650.00                          20051201                 444.30
POTTSTOWN                            53,950.00                          20051201                 455.27
Tampa                               246,750.00                          20060101               1,662.41
Hallandale Beach                     77,600.00                          20060101                 477.80
Charlotte                           137,600.00                          20060101                 927.04
Hogansville                         110,400.00                          20051001                 688.76
Atlanta                             177,600.00                          20060101               1,211.55
Marietta                            163,900.00                          20060201               1,063.06
Orlando                             162,400.00                          20060101               1,094.12
Decatur                             536,000.00                          20060101               3,432.07
Marble                               81,100.00                          20060201                 574.03
Palm City                           476,000.00                          20060201               3,047.88
Bradenton                           367,100.00                          20060101               2,629.95
Homestead                           267,550.00                          20060101               1,916.77
Jacksonville                         84,000.00                          20060101                 601.79
Gainesville                         457,500.00                          20060201               2,891.71
Garner                               91,920.00                          20060201                 682.50
Decatur                              95,000.00                          20060101                 640.03
SUGAR HILL                          252,000.00                          20060201               1,676.56
Atlanta                             103,000.00                          20060101                 685.26
South Bend                           67,500.00                          20051001                 460.47
Bluffton                             52,800.00                          20050901                 346.86
RIVERSIDE                           514,650.00                          20060201               2,894.91
BOULDER                             217,000.00                          20060201               1,198.02
TOLEDO                               43,890.00                          20060101                 292.00
TOLEDO                               43,890.00                          20060101                 292.00
FORT COLLINS                        128,800.00                          20050901                 617.17
PENSACOLA                            98,980.00                          20051201                 505.21
METAIRIE                            147,920.00                          20060101                 971.73
TOLEDO                               43,890.00                          20060101                 292.00
CHESAPEAKE                          195,930.00                          20060101               1,000.06
TOLEDO                               43,890.00                          20060101                 292.00
DOUGLASVILLE                        206,243.00                          20051201               1,117.15
BOGALUSA                            103,920.00                          20051201                 691.38
CHESTERFIELD                        134,750.00                          20060201                 701.31
PUNTA GORDA                         620,000.00                          20060201               4,229.49
ROSEVILLE                           107,800.00                          20060201                 561.26
HEMET                                59,900.00                          20060201                 318.22
PONTIAC                              68,000.00                          20060201                 475.46
PONTIAC                              66,400.00                          20060201                 464.27
HAMPTON                             102,000.00                          20060201                 678.60
FAIRFAX                             649,000.00                          20060201               5,520.56
SAINT LOUIS                          42,000.00                          20060201                 311.85
PEORIA                              423,500.00                          20060201               2,853.20
BELTSVILLE                          440,800.00                          20060201               2,859.02
WAYNE                                86,700.00                          20060101                 591.44
VIRGINIA BEACH                       61,200.00                          20060101                 438.44
PORT READING                        288,000.00                          20060201               1,726.71
CAROL STREAM                        101,500.00                          20060201                 666.78
COLUMBIA                            116,200.00                          20060201                 744.04
LIVERPOOL                            77,600.00                          20060201                 529.37
TARPON SPRINGS                      169,600.00                          20051201                 848.00
OAKLAND                             330,000.00                          20060101               1,578.85
MOBILE                              130,200.00                          20060201                 888.19
SAN DIEGO                           352,100.00                          20060201               1,833.85
PROVO                               231,000.00                          20051201               1,155.00
COON RAPIDS                         156,000.00                          20051201                 796.25
HUGHSON                             650,000.00                          20060101               5,662.20
BALTIMORE                            97,000.00                          20060201                 525.42
FAIRFIELD                           479,500.00                          20060201               2,991.46
KINGWOOD                            420,000.00                          20051201               2,865.14
ST PETERSBURG                        70,000.00                          20060201                 379.17
BEND                                174,000.00                          20060201                 942.50
SALT LAKE CITY                      130,500.00                          20060201                 879.20
DUMFRIES                            284,000.00                          20060201               1,567.92
PHILADELPHIA                         50,250.00                          20060201                 355.67
LAS VEGAS                           176,000.00                          20051201                 916.67
OAKLAND                             258,300.00                          20060101               1,318.41
PHILADELPHIA                         39,000.00                          20060201                 276.04
PHOENIX                             182,000.00                          20051201                 985.83
BEND                                172,500.00                          20060201                 934.38
SALINAS                             489,000.00                          20060201               2,445.00
PETAL                                71,900.00                          20060201                 484.40
COVINGTON                           155,000.00                          20051001                 839.58
HOUSTON                             280,000.00                          20051201               1,933.89
BEND                                173,500.00                          20060201                 939.79
SIMI VALLEY                         359,000.00                          20060101               1,795.00
OAK RIDGE                           626,000.00                          20060201               5,410.21
GARNER                              199,250.00                          20060101               1,226.82
BEND                                174,000.00                          20060201                 942.50
SPRINGFIELD                         359,500.00                          20060101               1,909.84
WASHINGTON                          631,280.00                          20060201               3,550.95
HUNTINGTON STATION                  406,000.00                          20060201               2,667.13
MANDEVILLE                          272,000.00                          20051201               1,809.62
CHICAGO                             157,500.00                          20060201               1,141.98
MEADOW VISTA                        483,000.00                          20060201               3,172.97
CASCO                               150,000.00                          20060101                 985.39
NEWPORT NEWS                         86,100.00                          20060201                 609.41
WEBB CITY                            72,000.00                          20060201                 479.02
PUYALLUP                            155,400.00                          20051201                 809.37
HAMILTON                             81,800.00                          20051201                 409.00
TOLEDO                               65,600.00                          20060201                 458.68
LAFAYETTE                            89,520.00                          20051101                 475.57
MERIDIAN                            202,400.00                          20060201               1,117.42
WEST LINN                           257,200.00                          20060201               1,419.96
THIBODAUX                           167,300.00                          20060101               1,099.04
TOLEDO                              149,962.00                          20060201               1,139.81
TACOMA                              116,800.00                          20060201                 806.71
DELTONA                             178,500.00                          20060101                 985.47
INDIANAPOLIS                         77,000.00                          20060201                 518.76
PORT RICHEY                          91,700.00                          20060201                 656.95
VERO BEACH                          405,900.00                          20060101               2,114.06
KNOXVILLE                            95,620.00                          20060101                 488.06
CHICAGO                             332,500.00                          20060201               2,212.13
HOUSTON                             650,000.00                          20060201               4,324.47
BALDWINSVILLE                        65,600.00                          20060201                 447.51
TACOMA                              144,000.00                          20060101                 780.00
MISSOURI CITY                     1,330,000.00                          20051201               8,737.15
NAVARRE                             185,500.00                          20051101                 985.47
NASHVILLE                           230,400.00                          20060201               1,128.00
AVON LAKE                           144,900.00                          20060101                 769.78
TOLEDO                               54,000.00                          20060101                 286.88
PORTLAND                            136,500.00                          20060201                 696.21
REPUBLIC                            175,000.00                          20060101                 929.69
NORTH CHARLESTON                    413,000.00                          20060101               2,021.98
ORANGE PARK                          68,950.00                          20060201                 458.73
MOBILE                               96,950.00                          20051201                 515.05
CHARLOTTE                           279,750.00                          20060201               1,515.31
NORTH RICHLAND HILLS                117,200.00                          20060101                 819.48
TOPSHAM                             120,400.00                          20060201                 821.34
KANSAS CITY                          93,800.00                          20060201                 655.86
COTTAGE GROVE                       118,500.00                          20060101                 641.88
Dallas                              144,000.00                          20060101               1,006.87
DUNEDIN                             290,500.00                          20051201               1,543.28
NORTH MIAMI                         718,500.00                          20060201               4,041.56
MONROE                               96,600.00                          20060201                 513.19
FORT MYERS                          250,000.00                          20060101               1,302.08
PATERSON                            307,500.00                          20060201               2,020.06
SALEM                               193,500.00                          20060201               1,068.28
SAINT LOUIS                          52,500.00                          20060201                 371.59
LONGVIEW                            143,000.00                          20060201                 951.38
PORTSMOUTH                          116,000.00                          20060101                 791.32
BALTIMORE                            91,000.00                          20060201                 483.44
GREENWOOD                           121,520.00                          20060201                 849.69
ELGIN                               115,500.00                          20060201                 807.59
WARREN                              116,000.00                          20060201                 791.32
LAUDERDALE LAKES                     53,600.00                          20060201                 388.64
MIAMI                               187,600.00                          20051101                 996.62
JACKSONVILLE                        136,500.00                          20060201                 885.34
CINCINNATI                          126,400.00                          20060201                 809.35
LOS ANGELES                         780,000.00                          20060201               5,124.04
HAVANA                              100,500.00                          20060201                 685.58
LADY LAKE                            93,000.00                          20060201                 642.33
BALTIMORE                            49,550.00                          20060201                 354.98
LONDON                               92,000.00                          20060201                 604.37
FORT PAYNE                          128,000.00                          20060101                 840.87
VALRICO                             108,900.00                          20060101                 770.79
CHICAGO                             228,000.00                          20060201               1,594.21
HUMBOLDT                             55,300.00                          20060201                 363.28
ABERDEEN                            110,000.00                          20060201                 788.05
DULUTH                              109,900.00                          20060201                 595.29
SOUTH SAN FRANCISCO                 494,000.00                          20060201               2,521.46
ABERDEEN                            110,000.00                          20060201                 788.05
CHARLOTTE                           152,000.00                          20060101                 791.67
OLNEY                                95,000.00                          20060101                 465.10
ABERDEEN                            101,700.00                          20060201                 728.59
PENSACOLA                            80,500.00                          20060101                 427.66
ABERDEEN                            110,800.00                          20060201                 793.78
HILTON HEAD ISLAND                  147,000.00                          20060101                 719.69
ABERDEEN                            110,800.00                          20060201                 793.78
REX                                  89,193.00                          20051201                 436.67
MEMPHIS                              54,400.00                          20060201                 389.73
LANGLEY                             259,000.00                          20060101               1,402.92
LOUISVILLE                           54,400.00                          20060201                 385.04
MEMPHIS                              51,000.00                          20060101                 360.97
GALVESTON                           134,400.00                          20060201                 860.58
ODESSA                               90,320.00                          20060201                 631.53
HATTIESBURG                          87,600.00                          20051201                 518.19
MEMPHIS                              50,150.00                          20060101                 354.96
TRENTON                              53,200.00                          20060201                 349.49
HATTIESBURG                          87,600.00                          20060101                 518.19
CENTER                              129,600.00                          20060201                 674.48
SAINT JOSEPH                        156,800.00                          20060201               1,109.82
SAN MATEO                           460,000.00                          20060201               2,945.43
WAXHAW                              236,600.00                          20060201               1,256.94
ERIN                                 68,000.00                          20060101                 446.71
BERNARDSVILLE                       379,000.00                          20060201               2,521.50
MIAMI                               164,000.00                          20060101                 888.33
WAYNE                                85,850.00                          20060101                 585.64
LOS ANGELES                         317,000.00                          20060101               1,651.04
DARBY                               947,800.00                          20060201               6,226.37
PROVIDENCE                          220,675.00                          20060201               1,449.68
ARIZONA CITY                        142,000.00                          20051201                 769.17
MEMPHIS                              58,225.00                          20060101                 412.11
GREEN BAY                           262,500.00                          20060201               1,746.42
SILVERDALE                          285,000.00                          20060101               1,395.31
CLEVELAND                            70,400.00                          20060101                 381.33
MEMPHIS                              59,500.00                          20060101                 421.14
WALDORF                             192,800.00                          20060201               1,044.33
SUFFOLK                             289,000.00                          20060101               1,534.92
MEMPHIS                              55,250.00                          20060101                 391.06
MEMPHIS                              45,900.00                          20060101                 324.88
MACEDONIA                           220,500.00                          20060101               1,214.58
MEMPHIS                              58,300.00                          20060101                 412.64
LONG BEACH                          245,000.00                          20060101               1,276.04
LITTLE FALLS                         52,800.00                          20060201                 378.27
MEMPHIS                              55,250.00                          20060101                 391.06
WASHINGTON                          298,200.00                          20060101               1,553.12
PORTLAND                            162,300.00                          20060101                 861.98
JAMAICA BEACH                       441,000.00                          20051101               2,480.63
PUYALLUP                            163,000.00                          20060101                 882.92
CHICAGO HEIGHTS                      57,400.00                          20060201                 386.71
MANDEVILLE                          172,800.00                          20051201               1,149.64
AMHERST                             112,000.00                          20060201                 792.73
NEW IBERIA                           88,560.00                          20051101                 479.70
MIAMI                               238,000.00                          20060201               1,313.96
RIVIERA BEACH                       138,750.00                          20060201                 982.06
LOUISVILLE                           81,200.00                          20060101                 540.23
KANSAS CITY                          46,900.00                          20060201                 315.97
LIVONIA                              94,822.00                          20060201                 654.91
POCATELLO                           156,000.00                          20060201               1,024.81
PAWTUCKET                           185,500.00                          20060201               1,328.94
LINCOLN                             462,000.00                          20060201               3,073.70
WAYNE                                86,700.00                          20060101                 591.44
WILMINGTON                          101,500.00                          20060201                 549.79
GARDEN CITY                          79,900.00                          20060101                 545.05
MACON                                53,970.00                          20060201                 359.06
WAYNE                                85,000.00                          20060101                 579.84
WESTLAND                             73,100.00                          20060101                 498.67
NEW CARROLLTON                      108,800.00                          20060201                 600.67
COCOA BEACH                         276,000.00                          20060201               1,495.00
BROWNSTOWN TOWNSHIP                 101,500.00                          20060201                 771.47
CANTON                               50,250.00                          20060201                 368.72
BOULDER                             199,500.00                          20060201               1,101.41
DAVIS                               346,500.00                          20060101               1,912.97
BOULDER                             324,800.00                          20060201               1,793.17
TOLEDO                               43,890.00                          20060101                 292.00
RIVERVIEW                           140,556.00                          20060101                 888.41
DRAPER                              270,800.00                          20060201               1,410.42
MADISON                             112,035.00                          20060101                 726.66
CORAL GABLES                        650,000.00                          20051001               3,385.41
CHULA VISTA                         393,000.00                          20060201               2,169.69
MEMPHIS                              48,000.00                          20060201                 343.88
PONCHATOULA                          98,000.00                          20051001                 579.71
BATON ROUGE                          82,880.00                          20060201                 565.39
MEMPHIS                              48,000.00                          20060201                 343.88
TOMBALL                              44,240.00                          20060201                 305.55
MEMPHIS                              50,050.00                          20060201                 358.56
MEMPHIS                              51,040.00                          20060201                 365.66
TOPPENISH                            80,000.00                          20060201                 538.97
CHATTANOOGA                          61,500.00                          20060101                 409.16
MEMPHIS                              50,000.00                          20060201                 358.21
BALTIMORE                            95,900.00                          20060201                 529.45
MIRAMAR                             175,000.00                          20051201                 856.77
WADSWORTH                            97,000.00                          20060201                 515.31
AIKEN                                50,400.00                          20051101                 432.14
MILFORD                             120,000.00                          20060201                 870.08
HIALEAH                             495,200.00                          20051201               3,049.03
MANTEO                              750,000.00                          20060201               4,864.49
BOSTON                              450,000.00                          20060201               2,770.73
NORMAN                               78,992.00                          20060201                 525.54
SAN JOSE                            449,000.00                          20060201               2,912.21
SAINT LOUIS                          63,000.00                          20060201                 435.13
EASTLAKE                             71,000.00                          20060101                 490.38
SANDY                               150,500.00                          20060201                 976.14
COOKEVILLE                           91,000.00                          20060101                 492.92
SPOKANE                             104,000.00                          20060101                 574.17
WINSTON SALEM                        53,625.00                          20060201                 388.82
VANCOUVER                           192,000.00                          20060201               1,060.00
SHREVEPORT                          112,000.00                          20060101                 754.56
HIGHLAND                            479,500.00                          20060201               2,697.19
SARATOGA SPRINGS                     82,915.00                          20060201                 551.64
MIAMI BEACH                         284,250.00                          20051001               1,598.91
COLUMBUS                             80,000.00                          20060201                 552.54
ALBUQUERQUE                         149,600.00                          20060201                 810.33
PHILADELPHIA                         40,000.00                          20060201                 283.12
GLENS FALLS                         129,500.00                          20060201                 861.57
PRAIRIEVILLE                        239,200.00                          20060201               1,591.40
KEY LARGO                           970,000.00                          20051201               5,456.25
PITTSBURGH                           46,900.00                          20060201                 308.10
NEW HYDE PARK                       472,500.00                          20060201               3,183.32
JACKSON                              50,272.00                          20060201                 301.41
HATTIESBURG                          67,650.00                          20051201                 400.18
MIAMI                               332,000.00                          20051201               2,378.49
LIVERMORE                           675,500.00                          20060201               4,897.84
NEW HAVEN                           147,875.00                          20060201                 971.43
LOS ANGELES                         305,200.00                          20060101               1,653.17
LOUISVILLE                          106,000.00                          20060201                 723.11
East Williston                      735,000.00                          20060201               4,465.94
DANVILLE                            103,600.00                          20060201                 697.97
PALM COAST                          192,500.00                          20060101               1,062.76
FORT WORTH                          110,600.00                          20060101                 773.33
MIAMI                               150,000.00                          20051201               1,048.82
METHUEN                             308,000.00                          20060101               2,049.13
BOGALUSA                             63,000.00                          20060101                 419.14
HOUSTON                              86,500.00                          20051201                 575.49
KUNA                                 97,900.00                          20060201                 676.17
LAFAYETTE                            54,800.00                          20051201                 364.59
HIGHLAND PARK                       889,000.00                          20051201               5,914.54
Houston                              98,085.00                          20060101                 669.11
NORFOLK                             202,500.00                          20060101               1,265.63
SARATOGA SPRINGS                    129,500.00                          20060201                 634.01
WAXAHACHIE                          336,000.00                          20060201               1,820.00
RUSHVILLE                           190,500.00                          20060101                 992.15
MEMPHIS                              48,000.00                          20060201                 343.88
GENEVA                              139,300.00                          20060201                 740.03
NETCONG                             297,500.00                          20060201               1,735.42
DOTHAN                              136,000.00                          20060201                 807.50
LIVERMORE                           997,500.00                          20060201               5,714.84
CLEARWATER                          128,520.00                          20060201                 722.93
CONCORD                             548,000.00                          20060201               3,596.25
UNIONDALE                           324,450.00                          20060201               2,061.61
DES PLAINES                         251,200.00                          20060201               1,570.00
LOMA LINDA                          119,200.00                          20060101                 769.83
MIAMI LAKES                         647,500.00                          20060201               3,844.53
CHICAGO                             115,500.00                          20060201                 733.91
YORK                              1,387,500.00                          20060201               9,250.00
MESA                                135,000.00                          20060201                 773.44
SOMERVILLE                          369,600.00                          20060201               2,117.50
NEWPORT                              64,500.00                          20060101                 362.81
EUFUALA                              46,000.00                          20060101                 301.87
SOMERVILLE                          375,900.00                          20060201               2,153.59
BELGRADE                            416,000.00                          20060201               2,470.00
CUMBERLAND                           61,500.00                          20060201                 358.75
NEW IBERIA                           76,000.00                          20060101                 443.33
EUFUALA                              45,493.00                          20060101                 298.55
SPRINGFIELD                         137,900.00                          20060201                 876.24
COLUMBIA                             85,750.00                          20060201                 544.87
WOODHAVEN                           120,400.00                          20060201                 689.79
PORTSMOUTH                          124,000.00                          20060201                 762.08
NEWBERRY                            123,655.00                          20060101                 734.20
ROGERS                              122,364.00                          20060101                 739.28
MOUNTAIN VIEW                       841,500.00                          20060201               5,522.34
TALLAHASSEE                         120,750.00                          20060101                 716.95
RIVERSIDE                           650,000.00                          20060201               3,927.08
BAKER                                61,520.00                          20060101                 352.46
NEW ORLEANS                         129,500.00                          20060101                 741.93
PHILADELPHIA                         39,525.00                          20060201                 275.85
ST. LOUIS                            64,400.00                          20060201                 382.38
PHILADELPHIA                         39,525.00                          20060201                 275.85
BALTIMORE                            80,500.00                          20060201                 494.74
JACKSON                             177,600.00                          20060101               1,073.00
PHILADELPHIA                         39,525.00                          20060201                 275.85
COVINGTON                            64,500.00                          20060101                 362.81
COATESVILLE                          66,400.00                          20060101                 421.92
ORLANDO                             124,950.00                          20060201                 702.84
LAS VEGAS                           596,250.00                          20060201               3,912.89
PAWTUCKET                           217,000.00                          20060201               1,243.23
KLAMATH FALLS                       500,000.00                          20060201               2,864.58
LOVELAND                            152,000.00                          20060101                 886.67
LAS VEGAS                           166,600.00                          20060101                 937.12
BAKER                                61,520.00                          20060101                 352.46
BAKER                                56,000.00                          20060101                 320.83
BAKER                                56,000.00                          20060101                 320.83
SPRING                               87,500.00                          20060201                 528.65
DETROIT                              52,500.00                          20060201                 328.13
MOUNT PLEASANT                      588,000.00                          20060201               3,430.00
PHILADELPHIA                         59,200.00                          20060201                 413.17
MIAMI                               160,792.00                          20051001                 904.45
WEST PALM BEACH                     241,500.00                          20060201               1,433.91
RIDGEWOOD                           497,140.00                          20060201               2,848.20
SAN DIEGO                           602,000.00                          20060201               3,448.96
ROWLAND HEIGHTS                     351,200.00                          20060101               2,012.08
VIRGINIA BEACH                      980,000.00                          20060201               5,614.57
NEW ORLEANS                         101,388.00                          20060201                 591.43
PALOS HILLS                         128,100.00                          20060101                 773.94
NEW ORLEANS                         120,050.00                          20060201                 750.31
MIAMI                                84,630.00                          20060201                 502.49
CHICAGO                             145,000.00                          20060201                 891.15
OLYMPIA FIELDS                      206,400.00                          20060201               1,182.50
JACKSONVILLE                         75,225.00                          20060201                 470.16
RALEIGH                              86,400.00                          20060101                 531.00
CHICAGO                             102,900.00                          20060201                 675.28
ROUND LAKE                          280,000.00                          20060201               1,837.50
BRENTWOOD                           455,000.00                          20060201               2,606.77
WILMINGTON                           69,750.00                          20060101                 399.61
PERRIS                              604,000.00                          20060201               3,775.00
COLUMBIA                            281,600.00                          20060201               1,613.33
LAS VEGAS                         1,000,000.00                          20060201               6,041.67
BALTIMORE                            34,500.00                          20060201                 230.00
COVINGTON                            63,750.00                          20060201                 365.23
CHICAGO                             878,472.00                          20060201               5,124.42
GALESVILLE                          750,000.00                          20060201               4,453.13
MIAMI                               218,400.00                          20051001               1,251.25
LAFAYETTE                            89,600.00                          20060201                 532.00
SPANISH FORK                        113,300.00                          20060201                 649.11
PAINESVILLE                         134,400.00                          20060101                 756.00
NORTH WILDWOOD                      230,250.00                          20060201               1,367.02
BLAUVELT                            359,650.00                          20060201               2,060.49
RESTON                              203,000.00                          20060201               1,184.17
CHATTANOOGA                         126,000.00                          20060201                 787.50
RANCHO PALOS VERDES                 843,750.00                          20060201               5,009.77
EUGENE                              618,000.00                          20060201               3,605.00
HARTFORD                            165,900.00                          20060201               1,002.31
JOLIET                              203,000.00                          20060201               1,247.60
COCONUT GROVE                       770,000.00                          20060201               4,892.71
BERKELEY                            637,500.00                          20060101               3,984.37
SEDRO WOOLLEY                       258,000.00                          20060201               1,478.13
MANSFIELD                            71,400.00                          20060201                 409.06
CHICAGO                             124,000.00                          20060201                 775.00
WHITMAN                             224,700.00                          20060201               1,357.56
BOZEMAN                             630,000.00                          20060201               4,003.12
SAINT LOUIS                          47,950.00                          20060201                 299.69
HOUSTON                              59,500.00                          20060201                 359.48
URBANA                               60,900.00                          20060101                 348.91
SEATTLE                             112,350.00                          20060101                 631.97
WILDOMAR                            297,800.00                          20060101               1,675.12
OAKLAND                             312,000.00                          20060201               1,787.50
ORLANDO                             207,920.00                          20060101               1,191.21
MARATHON                            276,500.00                          20060201               1,584.11
FAR ROCKAWAY                        455,000.00                          20060201               2,606.77
IRVINGTON                           185,500.00                          20060201               1,043.44
SAN DIEGO                           840,000.00                          20060201               4,812.50
FORT LAUDERDALE                   1,690,000.00                          20060201              10,738.54
FORT LAUDERDALE                     144,800.00                          20051201                 829.58
BROOKLYN                            647,500.00                          20060201               4,249.22
LOMBARD                             184,800.00                          20060201               1,193.50
BUFFALO GROVE                        89,600.00                          20060201                 532.00
AURORA                              128,000.00                          20060201                 786.67
NORTHLAKE                           175,000.00                          20060201               1,075.37
ELGIN                               137,200.00                          20060201                 786.04
MERRIMACK                           149,800.00                          20060201                 858.23
ORANGE PARK                         180,000.00                          20060201               1,087.50
ISLE OF PALMS                     2,000,000.00                          20060201              11,458.33
PRINCETON                           399,000.00                          20060201               2,369.06
WALESKA                             188,000.00                          20060201               1,253.33
ACWORTH                             120,000.00                          20060201                 737.50
CHARLOTTE                            85,050.00                          20060201                 504.98
STONE MOUNTAIN                       92,250.00                          20060201                 566.95
ROUND LAKE BEACH                    128,800.00                          20060201                 737.92
CHARLOTTE                            50,400.00                          20060201                 320.25
VENICE                              716,250.00                          20060201               4,551.17
SHASTA LAKE                         209,925.00                          20060201               1,312.03
CHICAGO                             128,000.00                          20060201                 800.00
WINSTON SALEM                        76,300.00                          20060201                 484.82
LITHONIA                             71,250.00                          20060201                 437.89
CARROLLTON                           98,000.00                          20060201                 581.88
WILMINGTON                           67,200.00                          20060201                 385.00
CAPE CORAL                          458,500.00                          20060201               2,865.63
SPARTANBURG                          71,400.00                          20060201                 476.00
PAWTUCKET                           204,400.00                          20060201               1,213.63
LORAIN                               34,300.00                          20060101                 228.67
TAMARAC                             130,193.00                          20060201                 745.90
CHICAGO                             363,930.00                          20060201               2,160.83
LEESBURG                            763,390.00                          20060201               5,327.83
NEWTOWN                             805,000.00                          20060201               4,611.98
STONE MOUNTAIN                      105,000.00                          20060201                 645.31
CARLSBAD                            529,375.00                          20060201               3,143.16
PROVIDENCE                          122,500.00                          20060201                 701.82
ROHNERT PARK                        214,500.00                          20060201               1,206.56
DEDHAM                            2,324,400.00                          20060201              14,769.62
TACOMA                              136,000.00                          20060201                 765.00
LOS ANGELES                         550,000.00                          20060201               3,208.33
SOUTH PORTLAND                      144,000.00                          20060201                 900.00
TOBACCOVILLE                        105,600.00                          20060201                 627.00
ENTERPRISE                           81,130.00                          20060201                 456.36
CHESTERLAND                         220,800.00                          20060201               1,242.00
CINCINNATI                           73,600.00                          20060101                 452.33
COLUMBUS                            207,000.00                          20060201               1,315.31
BROOKLYN                            650,000.00                          20060201               3,791.67
BROOKLYN                            399,000.00                          20060201               2,285.94
LEXINGTON                            92,400.00                          20060101                 529.37
PURDYS                              321,600.00                          20060201               1,842.50
BROOMFIELD                          275,000.00                          20060101               1,575.52
GREER                                52,430.00                          20060101                 300.38
GREER                                52,430.00                          20060101                 300.38
BOCA GRANDE                         385,000.00                          20060201               2,205.73
SUN VALLEY                          216,000.00                          20060201               1,395.00
DENVER                              131,600.00                          20060201                 753.96
MOBILE                              115,430.00                          20060201                 661.32
COLUMBUS                            175,500.00                          20060201               1,115.16
VAIL                                511,000.00                          20060201               3,034.06
HIALEAH                             117,600.00                          20060201                 722.75
TAMPA                               105,000.00                          20060101                 590.62
COLUMBUS                            166,500.00                          20060201               1,057.97
PEORIA                              423,500.00                          20060201               2,470.42
GAINESVILLE                         492,030.00                          20060201               3,075.19
PHILADELPHIA                         35,275.00                          20060201                 246.19
ATTLEBORO                           166,950.00                          20060201                 939.09
PHILADELPHIA                         35,275.00                          20060201                 246.19
COLD SPRING                         108,640.00                          20060201                 633.73
WESLEY CHAPEL                       238,000.00                          20060101               1,388.33
CHARLOTTE                           750,000.00                          20060201               5,156.25
PHILADELPHIA                         39,525.00                          20060201                 275.85
OOLTEWAH                             92,000.00                          20060101                 527.08
NEW BEDFORD                         118,930.00                          20060201                 681.37
SHIRLEY                             259,000.00                          20060201               1,510.83
PORT ROYAL                           83,300.00                          20060201                 468.56
GARNERVILLE                         196,000.00                          20060201               1,245.42
STONE MOUNTAIN                      164,500.00                          20060201                 925.31
BERKLEY                             164,500.00                          20060201               1,028.13
WESTLAND                            115,500.00                          20060101                 673.75
EVANSTON                            268,000.00                          20060201               1,535.42
MIAMI BEACH                       1,500,000.00                          20060201               9,687.50
CINCINNATI                           63,000.00                          20060201                 367.50
PALM BAY                             81,900.00                          20060201                 503.34
QUEEN CREEK                         192,500.00                          20060201               1,142.97
BREAUX BRIDGE                       123,600.00                          20060101                 708.12
PALM BAY                            256,000.00                          20060201               1,653.33
MARRERO                             117,600.00                          20060201                 673.75
DECATUR                             156,000.00                          20060201                 975.00
COLLEGE PARK                        208,000.00                          20060201               1,365.00
PANACEA                             875,000.00                          20060201               5,013.02
WEST PALM BEACH                     105,000.00                          20060101                 601.56
MAGNOLIA SPRINGS                    455,000.00                          20060201               2,606.77
BALTIMORE                            30,850.00                          20060201                 215.31
PENSACOLA                            44,800.00                          20060201                 284.67
SPRING VALLEY                       413,000.00                          20060201               2,323.13
LADSON                               63,000.00                          20060201                 374.06
NASHVILLE                            52,000.00                          20060201                 362.92
KANNAPOLIS                           75,250.00                          20060201                 438.96
COVENTRY                            210,000.00                          20060201               1,356.25
COMMERCE CITY                       141,528.00                          20060201                 810.84
PENSACOLA                           101,500.00                          20060201                 581.51
PENSACOLA                           101,500.00                          20060201                 581.51
WAYNE                               102,000.00                          20060101                 595.00
COLLEGE PARK                         74,900.00                          20060201                 421.31
HICKSVILLE                          448,500.00                          20060201               2,616.25
DACONO                              179,755.00                          20060201               1,011.12
SOUTHAMPTON                         567,000.00                          20060201               3,248.44
WAYNE                                84,000.00                          20060101                 490.00
COVINGTON                            64,800.00                          20060101                 364.50
VERO BEACH                          231,750.00                          20060201               1,520.86
GASTONIA                             64,800.00                          20060101                 371.25
BOILING SPRINGS                     128,350.00                          20060101                 895.78
CHICAGO                             474,000.00                          20060201               3,011.88
ST PETERSBURG                       176,680.00                          20060201               1,030.63
WATERBURY                           185,500.00                          20060201               1,198.02
AURORA                              118,300.00                          20060201                 677.76
SAN LEANDRO                         446,250.00                          20060201               2,789.06
PALOS PARK                          696,500.00                          20060201               4,498.23
CORNELIUS                           283,500.00                          20060201               1,624.22
NAPERVILLE                          143,500.00                          20060201                 896.88
TAYLORSVILLE                        200,000.00                          20060101               1,145.83
WINSTON SALEM                        83,250.00                          20060201                 546.33
LOS LUNAS                            92,000.00                          20060201                 546.25
GARDEN CITY                          81,000.00                          20060101                 472.50
BALTIMORE                            70,000.00                          20060201                 393.75
LINCOLN                             900,000.00                          20060201               6,281.25
POWDER SPRINGS                      141,050.00                          20060201                 793.41
BLACKLICK                            87,850.00                          20060201                 549.06
BALTIMORE                           101,250.00                          20060101                 576.27
WINSTON SALEM                        45,800.00                          20060201                 300.56
MEMPHIS                              66,375.00                          20060101                 387.19
SUMMERVILLE                         131,310.00                          20060201                 793.33
WINSTON SALEM                        66,000.00                          20060201                 433.13
HAMPTON                             228,900.00                          20060101               1,335.25
CLEARWATER                          117,600.00                          20060201                 686.00
GLOCESTER                           618,000.00                          20060201               4,313.13
PHILADELPHIA                         43,500.00                          20060201                 303.59
SALISBURY                           204,000.00                          20060201               1,147.50
SACRAMENTO                          533,000.00                          20060201               3,220.21
PHILADELPHIA                         46,400.00                          20051201                 314.17
STATEN ISLAND                       469,000.00                          20060201               2,784.69
ALAMO                             1,000,000.00                          20060201               5,250.00
BATON ROUGE                          55,920.00                          20051201                 326.20
TALLAHASSEE                         114,800.00                          20060201                 657.71
ANDERSON                            103,600.00                          20051201                 679.87
BIRMINGHAM                           47,150.00                          20060201                 284.86
PORT JEFFERSON STATION              255,000.00                          20060201               1,514.06
HOFFMAN ESTATES                      70,400.00                          20060201                 418.00
FALLS CHURCH                        435,000.00                          20060201               2,537.50
NORTHBROOK                          333,600.00                          20060201               1,911.25
CHICAGO                             126,000.00                          20060201                 708.75
ROANOKE                             117,200.00                          20060201                 671.46
PARKLAND                          1,000,000.00                          20060201               6,562.50
HARVEY                               87,500.00                          20051201                 501.30
LA QUINTA                           350,000.00                          20060101               2,005.15
BATON ROUGE                          55,920.00                          20051201                 326.20
ATLANTA                             450,000.00                          20060201               2,812.50
BOYNTON BEACH                       141,400.00                          20060201                 810.10
CHICAGO                              81,900.00                          20060101                 511.87
MIAMI                               265,000.00                          20060201               1,490.63
CHICAGO                              81,900.00                          20060101                 511.87
MARGATE                             240,000.00                          20060201               1,375.00
SANDY                               201,177.00                          20060101               1,173.53
WASHINGTON                          304,000.00                          20060201               1,868.33
GALLATIN                             65,625.00                          20060201                 382.77
CHESAPEAKE BEACH                    372,000.00                          20060201               2,131.25
KISSIMMEE                           379,350.00                          20060201               2,449.97
WINSTON SALEM                        53,500.00                          20060201                 334.38
MONTGOMERY                          226,000.00                          20060201               1,341.88
DALLAS                               66,400.00                          20060101                 373.50
DES PLAINES                         116,900.00                          20060201                 730.63
OYSTER BAY                          409,500.00                          20060201               2,346.09
ATLANTA                             175,000.00                          20060201               1,057.29
CHICAGO                             197,750.00                          20060201               1,132.93
EAST HAMPTON                        552,790.00                          20060201               3,167.03
MANCHESTER                          133,000.00                          20060201                 775.83
CARMEL                              409,500.00                          20060201               2,474.06
PALM BEACH                        1,190,000.00                          20060201               7,065.63
SPRINGFIELD                         150,500.00                          20060201                 924.95
MESA                                 94,500.00                          20060201                 580.78
Fort Lauderdale                     461,000.00                          20060101               2,449.06
KISSIMMEE                            96,000.00                          20060201                 520.00
WILLOUGHBY                           90,930.00                          20060201                 492.54
Lafayette Hill                      640,000.00                          20051201               3,992.77
East Hampton                        600,000.00                          20060101               3,125.00
Alexandria                          501,000.00                          20060101               3,003.75
Los Angeles                         266,500.00                          20060201               1,706.43
Montgomery                           83,200.00                          20060201                 502.67
TUPELO                               90,000.00                          20060101                 571.88
MOUNT VERNON                      1,000,000.00                          20051101               5,729.17
Charlotte                           189,000.00                          20050801               1,289.31
TUCSON                              113,012.00                          20060201                 751.88
Auburn Hills                        144,000.00                          20060301                 910.18
SILVER SPRING                       212,000.00                          20051001               1,192.50
LOUISVILLE                           68,950.00                          20060201                 387.84
SAINT LOUIS                          93,750.00                          20060101                 615.23
NASHVILLE                           118,982.00                          20060201                 706.43
SAINT LOUIS                          93,750.00                          20060101                 615.23
SAINT LOUIS                          93,750.00                          20060101                 605.47
SHERWOOD                            350,647.00                          20060201               2,008.92
SAINT LOUIS                          93,750.00                          20060101                 615.23
WAXHAW                              975,000.00                          20060201               5,890.63
MORENO VALLEY                       257,500.00                          20060201               1,475.26
ANDERSON                            103,600.00                          20051201                 679.87
TOPEKA                              147,000.00                          20060201                 872.81
ANDERSON                            112,800.00                          20051201                 740.25
HATTIESBURG                          51,800.00                          20060201                 334.54
MOUNT AIRY                          507,500.00                          20060201               3,330.47
LEXINGTON                            94,500.00                          20051201                 541.41
LEXINGTON                            84,000.00                          20051201                 481.25
RALEIGH                              85,600.00                          20060101                 517.17
RALEIGH                              82,400.00                          20060101                 497.83
CROWN POINT                          98,000.00                          20060201                 551.25
RALEIGH                              86,400.00                          20060101                 513.00
DENVER                              862,500.00                          20060201               5,390.63
CHICAGO                             780,000.00                          20060201               4,793.75
WOODBRIDGE                          410,200.00                          20060201               2,392.83
FORT COLLINS                        155,400.00                          20060201                 938.88
SAN RAFAEL                          165,000.00                          20060101                 962.50
HIGH POINT                           35,700.00                          20060201                 223.13
HUNTINGTON BEACH                    332,000.00                          20060201               1,867.50
CHICAGO                             264,800.00                          20060201               1,655.00
DENVER                              115,500.00                          20060201                 649.69
ELMHURST                            650,000.00                          20060201               3,723.96
KISSIMMEE                           158,900.00                          20060101                 909.19
OAKLAND                             388,000.00                          20060201               2,222.92
RALEIGH                              89,600.00                          20060201                 532.00
HIGH POINT                           36,050.00                          20060201                 225.31
TOPEKA                              147,000.00                          20060201                 872.81
NAGS HEAD                           503,750.00                          20060201               2,886.07
LYNN                                228,000.00                          20060201               1,377.50
SACRAMENTO                          258,400.00                          20060101               1,507.33
NEW ORLEANS                         308,000.00                          20060101               1,828.75
FALLON                              147,000.00                          20060101                 842.19
GAITHERSBURG                        296,000.00                          20060101               1,665.00
SALT LAKE CITY                      115,150.00                          20060201                 659.71
CHARLOTTESVILLE                     497,250.00                          20060201               3,107.81
EAST FALMOUTH                       201,600.00                          20060201               1,134.00
MINNEAPOLIS                         174,919.00                          20060201               1,075.02
DETROIT                              75,600.00                          20060201                 504.00
CHESAPEAKE                          168,000.00                          20060201                 997.50
RIDGEWOOD                           490,000.00                          20060201               2,807.29
BROOKLYN                            396,900.00                          20060201               2,439.28
SARASOTA                            660,000.00                          20060201               3,918.75
Terrell                              93,280.00                          20060101                 652.23
Terrell                              87,592.00                          20060201                 811.99
Fort Worth                          136,280.00                          20060101                 941.25
Fresno                              122,900.00                          20060101                 869.88
Spring                              128,114.00                          20060101                 940.06
Memphis                             108,000.00                          20060101                 727.62
Terrell                              77,600.00                          20060201                 549.25
Terrell                              85,212.00                          20060201                 603.13
Plano                               136,000.00                          20060201               1,069.91
Athens                               53,600.00                          20060101                 374.78
Washington                           63,920.00                          20051201                 514.94
Crowley                             108,000.00                          20051201                 663.75
Missouri City                       119,176.00                          20060201                 753.27
Island Park                         948,452.00                          20060101               6,959.40
Broken Arrow                         66,000.00                          20060101                 478.55
Aylett                              120,000.00                          20060201                 798.36
WALPOLE                             520,000.00                          20050901               3,286.75
AGOURA HILLS                        455,000.00                          20050901               2,727.95
LAWRENCEVILLE                       115,920.00                          20050901                 723.19
TUCSON                            1,000,000.00                          20050801               8,170.83
NEWPORT                             645,000.00                          20051001               4,076.84
CANTON                              420,000.00                          20050901               2,518.11
FORT MYERS                          165,600.00                          20050801                 992.86
Worcester                           280,000.00                          20051101               2,078.99
MINNEAPOLIS                         140,800.00                          20050901                 630.67
GILBERTSVILLE                       320,000.00                          20060201               2,264.94
REDONDO BEACH                       650,000.00                          20050901               3,690.63
Fort Myers                          117,520.00                          20051001                 801.69
HILLSIDE                            200,000.00                          20051101               1,280.63
Norwich                             223,900.00                          20051101               1,903.13
HARRISBURG                          117,250.00                          20060101                 696.17
GAINESVILLE                         455,000.00                          20050901               2,727.95
PORT RICHEY                         158,650.00                          20050901                 842.83
LLANO AREA                          408,000.00                          20051201               2,446.17
COLORADO CITY                        65,662.00                          20060201                 453.52
YUMA                                192,800.00                          20060201               1,364.63
SAN ANTONIO                         120,000.00                          20060201                 870.09
SAN DIEGO                           309,250.00                          20051201               1,755.89
MISSION                             103,000.00                          20060201                 810.31
BRUNSWICK HILLS                     167,280.00                          20060201               1,057.33
YPSILANTI                           170,712.00                          20060201               1,079.02
OAK GROVE                            71,200.00                          20060201                 430.17
NASHVILLE                           129,100.00                          20050801                 672.40
CAPE CORAL                          480,000.00                          20050901               2,950.00
CONCORD                             430,000.00                          20050901               2,150.00
JACKSONVILLE                        476,000.00                          20050901               2,280.83
HENDERSON                           629,600.00                          20060101               4,083.58
BRUNSWICK                           202,448.00                          20060201               1,279.61
DALLAS                               74,750.00                          20050901                 640.92
DALLAS                               65,000.00                          20050901                 557.32
EAST MORICHES                     1,330,000.00                          20051201               7,761.52
Cedar Hill                           80,000.00                          20051101                 538.97
Dothan                              195,000.00                          20051201               1,200.65
Valley Village                      347,700.00                          20060201               1,847.16
Albany                               57,400.00                          20060101                 406.27
Albany                               67,050.00                          20060101                 474.58
Baltimore                            59,250.00                          20060101                 549.25
Hitchcock                            54,400.00                          20060201                 399.17
Oak Leaf                            154,400.00                          20060201               1,119.51
Calexico                            230,617.00                          20060101               1,612.51
HOUSTON                             100,272.00                          20060101                 675.55
HUMBLE                              106,124.00                          20060101                 714.98
Circle Pines                        130,050.00                          20051201                 887.17
KATY                                101,312.00                          20060101                 691.13
Sunrise                             308,000.00                          20060201               2,233.21
CHARLOTTE                           365,749.00                          20060201               2,588.75
Dallas                               51,000.00                          20051201                 360.97
El Monte                            372,000.00                          20051001               2,092.50
Charlotte                            92,800.00                          20060101                 578.95
WINDSOR                             516,000.00                          20051001               3,261.47
Stafford                            224,000.00                          20051201               1,330.00
Waterville Valley                   500,000.00                          20060101               2,957.69
Granada Hills                       555,000.00                          20060101               3,880.64
Maumelle                            179,600.00                          20060201               1,150.00
Highland                            215,000.00                          20050901               1,799.80
BALTIMORE                            87,000.00                          20060101                 623.28
Falls Church                         95,000.00                          20060101                 616.17
Canton                              112,000.00                          20060101                 707.92
Plano                               163,000.00                          20051201               1,003.62
Spring                               96,000.00                          20051201                 654.89
Minneapolis                         269,750.00                          20060101               1,794.65
Minneapolis                         170,000.00                          20060101               1,188.66
Saint Paul                          265,600.00                          20060201               1,767.04
Miami                             1,452,500.00                          20060101               8,943.29
DENTON                               94,760.00                          20060101                 662.58
GAINESVILLE                          60,960.00                          20060201                 442.00
HUNTSVILLE                          194,850.00                          20060301               1,379.14
DENTON                               90,320.00                          20060201                 600.90
DALLAS                               50,400.00                          20060201                 348.10
Maywood                              63,050.00                          20060201                 462.64
Tyler                                43,645.00                          20060101                 301.45
Jefferson                           241,200.00                          20060201               1,769.84
JACKSONVILLE                         63,750.00                          20060101                 478.93
Phoenixville                         44,640.00                          20060101                 315.96
TYLER                                27,650.00                          20060201                 202.89
HOUSTON                             118,400.00                          20060101                 848.23
Royal Oak                           114,000.00                          20060201                 836.49
Hightstown                          280,000.00                          20060101               1,769.80
Belton                              102,320.00                          20060101                 777.71
Ellicott City                       446,550.00                          20060101               2,713.29
Paterson                            336,000.00                          20060101               2,292.12
MANASSAS                            282,750.00                          20060201               1,764.00
Springfield                         182,500.00                          20060201               1,138.57
INDIANAPOLIS                         52,000.00                          20060101                 399.84
INDIANAPOLIS                         52,000.00                          20060101                 399.84
LOUISVILLE                           68,310.00                          20060101                 483.49
CONVERSE                             68,000.00                          20060201                 446.71
Austin                               89,450.00                          20060101                 617.81
CHARLOTTE                            44,000.00                          20060101                 322.86
CHANNELVIEW                          74,250.00                          20060101                 525.54
HOUSTON                              75,200.00                          20060101                 525.81
AUSTIN                               63,350.00                          20060101                 432.16
Aurora                              121,200.00                          20051201                 847.45
Saint Louis                          97,500.00                          20051001                 558.59
KATY                                 98,400.00                          20060101                 688.03
MOUNT CARMEL                         92,160.00                          20060201                 660.25
LAKE JACKSON                        249,672.00                          20060201               1,964.17
Cambridge                           550,000.00                          20060101               3,567.29
FORTH WORTH                          89,112.00                          20051001                 510.54
Houston                              69,800.00                          20060101                 524.38
AUSTIN                              101,520.00                          20060101                 780.60
Lubbock                              54,000.00                          20060101                 415.21
DALLAS                               70,680.00                          20060101                 435.19
LOS ANGELES                         399,750.00                          20060201               2,123.67
HOUSTON                              67,600.00                          20060101                 472.67
FORT WORTH                           50,001.00                          20060201                 428.72
Longport                            730,000.00                          20051101               4,614.10
Providence                          276,000.00                          20051101               2,195.98
Edgewater                           420,000.00                          20060201               2,625.00
DELMAR                              164,000.00                          20060101               1,118.77
Memphis                              46,400.00                          20060101                 356.78
ELIZABETHTON                         59,200.00                          20060101                 465.73
PITTSBURGH                           68,800.00                          20060201                 481.06
Carlisle                             64,000.00                          20060201                 475.20
LANSING                              54,320.00                          20060101                 393.86
LANSING                              53,520.00                          20060101                 388.06
MCKNIGHTSTOWN                       260,000.00                          20060101               1,817.96
ABBOTTSTOWN                         151,920.00                          20060101               1,049.27
LOCKPORT                            126,000.00                          20060201                 968.83
New Hope                            350,000.00                          20060101               2,477.28
GETTYSBURG                          207,920.00                          20060101               1,436.05
SALISBURY                           143,900.00                          20060101                 969.48
KNOXVILLE                            77,628.00                          20060101                 603.78
KISSIMMEE                           159,200.00                          20060101               1,086.02
Lothian                             481,000.00                          20060101               2,455.10
Philadelphia                         46,400.00                          20051201                 320.47
Philadelphia                         44,800.00                          20051201                 309.42
Temple Hills                        148,000.00                          20051201                 911.26
Sevierville                         206,000.00                          20051201               1,387.86
Curtis Bay                          220,800.00                          20050901               1,219.00
Nashua                              125,900.00                          20060201                 837.62
Brookline                           312,000.00                          20060201               2,235.21
Bronx                               424,000.00                          20060201               2,856.57
Naples                              296,000.00                          20060101               2,069.67
Saint Francis                       142,400.00                          20060101                 995.69
Coon Rapids                         172,720.00                          20051201               1,192.94
Columbia Heights                    259,880.00                          20060101               1,624.25
Louisville                          112,800.00                          20060101                 817.88
Katy                                104,800.00                          20060101                 796.56
Oneonta                             135,120.00                          20060101               1,027.01
PEARLAND                            106,935.00                          20060101                 756.88
De Soto                             180,800.00                          20051001               1,187.73
Houston                             113,396.00                          20051001                 773.56
Cleveland                           124,000.00                          20051201                 888.35
SAN BERNARDINO                      195,000.00                          20051101               1,034.38
SAN BERNARDINO                      213,000.00                          20051101               1,129.18
Dallas                               48,750.00                          20060101                 379.17
San Antonio                          74,400.00                          20060201                 585.31
Laguna Vista                        260,000.00                          20060101               1,708.01
Mansfield                            46,150.00                          20060101                 338.63
Mesquite                             65,600.00                          20060101                 453.08
Lake Jackson                         78,000.00                          20060101                 558.80
Houston                             168,000.00                          20060101               1,103.64
Corpus Christi                       51,675.00                          20060101                 383.69
FENWICK ISLAND                      948,000.00                          20051201               8,063.92
LAFAYETTE                            51,000.00                          20060101                 401.22
MALIBU                              741,750.00                          20050901               3,631.48
IRVINE                              590,677.00                          20060201               3,929.79
TYLER                               120,000.00                          20060101                 922.70
MONTGOMERY                          473,500.00                          20060201               3,392.21
GARLAND                              65,920.00                          20060101                 444.12
Garland                             144,000.00                          20060101                 945.98
FARMERSVILLE                         86,250.00                          20051101                 545.16
GILBERT                             486,000.00                          20050901               2,874.87
San Francisco                       551,500.00                          20060201               3,531.31
FORT MEYERS                         504,000.00                          20051001               2,520.00
Lorton                              134,700.00                          20051201                 807.60
UNIONVILLE                          280,000.00                          20060101               1,816.07
Dover                               213,675.00                          20060201               1,421.59
Aldan                               188,000.00                          20060201               1,219.36
Newtown                             207,200.00                          20060101               1,378.51
Pennsauken                          146,400.00                          20060201               1,011.15
YUCCA VALLEY                        125,000.00                          20060101                 625.00
TAVARES                             136,493.00                          20060201                 977.85
ABERDEEN                            105,000.00                          20060201                 752.23
WALDEN                              234,500.00                          20060201               1,294.64
FALL RIVER                          206,000.00                          20060201               1,336.11
BONITA SPRINGS                      136,500.00                          20051201                 908.14
ISSAQUAH                            354,800.00                          20060101               1,884.87
MISSOURI CITY                        84,400.00                          20060201                 526.55
IDAHO FALLS                         101,500.00                          20060201                 692.41
MEDINA                              144,800.00                          20060201               1,024.89
SNOHOMISH                           297,951.00                          20060101               1,582.86
SEATTLE                             359,200.00                          20060101               1,870.83
THOMASTON                            31,000.00                          20060101                 232.89
MOORESVILLE                         150,500.00                          20060101                 814.12
THOMASTON                            31,000.00                          20060101                 232.89
SAN ANTONIO                          94,150.00                          20060101                 460.94
RENO                                256,000.00                          20060201               1,440.00
NORTH AURORA                        127,400.00                          20060201                 836.93
SPOKANE                             106,500.00                          20060101                 699.63
DICKINSON                            72,000.00                          20050101                 602.73
SYRACUSE                             70,000.00                          20060201                 436.71
MOUNT SINAI                         445,840.00                          20060201               3,349.45
SPRINGFIELD                         137,250.00                          20060201                 757.73
SPRINGFIELD                         137,250.00                          20060201                 757.73
SYRACUSE                             37,450.00                          20060201                 252.31
CATHEDRAL CITY                      203,000.00                          20060101               1,099.58
RIVERDALE                           130,400.00                          20060201                 856.64
PHILADELPHIA                         63,000.00                          20060201                 408.62
ATLANTA                             105,000.00                          20060201                 681.03
MIAMI                               129,500.00                          20050801                 674.48
HIDDEN VALLEY                       149,600.00                          20060201               1,058.86
BALTIMORE                            91,000.00                          20060201                 483.44
BRONX                               360,000.00                          20060201               2,641.55
BROOKLYN                            367,500.00                          20060201               2,475.92
WOOD DALE                           197,400.00                          20060201               1,069.25
CORAL SPRINGS                       151,200.00                          20051001                 771.75
COVINGTON                           141,340.00                          20060101                 916.73
JAMAICA                             409,500.00                          20060201               2,828.31
DALLAS                              138,400.00                          20060201                 920.78
GERMANTOWN                          225,000.00                          20060101               1,218.37
HALETHORPE                           91,000.00                          20060201                 597.81
OSPREY                              497,000.00                          20060201               2,795.63
LAS VEGAS                           182,000.00                          20050901                 872.08
PACOLET                             113,900.00                          20060201                 806.18
FRANKLINTON                          85,400.00                          20060201                 589.84
FOUNTAIN HILLS                      307,220.00                          20060101               1,568.10
PIKESVILLE                          191,999.00                          20060101               1,039.78
NORTHAMPTON                         279,000.00                          20060201               1,903.27
MENIFEE                             350,000.00                          20060101               1,895.83
SPOKANE VALLEY                       95,000.00                          20060201                 514.58
YOUNGSTOWN                          187,200.00                          20060101                 936.00
NORTHBROOK                          294,000.00                          20060101               1,561.87
WALDORF                             179,120.00                          20060201                 970.23
SEFFNER                              73,500.00                          20060101                 489.00
MANDEVILLE                          177,000.00                          20050901               1,032.92
CARLSBAD                            652,762.00                          20060201               3,671.79
LAUDERDALE LAKES                     46,900.00                          20051201                 308.10
GULFPORT                             62,650.00                          20060201                 432.71
MIAMI                               425,000.00                          20051001               2,302.08
LAUDERDALE LAKES                     46,900.00                          20051201                 308.10
TAMPA                                99,400.00                          20060201                 669.68
COLUMBIA FALLS                       40,000.00                          20060201                 276.27
FULTON                              574,875.00                          20060201               3,173.79
LAUDERDALE LAKES                     46,900.00                          20051201                 308.10
MENTOR                              153,300.00                          20060101                 830.37
BRANDON                              76,969.00                          20060201                 461.47
ALVA                                493,000.00                          20051201               2,413.65
WILTON                              672,000.00                          20060201               4,470.83
GRANTS PASS                         514,500.00                          20060201               3,379.90
LOUISVILLE                           66,000.00                          20060201                 478.55
CHELSEA                             107,100.00                          20060101                 580.12
MCHENRY                             108,500.00                          20060201                 712.77
CALIMESA                            250,000.00                          20060201               1,276.04
HAMMOND                              70,000.00                          20060101                 459.85
CHOCTAW                              84,700.00                          20060201                 563.51
LODI                                289,000.00                          20060101               1,505.21
LAS VEGAS                           141,000.00                          20060101                 748.96
MIAMI                                97,930.00                          20051101                 448.85
UNIVERSITY PLACE                    204,000.00                          20060201               1,126.25
BEAVERCREEK                         700,000.00                          20060201               4,598.50
KINGSTON                            153,000.00                          20060101                 828.71
SAN JUAN CAPISTRANO                 595,000.00                          20060201               3,958.55
CHICAGO                             231,000.00                          20060201               1,595.46
BOYNE CITY                           87,500.00                          20060201                 589.50
PAWLEYS ISLAND                      500,000.00                          20060201               2,760.42
GRETNA                              156,800.00                          20051001               1,017.00
GRETNA                              156,800.00                          20051001               1,017.00
HIALEAH                             126,000.00                          20051201                 643.12
RIVERDALE                            93,750.00                          20060201                 608.06
CAPTIVA                             987,000.00                          20051201               6,319.87
TOLEDO                               52,000.00                          20060201                 363.59
TAMPA                               131,750.00                          20060101                 727.37
MARKHAM                              82,400.00                          20060201                 534.44
MAGNOLIA                            464,000.00                          20060201               2,932.80
WASHINGTON                          343,625.00                          20060201               2,286.15
BREMERTON                           158,550.00                          20060101                 858.81
MONTGOMERY                           46,400.00                          20060201                 344.52
MIAMI                               312,900.00                          20051101               1,901.21
HEMET                               296,175.00                          20060101               1,604.28
CHARDON                              57,000.00                          20060101                 279.06
THOMASTON                            33,800.00                          20060101                 253.92
LOUISVILLE                          101,500.00                          20060201                 666.78
NORTH LAS VEGAS                     332,500.00                          20060101               1,627.86
BOSTON                              476,000.00                          20060101               2,479.17
FRIENDSWOOD                         100,000.00                          20060101                 648.60
LAKE WALES                          272,300.00                          20060201               1,418.23
HUTTO                               102,522.00                          20060101                 566.01
CHICAGO                              77,000.00                          20060201                 480.38
MANDEVILLE                          158,760.00                          20060101                 990.46
FLORENCE                            106,800.00                          20060201                 701.60
SAN BERNARDINO                      188,300.00                          20060201                 980.73
ASHEVILLE                            78,750.00                          20060201                 550.63
COACHELLA                           292,750.00                          20060201               1,555.23
FLORENCE                             82,000.00                          20060101                 538.68
FLATWOODS                            38,250.00                          20060201                 280.66
SEATTLE                             266,000.00                          20060101               1,385.42
SAN RAMON                           690,000.00                          20060201               3,809.38
BOSTON                              490,000.00                          20060101               2,552.08
PITTSBURG                           115,500.00                          20060201                 837.46
COLUMBUS                            135,750.00                          20060101                 707.03
HATTIESBURG                          59,500.00                          20060101                 380.99
PHOENIX                             112,000.00                          20060101                 698.73
GREER                                51,030.00                          20060101                 281.73
SPRINGFIELD                          97,600.00                          20060201                 641.16
PITTSBURG                           385,000.00                          20060201               2,085.42
RANDALLSTOWN                        231,200.00                          20060201               1,204.17
MISSION                              56,000.00                          20060201                 367.88
POLLOCK PINES                       479,500.00                          20060201               2,597.29
FORT MOHAVE                         215,600.00                          20060101               1,167.83
WELCH                               330,050.00                          20060101               1,753.39
CARBONDALE                           61,600.00                          20060101                 320.83
FORT MOHAVE                         226,100.00                          20060101               1,224.71
GREER                                50,330.00                          20060101                 277.86
SAN BERNARDINO                      271,544.00                          20060201               1,460.15
SARASOTA                            119,000.00                          20060201                 842.27
HOPEWELL JUNCTION                   492,000.00                          20060201               3,232.09
CHARLOTTE                            58,100.00                          20060101                 320.76
SARASOTA                            203,000.00                          20060201               1,436.82
KENSINGTON                          577,500.00                          20060201               3,128.13
BEAVERTON                           352,300.00                          20060201               1,908.29
PUTNAM                              112,000.00                          20060101                 745.14
ORLANDO                             119,000.00                          20060201                 801.73
SARASOTA                            297,500.00                          20060201               2,105.69
EVERETT                             168,000.00                          20060101                 840.00
DECATUR                             148,000.00                          20051201                 740.00
GREENSBORO                           43,400.00                          20060201                 299.75
CHICAGO                             208,000.00                          20060101               1,083.33
JACKSONVILLE                         63,000.00                          20060201                 413.87
MANDEVILLE                          206,400.00                          20051201               1,237.47
PAINESVILLE                          90,930.00                          20060201                 597.35
JACKSONVILLE                         93,750.00                          20060201                 507.81
JONESBORO                            98,640.00                          20060101                 472.65
WOODLAKE                            170,000.00                          20060101                 867.71
COVINGTON                           132,000.00                          20060201                 934.29
STREETSBORO                          82,915.00                          20060201                 431.85
ERIE                                221,600.00                          20060101               1,154.17
FLORENCE                             57,700.00                          20060101                 379.05
SPRING                              112,762.00                          20051201                 540.32
OAKDALE                             555,800.00                          20060201               4,841.61
MOUNT JULIET                        205,650.00                          20060201               1,092.52
PEORIA                              137,900.00                          20060201                 761.32
FLORENCE                             82,000.00                          20060101                 538.68
RALEIGH                             114,100.00                          20060201                 749.56
SPRINGFIELD                          50,400.00                          20051201                 326.89
FOUNTAIN INN                         92,400.00                          20060201                 584.03
MIAMI                                82,530.00                          20060101                 395.46
PROVO                               133,700.00                          20060201                 724.21
FLORENCE                             82,000.00                          20060101                 538.68
DAVENPORT                           150,500.00                          20060101                 799.53
BAKERSFIELD                         291,000.00                          20051201               1,424.69
WASHINGTON                          252,000.00                          20060201               1,338.75
FLORENCE                             83,000.00                          20060101                 545.25
CHESTER                              37,600.00                          20060201                 266.13
BREAUX BRIDGE                        81,900.00                          20060101                 524.41
IRVINGTON                           157,500.00                          20060201               1,008.49
FLORISSANT                          152,800.00                          20060201               1,081.51
KILL DEVIL HILLS                  1,000,000.00                          20060201               8,574.23
SUNRISE BEACH                       105,000.00                          20060201                 716.29
FLORENCE                             82,000.00                          20060101                 538.68
WHITE HALL                          528,500.00                          20060201               2,862.71
BATON ROUGE                         101,520.00                          20060101                 666.91
OLD HICKORY                          63,000.00                          20060201                 315.00
JOPLIN                               71,200.00                          20060201                 510.09
SANDY                               675,000.00                          20060201               4,547.60
PORT SAINT LUCIE                    126,000.00                          20060201                 643.13
KANSAS CITY                          40,600.00                          20060201                 270.11
SACRAMENTO                          213,500.00                          20060101               1,089.74
WARREN                              439,000.00                          20060201               2,847.35
KENT                                242,900.00                          20051201               1,214.50
GREENVILLE                           70,000.00                          20060201                 483.47
HOMEWOOD                            300,000.00                          20060101               1,593.75
MESA                                147,000.00                          20051201                 765.62
HUNTINGTON BEACH                    830,000.00                          20060201               5,383.36
FREDERICK                           102,200.00                          20060201                 688.54
SOUTH LAKE TAHOE                    297,500.00                          20051201               1,425.52
CORAL SPRINGS                       195,000.00                          20060201               1,033.47
CTY OF CMMRCE                       310,000.00                          20060101               1,582.29
SAN DIEGO                           359,650.00                          20051201               1,760.79
HAMPTON                              76,230.00                          20060101                 412.91
MIAMI                               142,100.00                          20060201                 957.35
SCHENECTADY                          68,000.00                          20060201                 435.41
LOS ANGELES                         245,000.00                          20060101               1,250.02
LAFAYETTE                            54,800.00                          20051201                 364.59
ELK GROVE                           410,400.00                          20060201               2,094.75
NEWPORT NEWS                         95,500.00                          20060101                 667.75
CLEARWATER                           82,530.00                          20060201                 577.06
PORTSMOUTH                           81,000.00                          20060201                 573.31
AVON                                207,500.00                          20060101               1,101.81
HOLLYWOOD                           171,500.00                          20060201                 928.96
WEST LEBANON                        650,000.00                          20060201               3,520.83
TOLEDO                               73,600.00                          20060201                 471.27
GAUTIER                             126,000.00                          20060201                 806.79
MIAMI                               107,000.00                          20060201                 523.85
CANTON                              358,000.00                          20060101               1,790.00
BUSHKILL                            159,250.00                          20060201               1,127.16
MANDEVILLE                           88,900.00                          20060201                 591.45
RICHARDSON                          135,600.00                          20060101                 692.12
ACTON                               218,400.00                          20060101               1,508.43
AUBURN                               45,000.00                          20060201                 318.51
MOUNT JULIET                        188,300.00                          20060201                 961.11
ROCKVILLE                           228,200.00                          20060101               1,117.23
AURORA                               60,690.00                          20060201                 403.77
SALT LAKE CITY                      109,900.00                          20060101                 606.73
Clarkston                           461,108.00                          20060201               2,990.74
Ferndale                            106,320.00                          20060101                 734.33
                                539,686,632.07                                             3,328,854.59

CITY1                              CURRENT_BALANCE               ORIGINAL_LTV         MI
------------------------------------------------------------------------------------------
SHREWSBURY                            189,000.00                     70.00          No MI
UPLAND                                487,500.00                     75.00          No MI
WRIGHTWOOD                            223,938.74                     80.00          No MI
RALEIGH                                94,600.00                     79.97          No MI
MAGALIA                               126,629.73                     75.00          No MI
Lilburn                               231,832.09                     80.00          No MI
EVANS                                 173,443.05                     80.00          No MI
FRESNO                                105,000.00                     45.65          No MI
HILLSBORO                             167,920.00                     80.00          No MI
IRVING                                222,000.00                     43.11          No MI
NORTH LAS VEGAS                       236,000.00                     80.00          No MI
Spring Hill                           108,000.00                     69.90          No MI
NORTH PORT                            160,000.00                     61.54          No MI
Union City                             83,433.00                     70.00          No MI
NAMPA                                  94,000.00                     67.63          No MI
PATERSON                              297,500.00                     70.00          No MI
WOODSTOCK                             148,000.00                     80.00          No MI
Midlothian                            115,131.26                     80.00          No MI
Suprise                               227,200.00                     80.00          No MI
Phoenix                               176,000.00                     80.00          No MI
Las Vegas                             277,236.69                     75.00          No MI
TOMBALL                               111,775.00                     80.00          No MI
Lahaina                             1,622,500.00                     67.71          No MI
CYPRESS                                91,800.00                     79.98          No MI
Rowland Heights                       643,830.66                     75.00          No MI
Tucson                                120,000.00                     75.00          No MI
Scottsdale                            553,944.04                     60.00          No MI
Gaithersburg                          440,000.00                     80.00          No MI
Area of Duarte                        149,753.38                     38.46          No MI
Hutchinson                            108,750.00                     75.00          No MI
Sanger                                140,675.77                     80.00          No MI
Trenton                                95,424.44                     80.00          No MI
Los Angeles                           292,867.20                     45.92          No MI
Riverdale                              88,975.00                     74.15          No MI
Henrietta                             161,844.56                     79.02          No MI
Round Rock                            113,904.22                     75.00          No MI
TULARE                                444,000.00                     80.00          No MI
LOUISVILLE                            399,000.07                     70.00          No MI
SANTA ANA                             227,058.78                     80.00          No MI
jonesboro                             120,056.00                     95.00          Republic MIC
Mitchellville                         511,305.00                     80.00          No MI
Chaska                                119,000.00                     70.00          No MI
Fairfield                             103,200.00                     80.00          No MI
Tucson                                207,200.00                     80.00          No MI
Willow Spring                          44,370.21                     80.00          No MI
Cypress                               288,691.26                     80.00          No MI
PEORIA                                541,400.00                     64.99          No MI
Dallas                                213,600.00                     80.00          No MI
McDOnough                             145,120.00                     80.00          No MI
ROCKMART                               80,960.00                     80.00          No MI
LOS ANGELES                           256,000.00                     80.00          No MI
FRIDLEY                               444,257.45                     80.00          No MI
Hammond                                68,000.00                     79.07          No MI
Cincinnati                            104,000.00                     80.00          No MI
LAS VEGAS                             348,588.00                     80.00          No MI
Colorado Springs                      118,400.00                     80.00          No MI
Burns Township                        594,075.00                     76.65          No MI
CHARLOTTE                             133,592.00                     80.00          No MI
MCDONOUGH                             103,120.00                     80.00          No MI
RYDAL                                 140,000.00                     80.00          No MI
RIVERDALE                             119,192.00                     80.00          No MI
MCDONOUGH                              85,200.00                     80.00          No MI
Westlake Village                    1,000,000.00                     55.87          No MI
Berkley                               219,999.70                     80.00          No MI
San Antonio                           312,000.00                     80.00          No MI
San Leandro                           311,474.26                     65.00          No MI
Norfolk                                63,920.00                     80.00          No MI
Rising Sun                            209,687.33                     73.68          No MI
Modesto                               276,000.00                     80.00          No MI
Baltimore                              63,924.15                     80.00          No MI
Baton Rouge                           100,800.00                     80.00          No MI
Valley Village Area                   599,457.59                     62.50          No MI
Tallahassee                           101,764.00                     64.99          No MI
HUNTSVILLE                            123,093.93                     80.00          No MI
Hahira                                 91,041.55                     80.00          No MI
Dallas                                133,903.02                     70.90          No MI
Bloomfield                            412,541.04                     80.00          No MI
Elizabeth                             120,000.00                     80.00          No MI
Colorado Springs                      242,047.40                     80.00          No MI
Huntington Beach                    1,817,080.50                     65.00          No MI
Rockland                              251,900.00                     79.99          No MI
Gilbert                               213,500.00                     74.91          No MI
RIALTO                                400,000.00                     80.00          No MI
San Antonio                           227,793.88                     80.00          No MI
KISSIMMEE                             219,632.00                     80.00          No MI
SACRAMENTO                            522,317.91                     80.00          No MI
Georgetown                            400,000.00                     80.00          No MI
TROY                                  624,643.60                     80.00          No MI
WESTFIELD                             169,109.80                     80.00          No MI
LAKE ELSINORE                         430,703.99                     80.00          No MI
KISSIMMEE                             151,712.00                     80.00          No MI
ORLANDO                               223,920.00                     80.00          No MI
Surprise                              575,500.00                     79.99          No MI
Greensburg                            168,000.00                     80.00          No MI
Mcdonough                             166,200.00                     80.00          No MI
PALM DESERT                           268,000.00                     80.00          No MI
CHULA VISTA                           449,612.56                     68.18          No MI
Glendale                               67,875.00                     75.00          No MI
Temple                                 47,172.13                     80.00          No MI
College Station                        88,000.00                     80.00          No MI
MISSOURI CITY                          95,037.23                     80.00          No MI
OCEAN CITY                            770,750.00                     80.00          No MI
Tomball                               105,227.53                     81.00          PMI
Valdosta                              111,209.04                     80.00          No MI
Arlington                              68,346.64                     80.00          No MI
Van Nuys                              449,612.56                     62.07          No MI
DOUGLASVILLE                          121,040.63                     80.00          No MI
Hinesville                             79,999.33                     80.00          No MI
CONYERS                               111,999.00                     80.00          No MI
CHARLOTTE                             200,000.00                     80.00          No MI
Peroia                                788,000.00                     80.00          No MI
Los Lunas                             119,200.00                     80.00          No MI
Charlotte                              81,539.44                     80.00          No MI
WASHINGTON                            406,400.00                     80.00          No MI
Riverdale                             140,850.00                     79.99          No MI
LOMITA                                422,500.00                     65.00          No MI
CARTERSVILLE                           82,320.00                     80.00          No MI
Grand Junction                         98,150.00                     74.98          No MI
Scottdale                              78,337.30                     80.00          No MI
Valdosta                               75,920.00                     80.00          No MI
Queen Creek                           325,000.00                     46.43          No MI
Gilbert                               150,000.00                     44.25          No MI
SOMERTON                              220,800.00                     79.86          No MI
Dundalk                               225,000.00                     67.98          No MI
Clinton                                89,133.80                     80.00          No MI
Glen Burnie                           431,849.65                     70.00          No MI
Coral Springs                         495,200.00                     79.87          No MI
COVINGTON                             235,920.00                     80.00          No MI
HUXLEY                                138,720.00                     80.00          No MI
CHESAPEAKE                            119,600.00                     80.00          No MI
Center Point                          164,800.00                     80.00          No MI
Waldorf                               177,145.72                     74.89          No MI
Upper Marlboro                        312,896.00                     80.00          No MI
DECATUR                               191,741.48                     80.00          No MI
AUSTELL                                70,530.96                     50.46          No MI
Cape Charles                          174,230.00                     58.08          No MI
Charlotte                              99,038.49                     80.00          No MI
Tulare                                 71,864.81                     80.00          No MI
Madison                               404,000.00                     79.92          No MI
Ocoee                                 147,000.00                     79.03          No MI
Kendall Park                          258,500.00                     57.44          No MI
Bryan                                  73,200.00                     80.00          No MI
West Valley City                       58,800.00                     80.00          No MI
Tavares                                50,000.00                     62.50          No MI
Panama City Beach                     499,628.93                     74.96          No MI
PIQUA                                 106,237.06                     80.00          No MI
San Jose                              449,143.82                     60.81          No MI
SHOREHAM                              296,062.11                     69.72          No MI
Kingston                              131,889.10                     80.00          No MI
Miami                               1,000,000.00                     80.00          No MI
Olathe                                116,000.00                     80.00          No MI
BUCKEYE                               184,201.00                     80.00          No MI
Fort Myers                          1,075,039.62                     70.00          No MI
Cape Coral                            155,000.00                     63.27          No MI
BRIDGEWATER                           360,000.00                     80.00          No MI
TAMPA                                  82,763.24                     80.00          No MI
BAKERSFIELD                           275,996.25                     80.00          No MI
Cape Coral                            112,000.00                     80.00          No MI
San Marcos                            117,907.95                     80.00          No MI
CIBOLO                                 78,934.00                     80.00          No MI
De Soto                               363,729.86                     80.00          No MI
POWAY                                 525,000.00                     56.76          No MI
BOUND BROOK                           292,000.00                     62.13          No MI
Clearwater                            499,115.29                     54.05          No MI
PHOENIXVILLE                          188,613.00                     80.00          No MI
Frisco                                801,600.00                     80.00          No MI
FREDERICKSBURG                        501,483.16                     79.00          No MI
New Albany                             92,240.00                     80.00          No MI
CINCINNATI                             96,000.00                     80.00          No MI
SPOTSYLVANIA                          493,500.00                     75.00          No MI
POTTSTOWN                             175,557.00                     80.00          No MI
CONROE                                 85,929.51                     79.63          No MI
PHOENIXVILLE                          188,613.00                     80.00          No MI
BELLEVUE                            1,300,000.00                     65.00          No MI
UNION BRIDGE                          287,920.00                     80.00          No MI
Baltimore                              73,600.00                     80.00          No MI
RIO RANCHO                             92,000.00                     80.00          No MI
NEW OXFORD                            222,000.00                     69.38          No MI
FREDERICKSBURG                        419,935.00                     80.00          No MI
Roosevelt                             272,000.00                     80.00          No MI
Orem                                  360,000.00                     80.00          No MI
Anamosa                                80,000.00                     80.00          No MI
BALDWIN PARK                          125,000.00                     43.86          No MI
NOVI                                  129,677.00                     80.00          No MI
North Webster                         123,735.75                     80.00          No MI
LORTON                                499,579.94                     57.99          No MI
BOISE                                 446,400.00                     72.00          No MI
CARTERSVILLE                           57,280.00                     80.00          No MI
ELKHART                               106,800.00                     80.00          No MI
Wyandotte                              96,896.57                     80.00          No MI
SHAKER HEIGHTS                        194,000.00                     74.90          No MI
HATTIESBURG                            52,000.00                     80.00          No MI
AUSTELL                               100,000.00                     80.00          No MI
Long Beach                            297,000.00                     90.00          United Guaranty
College Park                          131,669.01                     80.00          No MI
Baltimore                             480,000.00                     56.47          No MI
VILLA RICA                            142,000.00                     80.00          No MI
Sugar Land                            288,000.00                     80.00          No MI
East Orange                           180,000.00                     80.00          No MI
OKLAHOMA CITY                          78,400.00                     80.00          No MI
ROCKMART                               92,800.00                     80.00          No MI
CIBOLO                                 78,934.00                     80.00          No MI
MONROE                                133,992.00                     80.00          No MI
WOODBURN                              117,800.00                     69.99          No MI
ROCKVILLE                             365,000.00                     78.49          No MI
Sterling                              220,000.00                     80.00          No MI
ELLICOTT CITY                         314,400.00                     80.00          No MI
Centreville                           256,000.00                     80.00          No MI
Aurora                                365,446.00                     80.00          No MI
HAMILTON                              241,044.00                     75.00          No MI
MEDFORD                               259,000.00                     69.07          No MI
DUNDALK                               163,200.00                     80.00          No MI
MILWAUKEE                             105,300.00                     65.00          No MI
SCOTTSDALE                            752,000.00                     80.00          No MI
SUMTER                                240,000.00                     80.00          No MI
GERMANTOWN                            287,200.00                     80.00          No MI
SILVER SPRING                         340,160.00                     80.00          No MI
HOUSTON                                69,596.00                     80.00          No MI
CAPE CORAL                            151,450.00                     65.00          No MI
ANTHEM                                527,600.00                     65.95          No MI
Newark                                140,678.77                     80.00          No MI
Meridian                              250,000.00                     66.67          No MI
Havelock                               86,300.00                     79.98          No MI
Port Saint Lucie                      252,000.00                     80.00          No MI
Denver                                160,000.00                     80.00          No MI
REDMOND                               184,130.00                     63.49          No MI
ST. JAMES                             500,000.00                     66.67          No MI
ALEXANDRIA                            315,000.00                     20.32          No MI
Gilbert                               201,999.99                     66.89          No MI
KANSAS CITY                            69,958.68                     80.00          No MI
GARDEN CITY PARK                      435,605.85                     80.00          No MI
NORFOLK                               101,120.00                     80.00          No MI
OCEAN VIEW                            484,225.96                     80.00          No MI
Salem                                 160,000.00                     80.00          No MI
Spokane Valley                        124,711.92                     80.00          No MI
Tallahassee                            81,250.00                     65.00          No MI
Miami                                 180,800.00                     80.00          No MI
Scottsdale                          1,800,000.00                     60.00          No MI
EAST WILLISTON                        500,000.00                     64.94          No MI
BAKERSFIELD                           191,200.00                     80.00          No MI
FOUNTAIN                              111,008.00                     80.00          No MI
KALAMAZOO                              85,800.00                     65.00          No MI
STOCKTON                              759,329.46                     76.00          No MI
Milford                               155,862.36                     80.00          No MI
SEVERNA PARK                          800,000.00                     80.00          No MI
FREDERICK                             526,440.00                     80.00          No MI
TUCSON                                140,000.00                     80.00          No MI
Beltsville                            496,350.00                     73.50          No MI
Long Beach                            925,000.00                     50.00          No MI
Gloucester City                       161,600.00                     80.00          No MI
Oakland                               495,000.00                     75.00          No MI
BAKERSFIELD                           228,000.00                     80.00          No MI
DECATUR                               140,000.00                     80.00          No MI
LITITZ                                160,000.00                     80.00          No MI
LACEY                                 436,525.64                     75.00          No MI
TAVERNIER                             448,000.00                     80.00          No MI
BALTIMORE                             103,840.00                     80.00          No MI
Woodbridge                            331,600.00                     80.00          No MI
OLIVEHURST                            198,250.00                     72.09          No MI
FRESNO                                286,000.00                     65.00          No MI
Saint Ann                              92,665.26                     80.00          No MI
PHOENIX                               631,442.40                     80.00          No MI
FREDERICK                             215,920.00                     80.00          No MI
Tarzana                             1,600,000.00                     60.38          No MI
Surprise                              461,982.00                     90.00          Mortgage Guaranty In
DECATUR                               192,000.00                     80.00          No MI
LAUDERHILL                            112,000.00                     80.00          No MI
DEERFIELD                             164,000.00                     80.00          No MI
Gilbert                               496,000.00                     80.00          No MI
GAMBRILLS                             648,000.00                     80.00          No MI
Imperial Beach                        650,000.00                     65.00          No MI
FATE                                  119,232.00                     80.00          No MI
Lees Summit                           101,250.00                     75.00          No MI
OLYMPIA                               180,000.00                     80.00          No MI
FORT WORTH                             96,600.00                     70.00          No MI
Katy                                   92,000.58                     80.00          No MI
MYRTLE BEACH                          159,858.83                     59.26          No MI
GAITHERSBURG                          260,000.00                     77.61          No MI
Fairfax Station                       490,000.00                     40.83          No MI
Huntington Beach                      507,056.48                     80.00          No MI
SAN JOSE                              150,000.00                     35.29          No MI
LAS VEGAS                             229,806.77                     64.79          No MI
LANHAM                                328,000.00                     80.00          No MI
DAVIDSONVILLE                         285,808.00                     42.34          No MI
SNOHOMISH                             227,440.00                     80.00          No MI
FREDERICK                             230,000.00                     76.67          No MI
BOSTON                                404,000.00                     80.00          No MI
Pensacola                             128,800.00                     70.00          No MI
MONROE                                368,550.00                     65.00          No MI
Goodyear                              194,787.00                     80.00          No MI
SANTA ANA                             596,500.00                     56.81          No MI
LOUISVILLE                             58,400.00                     80.00          No MI
DELMAR                                164,400.00                     79.98          No MI
Punta Gorda                           509,600.00                     80.00          No MI
CROSBY                                185,600.00                     80.00          No MI
LEAGUE CITY                            92,876.00                     70.00          No MI
PAINESVILLE                            40,300.00                     65.00          No MI
BELL GARDENS                          280,000.00                     67.47          No MI
COLEMAN                                71,700.00                     79.96          No MI
DOVER                                 268,000.00                     80.00          No MI
HARVEST                               198,320.00                     80.00          No MI
Boyertown                             120,000.00                     80.00          No MI
Hampshire                             149,600.00                     80.00          No MI
FORT WORTH                             46,720.00                     80.00          No MI
Batesville                             56,600.00                     80.00          No MI
TULARE                                200,808.00                     80.00          No MI
GALLATIN GATEWAY                      178,750.00                     65.00          No MI
FOUNTAIN HILLS                        750,000.00                     73.17          No MI
FREDERICK                             200,000.00                     80.00          No MI
ORLANDO                               239,900.00                     79.99          No MI
ATLANTA                                83,250.00                     75.00          No MI
ROSEBURG                              650,000.00                     69.52          No MI
SAN ANTONIO                           104,992.00                     80.00          No MI
SCOTTSDALE                            362,398.00                     80.00          No MI
BARTLETT                              359,650.00                     73.94          No MI
Clovis                                256,000.00                     80.00          No MI
LEXINGTON                              75,600.00                     80.00          No MI
San Bernardino                        170,400.00                     80.00          No MI
Montgomery Village                    334,000.00                     80.00          No MI
SAN ANTONIO                            42,224.40                     76.82          No MI
Shady Side                            225,000.00                     75.00          No MI
Lancaster                              67,892.00                     80.00          No MI
riverside                             249,000.00                     79.98          No MI
Idledale                               95,711.86                     48.73          No MI
Mckinney                              517,225.38                     80.00          No MI
Lexington                              53,860.99                     70.00          No MI
Sacramento                            214,814.89                     47.78          No MI
GULF SHORES                           185,000.00                     34.26          No MI
Littleton                             580,000.00                     80.00          No MI
Kissimmee                             242,301.53                     90.00          No MI
GREENSBORO                             99,500.00                     79.98          No MI
OKLAHOMA CITY                          85,850.00                     74.99          No MI
Quincy                                 67,553.48                     80.00          No MI
Whitesboro                            104,000.00                     80.00          No MI
Saint Louis                           103,000.00                     80.00          No MI
Spring                                 74,392.00                     80.00          No MI
Beetown                               116,846.42                     78.00          No MI
Elizabethtown                          72,748.62                     80.00          No MI
Manchester                            199,900.00                     79.99          No MI
Gore                                  115,999.31                     80.00          No MI
Yorktown                               81,843.98                     64.06          No MI
Orlando                               240,000.00                     80.00          No MI
Newport News                          108,317.17                     70.00          No MI
RICHMOND                               96,867.77                     89.98          Mortgage Guaranty In
Jasper                                 59,156.06                     80.00          No MI
PALMDALE                              313,200.00                     79.95          No MI
LAKE ELSINORE                         516,000.00                     79.99          No MI
SAHUARITA                             178,900.00                     80.00          No MI
LINCOLN                               430,276.00                     80.00          No MI
Queen Creek                           180,800.00                     80.00          No MI
Destin                              1,725,500.00                     70.00          No MI
Woodstock                             149,395.71                     80.00          No MI
Salem                                  93,886.48                     90.00          Mortgage Guaranty In
Miramar                               214,819.37                     79.63          No MI
Hialeah                               132,000.00                     80.00          No MI
Miami                                 172,500.00                     75.00          No MI
SPRING                                102,928.79                     75.00          No MI
BUCKEYE                               147,921.00                     80.00          No MI
Baltimore                              98,250.00                     75.00          No MI
Cano Park Area                        417,000.00                     79.43          No MI
MUNDELEIN                             500,392.00                     80.00          No MI
HENDERSON                             553,532.00                     80.00          No MI
WAXAHACHIE                            110,552.00                     80.00          No MI
Flint                                  92,000.00                     80.00          No MI
SUNNYVALE                             449,621.95                     60.00          No MI
CAMINO                                484,602.45                     74.62          No MI
Santa Ana                             259,764.95                     45.38          No MI
Annapolis                             550,000.00                     58.64          No MI
Annapolis                             550,000.00                     58.64          No MI
Annapolis                           3,535,000.00                     58.72          No MI
WINSTON SALEM                          63,959.19                     80.00          No MI
ABINGDON                              192,000.00                     80.00          No MI
Vienna                                440,000.00                     80.00          No MI
PRESTON                               267,850.00                     79.99          No MI
Nashua                                195,839.34                     80.00          No MI
Gilbertsville                         108,000.00                     80.00          No MI
FATE                                  124,738.00                     80.00          No MI
Gulfport                              173,811.90                     80.00          No MI
FORNEY                                124,336.00                     80.00          No MI
RAMONA                                360,000.00                     80.00          No MI
Wylie                                 119,035.00                     80.00          No MI
Nashville                              42,750.00                     75.00          No MI
Queen Creek                           163,500.00                     75.00          No MI
Buckeye                               160,000.00                     80.00          No MI
Glendale                              216,000.00                     80.00          No MI
Tucson                                117,600.00                     80.00          No MI
Avondale                              219,072.00                     80.00          No MI
Strasburg                             317,550.00                     79.99          No MI
SAVANNAH                               73,500.00                     70.00          No MI
LOUISVILLE                             51,269.71                     90.00          Republic MIC
LOUISVILLE                             35,179.22                     80.00          No MI
NEWNAN                                128,573.67                     80.00          No MI
Rochester                              97,932.56                     70.00          No MI
Rockwall                              124,800.00                     80.00          No MI
Avondale                              135,000.00                     75.00          No MI
Queen Creek                           182,250.00                     75.00          No MI
Avondale                              135,000.00                     75.00          No MI
Avondale                              138,750.00                     75.00          No MI
Dallas                                388,000.00                     80.00          No MI
Phoenix                               183,300.00                     75.00          No MI
Herndon                               316,000.00                     80.00          No MI
Rio Rancho                            112,000.00                     80.00          No MI
Fairburn                              105,437.00                     80.00          No MI
Shaver Lake                           637,500.00                     75.00          No MI
Phoenix                                81,750.00                     75.00          No MI
Palm Springs                          470,604.31                     58.88          No MI
Grayson                               172,000.00                     80.00          No MI
Lancaster                              73,600.00                     80.00          No MI
Upper Marlboro                        494,217.00                     80.00          No MI
ESCONDIDO                             384,584.00                     80.00          No MI
ALGONQUIN                             296,000.00                     80.00          No MI
Eagle Mountain                         74,800.00                     80.00          No MI
Schertz                               110,713.57                     80.00          No MI
Maricopa                              264,000.00                     80.00          No MI
LOMA LINDA                            351,769.00                     80.00          No MI
CAMBRIDGE                             322,368.00                     80.00          No MI
Beltsville                            320,000.00                     80.00          No MI
Las Vegas                             174,681.05                     74.36          No MI
Peabody                               309,739.56                     56.36          No MI
ANNAPOLIS                             479,596.74                     73.85          No MI
N LAUDERDALE                          178,364.17                     70.00          No MI
Bakersfield                           247,500.00                     75.00          No MI
Avondale                              207,106.00                     80.00          No MI
Piscataway                            310,000.00                     77.50          No MI
Hiram                                 100,703.50                     80.00          No MI
Enfield                               211,200.00                     80.00          No MI
Atlanta                               184,000.00                     80.00          No MI
Dallas                                208,000.00                     80.00          No MI
MIDDLETOWN                            116,906.44                     75.48          No MI
DESOTO                                 79,943.54                     80.00          No MI
FORT MILL                             122,150.00                     79.98          No MI
Lawrenceville                         141,600.00                     80.00          No MI
LAS VEGAS                             431,200.00                     80.00          No MI
MORENO VALLEY                         219,491.54                     65.00          No MI
District Heights                      207,750.00                     75.00          No MI
Gilbert                               211,600.00                     80.00          No MI
TALLAHASSEE                           121,507.47                     80.00          No MI
SHERMAN OAKS                        1,275,000.00                     75.00          No MI
ATLANTA                               112,650.00                     78.23          No MI
Surprise                              193,200.00                     80.00          No MI
Ocala                                  99,942.47                     80.00          No MI
LOUISVILLE                             56,991.00                     89.57          Republic MIC
San Clemente                          515,000.00                     59.54          No MI
Laguna Niguel                         924,000.00                     80.00          No MI
Houston                                89,850.13                     80.00          No MI
MONROE TOWNSHIP                       294,400.00                     80.00          No MI
Trussville                            179,659.41                     80.00          No MI
Miami                                 139,600.00                     80.00          No MI
Summerville                           105,520.00                     80.00          No MI
Las Vegas                             245,264.00                     80.00          No MI
Azle                                   61,506.56                     77.42          No MI
CARTERSVILLE                          420,000.00                     62.22          No MI
MOORESVILLE                           161,854.00                     80.00          No MI
Florence                              153,498.00                     80.00          No MI
El Mirage                             268,800.00                     80.00          No MI
North Canton                          267,763.55                     80.00          No MI
FRANKLIN TOWNSHIP                     259,000.00                     70.00          No MI
CHINO HILLS                           531,167.47                     70.00          No MI
Kansas City                           204,000.00                     80.00          No MI
Mount Dora                            171,200.00                     80.00          No MI
Gilbert                               345,600.00                     80.00          No MI
Rio Vista                             384,528.00                     80.00          No MI
Scottsdale                          1,158,750.00                     75.00          No MI
Eustis                                144,000.00                     80.00          No MI
Plano                                 376,000.00                     63.19          No MI
Boerne                                224,800.00                     80.00          No MI
Clayton                               124,150.00                     79.99          No MI
CLAYTON                                81,200.00                     70.00          No MI
BALTIMORE                             160,000.00                     80.00          No MI
Phoenix                               155,988.03                     80.00          No MI
BELTSVILLE                            503,936.00                     80.00          No MI
FAIRFIELD                             508,853.60                     80.00          No MI
Baltimore                              67,732.20                     80.00          No MI
Inglewood                             222,037.40                     81.45          No MI
CONCORD                                56,000.00                     80.00          No MI
Santa Cruz                          1,749,000.00                     70.00          No MI
COVINGTON                             101,000.00                     80.00          No MI
COVINGTON                             161,818.00                     80.00          No MI
LOGANVILLE                            156,632.00                     80.00          No MI
ACWORTH                               204,000.00                     63.35          No MI
Charlotte                             125,600.00                     80.00          No MI
Charlotte                             250,000.00                     18.52          No MI
Birmingham                            191,800.00                     80.00          No MI
Rockville                             388,000.00                     80.00          No MI
Santa Rosa Beach                      639,000.00                     55.57          No MI
Hilton Head                            98,000.00                     30.63          No MI
LAKEWOOD                              460,750.00                     80.00          No MI
Hapeville                              77,546.60                     80.00          No MI
Carrollton                            107,925.68                     79.41          No MI
columbus                               75,750.00                     75.00          No MI
Acworth                               135,100.00                     79.99          No MI
Stone Mountain                        107,919.85                     80.00          No MI
CLEARFIELD                            104,000.00                     80.00          No MI
Mountain View                         246,400.00                     80.00          No MI
WYLIE                                 133,743.00                     80.00          No MI
MCDONOUGH                             110,924.42                     80.00          No MI
N LAS VEGAS                           247,992.00                     80.00          No MI
Nyssa                                  53,549.75                     73.42          No MI
CLEARFIELD                             98,400.00                     80.00          No MI
OPA LOCKA                             144,000.00                     80.00          No MI
Bensalem                              159,862.24                     72.73          No MI
DORCHESTER                            489,600.00                     80.00          No MI
RIALTO                                280,000.00                     70.00          No MI
JERSEY CITY                           601,250.00                     65.00          No MI
Kennewick                             191,200.00                     80.00          No MI
Culpeper                              242,900.00                     80.00          No MI
KISSIMMEE                             154,632.00                     80.00          No MI
DECATUR                                82,500.00                     75.00          No MI
Corpus Christi                        124,712.91                     80.00          No MI
Chicago                               176,000.00                     80.00          No MI
LAUREL                                867,500.00                     80.00          No MI
Spartanburg                            45,572.38                     80.00          No MI
Washington                            120,000.00                     80.00          No MI
Katy                                  101,242.00                     75.00          No MI
BOSTON                                520,000.00                     65.00          No MI
GOOD HOPE                             330,000.00                     75.00          No MI
APOLLO BEACH                          399,487.00                     75.00          No MI
Lamont                                147,866.21                     80.00          No MI
Joliet                                173,550.00                     65.00          No MI
Wesley Chapel                         508,600.00                     79.16          No MI
Marina Del Rey                        476,001.58                     68.63          No MI
Canton                                148,400.00                     80.00          No MI
Duluth                                172,452.40                     80.00          No MI
San Antonio                            83,440.94                     80.00          No MI
Denton                                 50,880.19                     77.86          No MI
Fairburn                              107,920.00                     80.00          No MI
Sachse                                179,120.00                     80.00          No MI
Hahira                                 87,920.00                     80.00          No MI
Newnan                                 39,905.83                     51.28          No MI
Tampa                                 151,666.22                     95.00          No MI
Springfield                            89,473.11                     80.00          No MI
Riverview                             149,772.00                     80.00          No MI
Blue Rock                              91,922.71                     76.67          No MI
NEWPORT NEWS                          129,599.99                     80.00          No MI
Miami                                 117,600.00                     80.00          No MI
Brandon                               118,800.00                     80.00          No MI
Acworth                               121,200.00                     80.00          No MI
Fort Worth                            196,760.00                     80.00          No MI
MINOOKA                               440,000.00                     80.00          No MI
Winston Salem                          42,250.00                     65.00          No MI
Summerville                           133,911.00                     80.00          No MI
GAMBRILLS                             712,000.00                     53.53          No MI
BLYTHEWOOD                             51,970.09                     83.87          No MI
Hurst                                  80,502.44                     90.00          PMI
SCOTTSDALE                            504,000.00                     80.00          No MI
BOSTON                                422,500.00                     65.00          No MI
SAN DIEGO                             344,900.00                     53.48          No MI
Bakersfield                           180,000.00                     78.26          No MI
Colorado Springs                      100,000.00                     80.00          No MI
NASHVILLE                             116,000.00                     80.00          No MI
ATHENS                                102,773.34                     80.00          No MI
South Bend                             56,352.61                     79.44          No MI
Forney                                123,594.00                     80.00          No MI
Albuquerque                           162,750.00                     75.00          No MI
Riverside                             277,043.75                     75.00          No MI
Mount Pleasant                        990,375.45                     65.00          No MI
BENICIA                               773,300.00                     80.00          No MI
Washington                            417,000.00                     67.80          No MI
Pueblo                                 95,035.60                     80.00          No MI
Needham                               845,000.00                     65.00          No MI
Manassas Park                         272,000.00                     80.00          No MI
PATERSON                              160,055.31                     70.00          No MI
Philadelphia                           67,000.00                     74.44          No MI
Austin                                147,900.00                     79.99          No MI
Clayton                                99,900.00                     79.98          No MI
Pfafftown                              71,805.52                     73.69          No MI
Norcross                              151,100.00                     79.99          No MI
Gaithersburg                          776,000.00                     80.00          No MI
Humble                                129,542.31                     80.00          No MI
Tucson                                150,000.00                     75.00          No MI
DAYTON                                276,000.00                     80.00          No MI
Tacoma                                 99,798.72                     79.97          No MI
CONCORD                                52,500.00                     75.00          No MI
BAYONNE                               325,873.23                     75.00          No MI
Winston Salem                          79,560.00                     65.00          No MI
MURRIETA                              311,384.37                     65.00          No MI
Stockbridge                           298,179.71                     77.00          No MI
Tampa                                 198,400.00                     80.00          No MI
Dallas                                109,866.67                     72.85          No MI
Phoenix                               184,000.00                     80.00          No MI
Ocala                                 131,200.00                     80.00          No MI
Hanover Park                          159,715.34                     80.00          No MI
Jonesboro                              78,825.00                     75.00          No MI
Clearwater                            840,000.00                     80.00          No MI
Mesa                                  129,600.00                     80.00          No MI
Rockwall                              143,200.00                     80.00          No MI
Mount Juliet                          219,430.00                     80.00          No MI
ALBUQUERQUE                           154,500.00                     75.00          No MI
Staten Island                         437,047.19                     95.00          GE Capital MI
Austin                                 83,847.71                     80.00          No MI
Annandale                             252,000.00                     90.00          No MI
Reston                                165,000.00                     57.89          No MI
Meridian                              191,920.00                     80.00          No MI
Springfield                           427,174.70                     95.00          PMI
Cedar Rapids                           88,000.00                     80.00          No MI
Cave Creek                            283,500.00                     70.00          No MI
SAN DIEGO                             431,250.00                     65.00          No MI
ALB                                   148,800.00                     74.98          No MI
Rio Rancho                            163,680.00                     75.00          No MI
ALBUQUERQUE                           177,500.00                     80.00          No MI
ALBUQUERQUE                           155,000.00                     70.14          No MI
ALBUQUERQUE                           107,625.00                     75.00          No MI
Aurora                                120,000.00                     80.00          No MI
Lorton                                468,900.00                     90.00          Mortgage Guaranty In
Paia                                1,296,400.00                     63.55          No MI
BROOKLYN CENTER                       323,400.00                     80.00          No MI
CHICAGO                               224,000.00                     80.00          No MI
Bradbury                            1,450,294.00                     38.17          No MI
Fort Myers                            297,255.00                     80.00          No MI
Sterling                              511,700.00                     74.27          No MI
Carson City                           253,500.00                     65.00          No MI
Lewisburg                              86,153.71                     80.00          No MI
TWENTYNINE PALMS                       65,434.53                     80.00          No MI
HERNDON                               428,000.00                     80.00          No MI
Charlotte                             224,000.00                     80.00          No MI
Vienna                                190,000.00                     50.28          No MI
WALDORF                               172,000.00                     80.00          No MI
SATELLITE BCH                         300,000.00                     80.00          No MI
Trenton                                54,600.00                     70.00          No MI
Brooklyn                              712,500.00                     75.00          No MI
Oklahoma City                          27,916.15                     80.00          No MI
Austin                                143,900.00                     79.99          No MI
KATY                                   94,112.00                     80.00          No MI
ROSENBERG                             140,000.00                     80.00          No MI
KATY                                   98,950.00                     79.99          No MI
URBANA                                 58,800.00                     80.00          No MI
URBANA                                 58,800.00                     80.00          No MI
URBANA                                 58,800.00                     80.00          No MI
NORTH LAS VEGAS                       140,000.00                     80.00          No MI
CONROE                                106,219.00                     75.00          No MI
HOUSTON                                75,485.94                     70.00          No MI
LANCASTER                             135,898.41                     80.00          No MI
HOUSTON                                80,297.11                     80.00          No MI
Humble                                 89,276.00                     75.00          No MI
Pearland                              130,419.14                     80.00          No MI
Kenner                                103,838.79                     80.00          No MI
Loveland                              155,840.00                     80.00          No MI
Baltimore                             261,599.58                     80.00          No MI
BALTIMORE                              68,400.00                     80.00          No MI
SEVIERVILLE                           246,320.00                     80.00          No MI
NEWPORT NEWS                           99,110.32                     80.00          No MI
OCEAN CITY                            650,000.00                     30.81          No MI
BALTIMORE                              76,000.00                     80.00          No MI
Fargo                                  68,600.00                     70.00          No MI
FARGO                                  68,600.00                     70.00          No MI
FARGO                                  68,600.00                     70.00          No MI
Hamilton                               74,400.00                     80.00          No MI
RICHMOND                               68,999.99                     84.15          Radian Guaranty
WASHINGTON                            311,950.00                     80.00          No MI
BALTIMORE                             112,425.36                     75.00          No MI
Waldorf                               275,681.72                     80.00          No MI
SAINT AUGUSTINE                       431,250.00                     75.00          No MI
BOUNTIFUL                             200,000.00                     80.00          No MI
Scottsdale                            172,000.00                     80.00          No MI
Atlanta                                80,000.00                     80.00          No MI
Avondale                              289,175.00                     80.00          No MI
Nampa                                 171,880.00                     80.00          No MI
Tucson                                122,400.00                     80.00          No MI
Glendale                              290,770.00                     80.00          No MI
Maricopa                              238,820.00                     80.00          No MI
Phoenix                               168,000.00                     80.00          No MI
Phoenix                               160,000.00                     80.00          No MI
Chandler                              397,285.62                     80.00          No MI
Avondale                              321,688.00                     80.00          No MI
Rio Rancho                            197,384.00                     80.00          No MI
Tucson                                101,600.00                     80.00          No MI
Cambridge                             633,875.55                     80.00          No MI
Dallas                                280,868.83                     79.99          No MI
East Hanover                          521,561.45                     72.00          No MI
Roosevelt                             296,000.00                     80.00          No MI
HUDSON                                212,000.00                     80.00          No MI
Milwaukee                              71,250.00                     75.00          No MI
Islip                                 875,000.00                     70.00          No MI
Hollywood                             117,600.00                     80.00          No MI
HUMBLE                                 82,192.00                     80.00          No MI
NOTASULGA                              50,025.42                     67.00          No MI
Virginia Beach                        127,120.00                     80.00          No MI
Ocoee                                 146,764.18                     51.76          No MI
Lubbock                                55,119.85                     80.00          No MI
Gulfport                               65,431.79                     80.00          No MI
NASHVILLE                              68,076.57                     80.00          No MI
SAN FERNANDO                          255,000.00                     53.68          No MI
PHOENIX                               364,000.00                     80.00          No MI
PEORIA                                159,795.24                     80.00          No MI
Katy                                  102,086.06                     80.00          No MI
Saint Louis                            49,922.08                     33.33          No MI
Denham Springs                         73,710.00                     65.00          No MI
Milwaukee                              84,500.00                     65.00          No MI
Milwaukee                              81,250.00                     65.00          No MI
Milwaukee                              82,550.00                     65.00          No MI
Milwaukee                              92,625.00                     65.00          No MI
Anaheim                               464,000.00                     76.69          No MI
Las Vegas                             172,000.00                     80.00          No MI
Winder                                106,400.00                     80.00          No MI
LINCOLN                               444,985.84                     80.00          No MI
Jersey City                           338,000.00                     78.60          No MI
Titusville                             99,131.73                     80.00          No MI
Indianapolis                           52,840.00                     80.00          No MI
HEMPSTEAD                             384,000.00                     80.00          No MI
Portsmouth                            108,000.00                     80.00          No MI
LEAGUE CITY                            94,276.00                     70.00          No MI
MONROE                                118,400.00                     80.00          No MI
McDONOUGH                             115,000.00                     79.23          No MI
LAWRENCEVILLE                         133,193.53                     80.00          No MI
HOUSTON                                71,354.48                     80.00          No MI
Garland                                77,311.12                     80.00          No MI
MONTGOMERY VILLAGE                    280,000.00                     80.00          No MI
GALLATIN GATEWAY                      143,000.00                     65.00          No MI
Houston                                98,391.99                     80.00          No MI
YORBA LINDA                           439,000.00                     59.40          No MI
NORTH POTOMAC                         438,790.97                     63.77          No MI
FORT MEYERS                           139,786.14                     80.00          No MI
BRANDON                               175,750.00                     95.00          Mortgage Guaranty In
GILBERT                               303,200.00                     80.00          No MI
SMYRNA                                212,000.00                     80.00          No MI
PALOS HEIGHTS                         530,660.40                     80.00          No MI
CHICAGO                               203,200.00                     80.00          No MI
DOWNEY                                376,800.00                     80.00          No MI
Casa Grande                           243,350.00                     80.00          No MI
tallahassee                           459,622.94                     80.00          No MI
Laveen                                190,375.00                     80.00          No MI
NORTH LAS VEGAS                       180,000.00                     80.00          No MI
DEPTFORD                               92,000.00                     80.00          No MI
CORPUS CHRISTI                        195,751.32                     80.00          No MI
FREDERICK                             276,000.00                     80.00          No MI
CINCINNATI                            108,000.00                     80.00          No MI
LACEY                                 172,800.00                     80.00          No MI
HOUSTON                                98,143.00                     80.02          PMI
SCOTTSDALE                            464,646.17                     75.00          No MI
NORFOLK                                88,000.00                     67.18          No MI
ASTORIA                               665,000.00                     70.00          No MI
ROCKVILLE                             980,000.00                     70.00          No MI
ATLANTA                               220,800.00                     80.00          No MI
Cape Coral                            242,077.00                     80.00          No MI
ATLANTA                               220,800.00                     80.00          No MI
SPOKANE                                60,000.00                     80.00          No MI
Pittsburgh                             57,600.00                     80.00          No MI
LITTLE RIVER                          155,900.00                     79.99          No MI
Newark                                180,000.00                     80.00          No MI
Alpharetta                            210,000.00                     73.68          No MI
RENO                                  307,128.00                     80.00          No MI
DOVER TWP                             272,000.00                     80.00          No MI
Rowley                                595,523.39                     80.00          No MI
WASHINGTON                             71,969.29                     80.00          No MI
PALM DESERT                           244,000.00                     80.00          No MI
BEND                                  481,000.00                     65.00          No MI
ACWORTH                                79,847.79                     80.00          No MI
MARIETTA                               94,719.00                     75.00          No MI
RIVERDALE                              79,450.00                     70.00          No MI
COLUMBIA                              113,600.00                     80.00          No MI
Newark                                216,000.00                     80.00          No MI
HUNTINGTOWN                           599,580.00                     76.87          No MI
Succasunna                            255,200.00                     80.00          No MI
San Diego                             513,850.00                     80.00          No MI
CONCORD                                56,000.00                     80.00          No MI
TUCSON                                437,084.89                     70.00          No MI
CLOVIS                                203,670.00                     80.00          No MI
SNELLVILLE                            135,750.00                     79.99          No MI
RICHMOND                              103,200.00                     80.00          No MI
PARKER                                431,000.00                     64.33          No MI
ATLANTA                               308,000.00                     80.00          No MI
Roswell                               308,247.00                     80.00          No MI
Acworth                               109,500.00                     79.99          No MI
Mastic                                171,360.00                     80.00          No MI
LAMONT                                144,000.00                     80.00          No MI
Denver                                320,000.00                     80.00          No MI
Orlando                               210,000.00                     71.19          No MI
LYNDEN                                140,000.00                     70.00          No MI
Miami                                 248,000.00                     80.00          No MI
FREDERICKSBURG                        252,000.00                     80.00          No MI
Denton                                194,000.00                     68.07          No MI
College Park                          103,391.97                     80.00          No MI
SCRANTON                               71,200.00                     80.00          No MI
COLLEGE PARK                          194,192.00                     80.00          No MI
MANTECA                               516,615.00                     80.00          No MI
TAYLORSVILLE                          139,680.00                     80.00          No MI
LAS VEGAS                             204,000.00                     80.00          No MI
Washington                            192,000.00                     80.00          No MI
NORCO                                 524,800.00                     80.00          No MI
CLOVIS                                532,000.00                     80.00          No MI
Miami                                 787,429.67                     80.00          No MI
Germantown                            496,000.00                     80.00          No MI
Ellsworth                             138,400.00                     80.00          No MI
Umatilla                              129,600.00                     80.00          No MI
Costa Mesa                            616,000.00                     80.00          No MI
Casa Grande                           196,500.00                     80.00          No MI
ATLANTA                                71,200.00                     80.00          No MI
Houston                                72,000.00                     80.00          No MI
Glenn Dale                            552,000.00                     80.00          No MI
San Antonio                           160,000.00                     80.00          No MI
DeSoto                                 71,332.03                     80.00          No MI
Kannapolis                            111,214.99                     79.97          No MI
Covington                             129,600.00                     80.00          No MI
Bakersfield                           206,120.00                     80.00          No MI
Phoenix                               900,000.00                     75.00          No MI
Warner Robins                          52,802.02                     61.99          No MI
GARLAND                               102,715.74                     80.00          No MI
CELINA                                 69,239.00                     75.67          No MI
DESOTO                                 99,200.00                     80.00          No MI
PASADENA                              464,197.03                     78.81          No MI
Saint Louis                            75,155.60                     80.00          No MI
EVERETT                               233,600.00                     80.00          No MI
CLOVIS                                270,759.00                     80.00          No MI
KALAMAZOO                             128,000.00                     80.00          No MI
CAMDEN                                202,400.00                     80.00          No MI
ALBUQUERQUE                           104,000.00                     80.00          No MI
GAINESVILLE                           980,000.00                     70.00          No MI
GRASONVILLE                           368,000.00                     80.00          No MI
CARTERSVILLE                          233,600.00                     80.00          No MI
PROSPERITY                            129,905.90                     52.00          No MI
Glendale Heights                       84,375.00                     75.00          No MI
New Port Richey                        96,000.00                     64.86          No MI
CHARLOTESVILLE                        150,400.00                     80.00          No MI
LAGUNA BEACH                        1,500,000.00                     12.50          No MI
WEST HAMPTON                          188,000.00                     63.95          No MI
SCOTTSDALE                            650,000.00                     76.47          No MI
Richmond                              193,600.00                     79.02          No MI
Tempe                                 170,400.00                     80.00          No MI
REHOBOTH BEACH                      3,677,057.16                     54.93          No MI
LEWISTON                              200,000.00                     80.00          No MI
GERMANTOWN                            200,000.00                     80.00          No MI
VANCOUVER                             177,722.89                     78.72          No MI
MESA                                  117,600.00                     80.00          No MI
STAFFORD                              509,250.00                     80.00          No MI
PENN VALLEY                           522,112.23                     95.00          United Guaranty
Jacksonville                          136,800.00                     80.00          No MI
RICHMOND                              215,543.99                     80.00          No MI
Leesburg                              190,000.00                     80.00          No MI
San Bernardino                        475,000.00                     79.97          No MI
FREDERICKSBURG                        321,600.00                     80.00          No MI
CLEVELAND                              56,550.00                     65.00          No MI
OAK POINT                              93,236.00                     80.00          No MI
Baltimore                              55,920.00                     80.00          No MI
Jersey City                           302,250.00                     65.00          No MI
WEST PALM BEACH                       107,920.00                     80.00          No MI
PATERSON                              387,280.00                     80.00          No MI
La Canada Flintridge                  459,594.15                     27.14          No MI
SANDY                                 136,000.00                     80.00          No MI
Ridgecrest                            150,372.69                     70.00          No MI
Westborough                           312,000.00                     80.00          No MI
TUCSON                                185,600.00                     80.00          No MI
SANTA ANA                             496,000.00                     80.00          No MI
Saint Paul                            107,250.00                     75.00          No MI
Hopewell                               47,566.41                     80.00          No MI
AZLE                                   71,232.00                     80.00          No MI
NORCROSS                              220,000.00                     80.00          No MI
PORTLAND                              599,520.18                     75.00          No MI
HARVARD                               439,630.34                     64.71          No MI
ROCKVILLE                             516,000.00                     80.00          No MI
UPPER MARLBORO                        482,871.00                     80.00          No MI
Colorado Springs                       82,950.00                     70.00          No MI
Midlothian                            112,144.04                     80.00          No MI
EATONTOWN                             197,960.00                     80.00          No MI
SCOTTSDALE                            831,129.17                     79.98          No MI
OAK POINT                              99,496.00                     80.00          No MI
MOONACHIE                             295,287.06                     80.00          No MI
SCOTTSDALE                            702,254.00                     54.86          No MI
OLYMPIA                               172,630.26                     80.00          No MI
TULARE                                128,000.00                     80.00          No MI
Media                                 434,625.48                     56.42          No MI
BIDDEFORD                             252,000.00                     80.00          No MI
ALBUQUERQUE                           131,100.00                     80.00          No MI
TUCSON                                137,600.00                     80.00          No MI
Monument                              442,854.38                     80.00          No MI
LOUISVILLE                            640,000.00                     79.60          No MI
Acworth                               242,400.00                     80.00          No MI
Brooklyn                              750,000.00                     53.57          No MI
TULARE                                172,000.00                     80.00          No MI
Branson                               159,920.00                     80.00          No MI
N Lauderdale                          156,643.90                     80.00          No MI
CLEVELAND                              66,500.00                     70.00          No MI
BOZEMAN                               112,000.00                     80.00          No MI
YORKTOWN HEIGHTS                      828,500.00                     59.18          No MI
Los Angeles                           715,000.00                     73.33          No MI
Denver                                135,920.00                     80.00          No MI
HENDERSONVILLE                        110,000.00                     80.00          No MI
JERSEY CITY                           222,400.00                     80.00          No MI
SANTA ROSA BEACH                      760,000.00                     80.00          No MI
ATLANTIC CITY                         143,910.49                     80.00          No MI
ODENTON                               227,489.21                     69.36          No MI
TAYLOR                                 38,000.00                     80.00          No MI
KATY                                  119,600.00                     80.00          No MI
CYPRESS                               114,871.99                     79.80          No MI
Palmyra                               208,000.00                     80.00          No MI
PATERSON                              242,900.00                     70.00          No MI
STREETSBORO                            94,000.00                     80.00          No MI
Iuka                                  637,813.17                     53.25          No MI
Memphis                                50,340.27                     80.00          No MI
PERRY HALL                            522,400.00                     80.00          No MI
HOUSTON                               122,791.99                     80.00          No MI
Newtown                               640,000.00                     72.48          No MI
SILVER SPRING                         604,026.33                     79.03          No MI
Laguna Niguel                         682,000.00                     78.75          No MI
TUSTIN                                936,000.00                     78.79          No MI
Franklin                              472,000.00                     80.00          No MI
MORELAND                              138,400.00                     80.00          No MI
CHANDLER                              144,000.00                     80.00          No MI
Pharr                                  59,280.00                     80.00          No MI
REDDING                               136,500.00                     70.00          No MI
Gaithersburg                          295,000.00                     77.63          No MI
VANVOUVER                             244,800.00                     80.00          No MI
Glendale Heights                       70,125.00                     75.00          No MI
RAMAPO                                453,000.00                     65.00          No MI
Township of South Brunswi             503,606.83                     80.00          No MI
CLOVIS                                340,000.00                     80.00          No MI
Upper Marlboro                        221,800.00                     80.00          No MI
Spring Valley                         128,500.00                     28.56          No MI
Gainesville                           505,750.00                     80.00          No MI
BAYSHORE                              343,999.99                     80.00          No MI
FORT WORTH                             87,750.00                     65.00          No MI
Phoenix                               210,000.00                     70.00          No MI
MANTECA                               447,238.38                     65.00          No MI
DENVER                                285,600.00                     80.00          No MI
GERMANTOWN                            199,000.00                     69.82          No MI
ESSEX                                 174,841.80                     94.09          No MI
MABLETON                              170,720.00                     80.00          No MI
HOUSTON                                88,327.54                     80.00          No MI
PHOENIX                               320,000.00                     80.00          No MI
Memphis                               493,972.92                     80.00          No MI
CARLSBAD                              840,000.00                     65.00          No MI
Hebron                                328,539.12                     94.97          PMI
Jackson                                58,235.57                     80.00          No MI
SAN ANTONIO                           100,760.00                     80.00          No MI
SCOTTSDALE                            649,397.98                     40.63          No MI
BUCKEYE                               167,962.00                     80.00          No MI
CYPRESS                               551,852.00                     80.00          No MI
Leesburg                              285,600.00                     80.00          No MI
SALT LAKE CITY                        322,000.00                     80.00          No MI
CHICAGO                               139,750.00                     65.00          No MI
Austin                                141,728.00                     80.00          No MI
PORT WENTWORTH                        102,155.13                     79.99          No MI
PUEBLO                                 62,376.84                     78.99          No MI
LOVELAND                              179,491.62                     80.00          No MI
PUEBLO                                 54,700.00                     79.28          No MI
Clinton                               376,000.00                     80.00          No MI
Woodbridge                            361,600.00                     80.00          No MI
Newport News                          180,000.00                     80.00          No MI
Stafford                              344,000.00                     80.00          No MI
Leesburg                              281,200.00                     80.00          No MI
Key West                              669,306.00                     70.00          No MI
Great Falls                           443,999.99                     80.00          No MI
Milford                               321,600.00                     80.00          No MI
Stone Mountain                        213,750.00                     95.00          PMI
REVA                                  399,906.05                     76.19          No MI
ST. PETERSBURG                        202,300.00                     79.99          No MI
CHATTANOOGA                            78,100.00                     89.98          Mortgage Guaranty In
PEUBLO                                 81,569.05                     80.00          No MI
Paramount                             480,000.00                     80.00          No MI
DENVER                                116,250.00                     75.00          No MI
Mesa                                  100,000.00                     80.00          No MI
Parkesburg                            132,000.00                     80.00          No MI
Malvern                               800,000.00                     58.39          No MI
Kennett Square                        463,610.18                     80.00          No MI
DANIA                                 148,000.00                     80.00          No MI
BRYON                                 183,899.98                     79.99          No MI
SARASOTA                              223,120.00                     80.00          No MI
Queen Creek                           192,900.00                     79.99          No MI
ATLANTA                                96,000.00                     80.00          No MI
WHEAT RIDGE                           500,000.00                     80.00          No MI
ROCKINGHAM                            142,960.00                     80.00          No MI
RESEDA                                483,750.00                     75.00          No MI
SALT LAKE CITY                        246,400.00                     80.00          No MI
LYNDEN                                200,800.00                     80.00          No MI
SPARKS                                160,000.00                     80.00          No MI
LOS MOLINOS                            49,961.99                     25.91          No MI
LAUREL                                190,000.00                     57.58          No MI
Houston                                92,000.00                     80.00          No MI
Houston                               137,440.00                     80.00          No MI
LAUREL                                459,975.00                     61.33          No MI
SAN ANTONIO                           119,910.94                     80.00          No MI
PHOENIXVILLE                          214,212.00                     80.00          No MI
LUTZ                                  225,200.00                     80.00          No MI
GARDEN GROVE                          444,000.00                     80.00          No MI
NEWARK                                559,468.65                     80.00          No MI
DRUMS                                  68,000.00                     80.00          No MI
MOUNT CLEMENS                         146,400.00                     80.00          No MI
MARYSVILLE                            138,462.00                     72.87          No MI
SPRINGBORO                            209,796.00                     80.00          No MI
Millville                             188,800.00                     80.00          No MI
LOGANVILLE                            439,900.00                     80.00          No MI
EATONTOWN                             227,448.87                     65.00          No MI
TAYLOR                                 41,040.00                     80.00          No MI
UNION                                  85,000.00                     19.10          No MI
ORLANDO                               192,800.00                     80.00          No MI
BETHLEHEM                             355,200.00                     80.00          No MI
UPPER MARLBORO                        586,325.00                     80.00          No MI
ANN ARBOR                             800,000.00                     80.00          No MI
Scotts Valley                         733,000.00                     79.67          No MI
Woodbridge                            342,400.00                     80.00          No MI
FINKSBURG                             690,350.00                     75.00          No MI
San Antonio                           679,520.07                     80.00          No MI
Houston                                92,000.00                     80.00          No MI
Bakersfield                           195,000.00                     75.00          No MI
DURHAM                                 63,200.00                     80.00          No MI
Phoenix                               147,000.00                     70.00          No MI
CAPE CORAL                            279,499.84                     65.00          No MI
NORFOLK                               200,000.00                     80.00          No MI
QUEEN CREEK                           222,069.00                     80.00          No MI
SILVER SPRING                         458,145.43                     61.14          No MI
MANTECA                               534,346.00                     70.00          No MI
WEST CHESTER                          389,000.00                     80.00          No MI
LOCUST GROVE                          449,602.97                     64.29          No MI
TEMPE                               1,363,000.00                     65.00          No MI
SHIP BOTTOM                           646,750.00                     65.00          No MI
NEOTSU                                232,000.00                     70.30          No MI
CINCINNATI                             92,000.00                     79.31          No MI
LAVALLETTE                            265,000.00                     64.63          No MI
MARYSVILLE                            190,400.00                     80.00          No MI
WASHINGTON                            203,000.00                     34.29          No MI
WASHINGTON                            436,000.00                     80.00          No MI
Duluth                                734,755.55                     70.00          No MI
CHARLOTTE                             107,200.00                     79.93          No MI
MIAMI                                 306,418.66                     70.76          No MI
SACRAMENTO                            290,800.00                     80.00          No MI
Brigham City                          109,200.00                     80.00          No MI
CLEVELAND                              77,000.00                     64.98          No MI
PHOENIX                                55,249.99                     65.00          No MI
Phoenix                               210,400.00                     80.00          No MI
HOUSTON                                95,142.32                     80.00          No MI
ROSLINDALE                            207,853.19                     80.00          No MI
Manassas                              264,000.00                     78.81          No MI
Queen Creek                           461,214.00                     80.00          No MI
YORBA LINDA                           650,000.00                     59.09          No MI
OCEANSIDE                             543,725.28                     80.00          No MI
CLOVIS                                228,800.00                     80.00          No MI
DALLAS                                101,341.16                     79.98          No MI
Santa Cruz                            469,554.05                     52.22          No MI
Mcallen                                50,004.68                     90.00          United Guaranty
CHANNAHON                             220,247.00                     80.00          No MI
KAWKAWLIN                             188,000.00                     80.00          No MI
CROOKED RIVER RANCH                   176,000.00                     80.00          No MI
WEST ISLIP                            600,000.00                     80.00          No MI
WEST ROXBURY                          356,800.00                     80.00          No MI
CHEYENNE                              119,792.78                     80.00          No MI
Santa Cruz                            649,383.26                     48.11          No MI
LOS ANGELES                           352,000.00                     80.00          No MI
HYATTSVILLE                           299,200.00                     80.00          No MI
SOUTH PLAINFIELD                      180,000.00                     41.57          No MI
NAMPA                                 127,000.00                     67.81          No MI
WHITESBURG                            172,400.00                     80.00          No MI
LAGUNA WOODS                          299,000.00                     74.94          No MI
DORCHESTER                            455,000.00                     70.00          No MI
Idaho Falls                            86,175.00                     75.00          No MI
Missouri City                         113,186.00                     80.00          No MI
SEATTLE                             1,500,000.00                     58.94          No MI
Pickens                               156,000.00                     80.00          No MI
Milledgeville                          63,350.00                     68.12          No MI
Katy                                  109,249.00                     80.00          No MI
TULARE                                228,000.00                     80.00          No MI
Los Angeles                           456,300.00                     65.00          No MI
BAKERSFIELD                           164,000.00                     80.00          No MI
DENVER                                109,599.00                     70.00          No MI
Rowlett                                90,000.00                     80.00          No MI
SEATTLE                               251,999.12                     80.00          No MI
Los Angeles                           456,300.00                     65.00          No MI
LAKE FOREST PARK                      196,000.00                     80.00          No MI
Sun City                              341,000.00                     79.98          No MI
CHARLOTTESVILLE                        74,400.00                     80.00          No MI
nicholasville                          56,000.00                     80.00          No MI
Wilmington                            608,705.70                     69.00          No MI
DUNDEE                                153,850.00                     79.98          No MI
YORKTOWN HEIGHTS                      749,414.92                     68.18          No MI
Tampa                                 357,200.00                     79.99          No MI
Richmond                              112,500.00                     72.58          No MI
Garland                               112,800.00                     80.00          No MI
NICHOLASVILLE                          56,000.00                     80.00          No MI
JACKSON                               427,964.17                     80.00          No MI
Barnegat                              152,800.00                     80.00          No MI
Arlington                              92,991.10                     93.30          PMI
RICHMOND                              133,600.00                     80.00          No MI
Peoria                                169,750.00                     70.00          No MI
BUCKEYE                               147,960.00                     80.00          No MI
PALM BEACH GARDENS                    176,250.00                     75.00          No MI
BUCKEYE                               167,072.00                     80.00          No MI
FREDERICKSBURG                        590,406.88                     80.00          No MI
PARK CITY                             630,000.00                     70.00          No MI
Tampa                                 192,000.00                     80.00          No MI
Houston                               122,440.00                     80.00          No MI
Houston                               454,231.99                     80.00          No MI
San Diego                              96,000.00                     30.97          No MI
San Diego                             536,000.00                     80.00          No MI
CHARLOTTE                             192,064.00                     80.00          No MI
Myrtle Beach                          150,000.00                     80.00          No MI
Stafford                              150,000.00                     67.26          No MI
Brush Creek                           117,758.80                     89.39          Republic MIC
Grand Junction                        273,600.00                     80.00          No MI
CHANHASSEN                            122,400.00                     80.00          No MI
BOYDS                                 427,410.00                     90.00          GE Capital MI
Falls Church                          408,000.00                     80.00          No MI
PEMBROKE PINES                        259,200.00                     80.00          No MI
SALINAS                               585,000.00                     78.00          No MI
Cumming                                99,400.00                     80.00          No MI
JERSEY CITY                           255,500.00                     70.00          No MI
MADISON                                97,500.00                     75.00          No MI
MADISON                                97,500.00                     75.00          No MI
MADISON                                97,500.00                     75.00          No MI
MADISON                                97,500.00                     75.00          No MI
Phoenix                               145,902.03                     80.00          No MI
AURORA                                136,915.84                     80.00          No MI
HUMBLE                                 91,224.25                     80.00          No MI
TUCSON                                216,634.33                     70.00          No MI
Kissimmee                             118,105.50                     70.00          No MI
ROCKVILLE CENTER                      467,230.52                     80.00          No MI
Lakeway                               332,271.17                     70.00          No MI
Milford                               271,787.81                     80.00          No MI
Kansas City                            52,681.70                     75.43          No MI
Houston                                71,761.84                     80.00          No MI
Enfield                               167,078.99                     80.00          No MI
Saint Charles                         128,263.75                     65.00          No MI
Hunt                                   74,857.29                     78.23          No MI
Conroe                                106,400.00                     80.00          No MI
Garland                                95,877.14                     80.00          No MI
Hampton Bays                          448,000.00                     80.00          No MI
Newport News                          163,632.58                     80.00          No MI
HOUSTON                                93,232.89                     80.00          No MI
HUMBLE                                 92,690.91                     80.00          No MI
Saco                                  159,848.18                     45.71          No MI
Montgomery Village                    167,641.98                     80.00          No MI
Jacksonville                           84,800.00                     80.00          No MI
BROOMFIELD                            109,407.03                     70.00          No MI
Humble                                 67,957.73                     80.00          No MI
Harlingen                             131,018.83                     80.00          No MI
TOWN OF RYE                           475,813.51                     79.98          No MI
Peroia                                127,809.41                     80.00          No MI
Houston                                96,737.06                     65.00          No MI
Wilton                                552,000.00                     80.00          No MI
Oceanside                              69,942.51                     16.09          No MI
Tampa                                  59,925.00                     47.62          No MI
Saint Petersburg                       75,239.77                     64.91          No MI
Stowe                                  52,104.15                     65.00          No MI
POTTSTOWN                              53,390.67                     65.00          No MI
Tampa                                 246,354.19                     75.00          No MI
Hallandale Beach                       77,452.35                     80.00          No MI
Charlotte                             137,379.27                     80.00          No MI
Hogansville                           109,074.72                     80.58          No MI
Atlanta                               177,322.06                     80.00          No MI
Marietta                              163,758.88                     79.99          No MI
Orlando                               162,139.49                     64.99          No MI
Decatur                               535,051.59                     79.06          No MI
Marble                                 81,041.30                     79.98          No MI
Palm City                             475,580.04                     80.00          No MI
Bradenton                             366,580.13                     74.99          No MI
Homestead                             267,171.11                     95.00          Republic MIC
Jacksonville                           83,881.04                     80.00          No MI
Gainesville                           457,086.42                     75.00          No MI
Garner                                 91,859.87                     80.00          No MI
Decatur                                94,847.61                     47.74          No MI
SUGAR HILL                            251,793.44                     80.00          No MI
Atlanta                               102,830.65                     57.22          No MI
South Bend                             67,233.50                     90.00          Republic MIC
Bluffton                               52,529.99                     80.00          No MI
RIVERSIDE                             514,649.99                     80.00          No MI
BOULDER                               217,000.00                     70.00          No MI
TOLEDO                                 43,817.84                     70.00          No MI
TOLEDO                                 43,817.84                     70.00          No MI
FORT COLLINS                          128,799.99                     70.00          No MI
PENSACOLA                              98,980.00                     70.00          No MI
METAIRIE                              147,670.75                     80.00          No MI
TOLEDO                                 43,817.84                     70.00          No MI
CHESAPEAKE                            195,929.99                     70.00          No MI
TOLEDO                                 43,817.84                     70.00          No MI
DOUGLASVILLE                          206,242.99                     80.00          No MI
BOGALUSA                              103,662.96                     80.00          No MI
CHESTERFIELD                          134,651.82                     70.00          No MI
PUNTA GORDA                           619,516.34                     80.00          No MI
ROSEVILLE                             107,761.45                     70.00          No MI
HEMET                                  59,900.00                     16.64          No MI
PONTIAC                                67,949.54                     80.00          No MI
PONTIAC                                66,350.73                     80.00          No MI
HAMPTON                               101,916.40                     80.00          No MI
FAIRFAX                               646,792.04                     69.78          No MI
SAINT LOUIS                            41,972.52                     80.00          No MI
PEORIA                                423,161.33                     70.00          No MI
BELTSVILLE                            440,420.48                     80.00          No MI
WAYNE                                  86,564.33                     85.00          Radian Guaranty
VIRGINIA BEACH                         61,113.33                     85.00          Mortgage Guaranty In
PORT READING                          287,713.29                     80.00          No MI
CAROL STREAM                          101,414.73                     70.00          No MI
COLUMBIA                              116,097.48                     70.00          No MI
LIVERPOOL                              77,539.46                     80.00          No MI
TARPON SPRINGS                        169,600.00                     80.00          No MI
OAKLAND                               329,500.00                     46.81          No MI
MOBILE                                130,098.44                     70.00          No MI
SAN DIEGO                             352,100.00                     70.00          No MI
PROVO                                 230,999.09                     70.00          No MI
COON RAPIDS                           156,000.00                     80.00          No MI
HUGHSON                               645,705.66                     69.97          No MI
BALTIMORE                              97,000.00                     74.62          No MI
FAIRFIELD                             479,055.88                     70.00          No MI
KINGWOOD                              419,011.13                     80.00          No MI
ST PETERSBURG                          70,000.00                     70.00          No MI
BEND                                  174,000.00                     79.09          No MI
SALT LAKE CITY                        130,395.64                     77.68          No MI
DUMFRIES                              284,000.00                     80.00          No MI
PHILADELPHIA                           50,213.63                     75.00          No MI
LAS VEGAS                             175,999.99                     80.00          No MI
OAKLAND                               258,299.99                     67.97          No MI
PHILADELPHIA                           38,971.77                     75.00          No MI
PHOENIX                               182,000.00                     70.00          No MI
BEND                                  172,500.00                     77.01          No MI
SALINAS                               489,000.00                     54.64          No MI
PETAL                                  71,842.51                     79.98          No MI
COVINGTON                             155,000.00                     82.45          Radian Guaranty
HOUSTON                               279,356.89                     70.00          No MI
BEND                                  173,500.00                     77.46          No MI
SIMI VALLEY                           359,000.00                     69.04          No MI
OAK RIDGE                             620,007.73                     74.52          No MI
GARNER                                199,060.94                     74.98          No MI
BEND                                  174,000.00                     77.68          No MI
SPRINGFIELD                           359,500.00                     79.89          No MI
WASHINGTON                            631,280.00                     80.00          No MI
HUNTINGTON STATION                    405,658.91                     70.00          No MI
MANDEVILLE                            271,327.24                     80.00          No MI
CHICAGO                               157,391.61                     70.00          No MI
MEADOW VISTA                          482,594.22                     70.00          No MI
CASCO                                 149,747.25                     68.49          No MI
NEWPORT NEWS                           86,037.68                     70.00          No MI
WEBB CITY                              71,940.98                     80.00          No MI
PUYALLUP                              155,399.99                     70.00          No MI
HAMILTON                               81,800.00                     69.91          No MI
TOLEDO                                 65,467.39                     80.00          No MI
LAFAYETTE                              89,519.99                     80.00          No MI
MERIDIAN                              202,400.00                     80.00          No MI
WEST LINN                             257,200.00                     80.00          No MI
THIBODAUX                             167,018.09                     70.00          No MI
TOLEDO                                149,868.80                     90.00          Triad Guaranty
TACOMA                                116,711.12                     80.00          No MI
DELTONA                               178,499.99                     70.00          No MI
INDIANAPOLIS                           76,938.43                     70.00          No MI
PORT RICHEY                            91,635.28                     70.00          No MI
VERO BEACH                            405,900.00                     73.81          No MI
KNOXVILLE                              95,620.00                     70.00          No MI
CHICAGO                               332,227.45                     70.00          No MI
HOUSTON                               649,467.20                     68.71          No MI
BALDWINSVILLE                          65,548.82                     80.00          No MI
TACOMA                                144,000.00                     80.00          No MI
MISSOURI CITY                       1,326,628.68                     70.00          No MI
NAVARRE                               185,499.99                     77.62          No MI
NASHVILLE                             230,399.99                     80.00          No MI
AVON LAKE                             144,900.00                     70.00          No MI
TOLEDO                                 54,000.00                     90.00          Mortgage Guaranty In
PORTLAND                              136,400.00                     70.00          No MI
REPUBLIC                              174,999.99                     50.00          No MI
NORTH CHARLESTON                      412,999.99                     70.00          No MI
ORANGE PARK                            68,893.48                     70.00          No MI
MOBILE                                 96,949.99                     70.00          No MI
CHARLOTTE                             279,750.00                     75.00          No MI
NORTH RICHLAND HILLS                  117,025.50                     80.00          No MI
TOPSHAM                               120,306.08                     70.00          No MI
KANSAS CITY                            93,730.39                     70.00          No MI
COTTAGE GROVE                         118,500.00                     75.00          No MI
Dallas                                143,785.59                     80.00          No MI
DUNEDIN                               290,500.00                     70.00          No MI
NORTH MIAMI                           718,500.00                     49.55          No MI
MONROE                                 96,600.00                     70.00          No MI
FORT MYERS                            250,000.00                     74.50          No MI
PATERSON                              307,241.66                     74.10          No MI
SALEM                                 193,500.00                     79.99          No MI
SAINT LOUIS                            52,462.00                     75.00          No MI
LONGVIEW                              142,882.79                     78.14          No MI
PORTSMOUTH                            115,818.48                     80.00          No MI
BALTIMORE                              91,000.00                     70.00          No MI
GREENWOOD                             121,429.81                     70.00          No MI
ELGIN                                 115,414.29                     70.00          No MI
WARREN                                115,909.51                     80.00          No MI
LAUDERDALE LAKES                       53,563.11                     80.00          No MI
MIAMI                                 187,599.99                     70.00          No MI
JACKSONVILLE                          136,381.37                     70.00          No MI
CINCINNATI                            126,288.48                     80.00          No MI
LOS ANGELES                           779,344.71                     65.00          No MI
HAVANA                                100,407.19                     75.00          No MI
LADY LAKE                              92,929.23                     75.00          No MI
BALTIMORE                              49,515.03                     73.96          No MI
LONDON                                 91,922.71                     80.00          No MI
FORT PAYNE                            127,784.29                     77.11          No MI
VALRICO                               108,741.86                     90.00          Mortgage Guaranty In
CHICAGO                               227,830.79                     80.00          No MI
HUMBOLDT                               55,253.54                     70.00          No MI
ABERDEEN                              108,597.32                     75.86          No MI
DULUTH                                109,900.00                     70.00          No MI
SOUTH SAN FRANCISCO                   494,000.00                     67.21          No MI
ABERDEEN                              108,445.16                     75.86          No MI
CHARLOTTE                             151,999.99                     80.00          No MI
OLNEY                                  95,000.00                     35.85          No MI
ABERDEEN                              101,199.85                     70.14          No MI
PENSACOLA                              80,499.99                     70.00          No MI
ABERDEEN                              109,401.25                     76.41          No MI
HILTON HEAD ISLAND                    146,999.99                     70.00          No MI
ABERDEEN                              109,794.78                     76.41          No MI
REX                                    89,193.00                     59.46          No MI
MEMPHIS                                54,361.60                     85.00          Radian Guaranty
LANGLEY                               258,999.99                     70.00          No MI
LOUISVILLE                             54,360.63                     80.00          No MI
MEMPHIS                                50,925.95                     85.00          Radian Guaranty
GALVESTON                             134,281.42                     70.00          No MI
ODESSA                                 90,252.97                     80.00          No MI
HATTIESBURG                            87,330.74                     69.98          No MI
MEMPHIS                                50,077.17                     85.00          Radian Guaranty
TRENTON                                53,155.30                     70.00          No MI
HATTIESBURG                            87,420.93                     68.88          No MI
CENTER                                129,499.99                     80.00          No MI
SAINT JOSEPH                          156,686.51                     70.00          No MI
SAN MATEO                             459,594.15                     59.74          No MI
WAXHAW                                236,600.00                     70.00          No MI
ERIN                                   67,885.42                     80.00          No MI
BERNARDSVILLE                         378,689.33                     65.91          No MI
MIAMI                                 164,000.00                     80.00          No MI
WAYNE                                  85,715.67                     85.00          Mortgage Guaranty In
LOS ANGELES                           317,000.00                     51.38          No MI
DARBY                                 947,003.73                     70.00          No MI
PROVIDENCE                            220,489.60                     70.00          No MI
ARIZONA CITY                          141,999.99                     66.98          No MI
MEMPHIS                                58,140.45                     85.00          Radian Guaranty
GREEN BAY                             262,284.83                     70.00          No MI
SILVERDALE                            285,000.00                     68.02          No MI
CLEVELAND                              70,400.00                     76.52          No MI
MEMPHIS                                59,413.59                     85.00          Radian Guaranty
WALDORF                               192,800.00                     80.00          No MI
SUFFOLK                               288,926.20                     85.00          Triad Guaranty
MEMPHIS                                55,169.76                     85.00          Radian Guaranty
MEMPHIS                                45,833.35                     85.00          Radian Guaranty
MACEDONIA                             219,998.74                     70.00          No MI
MEMPHIS                                58,215.35                     84.37          Radian Guaranty
LONG BEACH                            245,000.00                     70.00          No MI
LITTLE FALLS                           52,762.73                     80.00          No MI
MEMPHIS                                55,169.76                     85.00          Radian Guaranty
WASHINGTON                            298,199.99                     70.00          No MI
PORTLAND                              162,254.22                     69.99          No MI
JAMAICA BEACH                         441,000.00                     70.00          No MI
PUYALLUP                              162,999.99                     65.20          No MI
CHICAGO HEIGHTS                        57,354.10                     70.00          No MI
MANDEVILLE                            172,372.59                     80.00          No MI
AMHERST                               111,718.94                     80.00          No MI
NEW IBERIA                             88,560.00                     80.00          No MI
MIAMI                                 238,000.00                     70.00          No MI
RIVIERA BEACH                         138,649.58                     75.00          No MI
LOUISVILLE                             81,066.49                     70.00          No MI
KANSAS CITY                            46,862.50                     70.00          No MI
LIVONIA                                94,749.85                     70.00          No MI
POCATELLO                             155,868.94                     80.00          No MI
PAWTUCKET                             185,369.08                     70.00          No MI
LINCOLN                               461,621.30                     79.30          No MI
WAYNE                                  86,564.33                     85.00          Radian Guaranty
WILMINGTON                            101,500.00                     70.00          No MI
GARDEN CITY                            79,774.98                     85.00          Triad Guaranty
MACON                                  53,925.76                     36.08          No MI
WAYNE                                  84,867.00                     85.00          Mortgage Guaranty In
WESTLAND                               72,985.61                     85.00          Triad Guaranty
NEW CARROLLTON                        108,800.00                     80.00          No MI
COCOA BEACH                           276,000.00                     79.77          No MI
BROWNSTOWN TOWNSHIP                   101,436.92                     70.00          No MI
CANTON                                 50,216.28                     75.00          No MI
BOULDER                               199,500.00                     70.00          No MI
DAVIS                                 346,499.98                     70.00          No MI
BOULDER                               324,800.00                     70.00          No MI
TOLEDO                                 43,817.84                     70.00          No MI
RIVERVIEW                             140,301.19                     80.00          No MI
DRAPER                                270,800.00                     80.00          No MI
MADISON                               111,841.53                     70.00          No MI
CORAL GABLES                          649,999.19                     72.22          No MI
CHULA VISTA                           393,000.00                     76.76          No MI
MEMPHIS                                47,966.12                     80.00          No MI
PONCHATOULA                            97,274.11                     70.00          No MI
BATON ROUGE                            82,815.34                     70.00          No MI
MEMPHIS                                47,966.12                     80.00          No MI
TOMBALL                                44,206.34                     70.00          No MI
MEMPHIS                                50,014.68                     76.06          No MI
MEMPHIS                                51,003.97                     80.00          No MI
TOPPENISH                              79,936.03                     80.00          No MI
CHATTANOOGA                            61,398.89                     75.00          No MI
MEMPHIS                                49,964.71                     80.00          No MI
BALTIMORE                              95,900.00                     70.00          No MI
MIRAMAR                               175,000.00                     70.00          No MI
WADSWORTH                              97,000.00                     63.40          No MI
AIKEN                                  49,716.13                     80.00          No MI
MILFORD                               119,917.42                     80.00          No MI
HIALEAH                               493,159.57                     80.00          No MI
MANTEO                                749,354.26                     69.77          No MI
BOSTON                                449,573.02                     24.32          No MI
NORMAN                                 78,927.25                     70.00          No MI
SAN JOSE                              448,613.42                     69.08          No MI
SAINT LOUIS                            62,952.06                     70.00          No MI
EASTLAKE                               70,891.61                     80.00          No MI
SANDY                                 150,370.42                     70.00          No MI
COOKEVILLE                             90,999.99                     70.00          No MI
SPOKANE                               103,999.99                     65.00          No MI
WINSTON SALEM                          53,588.09                     75.00          No MI
VANCOUVER                             192,000.00                     75.29          No MI
SHREVEPORT                            111,820.35                     80.00          No MI
HIGHLAND                              479,500.00                     70.00          No MI
SARATOGA SPRINGS                       82,847.03                     70.00          No MI
MIAMI BEACH                           284,249.99                     75.00          No MI
COLUMBUS                               79,939.13                     86.96          Radian Guaranty
ALBUQUERQUE                           149,600.00                     80.00          No MI
PHILADELPHIA                           39,971.05                     80.00          No MI
GLENS FALLS                           129,393.85                     70.00          No MI
PRAIRIEVILLE                          239,003.93                     80.00          No MI
KEY LARGO                             970,000.00                     74.62          No MI
PITTSBURGH                             46,860.60                     70.00          No MI
NEW HYDE PARK                         472,122.15                     75.00          No MI
JACKSON                                50,221.95                     69.82          No MI
HATTIESBURG                            67,442.06                     69.98          No MI
MIAMI                                 331,292.48                     80.00          No MI
LIVERMORE                             675,035.13                     70.00          No MI
NEW HAVEN                             147,750.77                     70.00          No MI
LOS ANGELES                           305,199.99                     70.00          No MI
LOUISVILLE                            105,917.31                     69.98          No MI
East Williston                        734,285.62                     66.82          No MI
DANVILLE                              103,517.16                     70.00          No MI
PALM COAST                            192,500.00                     70.00          No MI
FORT WORTH                            110,435.33                     70.00          No MI
MIAMI                                 149,573.38                     75.00          No MI
METHUEN                               307,493.60                     70.00          No MI
BOGALUSA                               62,896.42                     70.00          No MI
HOUSTON                                86,286.03                     77.23          No MI
KUNA                                   97,825.51                     69.94          No MI
LAFAYETTE                              54,664.44                     80.00          No MI
HIGHLAND PARK                         886,801.10                     70.00          No MI
Houston                                97,931.51                     65.00          No MI
NORFOLK                               202,500.00                     90.00          Mortgage Guaranty In
SARATOGA SPRINGS                      129,500.00                     70.00          No MI
WAXAHACHIE                            336,000.00                     80.00          No MI
RUSHVILLE                             190,492.18                     74.41          No MI
MEMPHIS                                47,966.12                     80.00          No MI
GENEVA                                139,300.00                     70.00          No MI
NETCONG                               297,500.00                     70.00          No MI
DOTHAN                                136,000.00                     79.53          No MI
LIVERMORE                             997,500.00                     67.63          No MI
CLEARWATER                            128,520.00                     68.00          No MI
CONCORD                               548,000.00                     80.00          No MI
UNIONDALE                             324,450.00                     75.00          No MI
DES PLAINES                           251,200.00                     80.00          No MI
LOMA LINDA                            119,200.00                     80.00          No MI
MIAMI LAKES                           647,500.00                     70.00          No MI
CHICAGO                               115,500.00                     70.00          No MI
YORK                                1,387,500.00                     75.12          No MI
MESA                                  134,999.99                     90.00          Radian Guaranty
SOMERVILLE                            369,600.00                     70.00          No MI
NEWPORT                                64,500.00                     75.00          No MI
EUFUALA                                45,999.99                     74.19          No MI
SOMERVILLE                            375,900.00                     70.00          No MI
BELGRADE                              416,000.00                     46.22          No MI
CUMBERLAND                             61,500.00                     75.00          No MI
NEW IBERIA                             76,000.00                     80.00          No MI
EUFUALA                                45,492.99                     69.99          No MI
SPRINGFIELD                           137,900.00                     70.00          No MI
COLUMBIA                               85,750.00                     70.00          No MI
WOODHAVEN                             120,400.00                     70.00          No MI
PORTSMOUTH                            124,000.00                     80.00          No MI
NEWBERRY                              123,655.00                     70.00          No MI
ROGERS                                122,364.00                     80.00          No MI
MOUNTAIN VIEW                         841,500.00                     75.00          No MI
TALLAHASSEE                           120,750.00                     75.00          No MI
RIVERSIDE                             650,000.00                     78.60          No MI
BAKER                                  61,519.99                     80.00          No MI
NEW ORLEANS                           129,499.99                     79.45          No MI
PHILADELPHIA                           39,525.00                     85.00          Radian Guaranty
ST. LOUIS                              64,400.00                     70.00          No MI
PHILADELPHIA                           39,525.00                     85.00          Mortgage Guaranty In
BALTIMORE                              80,500.00                     70.00          No MI
JACKSON                               177,600.00                     80.00          No MI
PHILADELPHIA                           39,525.00                     85.00          Mortgage Guaranty In
COVINGTON                              64,500.00                     75.00          No MI
COATESVILLE                            66,399.99                     80.00          No MI
ORLANDO                               124,950.00                     70.00          No MI
LAS VEGAS                             596,250.00                     75.00          No MI
PAWTUCKET                             216,999.99                     70.00          No MI
KLAMATH FALLS                         500,000.00                     80.00          No MI
LOVELAND                              151,999.99                     80.00          No MI
LAS VEGAS                             166,599.99                     70.00          No MI
BAKER                                  61,519.98                     80.00          No MI
BAKER                                  56,000.00                     80.00          No MI
BAKER                                  56,000.00                     80.00          No MI
SPRING                                 87,500.00                     70.00          No MI
DETROIT                                52,500.00                     75.00          No MI
MOUNT PLEASANT                        588,000.00                     70.00          No MI
PHILADELPHIA                           59,200.00                     80.00          No MI
MIAMI                                 160,791.99                     80.00          No MI
WEST PALM BEACH                       241,500.00                     70.00          No MI
RIDGEWOOD                             497,140.00                     70.00          No MI
SAN DIEGO                             602,000.00                     70.00          No MI
ROWLAND HEIGHTS                       351,200.00                     80.00          No MI
VIRGINIA BEACH                        979,997.39                     69.50          No MI
NEW ORLEANS                           101,388.00                     70.00          No MI
PALOS HILLS                           128,099.99                     70.00          No MI
NEW ORLEANS                           120,050.00                     70.00          No MI
MIAMI                                  84,630.00                     70.00          No MI
CHICAGO                               145,000.00                     67.76          No MI
OLYMPIA FIELDS                        206,400.00                     80.00          No MI
JACKSONVILLE                           75,225.00                     85.00          Mortgage Guaranty In
RALEIGH                                86,399.99                     80.00          No MI
CHICAGO                               102,900.00                     70.00          No MI
ROUND LAKE                            280,000.00                     80.00          No MI
BRENTWOOD                             455,000.00                     70.00          No MI
WILMINGTON                             69,749.99                     75.00          No MI
PERRIS                                604,000.00                     80.00          No MI
COLUMBIA                              281,600.00                     80.00          No MI
LAS VEGAS                           1,000,000.00                     66.67          No MI
BALTIMORE                              34,500.00                     72.63          No MI
COVINGTON                              63,750.00                     75.00          No MI
CHICAGO                               878,472.00                     70.00          No MI
GALESVILLE                            750,000.00                     60.00          No MI
MIAMI                                 218,400.00                     80.00          No MI
LAFAYETTE                              89,600.00                     80.00          No MI
SPANISH FORK                          113,300.00                     69.98          No MI
PAINESVILLE                           134,400.00                     80.00          No MI
NORTH WILDWOOD                        230,235.25                     75.00          No MI
BLAUVELT                              359,650.00                     78.18          No MI
RESTON                                203,000.00                     69.76          No MI
CHATTANOOGA                           126,000.00                     70.00          No MI
RANCHO PALOS VERDES                   843,750.00                     75.00          No MI
EUGENE                                618,000.00                     69.99          No MI
HARTFORD                              165,900.00                     70.00          No MI
JOLIET                                203,000.00                     70.00          No MI
COCONUT GROVE                         769,999.99                     70.00          No MI
BERKELEY                              637,499.99                     75.00          No MI
SEDRO WOOLLEY                         258,000.00                     75.00          No MI
MANSFIELD                              71,400.00                     70.00          No MI
CHICAGO                               124,000.00                     80.00          No MI
WHITMAN                               224,700.00                     70.00          No MI
BOZEMAN                               629,999.99                     70.00          No MI
SAINT LOUIS                            47,950.00                     70.00          No MI
HOUSTON                                59,500.00                     70.00          No MI
URBANA                                 60,899.99                     70.00          No MI
SEATTLE                               112,349.99                     70.00          No MI
WILDOMAR                              297,799.98                     80.00          No MI
OAKLAND                               312,000.00                     80.00          No MI
ORLANDO                               207,919.99                     80.00          No MI
MARATHON                              276,500.00                     70.00          No MI
FAR ROCKAWAY                          455,000.00                     70.00          No MI
IRVINGTON                             185,500.00                     70.00          No MI
SAN DIEGO                             840,000.00                     70.00          No MI
FORT LAUDERDALE                     1,690,000.00                     65.00          No MI
FORT LAUDERDALE                       144,800.00                     80.00          No MI
BROOKLYN                              647,500.00                     69.62          No MI
LOMBARD                               184,800.00                     70.00          No MI
BUFFALO GROVE                          89,600.00                     70.00          No MI
AURORA                                128,000.00                     80.00          No MI
NORTHLAKE                             174,975.52                     70.00          No MI
ELGIN                                 137,200.00                     70.00          No MI
MERRIMACK                             149,800.00                     68.72          No MI
ORANGE PARK                           180,000.00                     80.00          No MI
ISLE OF PALMS                       2,000,000.00                     57.14          No MI
PRINCETON                             399,000.00                     70.00          No MI
WALESKA                               188,000.00                     80.00          No MI
ACWORTH                               120,000.00                     80.00          No MI
CHARLOTTE                              85,050.00                     69.97          No MI
STONE MOUNTAIN                         92,250.00                     75.00          No MI
ROUND LAKE BEACH                      128,800.00                     68.88          No MI
CHARLOTTE                              50,400.00                     80.00          No MI
VENICE                                716,250.00                     75.00          No MI
SHASTA LAKE                           209,925.00                     75.00          No MI
CHICAGO                               128,000.00                     80.00          No MI
WINSTON SALEM                          76,300.00                     70.00          No MI
LITHONIA                               71,250.00                     75.00          No MI
CARROLLTON                             98,000.00                     70.00          No MI
WILMINGTON                             67,200.00                     80.00          No MI
CAPE CORAL                            458,500.00                     70.00          No MI
SPARTANBURG                            71,400.00                     85.00          Radian Guaranty
PAWTUCKET                             204,400.00                     70.00          No MI
LORAIN                                 34,299.99                     70.00          No MI
TAMARAC                               130,193.00                     70.00          No MI
CHICAGO                               363,930.00                     70.00          No MI
LEESBURG                              763,390.00                     75.00          No MI
NEWTOWN                               805,000.00                     70.00          No MI
STONE MOUNTAIN                        105,000.00                     75.00          No MI
CARLSBAD                              529,375.00                     70.00          No MI
PROVIDENCE                            122,500.00                     70.00          No MI
ROHNERT PARK                          214,500.00                     65.00          No MI
DEDHAM                              2,324,399.99                     64.57          No MI
TACOMA                                136,000.00                     80.00          No MI
LOS ANGELES                           550,000.00                     64.71          No MI
SOUTH PORTLAND                        144,000.00                     80.00          No MI
TOBACCOVILLE                          105,600.00                     77.08          No MI
ENTERPRISE                             81,130.00                     69.99          No MI
CHESTERLAND                           220,800.00                     80.00          No MI
CINCINNATI                             73,600.00                     80.00          No MI
COLUMBUS                              207,000.00                     90.00          Mortgage Guaranty In
BROOKLYN                              650,000.00                     68.42          No MI
BROOKLYN                              399,000.00                     70.00          No MI
LEXINGTON                              92,399.99                     80.00          No MI
PURDYS                                321,600.00                     80.00          No MI
BROOMFIELD                            275,000.00                     73.33          No MI
GREER                                  52,430.00                     70.00          No MI
GREER                                  52,430.00                     70.00          No MI
BOCA GRANDE                           385,000.00                     70.00          No MI
SUN VALLEY                            216,000.00                     80.00          No MI
DENVER                                131,600.00                     70.00          No MI
MOBILE                                115,430.00                     70.00          No MI
COLUMBUS                              175,500.00                     90.00          Radian Guaranty
VAIL                                  511,000.00                     70.00          No MI
HIALEAH                               117,600.00                     70.00          No MI
TAMPA                                 104,999.99                     70.00          No MI
COLUMBUS                              166,500.00                     87.63          Mortgage Guaranty In
PEORIA                                423,500.00                     70.00          No MI
GAINESVILLE                           492,030.00                     70.00          No MI
PHILADELPHIA                           35,275.00                     85.00          Radian Guaranty
ATTLEBORO                             166,949.44                     70.00          No MI
PHILADELPHIA                           35,275.00                     85.00          Radian Guaranty
COLD SPRING                           108,640.00                     70.00          No MI
WESLEY CHAPEL                         238,000.00                     70.00          No MI
CHARLOTTE                             750,000.00                     68.18          No MI
PHILADELPHIA                           39,525.00                     85.00          Mortgage Guaranty In
OOLTEWAH                               92,000.00                     80.00          No MI
NEW BEDFORD                           118,929.99                     70.00          No MI
SHIRLEY                               259,000.00                     70.00          No MI
PORT ROYAL                             83,300.00                     70.00          No MI
GARNERVILLE                           196,000.00                     80.00          No MI
STONE MOUNTAIN                        164,500.00                     70.00          No MI
BERKLEY                               164,500.00                     70.00          No MI
WESTLAND                              115,499.99                     70.00          No MI
EVANSTON                              268,000.00                     78.82          No MI
MIAMI BEACH                         1,500,000.00                     60.00          No MI
CINCINNATI                             63,000.00                     61.76          No MI
PALM BAY                               81,900.00                     70.00          No MI
QUEEN CREEK                           192,500.00                     70.00          No MI
BREAUX BRIDGE                         123,599.99                     80.00          No MI
PALM BAY                              256,000.00                     80.00          No MI
MARRERO                               117,600.00                     80.00          No MI
DECATUR                               156,000.00                     80.00          No MI
COLLEGE PARK                          208,000.00                     80.00          No MI
PANACEA                               875,000.00                     70.00          No MI
WEST PALM BEACH                       105,000.00                     70.00          No MI
MAGNOLIA SPRINGS                      455,000.00                     70.00          No MI
BALTIMORE                              30,850.00                     71.74          No MI
PENSACOLA                              44,800.00                     70.00          No MI
SPRING VALLEY                         413,000.00                     70.00          No MI
LADSON                                 63,000.00                     68.11          No MI
NASHVILLE                              52,000.00                     80.00          No MI
KANNAPOLIS                             75,250.00                     70.00          No MI
COVENTRY                              210,000.00                     70.00          No MI
COMMERCE CITY                         141,528.00                     80.00          No MI
PENSACOLA                             101,500.00                     70.00          No MI
PENSACOLA                             101,500.00                     70.00          No MI
WAYNE                                 101,999.99                     75.00          No MI
COLLEGE PARK                           74,900.00                     65.13          No MI
HICKSVILLE                            448,500.00                     78.68          No MI
DACONO                                179,755.00                     80.00          No MI
SOUTHAMPTON                           567,000.00                     70.00          No MI
WAYNE                                  83,999.99                     75.00          No MI
COVINGTON                              64,800.00                     80.00          No MI
VERO BEACH                            231,750.00                     75.00          No MI
GASTONIA                               64,800.00                     80.00          No MI
BOILING SPRINGS                       128,349.99                     85.00          Triad Guaranty
CHICAGO                               474,000.00                     80.00          No MI
ST PETERSBURG                         176,680.00                     70.00          No MI
WATERBURY                             185,500.00                     70.00          No MI
AURORA                                118,299.40                     70.00          No MI
SAN LEANDRO                           446,250.00                     75.00          No MI
PALOS PARK                            696,500.00                     70.00          No MI
CORNELIUS                             283,500.00                     69.15          No MI
NAPERVILLE                            143,500.00                     70.00          No MI
TAYLORSVILLE                          200,000.00                     80.00          No MI
WINSTON SALEM                          83,250.00                     75.00          No MI
LOS LUNAS                              92,000.00                     80.00          No MI
GARDEN CITY                            80,999.99                     75.00          No MI
BALTIMORE                              70,000.00                     40.46          No MI
LINCOLN                               900,000.00                     74.21          No MI
POWDER SPRINGS                        141,050.00                     70.00          No MI
BLACKLICK                              87,850.00                     70.00          No MI
BALTIMORE                             100,585.24                     90.00          Radian Guaranty
WINSTON SALEM                          45,800.00                     73.87          No MI
MEMPHIS                                66,374.99                     75.00          No MI
SUMMERVILLE                           131,310.00                     79.81          No MI
WINSTON SALEM                          66,000.00                     75.00          No MI
HAMPTON                               228,899.99                     70.00          No MI
CLEARWATER                            117,600.00                     70.00          No MI
GLOCESTER                             618,000.00                     75.00          No MI
PHILADELPHIA                           43,500.00                     75.00          No MI
SALISBURY                             204,000.00                     80.00          No MI
SACRAMENTO                            533,000.00                     73.52          No MI
PHILADELPHIA                           46,399.99                     80.00          No MI
STATEN ISLAND                         469,000.00                     70.00          No MI
ALAMO                                 900,000.00                     69.01          No MI
BATON ROUGE                            55,920.00                     80.00          No MI
TALLAHASSEE                           114,800.00                     70.00          No MI
ANDERSON                              103,599.99                     80.00          No MI
BIRMINGHAM                             47,150.00                     74.25          No MI
PORT JEFFERSON STATION                255,000.00                     69.86          No MI
HOFFMAN ESTATES                        70,400.00                     66.42          No MI
FALLS CHURCH                          435,000.00                     75.00          No MI
NORTHBROOK                            333,600.00                     80.00          No MI
CHICAGO                               126,000.00                     53.62          No MI
ROANOKE                               117,200.00                     80.00          No MI
PARKLAND                            1,000,000.00                     71.43          No MI
HARVEY                                 87,500.00                     64.81          No MI
LA QUINTA                             349,989.99                     70.00          No MI
BATON ROUGE                            55,920.00                     80.00          No MI
ATLANTA                               450,000.00                     75.00          No MI
BOYNTON BEACH                         141,400.00                     70.00          No MI
CHICAGO                                81,899.99                     70.00          No MI
MIAMI                                 265,000.00                     67.95          No MI
CHICAGO                                81,899.99                     70.00          No MI
MARGATE                               240,000.00                     80.00          No MI
SANDY                                 201,177.00                     80.00          No MI
WASHINGTON                            304,000.00                     80.00          No MI
GALLATIN                               65,617.88                     70.00          No MI
CHESAPEAKE BEACH                      372,000.00                     80.00          No MI
KISSIMMEE                             379,350.00                     79.99          No MI
WINSTON SALEM                          53,500.00                     74.31          No MI
MONTGOMERY                            226,000.00                     79.30          No MI
DALLAS                                 66,400.00                     80.00          No MI
DES PLAINES                           116,900.00                     70.00          No MI
OYSTER BAY                            409,500.00                     70.00          No MI
ATLANTA                               175,000.00                     70.00          No MI
CHICAGO                               197,747.12                     64.84          No MI
EAST HAMPTON                          552,790.00                     70.00          No MI
MANCHESTER                            133,000.00                     70.00          No MI
CARMEL                                409,500.00                     70.00          No MI
PALM BEACH                          1,190,000.00                     70.00          No MI
SPRINGFIELD                           150,500.00                     70.00          No MI
MESA                                   94,500.00                     70.00          No MI
Fort Lauderdale                       461,000.00                     34.79          No MI
KISSIMMEE                              96,000.00                     44.65          No MI
WILLOUGHBY                             90,930.00                     70.00          No MI
Lafayette Hill                        638,212.23                     78.05          No MI
East Hampton                          600,000.00                     22.56          No MI
Alexandria                            500,000.01                     45.55          No MI
Los Angeles                           266,264.87                     65.00          No MI
Montgomery                             83,200.00                     80.00          No MI
TUPELO                                 90,000.00                     75.00          No MI
MOUNT VERNON                        1,000,000.00                     71.43          No MI
Charlotte                             187,877.52                     90.00          GE Capital MI
TUCSON                                112,919.36                     65.00          No MI
Auburn Hills                          144,000.00                     80.00          No MI
SILVER SPRING                         212,000.00                     80.00          No MI
LOUISVILLE                             68,950.00                     70.00          No MI
SAINT LOUIS                            93,750.00                     75.00          No MI
NASHVILLE                             118,978.45                     70.00          No MI
SAINT LOUIS                            93,750.00                     75.00          No MI
SAINT LOUIS                            93,749.99                     75.00          No MI
SHERWOOD                              350,647.00                     70.00          No MI
SAINT LOUIS                            93,750.00                     75.00          No MI
WAXHAW                                975,000.00                     75.00          No MI
MORENO VALLEY                         257,500.00                     69.78          No MI
ANDERSON                              103,599.99                     80.00          No MI
TOPEKA                                147,000.00                     70.00          No MI
ANDERSON                              112,800.00                     80.00          No MI
HATTIESBURG                            51,800.00                     70.00          No MI
MOUNT AIRY                            507,500.00                     70.00          No MI
LEXINGTON                              94,500.00                     70.00          No MI
LEXINGTON                              84,000.00                     70.00          No MI
RALEIGH                                85,599.99                     80.00          No MI
RALEIGH                                82,400.00                     80.00          No MI
CROWN POINT                            98,000.00                     70.00          No MI
RALEIGH                                86,400.00                     80.00          No MI
DENVER                                862,500.00                     75.00          No MI
CHICAGO                               780,000.00                     59.54          No MI
WOODBRIDGE                            410,200.00                     70.00          No MI
FORT COLLINS                          155,400.00                     79.29          No MI
SAN RAFAEL                            164,999.99                     20.37          No MI
HIGH POINT                             35,700.00                     70.00          No MI
HUNTINGTON BEACH                      332,000.00                     80.00          No MI
CHICAGO                               264,800.00                     80.00          No MI
DENVER                                115,500.00                     70.00          No MI
ELMHURST                              650,000.00                     78.79          No MI
KISSIMMEE                             158,695.27                     70.00          No MI
OAKLAND                               388,000.00                     80.00          No MI
RALEIGH                                89,600.00                     80.00          No MI
HIGH POINT                             36,050.00                     70.00          No MI
TOPEKA                                147,000.00                     70.00          No MI
NAGS HEAD                             503,750.00                     65.00          No MI
LYNN                                  228,000.00                     80.00          No MI
SACRAMENTO                            258,400.00                     80.00          No MI
NEW ORLEANS                           308,000.00                     80.00          No MI
FALLON                                146,999.83                     70.00          No MI
GAITHERSBURG                          296,000.00                     80.00          No MI
SALT LAKE CITY                        115,150.00                     69.79          No MI
CHARLOTTESVILLE                       497,250.00                     65.00          No MI
EAST FALMOUTH                         201,600.00                     70.00          No MI
MINNEAPOLIS                           174,919.00                     70.00          No MI
DETROIT                                75,600.00                     70.00          No MI
CHESAPEAKE                            168,000.00                     80.00          No MI
RIDGEWOOD                             490,000.00                     70.00          No MI
BROOKLYN                              396,900.00                     69.99          No MI
SARASOTA                              660,000.00                     62.86          No MI
Terrell                                93,141.11                     80.00          No MI
Terrell                                87,327.46                     80.00          No MI
Fort Worth                            136,071.97                     80.00          No MI
Fresno                                122,721.53                     80.00          No MI
Spring                                127,941.49                     79.82          No MI
Memphis                               107,826.74                     80.00          No MI
Terrell                                77,543.83                     80.00          No MI
Terrell                                85,150.32                     80.00          No MI
Plano                                 135,921.76                     80.00          No MI
Athens                                 53,385.88                     80.00          No MI
Washington                             63,571.52                     80.00          No MI
Crowley                               108,000.00                     80.00          No MI
Missouri City                         119,068.27                     80.00          No MI
Island Park                           939,574.66                     80.00          No MI
Broken Arrow                           65,908.86                     80.00          No MI
Aylett                                119,901.64                     72.29          No MI
WALPOLE                               517,141.04                     80.00          No MI
AGOURA HILLS                          452,248.10                     65.00          No MI
LAWRENCEVILLE                         115,267.19                     80.00          No MI
TUCSON                                974,539.57                     74.07          No MI
NEWPORT                               642,052.79                     75.00          No MI
CANTON                                417,337.40                     80.00          No MI
FORT MYERS                            164,428.53                     80.00          No MI
Worcester                             279,259.35                     80.00          No MI
MINNEAPOLIS                           140,800.00                     80.00          No MI
GILBERTSVILLE                         319,768.39                     80.00          No MI
REDONDO BEACH                         645,496.64                     55.32          No MI
Fort Myers                            117,016.13                     80.00          No MI
HILLSIDE                              199,288.28                     80.00          No MI
Norwich                               223,465.74                     79.99          No MI
HARRISBURG                            117,250.00                     70.00          No MI
GAINESVILLE                           449,336.18                     78.45          No MI
PORT RICHEY                           158,650.00                     95.00          Mortgage Guaranty In
LLANO AREA                            406,775.39                     80.00          No MI
COLORADO CITY                          65,612.03                     75.00          No MI
YUMA                                  191,116.51                     80.00          No MI
SAN ANTONIO                           119,917.41                     80.00          No MI
SAN DIEGO                             308,229.86                     60.73          No MI
MISSION                               102,940.73                     80.00          No MI
BRUNSWICK HILLS                       167,128.78                     80.00          No MI
YPSILANTI                             170,557.67                     80.00          No MI
OAK GROVE                              71,200.00                     80.00          No MI
NASHVILLE                             129,100.00                     94.93          PMI
CAPE CORAL                            480,000.00                     80.00          No MI
CONCORD                               430,000.00                     74.78          No MI
JACKSONVILLE                          476,000.00                     70.00          No MI
HENDERSON                             628,512.81                     80.00          No MI
BRUNSWICK                             202,264.98                     80.00          No MI
DALLAS                                 73,220.62                     65.00          No MI
DALLAS                                 63,670.12                     65.00          No MI
EAST MORICHES                       1,325,814.20                     70.00          No MI
Cedar Hill                             79,741.82                     80.00          No MI
Dothan                                194,442.03                     79.59          No MI
Valley Village                        347,700.00                     64.99          No MI
Albany                                 57,313.98                     70.00          No MI
Albany                                 66,952.21                     70.00          No MI
Baltimore                              58,891.00                     75.00          No MI
Hitchcock                              54,363.50                     80.00          No MI
Oak Leaf                              154,293.74                     80.00          No MI
Calexico                              230,273.63                     75.00          No MI
HOUSTON                               100,111.16                     80.00          No MI
HUMBLE                                105,953.76                     80.00          No MI
Circle Pines                          129,743.81                     79.98          No MI
KATY                                  101,153.45                     80.00          No MI
Sunrise                               307,788.04                     80.00          No MI
CHARLOTTE                             365,484.28                     80.00          No MI
Dallas                                 50,888.57                     67.11          No MI
El Monte                              372,000.00                     80.00          No MI
Charlotte                              92,627.64                     80.00          No MI
WINDSOR                               513,642.24                     75.63          No MI
Stafford                              224,000.00                     80.00          No MI
Waterville Valley                     498,977.96                     61.73          No MI
Granada Hills                         554,173.65                     69.38          No MI
Maumelle                              179,441.54                     80.00          No MI
Highland                              210,461.37                     59.23          No MI
BALTIMORE                              86,876.79                     75.00          No MI
Falls Church                           94,835.95                     39.58          No MI
Canton                                111,796.95                     74.67          No MI
Plano                                 162,533.59                     70.87          No MI
Spring                                 95,773.97                     80.00          No MI
Minneapolis                           269,306.49                     65.00          No MI
Minneapolis                           169,746.89                     80.00          No MI
Saint Paul                            265,382.29                     80.00          No MI
Miami                               1,449,736.45                     70.00          No MI
DENTON                                 94,618.90                     80.00          No MI
GAINESVILLE                            60,918.05                     80.00          No MI
HUNTSVILLE                            194,850.00                     90.00          PMI
DENTON                                 90,245.97                     80.00          No MI
DALLAS                                 50,361.65                     80.00          No MI
Maywood                                63,007.69                     65.00          No MI
Tyler                                  43,578.36                     70.00          No MI
Jefferson                             241,038.16                     90.00          GE Capital MI
JACKSONVILLE                           63,668.42                     75.00          No MI
Phoenixville                           44,575.17                     80.00          No MI
TYLER                                  27,631.44                     70.00          No MI
HOUSTON                               118,232.34                     80.00          No MI
Royal Oak                             113,923.51                     80.00          No MI
Hightstown                            279,492.38                     80.00          No MI
Belton                                102,192.35                     80.00          No MI
Ellicott City                         445,679.75                     65.00          No MI
Paterson                              335,474.19                     80.00          No MI
MANASSAS                              282,488.11                     61.47          No MI
Springfield                           182,330.97                     48.54          No MI
INDIANAPOLIS                           51,936.76                     80.00          No MI
INDIANAPOLIS                           51,936.76                     80.00          No MI
LOUISVILLE                             68,210.81                     90.00          Triad Guaranty
CONVERSE                               67,942.87                     80.00          No MI
Austin                                 89,313.45                     78.12          No MI
CHARLOTTE                              43,940.75                     80.00          No MI
CHANNELVIEW                            74,142.18                     75.00          No MI
HOUSTON                                75,088.03                     80.00          No MI
AUSTIN                                 63,250.86                     74.97          No MI
Aurora                                120,899.17                     80.00          No MI
Saint Louis                            97,500.00                     65.00          No MI
KATY                                   98,253.48                     80.00          No MI
MOUNT CARMEL                           92,094.95                     80.00          No MI
LAKE JACKSON                          249,528.35                     80.00          No MI
Cambridge                             549,050.26                     56.12          No MI
FORTH WORTH                            89,112.00                     80.00          No MI
Houston                                69,710.69                     80.00          No MI
AUSTIN                                101,396.56                     80.00          No MI
Lubbock                                53,934.35                     80.00          No MI
DALLAS                                 70,545.52                     80.00          No MI
LOS ANGELES                           399,750.00                     65.21          No MI
HOUSTON                                67,499.35                     80.00          No MI
FORT WORTH                             49,832.70                     59.53          No MI
Longport                              722,108.30                     80.75          Republic MIC
Providence                            275,374.18                     80.00          No MI
Edgewater                             420,000.00                     79.25          No MI
DELMAR                                163,743.35                     80.00          No MI
Memphis                                46,343.58                     80.00          No MI
ELIZABETHTON                           59,131.63                     80.00          No MI
PITTSBURGH                             68,748.94                     80.00          No MI
Carlisle                               63,958.13                     80.00          No MI
LANSING                                54,244.99                     80.00          No MI
LANSING                                53,446.09                     80.00          No MI
MCKNIGHTSTOWN                         259,612.87                     76.47          No MI
ABBOTTSTOWN                           151,688.09                     80.00          No MI
LOCKPORT                              125,923.67                     70.00          No MI
New Hope                              349,491.75                     45.16          No MI
GETTYSBURG                            207,602.61                     80.00          No MI
SALISBURY                             143,669.17                     79.99          No MI
KNOXVILLE                              77,536.01                     80.00          No MI
KISSIMMEE                             158,950.87                     80.00          No MI
Lothian                               481,000.00                     65.00          No MI
Philadelphia                           46,293.43                     80.00          No MI
Philadelphia                           44,697.10                     80.00          No MI
Temple Hills                          147,576.52                     80.00          No MI
Sevierville                           205,502.85                     80.00          No MI
Curtis Bay                            220,800.00                     80.00          No MI
Nashua                                125,796.80                     69.98          No MI
Brookline                             311,779.79                     80.00          No MI
Bronx                                 423,660.93                     80.00          No MI
Naples                                295,559.29                     80.00          No MI
Saint Francis                         142,187.96                     80.00          No MI
Coon Rapids                           172,323.30                     80.00          No MI
Columbia Heights                      259,880.00                     80.00          No MI
Louisville                            112,644.23                     80.00          No MI
Katy                                  104,669.26                     80.00          No MI
Oneonta                               134,951.45                     80.00          No MI
PEARLAND                              106,779.71                     80.00          No MI
De Soto                               180,031.76                     80.00          No MI
Houston                               112,948.33                     75.00          No MI
Cleveland                             123,735.75                     80.00          No MI
SAN BERNARDINO                        194,706.77                     60.00          No MI
SAN BERNARDINO                        212,552.35                     60.00          No MI
Dallas                                 48,641.51                     75.00          No MI
San Antonio                            74,357.19                     80.00          No MI
Laguna Vista                          259,561.89                     77.61          No MI
Mansfield                              46,087.87                     65.00          No MI
Mesquite                               65,499.87                     80.00          No MI
Lake Jackson                           77,889.54                     80.00          No MI
Houston                               167,716.91                     80.00          No MI
Corpus Christi                         51,607.15                     65.00          No MI
FENWICK ISLAND                        938,286.89                     60.00          No MI
LAFAYETTE                              50,941.10                     75.00          No MI
MALIBU                                741,750.00                     75.00          No MI
IRVINE                                590,192.83                     80.00          No MI
TYLER                                 119,854.09                     80.00          No MI
MONTGOMERY                            473,165.81                     78.92          No MI
GARLAND                                65,814.25                     80.00          No MI
Garland                               143,757.35                     80.00          No MI
FARMERSVILLE                           85,925.84                     71.88          No MI
GILBERT                               482,705.45                     74.20          No MI
San Francisco                         551,013.43                     52.52          No MI
FORT MEYERS                           504,000.00                     61.09          No MI
Lorton                                134,295.71                     42.09          No MI
UNIONVILLE                            279,516.50                     80.00          No MI
Dover                                 213,499.85                     77.00          No MI
Aldan                                 187,838.14                     80.00          No MI
Newtown                               206,859.33                     80.00          No MI
Pennsauken                            146,288.60                     80.00          No MI
YUCCA VALLEY                          125,000.00                     58.41          No MI
TAVARES                               136,396.67                     70.00          No MI
ABERDEEN                              104,716.78                     67.09          No MI
WALDEN                                234,500.00                     70.00          No MI
FALL RIVER                            205,822.64                     68.67          No MI
BONITA SPRINGS                        136,162.05                     70.00          No MI
ISSAQUAH                              354,799.99                     80.00          No MI
MISSOURI CITY                          84,321.83                     79.62          No MI
IDAHO FALLS                           101,420.82                     70.00          No MI
MEDINA                                144,695.19                     80.00          No MI
SNOHOMISH                             297,951.00                     80.00          No MI
SEATTLE                               359,200.00                     80.00          No MI
THOMASTON                              30,960.34                     72.09          No MI
MOORESVILLE                           150,299.99                     70.00          No MI
THOMASTON                              30,960.34                     72.09          No MI
SAN ANTONIO                            94,150.00                     70.00          No MI
RENO                                  256,000.00                     80.00          No MI
NORTH AURORA                          127,292.97                     70.00          No MI
SPOKANE                               106,320.24                     75.00          No MI
DICKINSON                              67,767.74                     76.60          No MI
SYRACUSE                               69,935.17                     70.00          No MI
MOUNT SINAI                           445,555.70                     80.00          No MI
SPRINGFIELD                           137,250.00                     75.00          No MI
SPRINGFIELD                           137,250.00                     75.00          No MI
SYRACUSE                               37,420.05                     70.00          No MI
CATHEDRAL CITY                        203,000.00                     70.00          No MI
RIVERDALE                             130,290.44                     80.00          No MI
PHILADELPHIA                           62,945.76                     70.00          No MI
ATLANTA                               104,909.60                     70.00          No MI
MIAMI                                 129,499.99                     70.00          No MI
HIDDEN VALLEY                         149,491.72                     80.00          No MI
BALTIMORE                              91,000.00                     70.00          No MI
BRONX                                 359,758.45                     75.00          No MI
BROOKLYN                              367,206.11                     70.00          No MI
WOOD DALE                             197,400.00                     70.00          No MI
CORAL SPRINGS                         151,200.00                     70.00          No MI
COVINGTON                             141,095.93                     71.38          No MI
JAMAICA                               409,188.41                     70.00          No MI
DALLAS                                138,286.55                     80.00          No MI
GERMANTOWN                            224,930.50                     62.50          No MI
HALETHORPE                             90,923.54                     70.00          No MI
OSPREY                                497,000.00                     70.00          No MI
LAS VEGAS                             182,000.00                     70.00          No MI
PACOLET                               113,817.56                     85.00          Mortgage Guaranty In
FRANKLINTON                            85,335.01                     79.07          No MI
FOUNTAIN HILLS                        307,220.00                     55.86          No MI
PIKESVILLE                            191,959.81                     80.00          No MI
NORTHAMPTON                           278,782.36                     75.00          No MI
MENIFEE                               350,000.00                     70.00          No MI
SPOKANE VALLEY                         95,000.00                     68.35          No MI
YOUNGSTOWN                            187,200.00                     80.00          No MI
NORTHBROOK                            293,999.99                     70.00          No MI
WALDORF                               179,120.00                     80.00          No MI
SEFFNER                                73,379.15                     70.00          No MI
MANDEVILLE                            175,877.88                     42.34          No MI
CARLSBAD                              652,762.00                     65.00          No MI
LAUDERDALE LAKES                       46,781.12                     70.00          No MI
GULFPORT                               62,602.33                     70.00          No MI
MIAMI                                 425,000.00                     53.13          No MI
LAUDERDALE LAKES                       46,781.12                     70.00          No MI
TAMPA                                  99,320.51                     70.00          No MI
COLUMBIA FALLS                         39,969.56                     80.00          No MI
FULTON                                574,875.00                     70.00          No MI
LAUDERDALE LAKES                       46,781.12                     70.00          No MI
MENTOR                                153,299.99                     69.68          No MI
BRANDON                                76,892.38                     69.97          No MI
ALVA                                  492,999.99                     79.77          No MI
WILTON                                671,449.17                     70.00          No MI
GRANTS PASS                           514,067.76                     70.00          No MI
LOUISVILLE                             65,954.58                     80.00          No MI
CHELSEA                               107,099.99                     70.00          No MI
MCHENRY                               108,308.84                     70.00          No MI
CALIMESA                              250,000.00                     54.70          No MI
HAMMOND                                69,882.04                     70.00          No MI
CHOCTAW                                84,630.57                     70.00          No MI
LODI                                  288,999.99                     63.52          No MI
LAS VEGAS                             140,980.44                     64.68          No MI
MIAMI                                  97,930.00                     70.00          No MI
UNIVERSITY PLACE                      204,000.00                     80.00          No MI
BEAVERCREEK                           699,411.92                     70.00          No MI
KINGSTON                              152,992.07                     79.27          No MI
SAN JUAN CAPISTRANO                   594,512.28                     70.00          No MI
CHICAGO                               230,824.23                     70.00          No MI
BOYNE CITY                             87,430.03                     70.00          No MI
PAWLEYS ISLAND                        500,000.00                     48.19          No MI
GRETNA                                156,117.35                     80.00          No MI
GRETNA                                156,117.35                     80.00          No MI
HIALEAH                               125,999.99                     70.00          No MI
RIVERDALE                              93,669.28                     75.00          No MI
CAPTIVA                               984,373.12                     70.00          No MI
TOLEDO                                 51,961.41                     80.00          No MI
TAMPA                                 131,749.99                     79.90          No MI
MARKHAM                                82,329.06                     80.00          No MI
MAGNOLIA                              463,580.53                     80.00          No MI
WASHINGTON                            343,343.33                     78.10          No MI
BREMERTON                             158,549.42                     70.00          No MI
MONTGOMERY                             46,369.65                     80.00          No MI
MIAMI                                 311,674.18                     70.00          No MI
HEMET                                 296,175.00                     75.00          No MI
CHARDON                                57,000.00                     38.00          No MI
THOMASTON                              33,756.77                     78.60          No MI
LOUISVILLE                            101,414.73                     70.00          No MI
NORTH LAS VEGAS                       332,500.00                     70.00          No MI
BOSTON                                475,999.99                     70.00          No MI
FRIENDSWOOD                            99,827.32                     80.00          No MI
LAKE WALES                            272,300.00                     69.83          No MI
HUTTO                                 102,521.99                     70.00          No MI
CHICAGO                                76,928.68                     70.00          No MI
MANDEVILLE                            158,465.12                     70.00          No MI
FLORENCE                              106,710.28                     69.83          No MI
SAN BERNARDINO                        188,300.00                     70.00          No MI
ASHEVILLE                              78,691.56                     75.00          No MI
COACHELLA                             292,750.00                     79.99          No MI
FLORENCE                               81,749.87                     73.21          No MI
FLATWOODS                              38,224.34                     85.00          Triad Guaranty
SEATTLE                               265,999.99                     70.00          No MI
SAN RAMON                             690,000.00                     68.05          No MI
BOSTON                                490,000.00                     70.00          No MI
PITTSBURG                             115,420.51                     70.00          No MI
COLUMBUS                              135,750.00                     75.00          No MI
HATTIESBURG                            59,394.71                     70.00          No MI
PHOENIX                               111,791.99                     70.00          No MI
GREER                                  51,029.99                     70.00          No MI
SPRINGFIELD                            97,518.01                     80.00          No MI
PITTSBURG                             385,000.00                     70.00          No MI
RANDALLSTOWN                          231,200.00                     80.00          No MI
MISSION                                55,952.95                     70.00          No MI
POLLOCK PINES                         479,500.00                     70.00          No MI
FORT MOHAVE                           215,600.00                     70.00          No MI
WELCH                                 330,050.00                     70.00          No MI
CARBONDALE                             61,600.00                     80.00          No MI
FORT MOHAVE                           226,099.99                     70.00          No MI
GREER                                  50,330.00                     70.00          No MI
SAN BERNARDINO                        269,565.70                     73.39          No MI
SARASOTA                              118,913.88                     70.00          No MI
HOPEWELL JUNCTION                     491,586.66                     80.00          No MI
CHARLOTTE                              58,100.00                     70.00          No MI
SARASOTA                              202,853.08                     70.00          No MI
KENSINGTON                            577,500.00                     70.00          No MI
BEAVERTON                             352,300.00                     65.00          No MI
PUTNAM                                111,815.85                     70.00          No MI
ORLANDO                               118,904.83                     70.00          No MI
SARASOTA                              297,284.67                     68.39          No MI
EVERETT                               168,000.00                     71.49          No MI
DECATUR                               148,000.00                     80.00          No MI
GREENSBORO                             43,366.98                     70.00          No MI
CHICAGO                               208,000.00                     79.39          No MI
JACKSONVILLE                           62,947.07                     64.95          No MI
MANDEVILLE                            205,780.50                     80.00          No MI
PAINESVILLE                            90,853.60                     70.00          No MI
JACKSONVILLE                           93,750.00                     75.00          No MI
JONESBORO                              98,640.00                     80.00          No MI
WOODLAKE                              169,999.99                     53.29          No MI
COVINGTON                             131,904.46                     80.00          No MI
STREETSBORO                            82,915.00                     70.00          No MI
ERIE                                  221,599.99                     80.00          No MI
FLORENCE                               57,481.12                     73.04          No MI
SPRING                                112,761.99                     75.00          No MI
OAKDALE                               553,968.97                     42.75          No MI
MOUNT JULIET                          205,650.00                     79.98          No MI
PEORIA                                137,900.00                     70.00          No MI
FLORENCE                               81,749.87                     73.21          No MI
RALEIGH                               114,004.14                     70.00          No MI
SPRINGFIELD                            50,269.10                     80.00          No MI
FOUNTAIN INN                           92,316.47                     80.00          No MI
MIAMI                                  82,529.99                     70.00          No MI
PROVO                                 133,700.00                     70.00          No MI
FLORENCE                               81,749.87                     73.21          No MI
DAVENPORT                             150,500.00                     70.00          No MI
BAKERSFIELD                           291,000.00                     79.73          No MI
WASHINGTON                            252,000.00                     70.00          No MI
FLORENCE                               82,754.79                     74.11          No MI
CHESTER                                37,272.79                     80.00          No MI
BREAUX BRIDGE                          81,755.10                     90.00          Mortgage Guaranty In
IRVINGTON                             157,359.41                     70.00          No MI
FLORISSANT                            152,689.41                     80.00          No MI
KILL DEVIL HILLS                      996,634.10                     62.50          No MI
SUNRISE BEACH                         104,918.09                     70.00          No MI
FLORENCE                               81,749.87                     73.21          No MI
WHITE HALL                            528,500.00                     70.00          No MI
BATON ROUGE                           101,348.95                     80.00          No MI
OLD HICKORY                            63,000.00                     70.00          No MI
JOPLIN                                 71,149.74                     80.00          No MI
SANDY                                 674,460.21                     75.00          No MI
PORT SAINT LUCIE                      126,000.00                     70.00          No MI
KANSAS CITY                            40,566.72                     70.00          No MI
SACRAMENTO                            213,499.98                     70.00          No MI
WARREN                                438,622.03                     60.55          No MI
KENT                                  242,900.00                     70.00          No MI
GREENVILLE                             69,946.74                     70.00          No MI
HOMEWOOD                              300,000.00                     55.56          No MI
MESA                                  146,999.99                     70.00          No MI
HUNTINGTON BEACH                      829,285.39                     66.40          No MI
FREDERICK                             102,118.27                     70.00          No MI
SOUTH LAKE TAHOE                      297,500.00                     66.11          No MI
CORAL SPRINGS                         194,535.93                     75.00          No MI
CTY OF CMMRCE                         310,000.00                     51.67          No MI
SAN DIEGO                             359,650.00                     53.28          No MI
HAMPTON                                76,230.00                     70.00          No MI
MIAMI                                 141,986.37                     70.00          No MI
SCHENECTADY                            67,940.01                     69.39          No MI
LOS ANGELES                           244,902.25                     68.06          No MI
LAFAYETTE                              54,664.44                     80.00          No MI
ELK GROVE                             410,400.00                     76.00          No MI
NEWPORT NEWS                           95,357.81                     74.96          No MI
CLEARWATER                             82,468.75                     70.00          No MI
PORTSMOUTH                             80,941.38                     90.00          Radian Guaranty
AVON                                  207,400.00                     54.61          No MI
HOLLYWOOD                             171,499.99                     70.00          No MI
WEST LEBANON                          650,000.00                     76.56          No MI
TOLEDO                                 73,535.06                     80.00          No MI
GAUTIER                               125,888.83                     70.00          No MI
MIAMI                                 107,000.00                     61.85          No MI
CANTON                                358,000.00                     80.00          No MI
BUSHKILL                              159,134.74                     70.00          No MI
MANDEVILLE                             88,827.13                     70.00          No MI
RICHARDSON                            135,599.99                     80.00          No MI
ACTON                                 218,066.62                     80.00          No MI
AUBURN                                 44,967.43                     75.00          No MI
MOUNT JULIET                          188,300.00                     70.00          No MI
ROCKVILLE                             228,200.00                     70.00          No MI
AURORA                                 60,640.25                     70.00          No MI
SALT LAKE CITY                        109,898.31                     70.00          No MI
Clarkston                             460,710.99                     80.00          No MI
Ferndale                              106,157.69                     80.00          No MI
                                  539,233,035.48                     72.74

CITY1                       MERS                             GROUP_ID       LIEN                     BALLOON
------------------------------------------------------------------------------------------------------------
SHREWSBURY                  100102600400496800                   I          First Lien                 No
UPLAND                      100079620060050271                   I          First Lien                 No
WRIGHTWOOD                  100079600600503032                   I          First Lien                 No
RALEIGH                     100245400024439486                   I          First Lien                 No
MAGALIA                     100245400024157880                   I          First Lien                 No
Lilburn                     100229330000095954                   I          First Lien                 No
EVANS                       100245400024165222                   I          First Lien                 No
FRESNO                      100245400024416336                   I          First Lien                 No
HILLSBORO                   100245400024435054                   I          First Lien                 No
IRVING                      100204100000679860                   I          First Lien                 No
NORTH LAS VEGAS             100245400024165370                   I          First Lien                 No
Spring Hill                 100263700000957287                   I          First Lien                 No
NORTH PORT                  100245400024448875                   I          First Lien                 No
Union City                  100135813080041173                   I          First Lien                 No
NAMPA                       100097700070026908                   I          First Lien                 No
PATERSON                    100246605122000027                   I          First Lien                 No
WOODSTOCK                   100245400024429271                   I          First Lien                 No
Midlothian                  100404400000019101                   I          First Lien                 No
Suprise                     100070705120075764                   I          First Lien                 No
Phoenix                     100194972150413387                   I          First Lien                 No
Las Vegas                   100194924150413941                   I          First Lien                 No
TOMBALL                     100414001000124665                   I          First Lien                 No
Lahaina                     100095300633340276                   I          First Lien                 No
CYPRESS                     100414001000128229                   I          First Lien                 No
Rowland Heights             100176700002010008                   I          First Lien                 No
Tucson                      100194972150407462                   I          First Lien                 No
Scottsdale                  100188601000060548                   I          First Lien                 No
Gaithersburg                100271100000189306                   I          First Lien                 No
Area of Duarte              100067307000281776                   I          First Lien                 No
Hutchinson                  100271100000185825                   I          First Lien                 No
Sanger                      100259810000000636                   I          First Lien                 No
Trenton                     100133001000517868                   I          First Lien                 No
Los Angeles                 100311300050033527                   I          First Lien                 Yes
Riverdale                   100135813130033543                   I          First Lien                 No
Henrietta                   100098900050629676                   I          First Lien                 No
Round Rock                  100098900051203281                   I          First Lien                 No
TULARE                      100311300050035480                   I          First Lien                 No
LOUISVILLE                  100330705120100527                   I          First Lien                 No
SANTA ANA                   100183300000262338                   I          First Lien                 No
jonesboro                   100431900103406979                   I          First Lien                 No
Mitchellville               100289400000032641                   I          First Lien                 No
Chaska                      100431500000001939                   I          First Lien                 No
Fairfield                   100198900000036203                   I          First Lien                 No
Tucson                      100101300000010900                   I          First Lien                 No
Willow Spring               100196368000695935                   I          First Lien                 No
Cypress                     100431900103434559                   I          First Lien                 No
PEORIA                      100199500129894067                   I          First Lien                 No
Dallas                      100307100000143509                   I          First Lien                 No
McDOnough                   100032100000613529                   I          First Lien                 No
ROCKMART                    100032100000620193                   I          First Lien                 No
LOS ANGELES                 100183300000251141                   I          First Lien                 No
FRIDLEY                     100200710000107231                   I          First Lien                 No
Hammond                     100265600004817438                   I          First Lien                 No
Cincinnati                  100330705120102028                   I          First Lien                 No
LAS VEGAS                   100062500080566567                   I          First Lien                 No
Colorado Springs            100124700070085968                   I          First Lien                 No
Burns Township              100431500000002028                   I          First Lien                 No
CHARLOTTE                   100032100000629047                   I          First Lien                 No
MCDONOUGH                   100032100000553535                   I          First Lien                 No
RYDAL                       100032100000623791                   I          First Lien                 No
RIVERDALE                   10003210000619989                    I          First Lien                 No
MCDONOUGH                   100032100000613321                   I          First Lien                 No
Westlake Village            100101300000010819                   I          First Lien                 No
Berkley                     100015902222101329                   I          First Lien                 No
San Antonio                 100102373335104259                   I          First Lien                 No
San Leandro                 100102373595338704                   I          First Lien                 No
Norfolk                     100102373570112090                   I          First Lien                 No
Rising Sun                                                       I          First Lien                 No
Modesto                     100030200010105961                   I          First Lien                 No
Baltimore                   100238500002020544                   I          First Lien                 No
Baton Rouge                 100039221550016302                   I          First Lien                 No
Valley Village Area         100096000005006062                   I          First Lien                 No
Tallahassee                 100263700000957618                   I          First Lien                 No
HUNTSVILLE                  100198900000034679                   I          First Lien                 No
Hahira                      100098900051129031                   I          First Lien                 No
Dallas                      100098900051155952                   I          First Lien                 No
Bloomfield                  100022405495112610                   I          First Lien                 No
Elizabeth                   100034200003997099                   I          First Lien                 No
Colorado Springs            100062500080613062                   I          First Lien                 No
Huntington Beach            100034200005404177                   I          First Lien                 No
Rockland                    100307601000034226                   I          First Lien                 No
Gilbert                     100101309050913301                   I          First Lien                 No
RIALTO                      10018330000247131                    I          First Lien                 No
San Antonio                 100102373335105512                   I          First Lien                 No
KISSIMMEE                   100057400002497305                   I          First Lien                 No
SACRAMENTO                  100057400002532242                   I          First Lien                 No
Georgetown                  100057400002398354                   I          First Lien                 No
TROY                        100057400002319665                   I          First Lien                 No
WESTFIELD                                                        I          First Lien                 No
LAKE ELSINORE               100057400002507095                   I          First Lien                 No
KISSIMMEE                   100057400002511246                   I          First Lien                 No
ORLANDO                     100246605122100009                   I          First Lien                 No
Surprise                                                         I          First Lien                 No
Greensburg                  100022100133385955                   I          First Lien                 No
Mcdonough                   100135813040071765                   I          First Lien                 No
PALM DESERT                 100183300000262544                   I          First Lien                 No
CHULA VISTA                 1007350011605614                     I          First Lien                 No
Glendale                    100034200005427327                   I          First Lien                 No
Temple                      100424905110011406                   I          First Lien                 No
College Station             100075900735001330                   I          First Lien                 No
MISSOURI CITY               100016900059222654                   I          First Lien                 No
OCEAN CITY                  100027605070704633                   I          First Lien                 No
Tomball                     100098900051113357                   I          First Lien                 No
Valdosta                    100098900051142356                   I          First Lien                 No
Arlington                   100265600004425851                   I          First Lien                 No
Van Nuys                    100079600710502700                   I          First Lien                 No
DOUGLASVILLE                100032100000603942                   I          First Lien                 No
Hinesville                  100032100000606812                   I          First Lien                 No
CONYERS                     100032100000607505                   I          First Lien                 No
CHARLOTTE                   100032100000607844                   I          First Lien                 No
Peroia                      100070705110074124                   I          First Lien                 No
Los Lunas                   100124700070095314                   I          First Lien                 No
Charlotte                   100265600004418872                   I          First Lien                 No
WASHINGTON                  100212504000226442                   I          First Lien                 No
Riverdale                   100135813040069504                   I          First Lien                 No
LOMITA                      100068300111539467                   I          First Lien                 No
CARTERSVILLE                10003210000606770                    I          First Lien                 No
Grand Junction              100204100000677823                   I          First Lien                 No
Scottdale                                                        I          First Lien                 No
Valdosta                    100098900051132472                   I          First Lien                 No
Queen Creek                 100101310051000924                   I          First Lien                 No
Gilbert                     100101309051100528                   I          First Lien                 No
SOMERTON                    100414001000130175                   I          First Lien                 No
Dundalk                     100035011300219338                   I          First Lien                 No
Clinton                     100035020100305528                   I          First Lien                 No
Glen Burnie                 100035011300220534                   I          First Lien                 No
Coral Springs                                                    I          First Lien                 No
COVINGTON                   100293000131396545                   I          First Lien                 No
HUXLEY                      100293000131443651                   I          First Lien                 No
CHESAPEAKE                  100293000131595534                   I          First Lien                 No
Center Point                100293000131743621                   I          First Lien                 No
Waldorf                     100102373385413386                   I          First Lien                 No
Upper Marlboro              100218000000159323                   I          First Lien                 No
DECATUR                     100184609050502008                   I          First Lien                 No
AUSTELL                     100184601151021012                   I          First Lien                 No
Cape Charles                100015305351160993                   I          First Lien                 No
Charlotte                   100102373505120028                   I          First Lien                 No
Tulare                      100059400000004143                   I          First Lien                 No
Madison                     100022100132791955                   I          First Lien                 No
Ocoee                       100022100132792375                   I          First Lien                 No
Kendall Park                100246605120200132                   I          First Lien                 No
Bryan                       100098900051203315                   I          First Lien                 No
West Valley City            100124700070084730                   I          First Lien                 No
Tavares                     100035010100442132                   I          First Lien                 No
Panama City Beach           100022100132792946                   I          First Lien                 No
PIQUA                       100086600119002832                   I          First Lien                 No
San Jose                    100034200005402791                   I          First Lien                 No
SHOREHAM                    100245400023703726                   I          First Lien                 No
Kingston                    100022100132181363                   I          First Lien                 No
Miami                       100034200005433077                   I          First Lien                 No
Olathe                                                           I          First Lien                 No
BUCKEYE                     100245400022395078                   I          First Lien                 No
Fort Myers                                                       I          First Lien                 No
Cape Coral                  100022100132793852                   I          First Lien                 No
BRIDGEWATER                 100102600400493013                   I          First Lien                 No
TAMPA                       100386100002040657                   I          First Lien                 No
BAKERSFIELD                 100245400024162997                   I          First Lien                 No
Cape Coral                                                       I          First Lien                 No
San Marcos                  100265600004415381                   I          First Lien                 No
CIBOLO                      100245400024168663                   I          First Lien                 No
De Soto                     100265600004419169                   I          First Lien                 No
POWAY                       100245400024430022                   I          First Lien                 No
BOUND BROOK                 100245400024425345                   I          First Lien                 No
Clearwater                  100022100132795006                   I          First Lien                 No
PHOENIXVILLE                100367901000017834                   I          First Lien                 No
Frisco                      100211604000000002                   I          First Lien                 No
FREDERICKSBURG              100239100005028419                   I          First Lien                 No
New Albany                  100022100132795345                   I          First Lien                 No
CINCINNATI                  100245400024410883                   I          First Lien                 No
SPOTSYLVANIA                                                     I          First Lien                 No
POTTSTOWN                                                        I          First Lien                 No
CONROE                      100251800000004777                   I          First Lien                 No
PHOENIXVILLE                100367901000017909                   I          First Lien                 No
BELLEVUE                    100188300350903908                   I          First Lien                 No
UNION BRIDGE                100245400024450616                   I          First Lien                 No
Baltimore                   100127800007257719                   I          First Lien                 No
RIO RANCHO                  100245400024462744                   I          First Lien                 No
NEW OXFORD                  100245400024456647                   I          First Lien                 No
FREDERICKSBURG              100239100005066914                   I          First Lien                 No
Roosevelt                   100129810013011008                   I          First Lien                 No
Orem                        100124700070096767                   I          First Lien                 No
Anamosa                     100293000131797429                   I          First Lien                 No
BALDWIN PARK                100184750511080034                   I          First Lien                 No
NOVI                        100057400002527382                   I          First Lien                 No
North Webster               100039244550008202                   I          First Lien                 No
LORTON                      100057400002391284                   I          First Lien                 No
BOISE                       100097700070027963                   I          First Lien                 No
CARTERSVILLE                100032100000613438                   I          First Lien                 No
ELKHART                     100330705120102135                   I          First Lien                 No
Wyandotte                   100265600004421082                   I          First Lien                 No
SHAKER HEIGHTS              100245400024459542                   I          First Lien                 No
HATTIESBURG                 100245400024465481                   I          First Lien                 No
AUSTELL                     100245400024412251                   I          First Lien                 No
Long Beach                  100034200002603458                   I          First Lien                 No
College Park                100032100000600211                   I          First Lien                 No
Baltimore                   100271100000191559                   I          First Lien                 No
VILLA RICA                  100032100000540516                   I          First Lien                 No
Sugar Land                  100146850105057070                   I          First Lien                 No
East Orange                                                      I          First Lien                 No
OKLAHOMA CITY               100245400024165255                   I          First Lien                 No
ROCKMART                    100032100000614246                   I          First Lien                 No
CIBOLO                      100245400024168416                   I          First Lien                 No
MONROE                      100032100000608982                   I          First Lien                 No
WOODBURN                    100097700070029514                   I          First Lien                 No
ROCKVILLE                   100245400024471919                   I          First Lien                 No
Sterling                    100218000000163168                   I          First Lien                 No
ELLICOTT CITY               100245400024465515                   I          First Lien                 No
Centreville                 100218000000163242                   I          First Lien                 No
Aurora                      100022100131737371                   I          First Lien                 No
HAMILTON                    100245400024399169                   I          First Lien                 No
MEDFORD                     100245400024442969                   I          First Lien                 No
DUNDALK                     100212504000232325                   I          First Lien                 No
MILWAUKEE                   100272405121361018                   I          First Lien                 No
SCOTTSDALE                  100245400022418771                   I          First Lien                 No
SUMTER                      100251800000003852                   I          First Lien                 No
GERMANTOWN                  100177399051011543                   I          First Lien                 No
SILVER SPRING               100177399051112044                   I          First Lien                 No
HOUSTON                     100245400024166063                   I          First Lien                 No
CAPE CORAL                  100245400024443454                   I          First Lien                 No
ANTHEM                      100245400022413764                   I          First Lien                 No
Newark                      100022100132354945                   I          First Lien                 No
Meridian                    100034200005445717                   I          First Lien                 No
Havelock                    100127800007255895                   I          First Lien                 No
Port Saint Lucie            100034200005452069                   I          First Lien                 No
Denver                      100399600000110928                   I          First Lien                 No
REDMOND                     100245400024168952                   I          First Lien                 No
ST. JAMES                   100245400023710606                   I          First Lien                 No
ALEXANDRIA                  100245400024425550                   I          First Lien                 No
Gilbert                     100194972150414773                   I          First Lien                 No
KANSAS CITY                 100060800000248326                   I          First Lien                 No
GARDEN CITY PARK            100245400023695682                   I          First Lien                 No
NORFOLK                     100126300000128471                   I          First Lien                 No
OCEAN VIEW                  100027605121207155                   I          First Lien                 No
Salem                       100038500010111519                   I          First Lien                 No
Spokane Valley              100030200564041257                   I          First Lien                 No
Tallahassee                 100424905120013384                   I          First Lien                 No
Miami                       100022100131916223                   I          First Lien                 No
Scottsdale                  100034200005464445                   I          First Lien                 No
EAST WILLISTON              100245400023682235                   I          First Lien                 No
BAKERSFIELD                 100245400024459054                   I          First Lien                 No
FOUNTAIN                    100057400002535377                   I          First Lien                 No
KALAMAZOO                   100245400024455573                   I          First Lien                 No
STOCKTON                    100086850051000233                   I          First Lien                 No
Milford                     100102373590149064                   I          First Lien                 No
SEVERNA PARK                100245400024461985                   I          First Lien                 No
FREDERICK                   100027605070501856                   I          First Lien                 No
TUCSON                      100149413051130040                   I          First Lien                 No
Beltsville                  100027604062915293                   I          First Lien                 No
Long Beach                  100034200005401736                   I          First Lien                 No
Gloucester City             100238400000460836                   I          First Lien                 No
Oakland                     100034200005408335                   I          First Lien                 No
BAKERSFIELD                 100245400024421179                   I          First Lien                 No
DECATUR                     100245400024459880                   I          First Lien                 No
LITITZ                      100086817051100503                   I          First Lien                 No
LACEY                       100416100001237902                   I          First Lien                 No
TAVERNIER                   100245400023686160                   I          First Lien                 No
BALTIMORE                   100245400024468626                   I          First Lien                 No
Woodbridge                  100218000000167607                   I          First Lien                 No
OLIVEHURST                  100245400024158920                   I          First Lien                 No
FRESNO                      100245400023913622                   I          First Lien                 No
Saint Ann                   100404400000016958                   I          First Lien                 No
PHOENIX                     100245400022415660                   I          First Lien                 No
FREDERICK                   100297130511220068                   I          First Lien                 No
Tarzana                     100034200005419837                   I          First Lien                 No
Surprise                    100062500080614342                   I          First Lien                 No
DECATUR                     100245400024463262                   I          First Lien                 No
LAUDERHILL                  100245400024449725                   I          First Lien                 No
DEERFIELD                   100245400023026144                   I          First Lien                 No
Gilbert                     100187100511272073                   I          First Lien                 No
GAMBRILLS                   100386100002064962                   I          First Lien                 No
Imperial Beach              100034200005422443                   I          First Lien                 No
FATE                        100075900125051614                   I          First Lien                 No
Lees Summit                 100101300000006684                   I          First Lien                 No
OLYMPIA                     100416100001238090                   I          First Lien                 No
FORT WORTH                  100245400024445798                   I          First Lien                 No
Katy                        100016900049337356                   I          First Lien                 No
MYRTLE BEACH                100245400024455953                   I          First Lien                 No
GAITHERSBURG                100177399051011154                   I          First Lien                 No
Fairfax Station             100271100000193324                   I          First Lien                 No
Huntington Beach            100034200005431261                   I          First Lien                 No
SAN JOSE                    100145900029072068                   I          First Lien                 No
LAS VEGAS                   100145900029071441                   I          First Lien                 No
LANHAM                      100177399051212620                   I          First Lien                 No
DAVIDSONVILLE               100245400022013879                   I          First Lien                 No
SNOHOMISH                   100245400024457207                   I          First Lien                 No
FREDERICK                   100245400024374881                   I          First Lien                 No
BOSTON                      100091805005774500                   I          First Lien                 No
Pensacola                   100399600000110563                   I          First Lien                 No
MONROE                      100386100002063600                   I          First Lien                 No
Goodyear                    100101309051109057                   I          First Lien                 No
SANTA ANA                   100245400024461373                   I          First Lien                 No
LOUISVILLE                  100330705120099695                   I          First Lien                 No
DELMAR                      100245400024428000                   I          First Lien                 No
Punta Gorda                 100086850051200148                   I          First Lien                 No
CROSBY                      100245400024170586                   I          First Lien                 No
LEAGUE CITY                 100245400024168028                   I          First Lien                 No
PAINESVILLE                 100245400024468154                   I          First Lien                 No
BELL GARDENS                100151400805100424                   I          First Lien                 No
COLEMAN                     100061500001039604                   I          First Lien                 No
DOVER                       100246606010400022                   I          First Lien                 No
HARVEST                     100245400024392875                   I          First Lien                 No
Boyertown                   100035011300221193                   I          First Lien                 No
Hampshire                   100016900058894230                   I          First Lien                 No
FORT WORTH                  100245400024165115                   I          First Lien                 No
Batesville                  100198900000034554                   I          First Lien                 No
TULARE                      100245400024442167                   I          First Lien                 No
GALLATIN GATEWAY            100245400024389053                   I          First Lien                 No
FOUNTAIN HILLS              100245400024388253                   I          First Lien                 No
FREDERICK                   100177399050910752                   I          First Lien                 No
ORLANDO                     100245400024429636                   I          First Lien                 No
ATLANTA                     100245400024465879                   I          First Lien                 No
ROSEBURG                    100073500011620142                   I          First Lien                 No
SAN ANTONIO                 100245400022896505                   I          First Lien                 No
SCOTTSDALE                  100245400022417278                   I          First Lien                 No
BARTLETT                    100097700001051074                   I          First Lien                 No
Clovis                      10017190000317829*                   I          First Lien                 No
LEXINGTON                   100330705120102234                   I          First Lien                 No
San Bernardino              100034200005449131                   I          First Lien                 No
Montgomery Village          100031458005122743                   I          First Lien                 No
SAN ANTONIO                 100075900495017369                   I          First Lien                 No
Shady Side                  100271100000197820                   I          First Lien                 No
Lancaster                                                        I          First Lien                 No
riverside                   100431900103192389                   I          First Lien                 No
Idledale                    100058900103060596                   I          First Lien                 No
Mckinney                    10030710000143707                    I          First Lien                 No
Lexington                   100378000003106079                   I          First Lien                 No
Sacramento                  100067301000281667                   I          First Lien                 No
GULF SHORES                 100229330000099402                   I          First Lien                 No
Littleton                   100196368000694805                   I          First Lien                 No
Kissimmee                   100202930509090132                   I          First Lien                 No
GREENSBORO                  100031449005103684                   I          First Lien                 No
OKLAHOMA CITY               100031449005111778                   I          First Lien                 No
Quincy                      100404400000015042                   I          First Lien                 No
Whitesboro                  100404400000011017                   I          First Lien                 No
Saint Louis                 100404400000012890                   I          First Lien                 No
Spring                      100404400000014441                   I          First Lien                 No
Beetown                     100404400000011785                   I          First Lien                 No
Elizabethtown               100404400000012478                   I          First Lien                 No
Manchester                  100038500010108366                   I          First Lien                 No
Gore                                                             I          First Lien                 No
Yorktown                    100038500010105685                   I          First Lien                 No
Orlando                     100038500010106352                   I          First Lien                 No
Newport News                100038500010108465                   I          First Lien                 No
RICHMOND                    100078200000188673                   I          First Lien                 No
Jasper                      100038500010103938                   I          First Lien                 No
PALMDALE                    100057400002318253                   I          First Lien                 No
LAKE ELSINORE               100057400002426718                   I          First Lien                 No
SAHUARITA                   100057400002171538                   I          First Lien                 No
LINCOLN                     100057400002314823                   I          First Lien                 No
Queen Creek                 100101309051200013                   I          First Lien                 No
Destin                      100184626150906020                   I          First Lien                 No
Woodstock                   100148700000155552                   I          First Lien                 No
Salem                       100142000000205929                   I          First Lien                 No
Miramar                     100142000000206042                   I          First Lien                 No
Hialeah                                                          I          First Lien                 No
Miami                       100185400251101843                   I          First Lien                 No
SPRING                      100057400002464172                   I          First Lien                 No
BUCKEYE                     100057400002196683                   I          First Lien                 No
Baltimore                   100246605122000134                   I          First Lien                 No
Cano Park Area              100096000005006088                   I          First Lien                 No
MUNDELEIN                   100057400002509638                   I          First Lien                 No
HENDERSON                   100057400002246082                   I          First Lien                 No
WAXAHACHIE                  100251800000005220                   I          First Lien                 No
Flint                       100092704305120731                   I          First Lien                 No
SUNNYVALE                   100068300111542776                   I          First Lien                 No
CAMINO                      100068300111540812                   I          First Lien                 No
Santa Ana                   100067307000283041                   I          First Lien                 No
Annapolis                   100212504000233349                   I          First Lien                 No
Annapolis                   100212504000233141                   I          First Lien                 No
Annapolis                   100212504000087752                   I          First Lien                 No
WINSTON SALEM               100198900000036880                   I          First Lien                 No
ABINGDON                    100183300000253949                   I          First Lien                 No
Vienna                      100218000000166831                   I          First Lien                 No
PRESTON                     100031458005092771                   I          First Lien                 No
Nashua                      100196600000296003                   I          First Lien                 No
Gilbertsville               100035011300219577                   I          First Lien                 No
FATE                        100075900125053610                   I          First Lien                 No
Gulfport                    100265600004813353                   I          First Lien                 No
FORNEY                      100075900125053222                   I          First Lien                 No
RAMONA                      100183300000257700                   I          First Lien                 No
Wylie                       100075900125053537                   I          First Lien                 No
Nashville                   100038500010113440                   I          First Lien                 No
Queen Creek                 100101309051012350                   I          First Lien                 No
Buckeye                     100101309051109685                   I          First Lien                 No
Glendale                    100101309051108265                   I          First Lien                 No
Tucson                      100101309050911099                   I          First Lien                 No
Avondale                    100101309050809178                   I          First Lien                 No
Strasburg                   100031458005120994                   I          First Lien                 No
SAVANNAH                    100263700001057905                   I          First Lien                 No
LOUISVILLE                  100330705120100444                   I          First Lien                 No
LOUISVILLE                  100330705120100519                   I          First Lien                 No
NEWNAN                      100184698151213078                   I          First Lien                 No
Rochester                   100431500000001913                   I          First Lien                 No
Rockwall                    100098900051140285                   I          First Lien                 No
Avondale                    100101030905100896                   I          First Lien                 No
Queen Creek                 100101309051008903                   I          First Lien                 No
Avondale                    100101309051009067                   I          First Lien                 No
Avondale                    100101309051009026                   I          First Lien                 No
Dallas                      100098900051221788                   I          First Lien                 No
Phoenix                     100101309051008986                   I          First Lien                 No
Herndon                     100218000000166435                   I          First Lien                 No
Rio Rancho                  100034200005454743                   I          First Lien                 No
Fairburn                    100098900051208751                   I          First Lien                 No
Shaver Lake                 100034200005471531                   I          First Lien                 No
Phoenix                     100034200005441310                   I          First Lien                 No
Palm Springs                100034200005467059                   I          First Lien                 No
Grayson                     100098900051209312                   I          First Lien                 No
Lancaster                   100098900051207266                   I          First Lien                 No
Upper Marlboro              100218000000168688                   I          First Lien                 No
ESCONDIDO                   100062500080612338                   I          First Lien                 No
ALGONQUIN                   100057400002574335                   I          First Lien                 No
Eagle Mountain              100124700070081348                   I          First Lien                 No
Schertz                     100102373335105582                   I          First Lien                 No
Maricopa                    100015902321056606                   I          First Lien                 No
LOMA LINDA                  10006250080622873                    I          First Lien                 No
CAMBRIDGE                   100032500080442686                   I          First Lien                 No
Beltsville                  100265600004812926                   I          First Lien                 No
Las Vegas                   100161200000243997                   I          First Lien                 Yes
Peabody                     100102373590151227                   I          First Lien                 No
ANNAPOLIS                   100183300000248279                   I          First Lien                 No
N LAUDERDALE                100198900000024464                   I          First Lien                 No
Bakersfield                 100102373595341583                   I          First Lien                 No
Avondale                    100101309051202878                   I          First Lien                 No
Piscataway                  100271100000195527                   I          First Lien                 No
Hiram                       100229330000093744                   I          First Lien                 No
Enfield                     100102373590150088                   I          First Lien                 No
Atlanta                     100229330000095699                   I          First Lien                 No
Dallas                      100307100000143079                   I          First Lien                 No
MIDDLETOWN                  100330705120101657                   I          First Lien                 No
DESOTO                      10019890000034885                    I          First Lien                 No
FORT MILL                   100031458005121067                   I          First Lien                 No
Lawrenceville               100187100511284821                   I          First Lien                 No
LAS VEGAS                   100062500080497383                   I          First Lien                 No
MORENO VALLEY               100086600484016029                   I          First Lien                 No
District Heights            100173250010031896                   I          First Lien                 No
Gilbert                     100124700070093632                   I          First Lien                 No
TALLAHASSEE                 100102600400493054                   I          First Lien                 No
SHERMAN OAKS                100386100002060309                   I          First Lien                 No
ATLANTA                     100184698151118004                   I          First Lien                 No
Surprise                    100188601000102605                   I          First Lien                 No
Ocala                       100022100132135179                   I          First Lien                 No
LOUISVILLE                  100330105120098374                   I          First Lien                 No
San Clemente                100034200005422658                   I          First Lien                 No
Laguna Niguel               100034200005421411                   I          First Lien                 No
Houston                     100101309051109388                   I          First Lien                 No
MONROE TOWNSHIP             100271100000189918                   I          First Lien                 No
Trussville                  100038500010111477                   I          First Lien                 No
Miami                                                            I          First Lien                 No
Summerville                 100146850105066444                   I          First Lien                 No
Las Vegas                   100062500080611165                   I          First Lien                 No
Azle                        100075900245023188                   I          First Lien                 No
CARTERSVILLE                100032100000617967                   I          First Lien                 No
MOORESVILLE                 100032100000605202                   I          First Lien                 No
Florence                    100101300905055737                   I          First Lien                 No
El Mirage                   100101305050801538                   I          First Lien                 No
North Canton                100022100131987422                   I          First Lien                 No
FRANKLIN TOWNSHIP                                                I          First Lien                 No
CHINO HILLS                 100183300000254574                   I          First Lien                 No
Kansas City                 100404400000016503                   I          First Lien                 No
Mount Dora                  100199105110027352                   I          First Lien                 No
Gilbert                     100199105100245311                   I          First Lien                 No
Rio Vista                   100047132250601477                   I          First Lien                 No
Scottsdale                  100040700605010078                   I          First Lien                 No
Eustis                      100199105110026594                   I          First Lien                 No
Plano                       100199105100024260                   I          First Lien                 No
Boerne                      100052100005051241                   I          First Lien                 No
Clayton                     100127800007251407                   I          First Lien                 No
CLAYTON                     100127800007255291                   I          First Lien                 No
BALTIMORE                   100127800007248957                   I          First Lien                 No
Phoenix                     100092047101710968                   I          First Lien                 No
BELTSVILLE                  100027605030100021                   I          First Lien                 No
FAIRFIELD                   100027605072514311                   I          First Lien                 No
Baltimore                   100127800007239634                   I          First Lien                 No
Inglewood                   100356805060031184                   I          First Lien                 No
CONCORD                     100246605102400023                   I          First Lien                 No
Santa Cruz                                                       I          First Lien                 No
COVINGTON                   100032100000603488                   I          First Lien                 No
COVINGTON                   100032100000610293                   I          First Lien                 No
LOGANVILLE                  100032100000548683                   I          First Lien                 No
ACWORTH                     100032100000553709                   I          First Lien                 No
Charlotte                   100102373505120051                   I          First Lien                 No
Charlotte                                                        I          First Lien                 No
Birmingham                                                       I          First Lien                 No
Rockville                   100127800007252157                   I          First Lien                 No
Santa Rosa Beach                                                 I          First Lien                 No
Hilton Head                                                      I          First Lien                 No
LAKEWOOD                                                         I          First Lien                 No
Hapeville                   100098900051218768                   I          First Lien                 No
Carrollton                  100098900051131920                   I          First Lien                 No
columbus                    100330705120102465                   I          First Lien                 No
Acworth                     100229330000087506                   I          First Lien                 No
Stone Mountain              100098900051221515                   I          First Lien                 No
CLEARFIELD                  100060805120032476                   I          First Lien                 No
Mountain View               100101309050808380                   I          First Lien                 No
WYLIE                       100075900125053008                   I          First Lien                 No
MCDONOUGH                   100184622051108022                   I          First Lien                 No
N LAS VEGAS                                                      I          First Lien                 No
Nyssa                       100124700070088467                   I          First Lien                 No
CLEARFIELD                  100060805120032963                   I          First Lien                 No
OPA LOCKA                   100246605110400007                   I          First Lien                 No
Bensalem                    100053400555292495                   I          First Lien                 No
DORCHESTER                                                       I          First Lien                 No
RIALTO                      100086600484016227                   I          First Lien                 No
JERSEY CITY                 100246605121200297                   I          First Lien                 No
Kennewick                   100016900062893269                   I          First Lien                 No
Culpeper                                                         I          First Lien                 No
KISSIMMEE                   100057400002390559                   I          First Lien                 No
DECATUR                     100184609051109019                   I          First Lien                 No
Corpus Christi              100098900050902610                   I          First Lien                 No
Chicago                     100113200132570928                   I          First Lien                 No
LAUREL                      100027605070603231                   I          First Lien                 No
Spartanburg                 100251800000004355                   I          First Lien                 No
Washington                  100218000000166542                   I          First Lien                 No
Katy                        100198900000018649                   I          First Lien                 No
BOSTON                      100022100132550054                   I          First Lien                 No
GOOD HOPE                   100184622151022016                   I          First Lien                 No
APOLLO BEACH                100016900053903077                   I          First Lien                 No
Lamont                      100431900103372056                   I          First Lien                 No
Joliet                      10042490512014879                    I          First Lien                 No
Wesley Chapel               100022100132424581                   I          First Lien                 No
Marina Del Rey              100115600098809491                   I          First Lien                 No
Canton                      100013900799516798                   I          First Lien                 No
Duluth                      100098900051100636                   I          First Lien                 No
San Antonio                 100098900051121749                   I          First Lien                 No
Denton                      100098900051055301                   I          First Lien                 No
Fairburn                    100098900051055343                   I          First Lien                 No
Sachse                      100098900051008664                   I          First Lien                 No
Hahira                      100098900051018911                   I          First Lien                 No
Newnan                      100098900051005686                   I          First Lien                 No
Tampa                                                            I          First Lien                 No
Springfield                                                      I          First Lien                 No
Riverview                                                        I          First Lien                 No
Blue Rock                   100022100131536146                   I          First Lien                 No
NEWPORT NEWS                100126300000121963                   I          First Lien                 No
Miami                                                            I          First Lien                 No
Brandon                     100013900799295435                   I          First Lien                 No
Acworth                     100229330000091482                   I          First Lien                 No
Fort Worth                  100060800000245967                   I          First Lien                 No
MINOOKA                     100212504000235260                   I          First Lien                 No
Winston Salem               13231725                             I          First Lien                 No
Summerville                 100065500000225374                   I          First Lien                 No
GAMBRILLS                   100289400000031536                   I          First Lien                 No
BLYTHEWOOD                  100246605112200009                   I          First Lien                 No
Hurst                       10025981000000750                    I          First Lien                 No
SCOTTSDALE                  100101309051010529                   I          First Lien                 No
BOSTON                      100022100132139544                   I          First Lien                 No
SAN DIEGO                   100208806000234870                   I          First Lien                 No
Bakersfield                 100034200005396613                   I          First Lien                 No
Colorado Springs            100124700070082676                   I          First Lien                 No
NASHVILLE                   100330705120098507                   I          First Lien                 No
ATHENS                      100032100000610418                   I          First Lien                 No
South Bend                  100119500512000776                   I          First Lien                 No
Forney                      100075900125050616                   I          First Lien                 No
Albuquerque                 100070705120076648                   I          First Lien                 No
Riverside                   100067307000282183                   I          First Lien                 No
Mount Pleasant              100229330000086474                   I          First Lien                 No
BENICIA                     100047131250801269                   I          First Lien                 No
Washington                  100218000000165577                   I          First Lien                 No
Pueblo                      100030200012027064                   I          First Lien                 No
Needham                     100102373590149262                   I          First Lien                 No
Manassas Park               100015305351271618                   I          First Lien                 No
PATERSON                    100246605100300001                   I          First Lien                 No
Philadelphia                100086801051001770                   I          First Lien                 No
Austin                      100177015000031784                   I          First Lien                 No
Clayton                     100127800007254955                   I          First Lien                 No
Pfafftown                   100065500000224989                   I          First Lien                 No
Norcross                                                         I          First Lien                 No
Gaithersburg                100015305850628961                   I          First Lien                 No
Humble                      100404400000015604                   I          First Lien                 No
Tucson                      100101309051110188                   I          First Lien                 No
DAYTON                      100204100000672220                   I          First Lien                 No
Tacoma                      100028510000925770                   I          First Lien                 No
CONCORD                     100022100131671760                   I          First Lien                 No
BAYONNE                     100246605101400115                   I          First Lien                 No
Winston Salem               100065500000226356                   I          First Lien                 No
MURRIETA                    100086600210054849                   I          First Lien                 No
Stockbridge                 100065500000225101                   I          First Lien                 No
Tampa                       100127800007255366                   I          First Lien                 No
Dallas                      100052100005050888                   I          First Lien                 No
Phoenix                     100101309051104280                   I          First Lien                 No
Ocala                       100199105100026067                   I          First Lien                 No
Hanover Park                1002656-0000441449                   I          First Lien                 No
Jonesboro                   100034200005414093                   I          First Lien                 No
Clearwater                  100034200005428853                   I          First Lien                 No
Mesa                        100101310051000676                   I          First Lien                 No
Rockwall                    100075900125047968                   I          First Lien                 No
Mount Juliet                100022100131204075                   I          First Lien                 No
ALBUQUERQUE                 100070705110072482                   I          First Lien                 No
Staten Island               100314507700773719                   I          First Lien                 No
Austin                      100098900051034835                   I          First Lien                 No
Annandale                   100015305351242833                   I          First Lien                 No
Reston                      100015305351262211                   I          First Lien                 No
Meridian                    100015305351263870                   I          First Lien                 No
Springfield                 100015305351264373                   I          First Lien                 No
Cedar Rapids                100293010115009188                   I          First Lien                 No
Cave Creek                  100101309051009810                   I          First Lien                 No
SAN DIEGO                   100245700130847021                   I          First Lien                 No
ALB                         100070705110073944                   I          First Lien                 No
Rio Rancho                  100070705110073092                   I          First Lien                 No
ALBUQUERQUE                 100070705110074629                   I          First Lien                 No
ALBUQUERQUE                 100070705110074637                   I          First Lien                 No
ALBUQUERQUE                 100070705110074587                   I          First Lien                 No
Aurora                      100030200197058165                   I          First Lien                 No
Lorton                      100015305351253145                   I          First Lien                 No
Paia                        100058900102485554                   I          First Lien                 No
BROOKLYN CENTER             100220710000046512                   I          First Lien                 No
CHICAGO                     100212504000224868                   I          First Lien                 No
Bradbury                    100034200003998667                   I          First Lien                 No
Fort Myers                  100038500010106980                   I          First Lien                 No
Sterling                    100015305351227412                   I          First Lien                 No
Carson City                 100102373595338829                   I          First Lien                 No
Lewisburg                   100047152205011176                   I          First Lien                 No
TWENTYNINE PALMS            100086600111030476                   I          First Lien                 No
HERNDON                     100038500010106246                   I          First Lien                 No
Charlotte                   100218000000155925                   I          First Lien                 No
Vienna                      100015305351200591                   I          First Lien                 No
WALDORF                                                          I          First Lien                 No
SATELLITE BCH               100107705050001191                   I          First Lien                 No
Trenton                     100163405792700009                   I          First Lien                 No
Brooklyn                    100163405788200006                   I          First Lien                 No
Oklahoma City               100039257150049475                   I          First Lien                 No
Austin                      100177015000032048                   I          First Lien                 No
KATY                        100177011300007665                   I          First Lien                 No
ROSENBERG                   100177011300022110                   I          First Lien                 No
KATY                        100177013800012336                   I          First Lien                 No
URBANA                      100177054300014133                   I          First Lien                 No
URBANA                      100177054300014158                   I          First Lien                 No
URBANA                      100177054300014174                   I          First Lien                 No
NORTH LAS VEGAS             100029500008126264                   I          First Lien                 No
CONROE                      100198900000026956                   I          First Lien                 No
HOUSTON                     100198900000031949                   I          First Lien                 No
LANCASTER                   100198900000030990                   I          First Lien                 No
HOUSTON                     100198900000023111                   I          First Lien                 No
Humble                      10019890000027087                    I          First Lien                 No
Pearland                    100198900000031378                   I          First Lien                 No
Kenner                      100198900000032954                   I          First Lien                 No
Loveland                    100225605581100081                   I          First Lien                 No
Baltimore                   100212504000130149                   I          First Lien                 No
BALTIMORE                   100212504000232358                   I          First Lien                 No
SEVIERVILLE                 100212504000222466                   I          First Lien                 No
NEWPORT NEWS                100212504000229586                   I          First Lien                 No
OCEAN CITY                  100212504000232077                   I          First Lien                 No
BALTIMORE                   100212504000229362                   I          First Lien                 No
Fargo                       100212504000232424                   I          First Lien                 No
FARGO                       100212504000232465                   I          First Lien                 No
FARGO                       100212504000232457                   I          First Lien                 No
Hamilton                    100212504000218613                   I          First Lien                 No
RICHMOND                    100212504000212699                   I          First Lien                 No
WASHINGTON                  100215250400023149                   I          First Lien                 No
BALTIMORE                   100212504000227770                   I          First Lien                 Yes
Waldorf                     100212504000197338                   I          First Lien                 No
SAINT AUGUSTINE             100212504000224967                   I          First Lien                 No
BOUNTIFUL                   100212504000221575                   I          First Lien                 No
Scottsdale                  100101309051003912                   I          First Lien                 No
Atlanta                     100101309051006204                   I          First Lien                 No
Avondale                    100404309050602318                   I          First Lien                 No
Nampa                       100101309051010453                   I          First Lien                 No
Tucson                      100101309051009984                   I          First Lien                 No
Glendale                    100101309051011071                   I          First Lien                 No
Maricopa                    100101309050611632                   I          First Lien                 No
Phoenix                     100101309051000686                   I          First Lien                 No
Phoenix                     100101350051100266                   I          First Lien                 No
Chandler                    100101320051100012                   I          First Lien                 No
Avondale                    100101300905038550                   I          First Lien                 No
Rio Rancho                  100101309051105212                   I          First Lien                 No
Tucson                      100101309051110816                   I          First Lien                 No
Cambridge                   100196600000263953                   I          First Lien                 No
Dallas                      100135813260005170                   I          First Lien                 No
East Hanover                100234400000130078                   I          First Lien                 No
Roosevelt                   100234400000127108                   I          First Lien                 No
HUDSON                      100220710000101416                   I          First Lien                 No
Milwaukee                   100220710000102240                   I          First Lien                 No
Islip                       100129810013022609                   I          First Lien                 No
Hollywood                   100234400000121184                   I          First Lien                 No
HUMBLE                                                           I          First Lien                 No
NOTASULGA                   100020700190752906                   I          First Lien                 No
Virginia Beach              100265600004244215                   I          First Lien                 No
Ocoee                       100265600004403312                   I          First Lien                 No
Lubbock                     100265600004413378                   I          First Lien                 No
Gulfport                    100265600004419920                   I          First Lien                 No
NASHVILLE                   10026560000248345                    I          First Lien                 No
SAN FERNANDO                100386100002038453                   I          First Lien                 No
PHOENIX                     100386100002055580                   I          First Lien                 No
PEORIA                      100386100002057776                   I          First Lien                 No
Katy                        100424905110011083                   I          First Lien                 No
Saint Louis                 100424905110008311                   I          First Lien                 No
Denham Springs              10042490510009350                    I          First Lien                 No
Milwaukee                   100424905110008980                   I          First Lien                 No
Milwaukee                   100424905110009020                   I          First Lien                 No
Milwaukee                   100424905110009046                   I          First Lien                 No
Milwaukee                   100424905110009004                   I          First Lien                 No
Anaheim                     100033500000083889                   I          First Lien                 No
Las Vegas                   100033500000082832                   I          First Lien                 No
Winder                      100258600000927669                   I          First Lien                 No
LINCOLN                     100057400002542035                   I          First Lien                 No
Jersey City                 100234400000132348                   I          First Lien                 No
Titusville                  100035010100440813                   I          First Lien                 No
Indianapolis                100330705120101533                   I          First Lien                 No
HEMPSTEAD                   100386100002061950                   I          First Lien                 No
Portsmouth                  100293000132414685                   I          First Lien                 No
LEAGUE CITY                 100245400024168036                   I          First Lien                 No
MONROE                      100029500007667896                   I          First Lien                 No
McDONOUGH                   100029500008092136                   I          First Lien                 No
LAWRENCEVILLE               100032100000619534                   I          First Lien                 No
HOUSTON                     100198900000032384                   I          First Lien                 No
Garland                     100251800000004975                   I          First Lien                 No
MONTGOMERY VILLAGE          100177399051011691                   I          First Lien                 No
GALLATIN GATEWAY            100245400024444940                   I          First Lien                 No
Houston                     100020700190848886                   I          First Lien                 No
YORBA LINDA                 100029500008289088                   I          First Lien                 No
NORTH POTOMAC               100029500008100384                   I          First Lien                 No
FORT MEYERS                 100029500008321360                   I          First Lien                 No
BRANDON                     100029500008016093                   I          First Lien                 No
GILBERT                     100245400022415538                   I          First Lien                 No
SMYRNA                      100076500000911897                   I          First Lien                 No
PALOS HEIGHTS               100212504000236383                   I          First Lien                 No
CHICAGO                     100097700001053666                   I          First Lien                 No
DOWNEY                      100151400805120281                   I          First Lien                 No
Casa Grande                 100188601000084704                   I          First Lien                 No
tallahassee                 100330705120100188                   I          First Lien                 No
Laveen                      100101300000003749                   I          First Lien                 No
NORTH LAS VEGAS             100245400023697530                   I          First Lien                 No
DEPTFORD                    100086801051100531                   I          First Lien                 No
CORPUS CHRISTI              100198900000032178                   I          First Lien                 No
FREDERICK                   100245400024419751                   I          First Lien                 No
CINCINNATI                  100097700001046603                   I          First Lien                 No
LACEY                       100416100001238298                   I          First Lien                 No
HOUSTON                     100177011300022805                   I          First Lien                 No
SCOTTSDALE                  100386100002054138                   I          First Lien                 No
NORFOLK                     100245400024441474                   I          First Lien                 No
ASTORIA                     100245400023690428                   I          First Lien                 No
ROCKVILLE                   100245400024450384                   I          First Lien                 No
ATLANTA                     100245400024436409                   I          First Lien                 No
Cape Coral                  M10035300508100006                   I          First Lien                 No
ATLANTA                     100245400024436433                   I          First Lien                 No
SPOKANE                     100073500011625000                   I          First Lien                 No
Pittsburgh                  100022100133465641                   I          First Lien                 No
LITTLE RIVER                100127800007260069                   I          First Lien                 No
Newark                      100212504000238017                   I          First Lien                 No
Alpharetta                  100229330000100812                   I          First Lien                 No
RENO                        100057400002140681                   I          First Lien                 No
DOVER TWP                   100367901000018626                   I          First Lien                 No
Rowley                      100102373620106266                   I          First Lien                 No
WASHINGTON                  100086600526037371                   I          First Lien                 No
PALM DESERT                 100386100002042240                   I          First Lien                 No
BEND                        100245400024166386                   I          First Lien                 No
ACWORTH                     100032100000617801                   I          First Lien                 No
MARIETTA                    100032100000617249                   I          First Lien                 No
RIVERDALE                   100032100000615706                   I          First Lien                 No
COLUMBIA                    100245400024424330                   I          First Lien                 No
Newark                      M10035300507130011                   I          First Lien                 No
HUNTINGTOWN                 100245400023721645                   I          First Lien                 No
Succasunna                  M10035300051027005                   I          First Lien                 No
San Diego                   100208806000189926                   I          First Lien                 No
CONCORD                     100246605110300157                   I          First Lien                 No
TUCSON                      100245400023844553                   I          First Lien                 No
CLOVIS                      100187000001005233                   I          First Lien                 No
SNELLVILLE                  100032100000614592                   I          First Lien                 No
RICHMOND                    100126300000122201                   I          First Lien                 No
PARKER                      100228210405110247                   I          First Lien                 No
ATLANTA                     100245400024438348                   I          First Lien                 No
Roswell                     100218000000166625                   I          First Lien                 No
Acworth                     100229330000093058                   I          First Lien                 No
Mastic                      100271100000179703                   I          First Lien                 No
LAMONT                      100022100132310558                   I          First Lien                 No
Denver                      100399600000110639                   I          First Lien                 No
Orlando                     100195005120007853                   I          First Lien                 No
LYNDEN                      100123305113280179                   I          First Lien                 No
Miami                                                            I          First Lien                 No
FREDERICKSBURG              100127800007257057                   I          First Lien                 No
Denton                      100404400000016826                   I          First Lien                 No
College Park                100135813230011357                   I          First Lien                 No
SCRANTON                    100246605110800099                   I          First Lien                 No
COLLEGE PARK                100032100000600070                   I          First Lien                 No
MANTECA                     100245400024168234                   I          First Lien                 No
TAYLORSVILLE                100032100000552016                   I          First Lien                 No
LAS VEGAS                   100182500050901575                   I          First Lien                 No
Washington                  100218000000164349                   I          First Lien                 No
NORCO                       100386100002065902                   I          First Lien                 No
CLOVIS                      100188300251018004                   I          First Lien                 No
Miami                       100035010100440748                   I          First Lien                 No
Germantown                  100218000000159570                   I          First Lien                 No
Ellsworth                   100271100000189736                   I          First Lien                 No
Umatilla                    100035010100441019                   I          First Lien                 No
Costa Mesa                  100245700131903922                   I          First Lien                 No
Casa Grande                 100101309051004621                   I          First Lien                 No
ATLANTA                     100245400024442829                   I          First Lien                 No
Houston                     100098900051135608                   I          First Lien                 No
Glenn Dale                  100218000000166526                   I          First Lien                 No
San Antonio                 100177071000008801                   I          First Lien                 No
DeSoto                      100265600004425935                   I          First Lien                 No
Kannapolis                  100102373505132114                   I          First Lien                 No
Covington                   100038500010112103                   I          First Lien                 No
Bakersfield                 100022100132137720                   I          First Lien                 No
Phoenix                     100171905120008637                   I          First Lien                 No
Warner Robins               100148700000156568                   I          First Lien                 No
GARLAND                     100251800000110483                   I          First Lien                 No
CELINA                                                           I          First Lien                 No
DESOTO                      100251800021200008                   I          First Lien                 No
PASADENA                    100183300000250168                   I          First Lien                 No
Saint Louis                 100404400000016966                   I          First Lien                 No
EVERETT                     100386100002051118                   I          First Lien                 No
CLOVIS                      100187000001105611                   I          First Lien                 No
KALAMAZOO                   100245400023711133                   I          First Lien                 No
CAMDEN                      100245400024410677                   I          First Lien                 No
ALBUQUERQUE                 100188300351102187                   I          First Lien                 No
GAINESVILLE                 100386100002055945                   I          First Lien                 No
GRASONVILLE                 100297130512300000                   I          First Lien                 No
CARTERSVILLE                100032100000616266                   I          First Lien                 No
PROSPERITY                  100245400024452828                   I          First Lien                 No
Glendale Heights            100098900051227132                   I          First Lien                 No
New Port Richey             100022100132801028                   I          First Lien                 No
CHARLOTESVILLE              100031461005110320                   I          First Lien                 No
LAGUNA BEACH                100245400024432846                   I          First Lien                 No
WEST HAMPTON                100386100002056158                   I          First Lien                 No
SCOTTSDALE                  100245400022418300                   I          First Lien                 No
Richmond                    100212504000232846                   I          First Lien                 No
Tempe                       100101309057196                      I          First Lien                 No
REHOBOTH BEACH              100212504000240880                   I          First Lien                 No
LEWISTON                    100245400024459476                   I          First Lien                 No
GERMANTOWN                  100177399051212653                   I          First Lien                 No
VANCOUVER                   100245400023697514                   I          First Lien                 No
MESA                        100386100002059806                   I          First Lien                 No
STAFFORD                    100027605050200503                   I          First Lien                 No
PENN VALLEY                                                      I          First Lien                 No
Jacksonville                                                     I          First Lien                 No
RICHMOND                    100386100002058733                   I          First Lien                 No
Leesburg                    100034200005456854                   I          First Lien                 No
San Bernardino              100124700070083237                   I          First Lien                 No
FREDERICKSBURG              100245400023720555                   I          First Lien                 No
CLEVELAND                   100245400024484409                   I          First Lien                 No
OAK POINT                   100098900051237248                   I          First Lien                 No
Baltimore                   100218000000166062                   I          First Lien                 No
Jersey City                 100246605112100027                   I          First Lien                 No
WEST PALM BEACH             100367901000016760                   I          First Lien                 No
PATERSON                    100245400023710077                   I          First Lien                 No
La Canada Flintridge        100034200005468917                   I          First Lien                 No
SANDY                       100245400024419728                   I          First Lien                 No
Ridgecrest                  100311300050034319                   I          First Lien                 Yes
Westborough                 100102373590147662                   I          First Lien                 No
TUCSON                      100149413051129000                   I          First Lien                 No
SANTA ANA                   100386100002059335                   I          First Lien                 No
Saint Paul                  100431500000002127                   I          First Lien                 No
Hopewell                    100078200000195314                   I          First Lien                 No
AZLE                        100293000131883393                   I          First Lien                 No
NORCROSS                    100245400024436763                   I          First Lien                 No
PORTLAND                    100245400024419553                   I          First Lien                 No
HARVARD                     100245400024429883                   I          First Lien                 No
ROCKVILLE                   100031458005121083                   I          First Lien                 No
UPPER MARLBORO              100289400000031866                   I          First Lien                 No
Colorado Springs            100124700070093939                   I          First Lien                 No
Midlothian                  100404400000018392                   I          First Lien                 No
EATONTOWN                   100245400023704328                   I          First Lien                 No
SCOTTSDALE                  100386100002056026                   I          First Lien                 No
OAK POINT                   100098900051237263                   I          First Lien                 No
MOONACHIE                   100386100002050862                   I          First Lien                 No
SCOTTSDALE                  100245400022416635                   I          First Lien                 No
OLYMPIA                     100245400024166527                   I          First Lien                 No
TULARE                      100245400024451168                   I          First Lien                 No
Media                       100076500000910089                   I          First Lien                 No
BIDDEFORD                   100245400024388741                   I          First Lien                 No
ALBUQUERQUE                 100177054300014620                   I          First Lien                 No
TUCSON                      100149413051206030                   I          First Lien                 No
Monument                    100225605201000380                   I          First Lien                 No
LOUISVILLE                  100330705120100360                   I          First Lien                 No
Acworth                     100229330000091441                   I          First Lien                 No
Brooklyn                    100397000200500873                   I          First Lien                 No
TULARE                      100245400024407194                   I          First Lien                 No
Branson                     100184698151014278                   I          First Lien                 No
N Lauderdale                100035010100438916                   I          First Lien                 No
CLEVELAND                   100245400024444189                   I          First Lien                 No
BOZEMAN                     100245400024450681                   I          First Lien                 No
YORKTOWN HEIGHTS            100245400021746826                   I          First Lien                 No
Los Angeles                 100194005120076818                   I          First Lien                 No
Denver                      100030200010108270                   I          First Lien                 No
HENDERSONVILLE              100097700001053526                   I          First Lien                 No
JERSEY CITY                 100245400024349925                   I          First Lien                 No
SANTA ROSA BEACH            100245400024467115                   I          First Lien                 No
ATLANTIC CITY               100086802051101271                   I          First Lien                 No
ODENTON                     100245400024400090                   I          First Lien                 No
TAYLOR                      100245400024170529                   I          First Lien                 No
KATY                        100020700190821305                   I          First Lien                 No
CYPRESS                     10002070019096460                    I          First Lien                 No
Palmyra                     100016900062669776                   I          First Lien                 No
PATERSON                    100246605111500114                   I          First Lien                 No
STREETSBORO                 100245400024440450                   I          First Lien                 No
Iuka                        100022100132797739                   I          First Lien                 No
Memphis                     100378000003089168                   I          First Lien                 No
PERRY HALL                  100031458005120317                   I          First Lien                 No
HOUSTON                     100020700190906460                   I          First Lien                 No
Newtown                     100076500000900031                   I          First Lien                 No
SILVER SPRING               100245400023707743                   I          First Lien                 No
Laguna Niguel               100165700500013754                   I          First Lien                 No
TUSTIN                      100386100002060150                   I          First Lien                 No
Franklin                    100022100132798802                   I          First Lien                 No
MORELAND                    100245400024448669                   I          First Lien                 No
CHANDLER                    100386100002048437                   I          First Lien                 No
Pharr                       100102373335155466                   I          First Lien                 No
REDDING                     100245400024437043                   I          First Lien                 No
Gaithersburg                100035011300220799                   I          First Lien                 No
VANVOUVER                   100245400022932201                   I          First Lien                 No
Glendale Heights            100098900051227025                   I          First Lien                 No
RAMAPO                      100288200050214433                   I          First Lien                 No
Township of South Brunswi   100157901000767945                   I          First Lien                 No
CLOVIS                      100245400024443363                   I          First Lien                 No
Upper Marlboro              100127800007256836                   I          First Lien                 No
Spring Valley               100165700500013846                   I          First Lien                 No
Gainesville                 100027605032113964                   I          First Lien                 No
BAYSHORE                    100245400023713501                   I          First Lien                 No
FORT WORTH                  100245400024459146                   I          First Lien                 No
Phoenix                     100101325051100029                   I          First Lien                 No
MANTECA                     100245400022909548                   I          First Lien                 No
DENVER                      100245400023758019                   I          First Lien                 No
GERMANTOWN                  100289400000031700                   I          First Lien                 No
ESSEX                       100028940000030462                   I          First Lien                 No
MABLETON                    100245400024445509                   I          First Lien                 No
HOUSTON                     100198900000034356                   I          First Lien                 No
PHOENIX                     100195005120007655                   I          First Lien                 No
Memphis                     100171900003179530                   I          First Lien                 No
CARLSBAD                    100245400024429347                   I          First Lien                 No
Hebron                      100299400000059360                   I          First Lien                 No
Jackson                     100424905110011737                   I          First Lien                 No
SAN ANTONIO                 100245400024156478                   I          First Lien                 No
SCOTTSDALE                  100070705120076564                   I          First Lien                 No
BUCKEYE                     100245400022394899                   I          First Lien                 No
CYPRESS                     100245400024172111                   I          First Lien                 No
Leesburg                    100218000000165999                   I          First Lien                 No
SALT LAKE CITY              100245400024447273                   I          First Lien                 No
CHICAGO                     100245400024442357                   I          First Lien                 No
Austin                      100075900125052414                   I          First Lien                 No
PORT WENTWORTH              100016900059068545                   I          First Lien                 No
PUEBLO                      100029500008046033                   I          First Lien                 No
LOVELAND                    100029500008094504                   I          First Lien                 No
PUEBLO                      100029500008045662                   I          First Lien                 No
Clinton                     100218000000157046                   I          First Lien                 No
Woodbridge                  100218000000157087                   I          First Lien                 No
Newport News                100218000001061725                   I          First Lien                 No
Stafford                    100218000000158374                   I          First Lien                 No
Leesburg                    100218000000163606                   I          First Lien                 No
Key West                    100218000000159885                   I          First Lien                 No
Great Falls                 100218000000158671                   I          First Lien                 No
Milford                     100218000000159851                   I          First Lien                 No
Stone Mountain              100218000000164893                   I          First Lien                 No
REVA                        100029500008042685                   I          First Lien                 No
ST. PETERSBURG              100029500007933066                   I          First Lien                 No
CHATTANOOGA                 100029500008343588                   I          First Lien                 No
PEUBLO                      100029500007765864                   I          First Lien                 No
Paramount                   100113005110000503                   I          First Lien                 No
DENVER                      100113005100001461                   I          First Lien                 No
Mesa                                                             I          First Lien                 No
Parkesburg                  100076500000885208                   I          First Lien                 No
Malvern                     100076500000899142                   I          First Lien                 No
Kennett Square              100076500000902516                   I          First Lien                 No
DANIA                       100245400024455664                   I          First Lien                 No
BRYON                       100431900103236681                   I          First Lien                 No
SARASOTA                    100057400002237412                   I          First Lien                 No
Queen Creek                 100101309051111160                   I          First Lien                 No
ATLANTA                     100245400024400603                   I          First Lien                 No
WHEAT RIDGE                 100245400024150323                   I          First Lien                 No
ROCKINGHAM                  100245400023678225                   I          First Lien                 No
RESEDA                      100145900029072316                   I          First Lien                 No
SALT LAKE CITY              100245400024454394                   I          First Lien                 No
LYNDEN                      100245400024166980                   I          First Lien                 No
SPARKS                      100297130512280061                   I          First Lien                 No
LOS MOLINOS                 100245400024443447                   I          First Lien                 No
LAUREL                      100386100002055267                   I          First Lien                 No
Houston                     100020700190913219                   I          First Lien                 No
Houston                     100098900051130831                   I          First Lien                 No
LAUREL                      100245400022011501                   I          First Lien                 No
SAN ANTONIO                 100102373335105389                   I          First Lien                 No
PHOENIXVILLE                100367901000018766                   I          First Lien                 No
LUTZ                        100245400024440468                   I          First Lien                 No
GARDEN GROVE                100386100002061000                   I          First Lien                 No
NEWARK                      100057400002299297                   I          First Lien                 No
DRUMS                       100245400024453552                   I          First Lien                 No
MOUNT CLEMENS               100245400024446424                   I          First Lien                 No
MARYSVILLE                  100245400024169695                   I          First Lien                 No
SPRINGBORO                  100245400024410982                   I          First Lien                 No
Millville                   100102373590150682                   I          First Lien                 No
LOGANVILLE                  100029500008710596                   I          First Lien                 No
EATONTOWN                   100281600200336852                   I          First Lien                 No
TAYLOR                      100245400024172079                   I          First Lien                 No
UNION                       100245400024376548                   I          First Lien                 No
ORLANDO                     100245400024460912                   I          First Lien                 No
BETHLEHEM                   100102600400443448                   I          First Lien                 No
UPPER MARLBORO              100027605041407852                   I          First Lien                 No
ANN ARBOR                   100245400024426632                   I          First Lien                 No
Scotts Valley               100063100071042550                   I          First Lien                 No
Woodbridge                  100218000000168266                   I          First Lien                 No
FINKSBURG                   100027605070906220                   I          First Lien                 No
San Antonio                 100102373335105454                   I          First Lien                 No
Houston                     100020700190913540                   I          First Lien                 No
Bakersfield                 100101309051100940                   I          First Lien                 No
DURHAM                      100245400024446838                   I          First Lien                 No
Phoenix                     100101309051107440                   I          First Lien                 No
CAPE CORAL                  100245400024454428                   I          First Lien                 No
NORFOLK                     100245400024428539                   I          First Lien                 No
QUEEN CREEK                 100245400022393404                   I          First Lien                 No
SILVER SPRING               100245400023707867                   I          First Lien                 No
MANTECA                     100245400022919422                   I          First Lien                 No
WEST CHESTER                100086850051100322                   I          First Lien                 No
LOCUST GROVE                100245400022013713                   I          First Lien                 No
TEMPE                       100245400022403518                   I          First Lien                 No
SHIP BOTTOM                 100386100002049815                   I          First Lien                 No
NEOTSU                      100245400024166022                   I          First Lien                 No
CINCINNATI                  100097700001047684                   I          First Lien                 No
LAVALLETTE                  100386100002049831                   I          First Lien                 No
MARYSVILLE                  100245400024166261                   I          First Lien                 No
WASHINGTON                  100285824452762005                   I          First Lien                 No
WASHINGTON                  100029500007845708                   I          First Lien                 No
Duluth                                                           I          First Lien                 No
CHARLOTTE                   100386100002060663                   I          First Lien                 No
MIAMI                       100077910004095507                   I          First Lien                 No
SACRAMENTO                  100245400024460680                   I          First Lien                 No
Brigham City                100060805120030702                   I          First Lien                 No
CLEVELAND                   100245400024427523                   I          First Lien                 No
PHOENIX                     100386100002058485                   I          First Lien                 No
Phoenix                     100194972150415150                   I          First Lien                 No
HOUSTON                     100198900000026576                   I          First Lien                 No
ROSLINDALE                                                       I          First Lien                 No
Manassas                    10021800000165114                    I          First Lien                 No
Queen Creek                 100101340051000368                   I          First Lien                 No
YORBA LINDA                 100245400024457637                   I          First Lien                 No
OCEANSIDE                   100245400024425782                   I          First Lien                 No
CLOVIS                      100245400023916450                   I          First Lien                 No
DALLAS                      100016900063065008                   I          First Lien                 No
Santa Cruz                  100063100070932553                   I          First Lien                 No
Mcallen                     100102373335105249                   I          First Lien                 No
CHANNAHON                   100245400022015122                   I          First Lien                 No
KAWKAWLIN                   100245400023715845                   I          First Lien                 No
CROOKED RIVER RANCH         100245400024169000                   I          First Lien                 No
WEST ISLIP                  100245400023695013                   I          First Lien                 No
WEST ROXBURY                100245400024424629                   I          First Lien                 No
CHEYENNE                    100016900062840955                   I          First Lien                 No
Santa Cruz                  100063100070922554                   I          First Lien                 No
LOS ANGELES                 100151400805100408                   I          First Lien                 No
HYATTSVILLE                 100177399051212521                   I          First Lien                 No
SOUTH PLAINFIELD            100288200054109738                   I          First Lien                 No
NAMPA                       100097700070025462                   I          First Lien                 No
WHITESBURG                  100184698151121081                   I          First Lien                 No
LAGUNA WOODS                100245400024439650                   I          First Lien                 No
DORCHESTER                  100245400024396645                   I          First Lien                 No
Idaho Falls                 100034200005448463                   I          First Lien                 No
Missouri City               100440440000017899                   I          First Lien                 No
SEATTLE                     100245400023914018                   I          First Lien                 No
Pickens                     100098900050612649                   I          First Lien                 No
Milledgeville               10035813230011472                    I          First Lien                 No
Katy                        100075900125053065                   I          First Lien                 No
TULARE                      100245400024433893                   I          First Lien                 No
Los Angeles                 100034200005390863                   I          First Lien                 No
BAKERSFIELD                 100245400024167798                   I          First Lien                 No
DENVER                      100414001000130464                   I          First Lien                 No
Rowlett                     100075900125050277                   I          First Lien                 No
SEATTLE                     100123305113280864                   I          First Lien                 No
Los Angeles                 100034200005390871                   I          First Lien                 No
LAKE FOREST PARK            100386100002062339                   I          First Lien                 No
Sun City                    100188601000091295                   I          First Lien                 No
CHARLOTTESVILLE             100031461005120303                   I          First Lien                 No
nicholasville               100330705120099331                   I          First Lien                 No
Wilmington                  100127500000481585                   I          First Lien                 No
DUNDEE                      100032100000625374                   I          First Lien                 No
YORKTOWN HEIGHTS            100245400023091692                   I          First Lien                 No
Tampa                       100038500010113366                   I          First Lien                 No
Richmond                    100229330000101059                   I          First Lien                 No
Garland                     100101305050900686                   I          First Lien                 No
NICHOLASVILLE               100330705120099299                   I          First Lien                 No
JACKSON                     100245400023632487                   I          First Lien                 No
Barnegat                    100035011000024145                   I          First Lien                 No
Arlington                   100259810000000743                   I          First Lien                 No
RICHMOND                    100293000131781571                   I          First Lien                 No
Peoria                      100101309051200054                   I          First Lien                 No
BUCKEYE                     100245400022400365                   I          First Lien                 No
PALM BEACH GARDENS          100058505120142150                   I          First Lien                 No
BUCKEYE                     100245400022396084                   I          First Lien                 No
FREDERICKSBURG              100239100005069215                   I          First Lien                 No
PARK CITY                   100245400024442779                   I          First Lien                 No
Tampa                       100038500010113374                   I          First Lien                 No
Houston                     100020700190913052                   I          First Lien                 No
Houston                     100075900705003175                   I          First Lien                 No
San Diego                   100165700500012376                   I          First Lien                 No
San Diego                   100165700500013176                   I          First Lien                 No
CHARLOTTE                   100032100000556199                   I          First Lien                 No
Myrtle Beach                100098900051136804                   I          First Lien                 No
Stafford                    100218000000165841                   I          First Lien                 No
Brush Creek                 100022100132810763                   I          First Lien                 No
Grand Junction                                                   I          First Lien                 No
CHANHASSEN                  100022071000010597                   I          First Lien                 No
BOYDS                       100057400002570945                   I          First Lien                 No
Falls Church                100218000000166450                   I          First Lien                 No
PEMBROKE PINES              100212504000237696                   I          First Lien                 No
SALINAS                     100068300111541240                   I          First Lien                 No
Cumming                     100229330000092530                   I          First Lien                 No
JERSEY CITY                 100246605121500019                   I          First Lien                 No
MADISON                     100184628151206020                   I          First Lien                 No
MADISON                     100184628151206038                   I          First Lien                 No
MADISON                     100184628151206012                   I          First Lien                 No
MADISON                     100184628151206004                   I          First Lien                 No
Phoenix                     100194972150412264                 II-1         First Lien                 No
AURORA                      100414001000125308                 II-1         First Lien                 No
HUMBLE                      100414001000123329                 II-1         First Lien                 No
TUCSON                      100414001000124939                 II-1         First Lien                 No
Kissimmee                   100424905100004601                 II-1         First Lien                 No
ROCKVILLE CENTER            100102600400486595                 II-1         First Lien                 No
Lakeway                     100102600400492635                 II-1         First Lien                 No
Milford                     100102600400436194                 II-1         First Lien                 No
Kansas City                 100424905100005327                 II-1         First Lien                 No
Houston                     100424905090000361                 II-1         First Lien                 No
Enfield                     100271100000186575                 II-1         First Lien                 No
Saint Charles               100424905090000791                 II-1         First Lien                 No
Hunt                        100424905090001104                 II-1         First Lien                 No
Conroe                      100211601000130441                 II-1         First Lien                 No
Garland                                                        II-1         First Lien                 No
Hampton Bays                100271100000175354                 II-1         First Lien                 No
Newport News                100284030000139842                 II-1         First Lien                 No
HOUSTON                     100265600002498662                 II-1         First Lien                 No
HUMBLE                      100414001000114047                 II-1         First Lien                 No
Saco                        100102373590149304                 II-1         First Lien                 No
Montgomery Village          100212504000205529                 II-1         First Lien                 No
Jacksonville                100030200470000223                 II-1         First Lien                 No
BROOMFIELD                  100030200028015087                 II-1         First Lien                 No
Humble                      100030200570000719                 II-1         First Lien                 No
Harlingen                   100102373335104275                 II-1         First Lien                 No
TOWN OF RYE                 100022405494275038                 II-1         First Lien                 No
Peroia                      100070705110073498                 II-1         First Lien                 No
Houston                     100424905100004015                 II-1         First Lien                 No
Wilton                      100038600000109307                 II-1         First Lien                 No
Oceanside                   100173250020033668                 II-1         First Lien                 No
Tampa                       100035013700008824                 II-1         First Lien                 No
Saint Petersburg            100035010100434964                 II-1         First Lien                 No
Stowe                       100035011300218512                 II-1         First Lien                 No
POTTSTOWN                   100035011300218520                 II-1         First Lien                 No
Tampa                                                          II-1         First Lien                 No
Hallandale Beach                                               II-1         First Lien                 No
Charlotte                                                      II-1         First Lien                 No
Hogansville                                                    II-1         First Lien                 No
Atlanta                                                        II-1         First Lien                 No
Marietta                                                       II-1         First Lien                 No
Orlando                                                        II-1         First Lien                 No
Decatur                     100022100131132201                 II-1         First Lien                 No
Marble                      100022100131204315                 II-1         First Lien                 No
Palm City                   100022100131214132                 II-1         First Lien                 No
Bradenton                   100022100131215469                 II-1         First Lien                 No
Homestead                                                      II-1         First Lien                 No
Jacksonville                100293000129417386                 II-1         First Lien                 No
Gainesville                 100293000130359106                 II-1         First Lien                 No
Garner                      100293000130969466                 II-1         First Lien                 No
Decatur                     10029300013120647                  II-1         First Lien                 No
SUGAR HILL                  100293000131212569                 II-1         First Lien                 No
Atlanta                     100293000131235750                 II-1         First Lien                 No
South Bend                  100013900800060182                 II-1         First Lien                 No
Bluffton                    100013900799125236                 II-1         First Lien                 No
RIVERSIDE                   100024200010992408                 II-1         First Lien                 No
BOULDER                     100024200008864833                 II-1         First Lien                 No
TOLEDO                      100024200010404636                 II-1         First Lien                 No
TOLEDO                      100024200010404677                 II-1         First Lien                 No
FORT COLLINS                                                   II-1         First Lien                 No
PENSACOLA                   100024200010196976                 II-1         First Lien                 No
METAIRIE                    100024200010528939                 II-1         First Lien                 No
TOLEDO                      100024200010404685                 II-1         First Lien                 No
CHESAPEAKE                  100024200010198063                 II-1         First Lien                 No
TOLEDO                      100024200010404693                 II-1         First Lien                 No
DOUGLASVILLE                100024200009267432                 II-1         First Lien                 No
BOGALUSA                    100024200010205207                 II-1         First Lien                 No
CHESTERFIELD                100024200010881734                 II-1         First Lien                 No
PUNTA GORDA                 100024200010213540                 II-1         First Lien                 No
ROSEVILLE                   100024200010881825                 II-1         First Lien                 No
HEMET                       100024200010994750                 II-1         First Lien                 No
PONTIAC                     100024200010814966                 II-1         First Lien                 No
PONTIAC                     100024200010815112                 II-1         First Lien                 No
HAMPTON                     100024200010219711                 II-1         First Lien                 No
FAIRFAX                     100024200010817522                 II-1         First Lien                 No
SAINT LOUIS                 100024200010883177                 II-1         First Lien                 No
PEORIA                      100024200010836217                 II-1         First Lien                 No
BELTSVILLE                  100024200010818710                 II-1         First Lien                 No
WAYNE                       100024200010836340                 II-1         First Lien                 No
VIRGINIA BEACH              100024200010726293                 II-1         First Lien                 No
PORT READING                100024200010616023                 II-1         First Lien                 No
CAROL STREAM                100024200010822100                 II-1         First Lien                 No
COLUMBIA                    100024200010727341                 II-1         First Lien                 No
LIVERPOOL                   100024200010621056                 II-1         First Lien                 No
TARPON SPRINGS              100024200009517331                 II-1         First Lien                 No
OAKLAND                     100024200010604375                 II-1         First Lien                 No
MOBILE                      100024200010995856                 II-1         First Lien                 No
SAN DIEGO                   100319500511180013                 II-1         First Lien                 No
PROVO                       100024200010533798                 II-1         First Lien                 No
COON RAPIDS                 100024200010219786                 II-1         First Lien                 No
HUGHSON                     100024200010533962                 II-1         First Lien                 No
BALTIMORE                   100024200010907414                 II-1         First Lien                 No
FAIRFIELD                   100024200010996813                 II-1         First Lien                 No
KINGWOOD                    100024200010405914                 II-1         First Lien                 No
ST PETERSBURG               100024200010947980                 II-1         First Lien                 No
BEND                        100024200010536734                 II-1         First Lien                 No
SALT LAKE CITY              100024200010999478                 II-1         First Lien                 No
DUMFRIES                    100024200010969273                 II-1         First Lien                 No
PHILADELPHIA                100024200010608228                 II-1         First Lien                 No
LAS VEGAS                   100024200010247415                 II-1         First Lien                 No
OAKLAND                     100024200010406961                 II-1         First Lien                 No
PHILADELPHIA                100024200010608582                 II-1         First Lien                 No
PHOENIX                     100024200010251854                 II-1         First Lien                 No
BEND                        100024200010536866                 II-1         First Lien                 No
SALINAS                     100024200010909725                 II-1         First Lien                 No
PETAL                       100024200011000128                 II-1         First Lien                 No
COVINGTON                   100024200009670817                 II-1         First Lien                 No
HOUSTON                     100024200010260665                 II-1         First Lien                 No
BEND                        100024200010536957                 II-1         First Lien                 No
SIMI VALLEY                 100024200010423255                 II-1         First Lien                 No
OAK RIDGE                   100024200010885438                 II-1         First Lien                 No
GARNER                                                         II-1         First Lien                 No
BEND                        100024200010537047                 II-1         First Lien                 No
SPRINGFIELD                 100024200010424758                 II-1         First Lien                 No
WASHINGTON                  100024200010949424                 II-1         First Lien                 No
HUNTINGTON STATION          100024200010885578                 II-1         First Lien                 No
MANDEVILLE                  100024200010424949                 II-1         First Lien                 No
CHICAGO                     100024200010912703                 II-1         First Lien                 No
MEADOW VISTA                100024200010886345                 II-1         First Lien                 No
CASCO                       100024200010741102                 II-1         First Lien                 No
NEWPORT NEWS                100024200010826325                 II-1         First Lien                 No
WEBB CITY                   100024200010747547                 II-1         First Lien                 No
PUYALLUP                    100024200009710118                 II-1         First Lien                 No
HAMILTON                    100024200010426175                 II-1         First Lien                 No
TOLEDO                      100024200011009004                 II-1         First Lien                 No
LAFAYETTE                                                      II-1         First Lien                 No
MERIDIAN                    100024200010619415                 II-1         First Lien                 No
WEST LINN                   100024200010952261                 II-1         First Lien                 No
THIBODAUX                   100024200010426878                 II-1         First Lien                 No
TOLEDO                      100024200010914139                 II-1         First Lien                 No
TACOMA                      100024200011010697                 II-1         First Lien                 No
DELTONA                     100024200010620066                 II-1         First Lien                 No
INDIANAPOLIS                100024200010953012                 II-1         First Lien                 No
PORT RICHEY                 100024200011010721                 II-1         First Lien                 No
VERO BEACH                  100024200010431910                 II-1         First Lien                 No
KNOXVILLE                   100024200010287395                 II-1         First Lien                 No
CHICAGO                     100024200011007487                 II-1         First Lien                 No
HOUSTON                     100024200010937411                 II-1         First Lien                 No
BALDWINSVILLE               100024200010620637                 II-1         First Lien                 No
TACOMA                      100024200010433940                 II-1         First Lien                 No
MISSOURI CITY               100024200010290829                 II-1         First Lien                 No
NAVARRE                                                        II-1         First Lien                 No
NASHVILLE                   100024200010620926                 II-1         First Lien                 No
AVON LAKE                   100024200010539373                 II-1         First Lien                 No
TOLEDO                      100024200010958821                 II-1         First Lien                 No
PORTLAND                    100024200010539811                 II-1         First Lien                 No
REPUBLIC                    100024200010434914                 II-1         First Lien                 No
NORTH CHARLESTON            100024200010293096                 II-1         First Lien                 No
ORANGE PARK                 100024200010916415                 II-1         First Lien                 No
MOBILE                      100024200010294433                 II-1         First Lien                 No
CHARLOTTE                   100024200010834360                 II-1         First Lien                 No
NORTH RICHLAND HILLS        100024200010753735                 II-1         First Lien                 No
TOPSHAM                     100024200010754956                 II-1         First Lien                 No
KANSAS CITY                 100024200010755516                 II-1         First Lien                 No
COTTAGE GROVE               100046200000306241                 II-1         First Lien                 No
Dallas                      100211601000130540                 II-1         First Lien                 No
DUNEDIN                     100024200010355309                 II-1         First Lien                 No
NORTH MIAMI                 100024200010357198                 II-1         First Lien                 No
MONROE                      100024200010930994                 II-1         First Lien                 No
FORT MYERS                  100024200010357867                 II-1         First Lien                 No
PATERSON                    100024200010686331                 II-1         First Lien                 No
SALEM                       100024200010859060                 II-1         First Lien                 No
SAINT LOUIS                 100024200011161938                 II-1         First Lien                 No
LONGVIEW                    100024200010859649                 II-1         First Lien                 No
PORTSMOUTH                  100024200010779821                 II-1         First Lien                 No
BALTIMORE                   100024200010827745                 II-1         First Lien                 No
GREENWOOD                   100024200010779979                 II-1         First Lien                 No
ELGIN                       100024200011103468                 II-1         First Lien                 No
WARREN                      100024200011166499                 II-1         First Lien                 No
LAUDERDALE LAKES            100024200010258107                 II-1         First Lien                 No
MIAMI                       100024200009987377                 II-1         First Lien                 No
JACKSONVILLE                100024200010781421                 II-1         First Lien                 No
CINCINNATI                  100024200010689475                 II-1         First Lien                 No
LOS ANGELES                 100024200010828131                 II-1         First Lien                 No
HAVANA                      100024200011106438                 II-1         First Lien                 No
LADY LAKE                   100024200011176324                 II-1         First Lien                 No
BALTIMORE                   100024200010274831                 II-1         First Lien                 No
LONDON                      100024200010828669                 II-1         First Lien                 No
FORT PAYNE                  100024200010828701                 II-1         First Lien                 No
VALRICO                     100024200010550545                 II-1         First Lien                 No
CHICAGO                     100024200010784946                 II-1         First Lien                 No
HUMBOLDT                    100024200010932131                 II-1         First Lien                 No
ABERDEEN                    100024200010917850                 II-1         First Lien                 No
DULUTH                      100075120040103479                 II-1         First Lien                 No
SOUTH SAN FRANCISCO         100024200010980429                 II-1         First Lien                 No
ABERDEEN                    100024200010918130                 II-1         First Lien                 No
CHARLOTTE                   100024200010369664                 II-1         First Lien                 No
OLNEY                       100024200010370969                 II-1         First Lien                 No
ABERDEEN                    100024200010918346                 II-1         First Lien                 No
PENSACOLA                   100024200010374177                 II-1         First Lien                 No
ABERDEEN                    100024200010918528                 II-1         First Lien                 No
HILTON HEAD ISLAND          100024200010374979                 II-1         First Lien                 No
ABERDEEN                    100024200010918734                 II-1         First Lien                 No
REX                         100024200010049803                 II-1         First Lien                 No
MEMPHIS                     100024200010376883                 II-1         First Lien                 No
LANGLEY                     100024200010861777                 II-1         First Lien                 No
LOUISVILLE                  100024200010918767                 II-1         First Lien                 No
MEMPHIS                     100024200010377204                 II-1         First Lien                 No
GALVESTON                   100024200010897516                 II-1         First Lien                 No
ODESSA                      100024200010983399                 II-1         First Lien                 No
HATTIESBURG                 100024200010075212                 II-1         First Lien                 No
MEMPHIS                     100024200010377501                 II-1         First Lien                 No
TRENTON                     100024200010864805                 II-1         First Lien                 No
HATTIESBURG                 100024200010076186                 II-1         First Lien                 No
CENTER                      100024200010899777                 II-1         First Lien                 No
SAINT JOSEPH                100024200011194442                 II-1         First Lien                 No
SAN MATEO                   100024200010786644                 II-1         First Lien                 No
WAXHAW                      100024200010789846                 II-1         First Lien                 No
ERIN                        100024200010325476                 II-1         First Lien                 No
BERNARDSVILLE               100024200010706659                 II-1         First Lien                 No
MIAMI                       100024200010792295                 II-1         First Lien                 No
WAYNE                       100024200010833370                 II-1         First Lien                 No
LOS ANGELES                 100024200010506000                 II-1         First Lien                 No
DARBY                       100024200010984835                 II-1         First Lien                 No
PROVIDENCE                  100024200010919450                 II-1         First Lien                 No
ARIZONA CITY                100024200010506331                 II-1         First Lien                 No
MEMPHIS                     100024200010378277                 II-1         First Lien                 No
GREEN BAY                   100024200010985485                 II-1         First Lien                 No
SILVERDALE                  100024200010103642                 II-1         First Lien                 No
CLEVELAND                   100024200010512420                 II-1         First Lien                 No
MEMPHIS                     100024200010378673                 II-1         First Lien                 No
WALDORF                     100024200010937114                 II-1         First Lien                 No
SUFFOLK                     100024200010512529                 II-1         First Lien                 No
MEMPHIS                     100024200010379150                 II-1         First Lien                 No
MEMPHIS                     100024200010381495                 II-1         First Lien                 No
MACEDONIA                   100024200010513063                 II-1         First Lien                 No
MEMPHIS                     100024200010381990                 II-1         First Lien                 No
LONG BEACH                  100024200010382212                 II-1         First Lien                 No
LITTLE FALLS                100024200010923098                 II-1         First Lien                 No
MEMPHIS                     100024200010382543                 II-1         First Lien                 No
WASHINGTON                  100024200010518294                 II-1         First Lien                 No
PORTLAND                    100024200010383541                 II-1         First Lien                 No
JAMAICA BEACH               100024200010145387                 II-1         First Lien                 No
PUYALLUP                    100024200010521124                 II-1         First Lien                 No
CHICAGO HEIGHTS             100024200010871537                 II-1         First Lien                 No
MANDEVILLE                  100024200010147144                 II-1         First Lien                 No
AMHERST                     100024200010709109                 II-1         First Lien                 No
NEW IBERIA                  100024200010152300                 II-1         First Lien                 No
MIAMI                       100024200010875769                 II-1         First Lien                 No
RIVIERA BEACH               100024200011242977                 II-1         First Lien                 No
LOUISVILLE                  100024200010803746                 II-1         First Lien                 No
KANSAS CITY                 100024200010710974                 II-1         First Lien                 No
LIVONIA                     100024200010876445                 II-1         First Lien                 No
POCATELLO                   100024200010877963                 II-1         First Lien                 No
PAWTUCKET                   100024200010834113                 II-1         First Lien                 No
LINCOLN                     100024200010878417                 II-1         First Lien                 No
WAYNE                       100024200010834287                 II-1         First Lien                 No
WILMINGTON                  100024200010811228                 II-1         First Lien                 No
GARDEN CITY                 100024200010834980                 II-1         First Lien                 No
MACON                       100024200010718878                 II-1         First Lien                 No
WAYNE                       100024200010835540                 II-1         First Lien                 No
WESTLAND                    100024200010835714                 II-1         First Lien                 No
NEW CARROLLTON              100024200010962310                 II-1         First Lien                 No
COCOA BEACH                 100024200010924245                 II-1         First Lien                 No
BROWNSTOWN TOWNSHIP         100024200010924260                 II-1         First Lien                 No
CANTON                      100024200010962484                 II-1         First Lien                 No
BOULDER                     100024200008631844                 II-1         First Lien                 No
DAVIS                       100024200010403943                 II-1         First Lien                 No
BOULDER                     100024200008636520                 II-1         First Lien                 No
TOLEDO                      100024200010404594                 II-1         First Lien                 No
RIVERVIEW                   100057400002504985                 II-1         First Lien                 No
DRAPER                      100024200010882963                 II-1         First Lien                 No
MADISON                     100024200010882971                 II-1         First Lien                 No
CORAL GABLES                                                   II-1         First Lien                 No
CHULA VISTA                 100024200011144181                 II-1         First Lien                 No
MEMPHIS                     100024200010160923                 II-1         First Lien                 No
PONCHATOULA                                                    II-1         First Lien                 No
BATON ROUGE                 100024200011144561                 II-1         First Lien                 No
MEMPHIS                     100024200010163174                 II-1         First Lien                 No
TOMBALL                     100024200010484083                 II-1         First Lien                 No
MEMPHIS                     100024200010163711                 II-1         First Lien                 No
MEMPHIS                     100024200010164958                 II-1         First Lien                 No
TOPPENISH                   100024200010768444                 II-1         First Lien                 No
CHATTANOOGA                 100024200010486500                 II-1         First Lien                 No
MEMPHIS                     100024200010165526                 II-1         First Lien                 No
BALTIMORE                   100024200010768519                 II-1         First Lien                 No
MIRAMAR                     100024200010177398                 II-1         First Lien                 No
WADSWORTH                   100024200010729073                 II-1         First Lien                 No
AIKEN                                                          II-1         First Lien                 No
MILFORD                     100024200011147945                 II-1         First Lien                 No
HIALEAH                     100024200010180590                 II-1         First Lien                 No
MANTEO                      100024200010769129                 II-1         First Lien                 No
BOSTON                      100214105091300043                 II-1         First Lien                 No
NORMAN                      100024200010660138                 II-1         First Lien                 No
SAN JOSE                    100024200010777858                 II-1         First Lien                 No
SAINT LOUIS                 100024200011148661                 II-1         First Lien                 No
EASTLAKE                    100024200010495188                 II-1         First Lien                 No
SANDY                       100024200010822662                 II-1         First Lien                 No
COOKEVILLE                  100024200010731202                 II-1         First Lien                 No
SPOKANE                     100024200010853238                 II-1         First Lien                 No
WINSTON SALEM               100024200010927388                 II-1         First Lien                 No
VANCOUVER                   100024200010890362                 II-1         First Lien                 No
SHREVEPORT                  100024200010661219                 II-1         First Lien                 No
HIGHLAND                    100024200010890891                 II-1         First Lien                 No
SARATOGA SPRINGS            100024200010855134                 II-1         First Lien                 No
MIAMI BEACH                 100024200009782075                 II-1         First Lien                 No
COLUMBUS                    100024200010673545                 II-1         First Lien                 No
ALBUQUERQUE                 100024200010203160                 II-1         First Lien                 No
PHILADELPHIA                100024200011100050                 II-1         First Lien                 No
GLENS FALLS                 100024200010676753                 II-1         First Lien                 No
PRAIRIEVILLE                100024200011100357                 II-1         First Lien                 No
KEY LARGO                   100024200010225486                 II-1         First Lien                 No
PITTSBURGH                  100024200010773824                 II-1         First Lien                 No
NEW HYDE PARK               100024200010824478                 II-1         First Lien                 No
JACKSON                     100024200009853561                 II-1         First Lien                 No
HATTIESBURG                 100024200010229637                 II-1         First Lien                 No
MIAMI                       100024200009858131                 II-1         First Lien                 No
LIVERMORE                   100024200011157506                 II-1         First Lien                 No
NEW HAVEN                   100024200010781231                 II-1         First Lien                 No
LOS ANGELES                 100024200010734776                 II-1         First Lien                 No
LOUISVILLE                  100024200011158793                 II-1         First Lien                 No
East Williston              100314507700792602                 II-1         First Lien                 No
DANVILLE                    100024200010685986                 II-1         First Lien                 No
PALM COAST                  100024200010734974                 II-1         First Lien                 No
FORT WORTH                  100024200010521710                 II-1         First Lien                 No
MIAMI                       100024200010255111                 II-1         First Lien                 No
METHUEN                     100024200010782775                 II-1         First Lien                 No
BOGALUSA                    100024200010347926                 II-1         First Lien                 No
HOUSTON                     100024200010348924                 II-1         First Lien                 No
KUNA                        100024200010856157                 II-1         First Lien                 No
LAFAYETTE                   100024200010350680                 II-1         First Lien                 No
HIGHLAND PARK               100024200010353957                 II-1         First Lien                 No
Houston                                                        II-1         First Lien                 No
NORFOLK                     100015305351143593                 II-1         First Lien                 No
SARATOGA SPRINGS            100024200010671879                 II-1         First Lien                 No
WAXAHACHIE                  100024200010816243                 II-1         First Lien                 No
RUSHVILLE                   100024200010672414                 II-1         First Lien                 No
MEMPHIS                     100024200010155790                 II-1         First Lien                 No
GENEVA                      100024200010768840                 II-1         First Lien                 No
NETCONG                     100024200010855373                 II-2         First Lien                 No
DOTHAN                      100024200011018773                 II-2         First Lien                 No
LIVERMORE                   100024200010946255                 II-2         First Lien                 No
CLEARWATER                  100024200010642169                 II-2         First Lien                 No
CONCORD                     100024200010984025                 II-2         First Lien                 No
UNIONDALE                   100024200010642458                 II-2         First Lien                 No
DES PLAINES                 100024200010741599                 II-2         First Lien                 No
LOMA LINDA                  100024200010692594                 II-2         First Lien                 No
MIAMI LAKES                 100024200010949432                 II-2         First Lien                 No
CHICAGO                     100024200010570675                 II-2         First Lien                 No
YORK                                                           II-2         First Lien                 No
MESA                        100024200010976146                 II-2         First Lien                 No
SOMERVILLE                  100024200010950190                 II-2         First Lien                 No
NEWPORT                     100024200010491864                 II-2         First Lien                 No
EUFUALA                     100024200010693030                 II-2         First Lien                 No
SOMERVILLE                  100024200010950505                 II-2         First Lien                 No
BELGRADE                    100024200010987259                 II-2         First Lien                 No
CUMBERLAND                  100024200010571707                 II-2         First Lien                 No
NEW IBERIA                  100024200010495584                 II-2         First Lien                 No
EUFUALA                     100024200010693105                 II-2         First Lien                 No
SPRINGFIELD                 100024200010951875                 II-2         First Lien                 No
COLUMBIA                    100024200010977615                 II-2         First Lien                 No
WOODHAVEN                   100024200010902894                 II-2         First Lien                 No
PORTSMOUTH                  100024200011065212                 II-2         First Lien                 No
NEWBERRY                    100024200010744684                 II-2         First Lien                 No
ROGERS                      100024200010744874                 II-2         First Lien                 No
MOUNTAIN VIEW               100024200011065980                 II-2         First Lien                 No
TALLAHASSEE                 100024200010745863                 II-2         First Lien                 No
RIVERSIDE                   100024200011121437                 II-2         First Lien                 No
BAKER                       100024200010842645                 II-2         First Lien                 No
NEW ORLEANS                 100024200010800833                 II-2         First Lien                 No
PHILADELPHIA                100024200010998942                 II-2         First Lien                 No
ST. LOUIS                   100024200011078710                 II-2         First Lien                 No
PHILADELPHIA                100024200010999023                 II-2         First Lien                 No
BALTIMORE                   100024200011078918                 II-2         First Lien                 No
JACKSON                     100024200010713457                 II-2         First Lien                 No
PHILADELPHIA                100024200010999080                 II-2         First Lien                 No
COVINGTON                   100024200010755342                 II-2         First Lien                 No
COATESVILLE                 100024200010655211                 II-2         First Lien                 No
ORLANDO                     100024200011036759                 II-2         First Lien                 No
LAS VEGAS                   100024200011080906                 II-2         First Lien                 No
PAWTUCKET                   100024200010757058                 II-2         First Lien                 No
KLAMATH FALLS               100024200011081433                 II-2         First Lien                 No
LOVELAND                    100024200010601751                 II-2         First Lien                 No
LAS VEGAS                   100024200010604334                 II-2         First Lien                 No
BAKER                       100024200010843031                 II-2         First Lien                 No
BAKER                       100024200010843189                 II-2         First Lien                 No
BAKER                       100024200010843403                 II-2         First Lien                 No
SPRING                      100024200009243888                 II-2         First Lien                 No
DETROIT                     100024200011002140                 II-2         First Lien                 No
MOUNT PLEASANT              100024200011038946                 II-2         First Lien                 No
PHILADELPHIA                100024200010810295                 II-2         First Lien                 No
MIAMI                       100024200009440070                 II-2         First Lien                 No
WEST PALM BEACH             100024200010761084                 II-2         First Lien                 No
RIDGEWOOD                   100024200011039290                 II-2         First Lien                 No
SAN DIEGO                   100024200010810543                 II-2         First Lien                 No
ROWLAND HEIGHTS             100024200010664361                 II-2         First Lien                 No
VIRGINIA BEACH              100024200011040207                 II-2         First Lien                 No
NEW ORLEANS                 100024200011133101                 II-2         First Lien                 No
PALOS HILLS                 100024200010761530                 II-2         First Lien                 No
NEW ORLEANS                 100024200011133820                 II-2         First Lien                 No
MIAMI                       100024200010437669                 II-2         First Lien                 No
CHICAGO                     100024200010668750                 II-2         First Lien                 No
OLYMPIA FIELDS              100024200010671002                 II-2         First Lien                 No
JACKSONVILLE                100024200010874150                 II-2         First Lien                 No
RALEIGH                     100024200010844450                 II-2         First Lien                 No
CHICAGO                     100024200010874267                 II-2         First Lien                 No
ROUND LAKE                  100024200010844583                 II-2         First Lien                 No
BRENTWOOD                   100024200010874762                 II-2         First Lien                 No
WILMINGTON                  100024200010880793                 II-2         First Lien                 No
PERRIS                      100024200011042062                 II-2         First Lien                 No
COLUMBIA                    100024200011090954                 II-2         First Lien                 No
LAS VEGAS                   100024200011091846                 II-2         First Lien                 No
BALTIMORE                   100024200010650758                 II-2         First Lien                 No
COVINGTON                   100024200011092422                 II-2         First Lien                 No
CHICAGO                     100024200010652275                 II-2         First Lien                 No
GALESVILLE                  100024200010723472                 II-2         First Lien                 No
MIAMI                                                          II-2         First Lien                 No
LAFAYETTE                   100024200011143738                 II-2         First Lien                 No
SPANISH FORK                100024200010470363                 II-2         First Lien                 No
PAINESVILLE                 100024200010768626                 II-2         First Lien                 No
NORTH WILDWOOD              100024200010769004                 II-2         First Lien                 No
BLAUVELT                    100024200010674808                 II-2         First Lien                 No
RESTON                      100024200010885701                 II-2         First Lien                 No
CHATTANOOGA                 100024200010760128                 II-2         First Lien                 No
RANCHO PALOS VERDES         100024200010760722                 II-2         First Lien                 No
EUGENE                      100024200010765119                 II-2         First Lien                 No
HARTFORD                    100024200011047244                 II-2         First Lien                 No
JOLIET                      100024200010817472                 II-2         First Lien                 No
COCONUT GROVE               100024200010727432                 II-2         First Lien                 No
BERKELEY                    100024200010818041                 II-2         First Lien                 No
SEDRO WOOLLEY               100024200010819049                 II-2         First Lien                 No
MANSFIELD                   100024200010728513                 II-2         First Lien                 No
CHICAGO                     100024200011049331                 II-2         First Lien                 No
WHITMAN                     100024200011148646                 II-2         First Lien                 No
BOZEMAN                     100024200010776371                 II-2         First Lien                 No
SAINT LOUIS                 100024200011098361                 II-2         First Lien                 No
HOUSTON                     100024200010195564                 II-2         First Lien                 No
URBANA                      100024200010779201                 II-2         First Lien                 No
SEATTLE                     100024200010779664                 II-2         First Lien                 No
WILDOMAR                    100024200010849848                 II-2         First Lien                 No
OAKLAND                     100024200010926687                 II-2         First Lien                 No
ORLANDO                     100024200010853071                 II-2         First Lien                 No
MARATHON                    100024200010889943                 II-2         First Lien                 No
FAR ROCKAWAY                                                   II-2         First Lien                 No
IRVINGTON                   100024200010927453                 II-2         First Lien                 No
SAN DIEGO                   100024200010891022                 II-2         First Lien                 No
FORT LAUDERDALE             100024200009797438                 II-2         First Lien                 No
FORT LAUDERDALE                                                II-2         First Lien                 No
BROOKLYN                    100024200010780555                 II-2         First Lien                 No
LOMBARD                     100024200010780803                 II-2         First Lien                 No
BUFFALO GROVE               100024200010774715                 II-2         First Lien                 No
AURORA                      100024200011101801                 II-2         First Lien                 No
NORTHLAKE                   100024200010735591                 II-2         First Lien                 No
ELGIN                       100024200010782445                 II-2         First Lien                 No
MERRIMACK                   100024200010929483                 II-2         First Lien                 No
ORANGE PARK                 100024200010891683                 II-2         First Lien                 No
ISLE OF PALMS               100024200010930234                 II-2         First Lien                 No
PRINCETON                   100024200010857411                 II-2         First Lien                 No
WALESKA                     100024200010857387                 II-2         First Lien                 No
ACWORTH                     100024200010931430                 II-2         First Lien                 No
CHARLOTTE                   100024200010895999                 II-2         First Lien                 No
STONE MOUNTAIN              100024200010686463                 II-2         First Lien                 No
ROUND LAKE BEACH            100024200010688717                 II-2         First Lien                 No
CHARLOTTE                   100024200011104573                 II-2         First Lien                 No
VENICE                      100024200010782429                 II-2         First Lien                 No
SHASTA LAKE                 100024200010862254                 II-2         First Lien                 No
CHICAGO                     100024200010783005                 II-2         First Lien                 No
WINSTON SALEM               100024200010784193                 II-2         First Lien                 No
LITHONIA                    100024200010694418                 II-2         First Lien                 No
CARROLLTON                  100024200010784813                 II-2         First Lien                 No
WILMINGTON                  100024200010829196                 II-2         First Lien                 No
CAPE CORAL                  100024200010785281                 II-2         First Lien                 No
SPARTANBURG                 100024200010896757                 II-2         First Lien                 No
PAWTUCKET                   100024200010981369                 II-2         First Lien                 No
LORAIN                      100024200010861637                 II-2         First Lien                 No
TAMARAC                     100024200010089015                 II-2         First Lien                 No
CHICAGO                     100024200010899447                 II-2         First Lien                 No
LEESBURG                    100024200011189947                 II-2         First Lien                 No
NEWTOWN                     100024200010791263                 II-2         First Lien                 No
STONE MOUNTAIN              100024200010695555                 II-2         First Lien                 No
CARLSBAD                    100024200010293237                 II-2         First Lien                 No
PROVIDENCE                  100024200010868590                 II-2         First Lien                 No
ROHNERT PARK                100024200010796841                 II-2         First Lien                 No
DEDHAM                      100024200010868830                 II-2         First Lien                 No
TACOMA                      100024200010786297                 II-2         First Lien                 No
LOS ANGELES                 100024200010830467                 II-2         First Lien                 No
SOUTH PORTLAND              100024200010954531                 II-2         First Lien                 No
TOBACCOVILLE                100024200010576433                 II-2         First Lien                 No
ENTERPRISE                  100024200011071681                 II-2         First Lien                 No
CHESTERLAND                 100024200010991608                 II-2         First Lien                 No
CINCINNATI                  100024200010746507                 II-2         First Lien                 No
COLUMBUS                    100024200010699334                 II-2         First Lien                 No
BROOKLYN                    100024200011073166                 II-2         First Lien                 No
BROOKLYN                    100024200010747513                 II-2         First Lien                 No
LEXINGTON                   100024200010700777                 II-2         First Lien                 No
PURDYS                      100024200010994412                 II-2         First Lien                 No
BROOMFIELD                  100024200010702690                 II-2         First Lien                 No
GREER                       100024200010582985                 II-2         First Lien                 No
GREER                       100024200010583975                 II-2         First Lien                 No
BOCA GRANDE                 100024200010913123                 II-2         First Lien                 No
SUN VALLEY                  100024200011027956                 II-2         First Lien                 No
DENVER                      100024200010794291                 II-2         First Lien                 No
MOBILE                      100024200010749162                 II-2         First Lien                 No
COLUMBUS                    100024200010703771                 II-2         First Lien                 No
VAIL                        100024200011116668                 II-2         First Lien                 No
HIALEAH                     100024200010797716                 II-2         First Lien                 No
TAMPA                       100024200010750236                 II-2         First Lien                 No
COLUMBUS                    100024200010704696                 II-2         First Lien                 No
PEORIA                      100024200010961205                 II-2         First Lien                 No
GAINESVILLE                 100024200010998207                 II-2         First Lien                 No
PHILADELPHIA                100024200010998413                 II-2         First Lien                 No
ATTLEBORO                   100024200011032725                 II-2         First Lien                 No
PHILADELPHIA                100024200010998686                 II-2         First Lien                 No
COLD SPRING                 100024200010707814                 II-2         First Lien                 No
WESLEY CHAPEL               100024200010651491                 II-2         First Lien                 No
CHARLOTTE                   100024200010961684                 II-2         First Lien                 No
PHILADELPHIA                100024200010998843                 II-2         First Lien                 No
OOLTEWAH                    100024200010707939                 II-2         First Lien                 No
NEW BEDFORD                 100024200010590913                 II-2         First Lien                 No
SHIRLEY                     100024200010961783                 II-2         First Lien                 No
PORT ROYAL                  100024200010841712                 II-2         First Lien                 No
GARNERVILLE                 100024200010701643                 II-2         First Lien                 No
STONE MOUNTAIN              100024200010869077                 II-2         First Lien                 No
BERKLEY                     100024200010870877                 II-2         First Lien                 No
WESTLAND                    100024200010832810                 II-2         First Lien                 No
EVANSTON                    100024200010793863                 II-2         First Lien                 No
MIAMI BEACH                 100024200010919146                 II-2         First Lien                 No
CINCINNATI                  100024200010935951                 II-2         First Lien                 No
PALM BAY                    100024200010920763                 II-2         First Lien                 No
QUEEN CREEK                 100024200010900245                 II-2         First Lien                 No
BREAUX BRIDGE               100024200010900724                 II-2         First Lien                 No
PALM BAY                    100024200010922025                 II-2         First Lien                 No
MARRERO                     100024200010987648                 II-2         First Lien                 No
DECATUR                     100024200010900799                 II-2         First Lien                 No
COLLEGE PARK                100024200010865158                 II-2         First Lien                 No
PANACEA                     100024200010922488                 II-2         First Lien                 No
WEST PALM BEACH             100024200010517841                 II-2         First Lien                 No
MAGNOLIA SPRINGS            100024200010870935                 II-2         First Lien                 No
BALTIMORE                   100024200010866222                 II-2         First Lien                 No
PENSACOLA                   100024200010990402                 II-2         First Lien                 No
SPRING VALLEY               100024200010940951                 II-2         First Lien                 No
LADSON                      100024200010706790                 II-2         First Lien                 No
NASHVILLE                   100024200010802581                 II-2         First Lien                 No
KANNAPOLIS                  100024200010990956                 II-2         First Lien                 No
COVENTRY                    100024200010942882                 II-2         First Lien                 No
COMMERCE CITY               100024200010711451                 II-2         First Lien                 No
PENSACOLA                   100024200010716856                 II-2         First Lien                 No
PENSACOLA                   100024200010717268                 II-2         First Lien                 No
WAYNE                       100024200010834675                 II-2         First Lien                 No
COLLEGE PARK                100024200010812622                 II-2         First Lien                 No
HICKSVILLE                  100024200010834857                 II-2         First Lien                 No
DACONO                      100024200010718506                 II-2         First Lien                 No
SOUTHAMPTON                 100024200010605216                 II-2         First Lien                 No
WAYNE                       100024200010835466                 II-2         First Lien                 No
COVINGTON                   100024200010522197                 II-2         First Lien                 No
VERO BEACH                  100024200010992150                 II-2         First Lien                 No
GASTONIA                    100024200010527691                 II-2         First Lien                 No
BOILING SPRINGS             100024200010903660                 II-2         First Lien                 No
CHICAGO                     100024200010904353                 II-2         First Lien                 No
ST PETERSBURG               100024200010966162                 II-2         First Lien                 No
WATERBURY                   100024200010927842                 II-2         First Lien                 No
AURORA                      100024200010966246                 II-2         First Lien                 No
SAN LEANDRO                 100024200010993745                 II-2         First Lien                 No
PALOS PARK                  100024200010881338                 II-2         First Lien                 No
CORNELIUS                   100024200010906226                 II-2         First Lien                 No
NAPERVILLE                  100024200010947048                 II-2         First Lien                 No
TAYLORSVILLE                100024200010217533                 II-2         First Lien                 No
WINSTON SALEM               100024200010947683                 II-2         First Lien                 No
LOS LUNAS                   100024200010870794                 II-2         First Lien                 No
GARDEN CITY                 100024200010836449                 II-2         First Lien                 No
BALTIMORE                   100024200010727069                 II-2         First Lien                 No
LINCOLN                     100024200010884902                 II-2         First Lien                 No
POWDER SPRINGS              100024200010839203                 II-2         First Lien                 No
BLACKLICK                   100024200010930606                 II-2         First Lien                 No
BALTIMORE                   100024200010532691                 II-2         First Lien                 No
WINSTON SALEM               100024200010947808                 II-2         First Lien                 No
MEMPHIS                     100024200010604979                 II-2         First Lien                 No
SUMMERVILLE                 100024200009547478                 II-2         First Lien                 No
WINSTON SALEM               100024200010947840                 II-2         First Lien                 No
HAMPTON                     100024200010606123                 II-2         First Lien                 No
CLEARWATER                  100024200010871602                 II-2         First Lien                 No
GLOCESTER                   100024200010998041                 II-2         First Lien                 No
PHILADELPHIA                100024200009665080                 II-2         First Lien                 No
SALISBURY                   100024200010970206                 II-2         First Lien                 No
SACRAMENTO                  100024200010872030                 II-2         First Lien                 No
PHILADELPHIA                100024200009681665                 II-2         First Lien                 No
STATEN ISLAND               100024200010824320                 II-2         First Lien                 No
ALAMO                       100024200010886154                 II-2         First Lien                 No
BATON ROUGE                 100024200010269237                 II-2         First Lien                 No
TALLAHASSEE                 100024200010825574                 II-2         First Lien                 No
ANDERSON                    100024200010269369                 II-2         First Lien                 No
BIRMINGHAM                  100024200010886873                 II-2         First Lien                 No
PORT JEFFERSON STATION      100024200010746994                 II-2         First Lien                 No
HOFFMAN ESTATES             100024200010748669                 II-2         First Lien                 No
FALLS CHURCH                100024200010970339                 II-2         First Lien                 No
NORTHBROOK                  100024200010970529                 II-2         First Lien                 No
CHICAGO                     100024200010615553                 II-2         First Lien                 No
ROANOKE                     100024200010933980                 II-2         First Lien                 No
PARKLAND                    100024200010971717                 II-2         First Lien                 No
HARVEY                      100024200009740917                 II-2         First Lien                 No
LA QUINTA                   100024200010426324                 II-2         First Lien                 No
BATON ROUGE                 100024200010269443                 II-2         First Lien                 No
ATLANTA                     100024200010913321                 II-2         First Lien                 No
BOYNTON BEACH               100024200010951941                 II-2         First Lien                 No
CHICAGO                     100024200011004542                 II-2         First Lien                 No
MIAMI                       100024200010273056                 II-2         First Lien                 No
CHICAGO                     100024200011005531                 II-2         First Lien                 No
MARGATE                     100024200010914212                 II-2         First Lien                 No
SANDY                       100024200010620264                 II-2         First Lien                 No
WASHINGTON                  100024200010915276                 II-2         First Lien                 No
GALLATIN                    100024200009830510                 II-2         First Lien                 No
CHESAPEAKE BEACH            100024200010974067                 II-2         First Lien                 No
KISSIMMEE                   100024200011009020                 II-2         First Lien                 No
WINSTON SALEM               100024200010916308                 II-2         First Lien                 No
MONTGOMERY                  100024200010829626                 II-2         First Lien                 No
DALLAS                      100024200010435507                 II-2         First Lien                 No
DES PLAINES                 100024200010750293                 II-2         First Lien                 No
OYSTER BAY                  100024200010960132                 II-2         First Lien                 No
ATLANTA                     100024200010916951                 II-2         First Lien                 No
CHICAGO                     100024200010751648                 II-2         First Lien                 No
EAST HAMPTON                100024200010752612                 II-2         First Lien                 No
MANCHESTER                  100024200010889752                 II-2         First Lien                 No
CARMEL                      100024200010890206                 II-2         First Lien                 No
PALM BEACH                  100024200010834477                 II-2         First Lien                 No
SPRINGFIELD                 100024200010834873                 II-2         First Lien                 No
MESA                        100024200011011885                 II-2         First Lien                 No
Fort Lauderdale             100015305850616412                 II-1         First Lien                 No
KISSIMMEE                   100024200010675458                 II-1         First Lien                 No
WILLOUGHBY                  100024200010974307                 II-1         First Lien                 No
Lafayette Hill              100076500000879680                 II-1         First Lien                 No
East Hampton                100015305850597695                 II-1         First Lien                 No
Alexandria                  100314507700777918                 II-1         First Lien                 No
Los Angeles                 100031445005100092                 II-1         First Lien                 No
Montgomery                  100031449004101424                 II-1         First Lien                 No
TUPELO                      100031449005093059                 II-1         First Lien                 No
MOUNT VERNON                100245400023852523                 II-1         First Lien                 No
Charlotte                                                      II-1         First Lien                 No
TUCSON                      100386100002042521                 II-1         First Lien                 No
Auburn Hills                100218000000163507                 II-1         First Lien                 No
SILVER SPRING               100177399050708958                 II-1         First Lien                 No
LOUISVILLE                  100024200010974497                 II-2         First Lien                 No
SAINT LOUIS                 100024200009888112                 II-2         First Lien                 No
NASHVILLE                   100024200011014517                 II-2         First Lien                 No
SAINT LOUIS                 100024200009888120                 II-2         First Lien                 No
SAINT LOUIS                 100024200009888468                 II-2         First Lien                 No
SHERWOOD                    100024200010918072                 II-2         First Lien                 No
SAINT LOUIS                 100024200009888518                 II-2         First Lien                 No
WAXHAW                      100024200010919625                 II-2         First Lien                 No
MORENO VALLEY               100024200010940241                 II-2         First Lien                 No
ANDERSON                    100024200010305957                 II-2         First Lien                 No
TOPEKA                      100024200011015100                 II-2         First Lien                 No
ANDERSON                    100024200010306039                 II-2         First Lien                 No
HATTIESBURG                 100024200010963789                 II-2         First Lien                 No
MOUNT AIRY                  100024200010543482                 II-2         First Lien                 No
LEXINGTON                   100024200010456370                 II-2         First Lien                 No
LEXINGTON                   100024200010456651                 II-2         First Lien                 No
RALEIGH                     100024200010309447                 II-2         First Lien                 No
RALEIGH                     100024200010309868                 II-2         First Lien                 No
CROWN POINT                 100024200010967459                 II-2         First Lien                 No
RALEIGH                     100024200010310718                 II-2         First Lien                 No
DENVER                      100024200010892079                 II-2         First Lien                 No
CHICAGO                     100024200010846034                 II-2         First Lien                 No
WOODBRIDGE                  100024200011015340                 II-2         First Lien                 No
FORT COLLINS                100225560558150031                 II-2         First Lien                 No
SAN RAFAEL                  100024200010678957                 II-2         First Lien                 No
HIGH POINT                  100024200011053358                 II-2         First Lien                 No
HUNTINGTON BEACH            100024200010980510                 II-2         First Lien                 No
CHICAGO                     100024200010630396                 II-2         First Lien                 No
DENVER                      100024200011016900                 II-2         First Lien                 No
ELMHURST                    100024200010980858                 II-2         First Lien                 No
KISSIMMEE                   100024200010550214                 II-2         First Lien                 No
OAKLAND                     100024200010981187                 II-2         First Lien                 No
RALEIGH                     100024200010315220                 II-2         First Lien                 No
HIGH POINT                  100024200011054372                 II-2         First Lien                 No
TOPEKA                      100024200011017254                 II-2         First Lien                 No
NAGS HEAD                   100024200010981286                 II-2         First Lien                 No
LYNN                        100225100001013593                 II-2         First Lien                 No
SACRAMENTO                  100279300000123410                 II-2         First Lien                 No
NEW ORLEANS                 100024200010635569                 II-2         First Lien                 No
FALLON                      100024200010553994                 II-2         First Lien                 No
GAITHERSBURG                100024200010474506                 II-2         First Lien                 No
SALT LAKE CITY              100024200010971303                 II-2         First Lien                 No
CHARLOTTESVILLE             100024200010475560                 II-2         First Lien                 No
EAST FALMOUTH               100024200010847776                 II-2         First Lien                 No
MINNEAPOLIS                 100024200010973713                 II-2         First Lien                 No
DETROIT                     100024200010481030                 II-2         First Lien                 No
CHESAPEAKE                  100024200010898027                 II-2         First Lien                 No
RIDGEWOOD                   100024200010974166                 II-2         First Lien                 No
BROOKLYN                    100024200010898217                 II-2         First Lien                 No
SARASOTA                    100024200010852578                 II-2         First Lien                 No
Terrell                     100404400000012197                 II-1         First Lien                 No
Terrell                     10040440000012619                  II-1         First Lien                 No
Fort Worth                  100404400000010696                 II-1         First Lien                 No
Fresno                      1004044-0000001381                 II-1         First Lien                 No
Spring                      100404400000012437                 II-1         First Lien                 No
Memphis                     100404400000009821                 II-1         First Lien                 No
Terrell                     100404400000014292                 II-1         First Lien                 No
Terrell                     100404400000014243                 II-1         First Lien                 No
Plano                       100404400000014490                 II-1         First Lien                 No
Athens                      100404400000010076                 II-1         First Lien                 No
Washington                  100404400000004467                 II-1         First Lien                 No
Crowley                     100404400000006454                 II-1         First Lien                 No
Missouri City               100404400000009078                 II-1         First Lien                 No
Island Park                 100399600000109320                 II-1         First Lien                 No
Broken Arrow                100038500010107467                 II-1         First Lien                 No
Aylett                      100078200000192980                 II-1         First Lien                 No
WALPOLE                     100029500008330973                 II-1         First Lien                 No
AGOURA HILLS                100029500008362877                 II-1         First Lien                 No
LAWRENCEVILLE               100029500008435772                 II-1         First Lien                 No
TUCSON                      100029500008367678                 II-1         First Lien                 No
NEWPORT                     100029500008778577                 II-1         First Lien                 No
CANTON                      100029500008096053                 II-1         First Lien                 No
FORT MYERS                  100029500008369302                 II-1         First Lien                 No
Worcester                   M10023850000201923                 II-1         First Lien                 No
MINNEAPOLIS                 100245400023808772                 II-1         First Lien                 No
GILBERTSVILLE               100386100002039238                 II-1         First Lien                 No
REDONDO BEACH               100029500008543658                 II-1         First Lien                 No
Fort Myers                  100030200559001563                 II-1         First Lien                 No
HILLSIDE                    100070210670024759                 II-1         First Lien                 No
Norwich                     M10023850000201344                 II-1         First Lien                 No
HARRISBURG                  100024200010623458                 II-2         First Lien                 No
GAINESVILLE                 100029500008404646                 II-1         First Lien                 No
PORT RICHEY                 100029500008260824                 II-1         First Lien                 No
LLANO AREA                  100079600400512829                 II-1         First Lien                 No
COLORADO CITY               100386100002030898                 II-1         First Lien                 No
YUMA                        100386100002048197                 II-1         First Lien                 No
SAN ANTONIO                 100386100002048429                 II-1         First Lien                 No
SAN DIEGO                   100221000000019761                 II-1         First Lien                 No
MISSION                     100386100002049989                 II-1         First Lien                 No
BRUNSWICK HILLS             100057400002374033                 II-1         First Lien                 No
YPSILANTI                   100057400002438242                 II-1         First Lien                 No
OAK GROVE                   100177054300008457                 II-1         First Lien                 No
NASHVILLE                   100029500008031225                 II-1         First Lien                 No
CAPE CORAL                  100029500008323101                 II-1         First Lien                 No
CONCORD                     100029500008283305                 II-1         First Lien                 No
JACKSONVILLE                100029500008533600                 II-1         First Lien                 No
HENDERSON                   100057400002121269                 II-1         First Lien                 No
BRUNSWICK                   100057400002355974                 II-1         First Lien                 No
DALLAS                      100204100000624445                 II-1         First Lien                 No
DALLAS                      100204100000612523                 II-1         First Lien                 No
EAST MORICHES               100314507700687034                 II-1         First Lien                 No
Cedar Hill                  100150409059002104                 II-1         First Lien                 No
Dothan                                                         II-1         First Lien                 No
Valley Village              100185105100301656                 II-1         First Lien                 No
Albany                      100114700000185435                 II-1         First Lien                 No
Albany                      100114700000188330                 II-1         First Lien                 No
Baltimore                   10011470000019050                  II-1         First Lien                 No
Hitchcock                   100052100005048486                 II-1         First Lien                 No
Oak Leaf                    100052100005048874                 II-1         First Lien                 No
Calexico                    100414001000116836                 II-1         First Lien                 No
HOUSTON                     100414001000118964                 II-1         First Lien                 No
HUMBLE                      100414001000118980                 II-1         First Lien                 No
Circle Pines                100197500000249680                 II-1         First Lien                 No
KATY                        100414001000114021                 II-1         First Lien                 No
Sunrise                                                        II-1         First Lien                 No
CHARLOTTE                   100027605040502489                 II-1         First Lien                 No
Dallas                      100034200005404672                 II-1         First Lien                 No
El Monte                    100034200002577355                 II-1         First Lien                 No
Charlotte                   100098900051004820                 II-1         First Lien                 No
WINDSOR                     100034200002504961                 II-1         First Lien                 No
Stafford                    100127800007244832                 II-1         First Lien                 No
Waterville Valley           100102373590178009                 II-1         First Lien                 No
Granada Hills               100102373310179680                 II-1         First Lien                 No
Maumelle                    100238400000459465                 II-1         First Lien                 No
Highland                    100279000002142711                 II-1         First Lien                 No
BALTIMORE                                                      II-1         First Lien                 No
Falls Church                100015305351228816                 II-1         First Lien                 No
Canton                      100098900051027995                 II-1         First Lien                 No
Plano                       100098900050908443                 II-1         First Lien                 No
Spring                      100098900051017947                 II-1         First Lien                 No
Minneapolis                                                    II-1         First Lien                 No
Minneapolis                                                    II-1         First Lien                 No
Saint Paul                  100431500000001202                 II-1         First Lien                 No
Miami                                                          II-1         First Lien                 No
DENTON                      100149500055582141                 II-1         First Lien                 No
GAINESVILLE                 100149500055588239                 II-1         First Lien                 No
HUNTSVILLE                  100149500055589849                 II-1         First Lien                 No
DENTON                      100149500055582919                 II-1         First Lien                 No
DALLAS                      100149500055588932                 II-1         First Lien                 No
Maywood                     100424905120014507                 II-1         First Lien                 No
Tyler                       100518000000003092                 II-1         First Lien                 No
Jefferson                                                      II-1         First Lien                 No
JACKSONVILLE                100251800000002631                 II-1         First Lien                 No
Phoenixville                100076500000897724                 II-1         First Lien                 No
TYLER                       100251800000003290                 II-1         First Lien                 No
HOUSTON                     100198901010000290                 II-1         First Lien                 No
Royal Oak                   100063700002723499                 II-1         First Lien                 No
Hightstown                  100035015700001568                 II-1         First Lien                 No
Belton                      100414001000122123                 II-1         First Lien                 No
Ellicott City               100015305351196302                 II-1         First Lien                 No
Paterson                    100234400000125151                 II-1         First Lien                 No
MANASSAS                    100015305850676481                 II-1         First Lien                 No
Springfield                 100015305850676309                 II-1         First Lien                 No
INDIANAPOLIS                100330705100091126                 II-1         First Lien                 No
INDIANAPOLIS                100330705100088643                 II-1         First Lien                 No
LOUISVILLE                  100330705100090557                 II-1         First Lien                 No
CONVERSE                    100177014800013589                 II-1         First Lien                 No
Austin                      100177015000032089                 II-1         First Lien                 No
CHARLOTTE                   100177053500004589                 II-1         First Lien                 No
CHANNELVIEW                 100177011300011253                 II-1         First Lien                 No
HOUSTON                     100177011300021625                 II-1         First Lien                 No
AUSTIN                      100177015000028830                 II-1         First Lien                 No
Aurora                      100072500008207144                 II-1         First Lien                 No
Saint Louis                 100072500008206039                 II-1         First Lien                 No
KATY                        100198900000028804                 II-1         First Lien                 No
MOUNT CARMEL                100198900000033440                 II-1         First Lien                 No
LAKE JACKSON                100198900000033861                 II-1         First Lien                 No
Cambridge                   100139000024604409                 II-1         First Lien                 No
FORTH WORTH                 100404400000000648                 II-1         First Lien                 No
Houston                     100198900000031121                 II-1         First Lien                 No
AUSTIN                      100198900000020314                 II-1         First Lien                 No
Lubbock                                                        II-1         First Lien                 No
DALLAS                      100198900000025255                 II-1         First Lien                 No
LOS ANGELES                 100177054300011568                 II-1         First Lien                 No
HOUSTON                     100198900000031030                 II-1         First Lien                 No
FORT WORTH                  10019890000033705                  II-1         First Lien                 No
Longport                    100076500000830824                 II-1         First Lien                 No
Providence                  M10023850000201189                 II-1         First Lien                 No
Edgewater                   100212504000209554                 II-1         First Lien                 No
DELMAR                      100212504000227986                 II-1         First Lien                 No
Memphis                     100212504000218365                 II-1         First Lien                 No
ELIZABETHTON                100212504000223548                 II-1         First Lien                 No
PITTSBURGH                  100212504000230451                 II-1         First Lien                 No
Carlisle                    100212504000230741                 II-1         First Lien                 No
LANSING                     100212504000220718                 II-1         First Lien                 No
LANSING                     100212504000220668                 II-1         First Lien                 No
MCKNIGHTSTOWN               100212504000221161                 II-1         First Lien                 No
ABBOTTSTOWN                 100212504000223118                 II-1         First Lien                 No
LOCKPORT                                                       II-1         First Lien                 No
New Hope                    100212504000223076                 II-1         First Lien                 No
GETTYSBURG                  100212504000223225                 II-1         First Lien                 No
SALISBURY                   100212504000226418                 II-1         First Lien                 No
KNOXVILLE                   100212504000223126                 II-1         First Lien                 No
KISSIMMEE                   100212504000226715                 II-1         First Lien                 No
Lothian                     100212504000197486                 II-1         First Lien                 No
Philadelphia                100212504000202476                 II-1         First Lien                 No
Philadelphia                100212504000202542                 II-1         First Lien                 No
Temple Hills                100212504000214638                 II-1         First Lien                 No
Sevierville                 100212504000214810                 II-1         First Lien                 No
Curtis Bay                  100212504000177504                 II-1         First Lien                 No
Nashua                                                         II-1         First Lien                 No
Brookline                   100196600000248954                 II-1         First Lien                 No
Bronx                       100234400000130839                 II-1         First Lien                 No
Naples                      100234400000127496                 II-1         First Lien                 No
Saint Francis               100220710000101473                 II-1         First Lien                 No
Coon Rapids                 100220710000093308                 II-1         First Lien                 No
Columbia Heights            100220710000096996                 II-1         First Lien                 No
Louisville                  100265600004408733                 II-1         First Lien                 No
Katy                        100265600004412305                 II-1         First Lien                 No
Oneonta                     10026500004412990                  II-1         First Lien                 No
PEARLAND                    100265600004900408                 II-1         First Lien                 No
De Soto                     100265600004900234                 II-1         First Lien                 No
Houston                     100265600004270679                 II-1         First Lien                 No
Cleveland                   100265600004270927                 II-1         First Lien                 No
SAN BERNARDINO              100386100002026508                 II-1         First Lien                 No
SAN BERNARDINO              100386100002026516                 II-1         First Lien                 No
Dallas                                                         II-1         First Lien                 No
San Antonio                 100424905110008550                 II-1         First Lien                 No
Laguna Vista                100424905110008493                 II-1         First Lien                 No
Mansfield                   100424905100007117                 II-1         First Lien                 No
Mesquite                    100424905100006879                 II-1         First Lien                 No
Lake Jackson                100424905100007752                 II-1         First Lien                 No
Houston                     100424905100007794                 II-1         First Lien                 No
Corpus Christi              100424905100006168                 II-1         First Lien                 No
FENWICK ISLAND              100086600526032018                 II-1         First Lien                 No
LAFAYETTE                   100204100000663245                 II-1         First Lien                 No
MALIBU                      100072900000827420                 II-1         First Lien                 No
IRVINE                      100057400002340976                 II-1         First Lien                 No
TYLER                       100251800000002375                 II-1         First Lien                 No
MONTGOMERY                  100251800000001583                 II-1         First Lien                 No
GARLAND                     100251800000002003                 II-1         First Lien                 No
Garland                     100251800000002847                 II-1         First Lien                 No
FARMERSVILLE                100251800000000445                 II-1         First Lien                 No
GILBERT                     100029500008666228                 II-1         First Lien                 No
San Francisco               100218000000165478                 II-1         First Lien                 No
FORT MEYERS                 100029500008572087                 II-1         First Lien                 No
Lorton                      100015305850536065                 II-1         First Lien                 No
UNIONVILLE                  100076500000877833                 II-1         First Lien                 No
Dover                       100076500000895173                 II-1         First Lien                 No
Aldan                       100076500000848628                 II-1         First Lien                 No
Newtown                     100076500000902987                 II-1         First Lien                 No
Pennsauken                  100076500000902599                 II-1         First Lien                 No
YUCCA VALLEY                100024200010505192                 II-1         First Lien                 No
TAVARES                     100024200010910475                 II-1         First Lien                 No
ABERDEEN                    100024200010914196                 II-1         First Lien                 No
WALDEN                      100024200010914238                 II-1         First Lien                 No
FALL RIVER                  100024200010915508                 II-1         First Lien                 No
BONITA SPRINGS              100024200010352736                 II-1         First Lien                 No
ISSAQUAH                    100024200010649404                 II-1         First Lien                 No
MISSOURI CITY               100024200010361695                 II-1         First Lien                 No
IDAHO FALLS                 100024200010995526                 II-1         First Lien                 No
MEDINA                      100024200011116353                 II-1         First Lien                 No
SNOHOMISH                   100024200010649495                 II-1         First Lien                 No
SEATTLE                     100024200010649669                 II-1         First Lien                 No
THOMASTON                   100024200010751663                 II-1         First Lien                 No
MOORESVILLE                 100024200010704787                 II-1         First Lien                 No
THOMASTON                   100024200010751887                 II-1         First Lien                 No
SAN ANTONIO                 100024200010651038                 II-1         First Lien                 No
RENO                        100024200011077803                 II-1         First Lien                 No
NORTH AURORA                100024200010800718                 II-1         First Lien                 No
SPOKANE                     100024200010587661                 II-1         First Lien                 No
DICKINSON                                                      II-1         First Lien                 No
SYRACUSE                    100024200011034556                 II-1         First Lien                 No
MOUNT SINAI                 100024200007195007                 II-1         First Lien                 No
SPRINGFIELD                 100024200010652184                 II-1         First Lien                 No
SPRINGFIELD                 100024200010652267                 II-1         First Lien                 No
SYRACUSE                    100024200010591085                 II-1         First Lien                 No
CATHEDRAL CITY              100024200010591267                 II-1         First Lien                 No
RIVERDALE                   100024200010839328                 II-1         First Lien                 No
PHILADELPHIA                100024200010841043                 II-1         First Lien                 No
ATLANTA                     100024200010841902                 II-1         First Lien                 No
MIAMI                                                          II-1         First Lien                 No
HIDDEN VALLEY               100024200011078421                 II-1         First Lien                 No
BALTIMORE                   100024200010801419                 II-1         First Lien                 No
BRONX                       100024200010397491                 II-1         First Lien                 No
BROOKLYN                    100024200011123375                 II-1         First Lien                 No
WOOD DALE                   100024200010707970                 II-1         First Lien                 No
CORAL SPRINGS                                                  II-1         First Lien                 No
COVINGTON                   100024200010712681                 II-1         First Lien                 No
JAMAICA                     100024200010999031                 II-1         First Lien                 No
DALLAS                      100024200011125024                 II-1         First Lien                 No
GERMANTOWN                  100024200010754667                 II-1         First Lien                 No
HALETHORPE                  100024200011126303                 II-1         First Lien                 No
OSPREY                      100024200010592299                 II-1         First Lien                 No
LAS VEGAS                                                      II-1         First Lien                 No
PACOLET                     100024200010999726                 II-1         First Lien                 No
FRANKLINTON                 100024200010756043                 II-1         First Lien                 No
FOUNTAIN HILLS              100024200010594113                 II-1         First Lien                 No
PIKESVILLE                  100024200010595243                 II-1         First Lien                 No
NORTHAMPTON                 100024200010657175                 II-1         First Lien                 No
MENIFEE                     100024200010657514                 II-1         First Lien                 No
SPOKANE VALLEY              100024200010759302                 II-1         First Lien                 No
YOUNGSTOWN                  100024200010660252                 II-1         First Lien                 No
NORTHBROOK                  100024200010660328                 II-1         First Lien                 No
WALDORF                     100024200010661102                 II-1         First Lien                 No
SEFFNER                     100056400970503762                 II-1         First Lien                 No
MANDEVILLE                                                     II-1         First Lien                 No
CARLSBAD                    100024200010055008                 II-1         First Lien                 No
LAUDERDALE LAKES            100024200010056543                 II-1         First Lien                 No
GULFPORT                    100024200011083132                 II-1         First Lien                 No
MIAMI                                                          II-1         First Lien                 No
LAUDERDALE LAKES            100024200010056865                 II-1         First Lien                 No
TAMPA                       100024200011130859                 II-1         First Lien                 No
COLUMBIA FALLS              100024200010810147                 II-1         First Lien                 No
FULTON                      100024200010430227                 II-1         First Lien                 No
LAUDERDALE LAKES            100024200010057103                 II-1         First Lien                 No
MENTOR                      100024200010760524                 II-1         First Lien                 No
BRANDON                     100024200010431142                 II-1         First Lien                 No
ALVA                        100024200010074330                 II-1         First Lien                 No
WILTON                      100024200011039043                 II-1         First Lien                 No
GRANTS PASS                 100024200011131832                 II-1         First Lien                 No
LOUISVILLE                  100024200010810360                 II-1         First Lien                 No
CHELSEA                     100024200010717680                 II-1         First Lien                 No
MCHENRY                     100024200010076897                 II-1         First Lien                 No
CALIMESA                    100024200010641823                 II-1         First Lien                 No
HAMMOND                     100024200010082374                 II-1         First Lien                 No
CHOCTAW                     100024200011132970                 II-1         First Lien                 No
LODI                        100024200010761506                 II-1         First Lien                 No
LAS VEGAS                   100319500511040076                 II-1         First Lien                 No
MIAMI                       100024200010093199                 II-1         First Lien                 No
UNIVERSITY PLACE            100024200011004716                 II-1         First Lien                 No
BEAVERCREEK                 100024200010665129                 II-1         First Lien                 No
KINGSTON                    100024200010721161                 II-1         First Lien                 No
SAN JUAN CAPISTRANO         100024200010104855                 II-1         First Lien                 No
CHICAGO                     100024200010721799                 II-1         First Lien                 No
BOYNE CITY                  100024200010722698                 II-1         First Lien                 No
PAWLEYS ISLAND              100024200010845440                 II-1         First Lien                 No
GRETNA                      100024200009547429                 II-1         First Lien                 No
GRETNA                      100024200009552098                 II-1         First Lien                 No
HIALEAH                     100024200010109425                 II-1         First Lien                 No
RIVERDALE                   100024200010450423                 II-1         First Lien                 No
CAPTIVA                     100024200010119747                 II-1         First Lien                 No
TOLEDO                      100024200011089444                 II-1         First Lien                 No
TAMPA                       100024200010764567                 II-1         First Lien                 No
MARKHAM                     100024200010453328                 II-1         First Lien                 No
MAGNOLIA                    100024200010765549                 II-1         First Lien                 No
WASHINGTON                  100024200010723068                 II-1         First Lien                 No
BREMERTON                   100024200010671754                 II-1         First Lien                 No
MONTGOMERY                  100024200010457915                 II-1         First Lien                 No
MIAMI                       100024200009586260                 II-1         First Lien                 No
HEMET                       100024200010766778                 II-1         First Lien                 No
CHARDON                     100024200010570931                 II-1         First Lien                 No
THOMASTON                   100024200010743926                 II-1         First Lien                 No
LOUISVILLE                  100024200010976880                 II-1         First Lien                 No
NORTH LAS VEGAS             100024200010496293                 II-1         First Lien                 No
BOSTON                      100024200010644678                 II-1         First Lien                 No
FRIENDSWOOD                 100024200010575666                 II-1         First Lien                 No
LAKE WALES                  100024200010497267                 II-1         First Lien                 No
HUTTO                       100024200010744205                 II-1         First Lien                 No
CHICAGO                     100024200011023658                 II-1         First Lien                 No
MANDEVILLE                  100024200010694889                 II-1         First Lien                 No
FLORENCE                    100024200011065287                 II-1         First Lien                 No
SAN BERNARDINO              100024200010645022                 II-1         First Lien                 No
ASHEVILLE                   100024200011113657                 II-1         First Lien                 No
COACHELLA                   100024200010952931                 II-1         First Lien                 No
FLORENCE                    100024200010575807                 II-1         First Lien                 No
FLATWOODS                   100024200011068976                 II-1         First Lien                 No
SEATTLE                     100024200010745913                 II-1         First Lien                 No
SAN RAMON                   100024200010698005                 II-1         First Lien                 No
BOSTON                      100024200010645535                 II-1         First Lien                 No
PITTSBURG                   100024200011114440                 II-1         First Lien                 No
COLUMBUS                    100024200010576540                 II-1         First Lien                 No
HATTIESBURG                 100024200010501001                 II-1         First Lien                 No
PHOENIX                     100024200010698617                 II-1         First Lien                 No
GREER                       100024200010501092                 II-1         First Lien                 No
SPRINGFIELD                 100024200010955959                 II-1         First Lien                 No
PITTSBURG                   100024200010699946                 II-1         First Lien                 No
RANDALLSTOWN                100024200010994354                 II-1         First Lien                 No
MISSION                     100024200010956866                 II-1         First Lien                 No
POLLOCK PINES               100024200011077639                 II-1         First Lien                 No
FORT MOHAVE                 100024200010502728                 II-1         First Lien                 No
WELCH                       100024200010647705                 II-1         First Lien                 No
CARBONDALE                  100024200010579114                 II-1         First Lien                 No
FORT MOHAVE                 100024200010503809                 II-1         First Lien                 No
GREER                       100024200010504716                 II-1         First Lien                 No
SAN BERNARDINO              100024200010909972                 II-1         First Lien                 No
SARASOTA                    100024200010938062                 II-1         First Lien                 No
HOPEWELL JUNCTION           100024200009881802                 II-1         First Lien                 No
CHARLOTTE                   100024200010624563                 II-1         First Lien                 No
SARASOTA                    100024200010938260                 II-1         First Lien                 No
KENSINGTON                  100024200010436703                 II-1         First Lien                 No
BEAVERTON                   100024200010960439                 II-1         First Lien                 No
PUTNAM                      100024200010624894                 II-1         First Lien                 No
ORLANDO                     100024200010974646                 II-1         First Lien                 No
SARASOTA                    100024200010938591                 II-1         First Lien                 No
EVERETT                     100024200010436810                 II-1         First Lien                 No
DECATUR                     100024200010300362                 II-1         First Lien                 No
GREENSBORO                  100024200011015514                 II-1         First Lien                 No
CHICAGO                     100024200010677504                 II-1         First Lien                 No
JACKSONVILLE                100024200010939987                 II-1         First Lien                 No
MANDEVILLE                  100024200010302566                 II-1         First Lien                 No
PAINESVILLE                 100024200010961296                 II-1         First Lien                 No
JACKSONVILLE                100024200010677686                 II-1         First Lien                 No
JONESBORO                   100024200010541734                 II-1         First Lien                 No
WOODLAKE                    100024200010445688                 II-1         First Lien                 No
COVINGTON                   100024200011016710                 II-1         First Lien                 No
STREETSBORO                 100024200010961767                 II-1         First Lien                 No
ERIE                        100024200010677702                 II-1         First Lien                 No
FLORENCE                    100024200010627426                 II-1         First Lien                 No
SPRING                      100024200009892536                 II-1         First Lien                 No
OAKDALE                     100024200010447775                 II-1         First Lien                 No
MOUNT JULIET                100024200010919815                 II-1         First Lien                 No
PEORIA                      100024200010963409                 II-1         First Lien                 No
FLORENCE                    100024200010627806                 II-1         First Lien                 No
RALEIGH                     100024200010976716                 II-1         First Lien                 No
SPRINGFIELD                 100024200009906500                 II-1         First Lien                 No
FOUNTAIN INN                100024200011018542                 II-1         First Lien                 No
MIAMI                       100024200010449607                 II-1         First Lien                 No
PROVO                       100024200010921670                 II-1         First Lien                 No
FLORENCE                    100024200010627889                 II-1         First Lien                 No
DAVENPORT                   100024200009912094                 II-1         First Lien                 No
BAKERSFIELD                 100024200010456081                 II-1         First Lien                 No
WASHINGTON                  100024200010963995                 II-1         First Lien                 No
FLORENCE                    100024200010628093                 II-1         First Lien                 No
CHESTER                     100024200010837322                 II-1         First Lien                 No
BREAUX BRIDGE               100024200010456685                 II-1         First Lien                 No
IRVINGTON                   100024200010924088                 II-1         First Lien                 No
FLORISSANT                  100024200010894638                 II-1         First Lien                 No
KILL DEVIL HILLS            100024200010845655                 II-1         First Lien                 No
SUNRISE BEACH               100024200011016231                 II-1         First Lien                 No
FLORENCE                    100024200010628192                 II-1         First Lien                 No
WHITE HALL                  100024200010968382                 II-1         First Lien                 No
BATON ROUGE                 100056400460504833                 II-1         First Lien                 No
OLD HICKORY                 100024200010630834                 II-1         First Lien                 No
JOPLIN                      100024200011053739                 II-1         First Lien                 No
SANDY                       100024200011016983                 II-1         First Lien                 No
PORT SAINT LUCIE            100024200010468045                 II-1         First Lien                 No
KANSAS CITY                 100024200010680771                 II-1         First Lien                 No
SACRAMENTO                  100024200010550891                 II-1         First Lien                 No
WARREN                      100024200010320147                 II-1         First Lien                 No
KENT                        100024200010633549                 II-1         First Lien                 No
GREENVILLE                  100024200011054430                 II-1         First Lien                 No
HOMEWOOD                    100024200010472229                 II-1         First Lien                 No
MESA                        100024200010474415                 II-1         First Lien                 No
HUNTINGTON BEACH            100024200010970842                 II-1         First Lien                 No
FREDERICK                   100024200011018377                 II-1         First Lien                 No
SOUTH LAKE TAHOE            100024200010337356                 II-1         First Lien                 No
CORAL SPRINGS               100024200010682777                 II-1         First Lien                 No
CTY OF CMMRCE               100024200010641344                 II-1         First Lien                 No
SAN DIEGO                   100024200010338172                 II-1         First Lien                 No
HAMPTON                     100024200010558233                 II-1         First Lien                 No
MIAMI                       100024200010971733                 II-1         First Lien                 No
SCHENECTADY                 100024200010561963                 II-1         First Lien                 No
LOS ANGELES                 100024200010478598                 II-1         First Lien                 No
LAFAYETTE                   100024200010343024                 II-1         First Lien                 No
ELK GROVE                   100024200010899744                 II-1         First Lien                 No
NEWPORT NEWS                100024200010854640                 II-1         First Lien                 No
CLEARWATER                  100024200010855878                 II-1         First Lien                 No
PORTSMOUTH                  100024200011019086                 II-1         First Lien                 No
AVON                        100024200010642037                 II-1         First Lien                 No
HOLLYWOOD                   100024200011019276                 II-1         First Lien                 No
WEST LEBANON                100024200010566491                 II-1         First Lien                 No
TOLEDO                      100024200011019391                 II-1         First Lien                 No
GAUTIER                     100024200010946339                 II-1         First Lien                 No
MIAMI                       100024200010485080                 II-1         First Lien                 No
CANTON                      100024200010739403                 II-1         First Lien                 No
BUSHKILL                    100024200011063852                 II-1         First Lien                 No
MANDEVILLE                  100024200011040041                 II-1         First Lien                 No
RICHARDSON                  100024200010485700                 II-1         First Lien                 No
ACTON                       100214105110900039                 II-1         First Lien                 No
AUBURN                      100024200010741862                 II-1         First Lien                 No
MOUNT JULIET                100024200011044480                 II-1         First Lien                 No
ROCKVILLE                   100024200010643423                 II-1         First Lien                 No
AURORA                      100024200010986103                 II-1         First Lien                 No
SALT LAKE CITY              100024200010643878                 II-1         First Lien                 No
Clarkston                   100063700002707559                 II-1         First Lien                 No
Ferndale                    100036700002722178                 II-1         First Lien                 No

CITY1                         PP_DESC                IO_FLAG       IO_PERIOD                PORTFOLIO
-----------------------------------------------------------------------------------------------------
SHREWSBURY                    NO PP                    YES         10 YEARS                    EMC
UPLAND                        NO PP                    YES         10 YEARS                    EMC
WRIGHTWOOD                    NO PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
MAGALIA                       6M PP                    NO          NON-IO                      EMC
Lilburn                       NO PP                    NO          NON-IO                      EMC
EVANS                         6M PP                    NO          NON-IO                      EMC
FRESNO                        6M PP                    YES         10 YEARS                    EMC
HILLSBORO                     6M PP                    YES         10 YEARS                    EMC
IRVING                        NO PP                    NO          NON-IO                      EMC
NORTH LAS VEGAS               3Y PP                    YES         10 YEARS                    EMC
Spring Hill                   1Y PP                    YES         10 YEARS                    EMC
NORTH PORT                    6M PP                    YES         10 YEARS                    EMC
Union City                    NO PP                    YES         10 YEARS                    EMC
NAMPA                         6M PP                    YES         10 YEARS                    EMC
PATERSON                      NO PP                    YES         10 YEARS                    EMC
WOODSTOCK                     3Y PP                    YES         10 YEARS                    EMC
Midlothian                    3Y PP                    NO          NON-IO                      EMC
Suprise                       NO PP                    YES         10 YEARS                    EMC
Phoenix                       NO PP                    YES         10 YEARS                    EMC
Las Vegas                     3Y PP                    NO          NON-IO                      EMC
TOMBALL                       3Y PP                    YES         10 YEARS                    EMC
Lahaina                       3Y PP                    YES         10 YEARS                    EMC
CYPRESS                       3Y PP                    YES         10 YEARS                    EMC
Rowland Heights               2Y PP                    NO          NON-IO                      EMC
Tucson                        NO PP                    YES         10 YEARS                    EMC
Scottsdale                    NO PP                    NO          NON-IO                      EMC
Gaithersburg                  NO PP                    YES         10 YEARS                    EMC
Area of Duarte                3Y PP                    NO          NON-IO                      EMC
Hutchinson                    3Y PP                    YES         10 YEARS                    EMC
Sanger                        NO PP                    NO          NON-IO                      EMC
Trenton                       NO PP                    NO          NON-IO                      EMC
Los Angeles                   3Y PP                    NO          NON-IO                      EMC
Riverdale                     NO PP                    YES         10 YEARS                    EMC
Henrietta                     3Y PP                    NO          NON-IO                      EMC
Round Rock                    NO PP                    NO          NON-IO                      EMC
TULARE                        3Y PP                    YES         10 YEARS                    EMC
LOUISVILLE                    NO PP                    YES         10 YEARS                    EMC
SANTA ANA                     NO PP                    NO          NON-IO                      EMC
jonesboro                     NO PP                    NO          NON-IO                      EMC
Mitchellville                 NO PP                    YES         10 YEARS                    EMC
Chaska                        3Y PP                    YES         10 YEARS                    EMC
Fairfield                     3Y PP                    NO          NON-IO                      EMC
Tucson                        6M PP                    YES         10 YEARS                    EMC
Willow Spring                 NO PP                    NO          NON-IO                      EMC
Cypress                       NO PP                    NO          NON-IO                      EMC
PEORIA                        NO PP                    YES         10 YEARS                    EMC
Dallas                        NO PP                    YES         10 YEARS                    EMC
McDOnough                     NO PP                    YES         10 YEARS                    EMC
ROCKMART                      NO PP                    YES         10 YEARS                    EMC
LOS ANGELES                   NO PP                    YES         10 YEARS                    EMC
FRIDLEY                       3Y PP                    NO          NON-IO                      EMC
Hammond                       NO PP                    NO          NON-IO                      EMC
Cincinnati                    NO PP                    YES         10 YEARS                    EMC
LAS VEGAS                     NO PP                    YES         10 YEARS                    EMC
Colorado Springs              NO PP                    YES         10 YEARS                    EMC
Burns Township                3Y PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
MCDONOUGH                     NO PP                    YES         10 YEARS                    EMC
RYDAL                         NO PP                    YES         10 YEARS                    EMC
RIVERDALE                     NO PP                    YES         10 YEARS                    EMC
MCDONOUGH                     NO PP                    YES         10 YEARS                    EMC
Westlake Village              6M PP                    YES         10 YEARS                    EMC
Berkley                       NO PP                    YES         10 YEARS                    EMC
San Antonio                   NO PP                    YES         10 YEARS                    EMC
San Leandro                   NO PP                    NO          NON-IO                      EMC
Norfolk                       NO PP                    YES         10 YEARS                    EMC
Rising Sun                    NO PP                    NO          NON-IO                      EMC
Modesto                       3Y PP                    YES         10 YEARS                    EMC
Baltimore                     NO PP                    NO          NON-IO                      EMC
Baton Rouge                   3Y PP                    YES         10 YEARS                    EMC
Valley Village Area           NO PP                    NO          NON-IO                      EMC
Tallahassee                   1Y PP                    YES         10 YEARS                    EMC
HUNTSVILLE                    3Y PP                    NO          NON-IO                      EMC
Hahira                        NO PP                    NO          NON-IO                      EMC
Dallas                        NO PP                    NO          NON-IO                      EMC
Bloomfield                    NO PP                    NO          NON-IO                      EMC
Elizabeth                     NO PP                    YES         10 YEARS                    EMC
Colorado Springs              NO PP                    YES         10 YEARS                    EMC
Huntington Beach              6M PP                    NO          NON-IO                      EMC
Rockland                      NO PP                    YES         10 YEARS                    EMC
Gilbert                       1Y PP                    YES         10 YEARS                    EMC
RIALTO                        3Y PP                    YES         10 YEARS                    EMC
San Antonio                   NO PP                    NO          NON-IO                      EMC
KISSIMMEE                     NO PP                    YES         10 YEARS                    EMC
SACRAMENTO                    NO PP                    NO          NON-IO                      EMC
Georgetown                    NO PP                    YES         10 YEARS                    EMC
TROY                          NO PP                    NO          NON-IO                      EMC
WESTFIELD                     NO PP                    NO          NON-IO                      EMC
LAKE ELSINORE                 NO PP                    YES         10 YEARS                    EMC
KISSIMMEE                     NO PP                    YES         10 YEARS                    EMC
ORLANDO                       1Y PP                    YES         10 YEARS                    EMC
Surprise                      4M PP                    YES         10 YEARS                    EMC
Greensburg                    3Y PP                    NO          NON-IO                      EMC
Mcdonough                     3Y PP                    NO          NON-IO                      EMC
PALM DESERT                   NO PP                    YES         10 YEARS                    EMC
CHULA VISTA                   NO PP                    NO          NON-IO                      EMC
Glendale                      3Y PP                    YES         10 YEARS                    EMC
Temple                        3Y PP                    NO          NON-IO                      EMC
College Station               3Y PP                    YES         10 YEARS                    EMC
MISSOURI CITY                 3Y PP                    NO          NON-IO                      EMC
OCEAN CITY                    NO PP                    YES         10 YEARS                    EMC
Tomball                       NO PP                    NO          NON-IO                      EMC
Valdosta                      NO PP                    NO          NON-IO                      EMC
Arlington                     NO PP                    NO          NON-IO                      EMC
Van Nuys                      NO PP                    NO          NON-IO                      EMC
DOUGLASVILLE                  NO PP                    NO          NON-IO                      EMC
Hinesville                    NO PP                    YES         10 YEARS                    EMC
CONYERS                       NO PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
Peroia                        NO PP                    YES         10 YEARS                    EMC
Los Lunas                     NO PP                    YES         10 YEARS                    EMC
Charlotte                     NO PP                    NO          NON-IO                      EMC
WASHINGTON                    NO PP                    YES         10 YEARS                    EMC
Riverdale                     3Y PP                    YES         10 YEARS                    EMC
LOMITA                        6M PP                    YES         10 YEARS                    EMC
CARTERSVILLE                  NO PP                    YES         10 YEARS                    EMC
Grand Junction                NO PP                    YES         10 YEARS                    EMC
Scottdale                     NO PP                    NO          NON-IO                      EMC
Valdosta                      NO PP                    YES         10 YEARS                    EMC
Queen Creek                   6M PP                    YES         10 YEARS                    EMC
Gilbert                       6M PP                    YES         10 YEARS                    EMC
SOMERTON                      3Y PP                    YES         10 YEARS                    EMC
Dundalk                       NO PP                    YES         10 YEARS                    EMC
Clinton                       NO PP                    NO          NON-IO                      EMC
Glen Burnie                   NO PP                    NO          NON-IO                      EMC
Coral Springs                 NO PP                    YES         10 YEARS                    EMC
COVINGTON                     NO PP                    YES         10 YEARS                    EMC
HUXLEY                        NO PP                    YES         10 YEARS                    EMC
CHESAPEAKE                    NO PP                    YES         10 YEARS                    EMC
Center Point                  NO PP                    YES         10 YEARS                    EMC
Waldorf                       NO PP                    NO          NON-IO                      EMC
Upper Marlboro                NO PP                    YES         10 YEARS                    EMC
DECATUR                       1Y PP                    NO          NON-IO                      EMC
AUSTELL                       1Y PP                    NO          NON-IO                      EMC
Cape Charles                  NO PP                    YES         10 YEARS                    EMC
Charlotte                     NO PP                    YES         10 YEARS                    EMC
Tulare                        3Y PP                    NO          NON-IO                      EMC
Madison                       NO PP                    YES         10 YEARS                    EMC
Ocoee                         NO PP                    YES         10 YEARS                    EMC
Kendall Park                  NO PP                    YES         10 YEARS                    EMC
Bryan                         NO PP                    YES         10 YEARS                    EMC
West Valley City              NO PP                    YES         10 YEARS                    EMC
Tavares                       NO PP                    NO          NON-IO                      EMC
Panama City Beach             NO PP                    NO          NON-IO                      EMC
PIQUA                         NO PP                    NO          NON-IO                      EMC
San Jose                      3Y PP                    NO          NON-IO                      EMC
SHOREHAM                      6M PP                    NO          NON-IO                      EMC
Kingston                      3Y PP                    NO          NON-IO                      EMC
Miami                         3Y PP                    YES         10 YEARS                    EMC
Olathe                        NO PP                    YES         10 YEARS                    EMC
BUCKEYE                       NO PP                    YES         10 YEARS                    EMC
Fort Myers                    NO PP                    NO          NON-IO                      EMC
Cape Coral                    NO PP                    YES         10 YEARS                    EMC
BRIDGEWATER                   NO PP                    YES         10 YEARS                    EMC
TAMPA                         3Y PP                    YES         10 YEARS                    EMC
BAKERSFIELD                   6M PP                    YES         10 YEARS                    EMC
Cape Coral                    NO PP                    YES         10 YEARS                    EMC
San Marcos                    NO PP                    NO          NON-IO                      EMC
CIBOLO                        6M PP                    YES         10 YEARS                    EMC
De Soto                       3Y PP                    NO          NON-IO                      EMC
POWAY                         6M PP                    YES         10 YEARS                    EMC
BOUND BROOK                   NO PP                    YES         10 YEARS                    EMC
Clearwater                    NO PP                    NO          NON-IO                      EMC
PHOENIXVILLE                  6M PP                    YES         10 YEARS                    EMC
Frisco                        NO PP                    YES         10 YEARS                    EMC
FREDERICKSBURG                NO PP                    NO          NON-IO                      EMC
New Albany                    NO PP                    YES         10 YEARS                    EMC
CINCINNATI                    3Y PP                    YES         10 YEARS                    EMC
SPOTSYLVANIA                  1Y PP                    YES         10 YEARS                    EMC
POTTSTOWN                     6M PP                    YES         10 YEARS                    EMC
CONROE                        NO PP                    NO          NON-IO                      EMC
PHOENIXVILLE                  6M PP                    YES         10 YEARS                    EMC
BELLEVUE                      6M PP                    YES         10 YEARS                    EMC
UNION BRIDGE                  NO PP                    YES         10 YEARS                    EMC
Baltimore                     3Y PP                    YES         10 YEARS                    EMC
RIO RANCHO                    6M PP                    YES         10 YEARS                    EMC
NEW OXFORD                    6M PP                    YES         10 YEARS                    EMC
FREDERICKSBURG                6M PP                    YES         10 YEARS                    EMC
Roosevelt                     NO PP                    YES         10 YEARS                    EMC
Orem                          NO PP                    YES         10 YEARS                    EMC
Anamosa                       NO PP                    NO          NON-IO                      EMC
BALDWIN PARK                  6M PP                    YES         10 YEARS                    EMC
NOVI                          NO PP                    YES         10 YEARS                    EMC
North Webster                 NO PP                    NO          NON-IO                      EMC
LORTON                        NO PP                    NO          NON-IO                      EMC
BOISE                         NO PP                    YES         10 YEARS                    EMC
CARTERSVILLE                  NO PP                    YES         10 YEARS                    EMC
ELKHART                       NO PP                    NO          NON-IO                      EMC
Wyandotte                     3Y PP                    NO          NON-IO                      EMC
SHAKER HEIGHTS                3Y PP                    YES         10 YEARS                    EMC
HATTIESBURG                   3Y PP                    YES         10 YEARS                    EMC
AUSTELL                       6M PP                    YES         10 YEARS                    EMC
Long Beach                    6M PP                    YES         10 YEARS                    EMC
College Park                  NO PP                    NO          NON-IO                      EMC
Baltimore                     NO PP                    YES         10 YEARS                    EMC
VILLA RICA                    NO PP                    YES         10 YEARS                    EMC
Sugar Land                    3Y PP                    YES         10 YEARS                    EMC
East Orange                   NO PP                    YES         10 YEARS                    EMC
OKLAHOMA CITY                 6M PP                    YES         10 YEARS                    EMC
ROCKMART                      NO PP                    YES         10 YEARS                    EMC
CIBOLO                        6M PP                    YES         10 YEARS                    EMC
MONROE                        NO PP                    YES         10 YEARS                    EMC
WOODBURN                      6M PP                    YES         10 YEARS                    EMC
ROCKVILLE                     6M PP                    NO          NON-IO                      EMC
Sterling                      NO PP                    YES         10 YEARS                    EMC
ELLICOTT CITY                 3Y PP                    YES         10 YEARS                    EMC
Centreville                   NO PP                    YES         10 YEARS                    EMC
Aurora                        NO PP                    YES         10 YEARS                    EMC
HAMILTON                      6M PP                    YES         10 YEARS                    EMC
MEDFORD                       6M PP                    YES         10 YEARS                    EMC
DUNDALK                       NO PP                    YES         10 YEARS                    EMC
MILWAUKEE                     6M PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    6M PP                    YES         10 YEARS                    EMC
SUMTER                        NO PP                    YES         10 YEARS                    EMC
GERMANTOWN                    NO PP                    YES         10 YEARS                    EMC
SILVER SPRING                 NO PP                    YES         10 YEARS                    EMC
HOUSTON                       6M PP                    YES         10 YEARS                    EMC
CAPE CORAL                    3Y PP                    YES         10 YEARS                    EMC
ANTHEM                        6M PP                    YES         10 YEARS                    EMC
Newark                        3Y PP                    NO          NON-IO                      EMC
Meridian                      6M PP                    YES         10 YEARS                    EMC
Havelock                      NO PP                    YES         10 YEARS                    EMC
Port Saint Lucie              3Y PP                    YES         10 YEARS                    EMC
Denver                        NO PP                    YES         10 YEARS                    EMC
REDMOND                       6M PP                    YES         10 YEARS                    EMC
ST. JAMES                     6M PP                    NO          NON-IO                      EMC
ALEXANDRIA                    NO PP                    YES         10 YEARS                    EMC
Gilbert                       3Y PP                    YES         10 YEARS                    EMC
KANSAS CITY                   3Y PP                    NO          NON-IO                      EMC
GARDEN CITY PARK              6M PP                    NO          NON-IO                      EMC
NORFOLK                       3Y PP                    YES         10 YEARS                    EMC
OCEAN VIEW                    NO PP                    NO          NON-IO                      EMC
Salem                         NO PP                    YES         10 YEARS                    EMC
Spokane Valley                NO PP                    NO          NON-IO                      EMC
Tallahassee                   NO PP                    YES         10 YEARS                    EMC
Miami                         NO PP                    YES         10 YEARS                    EMC
Scottsdale                    3Y PP                    YES         10 YEARS                    EMC
EAST WILLISTON                6M PP                    YES         10 YEARS                    EMC
BAKERSFIELD                   3Y PP                    YES         10 YEARS                    EMC
FOUNTAIN                      NO PP                    YES         10 YEARS                    EMC
KALAMAZOO                     6M PP                    YES         10 YEARS                    EMC
STOCKTON                      NO PP                    NO          NON-IO                      EMC
Milford                       NO PP                    NO          NON-IO                      EMC
SEVERNA PARK                  6M PP                    YES         10 YEARS                    EMC
FREDERICK                     NO PP                    YES         10 YEARS                    EMC
TUCSON                        6M PP                    YES         10 YEARS                    EMC
Beltsville                    NO PP                    YES         10 YEARS                    EMC
Long Beach                    6M PP                    YES         10 YEARS                    EMC
Gloucester City               3Y PP                    YES         10 YEARS                    EMC
Oakland                       6M PP                    YES         10 YEARS                    EMC
BAKERSFIELD                   6M PP                    YES         10 YEARS                    EMC
DECATUR                       6M PP                    YES         10 YEARS                    EMC
LITITZ                        6M PP                    YES         10 YEARS                    EMC
LACEY                         3Y PP                    NO          NON-IO                      EMC
TAVERNIER                     6M PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
Woodbridge                    NO PP                    YES         10 YEARS                    EMC
OLIVEHURST                    6M PP                    YES         10 YEARS                    EMC
FRESNO                        6M PP                    YES         10 YEARS                    EMC
Saint Ann                     3Y PP                    NO          NON-IO                      EMC
PHOENIX                       6M PP                    NO          NON-IO                      EMC
FREDERICK                     6M PP                    YES         10 YEARS                    EMC
Tarzana                       6M PP                    YES         10 YEARS                    EMC
Surprise                      NO PP                    YES         10 YEARS                    EMC
DECATUR                       6M PP                    YES         10 YEARS                    EMC
LAUDERHILL                    6M PP                    YES         10 YEARS                    EMC
DEERFIELD                     6M PP                    YES         10 YEARS                    EMC
Gilbert                       NO PP                    YES         10 YEARS                    EMC
GAMBRILLS                     NO PP                    YES         10 YEARS                    EMC
Imperial Beach                3Y PP                    YES         10 YEARS                    EMC
FATE                          3Y PP                    YES         10 YEARS                    EMC
Lees Summit                   3Y PP                    YES         10 YEARS                    EMC
OLYMPIA                       6M PP                    YES         10 YEARS                    EMC
FORT WORTH                    6M PP                    YES         10 YEARS                    EMC
Katy                          3Y PP                    NO          NON-IO                      EMC
MYRTLE BEACH                  6M PP                    NO          NON-IO                      EMC
GAITHERSBURG                  NO PP                    YES         10 YEARS                    EMC
Fairfax Station               NO PP                    YES         5 YEARS                     EMC
Huntington Beach              3Y PP                    NO          NON-IO                      EMC
SAN JOSE                      6M PP                    YES         10 YEARS                    EMC
LAS VEGAS                     6M PP                    NO          NON-IO                      EMC
LANHAM                        NO PP                    YES         10 YEARS                    EMC
DAVIDSONVILLE                 6M PP                    YES         10 YEARS                    EMC
SNOHOMISH                     6M PP                    YES         10 YEARS                    EMC
FREDERICK                     6M PP                    YES         10 YEARS                    EMC
BOSTON                        NO PP                    YES         10 YEARS                    EMC
Pensacola                     NO PP                    YES         10 YEARS                    EMC
MONROE                        NO PP                    YES         10 YEARS                    EMC
Goodyear                      6M PP                    YES         10 YEARS                    EMC
SANTA ANA                     6M PP                    YES         10 YEARS                    EMC
LOUISVILLE                    NO PP                    YES         10 YEARS                    EMC
DELMAR                        6M PP                    YES         10 YEARS                    EMC
Punta Gorda                   NO PP                    YES         10 YEARS                    EMC
CROSBY                        6M PP                    YES         10 YEARS                    EMC
LEAGUE CITY                   3Y PP                    YES         10 YEARS                    EMC
PAINESVILLE                   6M PP                    YES         10 YEARS                    EMC
BELL GARDENS                  6M PP                    YES         10 YEARS                    EMC
COLEMAN                       NO PP                    YES         10 YEARS                    EMC
DOVER                         NO PP                    YES         10 YEARS                    EMC
HARVEST                       6M PP                    YES         10 YEARS                    EMC
Boyertown                     NO PP                    YES         10 YEARS                    EMC
Hampshire                     NO PP                    YES         10 YEARS                    EMC
FORT WORTH                    6M PP                    YES         10 YEARS                    EMC
Batesville                    6M PP                    NO          NON-IO                      EMC
TULARE                        6M PP                    YES         10 YEARS                    EMC
GALLATIN GATEWAY              6M PP                    YES         10 YEARS                    EMC
FOUNTAIN HILLS                6M PP                    YES         10 YEARS                    EMC
FREDERICK                     6M PP                    YES         10 YEARS                    EMC
ORLANDO                       6M PP                    YES         10 YEARS                    EMC
ATLANTA                       3Y PP                    YES         10 YEARS                    EMC
ROSEBURG                      NO PP                    NO          NON-IO                      EMC
SAN ANTONIO                   3Y PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    6M PP                    YES         10 YEARS                    EMC
BARTLETT                      NO PP                    YES         10 YEARS                    EMC
Clovis                        3Y PP                    YES         5 YEARS                     EMC
LEXINGTON                     NO PP                    YES         10 YEARS                    EMC
San Bernardino                3Y PP                    YES         10 YEARS                    EMC
Montgomery Village            NO PP                    YES         10 YEARS                    EMC
SAN ANTONIO                   3Y PP                    NO          NON-IO                      EMC
Shady Side                    3Y PP                    YES         10 YEARS                    EMC
Lancaster                     3Y PP                    NO          NON-IO                      EMC
riverside                     NO PP                    YES         10 YEARS                    EMC
Idledale                      NO PP                    NO          NON-IO                      EMC
Mckinney                      NO PP                    NO          NON-IO                      EMC
Lexington                     3Y PP                    NO          NON-IO                      EMC
Sacramento                    6M PP                    NO          NON-IO                      EMC
GULF SHORES                   NO PP                    YES         10 YEARS                    EMC
Littleton                     NO PP                    YES         10 YEARS                    EMC
Kissimmee                     3Y PP                    NO          NON-IO                      EMC
GREENSBORO                    3Y PP                    YES         10 YEARS                    EMC
OKLAHOMA CITY                 NO PP                    YES         10 YEARS                    EMC
Quincy                        NO PP                    NO          NON-IO                      EMC
Whitesboro                    3Y PP                    YES         10 YEARS                    EMC
Saint Louis                   3Y PP                    YES         10 YEARS                    EMC
Spring                        3Y PP                    YES         10 YEARS                    EMC
Beetown                       NO PP                    NO          NON-IO                      EMC
Elizabethtown                 3Y PP                    NO          NON-IO                      EMC
Manchester                    NO PP                    YES         10 YEARS                    EMC
Gore                          NO PP                    YES         10 YEARS                    EMC
Yorktown                      NO PP                    NO          NON-IO                      EMC
Orlando                       NO PP                    YES         10 YEARS                    EMC
Newport News                  NO PP                    NO          NON-IO                      EMC
RICHMOND                      NO PP                    NO          NON-IO                      EMC
Jasper                        NO PP                    NO          NON-IO                      EMC
PALMDALE                      NO PP                    YES         10 YEARS                    EMC
LAKE ELSINORE                 NO PP                    YES         10 YEARS                    EMC
SAHUARITA                     NO PP                    YES         10 YEARS                    EMC
LINCOLN                       NO PP                    YES         10 YEARS                    EMC
Queen Creek                   3Y PP                    YES         10 YEARS                    EMC
Destin                        NO PP                    YES         10 YEARS                    EMC
Woodstock                     NO PP                    NO          NON-IO                      EMC
Salem                         6M PP                    NO          NON-IO                      EMC
Miramar                       5Y PP                    YES         10 YEARS                    EMC
Hialeah                       NO PP                    YES         10 YEARS                    EMC
Miami                         3Y PP                    YES         10 YEARS                    EMC
SPRING                        NO PP                    NO          NON-IO                      EMC
BUCKEYE                       NO PP                    YES         10 YEARS                    EMC
Baltimore                     NO PP                    NO          NON-IO                      EMC
Cano Park Area                3Y PP                    YES         10 YEARS                    EMC
MUNDELEIN                     NO PP                    YES         10 YEARS                    EMC
HENDERSON                     NO PP                    YES         10 YEARS                    EMC
WAXAHACHIE                    3Y PP                    YES         10 YEARS                    EMC
Flint                         3Y PP                    NO          NON-IO                      EMC
SUNNYVALE                     6M PP                    NO          NON-IO                      EMC
CAMINO                        6M PP                    NO          NON-IO                      EMC
Santa Ana                     6M PP                    NO          NON-IO                      EMC
Annapolis                     NO PP                    YES         10 YEARS                    EMC
Annapolis                     NO PP                    YES         10 YEARS                    EMC
Annapolis                     NO PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 6M PP                    NO          NON-IO                      EMC
ABINGDON                      NO PP                    YES         10 YEARS                    EMC
Vienna                        NO PP                    YES         10 YEARS                    EMC
PRESTON                       3Y PP                    YES         10 YEARS                    EMC
Nashua                        NO PP                    NO          NON-IO                      EMC
Gilbertsville                 NO PP                    YES         10 YEARS                    EMC
FATE                          3Y PP                    YES         10 YEARS                    EMC
Gulfport                      NO PP                    NO          NON-IO                      EMC
FORNEY                        3Y PP                    YES         10 YEARS                    EMC
RAMONA                        NO PP                    YES         10 YEARS                    EMC
Wylie                         3Y PP                    YES         10 YEARS                    EMC
Nashville                     NO PP                    NO          NON-IO                      EMC
Queen Creek                   6M PP                    YES         10 YEARS                    EMC
Buckeye                       3Y PP                    YES         10 YEARS                    EMC
Glendale                      3Y PP                    YES         10 YEARS                    EMC
Tucson                        6M PP                    YES         10 YEARS                    EMC
Avondale                      3Y PP                    YES         10 YEARS                    EMC
Strasburg                     NO PP                    YES         10 YEARS                    EMC
SAVANNAH                      1Y PP                    YES         10 YEARS                    EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
NEWNAN                        1Y PP                    NO          NON-IO                      EMC
Rochester                     3Y PP                    NO          NON-IO                      EMC
Rockwall                      NO PP                    YES         10 YEARS                    EMC
Avondale                      6M PP                    YES         10 YEARS                    EMC
Queen Creek                   6M PP                    YES         10 YEARS                    EMC
Avondale                      3Y PP                    YES         10 YEARS                    EMC
Avondale                      6M PP                    YES         10 YEARS                    EMC
Dallas                        3Y PP                    YES         10 YEARS                    EMC
Phoenix                       6M PP                    YES         10 YEARS                    EMC
Herndon                       3Y PP                    YES         10 YEARS                    EMC
Rio Rancho                    NO PP                    YES         10 YEARS                    EMC
Fairburn                      NO PP                    YES         10 YEARS                    EMC
Shaver Lake                   6M PP                    YES         10 YEARS                    EMC
Phoenix                       3Y PP                    YES         10 YEARS                    EMC
Palm Springs                  6M PP                    NO          NON-IO                      EMC
Grayson                       NO PP                    YES         10 YEARS                    EMC
Lancaster                     NO PP                    YES         10 YEARS                    EMC
Upper Marlboro                NO PP                    YES         10 YEARS                    EMC
ESCONDIDO                     NO PP                    YES         10 YEARS                    EMC
ALGONQUIN                     NO PP                    YES         10 YEARS                    EMC
Eagle Mountain                NO PP                    YES         10 YEARS                    EMC
Schertz                       NO PP                    NO          NON-IO                      EMC
Maricopa                      NO PP                    YES         10 YEARS                    EMC
LOMA LINDA                    NO PP                    YES         10 YEARS                    EMC
CAMBRIDGE                     NO PP                    YES         10 YEARS                    EMC
Beltsville                    NO PP                    YES         10 YEARS                    EMC
Las Vegas                     NO PP                    NO          NON-IO                      EMC
Peabody                       NO PP                    NO          NON-IO                      EMC
ANNAPOLIS                     NO PP                    NO          NON-IO                      EMC
N LAUDERDALE                  3Y PP                    NO          NON-IO                      EMC
Bakersfield                   NO PP                    YES         10 YEARS                    EMC
Avondale                      3Y PP                    YES         10 YEARS                    EMC
Piscataway                    NO PP                    YES         10 YEARS                    EMC
Hiram                         NO PP                    YES         10 YEARS                    EMC
Enfield                       NO PP                    YES         10 YEARS                    EMC
Atlanta                       NO PP                    YES         10 YEARS                    EMC
Dallas                        NO PP                    YES         10 YEARS                    EMC
MIDDLETOWN                    NO PP                    NO          NON-IO                      EMC
DESOTO                        3Y PP                    NO          NON-IO                      EMC
FORT MILL                     NO PP                    YES         10 YEARS                    EMC
Lawrenceville                 NO PP                    YES         10 YEARS                    EMC
LAS VEGAS                     NO PP                    YES         10 YEARS                    EMC
MORENO VALLEY                 NO PP                    NO          NON-IO                      EMC
District Heights              3Y PP                    YES         10 YEARS                    EMC
Gilbert                       NO PP                    NO          NON-IO                      EMC
TALLAHASSEE                   NO PP                    NO          NON-IO                      EMC
SHERMAN OAKS                  1Y PP                    YES         10 YEARS                    EMC
ATLANTA                       1Y PP                    YES         10 YEARS                    EMC
Surprise                      6M PP                    YES         10 YEARS                    EMC
Ocala                         3Y PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    YES         10 YEARS                    EMC
San Clemente                  3Y PP                    YES         10 YEARS                    EMC
Laguna Niguel                 6M PP                    YES         10 YEARS                    EMC
Houston                       6M PP                    NO          NON-IO                      EMC
MONROE TOWNSHIP               NO PP                    YES         10 YEARS                    EMC
Trussville                    NO PP                    NO          NON-IO                      EMC
Miami                         3Y PP                    YES         10 YEARS                    EMC
Summerville                   3Y PP                    YES         10 YEARS                    EMC
Las Vegas                     NO PP                    YES         10 YEARS                    EMC
Azle                          NO PP                    NO          NON-IO                      EMC
CARTERSVILLE                  NO PP                    YES         10 YEARS                    EMC
MOORESVILLE                   NO PP                    YES         10 YEARS                    EMC
Florence                      6M PP                    YES         10 YEARS                    EMC
El Mirage                     6M PP                    YES         10 YEARS                    EMC
North Canton                  3Y PP                    NO          NON-IO                      EMC
FRANKLIN TOWNSHIP             NO PP                    YES         10 YEARS                    EMC
CHINO HILLS                   NO PP                    NO          NON-IO                      EMC
Kansas City                   3Y PP                    YES         10 YEARS                    EMC
Mount Dora                    3Y PP                    YES         10 YEARS                    EMC
Gilbert                       3Y PP                    YES         10 YEARS                    EMC
Rio Vista                     NO PP                    YES         10 YEARS                    EMC
Scottsdale                    3Y PP                    YES         10 YEARS                    EMC
Eustis                        3Y PP                    YES         10 YEARS                    EMC
Plano                         3Y PP                    YES         10 YEARS                    EMC
Boerne                        NO PP                    NO          NON-IO                      EMC
Clayton                       NO PP                    YES         10 YEARS                    EMC
CLAYTON                       NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
Phoenix                       NO PP                    YES         10 YEARS                    EMC
BELTSVILLE                    NO PP                    YES         10 YEARS                    EMC
FAIRFIELD                     NO PP                    NO          NON-IO                      EMC
Baltimore                     NO PP                    NO          NON-IO                      EMC
Inglewood                     3Y PP                    NO          NON-IO                      EMC
CONCORD                       1Y PP                    YES         10 YEARS                    EMC
Santa Cruz                    6M PP                    YES         10 YEARS                    EMC
COVINGTON                     NO PP                    YES         10 YEARS                    EMC
COVINGTON                     NO PP                    YES         10 YEARS                    EMC
LOGANVILLE                    NO PP                    YES         10 YEARS                    EMC
ACWORTH                       NO PP                    YES         10 YEARS                    EMC
Charlotte                     NO PP                    YES         10 YEARS                    EMC
Charlotte                     NO PP                    YES         10 YEARS                    EMC
Birmingham                    NO PP                    YES         10 YEARS                    EMC
Rockville                     3Y PP                    YES         10 YEARS                    EMC
Santa Rosa Beach              NO PP                    YES         10 YEARS                    EMC
Hilton Head                   NO PP                    YES         10 YEARS                    EMC
LAKEWOOD                      3Y PP                    YES         10 YEARS                    EMC
Hapeville                     NO PP                    NO          NON-IO                      EMC
Carrollton                    3Y PP                    NO          NON-IO                      EMC
columbus                      NO PP                    NO          NON-IO                      EMC
Acworth                       NO PP                    YES         10 YEARS                    EMC
Stone Mountain                NO PP                    NO          NON-IO                      EMC
CLEARFIELD                    3Y PP                    YES         10 YEARS                    EMC
Mountain View                 6M PP                    YES         10 YEARS                    EMC
WYLIE                         3Y PP                    YES         10 YEARS                    EMC
MCDONOUGH                     1Y PP                    NO          NON-IO                      EMC
N LAS VEGAS                   NO PP                    YES         10 YEARS                    EMC
Nyssa                         NO PP                    NO          NON-IO                      EMC
CLEARFIELD                    3Y PP                    YES         10 YEARS                    EMC
OPA LOCKA                     3Y PP                    YES         10 YEARS                    EMC
Bensalem                      NO PP                    NO          NON-IO                      EMC
DORCHESTER                    NO PP                    YES         10 YEARS                    EMC
RIALTO                        NO PP                    YES         10 YEARS                    EMC
JERSEY CITY                   NO PP                    YES         10 YEARS                    EMC
Kennewick                     NO PP                    YES         10 YEARS                    EMC
Culpeper                      NO PP                    YES         10 YEARS                    EMC
KISSIMMEE                     NO PP                    YES         10 YEARS                    EMC
DECATUR                       1Y PP                    YES         10 YEARS                    EMC
Corpus Christi                NO PP                    NO          NON-IO                      EMC
Chicago                       NO PP                    YES         10 YEARS                    EMC
LAUREL                        NO PP                    YES         10 YEARS                    EMC
Spartanburg                   3Y PP                    NO          NON-IO                      EMC
Washington                    NO PP                    NO          NON-IO                      EMC
Katy                          3Y PP                    YES         10 YEARS                    EMC
BOSTON                        NO PP                    YES         10 YEARS                    EMC
GOOD HOPE                     NO PP                    YES         10 YEARS                    EMC
APOLLO BEACH                  NO PP                    YES         10 YEARS                    EMC
Lamont                        NO PP                    NO          NON-IO                      EMC
Joliet                        NO PP                    YES         5 YEARS                     EMC
Wesley Chapel                 NO PP                    YES         10 YEARS                    EMC
Marina Del Rey                NO PP                    NO          NON-IO                      EMC
Canton                        NO PP                    YES         10 YEARS                    EMC
Duluth                        NO PP                    NO          NON-IO                      EMC
San Antonio                   NO PP                    NO          NON-IO                      EMC
Denton                        NO PP                    NO          NON-IO                      EMC
Fairburn                      NO PP                    YES         10 YEARS                    EMC
Sachse                        NO PP                    YES         10 YEARS                    EMC
Hahira                        NO PP                    YES         10 YEARS                    EMC
Newnan                        NO PP                    NO          NON-IO                      EMC
Tampa                         NO PP                    YES         10 YEARS                    EMC
Springfield                   3Y PP                    NO          NON-IO                      EMC
Riverview                     3Y PP                    YES         5 YEARS                     EMC
Blue Rock                     3Y PP                    NO          NON-IO                      EMC
NEWPORT NEWS                  3Y PP                    YES         10 YEARS                    EMC
Miami                         NO PP                    YES         10 YEARS                    EMC
Brandon                       NO PP                    YES         10 YEARS                    EMC
Acworth                       NO PP                    YES         10 YEARS                    EMC
Fort Worth                    3Y PP                    YES         5 YEARS                     EMC
MINOOKA                       NO PP                    YES         10 YEARS                    EMC
Winston Salem                 NO PP                    YES         10 YEARS                    EMC
Summerville                   NO PP                    YES         10 YEARS                    EMC
GAMBRILLS                     NO PP                    YES         10 YEARS                    EMC
BLYTHEWOOD                    NO PP                    NO          NON-IO                      EMC
Hurst                         NO PP                    NO          NON-IO                      EMC
SCOTTSDALE                    3Y PP                    YES         10 YEARS                    EMC
BOSTON                        NO PP                    YES         10 YEARS                    EMC
SAN DIEGO                     NO PP                    YES         10 YEARS                    EMC
Bakersfield                   6M PP                    YES         10 YEARS                    EMC
Colorado Springs              NO PP                    YES         10 YEARS                    EMC
NASHVILLE                     NO PP                    YES         10 YEARS                    EMC
ATHENS                        NO PP                    NO          NON-IO                      EMC
South Bend                    3Y PP                    NO          NON-IO                      EMC
Forney                        3Y PP                    YES         10 YEARS                    EMC
Albuquerque                   NO PP                    YES         10 YEARS                    EMC
Riverside                     6M PP                    NO          NON-IO                      EMC
Mount Pleasant                NO PP                    NO          NON-IO                      EMC
BENICIA                       NO PP                    YES         10 YEARS                    EMC
Washington                    3Y PP                    YES         10 YEARS                    EMC
Pueblo                        NO PP                    NO          NON-IO                      EMC
Needham                       NO PP                    YES         10 YEARS                    EMC
Manassas Park                 NO PP                    YES         10 YEARS                    EMC
PATERSON                      NO PP                    NO          NON-IO                      EMC
Philadelphia                  NO PP                    YES         10 YEARS                    EMC
Austin                        NO PP                    YES         10 YEARS                    EMC
Clayton                       NO PP                    YES         10 YEARS                    EMC
Pfafftown                     NO PP                    YES         10 YEARS                    EMC
Norcross                      NO PP                    YES         10 YEARS                    EMC
Gaithersburg                  NO PP                    YES         10 YEARS                    EMC
Humble                        NO PP                    NO          NON-IO                      EMC
Tucson                        6M PP                    YES         10 YEARS                    EMC
DAYTON                        3Y PP                    YES         10 YEARS                    EMC
Tacoma                        3Y PP                    YES         10 YEARS                    EMC
CONCORD                       1Y PP                    YES         10 YEARS                    EMC
BAYONNE                       NO PP                    NO          NON-IO                      EMC
Winston Salem                 NO PP                    YES         10 YEARS                    EMC
MURRIETA                      NO PP                    NO          NON-IO                      EMC
Stockbridge                   NO PP                    NO          NON-IO                      EMC
Tampa                         NO PP                    YES         10 YEARS                    EMC
Dallas                        NO PP                    NO          NON-IO                      EMC
Phoenix                       3Y PP                    YES         10 YEARS                    EMC
Ocala                         3Y PP                    YES         10 YEARS                    EMC
Hanover Park                  NO PP                    NO          NON-IO                      EMC
Jonesboro                     NO PP                    YES         10 YEARS                    EMC
Clearwater                    3Y PP                    YES         10 YEARS                    EMC
Mesa                          6M PP                    YES         10 YEARS                    EMC
Rockwall                      3Y PP                    YES         10 YEARS                    EMC
Mount Juliet                  NO PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
Staten Island                 NO PP                    NO          NON-IO                      EMC
Austin                        NO PP                    NO          NON-IO                      EMC
Annandale                     NO PP                    YES         10 YEARS                    EMC
Reston                        NO PP                    YES         10 YEARS                    EMC
Meridian                      NO PP                    YES         10 YEARS                    EMC
Springfield                   NO PP                    NO          NON-IO                      EMC
Cedar Rapids                  NO PP                    YES         10 YEARS                    EMC
Cave Creek                    6M PP                    YES         10 YEARS                    EMC
SAN DIEGO                     6M PP                    YES         10 YEARS                    EMC
ALB                           NO PP                    YES         10 YEARS                    EMC
Rio Rancho                    NO PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
Aurora                        NO PP                    YES         10 YEARS                    EMC
Lorton                        NO PP                    YES         10 YEARS                    EMC
Paia                          NO PP                    YES         10 YEARS                    EMC
BROOKLYN CENTER               3Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
Bradbury                      3Y PP                    YES         10 YEARS                    EMC
Fort Myers                    NO PP                    YES         10 YEARS                    EMC
Sterling                      NO PP                    YES         10 YEARS                    EMC
Carson City                   NO PP                    YES         10 YEARS                    EMC
Lewisburg                     3Y PP                    YES         10 YEARS                    EMC
TWENTYNINE PALMS              NO PP                    NO          NON-IO                      EMC
HERNDON                       NO PP                    YES         10 YEARS                    EMC
Charlotte                     3Y PP                    YES         10 YEARS                    EMC
Vienna                        NO PP                    YES         10 YEARS                    EMC
WALDORF                       NO PP                    YES         10 YEARS                    EMC
SATELLITE BCH                 3Y PP                    YES         10 YEARS                    EMC
Trenton                       NO PP                    YES         10 YEARS                    EMC
Brooklyn                      NO PP                    YES         10 YEARS                    EMC
Oklahoma City                 NO PP                    NO          NON-IO                      EMC
Austin                        3Y PP                    YES         10 YEARS                    EMC
KATY                          NO PP                    YES         10 YEARS                    EMC
ROSENBERG                     NO PP                    YES         10 YEARS                    EMC
KATY                          3Y PP                    YES         10 YEARS                    EMC
URBANA                        NO PP                    YES         10 YEARS                    EMC
URBANA                        NO PP                    YES         10 YEARS                    EMC
URBANA                        NO PP                    YES         10 YEARS                    EMC
NORTH LAS VEGAS               NO PP                    YES         5 YEARS                     EMC
CONROE                        3Y PP                    YES         10 YEARS                    EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
LANCASTER                     3Y PP                    NO          NON-IO                      EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
Humble                        3Y PP                    YES         10 YEARS                    EMC
Pearland                      3Y PP                    NO          NON-IO                      EMC
Kenner                        3Y PP                    NO          NON-IO                      EMC
Loveland                      NO PP                    YES         10 YEARS                    EMC
Baltimore                     NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
SEVIERVILLE                   NO PP                    YES         10 YEARS                    EMC
NEWPORT NEWS                  NO PP                    NO          NON-IO                      EMC
OCEAN CITY                    1Y PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
Fargo                         NO PP                    NO          NON-IO                      EMC
FARGO                         NO PP                    NO          NON-IO                      EMC
FARGO                         NO PP                    NO          NON-IO                      EMC
Hamilton                      NO PP                    YES         10 YEARS                    EMC
RICHMOND                      3Y PP                    YES         10 YEARS                    EMC
WASHINGTON                    NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    NO          NON-IO                      EMC
Waldorf                       NO PP                    NO          NON-IO                      EMC
SAINT AUGUSTINE               NO PP                    YES         10 YEARS                    EMC
BOUNTIFUL                     NO PP                    YES         10 YEARS                    EMC
Scottsdale                    3Y PP                    YES         10 YEARS                    EMC
Atlanta                       6M PP                    YES         10 YEARS                    EMC
Avondale                      6M PP                    YES         10 YEARS                    EMC
Nampa                         6M PP                    YES         10 YEARS                    EMC
Tucson                        3Y PP                    YES         10 YEARS                    EMC
Glendale                      6M PP                    YES         10 YEARS                    EMC
Maricopa                      6M PP                    YES         10 YEARS                    EMC
Phoenix                       3Y PP                    YES         10 YEARS                    EMC
Phoenix                       6M PP                    YES         10 YEARS                    EMC
Chandler                      6M PP                    YES         10 YEARS                    EMC
Avondale                      6M PP                    YES         10 YEARS                    EMC
Rio Rancho                    6M PP                    YES         10 YEARS                    EMC
Tucson                        3Y PP                    YES         10 YEARS                    EMC
Cambridge                     NO PP                    NO          NON-IO                      EMC
Dallas                        3Y PP                    YES         10 YEARS                    EMC
East Hanover                  NO PP                    NO          NON-IO                      EMC
Roosevelt                     3Y PP                    YES         10 YEARS                    EMC
HUDSON                        3Y PP                    YES         10 YEARS                    EMC
Milwaukee                     3Y PP                    YES         10 YEARS                    EMC
Islip                         NO PP                    YES         10 YEARS                    EMC
Hollywood                     3Y PP                    YES         10 YEARS                    EMC
HUMBLE                        NO PP                    YES         10 YEARS                    EMC
NOTASULGA                     NO PP                    NO          NON-IO                      EMC
Virginia Beach                NO PP                    YES         10 YEARS                    EMC
Ocoee                         3Y PP                    NO          NON-IO                      EMC
Lubbock                       3Y PP                    NO          NON-IO                      EMC
Gulfport                      NO PP                    NO          NON-IO                      EMC
NASHVILLE                     NO PP                    NO          NON-IO                      EMC
SAN FERNANDO                  1Y PP                    YES         10 YEARS                    EMC
PHOENIX                       NO PP                    YES         10 YEARS                    EMC
PEORIA                        NO PP                    NO          NON-IO                      EMC
Katy                          NO PP                    NO          NON-IO                      EMC
Saint Louis                   NO PP                    YES         10 YEARS                    EMC
Denham Springs                NO PP                    YES         5 YEARS                     EMC
Milwaukee                     NO PP                    YES         5 YEARS                     EMC
Milwaukee                     NO PP                    YES         10 YEARS                    EMC
Milwaukee                     NO PP                    YES         10 YEARS                    EMC
Milwaukee                     NO PP                    YES         10 YEARS                    EMC
Anaheim                       6M PP                    YES         10 YEARS                    EMC
Las Vegas                     6M PP                    YES         10 YEARS                    EMC
Winder                        NO PP                    YES         10 YEARS                    EMC
LINCOLN                       NO PP                    NO          NON-IO                      EMC
Jersey City                   NO PP                    YES         10 YEARS                    EMC
Titusville                    NO PP                    NO          NON-IO                      EMC
Indianapolis                  NO PP                    YES         10 YEARS                    EMC
HEMPSTEAD                     1Y PP                    YES         10 YEARS                    EMC
Portsmouth                    NO PP                    YES         10 YEARS                    EMC
LEAGUE CITY                   3Y PP                    YES         10 YEARS                    EMC
MONROE                        3Y PP                    YES         10 YEARS                    EMC
McDONOUGH                     3Y PP                    YES         10 YEARS                    EMC
LAWRENCEVILLE                 NO PP                    YES         10 YEARS                    EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
Garland                       NO PP                    NO          NON-IO                      EMC
MONTGOMERY VILLAGE            6M PP                    YES         10 YEARS                    EMC
GALLATIN GATEWAY              6M PP                    YES         10 YEARS                    EMC
Houston                       NO PP                    YES         10 YEARS                    EMC
YORBA LINDA                   NO PP                    YES         10 YEARS                    EMC
NORTH POTOMAC                 NO PP                    YES         10 YEARS                    EMC
FORT MEYERS                   3Y PP                    YES         10 YEARS                    EMC
BRANDON                       NO PP                    YES         10 YEARS                    EMC
GILBERT                       6M PP                    YES         10 YEARS                    EMC
SMYRNA                        NO PP                    YES         10 YEARS                    EMC
PALOS HEIGHTS                 NO PP                    NO          NON-IO                      EMC
CHICAGO                       6M PP                    YES         10 YEARS                    EMC
DOWNEY                        6M PP                    YES         10 YEARS                    EMC
Casa Grande                   6M PP                    YES         10 YEARS                    EMC
tallahassee                   NO PP                    NO          NON-IO                      EMC
Laveen                        3Y PP                    YES         10 YEARS                    EMC
NORTH LAS VEGAS               6M PP                    YES         10 YEARS                    EMC
DEPTFORD                      NO PP                    YES         10 YEARS                    EMC
CORPUS CHRISTI                3Y PP                    NO          NON-IO                      EMC
FREDERICK                     6M PP                    YES         10 YEARS                    EMC
CINCINNATI                    6M PP                    YES         10 YEARS                    EMC
LACEY                         3Y PP                    YES         10 YEARS                    EMC
HOUSTON                       NO PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    NO PP                    NO          NON-IO                      EMC
NORFOLK                       6M PP                    YES         10 YEARS                    EMC
ASTORIA                       6M PP                    NO          NON-IO                      EMC
ROCKVILLE                     6M PP                    YES         10 YEARS                    EMC
ATLANTA                       6M PP                    YES         10 YEARS                    EMC
Cape Coral                    NO PP                    YES         10 YEARS                    EMC
ATLANTA                       6M PP                    YES         10 YEARS                    EMC
SPOKANE                       NO PP                    YES         10 YEARS                    EMC
Pittsburgh                    3Y PP                    NO          NON-IO                      EMC
LITTLE RIVER                  3Y PP                    YES         10 YEARS                    EMC
Newark                        NO PP                    YES         5 YEARS                     EMC
Alpharetta                    NO PP                    YES         10 YEARS                    EMC
RENO                          NO PP                    YES         10 YEARS                    EMC
DOVER TWP                     NO PP                    YES         10 YEARS                    EMC
Rowley                        NO PP                    NO          NON-IO                      EMC
WASHINGTON                    NO PP                    NO          NON-IO                      EMC
PALM DESERT                   NO PP                    YES         10 YEARS                    EMC
BEND                          6M PP                    YES         10 YEARS                    EMC
ACWORTH                       NO PP                    NO          NON-IO                      EMC
MARIETTA                      NO PP                    NO          NON-IO                      EMC
RIVERDALE                     NO PP                    YES         10 YEARS                    EMC
COLUMBIA                      3Y PP                    YES         10 YEARS                    EMC
Newark                        NO PP                    YES         10 YEARS                    EMC
HUNTINGTOWN                   6M PP                    YES         10 YEARS                    EMC
Succasunna                    NO PP                    YES         10 YEARS                    EMC
San Diego                     NO PP                    YES         10 YEARS                    EMC
CONCORD                       1Y PP                    YES         10 YEARS                    EMC
TUCSON                        6M PP                    NO          NON-IO                      EMC
CLOVIS                        NO PP                    YES         10 YEARS                    EMC
SNELLVILLE                    NO PP                    YES         10 YEARS                    EMC
RICHMOND                      NO PP                    YES         10 YEARS                    EMC
PARKER                        6M PP                    YES         10 YEARS                    EMC
ATLANTA                       6M PP                    YES         10 YEARS                    EMC
Roswell                       NO PP                    YES         10 YEARS                    EMC
Acworth                       NO PP                    YES         10 YEARS                    EMC
Mastic                        NO PP                    YES         10 YEARS                    EMC
LAMONT                        1Y PP                    YES         10 YEARS                    EMC
Denver                        NO PP                    YES         10 YEARS                    EMC
Orlando                       3Y PP                    NO          NON-IO                      EMC
LYNDEN                        3Y PP                    YES         10 YEARS                    EMC
Miami                         NO PP                    YES         10 YEARS                    EMC
FREDERICKSBURG                NO PP                    YES         10 YEARS                    EMC
Denton                        3Y PP                    NO          NON-IO                      EMC
College Park                  6M PP                    NO          NON-IO                      EMC
SCRANTON                      1Y PP                    YES         10 YEARS                    EMC
COLLEGE PARK                  NO PP                    YES         10 YEARS                    EMC
MANTECA                       6M PP                    YES         10 YEARS                    EMC
TAYLORSVILLE                  NO PP                    YES         10 YEARS                    EMC
LAS VEGAS                     3Y PP                    YES         10 YEARS                    EMC
Washington                    NO PP                    YES         10 YEARS                    EMC
NORCO                         NO PP                    YES         10 YEARS                    EMC
CLOVIS                        6M PP                    YES         10 YEARS                    EMC
Miami                         3Y PP                    NO          NON-IO                      EMC
Germantown                    NO PP                    YES         10 YEARS                    EMC
Ellsworth                     NO PP                    YES         10 YEARS                    EMC
Umatilla                      NO PP                    YES         10 YEARS                    EMC
Costa Mesa                    6M PP                    YES         10 YEARS                    EMC
Casa Grande                   6M PP                    YES         10 YEARS                    EMC
ATLANTA                       3Y PP                    YES         10 YEARS                    EMC
Houston                       NO PP                    YES         10 YEARS                    EMC
Glenn Dale                    NO PP                    YES         10 YEARS                    EMC
San Antonio                   NO PP                    YES         10 YEARS                    EMC
DeSoto                        NO PP                    NO          NON-IO                      EMC
Kannapolis                    NO PP                    NO          NON-IO                      EMC
Covington                     NO PP                    YES         10 YEARS                    EMC
Bakersfield                   3Y PP                    YES         10 YEARS                    EMC
Phoenix                       7M PP                    YES         10 YEARS                    EMC
Warner Robins                 NO PP                    NO          NON-IO                      EMC
GARLAND                       NO PP                    NO          NON-IO                      EMC
CELINA                        3Y PP                    YES         10 YEARS                    EMC
DESOTO                        3Y PP                    YES         10 YEARS                    EMC
PASADENA                      NO PP                    NO          NON-IO                      EMC
Saint Louis                   3Y PP                    NO          NON-IO                      EMC
EVERETT                       NO PP                    YES         10 YEARS                    EMC
CLOVIS                        6M PP                    YES         10 YEARS                    EMC
KALAMAZOO                     6M PP                    YES         10 YEARS                    EMC
CAMDEN                        6M PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   6M PP                    YES         10 YEARS                    EMC
GAINESVILLE                   NO PP                    YES         10 YEARS                    EMC
GRASONVILLE                   6M PP                    YES         10 YEARS                    EMC
CARTERSVILLE                  NO PP                    YES         10 YEARS                    EMC
PROSPERITY                    6M PP                    NO          NON-IO                      EMC
Glendale Heights              NO PP                    YES         10 YEARS                    EMC
New Port Richey               NO PP                    YES         10 YEARS                    EMC
CHARLOTESVILLE                NO PP                    YES         10 YEARS                    EMC
LAGUNA BEACH                  6M PP                    YES         10 YEARS                    EMC
WEST HAMPTON                  NO PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    6M PP                    YES         10 YEARS                    EMC
Richmond                      3Y PP                    YES         10 YEARS                    EMC
Tempe                         6M PP                    YES         10 YEARS                    EMC
REHOBOTH BEACH                NO PP                    NO          NON-IO                      EMC
LEWISTON                      3Y PP                    YES         10 YEARS                    EMC
GERMANTOWN                    NO PP                    YES         10 YEARS                    EMC
VANCOUVER                     6M PP                    NO          NON-IO                      EMC
MESA                          NO PP                    YES         10 YEARS                    EMC
STAFFORD                      NO PP                    YES         10 YEARS                    EMC
PENN VALLEY                   NO PP                    NO          NON-IO                      EMC
Jacksonville                  NO PP                    YES         10 YEARS                    EMC
RICHMOND                      NO PP                    YES         10 YEARS                    EMC
Leesburg                      3Y PP                    YES         10 YEARS                    EMC
San Bernardino                NO PP                    YES         10 YEARS                    EMC
FREDERICKSBURG                6M PP                    YES         10 YEARS                    EMC
CLEVELAND                     3Y PP                    YES         10 YEARS                    EMC
OAK POINT                     NO PP                    YES         10 YEARS                    EMC
Baltimore                     NO PP                    YES         10 YEARS                    EMC
Jersey City                   NO PP                    YES         10 YEARS                    EMC
WEST PALM BEACH               NO PP                    YES         10 YEARS                    EMC
PATERSON                      6M PP                    YES         10 YEARS                    EMC
La Canada Flintridge          NO PP                    NO          NON-IO                      EMC
SANDY                         6M PP                    YES         10 YEARS                    EMC
Ridgecrest                    3Y PP                    NO          NON-IO                      EMC
Westborough                   NO PP                    YES         10 YEARS                    EMC
TUCSON                        6M PP                    YES         10 YEARS                    EMC
SANTA ANA                     3Y PP                    YES         10 YEARS                    EMC
Saint Paul                    3Y PP                    YES         10 YEARS                    EMC
Hopewell                      NO PP                    NO          NON-IO                      EMC
AZLE                          NO PP                    YES         10 YEARS                    EMC
NORCROSS                      6M PP                    YES         10 YEARS                    EMC
PORTLAND                      6M PP                    NO          NON-IO                      EMC
HARVARD                       6M PP                    NO          NON-IO                      EMC
ROCKVILLE                     3Y PP                    YES         10 YEARS                    EMC
UPPER MARLBORO                NO PP                    YES         10 YEARS                    EMC
Colorado Springs              3Y PP                    YES         10 YEARS                    EMC
Midlothian                    3Y PP                    NO          NON-IO                      EMC
EATONTOWN                     6M PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    NO PP                    NO          NON-IO                      EMC
OAK POINT                     NO PP                    YES         10 YEARS                    EMC
MOONACHIE                     NO PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    6M PP                    YES         10 YEARS                    EMC
OLYMPIA                       6M PP                    YES         10 YEARS                    EMC
TULARE                        6M PP                    YES         10 YEARS                    EMC
Media                         NO PP                    NO          NON-IO                      EMC
BIDDEFORD                     6M PP                    YES         10 YEARS                    EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
TUCSON                        6M PP                    YES         10 YEARS                    EMC
Monument                      NO PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    YES         10 YEARS                    EMC
Acworth                       NO PP                    YES         10 YEARS                    EMC
Brooklyn                      NO PP                    YES         10 YEARS                    EMC
TULARE                        6M PP                    YES         10 YEARS                    EMC
Branson                       1Y PP                    YES         10 YEARS                    EMC
N Lauderdale                  NO PP                    NO          NON-IO                      EMC
CLEVELAND                     6M PP                    YES         10 YEARS                    EMC
BOZEMAN                       6M PP                    YES         10 YEARS                    EMC
YORKTOWN HEIGHTS              NO PP                    YES         10 YEARS                    EMC
Los Angeles                   3Y PP                    YES         10 YEARS                    EMC
Denver                        NO PP                    YES         10 YEARS                    EMC
HENDERSONVILLE                NO PP                    YES         10 YEARS                    EMC
JERSEY CITY                   NO PP                    YES         10 YEARS                    EMC
SANTA ROSA BEACH              3Y PP                    YES         10 YEARS                    EMC
ATLANTIC CITY                 NO PP                    NO          NON-IO                      EMC
ODENTON                       NO PP                    YES         10 YEARS                    EMC
TAYLOR                        6M PP                    YES         10 YEARS                    EMC
KATY                          NO PP                    YES         10 YEARS                    EMC
CYPRESS                       NO PP                    YES         10 YEARS                    EMC
Palmyra                       NO PP                    YES         10 YEARS                    EMC
PATERSON                      NO PP                    YES         10 YEARS                    EMC
STREETSBORO                   6M PP                    YES         10 YEARS                    EMC
Iuka                          NO PP                    NO          NON-IO                      EMC
Memphis                       3Y PP                    NO          NON-IO                      EMC
PERRY HALL                    NO PP                    YES         10 YEARS                    EMC
HOUSTON                       NO PP                    YES         10 YEARS                    EMC
Newtown                       NO PP                    NO          NON-IO                      EMC
SILVER SPRING                 6M PP                    NO          NON-IO                      EMC
Laguna Niguel                 NO PP                    YES         10 YEARS                    EMC
TUSTIN                        NO PP                    YES         10 YEARS                    EMC
Franklin                      NO PP                    YES         10 YEARS                    EMC
MORELAND                      6M PP                    YES         10 YEARS                    EMC
CHANDLER                      NO PP                    YES         10 YEARS                    EMC
Pharr                         3Y PP                    NO          NON-IO                      EMC
REDDING                       6M PP                    YES         10 YEARS                    EMC
Gaithersburg                  NO PP                    YES         10 YEARS                    EMC
VANVOUVER                     NO PP                    YES         10 YEARS                    EMC
Glendale Heights              NO PP                    YES         10 YEARS                    EMC
RAMAPO                        NO PP                    YES         10 YEARS                    EMC
Township of South Brunswi     NO PP                    NO          NON-IO                      EMC
CLOVIS                        6M PP                    YES         10 YEARS                    EMC
Upper Marlboro                NO PP                    YES         10 YEARS                    EMC
Spring Valley                 3Y PP                    YES         10 YEARS                    EMC
Gainesville                   NO PP                    YES         10 YEARS                    EMC
BAYSHORE                      6M PP                    YES         10 YEARS                    EMC
FORT WORTH                    6M PP                    YES         10 YEARS                    EMC
Phoenix                       6M PP                    YES         10 YEARS                    EMC
MANTECA                       NO PP                    NO          NON-IO                      EMC
DENVER                        NO PP                    YES         10 YEARS                    EMC
GERMANTOWN                    NO PP                    YES         10 YEARS                    EMC
ESSEX                         NO PP                    NO          NON-IO                      EMC
MABLETON                      6M PP                    YES         10 YEARS                    EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
PHOENIX                       NO PP                    YES         10 YEARS                    EMC
Memphis                       3Y PP                    YES         10 YEARS                    EMC
CARLSBAD                      6M PP                    YES         10 YEARS                    EMC
Hebron                        NO PP                    YES         10 YEARS                    EMC
Jackson                       3Y PP                    NO          NON-IO                      EMC
SAN ANTONIO                   6M PP                    YES         10 YEARS                    EMC
SCOTTSDALE                    NO PP                    NO          NON-IO                      EMC
BUCKEYE                       NO PP                    YES         10 YEARS                    EMC
CYPRESS                       6M PP                    YES         10 YEARS                    EMC
Leesburg                      NO PP                    YES         10 YEARS                    EMC
SALT LAKE CITY                6M PP                    YES         10 YEARS                    EMC
CHICAGO                       6M PP                    YES         10 YEARS                    EMC
Austin                        NO PP                    NO          NON-IO                      EMC
PORT WENTWORTH                3Y PP                    NO          NON-IO                      EMC
PUEBLO                        3Y PP                    YES         10 YEARS                    EMC
LOVELAND                      3Y PP                    YES         10 YEARS                    EMC
PUEBLO                        3Y PP                    YES         10 YEARS                    EMC
Clinton                       NO PP                    YES         10 YEARS                    EMC
Woodbridge                    NO PP                    YES         10 YEARS                    EMC
Newport News                  3Y PP                    YES         10 YEARS                    EMC
Stafford                      NO PP                    YES         10 YEARS                    EMC
Leesburg                      NO PP                    YES         10 YEARS                    EMC
Key West                      NO PP                    YES         10 YEARS                    EMC
Great Falls                   NO PP                    YES         10 YEARS                    EMC
Milford                       NO PP                    YES         10 YEARS                    EMC
Stone Mountain                NO PP                    YES         10 YEARS                    EMC
REVA                          NO PP                    YES         10 YEARS                    EMC
ST. PETERSBURG                3Y PP                    YES         10 YEARS                    EMC
CHATTANOOGA                   3Y PP                    YES         10 YEARS                    EMC
PEUBLO                        3Y PP                    YES         10 YEARS                    EMC
Paramount                     3Y PP                    YES         10 YEARS                    EMC
DENVER                        3Y PP                    YES         10 YEARS                    EMC
Mesa                          6M PP                    YES         10 YEARS                    EMC
Parkesburg                    NO PP                    YES         10 YEARS                    EMC
Malvern                       NO PP                    YES         10 YEARS                    EMC
Kennett Square                NO PP                    NO          NON-IO                      EMC
DANIA                         3Y PP                    YES         10 YEARS                    EMC
BRYON                         NO PP                    YES         10 YEARS                    EMC
SARASOTA                      NO PP                    YES         10 YEARS                    EMC
Queen Creek                   3Y PP                    YES         10 YEARS                    EMC
ATLANTA                       6M PP                    YES         10 YEARS                    EMC
WHEAT RIDGE                   6M PP                    YES         10 YEARS                    EMC
ROCKINGHAM                    6M PP                    YES         10 YEARS                    EMC
RESEDA                        3Y PP                    YES         10 YEARS                    EMC
SALT LAKE CITY                6M PP                    YES         10 YEARS                    EMC
LYNDEN                        6M PP                    YES         10 YEARS                    EMC
SPARKS                        NO PP                    YES         10 YEARS                    EMC
LOS MOLINOS                   6M PP                    NO          NON-IO                      EMC
LAUREL                        NO PP                    YES         10 YEARS                    EMC
Houston                       3Y PP                    YES         10 YEARS                    EMC
Houston                       NO PP                    YES         10 YEARS                    EMC
LAUREL                        6M PP                    YES         10 YEARS                    EMC
SAN ANTONIO                   3Y PP                    NO          NON-IO                      EMC
PHOENIXVILLE                  NO PP                    YES         10 YEARS                    EMC
LUTZ                          6M PP                    YES         10 YEARS                    EMC
GARDEN GROVE                  3Y PP                    YES         10 YEARS                    EMC
NEWARK                        NO PP                    NO          NON-IO                      EMC
DRUMS                         6M PP                    YES         10 YEARS                    EMC
MOUNT CLEMENS                 6M PP                    YES         10 YEARS                    EMC
MARYSVILLE                    6M PP                    YES         10 YEARS                    EMC
SPRINGBORO                    6M PP                    YES         10 YEARS                    EMC
Millville                     NO PP                    YES         10 YEARS                    EMC
LOGANVILLE                    NO PP                    YES         10 YEARS                    EMC
EATONTOWN                     NO PP                    YES         10 YEARS                    EMC
TAYLOR                        6M PP                    YES         10 YEARS                    EMC
UNION                         NO PP                    YES         10 YEARS                    EMC
ORLANDO                       6M PP                    YES         10 YEARS                    EMC
BETHLEHEM                     3Y PP                    YES         10 YEARS                    EMC
UPPER MARLBORO                NO PP                    YES         10 YEARS                    EMC
ANN ARBOR                     3Y PP                    YES         10 YEARS                    EMC
Scotts Valley                 NO PP                    YES         10 YEARS                    EMC
Woodbridge                    NO PP                    YES         10 YEARS                    EMC
FINKSBURG                     NO PP                    YES         10 YEARS                    EMC
San Antonio                   3Y PP                    NO          NON-IO                      EMC
Houston                       NO PP                    YES         10 YEARS                    EMC
Bakersfield                   6M PP                    YES         10 YEARS                    EMC
DURHAM                        NO PP                    YES         10 YEARS                    EMC
Phoenix                       6M PP                    YES         10 YEARS                    EMC
CAPE CORAL                    3Y PP                    YES         10 YEARS                    EMC
NORFOLK                       6M PP                    YES         10 YEARS                    EMC
QUEEN CREEK                   NO PP                    YES         10 YEARS                    EMC
SILVER SPRING                 6M PP                    NO          NON-IO                      EMC
MANTECA                       NO PP                    YES         10 YEARS                    EMC
WEST CHESTER                  3Y PP                    YES         10 YEARS                    EMC
LOCUST GROVE                  6M PP                    NO          NON-IO                      EMC
TEMPE                         NO PP                    YES         10 YEARS                    EMC
SHIP BOTTOM                   NO PP                    YES         10 YEARS                    EMC
NEOTSU                        6M PP                    YES         10 YEARS                    EMC
CINCINNATI                    3Y PP                    YES         10 YEARS                    EMC
LAVALLETTE                    NO PP                    YES         10 YEARS                    EMC
MARYSVILLE                    6M PP                    YES         10 YEARS                    EMC
WASHINGTON                    NO PP                    YES         10 YEARS                    EMC
WASHINGTON                    NO PP                    YES         10 YEARS                    EMC
Duluth                        NO PP                    NO          NON-IO                      EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
MIAMI                         3Y PP                    NO          NON-IO                      EMC
SACRAMENTO                    3Y PP                    YES         10 YEARS                    EMC
Brigham City                  3Y PP                    YES         10 YEARS                    EMC
CLEVELAND                     3Y PP                    YES         10 YEARS                    EMC
PHOENIX                       1Y PP                    YES         10 YEARS                    EMC
Phoenix                       NO PP                    YES         10 YEARS                    EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
ROSLINDALE                    NO PP                    NO          NON-IO                      EMC
Manassas                      NO PP                    YES         10 YEARS                    EMC
Queen Creek                   3Y PP                    YES         10 YEARS                    EMC
YORBA LINDA                   6M PP                    YES         10 YEARS                    EMC
OCEANSIDE                     6M PP                    NO          NON-IO                      EMC
CLOVIS                        3Y PP                    YES         10 YEARS                    EMC
DALLAS                        NO PP                    NO          NON-IO                      EMC
Santa Cruz                    NO PP                    NO          NON-IO                      EMC
Mcallen                       3Y PP                    NO          NON-IO                      EMC
CHANNAHON                     6M PP                    YES         10 YEARS                    EMC
KAWKAWLIN                     6M PP                    NO          NON-IO                      EMC
CROOKED RIVER RANCH           6M PP                    YES         10 YEARS                    EMC
WEST ISLIP                    6M PP                    YES         10 YEARS                    EMC
WEST ROXBURY                  6M PP                    YES         10 YEARS                    EMC
CHEYENNE                      NO PP                    NO          NON-IO                      EMC
Santa Cruz                    NO PP                    NO          NON-IO                      EMC
LOS ANGELES                   6M PP                    YES         10 YEARS                    EMC
HYATTSVILLE                   NO PP                    YES         10 YEARS                    EMC
SOUTH PLAINFIELD              NO PP                    YES         10 YEARS                    EMC
NAMPA                         NO PP                    YES         10 YEARS                    EMC
WHITESBURG                    NO PP                    YES         10 YEARS                    EMC
LAGUNA WOODS                  6M PP                    YES         10 YEARS                    EMC
DORCHESTER                    6M PP                    YES         10 YEARS                    EMC
Idaho Falls                   3Y PP                    YES         10 YEARS                    EMC
Missouri City                 3Y PP                    YES         10 YEARS                    EMC
SEATTLE                       6M PP                    YES         10 YEARS                    EMC
Pickens                       NO PP                    YES         10 YEARS                    EMC
Milledgeville                 6M PP                    NO          NON-IO                      EMC
Katy                          3Y PP                    YES         10 YEARS                    EMC
TULARE                        6M PP                    YES         10 YEARS                    EMC
Los Angeles                   6M PP                    YES         10 YEARS                    EMC
BAKERSFIELD                   6M PP                    YES         10 YEARS                    EMC
DENVER                        3Y PP                    YES         10 YEARS                    EMC
Rowlett                       3Y PP                    YES         10 YEARS                    EMC
SEATTLE                       3Y PP                    YES         10 YEARS                    EMC
Los Angeles                   6M PP                    YES         10 YEARS                    EMC
LAKE FOREST PARK              NO PP                    YES         10 YEARS                    EMC
Sun City                      6M PP                    YES         10 YEARS                    EMC
CHARLOTTESVILLE               NO PP                    YES         10 YEARS                    EMC
nicholasville                 NO PP                    YES         10 YEARS                    EMC
Wilmington                    NO PP                    NO          NON-IO                      EMC
DUNDEE                        NO PP                    YES         10 YEARS                    EMC
YORKTOWN HEIGHTS              6M PP                    NO          NON-IO                      EMC
Tampa                         NO PP                    YES         10 YEARS                    EMC
Richmond                      NO PP                    YES         10 YEARS                    EMC
Garland                       3Y PP                    YES         10 YEARS                    EMC
NICHOLASVILLE                 NO PP                    YES         10 YEARS                    EMC
JACKSON                       NO PP                    YES         10 YEARS                    EMC
Barnegat                      NO PP                    YES         10 YEARS                    EMC
Arlington                     NO PP                    NO          NON-IO                      EMC
RICHMOND                      NO PP                    YES         10 YEARS                    EMC
Peoria                        6M PP                    YES         10 YEARS                    EMC
BUCKEYE                       NO PP                    YES         10 YEARS                    EMC
PALM BEACH GARDENS            NO PP                    YES         10 YEARS                    EMC
BUCKEYE                       NO PP                    YES         10 YEARS                    EMC
FREDERICKSBURG                6M PP                    YES         10 YEARS                    EMC
PARK CITY                     6M PP                    YES         10 YEARS                    EMC
Tampa                         NO PP                    YES         10 YEARS                    EMC
Houston                       NO PP                    YES         10 YEARS                    EMC
Houston                       3Y PP                    YES         10 YEARS                    EMC
San Diego                     NO PP                    YES         10 YEARS                    EMC
San Diego                     NO PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
Myrtle Beach                  NO PP                    YES         10 YEARS                    EMC
Stafford                      NO PP                    YES         10 YEARS                    EMC
Brush Creek                   NO PP                    NO          NON-IO                      EMC
Grand Junction                NO PP                    YES         10 YEARS                    EMC
CHANHASSEN                    3Y PP                    YES         10 YEARS                    EMC
BOYDS                         NO PP                    YES         10 YEARS                    EMC
Falls Church                  NO PP                    YES         10 YEARS                    EMC
PEMBROKE PINES                NO PP                    YES         10 YEARS                    EMC
SALINAS                       6M PP                    YES         10 YEARS                    EMC
Cumming                       NO PP                    YES         10 YEARS                    EMC
JERSEY CITY                   NO PP                    YES         10 YEARS                    EMC
MADISON                       1Y PP                    YES         10 YEARS                    EMC
MADISON                       1Y PP                    YES         10 YEARS                    EMC
MADISON                       1Y PP                    YES         10 YEARS                    EMC
MADISON                       1Y PP                    YES         10 YEARS                    EMC
Phoenix                       NO PP                    NO          NON-IO                      EMC
AURORA                        3Y PP                    NO          NON-IO                      EMC
HUMBLE                        3Y PP                    NO          NON-IO                      EMC
TUCSON                        3Y PP                    NO          NON-IO                      EMC
Kissimmee                     NO PP                    NO          NON-IO                      EMC
ROCKVILLE CENTER              NO PP                    NO          NON-IO                      EMC
Lakeway                       NO PP                    NO          NON-IO                      EMC
Milford                       NO PP                    NO          NON-IO                      EMC
Kansas City                   NO PP                    NO          NON-IO                      EMC
Houston                       NO PP                    NO          NON-IO                      EMC
Enfield                       3Y PP                    NO          NON-IO                      EMC
Saint Charles                 NO PP                    NO          NON-IO                      EMC
Hunt                          NO PP                    NO          NON-IO                      EMC
Conroe                        NO PP                    YES         10 YEARS                    EMC
Garland                       3Y PP                    NO          NON-IO                      EMC
Hampton Bays                  NO PP                    YES         10 YEARS                    EMC
Newport News                  NO PP                    NO          NON-IO                      EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
HUMBLE                        3Y PP                    NO          NON-IO                      EMC
Saco                          NO PP                    NO          NON-IO                      EMC
Montgomery Village            NO PP                    NO          NON-IO                      EMC
Jacksonville                  NO PP                    YES         10 YEARS                    EMC
BROOMFIELD                    NO PP                    NO          NON-IO                      EMC
Humble                        NO PP                    NO          NON-IO                      EMC
Harlingen                     NO PP                    NO          NON-IO                      EMC
TOWN OF RYE                   NO PP                    NO          NON-IO                      EMC
Peroia                        NO PP                    NO          NON-IO                      EMC
Houston                       NO PP                    NO          NON-IO                      EMC
Wilton                        1Y PP                    YES         10 YEARS                    EMC
Oceanside                     3Y PP                    NO          NON-IO                      EMC
Tampa                         NO PP                    NO          NON-IO                      EMC
Saint Petersburg              NO PP                    NO          NON-IO                      EMC
Stowe                         NO PP                    NO          NON-IO                      EMC
POTTSTOWN                     NO PP                    NO          NON-IO                      EMC
Tampa                         3Y PP                    NO          NON-IO                      EMC
Hallandale Beach              3Y PP                    NO          NON-IO                      EMC
Charlotte                     NO PP                    NO          NON-IO                      EMC
Hogansville                   3Y PP                    NO          NON-IO                      EMC
Atlanta                       3Y PP                    NO          NON-IO                      EMC
Marietta                      3Y PP                    NO          NON-IO                      EMC
Orlando                       3Y PP                    NO          NON-IO                      EMC
Decatur                       NO PP                    NO          NON-IO                      EMC
Marble                        NO PP                    NO          NON-IO                      EMC
Palm City                     NO PP                    NO          NON-IO                      EMC
Bradenton                     3Y PP                    NO          NON-IO                      EMC
Homestead                     3Y PP                    NO          NON-IO                      EMC
Jacksonville                  NO PP                    NO          NON-IO                      EMC
Gainesville                   NO PP                    NO          NON-IO                      EMC
Garner                        NO PP                    NO          NON-IO                      EMC
Decatur                       NO PP                    NO          NON-IO                      EMC
SUGAR HILL                    NO PP                    NO          NON-IO                      EMC
Atlanta                       NO PP                    NO          NON-IO                      EMC
South Bend                    NO PP                    NO          NON-IO                      EMC
Bluffton                      NO PP                    NO          NON-IO                      EMC
RIVERSIDE                     NO PP                    YES         10 YEARS                    EMC
BOULDER                       3Y PP                    YES         10 YEARS                    EMC
TOLEDO                        2Y PP                    NO          NON-IO                      EMC
TOLEDO                        2Y PP                    NO          NON-IO                      EMC
FORT COLLINS                  NO PP                    YES         5 YEARS                     EMC
PENSACOLA                     3Y PP                    YES         10 YEARS                    EMC
METAIRIE                      NO PP                    NO          NON-IO                      EMC
TOLEDO                        2Y PP                    NO          NON-IO                      EMC
CHESAPEAKE                    5Y PP                    YES         10 YEARS                    EMC
TOLEDO                        2Y PP                    NO          NON-IO                      EMC
DOUGLASVILLE                  3Y PP                    YES         10 YEARS                    EMC
BOGALUSA                      NO PP                    NO          NON-IO                      EMC
CHESTERFIELD                  3Y PP                    YES         10 YEARS                    EMC
PUNTA GORDA                   3Y PP                    NO          NON-IO                      EMC
ROSEVILLE                     3Y PP                    YES         10 YEARS                    EMC
HEMET                         1Y PP                    YES         10 YEARS                    EMC
PONTIAC                       NO PP                    NO          NON-IO                      EMC
PONTIAC                       NO PP                    NO          NON-IO                      EMC
HAMPTON                       3Y PP                    NO          NON-IO                      EMC
FAIRFAX                       NO PP                    NO          NON-IO                      EMC
SAINT LOUIS                   NO PP                    NO          NON-IO                      EMC
PEORIA                        NO PP                    NO          NON-IO                      EMC
BELTSVILLE                    NO PP                    NO          NON-IO                      EMC
WAYNE                         NO PP                    NO          NON-IO                      EMC
VIRGINIA BEACH                5Y PP                    NO          NON-IO                      EMC
PORT READING                  NO PP                    NO          NON-IO                      EMC
CAROL STREAM                  NO PP                    NO          NON-IO                      EMC
COLUMBIA                      NO PP                    NO          NON-IO                      EMC
LIVERPOOL                     NO PP                    NO          NON-IO                      EMC
TARPON SPRINGS                3Y PP                    YES         10 YEARS                    EMC
OAKLAND                       3Y PP                    YES         10 YEARS                    EMC
MOBILE                        NO PP                    NO          NON-IO                      EMC
SAN DIEGO                     3Y PP                    YES         10 YEARS                    EMC
PROVO                         2Y PP                    YES         10 YEARS                    EMC
COON RAPIDS                   NO PP                    YES         10 YEARS                    EMC
HUGHSON                       NO PP                    NO          NON-IO                      EMC
BALTIMORE                     5Y PP                    YES         10 YEARS                    EMC
FAIRFIELD                     NO PP                    NO          NON-IO                      EMC
KINGWOOD                      3Y PP                    NO          NON-IO                      EMC
ST PETERSBURG                 2Y PP                    YES         10 YEARS                    EMC
BEND                          NO PP                    YES         10 YEARS                    EMC
SALT LAKE CITY                NO PP                    NO          NON-IO                      EMC
DUMFRIES                      5Y PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  2Y PP                    NO          NON-IO                      EMC
LAS VEGAS                     5Y PP                    YES         10 YEARS                    EMC
OAKLAND                       3Y PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    NO          NON-IO                      EMC
PHOENIX                       3Y PP                    YES         10 YEARS                    EMC
BEND                          NO PP                    YES         10 YEARS                    EMC
SALINAS                       NO PP                    YES         10 YEARS                    EMC
PETAL                         NO PP                    NO          NON-IO                      EMC
COVINGTON                     NO PP                    YES         10 YEARS                    EMC
HOUSTON                       NO PP                    NO          NON-IO                      EMC
BEND                          NO PP                    YES         10 YEARS                    EMC
SIMI VALLEY                   3Y PP                    YES         10 YEARS                    EMC
OAK RIDGE                     2Y PP                    NO          NON-IO                      EMC
GARNER                        NO PP                    NO          NON-IO                      EMC
BEND                          NO PP                    YES         10 YEARS                    EMC
SPRINGFIELD                   5Y PP                    YES         10 YEARS                    EMC
WASHINGTON                    3Y PP                    YES         10 YEARS                    EMC
HUNTINGTON STATION            NO PP                    NO          NON-IO                      EMC
MANDEVILLE                    NO PP                    NO          NON-IO                      EMC
CHICAGO                       NO PP                    NO          NON-IO                      EMC
MEADOW VISTA                  NO PP                    NO          NON-IO                      EMC
CASCO                         5Y PP                    NO          NON-IO                      EMC
NEWPORT NEWS                  NO PP                    NO          NON-IO                      EMC
WEBB CITY                     NO PP                    NO          NON-IO                      EMC
PUYALLUP                      5Y PP                    YES         10 YEARS                    EMC
HAMILTON                      3Y PP                    YES         10 YEARS                    EMC
TOLEDO                        3Y PP                    NO          NON-IO                      EMC
LAFAYETTE                     NO PP                    YES         5 YEARS                     EMC
MERIDIAN                      3Y PP                    YES         10 YEARS                    EMC
WEST LINN                     3Y PP                    YES         10 YEARS                    EMC
THIBODAUX                     3Y PP                    NO          NON-IO                      EMC
TOLEDO                        NO PP                    NO          NON-IO                      EMC
TACOMA                        NO PP                    NO          NON-IO                      EMC
DELTONA                       3Y PP                    YES         10 YEARS                    EMC
INDIANAPOLIS                  NO PP                    NO          NON-IO                      EMC
PORT RICHEY                   NO PP                    NO          NON-IO                      EMC
VERO BEACH                    3Y PP                    YES         10 YEARS                    EMC
KNOXVILLE                     3Y PP                    YES         10 YEARS                    EMC
CHICAGO                       3Y PP                    NO          NON-IO                      EMC
HOUSTON                       NO PP                    NO          NON-IO                      EMC
BALDWINSVILLE                 NO PP                    NO          NON-IO                      EMC
TACOMA                        5Y PP                    YES         10 YEARS                    EMC
MISSOURI CITY                 NO PP                    NO          NON-IO                      EMC
NAVARRE                       5Y PP                    YES         5 YEARS                     EMC
NASHVILLE                     3Y PP                    YES         10 YEARS                    EMC
AVON LAKE                     5Y PP                    YES         10 YEARS                    EMC
TOLEDO                        2Y PP                    YES         10 YEARS                    EMC
PORTLAND                      2Y PP                    YES         10 YEARS                    EMC
REPUBLIC                      3Y PP                    YES         10 YEARS                    EMC
NORTH CHARLESTON              5Y PP                    YES         10 YEARS                    EMC
ORANGE PARK                   NO PP                    NO          NON-IO                      EMC
MOBILE                        NO PP                    YES         10 YEARS                    EMC
CHARLOTTE                     2Y PP                    YES         10 YEARS                    EMC
NORTH RICHLAND HILLS          3Y PP                    NO          NON-IO                      EMC
TOPSHAM                       NO PP                    NO          NON-IO                      EMC
KANSAS CITY                   NO PP                    NO          NON-IO                      EMC
COTTAGE GROVE                 3Y PP                    YES         10 YEARS                    EMC
Dallas                        NO PP                    NO          NON-IO                      EMC
DUNEDIN                       3Y PP                    YES         10 YEARS                    EMC
NORTH MIAMI                   NO PP                    YES         10 YEARS                    EMC
MONROE                        3Y PP                    YES         10 YEARS                    EMC
FORT MYERS                    3Y PP                    YES         10 YEARS                    EMC
PATERSON                      NO PP                    NO          NON-IO                      EMC
SALEM                         3Y PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   NO PP                    NO          NON-IO                      EMC
LONGVIEW                      NO PP                    NO          NON-IO                      EMC
PORTSMOUTH                    2Y PP                    NO          NON-IO                      EMC
BALTIMORE                     5Y PP                    YES         10 YEARS                    EMC
GREENWOOD                     NO PP                    NO          NON-IO                      EMC
ELGIN                         NO PP                    NO          NON-IO                      EMC
WARREN                        3Y PP                    NO          NON-IO                      EMC
LAUDERDALE LAKES              NO PP                    NO          NON-IO                      EMC
MIAMI                         3Y PP                    YES         10 YEARS                    EMC
JACKSONVILLE                  NO PP                    NO          NON-IO                      EMC
CINCINNATI                    5Y PP                    NO          NON-IO                      EMC
LOS ANGELES                   NO PP                    NO          NON-IO                      EMC
HAVANA                        NO PP                    NO          NON-IO                      EMC
LADY LAKE                     NO PP                    NO          NON-IO                      EMC
BALTIMORE                     NO PP                    NO          NON-IO                      EMC
LONDON                        5Y PP                    NO          NON-IO                      EMC
FORT PAYNE                    NO PP                    NO          NON-IO                      EMC
VALRICO                       2Y PP                    NO          NON-IO                      EMC
CHICAGO                       NO PP                    NO          NON-IO                      EMC
HUMBOLDT                      5Y PP                    NO          NON-IO                      EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
DULUTH                        NO PP                    YES         10 YEARS                    EMC
SOUTH SAN FRANCISCO           3Y PP                    YES         10 YEARS                    EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
CHARLOTTE                     3Y PP                    YES         10 YEARS                    EMC
OLNEY                         3Y PP                    YES         10 YEARS                    EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
PENSACOLA                     3Y PP                    YES         10 YEARS                    EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
HILTON HEAD ISLAND            3Y PP                    YES         10 YEARS                    EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
REX                           5Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
LANGLEY                       5Y PP                    YES         10 YEARS                    EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
GALVESTON                     NO PP                    NO          NON-IO                      EMC
ODESSA                        NO PP                    NO          NON-IO                      EMC
HATTIESBURG                   NO PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
TRENTON                       NO PP                    NO          NON-IO                      EMC
HATTIESBURG                   NO PP                    NO          NON-IO                      EMC
CENTER                        3Y PP                    YES         10 YEARS                    EMC
SAINT JOSEPH                  NO PP                    NO          NON-IO                      EMC
SAN MATEO                     NO PP                    NO          NON-IO                      EMC
WAXHAW                        2Y PP                    YES         10 YEARS                    EMC
ERIN                          5Y PP                    NO          NON-IO                      EMC
BERNARDSVILLE                 NO PP                    NO          NON-IO                      EMC
MIAMI                         2Y PP                    YES         10 YEARS                    EMC
WAYNE                         NO PP                    NO          NON-IO                      EMC
LOS ANGELES                   3Y PP                    YES         10 YEARS                    EMC
DARBY                         NO PP                    NO          NON-IO                      EMC
PROVIDENCE                    NO PP                    NO          NON-IO                      EMC
ARIZONA CITY                  2Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
GREEN BAY                     NO PP                    NO          NON-IO                      EMC
SILVERDALE                    3Y PP                    YES         10 YEARS                    EMC
CLEVELAND                     5Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
WALDORF                       2Y PP                    YES         10 YEARS                    EMC
SUFFOLK                       2Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
MACEDONIA                     2Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
LONG BEACH                    5Y PP                    YES         10 YEARS                    EMC
LITTLE FALLS                  NO PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
WASHINGTON                    3Y PP                    YES         10 YEARS                    EMC
PORTLAND                      3Y PP                    YES         10 YEARS                    EMC
JAMAICA BEACH                 NO PP                    YES         10 YEARS                    EMC
PUYALLUP                      2Y PP                    YES         10 YEARS                    EMC
CHICAGO HEIGHTS               NO PP                    NO          NON-IO                      EMC
MANDEVILLE                    NO PP                    NO          NON-IO                      EMC
AMHERST                       NO PP                    NO          NON-IO                      EMC
NEW IBERIA                    NO PP                    YES         10 YEARS                    EMC
MIAMI                         2Y PP                    YES         10 YEARS                    EMC
RIVIERA BEACH                 NO PP                    NO          NON-IO                      EMC
LOUISVILLE                    3Y PP                    NO          NON-IO                      EMC
KANSAS CITY                   NO PP                    NO          NON-IO                      EMC
LIVONIA                       NO PP                    NO          NON-IO                      EMC
POCATELLO                     5Y PP                    NO          NON-IO                      EMC
PAWTUCKET                     NO PP                    NO          NON-IO                      EMC
LINCOLN                       NO PP                    NO          NON-IO                      EMC
WAYNE                         NO PP                    NO          NON-IO                      EMC
WILMINGTON                    3Y PP                    YES         10 YEARS                    EMC
GARDEN CITY                   NO PP                    NO          NON-IO                      EMC
MACON                         NO PP                    NO          NON-IO                      EMC
WAYNE                         NO PP                    NO          NON-IO                      EMC
WESTLAND                      NO PP                    NO          NON-IO                      EMC
NEW CARROLLTON                NO PP                    YES         10 YEARS                    EMC
COCOA BEACH                   3Y PP                    YES         10 YEARS                    EMC
BROWNSTOWN TOWNSHIP           2Y PP                    NO          NON-IO                      EMC
CANTON                        NO PP                    NO          NON-IO                      EMC
BOULDER                       3Y PP                    YES         10 YEARS                    EMC
DAVIS                         3Y PP                    YES         10 YEARS                    EMC
BOULDER                       3Y PP                    YES         10 YEARS                    EMC
TOLEDO                        2Y PP                    NO          NON-IO                      EMC
RIVERVIEW                     NO PP                    NO          NON-IO                      EMC
DRAPER                        5Y PP                    YES         10 YEARS                    EMC
MADISON                       NO PP                    NO          NON-IO                      EMC
CORAL GABLES                  3Y PP                    YES         5 YEARS                     EMC
CHULA VISTA                   3Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
PONCHATOULA                   NO PP                    NO          NON-IO                      EMC
BATON ROUGE                   NO PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
TOMBALL                       NO PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
TOPPENISH                     2Y PP                    NO          NON-IO                      EMC
CHATTANOOGA                   3Y PP                    NO          NON-IO                      EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
MIRAMAR                       3Y PP                    YES         10 YEARS                    EMC
WADSWORTH                     5Y PP                    YES         10 YEARS                    EMC
AIKEN                         3Y PP                    NO          NON-IO                      EMC
MILFORD                       NO PP                    NO          NON-IO                      EMC
HIALEAH                       NO PP                    NO          NON-IO                      EMC
MANTEO                        NO PP                    NO          NON-IO                      EMC
BOSTON                        NO PP                    NO          NON-IO                      EMC
NORMAN                        NO PP                    NO          NON-IO                      EMC
SAN JOSE                      NO PP                    NO          NON-IO                      EMC
SAINT LOUIS                   2Y PP                    NO          NON-IO                      EMC
EASTLAKE                      3Y PP                    NO          NON-IO                      EMC
SANDY                         5Y PP                    NO          NON-IO                      EMC
COOKEVILLE                    3Y PP                    YES         10 YEARS                    EMC
SPOKANE                       2Y PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    NO          NON-IO                      EMC
VANCOUVER                     3Y PP                    YES         10 YEARS                    EMC
SHREVEPORT                    2Y PP                    NO          NON-IO                      EMC
HIGHLAND                      NO PP                    YES         10 YEARS                    EMC
SARATOGA SPRINGS              3Y PP                    NO          NON-IO                      EMC
MIAMI BEACH                   3Y PP                    YES         5 YEARS                     EMC
COLUMBUS                      NO PP                    NO          NON-IO                      EMC
ALBUQUERQUE                   NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    NO          NON-IO                      EMC
GLENS FALLS                   NO PP                    NO          NON-IO                      EMC
PRAIRIEVILLE                  NO PP                    NO          NON-IO                      EMC
KEY LARGO                     NO PP                    YES         10 YEARS                    EMC
PITTSBURGH                    NO PP                    NO          NON-IO                      EMC
NEW HYDE PARK                 NO PP                    NO          NON-IO                      EMC
JACKSON                       3Y PP                    NO          NON-IO                      EMC
HATTIESBURG                   NO PP                    NO          NON-IO                      EMC
MIAMI                         NO PP                    NO          NON-IO                      EMC
LIVERMORE                     NO PP                    NO          NON-IO                      EMC
NEW HAVEN                     2Y PP                    NO          NON-IO                      EMC
LOS ANGELES                   5Y PP                    YES         10 YEARS                    EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
East Williston                NO PP                    NO          NON-IO                      EMC
DANVILLE                      NO PP                    NO          NON-IO                      EMC
PALM COAST                    5Y PP                    YES         10 YEARS                    EMC
FORT WORTH                    3Y PP                    NO          NON-IO                      EMC
MIAMI                         NO PP                    NO          NON-IO                      EMC
METHUEN                       NO PP                    NO          NON-IO                      EMC
BOGALUSA                      2Y PP                    NO          NON-IO                      EMC
HOUSTON                       NO PP                    NO          NON-IO                      EMC
KUNA                          NO PP                    NO          NON-IO                      EMC
LAFAYETTE                     3Y PP                    NO          NON-IO                      EMC
HIGHLAND PARK                 NO PP                    NO          NON-IO                      EMC
Houston                       NO PP                    NO          NON-IO                      EMC
NORFOLK                       1Y PP                    YES         10 YEARS                    EMC
SARATOGA SPRINGS              3Y PP                    YES         10 YEARS                    EMC
WAXAHACHIE                    5Y PP                    YES         10 YEARS                    EMC
RUSHVILLE                     5Y PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    NO          NON-IO                      EMC
GENEVA                        5Y PP                    YES         10 YEARS                    EMC
NETCONG                       NO PP                    YES         10 YEARS                    EMC
DOTHAN                        NO PP                    YES         10 YEARS                    EMC
LIVERMORE                     NO PP                    YES         10 YEARS                    EMC
CLEARWATER                    NO PP                    YES         10 YEARS                    EMC
CONCORD                       3Y PP                    YES         10 YEARS                    EMC
UNIONDALE                     NO PP                    YES         10 YEARS                    EMC
DES PLAINES                   NO PP                    YES         10 YEARS                    EMC
LOMA LINDA                    2Y PP                    YES         10 YEARS                    EMC
MIAMI LAKES                   2Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
YORK                          NO PP                    YES         10 YEARS                    EMC
MESA                          2Y PP                    YES         10 YEARS                    EMC
SOMERVILLE                    NO PP                    YES         10 YEARS                    EMC
NEWPORT                       2Y PP                    YES         10 YEARS                    EMC
EUFUALA                       NO PP                    YES         10 YEARS                    EMC
SOMERVILLE                    NO PP                    YES         10 YEARS                    EMC
BELGRADE                      3Y PP                    YES         10 YEARS                    EMC
CUMBERLAND                    NO PP                    YES         10 YEARS                    EMC
NEW IBERIA                    3Y PP                    YES         10 YEARS                    EMC
EUFUALA                       NO PP                    YES         10 YEARS                    EMC
SPRINGFIELD                   NO PP                    YES         10 YEARS                    EMC
COLUMBIA                      NO PP                    YES         10 YEARS                    EMC
WOODHAVEN                     NO PP                    YES         10 YEARS                    EMC
PORTSMOUTH                    5Y PP                    YES         10 YEARS                    EMC
NEWBERRY                      2Y PP                    YES         10 YEARS                    EMC
ROGERS                        3Y PP                    YES         10 YEARS                    EMC
MOUNTAIN VIEW                 NO PP                    YES         10 YEARS                    EMC
TALLAHASSEE                   1Y PP                    YES         10 YEARS                    EMC
RIVERSIDE                     NO PP                    YES         10 YEARS                    EMC
BAKER                         NO PP                    YES         10 YEARS                    EMC
NEW ORLEANS                   NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
ST. LOUIS                     NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
JACKSON                       NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
COVINGTON                     2Y PP                    YES         10 YEARS                    EMC
COATESVILLE                   2Y PP                    YES         10 YEARS                    EMC
ORLANDO                       NO PP                    YES         10 YEARS                    EMC
LAS VEGAS                     NO PP                    YES         10 YEARS                    EMC
PAWTUCKET                     NO PP                    YES         10 YEARS                    EMC
KLAMATH FALLS                 NO PP                    YES         10 YEARS                    EMC
LOVELAND                      2Y PP                    YES         10 YEARS                    EMC
LAS VEGAS                     5Y PP                    YES         10 YEARS                    EMC
BAKER                         NO PP                    YES         10 YEARS                    EMC
BAKER                         NO PP                    YES         10 YEARS                    EMC
BAKER                         NO PP                    YES         10 YEARS                    EMC
SPRING                        NO PP                    YES         10 YEARS                    EMC
DETROIT                       2Y PP                    YES         10 YEARS                    EMC
MOUNT PLEASANT                NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
MIAMI                         3Y PP                    YES         5 YEARS                     EMC
WEST PALM BEACH               1Y PP                    YES         10 YEARS                    EMC
RIDGEWOOD                     NO PP                    YES         10 YEARS                    EMC
SAN DIEGO                     NO PP                    YES         10 YEARS                    EMC
ROWLAND HEIGHTS               5Y PP                    YES         10 YEARS                    EMC
VIRGINIA BEACH                NO PP                    YES         10 YEARS                    EMC
NEW ORLEANS                   NO PP                    YES         10 YEARS                    EMC
PALOS HILLS                   NO PP                    YES         10 YEARS                    EMC
NEW ORLEANS                   NO PP                    YES         10 YEARS                    EMC
MIAMI                         NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
OLYMPIA FIELDS                2Y PP                    YES         10 YEARS                    EMC
JACKSONVILLE                  3Y PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
ROUND LAKE                    NO PP                    YES         10 YEARS                    EMC
BRENTWOOD                     NO PP                    YES         10 YEARS                    EMC
WILMINGTON                    NO PP                    YES         10 YEARS                    EMC
PERRIS                        NO PP                    YES         10 YEARS                    EMC
COLUMBIA                      2Y PP                    YES         10 YEARS                    EMC
LAS VEGAS                     NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
COVINGTON                     2Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
GALESVILLE                    NO PP                    YES         10 YEARS                    EMC
MIAMI                         5Y PP                    YES         5 YEARS                     EMC
LAFAYETTE                     NO PP                    YES         10 YEARS                    EMC
SPANISH FORK                  NO PP                    YES         10 YEARS                    EMC
PAINESVILLE                   3Y PP                    YES         10 YEARS                    EMC
NORTH WILDWOOD                NO PP                    YES         10 YEARS                    EMC
BLAUVELT                      NO PP                    YES         10 YEARS                    EMC
RESTON                        NO PP                    YES         10 YEARS                    EMC
CHATTANOOGA                   NO PP                    YES         10 YEARS                    EMC
RANCHO PALOS VERDES           NO PP                    YES         10 YEARS                    EMC
EUGENE                        3Y PP                    YES         10 YEARS                    EMC
HARTFORD                      NO PP                    YES         10 YEARS                    EMC
JOLIET                        NO PP                    YES         10 YEARS                    EMC
COCONUT GROVE                 NO PP                    YES         10 YEARS                    EMC
BERKELEY                      NO PP                    YES         10 YEARS                    EMC
SEDRO WOOLLEY                 5Y PP                    YES         10 YEARS                    EMC
MANSFIELD                     NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
WHITMAN                       NO PP                    YES         10 YEARS                    EMC
BOZEMAN                       3Y PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   3Y PP                    YES         10 YEARS                    EMC
HOUSTON                       NO PP                    YES         10 YEARS                    EMC
URBANA                        3Y PP                    YES         10 YEARS                    EMC
SEATTLE                       3Y PP                    YES         10 YEARS                    EMC
WILDOMAR                      2Y PP                    YES         10 YEARS                    EMC
OAKLAND                       NO PP                    YES         10 YEARS                    EMC
ORLANDO                       5Y PP                    YES         10 YEARS                    EMC
MARATHON                      NO PP                    YES         10 YEARS                    EMC
FAR ROCKAWAY                  NO PP                    YES         10 YEARS                    EMC
IRVINGTON                     NO PP                    YES         10 YEARS                    EMC
SAN DIEGO                     NO PP                    YES         10 YEARS                    EMC
FORT LAUDERDALE               NO PP                    YES         10 YEARS                    EMC
FORT LAUDERDALE               NO PP                    YES         5 YEARS                     EMC
BROOKLYN                      NO PP                    YES         10 YEARS                    EMC
LOMBARD                       NO PP                    YES         10 YEARS                    EMC
BUFFALO GROVE                 NO PP                    YES         10 YEARS                    EMC
AURORA                        NO PP                    YES         10 YEARS                    EMC
NORTHLAKE                     NO PP                    YES         10 YEARS                    EMC
ELGIN                         NO PP                    YES         10 YEARS                    EMC
MERRIMACK                     NO PP                    YES         10 YEARS                    EMC
ORANGE PARK                   NO PP                    YES         10 YEARS                    EMC
ISLE OF PALMS                 NO PP                    YES         10 YEARS                    EMC
PRINCETON                     NO PP                    YES         10 YEARS                    EMC
WALESKA                       NO PP                    YES         10 YEARS                    EMC
ACWORTH                       NO PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
STONE MOUNTAIN                NO PP                    YES         10 YEARS                    EMC
ROUND LAKE BEACH              NO PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
VENICE                        NO PP                    YES         10 YEARS                    EMC
SHASTA LAKE                   NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    YES         10 YEARS                    EMC
LITHONIA                      NO PP                    YES         10 YEARS                    EMC
CARROLLTON                    NO PP                    YES         10 YEARS                    EMC
WILMINGTON                    2Y PP                    YES         10 YEARS                    EMC
CAPE CORAL                    NO PP                    YES         10 YEARS                    EMC
SPARTANBURG                   NO PP                    YES         10 YEARS                    EMC
PAWTUCKET                     NO PP                    YES         10 YEARS                    EMC
LORAIN                        5Y PP                    YES         10 YEARS                    EMC
TAMARAC                       NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
LEESBURG                      NO PP                    YES         10 YEARS                    EMC
NEWTOWN                       5Y PP                    YES         10 YEARS                    EMC
STONE MOUNTAIN                NO PP                    YES         10 YEARS                    EMC
CARLSBAD                      NO PP                    YES         10 YEARS                    EMC
PROVIDENCE                    NO PP                    YES         10 YEARS                    EMC
ROHNERT PARK                  2Y PP                    YES         10 YEARS                    EMC
DEDHAM                        3Y PP                    YES         10 YEARS                    EMC
TACOMA                        2Y PP                    YES         10 YEARS                    EMC
LOS ANGELES                   NO PP                    YES         10 YEARS                    EMC
SOUTH PORTLAND                NO PP                    YES         10 YEARS                    EMC
TOBACCOVILLE                  NO PP                    YES         10 YEARS                    EMC
ENTERPRISE                    2Y PP                    YES         10 YEARS                    EMC
CHESTERLAND                   3Y PP                    YES         10 YEARS                    EMC
CINCINNATI                    3Y PP                    YES         10 YEARS                    EMC
COLUMBUS                      NO PP                    YES         10 YEARS                    EMC
BROOKLYN                      NO PP                    YES         10 YEARS                    EMC
BROOKLYN                      NO PP                    YES         10 YEARS                    EMC
LEXINGTON                     1Y PP                    YES         10 YEARS                    EMC
PURDYS                        NO PP                    YES         10 YEARS                    EMC
BROOMFIELD                    2Y PP                    YES         10 YEARS                    EMC
GREER                         NO PP                    YES         10 YEARS                    EMC
GREER                         NO PP                    YES         10 YEARS                    EMC
BOCA GRANDE                   3Y PP                    YES         10 YEARS                    EMC
SUN VALLEY                    NO PP                    YES         10 YEARS                    EMC
DENVER                        5Y PP                    YES         10 YEARS                    EMC
MOBILE                        NO PP                    YES         10 YEARS                    EMC
COLUMBUS                      NO PP                    YES         10 YEARS                    EMC
VAIL                          NO PP                    YES         10 YEARS                    EMC
HIALEAH                       5Y PP                    YES         10 YEARS                    EMC
TAMPA                         3Y PP                    YES         10 YEARS                    EMC
COLUMBUS                      5Y PP                    YES         10 YEARS                    EMC
PEORIA                        NO PP                    YES         10 YEARS                    EMC
GAINESVILLE                   NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
ATTLEBORO                     3Y PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
COLD SPRING                   NO PP                    YES         10 YEARS                    EMC
WESLEY CHAPEL                 1Y PP                    YES         10 YEARS                    EMC
CHARLOTTE                     NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
OOLTEWAH                      3Y PP                    YES         10 YEARS                    EMC
NEW BEDFORD                   NO PP                    YES         10 YEARS                    EMC
SHIRLEY                       NO PP                    YES         10 YEARS                    EMC
PORT ROYAL                    NO PP                    YES         10 YEARS                    EMC
GARNERVILLE                   NO PP                    YES         10 YEARS                    EMC
STONE MOUNTAIN                NO PP                    YES         10 YEARS                    EMC
BERKLEY                       NO PP                    YES         10 YEARS                    EMC
WESTLAND                      NO PP                    YES         10 YEARS                    EMC
EVANSTON                      NO PP                    YES         10 YEARS                    EMC
MIAMI BEACH                   3Y PP                    YES         10 YEARS                    EMC
CINCINNATI                    NO PP                    YES         10 YEARS                    EMC
PALM BAY                      NO PP                    YES         10 YEARS                    EMC
QUEEN CREEK                   2Y PP                    YES         10 YEARS                    EMC
BREAUX BRIDGE                 NO PP                    YES         10 YEARS                    EMC
PALM BAY                      NO PP                    YES         10 YEARS                    EMC
MARRERO                       NO PP                    YES         10 YEARS                    EMC
DECATUR                       NO PP                    YES         10 YEARS                    EMC
COLLEGE PARK                  NO PP                    YES         10 YEARS                    EMC
PANACEA                       NO PP                    YES         10 YEARS                    EMC
WEST PALM BEACH               3Y PP                    YES         10 YEARS                    EMC
MAGNOLIA SPRINGS              NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     NO PP                    YES         10 YEARS                    EMC
PENSACOLA                     3Y PP                    YES         10 YEARS                    EMC
SPRING VALLEY                 NO PP                    YES         10 YEARS                    EMC
LADSON                        NO PP                    YES         10 YEARS                    EMC
NASHVILLE                     NO PP                    YES         10 YEARS                    EMC
KANNAPOLIS                    NO PP                    YES         10 YEARS                    EMC
COVENTRY                      NO PP                    YES         10 YEARS                    EMC
COMMERCE CITY                 NO PP                    YES         10 YEARS                    EMC
PENSACOLA                     NO PP                    YES         10 YEARS                    EMC
PENSACOLA                     NO PP                    YES         10 YEARS                    EMC
WAYNE                         NO PP                    YES         10 YEARS                    EMC
COLLEGE PARK                  NO PP                    YES         10 YEARS                    EMC
HICKSVILLE                    NO PP                    YES         10 YEARS                    EMC
DACONO                        5Y PP                    YES         10 YEARS                    EMC
SOUTHAMPTON                   NO PP                    YES         10 YEARS                    EMC
WAYNE                         NO PP                    YES         10 YEARS                    EMC
COVINGTON                     5Y PP                    YES         10 YEARS                    EMC
VERO BEACH                    2Y PP                    YES         10 YEARS                    EMC
GASTONIA                      3Y PP                    YES         10 YEARS                    EMC
BOILING SPRINGS               NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
ST PETERSBURG                 NO PP                    YES         10 YEARS                    EMC
WATERBURY                     3Y PP                    YES         10 YEARS                    EMC
AURORA                        NO PP                    YES         10 YEARS                    EMC
SAN LEANDRO                   NO PP                    YES         10 YEARS                    EMC
PALOS PARK                    NO PP                    YES         10 YEARS                    EMC
CORNELIUS                     1Y PP                    YES         10 YEARS                    EMC
NAPERVILLE                    NO PP                    YES         10 YEARS                    EMC
TAYLORSVILLE                  3Y PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    YES         10 YEARS                    EMC
LOS LUNAS                     NO PP                    YES         10 YEARS                    EMC
GARDEN CITY                   NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     2Y PP                    YES         10 YEARS                    EMC
LINCOLN                       NO PP                    YES         10 YEARS                    EMC
POWDER SPRINGS                5Y PP                    YES         10 YEARS                    EMC
BLACKLICK                     NO PP                    YES         10 YEARS                    EMC
BALTIMORE                     2Y PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    YES         10 YEARS                    EMC
MEMPHIS                       3Y PP                    YES         10 YEARS                    EMC
SUMMERVILLE                   NO PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    YES         10 YEARS                    EMC
HAMPTON                       2Y PP                    YES         10 YEARS                    EMC
CLEARWATER                    NO PP                    YES         10 YEARS                    EMC
GLOCESTER                     NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
SALISBURY                     3Y PP                    YES         10 YEARS                    EMC
SACRAMENTO                    NO PP                    YES         10 YEARS                    EMC
PHILADELPHIA                  NO PP                    YES         10 YEARS                    EMC
STATEN ISLAND                 NO PP                    YES         10 YEARS                    EMC
ALAMO                         NO PP                    YES         10 YEARS                    EMC
BATON ROUGE                   NO PP                    YES         10 YEARS                    EMC
TALLAHASSEE                   NO PP                    YES         10 YEARS                    EMC
ANDERSON                      NO PP                    YES         10 YEARS                    EMC
BIRMINGHAM                    NO PP                    YES         10 YEARS                    EMC
PORT JEFFERSON STATION        NO PP                    YES         10 YEARS                    EMC
HOFFMAN ESTATES               NO PP                    YES         10 YEARS                    EMC
FALLS CHURCH                  NO PP                    YES         10 YEARS                    EMC
NORTHBROOK                    3Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
ROANOKE                       NO PP                    YES         10 YEARS                    EMC
PARKLAND                      NO PP                    YES         10 YEARS                    EMC
HARVEY                        NO PP                    YES         10 YEARS                    EMC
LA QUINTA                     3Y PP                    YES         10 YEARS                    EMC
BATON ROUGE                   NO PP                    YES         10 YEARS                    EMC
ATLANTA                       NO PP                    YES         10 YEARS                    EMC
BOYNTON BEACH                 3Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
MIAMI                         2Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
MARGATE                       3Y PP                    YES         10 YEARS                    EMC
SANDY                         2Y PP                    YES         10 YEARS                    EMC
WASHINGTON                    NO PP                    YES         10 YEARS                    EMC
GALLATIN                      NO PP                    YES         10 YEARS                    EMC
CHESAPEAKE BEACH              NO PP                    YES         10 YEARS                    EMC
KISSIMMEE                     NO PP                    YES         10 YEARS                    EMC
WINSTON SALEM                 NO PP                    YES         10 YEARS                    EMC
MONTGOMERY                    NO PP                    YES         10 YEARS                    EMC
DALLAS                        3Y PP                    YES         10 YEARS                    EMC
DES PLAINES                   NO PP                    YES         10 YEARS                    EMC
OYSTER BAY                    NO PP                    YES         10 YEARS                    EMC
ATLANTA                       NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
EAST HAMPTON                  NO PP                    YES         10 YEARS                    EMC
MANCHESTER                    NO PP                    YES         10 YEARS                    EMC
CARMEL                        NO PP                    YES         10 YEARS                    EMC
PALM BEACH                    NO PP                    YES         10 YEARS                    EMC
SPRINGFIELD                   NO PP                    YES         10 YEARS                    EMC
MESA                          NO PP                    YES         10 YEARS                    EMC
Fort Lauderdale               NO PP                    YES         10 YEARS                    EMC
KISSIMMEE                     3Y PP                    YES         10 YEARS                    EMC
WILLOUGHBY                    5Y PP                    YES         10 YEARS                    EMC
Lafayette Hill                NO PP                    NO          NON-IO                      EMC
East Hampton                  NO PP                    YES         10 YEARS                    EMC
Alexandria                    NO PP                    NO          NON-IO                      EMC
Los Angeles                   NO PP                    NO          NON-IO                      EMC
Montgomery                    3Y PP                    YES         10 YEARS                    EMC
TUPELO                        3Y PP                    YES         10 YEARS                    EMC
MOUNT VERNON                  NO PP                    YES         10 YEARS                    EMC
Charlotte                     NO PP                    NO          NON-IO                      EMC
TUCSON                        NO PP                    NO          NON-IO                      EMC
Auburn Hills                  NO PP                    NO          NON-IO                      EMC
SILVER SPRING                 NO PP                    YES         5 YEARS                     EMC
LOUISVILLE                    5Y PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   NO PP                    YES         10 YEARS                    EMC
NASHVILLE                     NO PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   NO PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   NO PP                    YES         10 YEARS                    EMC
SHERWOOD                      3Y PP                    YES         10 YEARS                    EMC
SAINT LOUIS                   NO PP                    YES         10 YEARS                    EMC
WAXHAW                        NO PP                    YES         10 YEARS                    EMC
MORENO VALLEY                 5Y PP                    YES         10 YEARS                    EMC
ANDERSON                      NO PP                    YES         10 YEARS                    EMC
TOPEKA                        NO PP                    YES         10 YEARS                    EMC
ANDERSON                      NO PP                    YES         10 YEARS                    EMC
HATTIESBURG                   NO PP                    YES         10 YEARS                    EMC
MOUNT AIRY                    NO PP                    YES         10 YEARS                    EMC
LEXINGTON                     NO PP                    YES         10 YEARS                    EMC
LEXINGTON                     NO PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
CROWN POINT                   NO PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
DENVER                        NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
WOODBRIDGE                    2Y PP                    YES         10 YEARS                    EMC
FORT COLLINS                  3Y PP                    YES         10 YEARS                    EMC
SAN RAFAEL                    2Y PP                    YES         10 YEARS                    EMC
HIGH POINT                    NO PP                    YES         10 YEARS                    EMC
HUNTINGTON BEACH              5Y PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    YES         10 YEARS                    EMC
DENVER                        NO PP                    YES         10 YEARS                    EMC
ELMHURST                      NO PP                    YES         10 YEARS                    EMC
KISSIMMEE                     3Y PP                    YES         10 YEARS                    EMC
OAKLAND                       3Y PP                    YES         10 YEARS                    EMC
RALEIGH                       NO PP                    YES         10 YEARS                    EMC
HIGH POINT                    NO PP                    YES         10 YEARS                    EMC
TOPEKA                        NO PP                    YES         10 YEARS                    EMC
NAGS HEAD                     NO PP                    YES         10 YEARS                    EMC
LYNN                          NO PP                    YES         10 YEARS                    EMC
SACRAMENTO                    NO PP                    YES         10 YEARS                    EMC
NEW ORLEANS                   NO PP                    YES         10 YEARS                    EMC
FALLON                        5Y PP                    YES         10 YEARS                    EMC
GAITHERSBURG                  3Y PP                    YES         10 YEARS                    EMC
SALT LAKE CITY                NO PP                    YES         10 YEARS                    EMC
CHARLOTTESVILLE               NO PP                    YES         10 YEARS                    EMC
EAST FALMOUTH                 3Y PP                    YES         10 YEARS                    EMC
MINNEAPOLIS                   NO PP                    YES         10 YEARS                    EMC
DETROIT                       NO PP                    YES         10 YEARS                    EMC
CHESAPEAKE                    5Y PP                    YES         10 YEARS                    EMC
RIDGEWOOD                     NO PP                    YES         10 YEARS                    EMC
BROOKLYN                      NO PP                    YES         10 YEARS                    EMC
SARASOTA                      3Y PP                    YES         10 YEARS                    EMC
Terrell                       3Y PP                    NO          NON-IO                      EMC
Terrell                       3Y PP                    NO          NON-IO                      EMC
Fort Worth                    3Y PP                    NO          NON-IO                      EMC
Fresno                        3Y PP                    NO          NON-IO                      EMC
Spring                        3Y PP                    NO          NON-IO                      EMC
Memphis                       NO PP                    NO          NON-IO                      EMC
Terrell                       3Y PP                    NO          NON-IO                      EMC
Terrell                       3Y PP                    NO          NON-IO                      EMC
Plano                         NO PP                    NO          NON-IO                      EMC
Athens                        3Y PP                    NO          NON-IO                      EMC
Washington                    3Y PP                    NO          NON-IO                      EMC
Crowley                       3Y PP                    YES         10 YEARS                    EMC
Missouri City                 NO PP                    NO          NON-IO                      EMC
Island Park                   NO PP                    NO          NON-IO                      EMC
Broken Arrow                  NO PP                    NO          NON-IO                      EMC
Aylett                        NO PP                    NO          NON-IO                      EMC
WALPOLE                       NO PP                    NO          NON-IO                      EMC
AGOURA HILLS                  NO PP                    NO          NON-IO                      EMC
LAWRENCEVILLE                 3Y PP                    NO          NON-IO                      EMC
TUCSON                        NO PP                    NO          NON-IO                      EMC
NEWPORT                       NO PP                    NO          NON-IO                      EMC
CANTON                        NO PP                    NO          NON-IO                      EMC
FORT MYERS                    NO PP                    NO          NON-IO                      EMC
Worcester                     NO PP                    NO          NON-IO                      EMC
MINNEAPOLIS                   NO PP                    YES         10 YEARS                    EMC
GILBERTSVILLE                 1Y PP                    NO          NON-IO                      EMC
REDONDO BEACH                 NO PP                    NO          NON-IO                      EMC
Fort Myers                    3Y PP                    NO          NON-IO                      EMC
HILLSIDE                      NO PP                    NO          NON-IO                      EMC
Norwich                       NO PP                    NO          NON-IO                      EMC
HARRISBURG                    2Y PP                    YES         10 YEARS                    EMC
GAINESVILLE                   NO PP                    NO          NON-IO                      EMC
PORT RICHEY                   NO PP                    YES         10 YEARS                    EMC
LLANO AREA                    NO PP                    NO          NON-IO                      EMC
COLORADO CITY                 3Y PP                    NO          NON-IO                      EMC
YUMA                          NO PP                    NO          NON-IO                      EMC
SAN ANTONIO                   NO PP                    NO          NON-IO                      EMC
SAN DIEGO                     5Y PP                    NO          NON-IO                      EMC
MISSION                       3Y PP                    NO          NON-IO                      EMC
BRUNSWICK HILLS               NO PP                    NO          NON-IO                      EMC
YPSILANTI                     NO PP                    NO          NON-IO                      EMC
OAK GROVE                     NO PP                    YES         10 YEARS                    EMC
NASHVILLE                     3Y PP                    YES         10 YEARS                    EMC
CAPE CORAL                    NO PP                    YES         10 YEARS                    EMC
CONCORD                       NO PP                    YES         10 YEARS                    EMC
JACKSONVILLE                  NO PP                    YES         10 YEARS                    EMC
HENDERSON                     NO PP                    NO          NON-IO                      EMC
BRUNSWICK                     NO PP                    NO          NON-IO                      EMC
DALLAS                        3Y PP                    NO          NON-IO                      EMC
DALLAS                        3Y PP                    NO          NON-IO                      EMC
EAST MORICHES                 NO PP                    NO          NON-IO                      EMC
Cedar Hill                    3Y PP                    NO          NON-IO                      EMC
Dothan                        NO PP                    NO          NON-IO                      EMC
Valley Village                NO PP                    YES         10 YEARS                    EMC
Albany                        3Y PP                    NO          NON-IO                      EMC
Albany                        3Y PP                    NO          NON-IO                      EMC
Baltimore                     3Y PP                    NO          NON-IO                      EMC
Hitchcock                     NO PP                    NO          NON-IO                      EMC
Oak Leaf                      NO PP                    NO          NON-IO                      EMC
Calexico                      3Y PP                    NO          NON-IO                      EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
HUMBLE                        3Y PP                    NO          NON-IO                      EMC
Circle Pines                  NO PP                    NO          NON-IO                      EMC
KATY                          3Y PP                    NO          NON-IO                      EMC
Sunrise                       3Y PP                    NO          NON-IO                      EMC
CHARLOTTE                     NO PP                    NO          NON-IO                      EMC
Dallas                        3Y PP                    NO          NON-IO                      EMC
El Monte                      6M PP                    YES         10 YEARS                    EMC
Charlotte                     3Y PP                    NO          NON-IO                      EMC
WINDSOR                       3Y PP                    NO          NON-IO                      EMC
Stafford                      NO PP                    YES         10 YEARS                    EMC
Waterville Valley             NO PP                    NO          NON-IO                      EMC
Granada Hills                 NO PP                    NO          NON-IO                      EMC
Maumelle                      3Y PP                    NO          NON-IO                      EMC
Highland                      3Y PP                    NO          NON-IO                      EMC
BALTIMORE                     3Y PP                    NO          NON-IO                      EMC
Falls Church                  NO PP                    NO          NON-IO                      EMC
Canton                        NO PP                    NO          NON-IO                      EMC
Plano                         NO PP                    NO          NON-IO                      EMC
Spring                        NO PP                    NO          NON-IO                      EMC
Minneapolis                   NO PP                    NO          NON-IO                      EMC
Minneapolis                   NO PP                    NO          NON-IO                      EMC
Saint Paul                    3Y PP                    NO          NON-IO                      EMC
Miami                         NO PP                    NO          NON-IO                      EMC
DENTON                        NO PP                    NO          NON-IO                      EMC
GAINESVILLE                   NO PP                    NO          NON-IO                      EMC
HUNTSVILLE                    3Y PP                    NO          NON-IO                      EMC
DENTON                        NO PP                    NO          NON-IO                      EMC
DALLAS                        NO PP                    NO          NON-IO                      EMC
Maywood                       NO PP                    NO          NON-IO                      EMC
Tyler                         NO PP                    NO          NON-IO                      EMC
Jefferson                     3Y PP                    NO          NON-IO                      EMC
JACKSONVILLE                  NO PP                    NO          NON-IO                      EMC
Phoenixville                  NO PP                    NO          NON-IO                      EMC
TYLER                         NO PP                    NO          NON-IO                      EMC
HOUSTON                       6M PP                    NO          NON-IO                      EMC
Royal Oak                     NO PP                    NO          NON-IO                      EMC
Hightstown                    NO PP                    NO          NON-IO                      EMC
Belton                        3Y PP                    NO          NON-IO                      EMC
Ellicott City                 NO PP                    NO          NON-IO                      EMC
Paterson                      NO PP                    NO          NON-IO                      EMC
MANASSAS                      NO PP                    NO          NON-IO                      EMC
Springfield                   NO PP                    NO          NON-IO                      EMC
INDIANAPOLIS                  NO PP                    NO          NON-IO                      EMC
INDIANAPOLIS                  NO PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
CONVERSE                      NO PP                    NO          NON-IO                      EMC
Austin                        NO PP                    NO          NON-IO                      EMC
CHARLOTTE                     NO PP                    NO          NON-IO                      EMC
CHANNELVIEW                   NO PP                    NO          NON-IO                      EMC
HOUSTON                       NO PP                    NO          NON-IO                      EMC
AUSTIN                        NO PP                    NO          NON-IO                      EMC
Aurora                        NO PP                    NO          NON-IO                      EMC
Saint Louis                   NO PP                    YES         5 YEARS                     EMC
KATY                          3Y PP                    NO          NON-IO                      EMC
MOUNT CARMEL                  3Y PP                    NO          NON-IO                      EMC
LAKE JACKSON                  3Y PP                    NO          NON-IO                      EMC
Cambridge                     NO PP                    NO          NON-IO                      EMC
FORTH WORTH                   3Y PP                    YES         10 YEARS                    EMC
Houston                       3Y PP                    NO          NON-IO                      EMC
AUSTIN                        3Y PP                    NO          NON-IO                      EMC
Lubbock                       3Y PP                    NO          NON-IO                      EMC
DALLAS                        3Y PP                    NO          NON-IO                      EMC
LOS ANGELES                   NO PP                    YES         10 YEARS                    EMC
HOUSTON                       3Y PP                    NO          NON-IO                      EMC
FORT WORTH                    NO PP                    NO          NON-IO                      EMC
Longport                      NO PP                    NO          NON-IO                      EMC
Providence                    NO PP                    NO          NON-IO                      EMC
Edgewater                     NO PP                    YES         10 YEARS                    EMC
DELMAR                        3Y PP                    NO          NON-IO                      EMC
Memphis                       NO PP                    NO          NON-IO                      EMC
ELIZABETHTON                  NO PP                    NO          NON-IO                      EMC
PITTSBURGH                    NO PP                    NO          NON-IO                      EMC
Carlisle                      3Y PP                    NO          NON-IO                      EMC
LANSING                       NO PP                    NO          NON-IO                      EMC
LANSING                       NO PP                    NO          NON-IO                      EMC
MCKNIGHTSTOWN                 NO PP                    NO          NON-IO                      EMC
ABBOTTSTOWN                   1Y PP                    NO          NON-IO                      EMC
LOCKPORT                      NO PP                    NO          NON-IO                      EMC
New Hope                      1Y PP                    NO          NON-IO                      EMC
GETTYSBURG                    1Y PP                    NO          NON-IO                      EMC
SALISBURY                     NO PP                    NO          NON-IO                      EMC
KNOXVILLE                     3Y PP                    NO          NON-IO                      EMC
KISSIMMEE                     NO PP                    NO          NON-IO                      EMC
Lothian                       NO PP                    YES         10 YEARS                    EMC
Philadelphia                  NO PP                    NO          NON-IO                      EMC
Philadelphia                  NO PP                    NO          NON-IO                      EMC
Temple Hills                  NO PP                    NO          NON-IO                      EMC
Sevierville                   NO PP                    NO          NON-IO                      EMC
Curtis Bay                    NO PP                    YES         10 YEARS                    EMC
Nashua                        NO PP                    NO          NON-IO                      EMC
Brookline                     NO PP                    NO          NON-IO                      EMC
Bronx                         3Y PP                    NO          NON-IO                      EMC
Naples                        3Y PP                    NO          NON-IO                      EMC
Saint Francis                 NO PP                    NO          NON-IO                      EMC
Coon Rapids                   NO PP                    NO          NON-IO                      EMC
Columbia Heights              3Y PP                    YES         10 YEARS                    EMC
Louisville                    NO PP                    NO          NON-IO                      EMC
Katy                          3Y PP                    NO          NON-IO                      EMC
Oneonta                       NO PP                    NO          NON-IO                      EMC
PEARLAND                      3Y PP                    NO          NON-IO                      EMC
De Soto                       NO PP                    NO          NON-IO                      EMC
Houston                       NO PP                    NO          NON-IO                      EMC
Cleveland                     NO PP                    NO          NON-IO                      EMC
SAN BERNARDINO                NO PP                    YES         10 YEARS                    EMC
SAN BERNARDINO                NO PP                    YES         10 YEARS                    EMC
Dallas                        NO PP                    NO          NON-IO                      EMC
San Antonio                   NO PP                    NO          NON-IO                      EMC
Laguna Vista                  NO PP                    NO          NON-IO                      EMC
Mansfield                     NO PP                    NO          NON-IO                      EMC
Mesquite                      NO PP                    NO          NON-IO                      EMC
Lake Jackson                  NO PP                    NO          NON-IO                      EMC
Houston                       NO PP                    NO          NON-IO                      EMC
Corpus Christi                NO PP                    NO          NON-IO                      EMC
FENWICK ISLAND                3Y PP                    NO          NON-IO                      EMC
LAFAYETTE                     3Y PP                    NO          NON-IO                      EMC
MALIBU                        1Y PP                    YES         10 YEARS                    EMC
IRVINE                        NO PP                    NO          NON-IO                      EMC
TYLER                         NO PP                    NO          NON-IO                      EMC
MONTGOMERY                    3Y PP                    NO          NON-IO                      EMC
GARLAND                       NO PP                    NO          NON-IO                      EMC
Garland                       NO PP                    NO          NON-IO                      EMC
FARMERSVILLE                  NO PP                    NO          NON-IO                      EMC
GILBERT                       NO PP                    NO          NON-IO                      EMC
San Francisco                 NO PP                    NO          NON-IO                      EMC
FORT MEYERS                   NO PP                    YES         10 YEARS                    EMC
Lorton                        NO PP                    NO          NON-IO                      EMC
UNIONVILLE                    NO PP                    NO          NON-IO                      EMC
Dover                         NO PP                    NO          NON-IO                      EMC
Aldan                         NO PP                    NO          NON-IO                      EMC
Newtown                       NO PP                    NO          NON-IO                      EMC
Pennsauken                    NO PP                    NO          NON-IO                      EMC
YUCCA VALLEY                  3Y PP                    YES         10 YEARS                    EMC
TAVARES                       NO PP                    NO          NON-IO                      EMC
ABERDEEN                      NO PP                    NO          NON-IO                      EMC
WALDEN                        NO PP                    YES         10 YEARS                    EMC
FALL RIVER                    NO PP                    NO          NON-IO                      EMC
BONITA SPRINGS                NO PP                    NO          NON-IO                      EMC
ISSAQUAH                      2Y PP                    YES         10 YEARS                    EMC
MISSOURI CITY                 5Y PP                    NO          NON-IO                      EMC
IDAHO FALLS                   2Y PP                    NO          NON-IO                      EMC
MEDINA                        5Y PP                    NO          NON-IO                      EMC
SNOHOMISH                     5Y PP                    YES         10 YEARS                    EMC
SEATTLE                       2Y PP                    YES         10 YEARS                    EMC
THOMASTON                     2Y PP                    NO          NON-IO                      EMC
MOORESVILLE                   2Y PP                    YES         10 YEARS                    EMC
THOMASTON                     2Y PP                    NO          NON-IO                      EMC
SAN ANTONIO                   3Y PP                    YES         10 YEARS                    EMC
RENO                          5Y PP                    YES         10 YEARS                    EMC
NORTH AURORA                  NO PP                    NO          NON-IO                      EMC
SPOKANE                       NO PP                    NO          NON-IO                      EMC
DICKINSON                     NO PP                    NO          NON-IO                      EMC
SYRACUSE                      NO PP                    NO          NON-IO                      EMC
MOUNT SINAI                   NO PP                    NO          NON-IO                      EMC
SPRINGFIELD                   NO PP                    YES         10 YEARS                    EMC
SPRINGFIELD                   NO PP                    YES         10 YEARS                    EMC
SYRACUSE                      NO PP                    NO          NON-IO                      EMC
CATHEDRAL CITY                2Y PP                    YES         10 YEARS                    EMC
RIVERDALE                     NO PP                    NO          NON-IO                      EMC
PHILADELPHIA                  NO PP                    NO          NON-IO                      EMC
ATLANTA                       NO PP                    NO          NON-IO                      EMC
MIAMI                         NO PP                    YES         5 YEARS                     EMC
HIDDEN VALLEY                 NO PP                    NO          NON-IO                      EMC
BALTIMORE                     5Y PP                    YES         10 YEARS                    EMC
BRONX                         NO PP                    NO          NON-IO                      EMC
BROOKLYN                      NO PP                    NO          NON-IO                      EMC
WOOD DALE                     3Y PP                    YES         10 YEARS                    EMC
CORAL SPRINGS                 NO PP                    YES         5 YEARS                     EMC
COVINGTON                     NO PP                    NO          NON-IO                      EMC
JAMAICA                       NO PP                    NO          NON-IO                      EMC
DALLAS                        NO PP                    NO          NON-IO                      EMC
GERMANTOWN                    2Y PP                    YES         10 YEARS                    EMC
HALETHORPE                    NO PP                    NO          NON-IO                      EMC
OSPREY                        NO PP                    YES         10 YEARS                    EMC
LAS VEGAS                     5Y PP                    YES         5 YEARS                     EMC
PACOLET                       NO PP                    NO          NON-IO                      EMC
FRANKLINTON                   NO PP                    NO          NON-IO                      EMC
FOUNTAIN HILLS                5Y PP                    YES         10 YEARS                    EMC
PIKESVILLE                    3Y PP                    YES         10 YEARS                    EMC
NORTHAMPTON                   NO PP                    NO          NON-IO                      EMC
MENIFEE                       5Y PP                    YES         10 YEARS                    EMC
SPOKANE VALLEY                5Y PP                    YES         10 YEARS                    EMC
YOUNGSTOWN                    3Y PP                    YES         10 YEARS                    EMC
NORTHBROOK                    5Y PP                    YES         10 YEARS                    EMC
WALDORF                       2Y PP                    YES         10 YEARS                    EMC
SEFFNER                       NO PP                    NO          NON-IO                      EMC
MANDEVILLE                    3Y PP                    NO          NON-IO                      EMC
CARLSBAD                      NO PP                    YES         10 YEARS                    EMC
LAUDERDALE LAKES              NO PP                    NO          NON-IO                      EMC
GULFPORT                      NO PP                    NO          NON-IO                      EMC
MIAMI                         NO PP                    YES         5 YEARS                     EMC
LAUDERDALE LAKES              NO PP                    NO          NON-IO                      EMC
TAMPA                         NO PP                    NO          NON-IO                      EMC
COLUMBIA FALLS                NO PP                    NO          NON-IO                      EMC
FULTON                        NO PP                    YES         10 YEARS                    EMC
LAUDERDALE LAKES              NO PP                    NO          NON-IO                      EMC
MENTOR                        5Y PP                    YES         10 YEARS                    EMC
BRANDON                       3Y PP                    NO          NON-IO                      EMC
ALVA                          3Y PP                    YES         10 YEARS                    EMC
WILTON                        3Y PP                    NO          NON-IO                      EMC
GRANTS PASS                   NO PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
CHELSEA                       3Y PP                    YES         10 YEARS                    EMC
MCHENRY                       NO PP                    NO          NON-IO                      EMC
CALIMESA                      5Y PP                    YES         10 YEARS                    EMC
HAMMOND                       3Y PP                    NO          NON-IO                      EMC
CHOCTAW                       NO PP                    NO          NON-IO                      EMC
LODI                          5Y PP                    YES         10 YEARS                    EMC
LAS VEGAS                     3Y PP                    YES         10 YEARS                    EMC
MIAMI                         5Y PP                    YES         10 YEARS                    EMC
UNIVERSITY PLACE              3Y PP                    YES         10 YEARS                    EMC
BEAVERCREEK                   2Y PP                    NO          NON-IO                      EMC
KINGSTON                      5Y PP                    YES         10 YEARS                    EMC
SAN JUAN CAPISTRANO           2Y PP                    NO          NON-IO                      EMC
CHICAGO                       NO PP                    NO          NON-IO                      EMC
BOYNE CITY                    NO PP                    NO          NON-IO                      EMC
PAWLEYS ISLAND                NO PP                    YES         10 YEARS                    EMC
GRETNA                        NO PP                    NO          NON-IO                      EMC
GRETNA                        NO PP                    NO          NON-IO                      EMC
HIALEAH                       5Y PP                    YES         10 YEARS                    EMC
RIVERDALE                     NO PP                    NO          NON-IO                      EMC
CAPTIVA                       NO PP                    NO          NON-IO                      EMC
TOLEDO                        NO PP                    NO          NON-IO                      EMC
TAMPA                         5Y PP                    YES         10 YEARS                    EMC
MARKHAM                       NO PP                    NO          NON-IO                      EMC
MAGNOLIA                      NO PP                    NO          NON-IO                      EMC
WASHINGTON                    NO PP                    NO          NON-IO                      EMC
BREMERTON                     2Y PP                    YES         10 YEARS                    EMC
MONTGOMERY                    NO PP                    NO          NON-IO                      EMC
MIAMI                         NO PP                    NO          NON-IO                      EMC
HEMET                         2Y PP                    YES         10 YEARS                    EMC
CHARDON                       5Y PP                    YES         10 YEARS                    EMC
THOMASTON                     2Y PP                    NO          NON-IO                      EMC
LOUISVILLE                    NO PP                    NO          NON-IO                      EMC
NORTH LAS VEGAS               5Y PP                    YES         10 YEARS                    EMC
BOSTON                        NO PP                    YES         10 YEARS                    EMC
FRIENDSWOOD                   3Y PP                    NO          NON-IO                      EMC
LAKE WALES                    3Y PP                    YES         10 YEARS                    EMC
HUTTO                         NO PP                    YES         10 YEARS                    EMC
CHICAGO                       NO PP                    NO          NON-IO                      EMC
MANDEVILLE                    NO PP                    NO          NON-IO                      EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
SAN BERNARDINO                5Y PP                    YES         10 YEARS                    EMC
ASHEVILLE                     NO PP                    NO          NON-IO                      EMC
COACHELLA                     3Y PP                    YES         10 YEARS                    EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
FLATWOODS                     NO PP                    NO          NON-IO                      EMC
SEATTLE                       3Y PP                    YES         10 YEARS                    EMC
SAN RAMON                     2Y PP                    YES         10 YEARS                    EMC
BOSTON                        NO PP                    YES         10 YEARS                    EMC
PITTSBURG                     NO PP                    NO          NON-IO                      EMC
COLUMBUS                      5Y PP                    YES         10 YEARS                    EMC
HATTIESBURG                   NO PP                    NO          NON-IO                      EMC
PHOENIX                       2Y PP                    NO          NON-IO                      EMC
GREER                         NO PP                    YES         10 YEARS                    EMC
SPRINGFIELD                   NO PP                    NO          NON-IO                      EMC
PITTSBURG                     3Y PP                    YES         10 YEARS                    EMC
RANDALLSTOWN                  3Y PP                    YES         10 YEARS                    EMC
MISSION                       NO PP                    NO          NON-IO                      EMC
POLLOCK PINES                 NO PP                    YES         10 YEARS                    EMC
FORT MOHAVE                   3Y PP                    YES         10 YEARS                    EMC
WELCH                         3Y PP                    YES         10 YEARS                    EMC
CARBONDALE                    5Y PP                    YES         10 YEARS                    EMC
FORT MOHAVE                   3Y PP                    YES         10 YEARS                    EMC
GREER                         NO PP                    YES         10 YEARS                    EMC
SAN BERNARDINO                5Y PP                    YES         10 YEARS                    EMC
SARASOTA                      NO PP                    NO          NON-IO                      EMC
HOPEWELL JUNCTION             NO PP                    NO          NON-IO                      EMC
CHARLOTTE                     3Y PP                    YES         10 YEARS                    EMC
SARASOTA                      NO PP                    NO          NON-IO                      EMC
KENSINGTON                    3Y PP                    YES         10 YEARS                    EMC
BEAVERTON                     1Y PP                    YES         10 YEARS                    EMC
PUTNAM                        2Y PP                    NO          NON-IO                      EMC
ORLANDO                       NO PP                    NO          NON-IO                      EMC
SARASOTA                      NO PP                    NO          NON-IO                      EMC
EVERETT                       5Y PP                    YES         10 YEARS                    EMC
DECATUR                       5Y PP                    YES         10 YEARS                    EMC
GREENSBORO                    NO PP                    NO          NON-IO                      EMC
CHICAGO                       5Y PP                    YES         10 YEARS                    EMC
JACKSONVILLE                  3Y PP                    NO          NON-IO                      EMC
MANDEVILLE                    NO PP                    NO          NON-IO                      EMC
PAINESVILLE                   NO PP                    NO          NON-IO                      EMC
JACKSONVILLE                  3Y PP                    YES         10 YEARS                    EMC
JONESBORO                     2Y PP                    YES         10 YEARS                    EMC
WOODLAKE                      5Y PP                    YES         10 YEARS                    EMC
COVINGTON                     NO PP                    NO          NON-IO                      EMC
STREETSBORO                   5Y PP                    YES         10 YEARS                    EMC
ERIE                          3Y PP                    YES         10 YEARS                    EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
SPRING                        5Y PP                    YES         10 YEARS                    EMC
OAKDALE                       NO PP                    NO          NON-IO                      EMC
MOUNT JULIET                  3Y PP                    YES         10 YEARS                    EMC
PEORIA                        3Y PP                    YES         10 YEARS                    EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
RALEIGH                       NO PP                    NO          NON-IO                      EMC
SPRINGFIELD                   NO PP                    NO          NON-IO                      EMC
FOUNTAIN INN                  NO PP                    NO          NON-IO                      EMC
MIAMI                         5Y PP                    YES         10 YEARS                    EMC
PROVO                         2Y PP                    YES         10 YEARS                    EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
DAVENPORT                     3Y PP                    YES         10 YEARS                    EMC
BAKERSFIELD                   5Y PP                    YES         10 YEARS                    EMC
WASHINGTON                    3Y PP                    YES         10 YEARS                    EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
CHESTER                       NO PP                    NO          NON-IO                      EMC
BREAUX BRIDGE                 NO PP                    NO          NON-IO                      EMC
IRVINGTON                     NO PP                    NO          NON-IO                      EMC
FLORISSANT                    NO PP                    NO          NON-IO                      EMC
KILL DEVIL HILLS              NO PP                    NO          NON-IO                      EMC
SUNRISE BEACH                 NO PP                    NO          NON-IO                      EMC
FLORENCE                      NO PP                    NO          NON-IO                      EMC
WHITE HALL                    NO PP                    YES         10 YEARS                    EMC
BATON ROUGE                   NO PP                    NO          NON-IO                      EMC
OLD HICKORY                   5Y PP                    YES         10 YEARS                    EMC
JOPLIN                        NO PP                    NO          NON-IO                      EMC
SANDY                         NO PP                    NO          NON-IO                      EMC
PORT SAINT LUCIE              3Y PP                    YES         10 YEARS                    EMC
KANSAS CITY                   NO PP                    NO          NON-IO                      EMC
SACRAMENTO                    5Y PP                    YES         10 YEARS                    EMC
WARREN                        NO PP                    NO          NON-IO                      EMC
KENT                          2Y PP                    YES         10 YEARS                    EMC
GREENVILLE                    NO PP                    NO          NON-IO                      EMC
HOMEWOOD                      3Y PP                    YES         10 YEARS                    EMC
MESA                          3Y PP                    YES         10 YEARS                    EMC
HUNTINGTON BEACH              2Y PP                    NO          NON-IO                      EMC
FREDERICK                     NO PP                    NO          NON-IO                      EMC
SOUTH LAKE TAHOE              3Y PP                    YES         10 YEARS                    EMC
CORAL SPRINGS                 5Y PP                    YES         10 YEARS                    EMC
CTY OF CMMRCE                 5Y PP                    YES         10 YEARS                    EMC
SAN DIEGO                     3Y PP                    YES         10 YEARS                    EMC
HAMPTON                       2Y PP                    YES         10 YEARS                    EMC
MIAMI                         NO PP                    NO          NON-IO                      EMC
SCHENECTADY                   NO PP                    NO          NON-IO                      EMC
LOS ANGELES                   3Y PP                    YES         10 YEARS                    EMC
LAFAYETTE                     3Y PP                    NO          NON-IO                      EMC
ELK GROVE                     2Y PP                    YES         10 YEARS                    EMC
NEWPORT NEWS                  5Y PP                    NO          NON-IO                      EMC
CLEARWATER                    NO PP                    NO          NON-IO                      EMC
PORTSMOUTH                    5Y PP                    NO          NON-IO                      EMC
AVON                          3Y PP                    YES         10 YEARS                    EMC
HOLLYWOOD                     2Y PP                    YES         10 YEARS                    EMC
WEST LEBANON                  NO PP                    YES         10 YEARS                    EMC
TOLEDO                        NO PP                    NO          NON-IO                      EMC
GAUTIER                       NO PP                    NO          NON-IO                      EMC
MIAMI                         5Y PP                    YES         10 YEARS                    EMC
CANTON                        5Y PP                    YES         10 YEARS                    EMC
BUSHKILL                      NO PP                    NO          NON-IO                      EMC
MANDEVILLE                    NO PP                    NO          NON-IO                      EMC
RICHARDSON                    2Y PP                    YES         10 YEARS                    EMC
ACTON                         NO PP                    NO          NON-IO                      EMC
AUBURN                        NO PP                    NO          NON-IO                      EMC
MOUNT JULIET                  5Y PP                    YES         10 YEARS                    EMC
ROCKVILLE                     3Y PP                    YES         10 YEARS                    EMC
AURORA                        NO PP                    NO          NON-IO                      EMC
SALT LAKE CITY                5Y PP                    YES         10 YEARS                    EMC
Clarkston                     NO PP                    NO          NON-IO                      EMC
Ferndale                      NO PP                    NO          NON-IO                      EMC

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.           That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.           That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset-Backed Securities I LLC Asset-Backed Certificates, Series 2006-AC2, Class R-__ Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.           That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a (foreign trust,( as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor=s taxpayer identification number is ______________________.

5.           That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.           That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.           That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Attention: Bear Stearns Asset Backed Securities I Trust 2006-AC2

Re:	Bear Stearns Asset Backed Securities I LLC

Asset-Backed Certificates, Series 2006-AC2, Class__

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2006-AC2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2006, among Bear Stearns Asset-Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and company, Wells Fargo Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Certificate Registrar and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Re:

Bear Stearns Asset Backed Securities I Trust 2006-AC2, Asset-Backed Certificates, Series 2006-AC2 (the “Certificates”), including the Class I-B-4, Class II-B-4, Class II-B-5, Class II-B-6 Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)

we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)        if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if U.S. Bank National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, are providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60, or PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) in the case of the Privately Offered Securities have attached hereto the opinion specified in Section 7.02(b) of the Agreement.

(ix)

We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: (THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER

RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ((PTE() 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION PROVIDED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.(] [In the case of the Class P Certificates: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.]

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional (Accredited Investor( as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2005, between Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller and company, Wells Fargo

Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Re:

Bear Stearns Asset Backed Securities I Trust 2006-AC2, Asset-Backed Certificates, Series 2006-AC2 (the “Certificates”), including the Class I-B-4, Class II-B-4, Class II-B-5, Class II-B-6, Class I-P, Class I-C and Class II-P Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.

It owned and/or invested on a discretionary basis eligible securities (excluding affiliate(s securities, bank deposit notes and CD(s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:
a.	greater than $100 million and the undersigned is one of the following entities:
(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1]; or

_________________________

[1]

A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(y)	[_] an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
(z)	[_] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
(aa)

[_]          a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_] a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
(cc)

[_]          a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or
(ee)	[_] an investment adviser registered under the Investment Advisers Act; or
b.	[_] greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
c.

[_]          less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.

[_]          less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_] less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, Wells Fargo Bank, National Association, EMC Mortgage Corporation and U.S. Bank National Association, as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, is providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ((PTE() 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) in the case of the Privately Offered Certificates, has attached hereto the opinion specified in Section 7.08(a) of the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Re:

Pooling and Servicing Agreement, dated as of February 1, 2006, between Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as seller and company, Wells Fargo Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation	Reason:________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT H

DTC Letter of Representations

[provided upon request]

EXHIBIT I

Schedule of Mortgage Loans with Lost Notes

[provided upon request]

EXHIBIT J

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of February, 2006, by and among U.S. BANK NATIONAL ASSOCIATION, as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as sponsor (the “Sponsor”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”), securities administrator and custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Sponsor, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of February 1, 2006, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2006-AC2, Asset-Backed Certificates, Series 2006-AC2 (as in effect on the date of this Agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Sponsor or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Sponsor, the Master Servicer and the Custodian hereby agree as follows:

SECTION 1.

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

SECTION 2.

CUSTODY OF MORTGAGE DOCUMENTS

(a)          Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders and the Certificate Insurers.

(b)         Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Sponsor for the purpose of recording it in the appropriate public office for real property records, and the Sponsor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

(c)	Review of Mortgage Files.

(i)           On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Sponsor, the Trustee and the Certificate Insurers an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(ii)         Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders and the Certificate Insurers, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Sponsor, the Trustee and the Certificate Insurers an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(iii)        Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Sponsor, the Trustee and the Certificate Insurers a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(iv)        In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

(d)          Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer, the Trustee and the Certificate Insurers.

(e)          Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Sponsor has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Sponsor the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or LPMI Policy, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Sponsor (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Sponsor. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

(f)          Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement or the related Servicing Agreement, shall cause the Company or the related Servicer, as applicable, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

SECTION 3.

CONCERNING THE CUSTODIAN

(a)          Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Certificateholders and the Certificate Insurers and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

(b)          Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

(c)          Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

(d)          Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, the Certificate Insurers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicers, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, the Master Servicer and Certificate Insurers of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer and with the prior written consent of the Certificate Insurers (which consent shall not be unreasonably withheld).

(e)          Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(f)          Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

SECTION 4.

COMPLIANCE WITH REGULATION AB

(a)          Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

(b)	Additional Representations and Warranties of the Custodian.

(i)          The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption "Description of the Certificates – The Custodian" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)         The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the

Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(iii)        If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

(c)          Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

(d)         Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

(i)           deliver to the Depositor a report (in form and substance reasonably satisfactory to the Depositor) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Depositor and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Five hereto; and

(ii)         deliver to the Depositor a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(e)	Indemnification; Remedies.

(i)          The Custodian shall indemnify the Depositor, each affiliate of the Depositor, EMC and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the

Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)          (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)         any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(ii)         In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

SECTION 5.

MISCELLANEOUS PROVISIONS

(a)          Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

(b)          Certificate Insurers’ Rights. The Certificate Insurers shall be an express third party beneficiary of this Custodial Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurers’ or the respective Certificateholder’s rights explicitly specified herein as if a party hereto.

(c)          Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, with the prior written consent of the Certificate Insurers (which consent shall not be unreasonably withheld).  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

(d)         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(e)          Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

(f)          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: One Federal Street, 3rd Floor Boston, MA 02110 Attention: BSABS I 2006-AC2 Telecopy: (617) 603-6638 Confirmation:	U.S. BANK NATIONAL ASSOCIATION, not individually but solely as Trustee By: _________________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By: _________________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	EMC MORTGAGE CORPORATION By: _________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian and Master Servicer By: _________________________________ Name: Title:

STATE OF MASSACHUSETTS	)

) ss:

COUNTY OF	SUFFOLK	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared ________________, known to me to be a(n) _______________________ of U.S. Bank National Association, a national banking association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[SEAL]

STATE OF NEW YORK	)

) ss:

COUNTY OF NEW YORK	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared _________________, known to me to be a(n) of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_______________________________

Notary Public

[SEAL]

STATE OF TEXAS	)

) ss:

COUNTY OF DALLAS	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared _____________________, known to me to be an authorized representative of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)

) ss:

COUNTY OF HOWARD	)

On the 28th day of February 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) _________________of Wells Fargo Bank, National Association, a national banking association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

February 28, 2006

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-AC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2006-AC2, Asset-Backed Certificates, Series 2006-AC2                                                                                              & nbsp;

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ________________________________

Name: ______________________________

Title: _______________________________

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

[DATE]

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-AC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2006-AC2,
Asset-Backed Certificates, Series 2006-AC2

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ________________________________

Name: ______________________________

Title: _______________________________

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2006-AC2

Re:

Custodial Agreement, dated as of February 28, 2006, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2006-AC2,
Asset-Backed Certificates, Series 2006-AC2

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ________________________________

Name: ______________________________

Title: _______________________________

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT K

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

between

EMC MORTGAGE CORPORATION

as Mortgage Loan Seller and Sponsor

and

BEAR STEARNS ASSET BACKED SECURITIES I LLC

as Purchaser

Dated as of

February 28, 2006

SECTION 1.	Definitions
SECTION 2.	Purchase and Sale of the Mortgage Loans and Related Rights
SECTION 3.	Mortgage Loan Schedules
SECTION 4.	Mortgage Loan Transfer
SECTION 5.	Examination of Mortgage Files
SECTION 6.	Recordation of Assignments of Mortgage.
SECTION 7.	Representations and Warranties of tehe Sponsor Concerning the Mortgage Loans
SECTION 8.	Representations and Warranties Concerning the Mortgage Loan Seller
SECTION 9.	Representations and Warranties Concerning the Purchaser
SECTION 10.	Conditions to Closing
SECTION 11.	Fees and Expenses
SECTION 12.	Accountants’ Letters
SECTION 13.	Indemnification.
SECTION 14.	Notices
SECTION 15.	Transfer of Mortgage Loans
SECTION 16.	Termination
SECTION 17.	Representations, Warranties and Agreements to Survive Delivery
SECTION 18.	Severability
SECTION 19.	Counterparts
SECTION 20.	Amendment
SECTION 21.	Governing Law
SECTION 22.	Further Assurances
SECTION 23.	Successors and Assigns
SECTION 24.	The Mortgage Loan Seller
SECTION 25.	Entire Agreement
SECTION 26.	No Partnership

EXHIBITS AND SCHEDULE TO

MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1	Contents of Mortgage File
Exhibit 2	Mortgage Loan Schedule Information
Exhibit 3	Mortgage Loan Sellers Information
Exhibit 4	Purchaser’s Information
Exhibit 5	Schedule of Lost Notes
Exhibit 6	Standard & Poor’s Anti-Predatory Lending Categorization
Schedule A	Required Ratings for each Class of Certificates

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of February 28, 2006, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the “Sponsor” or “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns Asset Backed Securities I Trust 2006-AC2, Asset-Backed Certificates, Series 2006-AC2 (the “Certificates”), under a pooling and servicing agreement, to be dated as of February 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser, as Purchaser, the Mortgage Loan Seller, as sponsor and company, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-125422) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated February 27, 2006, to the Prospectus, dated June 24, 2005, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement, dated as of February 27, 2006, to an underwriting agreement, dated January 10, 2006, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.    Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $             *              (plus $        *        in accrued interest), and the Retained Certificates.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: February 28, 2006.

Custodial Agreement: An agreement, dated as of February 28, 2006 among the Depositor, the Sponsor, the Trustee and the Custodian.

Cut-off Date Balance: Shall mean $294,412,298 for the Mortgage Loans in loan group I, $90,045,713 for the Mortgage Loans in loan group II-1 and $154,775,024 for the Mortgage Loans in loan group II-2.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due, as set forth in the related Mortgage Note.

Fitch: Fitch, Inc., or its successors in interest.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

_________________________

* Please contact Bear Stearns for pricing information.

Net Mortgage Rate: For each Mortgage Loan, the Mortgage Rate for such Mortgage Loan less (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (ii) the rate at which the LPMI Fee is calculated, if applicable.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Sponsor (on its own behalf as a Mortgage Loan Seller) pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s, Moody’s and Fitch, each a “Rating Agency.”

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted

Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Transaction Documents: This Agreement, the Pooling and Servicing Agreement, the Custodial Agreement and the Underwriting Agreement.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, National Association.

SECTION 2.	Purchase and Sale of the Mortgage Loans and Related Rights.

(a)          Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans sold by such Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the related Cut-off Date Balance.

(b)          The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)          Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans sold by such Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)          In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements.

SECTION 3.  Mortgage Loan Schedules. The Sponsor (on its own behalf as Mortgage Loan Seller) agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Sponsor (on its own behalf as Mortgage Loan Seller) shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Sponsor (on its own behalf as Mortgage Loan Seller) and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.
SECTION 4.	Mortgage Loan Transfer.

(a)          The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)           Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received. The Sponsor (on its own behalf as Mortgage Loan Seller) shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)          In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor (on its own behalf as Mortgage Loan Seller) further agrees that it will cause, at the Sponsor’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing

Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)          The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing, will ultimately be assigned to U.S. Bank National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.	Examination of Mortgage Files.

(a)           On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)           Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Sponsor (on its own behalf as Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)          Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Sponsor (on its own behalf as Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)           The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Sponsor and the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Sponsor of such Material Defect. The Sponsor (on its own behalf as a Mortg age Loan Seller) shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if the Sponsor (on its own behalf as a Mortgage Loan Seller) does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor (on its own behalf as a Mortgage Loan Seller) will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor (on its own behalf as a Mortgage Loan Seller) to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor (on its own behalf as a Mortgage Loan Seller) delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor (on its own behalf as a Mortgage Loan Seller) cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor (on its own behalf as a Mortgage Loan Seller) shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of Sponsor (on its own behalf as a Mortgage Loan Seller) or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Sponsor (on its own behalf as a Mortgage Loan Seller) within thirty days of its receipt of the original recorded document.

(e)         At the time of any substitution, the Sponsor (on its own behalf as a Mortgage Loan Seller) shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Sponsor (on its own behalf as a Mortgage Loan Seller) and shall release or cause the Custodian to release the documents (including, but not limited to the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Sponsor (on its own behalf as a Mortgage Loan Seller) title to such Deleted Mortgage Loan.

SECTION 6.	Recordation of Assignments of Mortgage.

(a)          The Sponsor (on its own behalf as a Mortgage Loan Seller) will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Sponsor (on its own behalf as a Mortgage Loan Seller) need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor (on its own behalf as a Mortgage Loan Seller) to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Sponsor (on its own behalf as a Mortgage Loan Seller) in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of a Company Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer as described in Section 9.05 of the Pooling and Servicing Agreement or an assignment of the servicing as described in Section 8.05(b) of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Sponsor (on its own behalf as a Mortgage Loan Seller) shall leave or cause to be left with the Trustee or the Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Sponsor.

(b)          It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Sponsor (on its own behalf as a Mortgage Loan Seller) and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.    Representations and Warranties of the Sponsor Concerning the Mortgage Loans. The Sponsor hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

(a)          The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)          All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days; and the Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

(c)           Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(d)          The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

(e)           The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(f)          All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.

(g)          Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure and reporting laws and all anti-predatory lending laws applicable to the Mortgage Loan have been complied with in all material respects.

(h)         The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the

Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(i)          The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(j)          The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(k)          All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(l)        The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)        Immediately prior to the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser hereunder, the Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the related Originator or the Mortgage Loan Seller or the applicable Servicer was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(n)        All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)

organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(o)        The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(p)        Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(q)         There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(r)        All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(s)        The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and an EMC Mortgage Loan all such payments are in the possession or under the control of the Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

ti)          The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(u)          The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(v)        The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(w)          In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(x)     No Mortgage Loan contains a permanent or temporary “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan.

(y)        The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

(z)        No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

(aa)        To the best of the Mortgage Loan Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(bb)        The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc)         The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by

Fannie Mae or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

(dd)         Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

(ee)          No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgage Loan Seller or the related Originator.

(ff)        None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(gg)        None of the Mortgage Loans originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

(hh)     Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(ii)        At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

(jj)        No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6b Revised, Appendix E attached hereto as Exhibit 6).

(kk)        None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(ll)      Each Mortgage Loan was originated with an initial mortgagee of record, or was originated in conformity with the underwriting standards of and purchased by a subsequent mortgagee, that was either (x) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or (y) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Sponsor, the Purchaser or the Trustee of a breach of any representation or warranty of the Sponsor set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Sponsor, or the date the Sponsor is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Sponsor will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (hh) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Sponsor shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Sponsor shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Sponsor to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Sponsor to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Sponsor or relating to or arising out of a breach by the Sponsor of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Sponsor or notice thereof by the party discovering such breach and (ii) failure by the Sponsor to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.    Representations and Warranties Concerning the Sponsor. As of the date hereof and as of the Closing Date, the Sponsor represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)          the Sponsor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Sponsor’s business as presently conducted or on the Sponsor’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)          the Sponsor has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)          the execution and delivery by the Sponsor of this Agreement and any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Sponsor; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Sponsor or its properties or the charter or by-laws of the Sponsor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Sponsor’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)          the execution, delivery and performance by the Sponsor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)          each of this Agreement and the other Transaction Document to which it is a party has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Sponsor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)           there are no actions, suits or proceedings pending or, to the knowledge of the Sponsor, threatened against the Sponsor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (ii) with respect to any other matter which in the judgment of the Sponsor could reasonably be expected to be determined adversely to the Sponsor and will if determined adversely to the Sponsor materially and adversely affect the Sponsor’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party; and the Sponsor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)          the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.    Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)          the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)           the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)           the execution and delivery by the Purchaser of this Agreement or any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)          the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)           each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)         there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; and

(g)          the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.	Conditions to Closing.

(a)          The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)          Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or any of the Transaction Documents; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(2)          The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)           If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)          If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(iii)        The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iv)         A certificate of an officer of the Sponsor dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Sponsor authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Sponsor;

(v)          One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

(vi)         A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(vii)       Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)          The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement shall have been issued and sold to Bear Stearns.

(4)          The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)          The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)          The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or any of the Transaction Documents, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)          The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)           If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)          The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Sponsor, and all documents required thereby duly executed by all signatories;

(iii)        A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)         One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(v)          Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 11.    Fees and Expenses. Subject to Section 16 hereof, the Sponsor (on its own behalf as a Mortgage Loan Seller) shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Sponsor (on its own behalf as a Mortgage

Loan Seller) additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12.	Accountants’ Letters.

(a)     Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Sponsor (on its own behalf as a Mortgage Loan Seller) will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)      To the extent statistical information with respect to the Sponsor’s servicing portfolio is included in the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—EMC—Delinquency and Foreclosure Experience of EMC,” a letter from the certified public accountant for the Sponsor will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Sponsor and the Purchaser, with respect to such statistical information.

SECTION 13.	Indemnification.

(a)     The Sponsor (on its own behalf as a Mortgage Loan Seller) shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Term Sheet Supplement, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Sponsor (on its own behalf as a Mortgage Loan Seller) and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Sponsor in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Sponsor (on its own behalf as a Mortgage Loan Seller) to perform its obligations under this Agreement; and the Sponsor (on its own behalf as a Mortgage Loan Seller) shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Sponsor otherwise may have to the Purchaser or any other such indemnified party.

(b)      The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)     If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)     The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 14.    Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Sponsor shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972-444-2880)), and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.    Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Sponsor contained in Sections 5 and 7 hereof.

SECTION 16.    Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Sponsor (on its own behalf as a Mortgage Loan Seller) shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Sponsor’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 18.    Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.    Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.    Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22.    Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.	Successors and Assigns.

(iii)        This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Sponsor’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.    The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.    Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By: _____________________________

Name: ___________________________

Title: ____________________________

BEAR STEARNS ASSET BACKED

SECURITIES I LLC

By: _____________________________

Name: ___________________________

Title: ____________________________

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)           The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “U.S. Bank National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-AC2,” and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)          the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)        unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “U.S. Bank National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2006-AC2,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)         an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)          the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)         originals or copies of all available assumption, modification or substitution agreements, if any.

Provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Sponsor (on its own behalf as a Mortgage Loan Seller) shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Sponsor (on its own behalf as a Mortgage Loan Seller) need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Sponsor (on its own behalf as a Mortgage Loan Seller) to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Sponsor (on its own behalf as a Mortgage Loan Seller) and its successors and assigns. In the event that the Sponsor (on its own behalf as a Mortgage Loan Seller), the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Sponsor (on its own behalf as a Mortgage Loan Seller) shall submit or cause to be submitted for recording as specified above or, should the Sponsor (on its own behalf as a Mortgage Loan Seller) fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the related Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the loan group;
(iii)	the Servicer (or the Company, if it services the Mortgage Loan) and the Servicing Fee Rate;
(iv)	the Mortgage Rate in effect as of the Cut-off Date;
(v)	the LPMI Fee, if applicable;
(vi)	the Net Mortgage Rate in effect as of the Cut-off Date;
(vii)	the maturity date;
(viii)	the original principal balance;
(ix)	the Cut-off Date Balance;
(x)	the original term;
(xi)	the remaining term;
(xii)	the property type;
(xiii)	the MIN with respect to each Mortgage Loan; and
(xiv)	the Prepayment Charge, if any.

Such schedule shall also set forth the aggregate Group I Cut-off Date Principal Balance and Group II Cut-off Date Principal Balance for all of the related Mortgage Loans.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following captions: “SUMMARY – The Mortgage Loans,” “THE MORTGAGE POOL,” “THE SPONSOR” and “SCHEDULE A – Mortgage Loan Statistical Data.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED January 1, 2006

APPENDIX E - STANDARD & POOR'S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective October 1, 2002 – March 6, 2003
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq.	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Effective March 22, 2001 and amended from time to time
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code	High Cost Home Loan

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

STANDARD & POOR'S HOME LOAN CATEGORIZATION

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Moody’s	S&P	Fitch
I-A-1	Aaa	AAA	Not Rated
I-A-2	Aaa	AAA	Not Rated
I-M-1	Aa2	AA	Not Rated
I-M-2	A2	A	Not Rated
I-M-3	A3	A-	Not Rated
I-B-1	Baa1	BBB+	Not Rated
I-B-2	Baa2	BBB	Not Rated
I-B-3	Baa3	BBB-	Not Rated
II-1A-1	Aaa	Not Rated	AAA
II-1A-2	Aaa	Not Rated	AAA
II-1A-3	Aaa	Not Rated	AAA
II-1A-4	Aaa	Not Rated	AAA
II-1A-5	Aaa	Not Rated	AAA
II-1A-6	Aaa	Not Rated	AAA
II-2A-1	Aaa	Not Rated	AAA
II-2A-2	Aaa	Not Rated	AAA
II-2A-3	Aaa	Not Rated	AAA
II-2A-4	Aaa	Not Rated	AAA
II-X	Aaa	Not Rated	AAA
II-PO	Aaa	Not Rated	AAA
II-1R-1	Not Rated	Not Rated	AAA
II-1R-2	Not Rated	Not Rated	AAA
II-B-1	Aa2	Not Rated	AA
II-B-2	A2	Not Rated	A
II-B-3	Baa2	Not Rated	BBB

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	Moody’s	Fitch
I-B-4	Ba2	BB
I-P	Not Rated	Not Rated
I-C	Not Rated	Not Rated
I-R-1	Not Rated	Not Rated
I-R-2	Not Rated	Not Rated
I-R-3	Not Rated	Not Rated
II-B-4	Not Rated	BB
II-B-5	Not Rated	B
II-B-6	Not Rated	Not Rated
II-P	Not Rated	Not Rated

EXHIBIT L

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

I.           The [ ] agreement dated as of [ ], 200☐ (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)          I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200☐ that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)          Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)          Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

(4)          I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)          The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:	_________________________

By:

Name:	________________________________
Title:	________________________________

EXHIBIT M

RESERVED

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions

Primary Servicer – transaction party having borrower contact

Master Servicer – aggregator of pool assets

Securities Administrator – waterfall calculator

Back-up Servicer – named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)

Custodian – safe keeper of pool assets

Trustee – fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:	X – obligation
[X] – under consideration for obligation
Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X		X

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.19.

Under Item 1 of Form 10-D: a) items marked “6.07 statement” are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.						(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (6.07 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (6.07 Statement)

(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (6.07 Statement)
(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	X (6.07 Statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (6.07 Statement)
(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (6.07 Statement)
(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (6.07 Statement)

(4) Beginning and ending principal balances of the asset-backed securities.	X (6.07 Statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (6.07 Statement)
(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	X (6.07 Statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (6.07 Statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

			X (6.07 Statement)	Updated pool composition information fields to be as specified by Depositor from time to time
(9) Delinquency and loss information for the period.	X	X	X (6.07 Statement)
In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

	X	X	X (6.07 Statement)
(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (6.07 Statement)
(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)	X

(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (6.07 Statement)
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,		X

information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

		X	X	X		X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

						X	X
	Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).					X
2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

	Sponsor (Seller)						X
	Depositor					X
Trustee
	Issuing entity					X
	Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
	Securities Administrator			X
	Originator of 20% or more of pool assets as of the Cut-off Date					X
	Custodian				X
3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

X
4	Defaults Upon Senior Securities
	Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
5	Submission of Matters to a Vote of Security Holders
	Information from Item 4 of Part II of Form 10-Q			X
6	Significant Obligors of Pool Assets
	Item 1112(b) – Significant Obligor Financial Information*					X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
	Determining applicable disclosure threshold			X
	Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information*
	Determining current maximum probable exposure					X
	Determining current significance percentage			X
	Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
8	Other Information
	Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
9	Exhibits
	Distribution report			X

		Exhibits required by Item 601 of Regulation S-K, such as material agreements				X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X	X	X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X	X	X

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

		X	X	X	X	X	X
2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.07 statement

		X	X
3.03	Material Modification to Rights of Security Holders
	Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement		X	X
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
	Disclosure is required of any amendment “to the governing documents of the issuing entity”			X
5.06	Change in Shell Company Status
	[Not applicable to ABS issuers]			X
6.01	ABS Informational and Computational Material

	[Not included in reports to be filed under Section 3.18]					X
6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

		X	X	X		X
	Reg AB disclosure about any new servicer is also required.	X
	Reg AB disclosure about any new trustee is also required.				X
	Reg AB disclosure about any new securities administrator is also required.			X
6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

				X			X
	Reg AB disclosure about any new enhancement provider is also required.			X			X
6.04	Failure to Make a Required Distribution			X
6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
	If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
7.01	Regulation FD Disclosure	X	X	X	X	X	X
8.01	Other Events
	Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X

	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information		X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold	X
		Requesting required financial information or effecting incorporation by reference	X
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure		X

Determining current significance percentage			X
Requesting required financial information or effecting incorporation by reference			X

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)						X
Depositor					X
Trustee
Issuing entity					X
Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
Securities Administrator			X
Originator of 20% or more of pool assets as of the Cut-off Date					X
Custodian				X

Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Sponsor (Seller)						X
Depositor					X
Trustee
Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
Securities Administrator			X
Originator					X
Custodian				X
Credit Enhancer/Support Provider					X
Significant Obligor					X
Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT P

Additional Disclosure Notification

Wells Fargo Bank, N.A. as Securities Administrator

Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380

E-mail: cts.sec.notifications@wellsfargo.com

Attn: Corporate Trust Services – BSABS I 2006-AC2-SEC REPORT PROCESSING

RE: **Additional Form ☐ Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 4.18 of the Pooling and Servicing Agreement, dated as of February 1, 2006, among EMC Mortgage Corporation, as Sponsor and Company, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and U.S. Bank National Association as Trustee. The Undersigned, as Securities Administrator, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [	] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [_] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY]
as [role]

By: __________________
Name:
Title:

EXHIBIT Q-1

AMENDED AND RESTATED

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                            EMC MORTGAGE CORPORATION
                                   Purchaser,

             SAVANNAH BANK, NA DBA HARBOURSIDE MORTGAGE CORPORATION
                                    Company,

                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                            Dated as of April 1, 2005

                   (Fixed and Adjustable Rate Mortgage Loans)

                                                ARTICLE I

                                               DEFINITIONS

Section 1.01      Defined Terms.........................................................................

                                                ARTICLE II

                PURCHASE OF MORTGAGE LOANS: SERVICING OF MORTGAGE LOANS; RECORD TITLE AND
              POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DEL WERY
                                        OF MORTGAGE LOAN DOCUMENTS

Section 2.01      Agreement to Purchase.................................................................
Section 2.02      Purchase Price........................................................................
Section 2.03      Servicing of Mortgage Loans...........................................................
Section 2.04      Record Title and Possession of Mortgage Files; Maintenance of
                  Servicing Files.......................................................................
Section 2.05      Books and Records.....................................................................
Section 2.06      Transfer of Mortgage Loans............................................................
Section 2.07      Delivery of Mortgage Loan Documents...................................................
Section 2.08      Quality Control Procedures............................................................
Section 2.09      Near-term Principal Prepayments; Near Term Payment Defaults...........................
Section 2.10      Modification of Obligations...........................................................

                                               ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01      Representations and Warranties of the Company.........................................
Section 3.02      Representations and Warranties as to Individual Mortgage Loans........................
Section 3.03      Repurchase:  Substitution.............................................................
Section 3.04      Representations and Warranties of the Purchaser.......................................

                                                ARTICLE IV

                              ADMiNISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01      Company to Act as Servicer............................................................
Section 4.02      Collection of Mortgage Loan Payments..................................................
Section 4.03      Realization Upon Defaulted Mortgage...................................................
Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts...................
Section 4.05      Permitted Withdrawals From the Custodial Account......................................
Section 4.06      Establishment of Escrow Accounts Deposits in Escrow Accounts..........................
Section 4.07      Permitted Withdrawals From Escrow Account.............................................
Section 4.08      Payment of Taxes, Insurance and Other Charges:  Maintenance of
                  Primary Mortgage Insurance Policies:  Collections Thereunder..........................
Section 4.09      Transfer of Accounts..................................................................
Section 4.10      Maintenance of Hazard Insurance.......................................................
Section 4.11      Maintenance of Mortgage Impairment Insurance Policy...................................
Section 4.12      Fidelity Bond, Errors and Omissions Insurance.........................................
Section 4.13      Title, Management and Disposition of REO Property.....................................
Section 4.14      Notification of Maturity Date.........................................................

                                                ARTICLE V

                                        PAYMENTS TO THE PURCHASER

Section 5.01      Distributions.........................................................................
Section 5.02      Statements to the Purchaser...........................................................
Section 5.03      Monthly Advances by the Company.......................................................
Section 5.04      Liquidation Reports...................................................................
Section 5.05      Prepayment Interest Shortfalls........................................................

                                                ARTICLE VI

                                       GENERAL SERVICING PROCEDURES

Section 6.01      Assumption Agreements.................................................................
Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files...............................
Section 6.03      Servicing Compensation................................................................
Section 6.04      Annual Statement as to Compliance.....................................................
Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.....................
Section 6.06      Purchaser's Right to Examine Company Records..........................................

                                               ARTICLE VII

                                    REPORTS TO BE PREPARED BY SERVICER

Section 7.01      Company Shall Provide Information as Reasonably Required..............................

                                               ARTICLE VIII

                                               THE SERVICER

Section 8.01      Indemnification; Third Party Claims...................................................
Section 8.02      Merger or Consolidation of the Company................................................
Section 8.03      Limitation on Liability of the Company and Others.....................................
Section 8.04      Company Not to Assign or Resign.......................................................
Section 8.05      No Transfer of Servicing..............................................................

                                                ARTICLE IX

                                                 DEFAULT

Section 9.01      Events of Default.....................................................................
Section 9.02      Waiver of Defaults....................................................................

                                                ARTICLE X

                                              TERIV11NATION

Section 10.01     Termination...........................................................................
Section 10.02     Termination Without Cause.............................................................

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

Section 11.01     Successor to the Company..............................................................
Section 11.02     Amendment.............................................................................
Section 11.03     Recordation of Agreement..............................................................
Section 11.04     Governing Law.........................................................................
Section 11.05     Notices...............................................................................
Section 11.06     Severability of Provisions............................................................
Section 11.07     Exhibits..............................................................................
Section 11.08     General Interpretive Principles.......................................................
Section 11.09     Reproduction of Documents.............................................................
Section 11.10     Confidentiality of Information........................................................
Section 11.11     Recordation of Assignments of Mortgage................................................
Section 11.12     Assignment............................................................................
Section 11.13     No Partnership........................................................................
Section 11.14     Signature Pages/Counterparts Successors and Assigns...................................
Section 11.15     Entire Agreement......................................................................
Section 11.16     No Solicitation.......................................................................
Section 11.17     Closing...............................................................................
Section 11.18     Cooperation of Company with a Reconstitution..........................................
Section 11.19     Monthly Reporting with Respect to a Reconstitution....................................

EXHIBITS
A        Contents of Mortgage File
B        Custodial Account Letter Agreement
C        Escrow Account Letter Agreement
D        Form of Assignment, Assumption and Recognition Agreement
E        Form of Trial Balance
F        [reserved]
G        Request for Release of Documents and Receipt
H        Company's Underwriting Guidelines
I        Form of Term Sheet
J        Reconstituted Mortgage Loan Reporting

         This is a Purchase, Warranties and Servicing Agreement, dated as of
April 1, 2005 and is executed between EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200,
Irving, Texas 75038 (the "Purchaser"), and Savannah Bank, NA dba Harbourside
Mortgage Corporation, with offices located at 23-B Shelter Cove Lane, Hilton
Head, South Carolina 29928 (the "Company").

                               W I T N ES S E T H:

         WHEREAS, the Purchaser has heretofore agreed to purchase from the
Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

         WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

         WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the
Mortgage Loans and the management, servicing and control of the Mortgage Loans;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01      Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

         Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

         Agreement: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

         Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage
Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

         Assignment: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

         BIF:   The Bank Insurance Fund, or any successor thereto.

         Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or State of South Carolina, or (iii) a
day on which banks in the State of New York or State of South Carolina are
authorized or obligated by law or executive order to be closed.

         Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Code: The Internal Revenue Code of 1986, or any successor statute thereto.

         Company: Savannah Bank NA dba Harbourside Mortgage Corporation, its
successors in interest and assigns, as permitted by this Agreement.

         Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

         Condemnation Proceeds: All awards or settlements in respect of a
Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Confirmation: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

         Consumer Information: Information including, but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

         Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by an appraiser who met the requirements of the Company and Fannie Mae) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

         Current LTV: The ratio of the Stated Principal Balance of a Mortgage
Loan to the Current Appraised Value of the Mortgaged Property.

         Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "F 1, in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the
"Purchaser" with respect to the related Mortgage Loans.

         Custodian: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the
Purchaser.

         Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

         Determination Date: The 15th day (or if such 15th day is not a Business
Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

         Due Date: The day of the month on which the Monthly Payment is due on a
Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

         Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Account: An account established and maintained: (i) within
FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the
Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A2" or higher by Standard &
Poor's and "A" or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible
Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

         Eligible Institution: [_______________], or an institution having (i)
the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

         Equity Take-Out Refinanced Mortgage Loan: A Refinanced Mortgage Loan
the proceedsof which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

         Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "_____________, in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various
Mortgagor&' and shall be established in an Eligible Account, in the name of the
Person that is the "Purchase" with respect to the related Mortgage Loans.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01. Fannie Mae: The Federal National Mortgage Association, or any
successor thereto.

         Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae
Servicing Guide and all amendments or additions thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

         FHLMC Guide: The FHLMC Single Family Seller/Servicer Guide and all
amendments or additions thereto.

         Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement
Act of 1989.

         First Remittance Date: With respect to any Mortgage Loan, the
Remittance Date occurring in the month following the month in which the related
Closing Date occurs.

         GAAP:  Generally accepted accounting principles, consistently applied.

         HUD: The United States Department of Housing and Urban Development or
any successor thereto.

         Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage
Note for the purpose of calculating the interest rate thereon.

         Initial Rate Cap: As to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance
Rate shall be a rate per annum equal to the percentage shown on the Mortgage
Loan Schedule.

         Lender Primary Mortgage Insurance Policy: Any Primary Mortgage
Insurance Policy for which premiums are paid by the Company.

         Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such
Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i)
the Appraised Value of the Mortgaged Property as of the Origination Date with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised
Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.

         Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the
Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

         Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related
Mortgage Note.

         Mortgage: The mortgage, deed of trust or other instrument securing a
Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

         Mortgage File: The mortgage documents pertaining to a particular
Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

         Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage
Note.

         Mortgage Loan: An individual mortgage loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term
Sheet, which Mortgage Loan includes without limitation the Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

         Mortgage Loan Documents:  The documents listed in Exhibit A.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the
Mortgage Interest Rate minus the Servicing Fee Rate minus the Lender Paid
Mortgage Insurance Rate.

         Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

         (1)      the Company's Mortgage Loan identifying number;

         (2)      the Mortgagor's first and last name;

         (3)      the street address of the Mortgaged Property including the city, state and zip code;

         (4)      a code indicating whether the Mortgaged Property is
owner-occupied, a second home or an investor property;

         (5)      the type of residential property constituting the Mortgaged
Property;

         (6)      the original months to maturity of the Mortgage Loan;

         (7)      the remaining months to maturity from the related Cut-off
Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

         (8)      the Sales Price, if applicable, Appraised Value and
Loan-to-Value Ratio, at origination;

         (9)      the Mortgage Interest Rate as of origination and as of the related Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial Adjustment Date, the next Adjustment Date immediately following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any,
Periodic Rate Cap, if any, minimum Mortgage Interest Rate under the terms of the
Mortgage Note and the Lifetime Rate Cap;

         (10)     the Origination Date of the Mortgage Loan;

         (11)     the stated maturity date;

         (12)     the amount of the Monthly Payment at origination;

         (13)     the amount of the Monthly Payment as of the related Cut-off Date;

         (14)     the original principal amount of the Mortgage Loan;

         (15)     the scheduled Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

         (16)     a code indicating the purpose of the Mortgage Loan (i.e.,
purchase, rate and term refinance, equity take-out refinance);

         (17)     a code indicating the documentation style (i.e. full,
alternative, etc.);

         (18)     the number of times during the twelve (12) month period
preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

         (19)     the date on which the first payment is or was due;

         (20)     a code indicating whether or not the Mortgage Loan is the
subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

         (21)     a code indicating whether or not the Mortgage Loan is
currently convertible and the conversion spread;

         (22)     the last Due Date on which a Monthly Payment was actually
applied to the unpaid principal balance of the Mortgage Loan.

         (23)     product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

         (24)     credit score and/or mortgage score, if applicable;

         (25)     a code indicating whether or not the Mortgage Loan is the
subject of a Lender Primary Mortgage Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

         (26)     a code indicating whether or not the Mortgage Loan has a
prepayment penalty and if so, the amount and term thereof;

         (27)     the Current Appraised Value of the Mortgage Loan and Current
LTV, if applicable;

         (28)     whether such Mortgage Loan is a "Home Loan", "Covered Home
Loan", "Manufactured Housing" or "Home Improvement Loan" as defmed in the New
Jersey Home Ownership Security Act of 2002; and

         (29)     whether the Mortgage Loan has a mandatory arbitration clause.

         With respect to the Mortgage Loans in the aggregate, the Mortgage Loan
Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

         (1)      the number of Mortgage Loans;

         (2)      the current aggregate outstanding principal balance of the
Mortgage Loans;

         (3)      the weighted average Mortgage Interest Rate of the Mortgage
Loans;

         (4)      the weighted average maturity of the Mortgage Loans; and

         (5)      the weighted average months to next Adjustment Date;

         Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

         Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

         Mortgagor:  The obligor on a Mortgage Note.

         Nonrecoverable Advance: Any portion of a Monthly Advance or Servicing
Advance previously made or proposed to be made by the Company pursuant to this
Agreement, that, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor or the related Liquidation Proceeds, Insurance Proceeds,
Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

         OCC:  Office of the Comptroller of the Currency, or any successor thereto.

         Officers' Certificate: A certificate signed by the Chairman of the
Board, the Vice Chairman of the Board, the President, a Senior Vice President or
a Vice President or by the Treasurer or the Secretary or one of the Assistant
Treasurers or Assistant Secretaries of the Company, and delivered to the
Purchaser as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

         Origination Date: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refmanced Mortgage Loan, be the date of the funding of the debt being refmanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

         OTS:  Office of Thrift Supervision, or any successor thereto.

         Periodic Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment
Date, as set forth in the related Mortgage Note and the related Mortgage Loan
Schedule.

         Permitted Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of
                  America;

                  (ii) (a) demand or time deposits, federal funds or bankers'
                  acceptances issued by any depository institution or trust
                  company incorporated under the laws of the United States of
                  America or any state thereof and subject to supervision and examination by federal and/or state banicing authorities,
                  provided that the commercial paper and/or the short-term
                  deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment
                  providing for such investment are rated in one of the two
                  highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed thirty
                  (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository
                  institution or trust company (acting as principal) described in clause (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United
                  States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment
                  providing for such investment; provided, however, that
                  securities issued by any particular corporation will not be
                  Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing
                  discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit,
                  obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating
                  Agency; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of
                  America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted
Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month's interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal
Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance
Rate) actually paid by the related Mortgagor with respect to such Prepayment
Period.

         Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

         Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(bh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

         Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

         Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan full or partial which is received in advance of its scheduled Due
Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Purchase Price:  As defined in Section 2.02.

         Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

         Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the related Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of
FIRREA and the regulations promulgated thereunder and the requirements of Fannie
Mae, all as in effect on the date the Mortgage Loan was originated.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie
Mae or FHLMC.

         Rating Agency: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

         Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

         REMIC: A "real estate mortgage investment conduit," as such term is defmed in Section 860D of the Code.

         REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The 18th day of any month, beginning with the First
Remittance Date, or if such 18th day is not a Business Day, the first Business
Day immediately preceding such 18th day.

         REO Disposition: The final sale by the Company of any REO Property.

         REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

         Repurchase Price: With respect to any Mortgage Loan, a price equal to
(i) the product of the greater of 100% or the percentage of par as stated in the
Confirmation multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such outstanding principal balance at the Mortgage Loan Remittance Rate from the last date. through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase, plus, (iii) third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

         SAIF:  The Savings Association Insurance Fund, or any successor thereto.

         Sales Price: With respect to any Mortgage Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the
Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this
Agreement and (f) compliance with the obligations under Section 4.08.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one- twelfth of the product of (a) the Servicing Fee
Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such
Monthly Payment collected by the Company, or as otherwise provided under Section
4.05 and in accordance with the Fannie Mae Guide(s). Any fee payable to the
Company for administrative services related to any REO Property as described in
Section 4.13 shall be payable from Liquidation Proceeds of the related REO
Property.

         Servicing Fee Rate:  As set forth in the Term Sheet.

         Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan
Documents listed in Exhibit A, the originals of which are delivered to the
Purchaser or its designee pursuant to Section 2.04.

         Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the
Purchaser upon request, as such list may from time to time be amended.

         Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the
Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

         Subservicer: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

         Subservicing Agreement: An agreement between the Company and a
Subservicer, if any, for the servicing of the Mortgage Loans;

         Term Sheet: A supplemental agreement in the form attached hereto as
Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                   ARTICLE II

            PURCHASE OF MORTGAGE LOANS: SERVICING OF MORTGAGE LOANS;
                 RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                       DEL WERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01      Agreement to Purchase.

         The Company agrees to sell and the Purchaser agrees to purchase the
Mortgage Loans having an aggregate Stated Principal Balance on the related
Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the
Company as evidenced by the actual aggregate Stated Principal Balance of the
Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related
Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2)
Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

         Section 2.02      Purchase Price.

         The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

         In addition to the Purchase Price as described .above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal
Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage
Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

         The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the
Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due
Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the
Purchaser for subsequent remittance by the Company to the Purchaser.

         Section 2.03      Servicing of Mortgage Loans.

         Simultaneously with the execution and delivery of each Term Sheet, the
Company does hereby agree to directly service the Mortgage Loans listed on the related Mortgage Loan Schedule attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

         Section 2.04      Record Title and Possession of Mortgage Files;
Maintenance of Servicing Files.

         As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, on a servicing retained basis, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans.
Company will deliver the Mortgage Files to the Custodian designated by
Purchaser, on or before the related Closing Date, at the expense of the Company.
The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the
Company is in a custodial capacity only. From the related Closing Date, the awnership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the
Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the
Company in trust for the benefit of the Purchaser as the owner of the Mortgage
Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required. Section 2.05 Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie
Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood
Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by
Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

         The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

         In addition to the foregoing, Company shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the
OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Company and without cost to Company or such supervisory agents or examiners, to any documentation regarding the Mortgage
Loans that may be required by any applicable regulator.

         Section 2.06      Transfer of Mortgage Loans.

         The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage
Loans, provided, however, that the transferee will not be deemed to be a
Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the
Company shall mark its books and records to reflect the ownership of the
Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.07      Delivery of Mortgage Loan Documents.

         The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4),
(5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the
Company to the Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser, or its designee, within such time period as specified in a Company's Officer's Certificate. In the event that documents have not been received by the date specified in the Company's Officer's Certificate, a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within
180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the
270th day from the date of the related Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with
Section 3.03 hereof.

         The Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage
Loans to Purchaser, or its designee. Company shall be responsible for recording the assignments of mortgage.

         Company shall provide an original or duplicate original of the title insurance policy to Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

         Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

         If the Purchaser or its designee discovers any defect with respect to a
Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

         The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

         From time to time the Company may have a need for Mortgage Loan
Documents to be released from Purchaser, or its designee. Purchaser shall, or shall cause its designee, upon the written request of the Company, within ten
(10) Business Days, deliver to the Company, any requested documentation previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, when the
Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of Purchaser. Company shall indemnify Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fmes, forfeitures, costs and expenses (including court costs and reasonable attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

         Section 2.08      Quality Control Procedures.

         The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage
Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

         Section 2.09      Near-term Principal Prepayments; Near Term Payment
Defaults

         In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date], the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price
Percentage over par multiplicd by the amount of such Principal Prepayment. Such remittance shall be made by the Company to Purchaser no later than the third
Business Day following receipt of such Principal Prepayment by the Company.

         In the event either of the first three (3) scheduled Monthly Payments which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at
Purchaser's sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection
3.03.

         Section 2.10      Modification of Obligations.

         Purchaser may, without any notice to Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Company under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser's extension, compromise, release, change, modification, adjustment, or alteration affects Company's ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

         Section 3.01      Representations and Warranties of the Company.

         The Company represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

         (a) The Co mpany is a national association, duly organized, validly existing and in good standing under the laws of the federal laws of the United
States of America and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

         (b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this
Agreement and the related Term Sheet and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

         (c) Neither the execution and delivery of this Agreement and the related Term Sheet, nor the origination or purchase of the Mortgage Loans by the
Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

         (d) There is no litigation, suit, proceeding or investigation pending or, to the best of Company's knowledge, threatened, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

         (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the sale of the Mortgage Loans and delivery of the
Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

         (f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term
Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the
Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related
Mortgage Note;

         (h) The Company used no selection procedures that identified the
Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

         (i) The Company will treat the sale of the Mortgage Loans to the
Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (j) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and FITJD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the 0CC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie
Mae or FHLMC;

         (k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this
Agreement or the related Term Sheet. The Company is solvent and the sale of the
Mortgage Loans will not cause the Company to become insolvent. The sale of the
Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

         (l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Company pursuant to this Agreement or the related
Term Sheet or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

         (m) The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage
Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans to Purchaser under this
Agreement and the related Term Sheet constitutes fair consideration for the
Mortgage Loans under current market conditions.

         (n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

         (o) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

         Section 3.02      Representations and Warranties as to Individual
Mortgage Loans.

         References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate Stated Principal Balance of the
Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated
Principal Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the related
Cut-off Date, whether or not received. References to percentages of Mortgaged
Properties refer, in each case, to the percentages of expected aggregate Stated
Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The Company hereby represents and warrants to the
Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

         (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

         (b) The Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

         (c) All payments due prior to the related Cut-off Date for such
Mortgage Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the
Mortgage Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. As of the related Closing
Date, all of the Mortgage Loans will have an actual interest paid to date of their related Cut-off Date(or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

         (d) There are no defaults by Company in complying with the terms of the
Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

         (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy, Lender Primary Mortgage Insurance
Policy and title insurance policy, to the extent required by the related policies;

         (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage
Note or the Mortgage, or the exercise of any right thereunder, render the
Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and as of the related Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (g) All buildings or other customarily insured improvements upon the
Mortgaged Property are insured by a Qualified Insurer, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the
Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in
Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood
Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the
Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by a Qualified Insurer. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the
Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the
Mortgagor's cost and expense and to seek reimbursement therefor from the
Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

         (h) Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real, estate settlement procedures, the Federal Truth-In-Lending Act, disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are (a)
Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of
Regulation Z, the' regulation implementing TILA, which implements the Home
Ownership and Equity Protection Act of 1994, as amended, or (b) except as may be provided in subparagraph (c) below, classified and/or defined, as a "high cost",
"threshold", "predatory" "high risk home loan" or "covered" loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and or/fees) under any other applicable state, federal or local law including, but not limited to, the States of Georgia, New York, North Carolina, Arkansas,
Kentucky or New Mexico, (c) Mortgage Loans subject to the New Jersey Home
Ownership Security Act of 2002 (the "Act"), unless such Mortgage Loan is a (1)
"Home Loan" as defined in the Act that is a first lien Mortgage Loan, which is not a "High Cost Home Loan" as defined in the Act or (2) "Covered Home Loan" as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a High Cost Home Loan under the Act, or (d) secured by Mortgaged Property in the Commonwealth of Massachusetts with a loan application date on or after
November 7, 2004 that refinances a mortgage loan that is less than sixty (60)
months old, unless such Mortgage Loan (1) is on an investment property, (ii)
meets the requirements set forth in the Code of Massachusetts Regulation
("CMR"), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the
209 CMR 53.04(1)(c). In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New
Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the
Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Company shall maintain in its possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

         (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the
Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

         (j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged
Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which, are referred to in the lender's title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage
Loan, or (B) which do not adversely affect the residential use or Appraised
Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the
Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

         (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the
Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and
FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or the Mortgagor, or on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

         (l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage
Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the
Mortgage, were not subject to an assignment, sale or pledge to any person other than Purchaser, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the
Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the
Purchaser;

         (m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to
Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the
Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly
Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.
The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the
Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

         (o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

         (p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company's underwriting guidelines attached as Exhibit
H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable)
as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The
Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

         (r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the
Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

         (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

         (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the
Mortgagor;

         (u) The Mortgage File contains an appraisal of the related Mortgaged
Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the
Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of
Fannie Mae or FIILMC and Title XI of the Federal Institutions Reform, Recovery,
and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or FHLMC;

         (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the
Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

         (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

         (x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

         (y) The Mortgage Loan does not contain balloon or "graduated payment"
features; No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

         (z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the
Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

         (aa) Each Mortgage Loan bears interest based upon a thirty (30) day month and a three hundred and sixty (360) day year. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. As to each adjustable rate
Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin;
provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable. Over the term of each adjustable rate Mortgage Loan, the Mortgage
Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. None of the Mortgage Loans are "interest-only" Mortgage Loans or "negative amortization"
Mortgage Loans. With respect to each adjustable rate Mortgage Loan, each
Mortgage Note requires a monthly payment which is sufficient (a) during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (b) during the period following each Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining tern of such
Mortgage Note and to pay interest at the related Mortgage Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the
Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization. None of the Mortgage Loans contain a conversion feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate. None of the Mortgage Loans are considered agricultural loans;

         (bb) (INTENTIONALLY LEFT BLANK)

         (cc) (INTENTIONALLY LEFT BLANK)

         (dd) (INTENTIONALLY LEFT BLANK)

         (ee) (INTENTIONALLY LEFT BLANK)

         (ff) (INTENTIONALLY LEFT BLANK)

         (gg) (INTENTIONALLY LEFT BLANK)

         (hh) In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0%
of the Appraised Value of the Mortgaged Property with respect to a Refinanced
Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the
Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified
Insurer. No Mortgage Loan has an LTV over 95%. All provisions of such Primary
Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No
Mortgage Loan requires payment of such premiums, in whole or in part, by the
Purchaser. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance
Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance
Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage; The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan
Schedule is net of any such insurance premium. Any Mortgage Loan subject to a
Lender Primary Mortgage Insurance Policy obligates the Company to maintain the
Lender Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith;

         (ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

         (jj) None of the Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any condominium unit or planned unit development conforms with the Company's underwriting guidelines. As of the date of origination, no portion of any Mortgaged Property was used for commercial purposes, and since the Origination Date, no portion of any Mortgaged
Property has been, or currently is, used for commercial purposes;

         (kk) Payments on the Mortgage Loan commenced no more than sixty (60)
days after the funds were disbursed in connection with the Mortgage Loan. The
Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears. Each of the Mortgage Loans will amortize fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

         (ll) As of the Closing Date of the Mortgage Loan, the Mortgage Property
was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

         (mm) There is no pending action or proceeding directly involving the
Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and the Company has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

         (nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the
Soldiers' and Sailors' Civil Relief Act of 1940;

         (oo) No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

         (pp) The Mortgagor for each Mortgage Loan is a natural person;

         (qq) None of the Mortgage Loans are Co-op Loans;

         (rr) With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the
Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage
Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and
(B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage
Loan;

         (ss) With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage
Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

         (tt) The Mortgage Loan was originated by a mortgagee approved by the
Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

         (uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

         (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the
Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

         (ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

         (xx) There is no Mortgage Loan that was originated on or after October
1, 2002 and before March 7, 2003, which is secured by property located in the
State of Georgia;

         (yy) No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

         (zz) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage
Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

         (aaa) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

         (bbb) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i)
prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii)
the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

         (ccc) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

         (ddd) The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each
Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off,

         (eee) Any Mortgage Loan with a Mortgaged Property in the State of
Illinois complies with the Illinois Interest Act; and

         (fff) With respect to any Mortgage Loan originated on or after August
1, 2004 and underlying the security, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

         Section 3.03      Repurchase:  Substitution.

         It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage
Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The
Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the
Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the
Repurchase Price or, with the Purchaser's prior consent and at Purchaser's sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase
Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

         If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at
Purchaser's sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

         The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the
Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage
Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

         For any month in which the Company is permitted to substitute one or more substitute Mortgage Loans, the Company will determine the amount (if any)
by which the aggregate Stated Principal Balance (after application of the principal portion of all scheduled payments due in the month of substitution) of all the substitute Mortgage Loans in the month of substitution is less then the aggregate Stated Principal Balance (after application of the principal portion of the scheduled payment due in the month of substitution) of the such replaced
Mortgage Loan. An amount equal to the aggregate of such deficiencies described in the preceding sentence for any Remittance Date shall be deposited into the
Custodial Account by the Company on the related Determination Date in the month following the calendar month during which the substitution occurred.

         It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective
Mortgage Loan, and to indemnify Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section
8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof.
No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

         Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii)
failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

         In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i)
result in the imposition of taxes on "prohibited transactions" of such REMIC (as defmed in Section 860F of the Code) or otherwise subject the REMIC to tax, or
(ii) cause the REMIC to fail to qualify as a REIVIIC at any time.

         Section 3.04      Representations and Warranties of the Purchaser.

         The Purchaser represents, warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

         (a) The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any
Mortgaged Property is located or is otherwise except or not required under applicable law to effect such qualification or license;

         (b) The Purchaser has full power and authority to hold each Mortgage
Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related
Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term
Sheet, has duly executed and delivered this Agreement and the related Term
Sheet;

         (c) None of the execution and delivery of this Agreement and the related Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

         (d) There is no litigation pending or to the best of the Purchaser's knowledge, threatened with respect to the Purchaser which i reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term
Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

         (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this
Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related
Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

         (f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the
Purchaser;

         (g) The Purchaser will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

         (h) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

         The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided herein constitute the sole remedies of the
Seller respecting a breach of the foregoing representations and warranties.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01      Company to Act as Servicer.

         The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the related
Term Sheet and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and the related Term Sheet and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement and the related Term Sheet, the Company shall service the
Mortgage Loans in strict compliance with the servicing provisions of the Fannie
Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of
Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage
Insurance Policies, insurance claims, the title, management and disposition of
REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement and the related Term
Sheet shall control and be binding upon the Purchaser and the Company.

         Consistent with the terms of this Agreement and the related Term Sheet, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any
Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the
Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than
180 days after the first delinquent Due Date. Any such agreement shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

         Notwithstanding anything in this Agreement to the contrary, if any
Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or Treasury regulations promulgated thereunder) and
(ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REIVIIC Provisions.

         Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through Transfer, which is not contemplated under the terms of this
Agreement, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defmed in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code)(either such event, an "Adverse REMIC Event"), and the Company shall not take any such actions as to which it has been advised that an Adverse REIVIIC
Event could occur.

         The Company shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than "qualified mortgages" as defmed in Section 860G(a)(3) of the Code or
"permitted investments" as defmed in Section 860G(a)(5) of the Code.

         In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchasers reliance on the Company. Unless a different time period is stated in this
Agreement or the related Term Sheet, Purchaser shall be deemed to have given consent in connection with a particular matter if Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date
Purchaser receives a second written request for consent for such matter from
Company as servicer.

         The Mortgage Loans may be subserviced by a Subservicer on behalf of the
Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related
Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a
FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each
Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the
Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the
Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. Company shall notify Purchaser promptly in writing upon the appointment of any
Subservicer.

         At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the
Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the
Subservicer from the Company's own funds without reimbursement from the
Purchaser.

         Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the
Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

         Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservice?s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a
Mortgage Loan when the Subservicer has received such payment.

         Section 4.02      Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage
Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.
Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         In no event will the Company waive its right to any prepayment penalty or premium without the prior written consent of Purchaser and Company will use diligent efforts to collect same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

         Section 4.03      Realization Upon Defaulted Mortgage.

         The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and
Lender Primary Mortgage Insurance Policies and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged
Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the
Company through Insurance Proceeds or Liquidation Proceeds from the related
Mortgaged Property, as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notif' the Purchaser in writing of the commencement of foreclosure proceedings and not less than 5 days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the
Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged
Property.

         Notwithstanding anything to the contrary contained herein, the
Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing
Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage
Loan to the Purchaser or its designee.

         In the event that a Mortgage Loan becomes part of a REMIC, and becomes
REO Property, such property shall be disposed of by the Company, with the consent of Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such
REIVIIC an opinion of counsel to the effect that the holding of such REO
Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defmed in Section 860F of the Code, or cause the transaction to fail to qualify as a REIvIIC at any time that certificates are outstanding. Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of
Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property"
which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

         Section 4.04      Establishment of Custodial Accounts; Deposits in
Custodial Accounts.

         The Company shall segregate Sand hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.
The Custodial Account shall be an Eligible Account. Funds shall be deposited in the Custodial Account within 24 hours of receipt, and shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in
Permitted Investments for the benefit of the Purchaser. Funds deposited in the
Custodial Account may be drawn on by the Company in accordance with Section
4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

         The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

         (i)      all payments on account of principal, including Principal
Prepayments, on the Mortgage Loans;

         (ii)     all payments on account of interest on the Mortgage Loans
adjusted to the Mortgage Loan Remittance Rate;

         (iii)    all Liquidation Proceeds;

         (iv)     any amounts required to be deposited by the Company in
connection with any REO Property pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

         (v)      all Insurance Proceeds including amounts required to be
deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the
Mortgaged Property or released to the Mortgagor in accordance with Accepted
Servicing Practices, the Mortgage Loan Documents or applicable law;

         (vi)     all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing
Practices, the loan documents or applicable law;

         (vii)    any Monthly Advances;

         (viii)   with respect to each full or partial Principal Prepayment, any
Prepayment Interest Shortfalls, to the extent of the Company's aggregate
Servicing Fee received with respect to the related Prepayment Period;

         (ix)     any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

         (x)      any amounts required to be deposited in the Custodial Account pursuant to Section 4.01,4.13 or 6.02.

                  The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv).
The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

         Section  4.05     Permitted Withdrawals From the Custodial Account.

         The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

         (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the
Purchaser, except that, where the Company is required to repurchase a Mortgage
Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

         (iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees(or REO administration fees described in Section 4.13), the
Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation
Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this
Agreement; any recovery shall be made upon liquidation of the REO Property;

         (iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing
Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

         (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

         (vi) to transfer funds to another Eligible Account in accordance with
Section 4.09 hereof;

         (vii) to remove funds inadvertently placed in the Custodial Account by the Company;

         (viii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

         (ix) to reimburse itself for Nonrecoverable Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii).

         Section 4.06      Establishment of Escrow Accounts Deposits in Escrow
Accounts.

         The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible
Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the
FDIC, or must be invested in Permitted Investments. Funds deposited in the
Escrow Account may be drawn on by the Company in accordance with Section 4.07.
The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

         The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i)      all Escrow Payments collected on account of the Mortgage
Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

         (ii)     all Insurance Proceeds which are to be applied to the
restoration or repair of any Mortgaged Property; and

         (iii)    all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

         The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The
Company shall be entitled to retain any interest paid on funds deposited in the
Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the
Escrow Account.

         Section 4.07      Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by Company only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

         (ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow
Payments thereunder;

         (iii) to refund to the Mortgagor any funds as may be determined to be overages;

         (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

         (v) for application to restoration or repair of the Mortgaged Property;

         (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

         (vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the
Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

         (viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

         Section 4.08      Payment of Taxes, Insurance and Other Charges:
Maintenance of Primary Mortgage Insurance Policies: Collections Thereunder.

         With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The
Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

         The Company will maintain in full force and effect Primary Mortgage
Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a
Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of
Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender
Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage
Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer.
The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage
Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the
Company shall promptly notify the insurer under the related Primary Mortgage
Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance
Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage
Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage
Insurance Policy as provided above.

         In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primar5' Mortgage Insurance Policy or Lender
Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance
Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted
Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09      Transfer of Accounts.

         The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

         Section 4.10      Maintenance of Hazard Insurance.

         The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or
FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in effect with an insurance carrier acceptable to Fannie Mae or
FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the
Company determines in accordance with applicable law and pursuant to the Fannie
Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the
Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company. shall immediately force place the required flood insurance on the
Mortgagor's behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster
Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the
Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the
Company of the Mortgagor or maintained on property acquired in respect of the
Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

         Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified Insurer insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

         Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

         The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage, with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan ta handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the
Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity
Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days.of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser
(or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by Purchaser, Company shall provide
Purchaser with an insurance certificate certifying coverage under this Section
4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

         Section 4.13      Title, Management and Disposition of REO Property.

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the
Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the
Company from an attorney duly licensed to practice law in the state where the
REO Property is located. Any Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

         The Company shall notify the Purchaser in accordance with the Fannie
Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

         The Company shall, either itself or through an agent selected by the
Company, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

         The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO
Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO
Property. No REO Property shall be marketed for less than the Appraised Value,
withOut the prior consent of Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Purchaser. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser. Company shall provide monthly reports to Purchaser in reference to the status of the marketing of the REO Properties.

         Notwithstanding anything to the contrary contained herein, the
Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing
Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee. Within five Business Days of any such termination, the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment
Insurance Policy claims. In addition, within five Business Days, the Company shall provide the Purchaser with the following information and documents regarding the subject REO Property: the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

         Section 4.14      Notification of Maturity Date.

         With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the ternis of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                   ARTICLE V

                            PAYMENTS TO THE PURCHASER

         Section 5.01      Distributions.

         On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the
Custodial Account as of the close of business on the preceding Determination
Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the
Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such
Principal Prepayment through the end of the month for which disbursement is made provided that the Company's obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus
(iv) any amounts attributable to Monthly Payments collected but due on a Due
Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage
Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

         With respect to any remittance received by the Purchaser after the
Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment i made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

         Section 5.02      Statements to the Purchaser.

         The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual
Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both
Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

         (i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal
Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

         (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

         (iii) the amount of servicing compensation received by the Company during the prior distribution period;

         (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

         (v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

         (vi) The number and aggregate outstanding principal balances of
Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO
Property has been acquired; and The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit B hereto, with each such Report.

         The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage
Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

         In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

         Section 5.03      Monthly Advances by the Company.

         Not later than the close of business on the Business Day preceding each
Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the
Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

         The Company's obligation to make such Monthly Advances as to any
Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance
Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be a
Nonrecoverable Advance. In such event, the Company shall deliver to the
Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

         Section 5.04      Liquidation Reports.

         Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property in a form mutually acceptable to Company and Purchaser. The
Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require. V

         Section 5.05      Prepayment Interest Shortfalls.

         Not later than the close of business on the Business Day preceding each
Remittance Date in the month following the related Prepayment Period, the
Company shall deposit in the Custodial Account an amount equal to any Prepayment
Interest Shortfalls with respect to such Prepayment Period, which in the aggregate shall not exceed the Company's aggregate Servicing Fee received with respect to the related Due Period.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

         Section 6.01      Assumption Agreements.

         The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any
"due-on-sale clause to the extent permitted by law; provided, however, that the
Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance
Policy or Lender Primary Mortgage Insurance Policy, if any. If the Company
reasonably believes it is unable under applicable law to enforce such due-on-sale" clause, the Company, with the approval of the Purchaser, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged
Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

         In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the
Company. With respect to an assumption or substitution of liability, the
Mortgage Interest Rate borne by the related Mortgage Note, the amount of the
Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notif' the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage
File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

         Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the
Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02      Satisfaction of Mortgages and Release of Mortgage
Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notif' the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The
Purchaser shall no later than five Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the
Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

         In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two
(2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the
Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary
Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, the
Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the
Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the
Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a
Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company. I

         Section 6.03      Servicing Compensation.

         As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's
Servicing Fee, subject to payment of compensating interest on Principal
Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).
Additional servicing compensation in the form of assumption fees, as provided in
Section 6.01, and late payment charges or otherwise shall be retained by the
Company to the extent not required to be deposited in the Custodial Account. No
Servicing Fee shall be payable in connection with partial Monthly Payments. The
Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04      Annual Statement as to Compliance.

         The Company will deliver to the Purchaser not later than February 28ih of each year, beginning February 28, 2005, an executed Officers' Certificate acceptable to the Purchaser stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers'
supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Such Officers' Certificate shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request.

         If the Company cannot deliver the related Officers' Certificate by
February 28th of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Officers' Certificate, but in no event later than March 15th of such year.

         Failure of the Company to timely comply with this Section 6.05 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.05      Annual Independent Certified Public Accountants'
Servicing Report.

         The Company, at its expense and not later than February 28th of each year, beginning February 28, 2005, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public
Accountants to furnish a statement to the Purchaser acceptable to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage
Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this
Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Such statement shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser.
In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

         If the Company cannot deliver the related statement by February 28Ui of such year, the Purchaser, at its sole option, may permit a cure period for the
Company to deliver such statement, but in no event later than March 15th of such year.

         Failure of the Company to timely comply with this Section 6.05 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

         Section 6.06      Purchaser's Right to Examine Company Records.

         The Purchaser shall have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the
Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this
Agreement.

         The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

                                  ARTICLE VII

                       REPORTS TO BE PREPARED BY SERVICER

         Section 7.01      Company Shall Provide Information as Reasonably
Required.

         The Company shall furnish to the Purchaser during the term of this
Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the
Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this
Agreement.

         In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of
Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

         The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage
Loans as provided in this Agreement.

                                  ARTICLE VIII

                                  THE SERVICER

         Section 8.01      Indemnification; Third Party Claims.

         The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this
Agreement. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement.
The Company shall immediately notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the
Company to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in
Sections 3.01 or 3.02, or the negligence, bad faith or willful misconduct of
Company. The provisions of this Section 8.01 shall survive termination of this
Agreement.

         Section 8.02      Merger or Consolidation of the Company.

         The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company whether or not related to loan servicing, shall be the successor of the
Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii)
the deposits of which are insured by the FDIC, SA]F and/or BIF, and which is a
HUB-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FFILMC approved seller/servicer in good standing.

         Section 8.03      Limitation on Liability of the Company and Others.

         Neither the Company nor any of the officers, employees or agents of the
Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this
Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the
Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses r liability; provided, however, that the
Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the
Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

         Section 8.04      Company Not to Assign or Resign.

         The Company shall not assign this Agreement or resign from the obligations and duties hereby imposedo on it except by mutual consent of the
Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the
Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

         Section 8.05      No Transfer of Servicing.

         With respect to the retention of the Company to service the Mortgage
Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and fmancial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this
Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion.

         Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisf'ing the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                   ARTICLE IX

                                     DEFAULT

         Section 9.01      Events of Default.

         In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

         (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

         (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the
Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the
Purchaser; or

         (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

         (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

         (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (vi) Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days; or

         (vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the
Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof or

         (viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

         (ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

         Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company
(except in the case of an Event of Default under clauses (iii), (iv) or (v)
above, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this
Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii),
(iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to. such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO
Property.

         Section 9.02      Waiver of Defaults.

         The Purchaser may waive only by written notice any default by the
Company in the performance of its obligations hereunder and its consequences.
Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE X

                                  TERIV11NATION

         Section 10.01     Termination.

         The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or
(ii) by mutual consent of the Company and the Purchaser in writing; or (iii)
termination with cause under the tenns of this Agreement.

         Section 10.02     Termination Without Cause.

         The Purchaser may, at its sole option, terminate any rights the Company may have hereunder, without cause, upon no less than 90 days written notice. Any such notice of termination shall be in writing and delivered to the Company as provided in Section 11.05 of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01     Successor to the Company.

         Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the
Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of
Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as the Purchaser and such successor shall agree. In the event that the
Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the
Purchaser thereunder and under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the
Company, with like effect as if originally named as a party to this Agreement.
Any termination or resignation of the Company or this Agreement pursuant to
Section 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

         The Company shall promptly deliver to the successor the funds in the
Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for unrecovered
Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

         Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

         Section 11.02     Amendment.

         This Agreement may be amended from time to time by the Company and the
Purchaser by written agreement signed by the Company and the Purchaser.

         Section 11.03     Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Companyts expense on direction of the Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

         Section 11.04     Governing Law.

         This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05     Notices.

         Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

         (i) if to the Company:

              Savannah Bank NA dba Harbourside Mortgage Corporation
              23-B Shelter Cove Land
              Hilton Head, South Carolina 29928
              Attn.:  Richard Gillette
              Email:  Richard.Gillette@harboursideus.com

         (ii) if to the Purchaser:

              EMC Mortgage Corporation
              Mac Arthur Ridge II,
              909 Hidden Ridge Drive, Suite 200
              Irving, Texas 75038
              Attention:  Ms. Ralene Ruyle
              Telecopier No.:  (972) 444-2810

              With a copy to:

              Bear Stearns Mortgage Capital Corporation
              383 Madison Avenue
              New York, New York 10179
              Attention:  Mary Haggerty

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06     Severability of Provisions.

         Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07     Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08     General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (iii) references herein to "Articles", "Sections" Subsections",
"Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (v) the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (vi) the term "include" or "including" shall mean without limitation by reason of enumeration; and

         (vii) headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         Section 11.09     Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii)
fmancial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.10     Confidentiality of Information.

         Each party recognizes that, in connection with this Agreement, it may become privy to nonpublic information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the
Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

         Notwithstanding other provisions of this Section 11.10 or any other express or implied agreement, arrangement, or understanding to the contrary, the
Company and Purchaser (the "Parties") agree that the Parties (and their employees, representatives and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the purported or claimed U.S. federal income tax treatment of the purchase of the Mortgage Loans and related transactions covered by this letter agreement
("tax treatment") and any fact that may be relevant to understanding the tax treatment ("tax structure") and all materials of any kind (including opinions or other tax analyses) that are provided to the Parties relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with securities laws.

         The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer
Information including, but not limited to the Gramm-Leach-Bliley Act, Title V,
Subtitle A, 15 U.S.C. ss. 6801 et seq., (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose
Consumer Information to third parties except at the specific written direction of the Purchaser, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as provided by the applicable laws and regulations, and (v) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information that would' have a material and adverse effect on the Purchaser.

         The Company agrees that the Company shall indemnify, defend and hold the Purchaser harmless from and against any loss, claim or liability the
Purchaser may suffer by reason of the Company's failure to perform the obligations set forth in this Section 11.10.

         Section 11.11     Recordation of Assignments of Mortgage.

         To the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

         Section 11.12     Assignment.

         The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption
Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

         Section 11.13     No Partnership.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for
Purchaser.

         Section 11.14     Signature Pages/Counterpartsz Successors and Assigns.

         This Agreement and/or any Term Sheet shall be executed by each party
(i) in one or more fully executed copies, each of which shall constitute a fully executed original Agreement, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Agreement or Term Sheet, as applicable, and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image
("Electronic Transmission"), each of which as received shall constitute for all purposes an executed original signature page of such party. The Purchaser may deliver a copy of this Agreement and/or any Term Sheet, fully executed as provided herein, to each other party hereto by mail and/or courier and/or
Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Agreement or Term Sheet, as applicable, superseding any prior form of the Agreement or Term Sheet, as applicable, that differs therefrom in any respect. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

         Section 11.15     Entire Agreement.

         The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related
Term Sheet sets forth the entire understanding between the parties hereto;
provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term
Sheet shall control.

         Section 11.16     No Solicitation.

         From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the
Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a
Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the
Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

         Section 11.17     Closing.

         The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

         The closing for the Mortgage Loans to be purchased on the related
Closing Date shall be subject to each of the following conditions:

         (a) at least one (1) Business Day prior to the related Closing Date, the Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

         (b) all of the representations and warranties of the Company under this
Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

         (c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this
Agreement, the related Term Sheet, an opinion of counsel and an officer's certificate, all in such forms as are agreed upon and acceptable to the
Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

         (d) the Company shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

         (e) all other terms and conditions of this Agreement, the related Term
Sheet and the Confirmation shall have been materially complied with.

         Subject to the foregoing conditions, the Purchaser shall pay to the
Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

         Section 11.18     Cooperation of Company with a Reconstitution.

         The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates
(each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

         (b) one or more trusts or other entities to be formed as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

         The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan
Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit .D hereto, or, at Purchaser's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").
It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.

         With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all
Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a Reconstitution
Dat&'). In that connection, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:
(i) any and all information (including servicing portfolio information) and appropriate verification of information (including servicing portfolio information) which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant. In connection with each Pass-Through Transfer, the Company agrees to provide reasonable and customary indemnification to the Purchaser and its affilates for disclosure contained in any offering document relating to the
Company or its affilates, the Mortgage Loans and the underwriting standards of the Mortgage Loans. The Purchaser shall be responsible for the costs relating to the delivery of such information.

         All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this
Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

         Section 11.19     Monthly Reporting with Respect to a Reconstitution.

         As long as the Company continues to service Mortgage Loans, the Company agrees that with respect to any Mortgage Loan sold or transferred pursuant to a
Reconstitution as described in Section 11.18 of this Agreement (a "Reconstituted
Mortgage Loan"), the Company, at its expense, shall provide the Purchaser with the information set forth in Exhibit J attached hereto for each Reconstituted
Mortgage Loan in Excel or such electronic delimited file format as may be mutually agreed upon by both Purchaser and Company. Such information shall be provided monthly for all Reconstituted Mortgage Loans on the fifth (5th)
Business Day of each month for the immediately preceding monthly period, and shall be transmitted to fast.data@bear.com.

         IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        EMC MORTGAGE CORPORATION
                                                 Purchaser

                                        By:     ________________________________
                                        Name:
                                        Title:

                                        SAVANNAH BANK, NA DBA HARBOURSIDE MORTGAGE CORPORATION
                                                 Company

                                        By:     ________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A
                            CONTENTS OF MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the
Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

         1. The original Mortgage Note endorsed `Pay to the order of
______________________________________________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]".
Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

         2. The original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         3. The original or certified copy, certified by the Company, of the
Primary Mortgage Insurance Policy, if required.

         4. The original Assignment, from the Company to
_________________________________________, or in accordance with Purchaser's instructions, which assignment shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the
Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the
Assignments are blanket assignments of mortgage.

         5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

         6. Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the
Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the
Company.

         8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

         9. reserved.

         10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

         11. Residential loan application.

         12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008)
or reasonable equivalent.

         13. Credit report on the mortgagor.

         14. Business credit report, if applicable.

         15. Residential appraisal report and attachments thereto.

         16. The original of any guarantee executed in connection with the
Mortgage Note.

         17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with
Company's underwriting guidelines.

         18. Verification of acceptable evidence of source and amount of down payment, in accordance with Company's underwriting guidelines.

         19. Photograph of the Mortgaged Property (may be part of appraisal).

         20. Survey of the Mortgaged Property, if any.

         21. Sales contract, if applicable.

         22. If available, termite report, structural engineer's report, water portability and septic certification.

         23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

         24. Name affidavit, if applicable.

         Notwithstanding anything to the contrary herein, Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                ___________,2004

To:      [____________________]
         (the Depository")

         As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of [___________________]1, 200[_] (the "Agreement'), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as
"[_____________________________], in trust for the [Purchaser], Owner of
Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        [_______________________________________]

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number F 1, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund or the Savings Association
Insurance. Fund or will be invested in Permitted Investments as defined in the
Agreement.

                                        [_______________________________________]

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    EXHIBIT C

                         ESCROW ACCOUNT LEITER AGREEMENT

                                ___________,2004

To:      [__________________]
         (the "Depository)

         As "Company" under the Purchase Warranties and Servicing Agreement, dated as of [__________________]1, 200[_] (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to
Section 4.06 of the Agreement, to be designated as "[_______________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and
various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        [_______________________________________]

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

         The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund or the Savings Association Insurance
Fund or will be invested in Permitted Investments as defined in the Agreement.

                                        [_______________________________________]

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                    EXHIBIT D

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This is a Purchase, Assignment, Assumption and Recognition Agreement
(this "PAAR Agreement") made as of __________, 200_, among EMC Mortgage
Corporation (the "Assignor"), _____________________ (the "Assignee"), and
__________________________ (the "Company").

         In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the "Assigned Loans") listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by
Company for Assignor and its successors and assigns pursuant to the Purchase,
Warranties and Servicing Agreement, dated as of __________, 200_, between
Assignor and Company (the "Purchase Agreement") shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                       PURCHASE, ASSIGNMENT AND ASSUMPTION

         1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the
Purchase Agreement.

         2. Simultaneously with the execution hereof, (i) Assignee shall pay to
Assignor the "Funding Amount" as set forth in that certain letter agreement, dated as of __________ _____, between Assignee and Assignor (the "Confirmation")
and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the Company, in blank, and an assignment of mortgage in recordable form from the Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ____________ 200_ and all unscheduled payments or other proceeds or other recoveries on the Assigned
Loans received on and after _____________, 200_.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         3. Assignor warrants and represents to Assignee and Company as of the date hereof:

         (a) Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

         (c) There are no offsets, counterclaims or other defenses available to
Company with respect to the Assigned Loans or the Purchase Agreement;

         (d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

         (e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

         (f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the fransactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by
Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

         (h) Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the
Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended
(the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

         4. Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

         (a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

         (b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by
Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

         (d) Assignee. agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned
Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.

         5. Company warrants and represents to, and covenant with, Assignor and
Assignee as of the date hereof:

         (a) Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

         (b) Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

         (c) Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

         (d) No consent, approval, order or authorization of, or declaration, filing or registration o with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and V 87

         (e) No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned
Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to
be untrue in any material respect.

         (f) Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the
Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

                             RECOGNITION OF ASSIGNEE

         6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and
Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor
Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned
Loans without the prior written consent of Assignee.

                                  MISCELLANEOUS

         7. All demands, notices and communications related to the Assigned
Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

         (a)      In the case of Company,

                  ______________________
                  ______________________
                  ______________________
                  ______________________
                  ______________________

                  With a copy to _____________________________________.

         (b)      In the case of Assignor,

                  ______________________
                  ______________________
                  ______________________
                  ______________________
                  ______________________

         (c)      In the case of Assignee,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Raylene Ruyle
                  Telecopier No.:  (972) 444-2810

                  withacopy to:

                  ______________________
                  383 Madison Avenue
                  New York, New York 10179
                  Attention:  ___________
                  Telecopier No.:  (212) 272-___

         8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

         9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or
Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         12. This PAAR Agreement shall survive the conveyance of the Assigned
Loans, the assignment of the Purchase Agreement to the extent of the Assigned
Loans by Assignor to Assignee and the termination of the Purchase Agreement.

         13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                                        [MODIFICATION OF PURCHASE AGREEMENT

         15. The Company and Assignor hereby amend the Purchase Agreement as follows:

         (a) The following definitions are added to Section 1.01 of the Purchase
Agreement:

         Securities Administrator:  __________________________

         Supplemental PMI Insurer:  __________________________

         Supplemental PMI Policy: The primary guarantee insurance policy of the
         Supplemental PMI Insurer attached hereto as Exhibit J, or any successor
         Supplemental PMI Policy given to the Servicer by the Assignee.

         Trustee: ____________________________________________

         (b) The following defmition is amended and restated:

         Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy,
         the Supplemental PIvil Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

         (c) The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

         "In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the
Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Company under any Supplemental PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PIV11 Insurer any required information regarding the
Mortgage Loans.

         The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental P1VII Insurer for each Mortgage Loan covered by the
Supplemental PIV11 Policy. In addition, the Company agrees to forward to the
Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PIV11 Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy."

         (d) Clause (vi) of Section 6.1 is amended to read as follows:

         "Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PIV11 Insurer;
or"]

         IN WITNESS WHEREOF, the parties hereto have executed this PAAR
Agreement as of the day and year first above written.

                                         EMC MORTGAGE CORPORATION
                                         Assignor

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                        ________________________________________
                                        Assignee

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                        ________________________________________
                                        Company

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                   EXHIBIT ___

                          FORM OF COMPANY CERTIFICATION

I, [identify certifying individual], certify to the [Trustee] [Seller]
[Securities Administrator] [Mortgage Loan Seller] [Purchaser] and [Master
Servicer] that:

         1. I have reviewed the servicing reports prepared by [COMPANY] (the
"Company") pursuant to the [Servicing Agreement] (the "Servicing Agreement"),
dated as of ___________ between __________ and the Company (as modified by the
AAR Agreement (as defmed below) and delivered to [MASTER SERVICER] (the "Master
Servicer") pursuant to the Assignment, Assumption and Recognition Agreement (the
"AAR Agreement"), dated as of__________ among [ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

         3. Based on my knowledge, the servicing information required to be provided to the Master Servicer under the Servicing Agreement and the AAR
Agreement is included in these reports.

         4. I am responsible for reviewing the activities performed the Company under the Servicing Agreement and the AAR Agreement and based upon the review required under the Servicing Agreement and the AAR Agreement, and except as disclosed in the Annual Statement of Compliance, the Company has fulfilled its obligations under the Servicing Agreement and the AAR Agreement.

         5. I have disclosed to the Master Servicer's certified public accountants all significant deficiencies relating to the Company's compliance with the minimum servicing standards in accordance with a review conduced in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Servicing Agreement and the AAR Agreement.

         Capitalized terms used but not defmed herein have the meanings ascribed to them in the AAR Agreement.

Date:_______________

____________________
[Signature]
[Title]

                                  ATTACHMENT 1

                             ASSIGNED LOAN SCHEDULE

                                  ATTACHMENT 2

                  PURCHASE, WARRANTIES AN]) SERVICING AGREEMENT

                                    EXHIBIT E

                              FORM OF TRIAL BALANCE

                                    EXHIBIT G

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIIT

RE:  Mortgage Loan #  __________________________________________________________
BORROWER:  _____________________________________________________________________
PROPERTY:  _____________________________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement't)
between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased pursuant to the terms of the
Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

__________________________________________________________
__________________________________________________________

All capitalized terms used herein and not defmed shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:______________________

By:  ______________________
     [Signature]
     [Title]

Send documents to:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Acknowledgement:

         Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:______________________

By:  ______________________
     Signature

     ______________________
     Title

                                    EXHIBIT H

                        COMPANY'S UNDERWRITING GUIDELINES

                                    EXHIBIT I

                                   TERM SHEET

         This TERM SHEET (the "Term Sheet") dated _____________, between
Savannah Bank, NA dba Harbourside Mortgage Corporation, a national bank, located at at 23-B Shelter Cove Lane, Hilton Head, South Carolina 29928 (the "Company")
and EMC Mortgage Corporation, a Delaware corporation, located at Mac Arthur
Ridge II, 909 Hidden Ridge Drive, Suite 200, frying, Texas 75038 (the
"Purchaser") is made pursuant to the terms and conditions of that certain
Purchase, Warranties and Servicing Agreement (the "Agreement") dated as of April
1, 2005, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the
Agreement.

         The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans on a servicing retained basis described on the Mortgage Loan
Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage
Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.       Definitions

         For purposes of the Mortgage Loans to be sold pursuant to this Term
Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:

Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:
[None]

[Additional] [Modification] of Representations and Warranties:

         [In addition to the representations and warranties set forth in the
Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None].
[Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

         Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                        ________________________________________

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                        EMC MORTGAGE CORPORATION

                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBITJ

                      RECONSTITUTED MORTGAGE LOAN REPORTING

(a)      Servicer Mortgage Loan Number (b) FNMA Mortgage Loan Number (if applicable)
(c)      Lender/Seller Mortgage Loan Number (plus any other loan number)
(d)      Month end date! date file created
(e)      Scheduled Beginning Balance
(f)      Actual Beginning Balance
(g)      Scheduled Ending Balance
(h)      Actual Ending Balance
(i)      Gross Rate (current gross rate)
(j)      Net Rate (current passthrough)
(k)      Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
(l)      Next Due Date
(m)      Delinquency Month (if available)
(n)      Default Flag, i.e. FC, REO, etc. (if applicable)
(o)      Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
(p)      Foreclosure start date
(q)      Foreclosure end date
(r)      REO Property date
(s)      With respect to Liquidated Mortgage Loans:
         (i) claim date (ii) claim amount (iii) proceeds
         (iv) amount of loss or gain (as applicable) (v) the date of the loss or gain.
         (vi) the liquidation reason (paid in full or repurchased out of deal)
         (t) Fannie's Laser Reporting (For FNIVIA loans)
         (i) Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.) (ii) Action Date (iii) Remit Prin (submitted principal amount)
         (iv) Remit Tnt (submitted interest amount) (v) Pool/Invest indicator
         (indicating Schedule/Schedule or Actual/Actual pool)

                              AMENDMENT NUMBER ONE
                                     to the

                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                           Dated as of January 1, 2006

                                     between

                            EMC MORTGAGE CORPORATION,
                                  as Purchaser

                                       and

                                SAVANNAH BANK, NA
                      dba HARBOURSIDE MORTGAGE CORPORATION,
                                   as Company

        This AMENDMENT NUMBER ONE (this "Amendment") is made and entered into this 1st day of January, 2006, by and between EMC Mortgage Corporation, a
Delaware corporation, as purchaser (the "Purchaser") and Savannah Bank, NA dba
Harbourside Mortgage Corporation, as company (the "Company") in connection with the Purchase, Warranties and Servicing Agreement, dated as of April 1, 2005, between the above mentioned parties (the "Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                    RECITALS

        WHEREAS,      the parties hereto have entered into the Agreement;

        WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

        2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

        COMMISSION OR SEC:  The Securities and Exchange Commission.

        DEPOSITOR: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

        MASTER SERVICER: With respect to any Securitization Transaction, the
"master servicer," if any, identified in the related transaction documents.

        PASS-THROUGH TRANSFER: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

        PREPAYMENT CHARGE: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

        QUALIFIED CORRESPONDENT: Any Person from which the Company purchased
Mortgage Loans, provided that the following conditions are satisfied: (i) such
Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage
Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the
Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the
Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the
Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such
Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the
Company.

        REGULATION AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the
Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        SECURITIES ACT:  The Securities Act of 1933, as amended.

        SECURITIZATION TRANSACTION: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

        SERVICING CRITERIA: As of any date of determination, the "servicing criteria" set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as EXHIBIT M for convenience of reference only. In the event of a conflict or inconsistency between the terms of EXHIBIT M and the text of Item 1122(d) of
Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those
Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised EXHIBIT M).

        STATIC POOL INFORMATION: Static pool information as described in Item
1105(a)(1)-(3) and 1105(c) of Regulation AB.

        SUBCONTRACTOR: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation
AB with respect to Mortgage Loans under the direction or authority of the
Company or a Subservicer.

        THIRD-PARTY ORIGINATOR: Each Person, other than a Qualified
Correspondent, that originated Mortgage Loans acquired by the Company.

        3. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

        SUBSERVICER: Any Person that services Mortgage Loans on behalf of the
Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item
1122(d) of Regulation AB.

        4. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Principal Prepayment in
Section 1.01 and replacing it with the following:

        PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a
Mortgage Loan full or partial which is received in advance of its scheduled Due
Date, including any Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        5. Article III of the Agreement is hereby amended effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

        (n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the SERVICING POLICIES AND PROCEDURES, business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

        6. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

        (p) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor: (1)
no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company's servicing policies and procedures for similar loans has occurred in the preceding three years; (5)
there are no aspects of the Company's financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer;
and (7) there are no affiliations, relationships or transactions relating to the
Company of a type that are described under Item 1119 of Regulation AB.

        7. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

        (q) If so requested by the Purchaser or any Depositor on any date, the
Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section
3.01(p) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

        8. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

        (r) Notwithstanding anything to the contrary in the Agreement, the
Company shall (or shall cause each Subservicer and Third-Party Originator to)
(i) immediately notify the Purchaser, any Master Servicer and any Depositor in
writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, (B) any
affiliations or relationships that develop following the closing date of a
Pass-Through Transfer between the Company, any Subservicer or any Third-Party
Originator and any of the parties specified in clause (7) of paragraph (p) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this
Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        All notification pursuant to this Section 3.01(r), other than those pursuant to Section 3.01(r)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        9. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(s):

        (s) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser, any Master
Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser, any Master
Servicer and such Depositor, all information reasonably requested by the
Purchaser, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

        10. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(ggg):

        With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit
Reporting Act and the applicable implementing regulations.

        11. Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence of Section 4.01:

        In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

        12. Article IV of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

        The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the
Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

        13. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

        In determining the delinquency status of any Mortgage Loan, the Company will use delinquency recognition policies as described to and approved by the
Purchaser, and shall revise these policies as requested by the Purchaser from time to time.

        14. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

        Section 5.02  STATEMENTS TO THE PURCHASER.

        The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual
Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both
Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

        (i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) with respect to each Mortgage Loan, the amount of servicing compensation received by the Company during the prior distribution period;

        (iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

        (v) with respect to each Mortgage Loan, the current Mortgage Interest
Rate;

        (vi) with respect to each Mortgage Loan, the aggregate amount of any
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO
Disposition Proceeds received during the prior distribution period;

        (vii) with respect to each Mortgage Loan, the amount of any Prepayment
Interest Shortfalls paid by the Company in accordance with Section 4.04(viii)
during the prior distribution period;

        (viii) the beginning and ending balances of the Custodial Account and
Escrow Account;

        (ix) the number of Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

        (x) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO
Property has been acquired;

        (xi) with respect to each Mortgage Loan, the amount and severity of any realized loss following liquidation of such Mortgage Loan;

        (xii) with respect to each Mortgage Loan, and in the aggregate for all
Mortgage Loans, the amount of any Monthly Advances made by the Company during the prior distribution period;

        (xiii) with respect to each Mortgage Loan, a description of any
Servicing Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Servicing Advances, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

        (xiv) with respect to each Mortgage Loan, a description of any
Nonrecoverable Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

        (xv) with respect to each Mortgage Loan, a description of any Monthly
Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the
Company with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and
Nonrecoverable Advances reimbursed to the Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

        (xvi) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

        (xvii) a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

        (xviii)with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Company and the Stated Principal
Balance of any Mortgage Loan that has been replaced by a substitute Mortgage
Loan in accordance with Section 3.03 herein;

        (xix) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Company in accordance with
Section 3.03 herein.

        In addition, the Company shall provide to the Purchaser such other information known or available to the Company that is necessary in order to provide the distribution and pool performance information as required under Item
1121 of Regulation AB, as amended from time to time, as determined by the
Purchaser in its sole discretion. The Company shall also provide a monthly report, in the form of EXHIBIT E hereto, or such other form as is mutually acceptable to the Company, the Purchaser and any Master Servicer, EXHIBIT F with respect to defaulted mortgage loans and EXHIBIT P, with respect to realized losses and gains, with each such report.

        The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide
Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        15. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

        Section 6.04  ANNUAL STATEMENT AS TO COMPLIANCE; ANNUAL CERTIFICATION.

        (a) The Company will deliver to the Purchaser and any Master Servicer, not later than March 1 of each calendar year beginning in 2007, an Officers'
Certificate acceptable to the Purchaser (an "Annual Statement of Compliance")
stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this
Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this
Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual
Statement of Compliance shall contain no restrictions or limitations on its use.
Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the
Company shall deliver an officer's certificate (an "Annual Certification") of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

        (b) With respect to any Mortgage Loans that are the subject of a
Pass-Through Transfer, by March 1 of each calendar year beginning in 2007, an officer of the Company shall execute and deliver an Annual Certification to the
Purchaser, any Master Servicer and any related Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as
EXHIBIT L. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the
Company shall deliver an Annual Certification of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

        (c) If the Company cannot deliver the related Annual Statement of
Compliance or Annual Certification by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Annual
Statement of Compliance or Annual Certification, but in no event later than
March 10th of such year.

        Failure of the Company to timely comply with this Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as set forth in 6.04(c), and
Purchaser may, in addition to whatever rights the Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the
Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section
9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this
Agreement or any other agreement to the contrary.

        16. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

        Section 6.05  [RESERVED]

        17. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.07:

        Section 6.07  ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA.

        On and after January 1, 2006, the Company shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

        With respect to any Mortgage Loans that are the subject of a
Pass-Through Transfer, the Company shall deliver to the Purchaser or its designee, any Master Servicer and any Depositor on or before March 1 of each calendar year beginning in 2007, a report (an "Assessment of Compliance")
reasonably satisfactory to the Purchaser, any Master Servicer and any Depositor
regarding the Company's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the
Exchange Act and Item 1122 of Regulation AB or as otherwise required by the
Master Servicer, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

        (a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Company;

        (b) A statement by such officer that such officer used the Servicing
Criteria to assess compliance with the Servicing Criteria applicable to the
Company;

        (c) An assessment by such officer of the Company's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

        (d) A statement that a registered public accounting firm has issued an attestation report on the Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

        (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage
Loans.

        Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of EXHIBIT O hereto delivered to the Purchaser concurrently with the execution of this Agreement.

        With respect to any Mortgage Loans that are the subject of a
Pass-Through Transfer, on or before March 1 of each calendar year beginning in
2007, the Company shall furnish to the Purchaser or its designee, any Master
Servicer and any Depositor a report (an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of
Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the
Exchange Act and Item 1122(b) of Regulation AB or as otherwise required by the
Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company
Accounting Oversight Board.

        The Company shall cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 11.20 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.07.

        If the Company cannot deliver the related Assessment of Compliance or
Attestation Report by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Assessment of
Compliance or Attestation Report, but in no event later than March 10th of such year.

        Failure of the Company to timely comply with this Section 6.07 shall be deemed an Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as described herein, and
Purchaser may, in addition to whatever rights the Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the
Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section
9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this
Agreement or any other agreement to the contrary.

        18. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

        Section 6.08  INTENT OF THE PARTIES; REASONABLENESS.

        The Purchaser and the Company acknowledge and agree that a purpose of
Sections 3.01(p), 5.02, 6.04, 6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation
AB and related rules and regulations of the Commission. None of the Purchaser, any Master Servicer or Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the
Exchange Act and the rules and regulations of the Commission thereunder. The
Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the
Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of
Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such
Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator
and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

        19. Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

               Then, and in each and every such case, so long as an Event of
Default shall not have been remedied, the Purchaser, by notice in writing to the
Company (except in the case of an Event of Default under clauses (iii), (iv) or
(v) above, OR AS OTHERWISE STATED HEREIN, in which case, automatically and without notice) may, in addition to whatever rights the Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the
Company (AND IF THE COMPANY IS SERVICING ANY OF THE MORTGAGE LOANS IN A
SECURITIZATION TRANSACTION, APPOINT A SUCCESSOR SERVICER REASONABLY ACCEPTABLE
TO ANY MASTER SERVICER FOR SUCH SECURITIZATION TRANSACTION) under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same.

        20. Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section
9.01:

        The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such
Depositor, as such are incurred, in connection with the termination of the
Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this
Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

        21. Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:

        Section 11.18.COOPERATION OF COMPANY WITH A RECONSTITUTION.

        The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates
(each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

        (b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

        The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan
Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of EXHIBIT D hereto, or, at Purchaser's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").
It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.
Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in EXHIBIT K hereto.

        With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all
Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution
Date").

        In addition, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

        (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

        (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

        (iii) within 5 Business Days after request by the Purchaser, the information with respect to the Company (as originator) and each Third-Party
Originator of the Mortgage Loans as required under Item 1110(a) and (b) of
Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as EXHIBIT N for convenience of reference only, as determined by
Purchaser in its sole discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

        (iv) within 5 Business Days after request by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide)
Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below)
originated by (i) the Company, if the Company is an originator of Mortgage Loans
(including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3)
and (c) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool
Information is to be included or incorporated by reference. The Static Pool
Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf)
file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

        (v) within 5 Business Days after request by the Purchaser, information with respect to the Company (as servicer) as required by Item 1108(b) and (c) of
Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as EXHIBIT N for convenience of reference only, as determined by
Purchaser in its sole discretion. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a
Subservicer, the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

        (vi) within 5 Business Days after request by the Purchaser,
               (a) information regarding any legal proceedings pending (or known to be contemplated) against the Company (as originator and as servicer)
        and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion,
               (b) information regarding affiliations with respect to the
        Company (as originator and as servicer) and each other originator of the
        Mortgage Loans and each Subservicer as required by Item 1119(a) of
        Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as EXHIBIT N for convenience of reference only, as determined by Purchaser in its sole discretion, and
               (c) information regarding relationships and transactions with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by
        Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion;

        (vii) if so requested by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static
Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the
Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the
Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer.
Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

        (viii) For the purpose of satisfying the reporting obligation under the
Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i)
provide prompt notice to the Purchaser, any Master Servicer and any Depositor in
writing of (A) any material litigation or governmental proceedings involving the
Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization
Transaction between the Company, any Subservicer or any Third-Party Originator
and any of the parties specified in clause (D) of paragraph (a) of this Section
(and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E)
the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any
Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

        (ix) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master
Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

        (x) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on
Form 10-D in respect of any Securitization Transaction that includes any of the
Mortgage Loans serviced by the Company or any Subservicer, the Company or such
Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report
(including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on
Form 10-D (as specified in the provisions of Regulation AB referenced below):

                      (A) any material modifications, extensions or waivers of
pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation
AB);

                      (B) material breaches of pool asset representations or
warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                      (C) information regarding new asset-backed securities
issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

        (xi) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

        In the event of a conflict or inconsistency between the terms of Exhibit
N and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

        The Company shall indemnify the Purchaser, each affiliate of the
Purchaser, and each of the following parties participating in a Pass-Through
Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

        (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants'
letter or other material provided under this Section 11.18 by or on behalf of the Company, or provided under this Section 11.18 by or on behalf of any
Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company
Information"), or (B) the omission or alleged omission to state in the Company
Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

        (ii) any breach by the Company of its obligations under this Section
11.18, including particularly any failure by the Company, any Subservicer, any
Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 11.18, including any failure by the Company to identify pursuant to
Section 11.20 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

        (iii) any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Pass-Through
Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or
        (iv)the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

        If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such
Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

        In the case of any failure of performance described above, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each
Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization
Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or
Rule 15d-14(d) under the Exchange Act with respect to such Securitization
Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any
Subcontractor or any Third-Party Originator.

        This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

        All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this
Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        22. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

        Section 11.20. USE OF SUBSERVICERS AND SUBCONTRACTORS.

        (a) The Company shall not hire or otherwise utilize the services of any
Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any
Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

        (b) The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 3.01(s), 6.04,
6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such
Subservicer under Section 3.01(r) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser, any Master Servicer and any Depositor any Annual Statement of Compliance
required to be delivered by such Subservicer under Section 6.04(a), any
Assessment of Compliance and Attestation Report required to be delivered by such
Subservicer under Section 6.07 and any Annual Certification required under
Section 6.04(b) as and when required to be delivered.

        (c) The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i)
the identity of each such Subcontractor, (ii) which (if any) of such
Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing
Criteria will be addressed in assessments of compliance provided by each
Subcontractor identified pursuant to clause (ii) of this paragraph.

        (d) As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of
Regulation AB, the Company shall cause any such Subcontractor used by the
Company (or by any Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the provisions of Sections 6.07 and 11.18 of this
Agreement to the same extent as if such Subcontractor were the Company. The
Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and
Attestation Report and the other certificates required to be delivered by such
Subservicer and such Subcontractor under Section 6.07, in each case as and when required to be delivered.

        23. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.21:

        Section 11.21. THIRD PARTY BENEFICIARY.

        For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

        24. The Agreement is hereby amended as of the date hereof by deleting
Exhibit E in its entirety and replacing it with the following:

                                                EXHIBIT E

                                   REPORTING DATA FOR MONTHLY REPORT

                                Standard File Layout - Master Servicing
------------------------------------------------------------------------------------------------------------
      Column Name                      Description                Decimal       Format Comment       Max
                                                                                                      Size
------------------------- -------------------------------------- ---------- ------------------------ -------
SER_INVESTOR_NBR          A value assigned by the Servicer to               Text up to 10 digits       20
                          define a group of loans.
------------------------- -------------------------------------- ---------- ------------------------ -------
LOAN_NBR                  A unique identifier assigned to each              Text up to 10 digits       10
                          loan by the investor.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERVICER_LOAN_NBR         A unique number assigned to a loan                Text up to 10 digits       10
                          by the Servicer.  This may be
                          different than the LOAN_NBR.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower name as received in the
BORROWER_NAME             file.  It is not separated by first               Maximum length of 30       30
                          and last name.                                    (Last, First)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_PAY_AMT             Scheduled monthly principal and            2      No commas(,) or dollar     11
                          scheduled interest payment that a
                          borrower is expected to pay, P&I
                          constant.                                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NOTE_INT_RATE             The loan interest rate as reported         4      Max length of 6            6
                          by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
NET_INT_RATE              The loan gross interest rate less          4      Max length of 6            6
                          the service fee rate as reported by
                          the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_FEE_RATE             The servicer's fee rate for a loan         4      Max length of 6            6
                          as reported by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_FEE_AMT              The servicer's fee amount for a loan       2      No commas(,) or dollar     11
                          as reported by the Servicer.                      signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NEW_PAY_AMT               The new loan payment amount as             2      No commas(,) or dollar     11
                          reported by the Servicer.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NEW_LOAN_RATE             The new loan rate as reported by the       4      Max length of 6            6
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
ARM_INDEX_RATE            The index the Servicer is using to         4      Max length of 6            6
                          calculate a forecasted rate.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower's actual principal
ACTL_BEG_PRIN_BAL         balance at the beginning of the            2      No commas(,) or dollar     11
                          processing cycle.                                 signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower's actual principal
ACTL_END_PRIN_BAL         balance at the end of the processing       2      No commas(,) or dollar     11
                          cycle.                                            signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
BORR_NEXT_PAY_DUE_DATE    The date at the end of processing                 MM/DD/YYYY                 10
                          cycle that the borrower's next
                          payment is due to the Servicer, as
                          reported by Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_1           The first curtailment amount to be         2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_1          The curtailment date associated with              MM/DD/YYYY                 10
                          the first curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_ AMT_1           first curtailment amount, if               2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_2           The second curtailment amount to be        2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_2          The curtailment date associated with              MM/DD/YYYY                 10
                          the second curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_ AMT_2           second curtailment amount, if              2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_3           The third curtailment amount to be         2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_3          The curtailment date associated with              MM/DD/YYYY                 10
                          the third curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_AMT_3            third curtailment amount, if               2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
PIF_AMT                   The loan "paid in full" amount as          2      No commas(,) or dollar     11
                          reported by the Servicer.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
PIF_DATE                  The paid in full date as reported by              MM/DD/YYYY                 10
                          the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
                                                                            Action Code Key:           2
                                                                            15=Bankruptcy,
                                                                            30=Foreclosure, ,
                                                                            60=PIF,
                                                                            63=Substitution,
                                                                            65=Repurchase,70=REO
                                                                 ---------- ------------------------ -------
ACTION_CODE               The standard FNMA numeric code used
                          to indicate the default/delinquent
                          status of a particular loan.
------------------------- -------------------------------------- ---------- ------------------------ -------
INT_ADJ_AMT               The amount of the interest                 2      No commas(,) or dollar     11
                          adjustment as reported by the                     signs ($)
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SOLDIER_SAILOR_ADJ_AMT    The Soldier and Sailor Adjustment          2      No commas(,) or dollar     11
                          amount, if applicable.                            signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NON_ADV_LOAN_AMT          The Non Recoverable Loan Amount, if        2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
LOAN_LOSS_AMT             The amount the Servicer is passing         2      No commas(,) or dollar     11
                          as a loss, if applicable.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_BEG_PRIN_BAL        The scheduled outstanding principal        2      No commas(,) or dollar     11
                          amount due at the beginning of the
                          cycle date to be passed through to
                          investors.                                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_END_PRIN_BAL        The scheduled principal balance due        2      No commas(,) or dollar     11
                          to investors at the end of a                      signs ($)
                          processing cycle.
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_PRIN_AMT            The scheduled principal amount as          2      No commas(,) or dollar     11
                          reported by the Servicer for the
                          current cycle -- only applicable for
                          Scheduled/Scheduled Loans.                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_NET_INT             The scheduled gross interest amount        2      No commas(,) or dollar     11
                          less the service fee amount for the
                          current cycle as reported by the
                          Servicer -- only applicable for
                          Scheduled/Scheduled Loans.                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
ACTL_PRIN_AMT             The actual principal amount                2      No commas(,) or dollar     11
                          collected by the Servicer for the
                          current reporting cycle -- only
                          applicable for Actual/Actual Loans.               signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The actual gross interest amount
                          less the service fee amount for the
ACTL_NET_INT              current reporting cycle as reported        2      No commas(,) or dollar     11
                          by the Servicer -- only applicable                signs ($)
                          for Actual/Actual Loans.
------------------------- -------------------------------------- ---------- ------------------------ -------
PREPAY_PENALTY_ AMT       The penalty amount received when a         2      No commas(,) or dollar     11
                          borrower prepays on his loan as                   signs ($)
                          reported by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
PREPAY_PENALTY_ WAIVED    The prepayment penalty amount for          2      No commas(,) or dollar     11
                          the loan waived by the servicer.                  signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
MOD_DATE                  The Effective Payment Date of the                 MM/DD/YYYY                 10
                          Modification for the loan.
------------------------- -------------------------------------- ---------- ------------------------ -------
MOD_TYPE                  The Modification Type.                            Varchar - value can be     30
                                                                            alpha or numeric
------------------------- -------------------------------------- ---------- ------------------------ -------
DELINQ_P&I_ADVANCE_AMT    The current outstanding principal          2      No commas(,) or dollar     11
                          and interest advances made by                     signs ($)
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------

        25.    The  Agreement is hereby  amended as of the date hereof by adding the following new Exhibit F:

                                               EXHIBIT F

                                   REPORTING DATA FOR DEFAULTED LOANS

                              STANDARD FILE LAYOUT - DELINQUENCY REPORTING

------------------------------- ------------------------------------------- ------------ -----------
      COLUMN/HEADER NAME                       DESCRIPTION                    DECIMAL    FORMAT
                                                                                          COMMENT
------------------------------- ------------------------------------------- ------------ -----------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the
                                Servicer.  This may be different than the
                                LOAN_NBR
------------------------------- ------------------------------------------- ------------ -----------
LOAN_NBR                        A unique identifier assigned to each loan
                                by the originator.
------------------------------- ------------------------------------------- ------------ -----------
CLIENT_NBR                      Servicer Client Number
------------------------------- ------------------------------------------- ------------ -----------
SERV_INVESTOR_NBR               Contains a unique number as assigned by an
                                external servicer to identify a group of loans
                                in their system.
------------------------------- ------------------------------------------- ------------ -----------
BORROWER_FIRST_NAME             First Name of the Borrower.
------------------------------- ------------------------------------------- ------------ -----------
BORROWER_LAST_NAME              Last name of the borrower.
------------------------------- ------------------------------------------- ------------ -----------
PROP_ADDRESS                    Street Name and Number of Property
------------------------------- ------------------------------------------- ------------ -----------
PROP_STATE                      The state where the  property located.
------------------------------- ------------------------------------------- ------------ -----------
PROP_ZIP                        Zip code where the property is located.
------------------------------- ------------------------------------------- ------------ -----------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next payment
                                MM/DD/YYYY is due to the servicer at the
                                end of processing cycle, as reported by
                                Servicer.
------------------------------- ------------------------------------------- ------------ -----------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
------------------------------- ------------------------------------------- ------------ -----------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim                   MM/DD/YYYY
                                was filed.
------------------------------- ------------------------------------------- ------------ -----------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
------------------------------- ------------------------------------------- ------------ -----------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
------------------------------- ------------------------------------------- ------------ -----------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy                 MM/DD/YYYY
                                has been approved by the courts
------------------------------- ------------------------------------------- ------------ -----------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                        MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief Was
                                Granted.
------------------------------- ------------------------------------------- ------------ -----------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was Approved                MM/DD/YYYY
                                By The Servicer
------------------------------- ------------------------------------------- ------------ -----------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
------------------------------- ------------------------------------------- ------------ -----------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is                    MM/DD/YYYY
                                Scheduled To End/Close
------------------------------- ------------------------------------------- ------------ -----------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually                 MM/DD/YYYY
                                Completed
------------------------------- ------------------------------------------- ------------ -----------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the
                                MM/DD/YYYY servicer with instructions to
                                begin foreclosure proceedings.
------------------------------- ------------------------------------------- ------------ -----------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to                    MM/DD/YYYY
                                Pursue Foreclosure
------------------------------- ------------------------------------------- ------------ -----------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney                 MM/DD/YYYY
                                in a Foreclosure Action
------------------------------- ------------------------------------------- ------------ -----------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is                  MM/DD/YYYY
                                expected to occur.
------------------------------- ------------------------------------------- ------------ -----------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.                 MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
FRCLSR_SALE_AMT                 The amount a property sold for at the            2       No
                                foreclosure sale.                                        commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
EVICTION_START_DATE             The date the servicer initiates eviction                 MM/DD/YYYY
                                of the borrower.
------------------------------- ------------------------------------------- ------------ -----------
EVICTION_COMPLETED_DATE         The date the court revokes legal MM/DD/YYYY
                                possession of the property from the
                                borrower.
------------------------------- ------------------------------------------- ------------ -----------
LIST_PRICE                      The price at which an REO property is            2       No
                                marketed.                                                commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
LIST_DATE                       The date an REO property is listed at a                  MM/DD/YYYY
                                particular price.
------------------------------- ------------------------------------------- ------------ -----------
OFFER_AMT                       The dollar value of an offer for an REO          2       No
                                property.                                                commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
OFFER_DATE_TIME                 The date an offer is received by DA Admin                MM/DD/YYYY
                                or by the Servicer.
------------------------------- ------------------------------------------- ------------ -----------
REO_CLOSING_DATE                The date the REO sale of the property is                 MM/DD/YYYY
                                scheduled to close.
------------------------------- ------------------------------------------- ------------ -----------
REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                                  MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
------------------------------- ------------------------------------------- ------------ -----------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
------------------------------- ------------------------------------------- ------------ -----------
PROP_INSPECTION_DATE            The date a  property inspection is                       MM/DD/YYYY
                                performed.
------------------------------- ------------------------------------------- ------------ -----------
APPRAISAL_DATE                  The date the appraisal was done.                         MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
CURR_PROP_VAL                    The current "as is" value of the                2
                                property based on brokers price opinion
                                or appraisal.
------------------------------- ------------------------------------------- ------------ -----------
REPAIRED_PROP_VAL               The amount the property would be worth if        2
                                repairs are completed pursuant to a
                                broker's price opinion or appraisal.
------------------------------- ------------------------------------------- ------------ -----------
IF APPLICABLE:
------------------------------- ------------------------------------------- ------------ -----------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
------------------------------- ------------------------------------------- ------------ -----------
DELINQ_REASON_CODE              The circumstances which caused a borrower
                                to stop paying on a loan. Code indicates
                                the reason why the loan is in default for
                                this cycle.
------------------------------- ------------------------------------------- ------------ -----------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed                  MM/DD/YYYY
                                With Mortgage Insurance Company.
------------------------------- ------------------------------------------- ------------ -----------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed                 No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company Disbursed                MM/DD/YYYY
                                Claim Payment
------------------------------- ------------------------------------------- ------------ -----------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid On        2       No
                                Claim                                                    commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance                 MM/DD/YYYY
                                Company
------------------------------- ------------------------------------------- ------------ -----------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool Insurance        2       No
                                Company                                                  commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was                 MM/DD/YYYY
                                Issued By The Pool Insurer
------------------------------- ------------------------------------------- ------------ -----------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance           2       No
                                Company                                                  commas(,)
                                                                                         or dollar
                                                                                         signs ($)
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD                MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed                2       No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                 MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                 2       No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD               MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed               2       No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_B_CLAIM_PAID_DATE        Date HUD Disbursed Part B Claim Payment                MM/DD/YYYY
------------------------------- ------------------------------------------- ------------ -----------
FHA_PART_B_CLAIM_PAID_AMT         Amount HUD Paid on Part B Claim                2       No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                        MM/DD/YYYY
                                 Veterans Admin
------------------------------- ------------------------------------------- ------------ -----------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                 MM/DD/YYYY
                                 Payment
------------------------------- ------------------------------------------- ------------ -----------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim         2       No
                                                                                         commas(,)
                                                                                         or
                                                                                         dollar
                                                                                         signs
                                                                                         ($)
------------------------------- ------------------------------------------- ------------ -----------

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:
        o       ASUM-     Approved Assumption
        o       BAP-      Borrower Assistance Program
        o       CO-       Charge Off
        o       DIL-      Deed-in-Lieu
        o       FFA-      Formal Forbearance Agreement
        o       MOD-      Loan Modification
        o       PRE-      Pre-Sale
        o       SS-       Short Sale
        o       MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss
Mitigation Types other than those above are used, the Servicer must supply Wells
Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:
        o       Mortgagor
        o       Tenant
        o       Unknown
        o       Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:
        o       Damaged
        o       Excellent
        o       Fair
        o       Gone
        o       Good
        o       Poor
        o       Special Hazard
        o       Unknown

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

        -------------------- ----------------------------------------------
        DELINQUENCY CODE     DELINQUENCY DESCRIPTION
        -------------------- ----------------------------------------------
        001                  FNMA-Death of principal mortgagor
        -------------------- ----------------------------------------------
        002                  FNMA-Illness of principal mortgagor
        -------------------- ----------------------------------------------
        003                  FNMA-Illness of mortgagor's family member
        -------------------- ----------------------------------------------
        004                  FNMA-Death of mortgagor's family member
        -------------------- ----------------------------------------------
        005                  FNMA-Marital difficulties
        -------------------- ----------------------------------------------
        006                  FNMA-Curtailment of income
        -------------------- ----------------------------------------------
        007                  FNMA-Excessive Obligation
        -------------------- ----------------------------------------------
        008                  FNMA-Abandonment of property
        -------------------- ----------------------------------------------
        009                  FNMA-Distant employee transfer
        -------------------- ----------------------------------------------
        011                  FNMA-Property problem
        -------------------- ----------------------------------------------
        012                  FNMA-Inability to sell property
        -------------------- ----------------------------------------------
        013                  FNMA-Inability to rent property
        -------------------- ----------------------------------------------
        014                  FNMA-Military Service
        -------------------- ----------------------------------------------
        015                  FNMA-Other
        -------------------- ----------------------------------------------
        016                  FNMA-Unemployment
        -------------------- ----------------------------------------------
        017                  FNMA-Business failure
        -------------------- ----------------------------------------------
        019                  FNMA-Casualty loss
        -------------------- ----------------------------------------------
        022                  FNMA-Energy environment costs
        -------------------- ----------------------------------------------
        023                  FNMA-Servicing problems
        -------------------- ----------------------------------------------
        026                  FNMA-Payment adjustment
        -------------------- ----------------------------------------------
        027                  FNMA-Payment dispute
        -------------------- ----------------------------------------------
        029                  FNMA-Transfer of ownership pending
        -------------------- ----------------------------------------------
        030                  FNMA-Fraud
        -------------------- ----------------------------------------------
        031                  FNMA-Unable to contact borrower
        -------------------- ----------------------------------------------
        INC                  FNMA-Incarceration
        -------------------- ----------------------------------------------

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

        -------------------- ---------------------------------------------
            STATUS CODE      STATUS DESCRIPTION
        -------------------- ---------------------------------------------
                09           Forbearance
        -------------------- ---------------------------------------------
                17           Pre-foreclosure Sale Closing Plan Accepted
        -------------------- ---------------------------------------------
                24           Government Seizure
        -------------------- ---------------------------------------------
                26           Refinance
        -------------------- ---------------------------------------------
                27           Assumption
        -------------------- ---------------------------------------------
                28           Modification
        -------------------- ---------------------------------------------
                29           Charge-Off
        -------------------- ---------------------------------------------
                30           Third Party Sale
        -------------------- ---------------------------------------------
                31           Probate
        -------------------- ---------------------------------------------
                32           Military Indulgence
        -------------------- ---------------------------------------------
                43           Foreclosure Started
        -------------------- ---------------------------------------------
                44           Deed-in-Lieu Started
        -------------------- ---------------------------------------------
                49           Assignment Completed
        -------------------- ---------------------------------------------
                61           Second Lien Considerations
        -------------------- ---------------------------------------------
                62           Veteran's Affairs-No Bid
        -------------------- ---------------------------------------------
                63           Veteran's Affairs-Refund
        -------------------- ---------------------------------------------
                64           Veteran's Affairs-Buydown
        -------------------- ---------------------------------------------
                65           Chapter 7 Bankruptcy
        -------------------- ---------------------------------------------
                66           Chapter 11 Bankruptcy
        -------------------- ---------------------------------------------
                67           Chapter 13 Bankruptcy
        -------------------- ---------------------------------------------

        26. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

                                    EXHIBIT K

                       COMPANY'S OBLIGATIONS IN CONNECTION
                              WITH A RECONSTITUTION

        o The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a "Scheduled/Scheduled" reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a Master Servicer in format acceptable to such Master Servicer by the
10th calendar day of each month.

        o The Company shall provide an acceptable annual certification
(officer's certificate) to the Master Servicer (as required by the
Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 1 of each year).

        o The Company shall allow for the Purchaser, the Master Servicer or their designee to perform a review of audited financials and net worth of the
Company.

        o The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the Master Servicer or the
Purchaser.

        o The Company shall provide information on each Custodial Account as requested by the Master Servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

        o The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

        27. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

                                    EXHIBIT L

                          FORM OF COMPANY CERTIFICATION

Re: The [ ] agreement dated as of [    l, 200[ ] (the "Agreement"), among
[IDENTIFY PARTIES]

        I, ____________________________, the _______________________ of [NAME OF
COMPANY] (the "Company"), certify to [the Purchaser], [the Depositor], and the
[Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance
        Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the
        "Servicing Criteria"), provided in accordance with Rules 13a-18 and
        15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange
        Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the
        registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
        Section 1122(b) of Regulation AB (the "Attestation Report"), and all
        servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer]
        [Securities Administrator] [Trustee] pursuant to the Agreement
        (collectively, the "Company Servicing Information");

               Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company
        Servicing Information;

               Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator]
        [Trustee];

               I am responsible for reviewing the activities performed by the
        Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing
        Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

        28. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

                                    EXHIBIT M

                            SUMMARY OF REGULATION AB
                               SERVICING CRITERIA

NOTE: This Exhibit M is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit M and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

ITEM 1122(D)

     (a)  General servicing considerations.

          (1) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

          (2) If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

          (3) Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

          (4) A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

     (b) Cash collection and administration.

          (1) Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

          (2) Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

          (3) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

          (4) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

          (5) Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

          (6) Unissued checks are safeguarded so as to prevent unauthorized access.

          (7) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

     (c) Investor remittances and reporting.

          (1) Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

          (2) Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

          (3) Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.

          (4) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

     (d) Mortgage Loan administration.

          (1) Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

          (2) Mortgage loan and related documents are safeguarded as required by the transaction agreements.

          (3) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

          (4) Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

          (5) The Servicer's records regarding the mortgage loans agree with the
Servicer's records with respect to an obligor's unpaid principal balance.

          (6) Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

          (7) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

          (8) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

          (9) Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

          (10) Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

          (11) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

          (12) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

          (13) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

          (14) Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

          (15) Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

        29. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:
                                    EXHIBIT N

                SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit N is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit N and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

ITEM 1105(A)(1)-(3) AND (C)

        -Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

        -Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

        -If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the
Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

        -Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

        -The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

        -Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

ITEM 1108(B) AND (C)

        Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

        -a description of the Company's form of organization;

        -a description of how long the Company has been servicing residential mortgage loans; a general discussion of the Company's experience in servicing assets of any type as well as a more detailed discussion of the Company's experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Company's portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the
Company that may be material to any analysis of the servicing of the Mortgage
Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

        -a description of any material changes to the Company's policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the
Mortgage Loans during the past three years;

        -information regarding the Company's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

        -any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Company's processes and procedures designed to address such factors;

        -statistical information regarding principal and interest advances made by the Company on the Mortgage Loans and the Company's overall servicing portfolio for the past three years; and

        -the Company's process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

ITEM 1110(A)

        -Identify any originator or group of affiliated originators that originated, or is expected to originate, 10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

ITEM 1110(B)

        Provide the following information with respect to any originator or group of affiliated originators that originated, or is expected to originate,
20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

        -the Company's form of organization; and

        -a description of the Company's origination program and how long the
Company has been engaged in originating residential mortgage loans, which description must include a discussion of the Company's experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the Company's origination portfolio as well as information that may be material to an analysis of the performance of the
Mortgage Loans, such as the Company's credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

ITEM 1117

        -describe any legal proceedings pending against the Company or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

ITEM 1119(A)

        -describe any affiliations of the Company, each other originator of the
Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the
Pass-Through Transfer.

ITEM 1119(B)

        -describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm's length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

ITEM 1119(C)

        -describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through
Transfer, including the material terms and approximate dollar amount involved, between the Company, each other originator of the Mortgage Loans and each
Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

        30. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

                                    EXHIBIT O

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of
Subservicer] shall address, at a minimum, the criteria identified as below as
"Applicable Servicing Criteria":

-------------------------------------------------------------------------- ------------------
                           SERVICING CRITERIA                                 APPLICABLE
                                                                               SERVICING
                                                                               CRITERIA
-------------------------------------------------------------------------- ------------------
   REFERENCE                             CRITERIA
----------------- -------------------------------------------------------- ------------------
                             GENERAL SERVICING CONSIDERATIONS
-----------------                                                          ------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.
-----------------                                                          ------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted to
                  monitor the third party's performance and compliance
                  with such servicing activities.
-----------------                                                          ------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
                  maintained.
-----------------                                                          ------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance with
                  the terms of the transaction agreements.
-----------------                                                          ------------------
                            CASH COLLECTION AND ADMINISTRATION
-----------------                                                          ------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an
                  obligor or to an investor are made only by authorized
                  personnel.
-----------------                                                          ------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.
-----------------                                                          ------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained (e.g.,
                  with respect to commingling of cash) as set
1122(d)(2)(iv)    forth in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this criterion,
                  "federally insured depository institution" with respect
                  to a foreign financial institution means a foreign
                  financial institution that meets the requirements of
                  Rule 13k-1(b)(1) of the Securities Exchange Act.
-----------------                                                          ------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.
-----------------                                                          ------------------
1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis for all
                  asset-backed securities related bank accounts, including
                  custodial accounts and related bank clearing accounts.
                  These reconciliations are (A) mathematically accurate;
                  (B) prepared within 30 calendar days after the bank
                  statement cutoff date, or such other number of days
                  specified in the transaction agreements; (C) reviewed
                  and approved by someone other than the person who
                  prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
                            INVESTOR REMITTANCES AND REPORTING
-----------------                                                          ------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
                  Servicer.
-----------------                                                          ------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in
                  accordance with timeframes, distribution priority and
                  other terms set forth in the transaction agreements.
-----------------                                                          ------------------
                  Disbursements made to an investor are posted within two
                  business days to the Servicer's investor records, or
                  such other number of days specified in the
1122(d)(3)(iii)   transaction agreements.
-----------------                                                          ------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment,
1122(d)(3)(iv) or custodial bank statements.
-----------------                                                          ------------------
                                 POOL ASSET ADMINISTRATION
-----------------                                                          ------------------
1122(d)(4)(i)     Collateral or security on mortgage loans is maintained
                  as required by the transaction agreements or related
                  mortgage loan documents.
-----------------                                                          ------------------
                  Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)    required by the transaction agreements
-----------------                                                          ------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset
                  pool are made, reviewed and approved in accordance with
                  any conditions or requirements in the transaction
                  agreements.
-----------------                                                          ------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs, made
                  in accordance with the related mortgage loan documents
                  are posted to the Servicer's obligor records maintained
                  no more than two business days after receipt, or such
                  other number of days specified in the transaction
                  agreements, and allocated to principal, interest or
                  other items (e.g., escrow) in accordance with the
                  related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans
                  agree with the Servicer's records with respect to an
                  obligor's unpaid principal balance.
-----------------                                                          ------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by authorized
                  personnel in accordance with the transaction agreements
                  and related pool asset documents.
-----------------                                                          ------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by the
                  transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such records
                  are maintained on at least a monthly basis, or such
                  other period specified in the transaction agreements,
                  and describe the entity's activities in monitoring
                  delinquent mortgage loans including, for example, phone
                  calls, letters and payment rescheduling plans in cases
                  where delinquency is deemed temporary (e.g., illness or
                  unemployment).
-----------------                                                          ------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based on
                  the related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest on
                  such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of the
                  related mortgage loans, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments, provided
                  that such support has been received by the servicer at
                  least 30 calendar days prior to these dates, or such
                  other number of days specified in the transaction
                  agreements.
-----------------                                                          ------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid from
                  the servicer's funds and not charged to the obligor,
                  unless the late payment was due to the obligor's error
                  or omission.
-----------------                                                          ------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records
                  maintained by the servicer, or such other number of
1122(d)(4)(xiii)  days specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the
                  transaction agreements.
-----------------                                                          ------------------
                  Any external enhancement or other support, identified in
                  Item 1114(a)(1) through (3) or Item 1115 of Regulation
                  AB, is maintained as set forth in the
1122(d)(4)(xv)    transaction agreements.
----------------- -------------------------------------------------------- ------------------

----------------- -------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF
                                            SUBSERVICER]

                                            Date:  _________________________

                                            By:    _________________________
                                            Name:
                                            Title:

        31. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                 EXHIBIT P

               REPORTING DATA FOR REALIZED LOSSES AND GAINS

       CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

        NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY
        AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM PACKAGES ARE DUE ON
        THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS
        NOT BEING PASSED UNTIL THE FOLLOWING MONTH. THE SERVICER IS
        RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR
        RESOLUTION OF ANY DISPUTED ITEMS.

               1.

               2. The numbers on the 332 form correspond with the numbers listed below.

        LIQUIDATION AND ACQUISITION EXPENSES:
        1.    The Actual Unpaid Principal Balance of the Mortgage Loan. For
              documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        4-12. Complete as applicable. Required documentation:

               * For taxes and insurance advances - see page 2 of 332 form -
               breakdown required showing period

               of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover
               advances.

               *  For escrow advances - complete payment history

                  (to calculate advances from last positive escrow balance forward)

               *  Other expenses -  copies of corporate advance history showing all payments

               *  REO repairs > $1500 require explanation

               *  REO repairs >$3000 require evidence of at least 2 bids.

               *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

               * Unusual or extraordinary items may require further
               documentation.

        13.   The total of lines 1 through 12.

        3.     CREDITS:

        14-21.Complete as applicable.  Required documentation:

              * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

                 Letter of Proceeds Breakdown.

              *  Copy of EOB for any MI or gov't guarantee

              *  All other credits need to be clearly defined on the 332 form

        22.   The total of lines 14 through 21.

        PLEASE NOTE:   For HUD/VA loans, use line (18a) for Part A/Initial
                       proceeds and line (18b) for Part B/Supplemental proceeds.

        TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)
        23.   The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

                CALCULATION OF REALIZED LOSS/GAIN FORM 332

        Prepared by:  __________________                  Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. LOAN NO._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        LIQUIDATION TYPE:  REO SALE          3RD PARTY SALE             SHORT SALE     CHARGE
        OFF

        WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN       YES         NO
        If "Yes", provide deficiency or cramdown amount _______________________________

        LIQUIDATION AND ACQUISITION EXPENSES:
       (1) Actual Unpaid Principal Balance of Mortgage Loan             $ ______________  (1)
        (2)Interest accrued at Net Rate                                  ________________ (2)
        (3)Accrued Servicing Fees                                        ________________ (3)
        (4)Attorney's Fees                                               ________________ (4)
        (5)Taxes (see page 2)                                            ________________ (5)
        (6)Property Maintenance                                          ________________ (6)
        (7)MI/Hazard Insurance Premiums (see page 2)                     ________________ (7)
        (8)Utility Expenses                                              ________________ (8)
        (9)Appraisal/BPO                                                 ________________ (9)
        (10)   Property Inspections                                      ________________ (10)
        (11)   FC Costs/Other Legal Expenses                             ________________ (11)
        (12)   Other (itemize)                                           ________________ (12)
               Cash for Keys__________________________                   ________________ (12)
               HOA/Condo Fees_______________________                     ________________ (12)
               ______________________________________                    ________________ (12)

               TOTAL EXPENSES                                           $ _______________ (13)
        CREDITS:
        (14)   Escrow Balance                                           $ _______________ (14)
        (15)   HIP Refund                                                ________________ (15)
        (16)   Rental Receipts                                           ________________ (16)
        (17)   Hazard Loss Proceeds                                      ________________ (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance              ________________ (18a)
        HUD Part A
                                                                         ________________
        (18b)  HUD Part B
        (19)   Pool Insurance Proceeds                                   ________________ (19)
        (20)   Proceeds from Sale of Acquired Property                   ________________ (20)
        (21)   Other (itemize)                                           ________________ (21)
               _________________________________________                 ________________ (21)

           TOTAL CREDITS                                                $________________ (22)
        TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                         $________________ (23)

ESCROW DISBURSEMENT DETAIL

--------------- ------------ ------------- ------------- ------------- ------------ -------------
     TYPE        DATE PAID    PERIOD OF     TOTAL PAID   BASE AMOUNT    PENALTIES     INTEREST
 (TAX /INS.)                   COVERAGE
--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

--------------- ------------ ------------- ------------- ------------- ------------ -------------

        32. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

        33. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

                         [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                            EMC MORTGAGE CORPORATION,
                                    as Purchaser

                            By:
                                    ------------------------------------
                            Name:
                            Title:

                            SAVANNAH BANK, NA dba HARBOURSIDE
                            MORTGAGE CORPORATION,
                                    as Company

                            By:
                                    ------------------------------------
                            Name:
                            Title:

EXHIBIT Q-2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                            EMC MORTGAGE CORPORATION
                                   Purchaser,

                         HSBC MORTGAGE CORPORATION (USA)
                                                     Company,

                              AMENDED AND RESTATED
                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                          Dated as of September 1, 2005

                   (Fixed and Adjustable Rate Mortgage Loans)

                                    ARTICLE I

Section 1.01     Defined Terms..................................................

                                          ARTICLE II

Section 2.01     Agreement to Purchase..........................................
Section 2.02     Purchase Price.................................................
Section 2.03     Servicing of Mortgage Loans....................................
Section 2.04     Record Title and Possession of Mortgage Files;
                 Maintenance of Servicing Files.................................
Section 2.05     Books and Records..............................................
Section 2.06     Transfer of Mortgage Loans.....................................
Section 2.07     Delivery of Mortgage Loan Documents............................
Section 2.08     Quality Control Procedures.....................................
Section 2.09     Near-term Principal Prepayments; Near Term Payment Defaults....
Section 2.10     Modification of Obligations....................................

                                         ARTICLE III

Section 3.01     Representations and Warranties of the Company..................
Section 3.02     Representations and Warranties as to
                 Individual Mortgage Loans......................................
Section 3.03     Repurchase; Substitution.......................................
Section 3.04     Representations and Warranties of the Purchaser................

                                          ARTICLE IV

Section 4.01     Company to Act as Servicer.....................................
Section 4.02     Collection of Mortgage Loan Payments...........................
Section 4.03     Realization Upon Defaulted Mortgage Loans......................
Section 4.04     Establishment of Custodial Accounts;
                 Deposits in Custodial Accounts.................................
Section 4.05     Permitted Withdrawals from the Custodial Account...............
Section 4.06     Establishment of Escrow Accounts; Deposits in Escrow Accounts..
Section 4.07     Permitted Withdrawals From Escrow Account......................
Section 4.08     Payment of Taxes, Insurance and Other Charges; Maintenance of
                 Primary Mortgage Insurance Policies; Collections Thereunder....
Section 4.09     Transfer of Accounts...........................................
Section 4.10     Maintenance of Hazard Insurance................................
Section 4.11     Maintenance of Mortgage Impairment Insurance Policy............
Section 4.12     Fidelity Bond, Errors and Omissions Insurance..................
Section 4.13    Title, Management and Disposition of REO  Property..............
Section 4.14     Notification of Maturity Date..................................

                                          ARTICLE V

Section 5.01     Distributions..................................................
Section 5.02     Statements to the Purchaser....................................
Section 5.03     Monthly Advances by the Company................................
Section 5.04     Liquidation Reports............................................

                                          ARTICLE VI

Section 6.01     Assumption Agreements..........................................
Section 6.02     Satisfaction of Mortgages and Release of Mortgage Files........
Section 6.03     Servicing Compensation.........................................
Section 6.04     Annual Statement as to Compliance..............................
Section 6.05     Annual Independent Certified Public Accountants'
                 Servicing Report...............................................
Section 6.06     Purchaser's Right to Examine Company Records...................

                                         ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably Required......

                                         ARTICLE VIII

Section 8.01     Indemnification; Third Party Claims............................
Section 8.02     Merger or Consolidation of the Company.........................
Section 8.03     Limitation on Liability of the Company and Others..............
Section 8.04     Company Not to Assign or Resign................................
Section 8.05     No Transfer of Servicing.......................................

                                          ARTICLE IX

Section 9.01     Events of Default..............................................
Section 9.02     Waiver of Defaults.............................................

                                          ARTICLE X

Section 10.01     Termination...................................................
Section 10.02     Termination without cause.....................................

                                          ARTICLE XI

Section 11.01     Successor to the Company......................................
Section 11.02     Amendment.....................................................
Section 11.03     Recordation of Agreement......................................
Section 11.04     Governing Law.................................................
Section 11.05     Notices.......................................................
Section 11.06     Severability of Provisions....................................
Section 11.07     Exhibits......................................................
Section 11.08     General Interpretive Principles...............................
Section 11.09     Reproduction of Documents.....................................
Section 11.10     Confidentiality of Information................................
Section 11.11     Recordation of Assignment of Mortgage.........................
Section 11.12     Assignment by Purchaser.......................................
Section 11.13     No Partnership................................................
Section 11.14     Execution: Successors and Assigns.............................
Section 11.15     Entire Agreement..............................................
Section 11.16     No Solicitation...............................................
Section 11.17     Closing.......................................................
Section 11.18     Cooperation of Company with Reconstitution....................
Section 11.19     Monthly Reporting with Respect to a Reconstitution............

EXHIBITS
   A              Contents of Mortgage File
   B              Custodial Account Letter Agreement
   C              Escrow Account Letter Agreement
   D              Form of Assignment, Assumption and Recognition Agreement
   E              Form of Trial Balance
   F              [reserved]
   G              Request for Release of Documents and Receipt
   H              Company's Underwriting Guidelines
   I              Form of Term Sheet
   J              Reconstituted Mortgage Loan Reporting

        This is an Amended and Restated Purchase, Warranties and Servicing
Agreement, dated as of September 1, 2005, which amends and restates the
Purchase, Warranties and Servicing Agreement, originally dated May 1, 2002, each between EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac
Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the
"Purchaser") and HSBC Mortgage Corporation (USA), with offices located at 2929
Walden Avenue, Depew, New York 14043 (the "Company").

                              W I T N E S S E T H :
                               - - - - - - - - - -

        WHEREAS, the Purchaser has heretofore agreed to purchase from the
Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

        WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

        WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the
Mortgage Loans and the management, servicing and control of the Mortgage Loans;

        NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01  DEFINED TERMS.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

        ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

        ADJUSTMENT DATE: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

        AGREEMENT: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

        APPRAISED VALUE: With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced
Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced
Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FANNIE MAE and FHLMC. However in the case of a mortgage made on property in New York State value will always be determined by the appraisal for determining any requirement for primary mortgage insurance only.

        ASSIGNMENT: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        BUSINESS DAY: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or (iii) a day on which banks in the
State of New York are authorized or obligated by law or executive order to be closed.

        BUYDOWN AGREEMENT: An agreement between the Seller and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

        BUYDOWN FUNDS: In respect of any Buydown Mortgage Loan, any amount contributed by seller of a Mortgaged Property subject to a Buydown Mortgage
Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor's fund in the early years of a Mortgage Loan.

        BUYDOWN MORTGAGE LOAN: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the
Mortgage Note is provided from Buydown Funds.

        BUYDOWN PERIOD: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

        CLOSING DATE: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        CODE: The Internal Revenue Code of 1986, or any successor statute thereto.

        COMPANY: HSBC Mortgage Corporation (USA), their successors in interest and assigns, as permitted by this Agreement.

        CONDEMNATION PROCEEDS: All awards or settlements in respect of a
Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        CONFIRMATION: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

        CONSUMER INFORMATION: Information including, but not limited to, all personal information about Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

        CO-OP LEASE: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

        CO-OP LOAN: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

        CREDIT SCORE: The credit score of the Mortgagor provided by Fair, Isaac
& Company, Inc. or such other organization providing credit scores as per HSBC underwriting/program guidelines in affect at the time of the origination of a
Mortgage Loan.

        CURRENT APPRAISED VALUE: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by an appraiser who met the requirements of the Company and Fannie Mae) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

        CURRENT LTV: The ratio of the Stated Principal Balance of a Mortgage
Loan to the Current Appraised Value of the Mortgaged Property.

        CUSTODIAL ACCOUNT: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled
"[_____________________], in trust for the [Purchaser], Owner of Adjustable Rate
Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        CUSTODIAN: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the
Purchaser.

        CUT-OFF DATE: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        DETERMINATION DATE: The 15th day (or if such 15th day is not a Business
Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

        DUE DATE: The day of the month on which the Monthly Payment is due on a
Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

        DUE PERIOD: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        ELIGIBLE ACCOUNT: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the
Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A2" or higher by Standard &
Poor's and "A" or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible
Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        ELIGIBLE INSTITUTION: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating
Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

        EQUITY TAKE-OUT REFINANCED MORTGAGE LOAN: A Refinanced Mortgage Loan the
proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the HSBC underwriting manual in effect at the time of origination.

        ESCROW ACCOUNT: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "__________________, in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and
various Mortgagors" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage
Loans.

        ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 9.01.

        FANNIE MAE: The Federal National Mortgage Association, or any successor thereto.

        FANNIE MAE GUIDE(S): The Fannie Mae Selling Guide and the Fannie Mae
Servicing Guide and all amendments or additions thereto.

        FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

        FHLMC GUIDE: The FHLMC Single Family Seller/Servicer Guide and all
amendments or additions thereto.

        FIDELITY BOND: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act
of 1989.

        FIRST REMITTANCE DATE: With respect to any Mortgage Loan, the Remittance
Date occurring in the month following the month in which the related Closing
Date occurs.

        GAAP:  Generally accepted accounting principles, consistently applied.

        HUD: The United States Department of Housing and Urban Development or
any successor.

        INDEX: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage
Note for the purpose of calculating the interest rate thereon.

        INITIAL RATE CAP: As to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

        INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        INTEREST ONLY MORTGAGE LOAN: A Mortgage Loan that requires payment of interest for a period of time specified on the related Mortgage Note during the interest-only period followed by full amortization of the remaining balance for the remaining duration of the loan.

        LIFETIME RATE CAP: As to each adjustable rate Mortgage Loan, the maximum
Mortgage Interest Rate over the term of such Mortgage Loan.

        LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such
Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        LOAN-TO-VALUE RATIO OR LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to the lower of the Appraised Value or the Sales Price of the Mortgaged Property. However, in
the case of a mortgage made on property in New York State, value will always be determined by the appraisal for determining any requirement for primary mortgage insurance only.

        MARGIN: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the
Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

        MERS: Mortgage Electronic Registration System, Inc., a subsidiary of
MERSCORP, Inc.

        MERS MORTGAGE LOAN: Any Mortgage Loan registered with MERS on the
MERS(R) System.

        MERS(R) SYSTEM: The electronic mortgage registration system maintained by MERS.

        MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

        MOM MORTGAGE: A Mortgage Loan naming MERS as the original mortgagee on the mortgage security instrument.

        MONTHLY ADVANCE: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

        MONTHLY PAYMENT: The scheduled monthly payment of principal (if applicable) and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        MORTGAGE: The mortgage, deed of trust or other instrument securing a
Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        MORTGAGE FILE: The mortgage documents pertaining to a particular
Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        MORTGAGE IMPAIRMENT INSURANCE POLICY: A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

        MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any
Mortgage Loan, which may be adjusted from time to time for an adjustable rate
Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

        MORTGAGE LOAN: An individual mortgage loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term
Sheet, which Mortgage Loan includes without limitation the Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

        MORTGAGE LOAN DOCUMENTS:  The documents listed in EXHIBIT A.

        MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the
Mortgage Interest Rate minus the Servicing Fee Rate.

        MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

        (1) the Company's Mortgage Loan identifying number;

        (2) the Mortgagor's first and last name;

        (3) the street address of the Mortgaged Property including the city, state and zip code;

        (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

        (5) the type of residential property constituting the Mortgaged
Property;

        (6) the original months to maturity of the Mortgage Loan;

        (7) the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

        (8) the Sales Price, if applicable, Appraised Value and Loan-to-Value
Ratio, at origination;

        (9) the Mortgage Interest Rate as of origination and as of the related
Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial
Adjustment Date, the next Adjustment Date immediately following the related
Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any, Periodic Rate
Cap, if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

        (10) the Origination Date of the Mortgage Loan;

        (11) the stated maturity date;

        (12) the amount of the Monthly Payment at origination;

        (13) the amount of the Monthly Payment as of the related Cut-off Date;

        (14) the original principal amount of the Mortgage Loan;

        (15) the scheduled Stated Principal Balance of the Mortgage Loan as of
the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

        (16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

        (17) a code indicating the documentation style (i.e. full, alternative, etc.);

        (18) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

        (19) the date on which the first payment is or was due;

        (20) a code indicating whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

        (21) a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

        (22) the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance of the Mortgage Loan.

        (23) product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24) credit score and/or mortgage score, if applicable;

        (25) a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy;

        (26) a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

        (27) the Current Appraised Value of the Mortgage Loan and Current LTV,
if applicable;

        (28) for any Mortgage Loan originated in the State of New Jersey prior to July 7, 2004, whether such Mortgage Loan is a "Home Loan", "Covered Home
Loan", "Manufactured Housing" or "Home Improvement Loan" as defined in the New
Jersey Home Ownership Security Act of 2002; and

        (29) whether the Mortgage Loan has a mandatory arbitration clause;

        (30) a code indicating whether the Mortgage Loan is a MERS Mortgage
Loan;

        (31) MERS #, if applicable.

        With respect to the Mortgage Loans in the aggregate, the Mortgage Loan
Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

        (1) the number of Mortgage Loans;

        (2) the current aggregate outstanding principal balance of the Mortgage
Loans;

        (3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4) the weighted average maturity of the Mortgage Loans; and

        (5) the weighted average months to next Adjustment Date;

        MORTGAGE NOTE: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

        MORTGAGED PROPERTY: The underlying real property securing repayment of a
Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        MORTGAGOR:  The obligor on a Mortgage Note.

        OCC: Office of the Comptroller of the Currency, its successors and assigns.

        OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the
Board, the Vice Chairman of the Board, the President, a Senior Vice President or
a Vice President or by the Treasurer or the Secretary or one of the Assistant
Treasurers or Assistant Secretaries of the Company, and delivered to the
Purchaser as required by this Agreement.

        OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        ORIGINATION DATE: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refinanced Mortgage Loan, be the date of the funding of the debt being refinanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, its successors and assigns.

        PERIODIC RATE CAP: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, as
set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

        PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (a) demand or time deposits, federal funds or bankers'
               acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such
               depository institution or trust company at the time of such investment or contractual commitment providing for such
               investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed thirty
               (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause
               (ii)(a) above;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and
               Permitted Investments;

               (v) commercial paper (including both non-interest-bearing
               discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted
Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

        PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        PREPAYMENT INTEREST SHORTFALL: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month's interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal
Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance
Rate) actually paid by the related Mortgagor with respect to such Prepayment
Period.

        PREPAYMENT PERIOD: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

        PRIMARY MORTGAGE INSURANCE POLICY: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

        PRIME RATE: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

        PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a
Mortgage Loan full or partial which is received in advance of its scheduled Due
Date, excluding any prepayment penalty, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        PURCHASE PRICE:  As defined in Section 2.02.

        PURCHASER: EMC Mortgage Corporation, its successors in interest and assigns.

        QUALIFIED APPRAISER: An appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the
Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae, all as in effect on the date the
Mortgage Loan was originated.

        QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie
Mae or FHLMC.

        RATING AGENCY: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

        REFINANCED MORTGAGE LOAN: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which are not in excess of the existing first mortgage, as outlined in the HSBC Underwriting Guidelines in effect at the time of origination.

        REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

        REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

        REMITTANCE DATE: The 18th day of any month, beginning with the First
Remittance Date, or if such 18th day is not a Business Day, the first Business
Day immediately preceding such 18th day.

        REO DISPOSITION: The final sale by the Company of any REO Property.

        REO DISPOSITION PROCEEDS: Amounts received by the Company in connection with a related REO Disposition.

        REO PROPERTY: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

        REPURCHASE PRICE: With respect to any Mortgage Loan, a price equal to
(i) the product of the greater of 100% or the percentage of par as stated in the
Confirmation multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such outstanding principal balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase,; less amounts received or advanced in respect of such repurchased
Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        SALES PRICE: With respect to any Mortgage Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

        SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the
Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this
Agreement and (f) compliance with the obligations under Section 4.08.

        SERVICING FEE: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee
Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such
Monthly Payment collected by the Company, or as otherwise provided under Section
4.05 and in accordance with the Fannie Mae Guide(s). Any fee payable to the
Company for administrative services related to any REO Property as described in
Section 4.13 shall be payable from Liquidation Proceeds of the related REO
Property.

        SERVICING FEE RATE:  As set forth in the Term Sheet.

        SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

        SERVICING OFFICER: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the
Purchaser upon request, as such list may from time to time be amended.

        STATED PRINCIPAL BALANCE: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the
Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

        SUBSERVICER: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

        SUBSERVICING AGREEMENT: An agreement between the Company and a
Subservicer, if any, for the servicing of the Mortgage Loans.

               TERM SHEET: A supplemental agreement in the form attached hereto as Exhibit I which shall be executed and delivered by the Company and the
Purchaser to provide for the sale and servicing pursuant to the terms of this
Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                   ARTICLE II

            PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                 RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                     BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                       DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  AGREEMENT TO PURCHASE.

        The Company agrees to sell and the Purchaser agrees to purchase the
Mortgage Loans having an aggregate Stated Principal Balance on the related
Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the
Company as evidenced by the actual aggregate Stated Principal Balance of the
Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related
Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2)
Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

        Section 2.02  PURCHASE PRICE.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

        In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal
Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage
Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the
Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due
Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the
Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  SERVICING OF MORTGAGE LOANS.

        Simultaneously with the execution and delivery of each Term Sheet, the
Company does hereby agree to directly service the Mortgage Loans listed on the related Mortgage Loan Schedule attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04 RECORD TITLE AND POSSESSION OF MORTGAGE FILES; MAINTENANCE
OF SERVICING FILES.

        As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, on a servicing retained basis, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans. Company
will deliver the Mortgage Files to the Custodian designated by Purchaser, on or before the related Closing Date, at the expense of the Company. The Company shall maintain a Servicing File consisting of a copy of the contents of each
Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the
Company is in a custodial capacity only. From the related Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the
Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the
Company in trust for the benefit of the Purchaser as the owner of the Mortgage
Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

        Section 2.05 BOOKS AND RECORDS.

        The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie
Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood
Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by
Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the foregoing, Company shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the
OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Company and without charge to Company or such supervisory agents or examiners, to any documentation regarding the Mortgage
Loans that may be required by any applicable regulator.

        Section 2.06. TRANSFER OF MORTGAGE LOANS.

        The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage
Loans, provided, however, that the transferee will not be deemed to be a
Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the
Company shall mark its books and records to reflect the ownership of the
Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.07  DELIVERY OF MORTGAGE LOAN DOCUMENTS.

        The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4),
(5), (6), (7), (8), (9) and (16) (including those listed in (B) relating to
Co-op Loans) in Exhibit A hereto shall be delivered by the Company to the
Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related
Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 180 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 270 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 360th day from the date of the related Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

        The Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage
Loans to Purchaser, or its designee. Company shall be responsible for recording the assignments of mortgage.

        Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee discovers any defect with respect to a
Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

        From time to time the Company may have a need for Mortgage Loan
Documents to be released from Purchaser, or its designee. Purchaser shall, or shall cause its designee, upon the written request of the Company, within ten
(10) Business Days, deliver to the Company, any requested documentation previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, when the
Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of Purchaser. Company shall indemnify Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

        In addition, in connection with the assignment of any MERS Mortgage
Loan, the Company agrees that it will cause, at its own expense, the MERS(R)
System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this
Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such
Mortgage Loan is repurchased in accordance with the terms of this Agreement.

        Section 2.08 QUALITY CONTROL PROCEDURES.

        The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

        Section 2.09 NEAR-TERM PRINCIPAL PREPAYMENTS; NEAR TERM PAYMENT DEFAULTS

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase
Price Percentage over par multiplied by the amount of such Principal Prepayment in full. Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such Principal Prepayment by the
Company.

           In the event the first scheduled Monthly Payment which is due under any Mortgage Loan after the related Cut-off Date is not made during the month in which such Monthly Payment is due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at Purchaser's sole option), the
Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03.

        Section 2.10 MODIFICATION OF OBLIGATIONS. Purchaser may, without any notice to Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the
Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Company under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser's extension, compromise, release, change, modification, adjustment, or alteration affects
Company's ability to collect the Mortgage Loan or realize on the security of the
Mortgage, but then only to the extent such action has such effect.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

        (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this
Agreement;

        (b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this
Agreement and the related Term Sheet and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

        (c) Neither the execution and delivery of this Agreement and the related
Term Sheet, nor the origination or purchase of the Mortgage Loans by the
Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

        (d) There is no litigation, suit, proceeding or investigation pending or, to the best of Company's knowledge, threatened, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

        (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the sale of the Mortgage Loans and delivery of the
Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

        (f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term
Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the
Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related
Mortgage Note;

        (h) The Company used no selection procedures that identified the
Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

        (i) The Company will treat the sale of the Mortgage Loans to the
Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

        (k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this
Agreement or the related Term Sheet. The Company is solvent and the sale of the
Mortgage Loans will not cause the Company to become insolvent. The sale of the
Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Company pursuant to this Agreement or the related
Term Sheet or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

        (m) The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage
Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans to Purchaser under this
Agreement and the related Term Sheet constitutes fair consideration for the
Mortgage Loans under current market conditions.

        (n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

        (o) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

        (p) At the time any Mortgage Loan is registered by the Company with
MERS, the Company will be a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

        Section 3.02 REPRESENTATIONS AND WARRANTIES AS TO INDIVIDUAL MORTGAGE
                     LOANS.

        References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate Stated Principal Balance of the
Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated
Principal Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the related
Cut-off Date, whether or not received. References to percentages of Mortgaged
Properties refer, in each case, to the percentages of expected aggregate Stated
Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The Company hereby represents and warrants to the
Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

        (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

        (b) The Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

        (c) All payments due prior to the related Cut-off Date for such Mortgage
Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage
Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the
Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. As of the related Closing
Date, all of the Mortgage Loans will have an actual interest paid to date of their related Cut-off Date(or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

        (d) There are no defaults by Company in complying with the terms of the
Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

        (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

        (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage
Note or the Mortgage, or the exercise of any right thereunder, render the
Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and as of the related Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily insured improvements upon the
Mortgaged Property are insured by an insurer acceptable under the Fannie Mae or
FHLMC Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by an insurer acceptable under Fannie Mae or FHLMC guidelines. The
Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the
Mortgagor's cost and expense and to seek reimbursement therefor from the
Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

        (h) Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are (a) Mortgage
Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation
Z, the regulation implementing TILA, which implements the Home Ownership and
Equity Protection Act of 1994, as amended, or (b) except as may be provided in subparagraph (c) below, classified and/or defined, as a "high cost",
"threshold", "predatory" "high risk home loan" or "covered" loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and or/fees) under any other state, federal or local law including, but not limited to, the States of Georgia, New York, North Carolina, Arkansas, Kentucky or New
Mexico, or (c) Mortgage Loans subject to the New Jersey Home Ownership Security
Act of 2002 (the "Act"), unless such Mortgage Loan is a (1) "Home Loan" as defined in the Act that is a first lien Mortgage Loan, which is not a "High Cost
Home Loan" as defined in the Act or (2) "Covered Home Loan" as defined in the
Act that is a first lien purchase money Mortgage Loan, which is not a High Cost
Home Loan under the Act. In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in
New Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Company shall maintain in its possession, available for the Purchaser's inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

        (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the
Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

        (j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged
Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to in the lender's title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage
Loan, or (B) which do not adversely affect the residential use or Appraised
Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the
Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the
Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and
FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or the Mortgagor, or on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage
Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser's designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the
Mortgage, were not subject to an assignment, sale or pledge to any person other than Purchaser, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the
Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the
Purchaser;

        (m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to
Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the
Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly
Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.
The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the
Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

        (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

        (o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

        (q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company's underwriting guidelines attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable)
as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The
Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

        (r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the
Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

        (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the
Mortgagor;

        (u) The Mortgage File contains an appraisal of the related Mortgaged
Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser who had no interest, direct or indirect, in the Mortgaged
Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or FHLMC and
Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of
1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to
Fannie Mae or FHLMC;

        (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the
Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain "graduated payment" features.
Unless otherwise indicated on the related Mortgage Loan Schedule, no Mortgage
Loan is subject to a buydown agreement or contains any buydown provision. With respect to any temporary Buydown Mortgage Loan, the maximum CLTV is ninety-five percent (95%); the maximum rate discount is three percent (3%), the maximum
Buydown Period is three (3) years; the maximum increase is one percent (1%) per year; with respect to LTV that is 80.01% and above, the debt-to-income ratio and payment shock are calculated at the second year Mortgage Interest Rate; with respect to LTV 80.00% and below, debt-to-income ratio and payment shock are calculated at the first year Mortgage Interest Rate. With respect to each
Mortgage Loan that is a Buydown Mortgage Loan, (i) on or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the
Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown
Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage
Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the
Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines; (ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.
The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage
Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Seller and if required under
Fannie Mae and FHLMC guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property; (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; (iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown
Agreement complied with the requirements of Fannie Mae and FHLMC regarding buydown agreements.

        (z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the
Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa) Principal payments on the Mortgage Loan, other than the Interest
Only Mortgage Loan, shall commence (with respect to any newly originated
Mortgage Loans) or commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the
Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an adjustable rate
Mortgage Loan, other than the Interest Only Mortgage Loan, are changed on each
Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related
Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Confirmation and the Mortgage Loan Schedule. The Mortgage
Note does not permit negative amortization, unless otherwise noted on the related Mortgage Loan Schedule. No Mortgage Loan is a convertible Mortgage Loan;
(D) in the case of an Interest Only Mortgage Loan, the monthly payments on each
Interest Only Mortgage Loan during the related interest only period is equal to the product of the related Mortgage Interest Rate and the principal balance of such Mortgage Loan on the first day of each month and after such interest only period, except with respect to Interest Only Mortgage Loan that are adjustable rate Mortgage Loans, such Mortgage Loan is payable in equal monthly installments of principal and interest;

        (bb) If such Mortgage Loan is a Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y)
other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided;
provided, however, that the related proprietary lease for the cooperative apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building;

        (cc) (INTENTIONALLY LEFT BLANK)

        (dd) (INTENTIONALLY LEFT BLANK)

        (ee) (INTENTIONALLY LEFT BLANK)

        (ff) (INTENTIONALLY LEFT BLANK)

        (gg) (INTENTIONALLY LEFT BLANK)

        (hh) In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0%
of the Appraised Value of the Mortgaged Property with respect to a Refinanced
Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the
Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified
Insurer. No Mortgage Loan has an LTV over 95%. All provisions of such Primary
Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No
Mortgage Loan requires payment of such premiums, in whole or in part, by the
Purchaser. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance
Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance
Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage; The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan
Schedule is net of any such insurance premium. None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

        (ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

        (jj) Unless specified on the related Mortgage Loan Schedule, none of the
Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged
Property is located in the state identified in the related Mortgage Loan
Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any condominium unit or planned unit development conforms with the Company's underwriting guidelines. As of the date of origination, no portion of any Mortgaged Property was used for commercial purposes, and since the
Origination Date, no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

        (kk) Payments on the Mortgage Loan commenced no more than sixty (60)
days after the funds were disbursed in connection with the Mortgage Loan. The
Mortgage Note is payable on the first day of each month in monthly installments of principal (if applicable) and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment
Date, with interest calculated and payable in arrears. Each of the Mortgage
Loans will amortize fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

        (ll) As of the Closing Date of the Mortgage Loan, the Mortgage Property
was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (mm) There is no pending action or proceeding directly involving the
Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; Company has no knowledge of any violation of any environmental law, rule or regulation with respect to the Mortgaged Property;
and the Company has not received any notice of any environmental hazard on the
Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the
Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo) No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

        (pp) The Mortgagor for each Mortgage Loan is a natural person;

        (qq) [Reserved];

        (rr) With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the
Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

        (ss) With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such
Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage
Loan were used to acquire or to improve or protect the Mortgage Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

        (tt) The Mortgage Loan was originated by a mortgagee approved by the
Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

        (uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

        (vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the
Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

        (ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

        (xx) There is no Mortgage Loan that was originated on or after October
1, 2002 and before March 7, 2003, which is secured by property located in the
State of Georgia;

        (yy) No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

        (zz) [Reserved];

        (aaa) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

        (bbb) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i)
prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction,
(ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii)
the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

        (ccc) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

        (ddd) [Reserved],

        (eee) Any Mortgage Loan with a Mortgaged Property in the State of
Illinois complies with the Illinois Interest Act, if applicable;

        (fff) With respect to any Mortgage Loan originated on or after August 1,
2004 and underlying the security, neither the related Mortgage nor the related
Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

        (ggg) No Mortgage Loan is secured by Mortgaged Property in the
Commonwealth of Massachusetts with a loan application date on or after November
7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (1) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation ("CMR"), 209 CMR
53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR
53.04(1)(c);

        (hhh) For any Mortgage Loan with the related Mortgaged Property located in State of Texas which is a second lien and the interest rate is in excess of
10% and where terms of the Mortgage Note contain a provision for which the
Mortgagor may be entitled to prepaid interest upon payoff, no Mortgagor paid any administrative fees, points, or loan origination fees which would actually result in any prepaid interest being due the Mortgagor under the terms of the
Mortgage Note;

        (iii) The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001
(collectively, the Anti-Money Laundering Laws"). The Company has established an anti-money laundering compliance program as required by the Anti-Money
Laundering Laws and has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for the purposes of the Anti-Money
Laundering Laws. The Company further represents that it takes reasonable efforts to determine whether any Mortgagor appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury; and

        (jjj) If the Mortgage Loan is secured by a long-term residential lease,
(1) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained) and the acquisition by the holder of the
Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection (2) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of a lease in the event of damage or destruction as long as the
Mortgage is in existence or (c) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property (3)
the original term of such lease is not less than 15 years (4) the term of such lease does not terminate earlier than 5 years after the maturity date of the
Note and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely-accepted practice.

        Section 3.03 REPURCHASE; SUBSTITUTION.

        It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage
Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The
Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the
Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the
Repurchase Price or, with the Purchaser's prior consent and at Purchaser's sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase
Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at
Purchaser's sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

        The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the
Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage
Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

        For any month in which the Company is permitted to substitute one or more substitute Mortgage Loans, the Company will determine the amount (if any)
by which the aggregate Stated Principal Balance (after application of the principal portion of all scheduled payments due in the month of substitution) of all the substitute Mortgage Loans in the month of substitution is less then the aggregate Stated Principal Balance (after application of the principal portion of the scheduled payment due in the month of substitution) of the such replaced
Mortgage Loan. An amount equal to the aggregate of such deficiencies described in the preceding sentence for any Remittance Date shall be deposited into the
Custodial Account by the Company on the related Determination Date in the month following the calendar month during which the substitution occurred.

        It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage
Loan, and to indemnify Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective
Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective
Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this
Section 3.03, or to indemnify Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii)
failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i)
result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or
(ii) cause the REMIC to fail to qualify as a REMIC at any time.

        If pursuant to the foregoing provisions the Company repurchases a
Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (a) cause
MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS'
rules and regulations or (b) cause MERS to designate on the MERS(R) System the
Company as the beneficial holder of such Mortgage Loan.

        Section 3.04 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser represents, warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

        (a) The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any
Mortgaged Property is located or is otherwise except or not required under applicable law to effect such qualification or license;

        (b) The Purchaser has full power and authority to hold each Mortgage
Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related
Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term
Sheet, has duly executed and delivered this Agreement and the related Term
Sheet;

        (c) None of the execution and delivery of this Agreement and the related
Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

        (d) There is no litigation pending or to the best of the Purchaser's knowledge, threatened with respect to the Purchaser which is reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term
Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

        (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this
Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related
Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

        (f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the
Purchaser;

        (h) The Purchaser will treat the purchase of the Mortgage Loans from the
Company as a purchase for reporting, tax and accounting purposes; and

        (i) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

        The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Company as provided herein constitute the sole remedies of the
Company respecting a breach of the foregoing representations and warranties.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01 COMPANY TO ACT AS SERVICER.

        The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the related
Term Sheet and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and the related Term Sheet and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement and the related Term Sheet, the Company shall service the
Mortgage Loans in strict compliance with the servicing provisions of the Fannie
Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of
Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this
Agreement and the related Term Sheet shall control and be binding upon the
Purchaser and the Company.

        Consistent with the terms of this Agreement and the related Term Sheet, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any
Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the
Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage
Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which term exceeds 12 months in duration. Any such agreement shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer, if required. Any other loss mitigation or workout alternatives, such as short sales or deeds in lieu of foreclosure, shall be subject to the approval of the Purchaser and the
Primary Mortgage Insurance Policy insurer if applicable.

        Notwithstanding anything in this Agreement to the contrary, if any
Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or Treasury regulations promulgated thereunder) and
(ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

        Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through Transfer, which is not contemplated under the terms of this
Agreement, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code)(either such event, an "Adverse REMIC Event"), and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC
Event could occur.

        The Company shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

        In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company. Unless a different time period is stated in this
Agreement or the related Term Sheet, Purchaser shall be deemed to have given consent in connection with a particular matter if Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date
Purchaser receives a second written request for consent for such matter from
Company as servicer.

        The Mortgage Loans may be subserviced by a Subservicer on behalf of the
Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related
Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a
FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each
Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the
Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the
Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. Company shall notify Purchaser promptly in writing upon the appointment of any
Subservicer.

        At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the
Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the
Subservicer from the Company's own funds without reimbursement from the
Purchaser.

        Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the
Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

        Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a
Mortgage Loan when the Subservicer has received such payment.

        The Company will transmit full-file credit reporting data for each
Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each
Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

        Section 4.02 COLLECTION OF MORTGAGE LOAN PAYMENTS.

        Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

        Section 4.03 REALIZATION UPON DEFAULTED MORTGAGE

        The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and
the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. . Loan shall be demanded within 90 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. In the event any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company will proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Purchaser in a manner consistent with Accepted Servicing Practices, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged
Property, as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a
Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

        Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any
Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing
Fees in each case relating to the Mortgage Loan underlying such delinquent
Mortgage Loan notwithstanding anything to the contrary set forth in Section
4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        In the event that a Mortgage Loan becomes part of a REMIC, and becomes
REO Property, such property shall be disposed of by the Company, with the consent of Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such
REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of
Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property"
which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

        Section 4.04 ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL
                     ACCOUNTS.

        The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.
The Custodial Account shall be an Eligible Account. Funds deposited in the
Custodial Account, which shall be deposited within 24 hours of receipt, shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

        The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i) all payments on account of principal, including Principal
Prepayments, on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

        (iii) all Liquidation Proceeds;

        (iv) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13 and in connection therewith, the
Company shall provide the Purchaser with written detail itemizing all of such amounts;

        (v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the
Escrow Account and applied to the restoration or repair of the Mortgaged
Property or released to the Mortgagor in accordance with Accepted Servicing
Practices, the Mortgage Loan Documents or applicable law;

        (vi) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing
Practices, the loan documents or applicable law;

        (vii) any Monthly Advances;

        (viii) with respect to each full or partial Principal Prepayment, any
Prepayment Interest Shortfalls, to the extent of the Company's aggregate
Servicing Fee received with respect to the related Prepayment Period;

        (ix) any amounts required to be deposited by the Company pursuant to
Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

        (x) any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

               The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv). The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

        Section 4.05 PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the
Purchaser, except that, where the Company is required to repurchase a Mortgage
Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees(or REO administration fees described in Section 4.13), the
Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation
Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this
Agreement; any recovery shall be made upon liquidation of the REO Property;

        (iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing
Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

        (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

        (vi) to transfer funds to another Eligible Account in accordance with
Section 4.09 hereof;

        (vii) to remove funds inadvertently placed in the Custodial Account by the Company; and

        (vi) to clear and terminate the Custodial Account upon the termination of this Agreement.

        Section 4.06 ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW
                     ACCOUNTS.

        The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible
Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the
FDIC, or must be invested in Permitted Investments. Funds deposited in the
Escrow Account may be drawn on by the Company in accordance with Section 4.07.
The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

        (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

               The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The
Company shall be entitled to retain any interest paid on funds deposited in the
Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the
Escrow Account.

        Section 4.07 PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

        Withdrawals from the Escrow Account may be made by Company only:

        (i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

        (ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related
Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

        (iii) to refund to the Mortgagor any funds as may be determined to be overages;

        (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v) for application to restoration or repair of the Mortgaged Property;

        (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the
Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

        Section 4.08 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES; MAINTENANCE
                     OF PRIMARY MORTGAGE INSURANCE POLICIES; COLLECTIONS
                     THEREUNDER.

        With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The
Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

        The Company will maintain in full force and effect Primary Mortgage
Insurance Policies issued by a Qualified Insurer with respect to each Mortgage
Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary
Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage
Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance
Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary
Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the
Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any
Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage
Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

        Section 4.09 TRANSFER OF ACCOUNTS.

        The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

        Section 4.10 MAINTENANCE OF HAZARD INSURANCE.

        The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster
Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the
Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii)
the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended. If at any time during the term of the
Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of
1973, as amended, the Company shall notify the related Mortgagor that the
Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the
Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
4.05. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie
Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

        Section 4.11 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

        In the event that the Company shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae or FHLMC insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section
4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.
Upon request of the Purchaser, the Company shall cause to be delivered to the
Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

        Section 4.12 FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

        The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the
Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity
Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser
(or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by Purchaser, Company shall provide
Purchaser with an insurance certificate certifying coverage under this Section
4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

        Section 4.13 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

        In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the
Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the
Company from an attorney duly licensed to practice law in the state where the
REO Property is located. Any Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance with the Fannie Mae
Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. The Company shall, either itself or through an agent selected by the Company, and in accordance with the
Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each
REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the
Company to the Purchaser upon request.

        The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the
Purchaser as to the progress being made in selling such REO Property. No REO
Property shall be marketed for less than the Appraised Value, without the prior consent of Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Purchaser.
All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser.

        Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to
Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such
REO Property to the Purchaser or its designee. Within five Business Days of any such termination, the Company shall, if necessary convey such property to the
Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment Insurance Policy claims. In addition, within five Business Days, the Company shall provide the
Purchaser with the following information regarding the subject REO Property: the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

        Section 4.14 NOTIFICATION OF MATURITY DATE.

         With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                    ARTICLE V

                            PAYMENTS TO THE PURCHASER

        Section 5.01 DISTRIBUTIONS.

        On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the
Custodial Account as of the close of business on the preceding Determination
Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the
Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such
Principal Prepayment through the end of the month for which disbursement is made provided that the Company's obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus
(iv) any amounts attributable to Monthly Payments collected but due on a Due
Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage
Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

        With respect to any remittance received by the Purchaser after the
Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

        Section 5.02 STATEMENTS TO THE PURCHASER.

        The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual
Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on paper or a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both
Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

        (i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal
Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of servicing compensation received by the Company during the prior distribution period;

        (iv) the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

        (vi) The number and aggregate outstanding principal balances of Mortgage
Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more;
(b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit E hereto, with each such
Report.

        The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide
Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Section 5.03 MONTHLY ADVANCES BY THE COMPANY.

        Not later than the close of business on the Business Day preceding each
Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the
Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

        The Company's obligation to make such Monthly Advances as to any
Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance
Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be nonrecoverable. In such event, the Company shall deliver to the Purchaser an
Officer's Certificate of the Company to the effect that an officer of the
Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04 LIQUIDATION REPORTS.

        Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property in a form mutually acceptable to Company and Purchaser. The
Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

        Section 5.05 PREPAYMENT INTEREST SHORTFALLS.

        Not later than the close of business on the Business Day preceding each
Remittance Date in the month following the related Prepayment Period, the
Company shall deposit in the Custodial Account an amount equal to any Prepayment
Interest Shortfalls with respect to such Prepayment Period, which in the aggregate shall not exceed the Company's aggregate Servicing Fee received with respect to the related Due Period.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

        Section 6.01 ASSUMPTION AGREEMENTS.

        The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any
"due-on-sale" clause to the extent permitted by law; provided, however, that the
Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance
Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, with the approval of the
Purchaser, will enter into an assumption agreement with the person to whom the
Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such
Person is substituted as mortgagor and becomes liable under the related Mortgage
Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

        In connection with any such assumption or substitution of liability, the
Company shall follow the underwriting practices and procedures of the Company.
With respect to an assumption or substitution of liability, the Mortgage
Interest Rate borne by the related Mortgage Note, the amount of the Monthly
Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage
File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the
Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

        Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The
Purchaser shall no later than five Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the
Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

        In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2)
Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the
Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

        From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary
Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Company.
Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial
Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the
Company.

        Section 6.03 SERVICING COMPENSATION.

        As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's
Servicing Fee, subject to payment of compensating interest on Principal
Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii).
Additional servicing compensation in the form of assumption fees, as provided in
Section 6.01, and late payment charges or otherwise shall be retained by the
Company to the extent not required to be deposited in the Custodial Account. No
Servicing Fee shall be payable in connection with partial Monthly Payments. The
Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

        Section 6.04 ANNUAL STATEMENT AS TO COMPLIANCE.

        The Company will deliver to the Purchaser not later than February 28th of each year, beginning March 15, 2006, an executed Officers' Certificate acceptable to the Purchaser stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers'
supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Such Officers' Certificate shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request.

        If the Company cannot deliver the related Officers' Certificate by March
15th of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Officers' Certificate, but in no event later than March 22nd of such year.

        Failure of the Company to timely comply with this Section 6.05 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        Section 6.05 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING
                     REPORT.

        The Company, at its expense and not later than March 15th of each year, beginning March 15, 2006, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to
furnish a statement to the Purchaser acceptable to the Purchaser to the effect that such firm has examined certain documents and records relating to the
Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this
Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Such statement shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser.
In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

        Failure of the Company to timely comply with this Section 6.05 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        Section 6.06 PURCHASER'S RIGHT TO EXAMINE COMPANY RECORDS.

        The Purchaser shall have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the
Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this
Agreement.

        The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                   ARTICLE VII

                       REPORTS TO BE PREPARED BY SERVICER

        Section 7.01 COMPANY SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED.

        The Company shall furnish to the Purchaser during the term of this
Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the
Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this
Agreement.

        In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of
Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

        The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage
Loans as provided in this Agreement.

                                  ARTICLE VIII

                                  THE SERVICER

        Section 8.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this
Agreement. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement or in any way related to the alleged breach of any representation or warranty in
Sections 3.01 or 3.02 of this Agreement related to compliance with all applicable laws. The Company shall immediately notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the
Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The
Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Company to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence, bad faith or willful misconduct of Company. The provisions of this Section 8.01 shall survive termination of this Agreement.

        Section 8.02 MERGER OR CONSOLIDATION OF THE COMPANY.

        The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company whether or not related to loan servicing, shall be the successor of the
Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii)
the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a
HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

        Section 8.03 LIMITATION ON LIABILITY OF THE COMPANY AND OTHERS.

        Neither the Company nor any of the officers, employees or agents of the
Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this
Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the
Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the
Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the
Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

        Section 8.04 COMPANY NOT TO ASSIGN OR RESIGN.

        The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the
Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the
Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05 NO TRANSFER OF SERVICING.

        With respect to the retention of the Company to service the Mortgage
Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this
Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion, but if the purchaser of the Company's assetshas the qualifications set forth in
Section 8.02, then the Purchaser will not unreasonably withhold consent.

        Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                   ARTICLE IX

                                     DEFAULT

        Section 9.01 EVENTS OF DEFAULT.

        In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

        (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

        (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the
Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the
Purchaser; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi) Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days; or

        (vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

        (ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

        Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company
(except in the case of an Event of Default under clauses (iii), (iv) or (v)
above, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this
Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii),
(iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO
Property.

        Section 9.02 WAIVER OF DEFAULTS.

        The Purchaser may waive only by written notice any default by the
Company in the performance of its obligations hereunder and its consequences.
Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                    ARTICLE X

                                   TERMINATION

        Section 10.01 TERMINATION.

        The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or
(ii) by mutual consent of the Company and the Purchaser in writing; or (iii)
termination with cause under the terms of this Agreement. Termination of the
Agreement pursuant to Section 10.01 (iii) shall void Purchaser's obligation to purchase Mortgage Loans for which Purchaser has issued a Confirmation, commitment confirmation or a substantially similar commitment to purchase
Mortgage Loans.

        Section 10.02 TERMINATION WITHOUT CAUSE.

        The Purchaser may, at its sole option, terminate any rights the Company may have hereunder, without cause, upon no less than 90 days written notice. Any such notice of termination shall be in writing and delivered to the Company as provided in Section 11.05 of this Agreement. In the event that the Company is terminated pursuant to this Section 10.02 without cause, the Purchaser shall solicit, by public announcement, bids from three organizations reasonably acceptable to the Purchaser for the purchase of the servicing functions.
Following receipt of such bids, the Purchaser shall either (a) negotiate and effect the transfer, sale and assignment of the Agreement to the party submitting the highest satisfactory bid, which purchase price shall be paid to the Company upon transfer of the servicing rights and obligations under this
Agreement to the Company's successor, or (b) pay to the Company a termination fee equal to the amount of the party submitting the highest satisfactory bid.
Notwithstanding anything herein to the contrary, the Purchaser shall deduct all costs and expenses of any public announcement and any other expenses relating to the sale, transfer and assignment of this Agreement from the sum payable to
Company pursuant to the previous sentence.

        Section 10.03 SURVIVAL.

        Termination of this Agreement under Section 10.01 or Section 10.02 shall not affect any of the Company's obligations regarding repurchase, indemnification or otherwise, all of which shall survive such termination and remain in full force and effect.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01 SUCCESSOR TO THE COMPANY.

        Prior to termination of Company's responsibilities and duties under this
Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the
Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of
Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as the Purchaser and such successor shall agree. In the event that the
Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the
Purchaser thereunder and under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the
Company, with like effect as if originally named as a party to this Agreement.
Any termination or resignation of the Company or this Agreement pursuant to
Section 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly deliver to the successor the funds in the
Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for unrecovered
Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

        Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 AMENDMENT.

        This Agreement may be amended from time to time by the Company and the
Purchaser by written agreement signed by the Company and the Purchaser.

        Section 11.03 RECORDATION OF AGREEMENT.

        To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense on direction of the Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

        Section 11.04 GOVERNING LAW.

        This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05 NOTICES.

        Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:

               Michael T. Stilb / Senior Vice President
               2929 Walden Avenue
               Depew, New York 14043

        (ii)   if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ralene Ruyle
               Telecopier No.:  (972) 444-2810

               With a copy to:

               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention:  Mary Haggerty
               Telecopier No.: (212) 272-5591

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        Section 11.06 SEVERABILITY OF PROVISIONS.

        Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

        Section 11.07 EXHIBITS.

        The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 GENERAL INTERPRETIVE PRINCIPLES.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (iii) references herein to "Articles", "Sections", Subsections",
"Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (v) the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

        (vi) the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

        Section 11.09 REPRODUCTION OF DOCUMENTS.

        This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii)
financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 CONFIDENTIALITY OF INFORMATION.

        Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the
Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

        The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information including, but not limited to the Gramm-Leach-Bliley Act, Title V, Subtitle A,
15 U.S.C. ss. 6801 et seq., (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer
Information to third parties except at the specific written direction of the
Purchaser, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as provided by the applicable laws and regulations, and (v) shall immediately notify the
Purchaser of any actual or suspected breach of the confidentiality of Consumer
Information that would have a material and adverse effect on the Purchaser.

        The Company agrees that the Company shall indemnify, defend and hold the
Purchaser harmless from and against any loss, claim or liability the Purchaser may suffer by reason of the Company's failure to perform the obligations set forth in this Section 11.10.

        Section 11.11 RECORDATION OF ASSIGNMENTS OF MORTGAGE.

        To the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        Section 11.12 ASSIGNMENT.

        The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption
Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

        Section 11.13 NO PARTNERSHIP.

        Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for
Purchaser.

        Section 11.14 SIGNATURE PAGES/COUNTERPARTS; SUCCESSORS AND ASSIGNS.

        This Agreement and/or any Term Sheet shall be executed by each party (i)
in one or more fully executed copies, each of which shall constitute a fully executed original Agreement, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Agreement or Term Sheet, as applicable, and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image
("Electronic Transmission"), each of which as received shall constitute for all purposes an executed original signature page of such party. The Purchaser may deliver a copy of this Agreement and/or any Term Sheet, fully executed as provided herein, to each other party hereto by mail and/or courier and/or
Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Agreement or Term Sheet, as applicable, superseding any prior form of the Agreement or Term Sheet, as applicable, that differs therefrom in any respect. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

        Section 11.15 ENTIRE AGREEMENT.

        The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related Term
Sheet sets forth the entire understanding between the parties hereto; provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the
Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

        Section 11.16. NO SOLICITATION.

        From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the
Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a
Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the
Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

        Section 11.17. CLOSING.

        The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

        The closing for the Mortgage Loans to be purchased on the related
Closing Date shall be subject to each of the following conditions:

        (a) at least one (1) Business Day prior to the related Closing Date, the
Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

        (b) all of the representations and warranties of the Company under this
Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

        (c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this
Agreement, the related Term Sheet, an opinion of counsel and an officer's certificate, all in such forms as are agreed upon and acceptable to the
Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

        (d) the Company shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

        (e) all other terms and conditions of this Agreement, the related Term
Sheet and the Confirmation shall have been materially complied with.

        Subject to the foregoing conditions, the Purchaser shall pay to the
Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.COOPERATION OF COMPANY WITH A RECONSTITUTION.

        The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates
(each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

        (b) one or more trusts or other entities to be formed as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan
Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").
It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.
Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

        With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all
Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution
Date"). In that connection, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:
(i) any and all information (including servicing portfolio information) and appropriate verification of information (including servicing portfolio information) which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant. In connection with each Pass-Through Transfer, the Company agrees to provide reasonable and customary indemnification to the Purchaser and its affilates for disclosure contained in any offering document relating to the
Company or its affilates, the Mortgage Loans and the underwriting standards of the Mortgage Loans. The Purchaser shall be responsible for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this
Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                                Purchaser

                                            By:________________________
                                            Name:
                                            Title:

                                          HSBC MORTGAGE CORPORATION (USA)
                                                Company

                                            By: _______________________
                                            Name:
                                            Title:

                                    EXHIBIT A
                            CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the
Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

        1. The original Mortgage Note endorsed "Pay to the order of
____________________________________________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]".
Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

        2. Except as provided below and for each Mortgage Loan that is not a
MERS Mortgage Loan, the original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the
Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at
origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

        3. The original or certified copy, certified by the Company, of the
Primary Mortgage Insurance Policy, if required.

        4. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment, from the Company to
_____________________________________, or in accordance with Purchaser's instructions, which assignment shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the
Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the
Assignments are blanket assignments of mortgage.

        5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

        6. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original
Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        9. reserved.

        10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

        11. Residential loan application.

        12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008)
or reasonable equivalent.

        13. Credit report on the mortgagor.

        14. Business credit report, if applicable.

        15. Residential appraisal report and attachments thereto.

        16. The original of any guarantee executed in connection with the
Mortgage Note.

        17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with
Company's underwriting guidelines.

        18. Verification of acceptable evidence of source and amount of down payment, in accordance with Company's underwriting guidelines.

        19. Photograph of the Mortgaged Property (may be part of appraisal).

        20. Survey of the Mortgaged Property, if any.

        21. Sales contract, if applicable.

        22. If available, termite report, structural engineer's report, water portability and septic certification.

        23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

        24. Name affidavit, if applicable.

        Notwithstanding anything to the contrary herein, Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

        (B) With respect to each Co-op Loan, as applicable and as required by the applicable laws of the state in which the related Cooperative apartment is located, copies of: (A) the proprietary lease, (B) the security agreement, (C)
the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by such Seller, (D)
the original stock certificate evidencing the ownership of the Cooperative apartment endorsed or accompanied by a stock power relating to such stock certificate executed in blank, (E) a recognition agreement in form approved by
Seller's underwriting guidelines, in substantially the same form as the standard
"AZTECH" form, (F) copies of the financing statement filed by the applicable
Company as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Company in a form sufficient for filing, and (G) such other documents as are necessary for the perfection of a lien against the related Co-op Loan ownership interests under applicable law.

                                    EXHIBIT B

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                              ______________, 2002

To:     [_______________________]
        (the "Depository")

        As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of May 1, 2001 Adjustable Rate Mortgage Loans (the "Agreement"), we
hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as
"[______________________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                [_________________________]

                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________

        The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund or the Savings Association Insurance
Fund or will be invested in Permitted Investments as defined in the Agreement.

                                            HSBC MORTGAGE CORPORATION (USA)
                                        By:____________________________

                                        Name:__________________________

                                        Title:_________________________

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT
                               _____________, 2002

To:     [_______________________]
        (the "Depository")

        As "Company" under the Purchase Warranties and Servicing Agreement, dated as of May 1, 2001 Adjustable Rate Mortgage Loans (the "Agreement"), we
hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as
"[__________________________], in trust for the [Purchaser], Owner of Adjustable
Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    HSBC MORTGAGE CORPORATION (USA)

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund or the Savings Association Insurance
Fund or will be invested in Permitted Investments as defined in the Agreement.

                                    [_______________________]

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    EXHIBIT D

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This is a Purchase, Assignment, Assumption and Recognition Agreement
(this "PAAR Agreement") made as of __________, 200__, among EMC Mortgage
Corporation (the "Assignor"), ___________________ (the "Assignee"), and HSBC
Mortgage Corporation (USA) (the "Company").

       In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the "Assigned Loans") listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by
Company for Assignor and its successors and assigns pursuant to the Purchase,
Warranties and Servicing Agreement, dated as of May 1, 2002, between Assignor and Company (the "Purchase Agreement") shall be subject to the terms of this
PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                       PURCHASE, ASSIGNMENT AND ASSUMPTION

        1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the
Purchase Agreement.

        2. Simultaneously with the execution hereof, (i) Assignee shall pay to
Assignor the "Funding Amount" as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and Assignor (the "Confirmation")
and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable
Company, in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor.
Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        3. Assignor warrants and represents to Assignee and Company as of the date hereof:

        (a) Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

        (b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

        (c) There are no offsets, counterclaims or other defenses available to
Company with respect to the Assigned Loans or the Purchase Agreement;

        (d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

        (e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

        (f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

        (g) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by
Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

        (h) Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the
Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended
(the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

               4. Assignee warrants and represents to, and covenants with,
Assignor and Company as of the date hereof:

        (a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

        (b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

        (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by
Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

        (d) Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned
Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.

        5. Company warrants and represents to, and covenant with, Assignor and
Assignee as of the date hereof:

        (a) Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

        (b) Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

        (c) Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

        (d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by
Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

        (e) No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be
untrue in any material respect.

                             RECOGNITION OF ASSIGNEE

        6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and
Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor
Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned
Loans without the prior written consent of Assignee.

                                  MISCELLANEOUS

        7. All demands, notices and communications related to the Assigned
Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

       (a)     In the case of Company:
               HSBC MORTGAGE CORPORATION (USA)
               Lori Miller / Senior Vice President
               2929 Walden Avenue
               Depew, New York 14043

               With a copy to:

        (b)    In the case of Assignor:
               [Name and address]

       (c)     In the case of Assignee:
               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention: Ralene Ruyle
               Telecopier No.: (972) 444-2810

               with a copy  to:
               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention: ___________
               Telecopier No.:  (212) 272-____

        8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

        9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or
Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

        12. This PAAR Agreement shall survive the conveyance of the Assigned
Loans, the assignment of the Purchase Agreement to the extent of the Assigned
Loans by Assignor to Assignee and the termination of the Purchase Agreement.

        13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

        14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

                       [MODIFICATION OF PURCHASE AGREEMENT

        15. The Company and Assignor hereby amend the Purchase Agreement as follows:

        (a) The following definitions are added to Section 1.01 of the Purchase
Agreement:

        SECURITIES ADMINISTRATOR:   ________________________

        SUPPLEMENTAL PMI INSURER:   ________________________

        SUPPLEMENTAL PMI POLICY: The primary guarantee insurance policy of the
        Supplemental PMI Insurer attached hereto as Exhibit J, or any successor
        Supplemental PMI Policy given to the Servicer by the Assignee.

        TRUSTEE:      ________________________

        (b) The following definition is amended and restated:

        INSURANCE PROCEEDS: Proceeds of any Primary Mortgage Insurance Policy,
        the Supplemental PMI Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

        (c) The following are added as the fourth, fifth and sixth paragraphs of
        Section 4.08:

        "In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the
Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Company under any Supplemental PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

        In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the
Mortgage Loans.

        The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the
Supplemental PMI Policy. In addition, the Company agrees to forward to the
Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy."

        (d) Clause (vi) of Section 6.1 is amended to read as follows:

        "Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer;
or"]

       IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                   Assignor

                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                                   ------------------------------------
                                   Assignee

                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                                   HSBC MORTGAGE CORPORATION (USA)
                                   Company

                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                                  ATTACHMENT 1

                             ASSIGNED LOAN SCHEDULE

                                  ATTACHMENT 2

                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                    EXHIBIT E

                              FORM OF TRIAL BALANCE

                                    EXHIBIT G

                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement")
between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased pursuant to the terms of the
Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____   Other (explain)

---------------------------------------------------
---------------------------------------------------

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

        Based on this certification and the indemnities provided for in the
Agreement, please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:
      ---------------

By:
   ------------------------------------
     Signature
   ------------------------------------
        Title

Send documents to:    __________________________________________________________
___________________________________________________
___________________________________________________

Acknowledgement:

        Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:
   --------------------------------
     Signature

   --------------------------------
     Title

                                    EXHIBIT H

                        COMPANY'S UNDERWRITING GUIDELINES

                                    EXHIBIT I

                                   TERM SHEET

        This TERM SHEET (the "Term Sheet") dated _____________, between HSBC
Mortgage Corporation (USA), a Delaware corporation, located at 2929 Walden
Avenue, Depew, New York 14043 (the "Company") and EMC Mortgage Corporation, a
Delaware corporation, located at Mac Arthur Ridge II, 909 Hidden Ridge Drive,
Suite 200, Irving, Texas 75038 (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement (the
"Agreement") dated as of May 1, 2002, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

        The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as
SCHEDULE I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby.
Hereinafter, the Company shall service the Mortgage Loans for the benefit of the
Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.      DEFINITIONS

        For purposes of the Mortgage Loans to be sold pursuant to this Term
Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(AS OF THE CUT-OFF DATE):

CLOSING DATE:

CUSTODIAN:

CUT-OFF DATE:

Initial Weighted Average
MORTGAGE LOAN REMITTANCE RATE:

PURCHASE PRICE PERCENTAGE:

SERVICING FEE RATE:

        Except as modified herein, Section 8.01 of the Agreement shall remain in full force and effect as of the date hereof.

               IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                             HSBC MORTGAGE CORPORATION (USA)

                             By:
                                ---------------------------------
                             Name:
                                  -------------------------------
                             Title:
                                   ------------------------------

                             EMC MORTGAGE CORPORATION

                             By:
                                ---------------------------------
                             Name:
                                  -------------------------------
                             Title:
                                   ------------------------------

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                       COMPANY'S OBLIGATIONS IN CONNECTION
                              WITH A RECONSTITUTION

o       The Company shall (i) possess the ability to service into a securitization; (ii) service on a "Scheduled/Scheduled" reporting basis
        (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv)
        remit and report to a master servicer in format acceptable to such master servicer by the 18th calendar day of each month, unless otherwise provided in the securitization documents.

o       The Company shall provide an acceptable annual certification (officer's certificate) to the master servicer (as required by the Sarbanes-Oxley
        Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 15 of each year).

o       The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the
        Company.

o       The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer or the Purchaser.

o       The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial
        Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o       The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

                                                                       EXECUTION

                                AMENDMENT REG AB
               TO THE SELLER'S WARRANTIES AND SERVICING AGREEMENT

               This is Amendment Reg AB (the "AMENDMENT REG AB"), dated as of
November 7, 2005, by and between EMC Mortgage Corporation (the"PURCHASER"), and
HSBC Mortgage Corporation (USA) (the "COMPANY") to that certain Amended and
Restated Purchase, Warranties and Servicing Agreement, dated as of September 1,
2005 by and between the Company and the Purchaser, (as amended, modified or supplemented, the "EXISTING AGREEMENT").

                                   WITNESSETH

               WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing
Agreement.

               Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

               COMMISSION: The United States Securities and Exchange Commission.

               COMPANY INFORMATION: As defined in Section 2(g)(i)(A)(1).

               DEPOSITOR: With respect to any Securitization Transaction, the
               Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

               EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

               MASTER SERVICER: With respect to any Securitization Transaction, the "master servicer," if an, identified in the related
               transaction documents.

               QUALIFIED CORRESPONDENT: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that
               contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated
               Guidelines") or guidelines that do not vary materially from such
               Designated Guidelines: (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination (except that 1%
               of the Mortgage Loans in any securitization may be within 240 days); (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in the origination of mortgage loans of the same type as the
               Mortgage Loans for the Company's own account or (y) the
               Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such
               Mortgage Loans were acquired by the Company pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans
               purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria
               designated by the Company.

               RECONSTITUTION: Any Securitization Transaction or Whole Loan
               Transfer.

               RECONSTITUTION AGREEMENT: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans.

               REGULATION AB: Subpart 229.1100 - Asset Backed Securities
               (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release
               No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
               staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               SECURITIES ACT: The federal Securities Act of 1933, as amended.

               SECURITIZATION TRANSACTION: Any transaction involving either (1)
               a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity (as defined in
               Regulation AB) in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

               SERVICER:  As defined in Section 2(f)(iii).

               SERVICING CRITERIA: The "servicing criteria" set forth in Item
               1122(d) of Regulation AB, as such may be amended from time to time.

               STATIC POOL INFORMATION: Information set forth in Item 1105(a)
               and 1105(c) of Regulation AB.

               SUBCONTRACTOR: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans pursuant to a Reconstitution
               Agreement but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans
               (serviced by the Company under a Reconstitution Agreement) under the direction or authority of the Company or a Subservicer.

               SUBSERVICER: Any Person that services Mortgage Loans on behalf of the Company (as servicer under a Reconstitution Agreement) or any
               Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a
               substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any
               Reconstitution Agreement that are identified in Item 1122(d) of
               Regulation AB.

               THIRD PARTY ORIGINATOR: Each Person, other than a Qualified
               Correspondent, that originated Mortgage Loans acquired by the
               Company.

               WHOLE LOAN TRANSFER: Any sale or transfer of some or all of the
               Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions as an addendum:

        (a)    (i) The Company hereby represents to the Purchaser, to any Master
               Servicer and to any Depositor, as of the date on which
               information is first provided to the Purchaser, any Master
               Servicer or any Depositor under Section 2(f) that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the
               Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the
               applicable servicing criteria with respect to other
               securitizations of residential mortgage loans involving the
               Company as servicer has been disclosed or reported by the
               Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for
               mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;
               (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any
               Subservicer or any Third-Party Originator of a type identified in
               Item 1117 of Regulation AB; and (vii) there are no affiliations, relationships or transactions relating to the Company, any
               Subservicer or any Third-Party Originator with respect to any
               Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of
               Regulation AB.

               (ii) If so requested by the Purchaser, any Master Servicer or any
               Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any
               Depositor under Section 2(f), the Company shall within five
               Business Days, following such request, to confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in
               writing, to the requesting party.

        (b)    The Company shall use its reasonable best efforts on or before
               March 1, but in no event later than March 15, of each calendar year, commencing in 2007, to deliver to the Purchaser, any Master
               Servicer and any Depositor a statement of compliance addressed to the Purchaser, and Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities during the immediately
               preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable
               Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such
               officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

        (c)    (i) The Company shall use its reasonable best efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007 to:

                              (A) Deliver to the Purchaser, any Master Servicer
                      and any Depositor a report (in form and substance
                      reasonably satisfactory to the Purchaser, such Master
                      Servicer and such Depositor) regarding the Company's
                      assessment of compliance with the Servicing Criteria
                      during the immediately preceding calendar year, as
                      required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be
                      addressed to the Purchaser and such Depositor and signed
                      by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a
                      certification substantially in the form of Exhibit B
                      hereto delivered to the Purchaser at the time of any
                      Securitization Transaction;

                              (B) deliver to the Purchaser, any Master Servicer
                      and any Depositor a report of a registered public
                      accounting firm reasonably acceptable to the Purchaser,
                      such Master Servicer and such Depositor that attests to,
                      and reports on, the assessment of compliance made by the
                      Company and delivered pursuant to the preceding paragraph.
                      Such attestation shall be in accordance with Rules
                      1-02(a)(3) and 2-02(g) of Regulation S-X under the
                      Securities Act and the Exchange Act;

                              (C) cause each Subservicer and each Subcontractor
                      determined by the Company pursuant to Section 2(e)(ii) to
                      be "participating in the servicing function" within the
                      meaning of Item 1122 of Regulation AB (each, a
                      "Participating Entity"), to deliver to the Purchaser, and
                      Master Servicer and any Depositor an assessment of
                      compliance and accountants' attestation as and when
                      provided in paragraphs (i) and (ii) of this Section 2(c);
                      and

                              (D) deliver and cause each Subservicer and
                      Subcontractor described in clause (c) to provide , to the
                      Purchaser, and Master Servicer, any Depositor and any
                      other Person that will be responsible for signing the
                      certification (a "Sarbanes Certification") required by
                      Rules 13a-14(d) and 15d-14(d) under the Exchange Act
                      (pursuant to Section 302 of the Sarbanes-Oxley Act of
                      2002) on behalf of an asset-backed issuer with respect to
                      a Securitization Transaction a certification signed by the appropriate officer of the company in the form attached
                      hereto as Exhibit A.

                      The Company acknowledges that the parties identified in
               clause (i)(D) above may rely on the certification provided by the
               Company pursuant to such clause in signing a Sarbanes
               Certification and filing such with the Commission.

                      (ii) Each assessment of compliance provided by a
               Subservicer pursuant to Section 2(c)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance
               provided by a Subcontractor pursuant to Section 2(c)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(e).

        (d)    [RESERVED]

        (e)    The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of clause (i) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any
               Subservicer to hire or otherwise utilize the services of any
               Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of 2(e)(ii) of this Section.

                    (i) It shall not be necessary for the Company to seek the
               consent of the Purchaser, any Master Servicer or any Depositor to
               the utilization of any Subservicer. The Company shall cause any
               Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(a), 2(b), 2(c),
               2(f)(iii), 2(f)(v) and 2(g) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under
               Section 2(f)(iv) of this Agreement. The Company shall be
               responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(b), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(c) and any
               certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section
               2(c) as and when required to be delivered.

                    (ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as any Master Servicer or an administrator) a written description (in form and substance satisfactory to the
               Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any
               Subservicer, specifying (A) the identity of each such
               Subcontractor, (B) which (if any) of such Subcontractors are
               Participating Entities, and (C) which elements of the Servicing
               Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

               As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any
               Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2(c) and 2(g) of this
               Agreement to the same extent as if such Subcontractor were the
               Company. The Company shall be responsible for obtaining from each
               Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 2(c), in each case as and when required to be delivered.

        (f)    In connection with any Securitization Transaction the Company shall (1) within five Business Days following request by the
               Purchaser or any Depositor, to provide to the Purchaser and such
               Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such
               Depositor, the information and materials specified in paragraphs
               (i), (ii), (iii), (vi) and (vii) of this Section 2(f), and (2) as promptly as practicable following notice to or discovery by the
               Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the
               Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.

                    (i) If so requested by the Purchaser or any Depositor in
               connection with a Securitization Transaction, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (y) each Third-Party
               Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1),
               1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                             (A) the originator's form of organization;

                             (B) a description of the originator's origination
                      program and how long the originator has been engaged in
                      originating residential mortgage loans, which description
                      shall include a discussion of the originator's experience
                      in originating mortgage loans of a similar type as the
                      Mortgage Loans; information regarding the size and
                      composition of the originator's origination portfolio; and
                      information that may be material, in the good faith
                      judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the
                      originators' credit-granting or underwriting criteria for
                      mortgage loans of similar type(s) as the Mortgage Loans
                      and such other information as the Purchaser or any
                      Depositor may reasonably request for the purpose of
                      compliance with Item 1110(b)(2) of Regulation AB;

                             (C) a description of any material legal or
                      governmental proceedings pending (or known to be
                      contemplated) of a type described in Item 1117 of
                      Regulation AB against the Company, each Third-Party
                      Originator and each Subservicer; and

                             (D) a description of any affiliation or
                      relationship of a type described in Item 1119 of
                      Regulation AB between the Company, each Third-Party
                      Originator, each Subservicer and any of the following
                      parties to a Securitization Transaction, as such parties
                      are identified to the Company by the Purchaser or any
                      Depositor in writing in advance of such Securitization
                      Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8) any enhancement or support provider; and
                                    (9) any other material transaction party.

                    (ii) If so requested by the Purchaser or any Depositor, the
               Company shall provide (or, as applicable, cause each Third-Party
               Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below)
               originated by (a) the Company, if the Company is an originator of
               Mortgage Loans (including as an acquirer of Mortgage Loans from a
               Qualified Correspondent), and/or (b) each Third-Party Originator.
               Such Static Pool Information shall be prepared by the Company (or
               Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3)
               of Regulation AB. To the extent that there is reasonably
               available to the Company (or Third-Party Originator) Static Pool
               Information with respect to more than one mortgage loan type, the
               Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static
               Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior
               securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the
               prospectus or other offering document in which the Static Pool
               Information is to be included or incorporated by reference. The
               Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the
               Depositor, as applicable.

               Promptly following notice or discovery of a material error in
               Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

               If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party
               Originator to provide), at the expense of the requesting party
               (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as
               applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after
               January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any
               Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization
               Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the
               Purchaser or such Depositor.

                    (iii) If so requested by the Purchaser or any Depositor, the
               Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the
               Company and each Subservicer, for purposes of this paragraph, a
               "Servicer"), as is requested for the purpose of compliance with
               Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                             (A) the Servicer's form of organization;

                             (B) a description of how long the Servicer has been
                      servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any
                      type as well as a more detailed discussion of the
                      Servicer's experience in, and procedures for, the
                      servicing function it will perform under this Agreement
                      and any Reconstitution Agreements; information regarding
                      the size, composition and growth of the Servicer's
                      portfolio of residential mortgage loans of a type similar
                      to the Mortgage Loans and information on factors related
                      to the Servicer that may be material, in the good faith
                      judgment of the Purchaser or any Depositor, to any
                      analysis of the servicing of the Mortgage Loans or the
                      related asset-backed securities, as applicable, including, without limitation:

                                            (1) whether any prior
                                    securitizations of mortgage loans of a type
                                    similar to the Mortgage Loans involving the
                                    Servicer have defaulted or experienced an
                                    early amortization or other performance
                                    triggering event because of servicing during
                                    the three-year period immediately preceding
                                    the related Securitization Transaction;
                                            (2) the extent of outsourcing the
                                    Servicer utilizes;
                                            (3) whether there has been previous
                                    disclosure of material noncompliance with
                                    the applicable servicing criteria with
                                    respect to other securitizations of
                                    residential mortgage loans involving the
                                    Servicer as a servicer during the three-year
                                    period immediately preceding the related
                                    Securitization Transaction;
                                            (4) whether the Servicer has been
                                    terminated as servicer in a residential
                                    mortgage loan securitization, either due to
                                    a servicing default or to application of a
                                    servicing performance test or trigger; and
                                            (5) such other information as the
                                    Purchaser or any Depositor may reasonably
                                    request for the purpose of compliance with
                                    Item 1108(b)(2) of Regulation AB;

                             (C) a description of any material changes during
                      the three-year period immediately preceding the related
                      Securitization Transaction to the Servicer's policies or
                      procedures with respect to the servicing function it will
                      perform under this Agreement and any Reconstitution
                      Agreements for mortgage loans of a type similar to the
                      Mortgage Loans;

                             (D) information regarding the Servicer's financial
                      condition, to the extent that there is a material risk
                      that an adverse financial event or circumstance involving
                      the Servicer could have a material adverse effect on the
                      performance by the Company of its servicing obligations
                      under this Agreement or any Reconstitution Agreement;

                             (E) information regarding advances made by the
                      Servicer on the Mortgage Loans and the Servicer's overall
                      servicing portfolio of residential mortgage loans for the
                      three-year period immediately preceding the related
                      Securitization Transaction, which may be limited to a
                      statement by an authorized officer of the Servicer to the
                      effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it
                      during such period, or, if such statement would not be
                      accurate, information regarding the percentage and type of advances not made as required, and the reasons for such
                      failure to advance;

                             (F) a description of the Servicer's processes and
                      procedures designed to address any special or unique
                      factors involved in servicing loans of a similar type as
                      the Mortgage Loans;

                             (G) a description of the Servicer's processes for
                      handling delinquencies, losses, bankruptcies and
                      recoveries, such as through liquidation of mortgaged
                      properties, sale of defaulted mortgage loans or workouts;

(H)                    information as to how the Servicer defines or determines
                       delinquencies and charge-offs, including the effect of
                       any grace period, re-aging, restructuring, partial
                       payments considered current or other practices with
                       respect to delinquency and loss experience; and

                             (I) a description of any material legal or
                       governmental proceedings pending (or known to be
                       contemplated) against the Servicer;

                             (J) a description of any affiliation or
                       relationship between the Servicer and any of the
                       following parties to a Securitization Transaction, as
                       such parties are identified to the Servicer by the
                       Purchaser or any Depositor in writing in advance of such
                       Securitization Transaction:

                                    (1) the sponsor;
                                    (2) the depositor;
                                    (3) the issuing entity;
                                    (4) any servicer;
                                    (5) any trustee;
                                    (6) any originator;
                                    (7) any significant obligor;
                                    (8) any enhancement or support provider; and
                                    (9) any other material transaction party.

                    (iv) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the
               Purchaser, and Master Servicer and any Depositor in writing of
               (A) any material litigation or governmental proceedings of a type described in Item 1117 of Regulation AB involving the Company, any Subservicer or any Third-Party Originator (B)) any
               affiliations or relationships that develop following the closing date of a Securitization between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (i) of this Section 2(f) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of
               Default under the terms of this Agreement or any Reconstitution
               Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into any agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this
               Agreement or any Reconstitution Agreement and (ii) provide to the
               Purchaser and any Depositor a description of such proceedings, affiliations or relationships. All notification pursuant to clause (A) should be sent to:

               EMC Mortgage Corporation

               2780 Lake Vista Drive

               Lewisville, TX 75067-3884

               Attention:  Conduit Seller Approval Dept.

               Facsimile:  (214) 626-3751

               Email:  SELLERAPPROVAL@BEAR.COM

               With a copy to:

               Bear, Stearns & Co. Inc.

               383 Madison Avenue, 3rd floor

               New York, NY 10179

               Attention:  Global Credit Administration

               Facsimile:  (212) 272-6564

               Notifications pursuant to clause (B) should be sent to:

               EMC Mortgage Corporation

               Two Mac Arthur Ridge

               909 Hidden Ridge Drive, Suite 200

               Irving, TX 75038

               Attention:  Associate General Counsel for Loan Administration

               Facsimile:  (972) 831-2555

               With copies to:

               Bear, Stearns & Co. Inc.

               383 Madison Avenue, 3rd floor

               New York, NY 10179

               Attention:  Global Credit Authorization

               Facsimile:  (212) 272-6564

               EMC Mortgage Corporation

               2780 Lake Vista Drive

               Lewisville, TX 75067-3884

               Attention:  Conduit Seller Approval Dept.

               Facsimile:  (214) 626-3751

               Email:  sellerapproval@bear.com

                    (v) As a condition to the succession to the Company or any
               Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the
               Company or such Subservicer may be merged or consolidated, or
               (ii) which may be appointed as a successor to the Company or any
               Subservicer, the Company shall provide to the Purchaser, any
               Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment,
               (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such
               Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of
               asset-backed securities.

                    (vi) In addition to such information as the Company, as
               servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage
               Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, but only to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if
               applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and material related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                              i. any material modifications, extensions or
                    waivers of Mortgage Loans serviced by the Company or its
                    Subservicer terms, fees, penalties or payments during the
                    distribution period or that have cumulatively become
                    material over time (Item 1121(a)(11) of Regulation AB);

                              ii. material breaches of Mortgage Loans serviced
                    by the Company or its Subservicers representations or
                    warranties or transaction covenants (Item 1121(a)(12) of
                    Regulation AB); and

                              iii. information regarding any Mortgage Loans
                    serviced by the Company or its Subservicers changes (such
                    as, additions, substitutions or repurchases), and any
                    material changes in origination, underwriting or other
                    criteria for acquisition or selection of pool assets as it relates to a substitution (Item 1121(a)(14) of Regulation
                    AB),

                      the Company shall provide to the Purchaser, any Master
               Servicer and any Depositor, evidence of the authorization of the person signing any certification and, no more than once a year, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance Policy, financial information and reports, and such other information related to the Company or any
               Subservicer or the Company or such Subservicer's performance hereunder, which items may be accepted in the forms acceptable to the Company's and Subservicer's regulators or the agencies. [ (i)
               The Company shall indemnify the Purchaser, each affiliate of the
               Purchaser, and each of the following parties participating in a
               Securitization Transaction: each sponsor and issuing entity; each
               Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction;
               each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the
               Securities Act and Section 20 of the Exchange Act); and the
               respective present and former directors, officers, employees
               ,agents ] of each of the foregoing and of the Depositor (each, an
               "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs,
               judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                      (A)(1) any untrue statement of a material fact contained
               or alleged to be contained in any information, report,
               certification, data, accountants' letter or other material provided in written or electronic form under this Amendment Reg
               AB by or on behalf of the Company, or provided under this
               Amendment Reg AB by or on behalf of any Subservicer,
               Subcontractor or Third-Party Originator (collectively, the
               "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, BY WAY OF
               CLARIFICATION, that clause (2) of this paragraph shall be
               construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company
               Information or any portion thereof is presented together with or separately from such other information;

                      (B) any breach by the Company of its obligations under
               this agreement, including particularly any failure by the
               Company, any Subservicer, any Subcontractor or any Third-Party
               Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor
               "participating in the servicing function" within the meaning of
               Item 1122 of Regulation AB; or

                    (C)  any breach by the Company of a representation or
                         warranty set forth in Section 2(a)(i) or in a writing
                         furnished pursuant to Section 2(a)(ii) and made as of a
                         date prior to the closing date of the related
                         Securitization Transaction, to the extent that such
                         breach is not cured by such closing date, or any breach
                         by the Company of a representation or warranty in a
                         writing furnished pursuant to Section 2(a)(ii) to the
                         extent made as of a date subsequent to such closing
                         date.
                    (D) The negligence bad faith or willful misconduct of the
               Company in connection with its performance under this Amendment.

                      If the indemnification provided for herein is unavailable
                      or insufficient as determined by a court of law to hold
                      harmless an Indemnified Party, then the Company agrees
                      that it shall contribute to the amount paid or payable by
                      such Indemnified Party as a result of any claims, losses,
                      damages or liabilities incurred by such Indemnified Party
                      in such proportion as is appropriate to reflect relative
                      fault of such Indemnified Party on the one hand and the
                      Company on the other. In the case of any failure of
                      performance described in clause (i)(B) of
               this Section 2(g), the Company shall promptly reimburse the
               Purchaser, any Depositor, as applicable, and each Person
               responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a
               certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants'
               letter or other material not delivered as required by the
               Company, any Subservicer, any Subcontractor or any Third-Party
               Originator.

                      This indemnification shall survive the termination of this
               Agreement or the termination of any party to this Agreement.

               (ii) (A) Any failure by the Company, any Subservicer, any
               Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, or any breach by the Company of a representation or warranty set forth in Section 2(a)(i) or in a writing furnished pursuant to Section
               2(a)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the
               Company of a representation or warranty in a writing furnished pursuant to Section 2(a)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any
               applicable Reconstitution Agreement, and shall entitle the
               Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as
               servicer under this Agreement and/or any applicable
               Reconstitution Agreement without payment (notwithstanding
               anything in this Agreement or any applicable Reconstitution
               Agreement to the contrary) of any compensation to the Company and if the Company is servicing any of the Mortgage Loans in a
               Securitization Transaction appoint a successor servicer
               reasonably acceptable to any Master Servicer for such
               Securitization Transaction; PROVIDED that to the extent that any provision of this Agreement and/or any applicable Reconstitution
               Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                      (B) Any failure by the Company, any Subservicer or any
               Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 2(b) or
               2(c), including (except as provided below) any failure by the
               Company to identify pursuant to Section 2(e)(ii) any
               Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any
               applicable Reconstitution Agreement, and shall entitle the
               Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any
               applicable Reconstitution Agreement without payment
               (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; PROVIDED that to the extent that any provision of this Agreement and/or any applicable
               Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the
               Company as servicer, such provision shall be given effect.

                      Neither the Purchaser nor any Depositor shall be entitled
               to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor "participating in the servicing
               function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such
               Subcontractor with respect to mortgage loans other than the
               Mortgage Loans.

               (C) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any
               Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable
               Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

               (iii) The Purchaser shall indemnify the Company, each affiliate of the Company and each Person who controls the Company or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines,
               forfeitures, legal fees and expenses and related costs,
               judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any claims arising out of or in connection with any information set forth in any offering document prepared in connection with any Securitization
               Transaction other than a statement or omission arising out of, resulting from, or based upon the Company Information.

               For purposes of the Amendment and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this
     Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

3. The Company  acknowledges  that a Subservicer or Subcontractor  that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or
        Subcontractor would be a Participating Entity with respect to the
        Mortgage Loans viewed in isolation. The Company shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each
        Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants' attestation to deliver such within the time required under Section 2(c).

4. Notwithstanding any other provision of this Amendment Reg AB, (i) the Company shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement and (ii) references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5. The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto.

6. References  in this  Amendment Reg AB to "this  Agreement" or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this
        Amendment Reg AB. Except as expressly amended and modified by this
        Amendment Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this
        Amendment Reg AB shall control.

7. THIS AMENDMENT REG AB SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
        WITH THE LAWS OF THE STATE OF NEW YORK, OR FEDERAL LAW AS APPLICABLE,
        WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION
        5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND
        REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
        SUCH LAWS.

8. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

9. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser.

10. This  Amendment  Reg AB will become  effective as of the date first mentioned above. This Amendment Reg AB shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. The Existing Agreement as amended by this
        Amendment Reg AB may be assigned, pledged or hypothecated by the
        Purchaser in whole or in part, and with respect to one or more of the
        Mortgage Loans, without the consent of the Company. There shall be no limitation on the number of assignments or transfers allowable by the
        Purchaser with respect to the Mortgage Loans and this Amendment Reg AB and the Existing Agreement.

11. INTENT OF THE PARTIES; REASONABLENESS.

        The Purchaser and the Company acknowledge and agree that the purpose of this Amendment Reg AB is to facilitate compliance by the Purchaser and any
Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities
Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with
Regulation AB include provision of comparable disclosure in private offerings.

        Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the
Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation
AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all
statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any
Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the
Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser, any Master Servicer or any Depositor to be necessary in order to effect such compliance.

        The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with
Regulation AB.

        For purposes of clarification, the provisions, covenants and or requirements of this Amendment are only applicable with respect to those
Mortgage Loans being securitized in a Securitization Transaction

                     [Signatures Commence on Following Page]

               IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
--------------------------------------------------------------------------------

                                   Purchaser

                                   By:  ________________________________
                                   Name:  _____________________________
                                   Title:  ___________________________

                                   HSBC Mortgage Corporation (USA)

                                   Company

                                   By:  ________________________________
                                   Name:  _____________________________
                                   Title:  ___________________________

                                    EXHIBIT A

                          FORM OF ANNUAL CERTIFICATION

I.      The [          ] agreement dated as of [    ], 200[ ] (the "Agreement"),
        among [IDENTIFY PARTIES]

        I, ________________________________, the _______________________ of
[NAME OF COMPANY (the "Company")], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

               (1) I have reviewed the servicer compliance statement of the
        Company provided in accordance with Item 1123 of Regulation AB (the
        "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of
        Regulation AB (the "Servicing Criteria"), provided in accordance with
        Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the
        "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the
        "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the
        [Depositor] [Master Servicer] [Securities Administrator] [Trustee]
        pursuant to the Agreement (collectively, the "Company Servicing
        Information");

               (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the
        Company Servicing Information;

               (3) Based on my knowledge, all of the Company Servicing
        Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities
        Administrator] [Trustee];

               (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance
        Statement and except as disclosed in the Compliance Statement, the
        Servicing Assessment or the Attestation Report, the Company has
        fulfilled its obligations under the Agreement in all material respects;
        and

               (5) The Compliance Statement required to be delivered by the
        Company pursuant to the Agreement, and the Servicing Assessment and
        Attestation Report required to be provided by the Company and by any
        Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the
        [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                            Date:  _________________________

                                            By:  _______________________________
                                            Name:
                                            Title:

                                    EXHIBIT B

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of
Subservicer] shall address, at a minimum, the criteria identified as below as
"Applicable Servicing Criteria":

-------------------------------------------------------------------------- ------------------
                                                                              APPLICABLE
                                                                               SERVICING
                           SERVICING CRITERIA                                  CRITERIA
-------------------------------------------------------------------------- ------------------
   REFERENCE                             CRITERIA
----------------- -------------------------------------------------------- ------------------
                             GENERAL SERVICING CONSIDERATIONS
-----------------                                                          ------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any
                  performance or other triggers and events of default in           X
                  accordance with the transaction agreements.
-----------------                                                          ------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to
                  third parties, policies and procedures are instituted            X
                  to monitor the third party's performance and
                  compliance with such servicing activities.
-----------------                                                          ------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
                  maintained.
-----------------                                                          ------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount           X
                  of coverage required by and otherwise in accordance
                  with the terms of the transaction agreements.
-----------------                                                          ------------------
                            CASH COLLECTION AND ADMINISTRATION
-----------------                                                          ------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days                 X
                  following receipt, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an
                  obligor or to an investor are made only by authorized            X
                  personnel.
-----------------                                                          ------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,
                  cash flows or distributions, and any interest or other           X
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.
-----------------                                                          ------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained                 X
                  (e.g., with respect to commingling of cash) as set
1122(d)(2)(iv)    forth in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository institution"            X
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities
                  Exchange Act.
-----------------                                                          ------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.
-----------------                                                          ------------------
1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)             X
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
                            INVESTOR REMITTANCES AND REPORTING
-----------------                                                          ------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms              X
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
                  Servicer.
-----------------                                                          ------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in
                  accordance with timeframes, distribution priority and            X
                  other terms set forth in the transaction agreements.
-----------------                                                          ------------------
                  Disbursements made to an investor are posted within two
                  business days to the Servicer's investor records, or such
                  other number of days specified in the X
1122(d)(3)(iii)   transaction agreements.
-----------------                                                          ------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment,           X
1122(d)(3)(iv)    or custodial bank statements.
-----------------                                                          ------------------
                                 POOL ASSET ADMINISTRATION                         X
-----------------                                                          ------------------
1122(d)(4)(i)      Collateral or security on mortgage loans is
                  maintained as required by the transaction agreements             X
                  or related mortgage loan documents.
-----------------                                                          ------------------
                  Mortgage loan and related documents are safeguarded as           X
1122(d)(4)(ii)    required by the transaction agreements
-----------------                                                          ------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset
                  pool are made, reviewed and approved in accordance               X
                  with any conditions or requirements in the transaction
                  agreements.
-----------------                                                          ------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after                  X
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans
                  agree with the Servicer's records with respect to an             X
                  obligor's unpaid principal balance.
-----------------                                                          ------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by                    X
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
-----------------                                                          ------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are               X
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by
                  the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction                   X
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).
-----------------                                                          ------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based            X
                  on the related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest            X
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loans, or such other number of
                  days specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,                  X
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the                 X
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
-----------------                                                          ------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records                X
                  maintained by the servicer, or such other number of
1122(d)(4)(xiii)  days specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the               X
                  transaction agreements.
-----------------                                                          ------------------
                  Any external enhancement or other support, identified in
                  Item 1114(a)(1) through (3) or Item 1115 of Regulation
                  AB, is maintained as set forth in the transaction
1122(d)(4)(xv)    agreements.
----------------- -------------------------------------------------------- ------------------

----------------- -------------------------------------------------------- ------------------

                                        [NAME OF COMPANY] [NAME OF
                                        SUBSERVICER]

                                        Date:  _________________________

                                        By:     ________________________________
                                        Name:
                                        Title:

EXHIBIT Q-3

AMENDMENT NUMBER ONE

to the

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                                  EXECUTION COPY
                                                                October 28, 2004

                            EMC MORTGAGE CORPORATION

                                    PURCHASER

                                       AND

                             WELLS FARGO BANK, N.A.

                                     COMPANY

--------------------------------------------------------------------------------

                           AMENDED AND RESTATED MASTER
                   SELLER'S WARRANTIES AND SERVICING AGREEMENT

                          DATED AS OF NOVEMBER 1, 2005

--------------------------------------------------------------------------------

                  FIXED RATE AND ADJUSTABLE RATE MORTGAGE LOANS

ii

ARTICLE I.......................................................................

DEFINITIONS.....................................................................

ARTICLE II......................................................................

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS;
CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS......................................

ARTICLE III.....................................................................

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH..............................

ARTICLE IV......................................................................

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..................................

ARTICLE V.......................................................................

PAYMENTS TO PURCHASER...........................................................

ARTICLE VI......................................................................

GENERAL SERVICING PROCEDURES....................................................

ARTICLE VII.....................................................................

COMPANY TO COOPERATE............................................................

ARTICLE VIII....................................................................

THE COMPANY.....................................................................

ARTICLE IX......................................................................

SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS..........

ARTICLE X.......................................................................

DEFAULT.........................................................................

ARTICLE XI......................................................................

TERMINATION.....................................................................

ARTICLE XII.....................................................................

MISCELLANEOUS PROVISIONS........................................................

                           EXHIBITS

        Exhibit A                  Form of Assignment and Conveyance
                                   Agreement
        Exhibit B                  Custodial Agreement
        Exhibit C                  Contents of Each Retained Mortgage File,
                                   Servicing File and Custodial Mortgage File
        Exhibit D                  Servicing Criteria
        Exhibit E                  Form of Sarbanes Certification
        Exhibit F                  Form of Sarbanes-Oxley Back-Up
                                   Certification
        Exhibit G                  Form of Assignment, Assumption and
                                   Recognition Agreement
        Exhibit H                  Electronic Data File

        This is an Amended and Restated Master Seller's Warranties and Servicing
Agreement for residential first mortgage loans, dated and effective as of
November 1, 2005, and is executed between EMC Mortgage Corporation, as purchaser
(the "Purchaser"), and Wells Fargo Bank, N.A., as seller and servicer (the
"Company").

                               W I T N E S S E T H

        WHEREAS, the Purchaser has agreed to purchase from the Company and the
Company has agreed to sell to the Purchaser from time to time (each a
"Transaction") certain residential Mortgage Loans which shall be delivered as whole loans (each a "Loan Package") on various dates (each a "Closing Date") as provided for in certain Assignment and Conveyance Agreements by and between the
Purchaser and the Company as executed from time to time; and

        WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan
Schedule; and

        WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the
Mortgage Loans.

        NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

        ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

        ADJUSTMENT DATE: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

        AGENCY/AGENCIES: Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

        AGENCY TRANSFER: Any sale or transfer of some or all of the Mortgage
Loans by the Purchaser to an Agency which sale or transfer is not a
Securitization Transaction or Whole Loan Transfer.

        AGREEMENT: This Amended and Restated Master Seller's Warranties and
Servicing Agreement and all amendments hereof and supplements hereto.

        ALTA:  The American Land Title Association or any successor thereto.

        APPRAISED VALUE: With respect to any Mortgage Loan, the lesser of (i)
the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or
(ii) the purchase price paid for the Mortgaged Property, provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

        ASSIGNMENT AND CONVEYANCE AGREEMENT: With respect to each Transaction, the agreement between the Purchaser and the Company conveying to the Purchaser all the right, title and interest of the Company in and to the related Mortgage
Loans listed on the related Mortgage Loan Schedule, a form of which is attached hereto as Exhibit A.

        ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN
Number which will appear either on the Mortgage or the Assignment of Mortgage to
MERS.

        ASSIGNMENT OF MORTGAGE NOTE AND PLEDGE AGREEMENT: With respect to a
Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

        ASSIGNMENT OF PROPRIETARY LEASE: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

        BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located or are authorized or obligated by law or executive order to be closed.

        BUYDOWN AGREEMENT: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

        BUYDOWN FUNDS: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage
Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan.

        BUYDOWN MORTGAGE LOAN: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full Monthly
Payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the
Mortgage Note is provided from Buydown Funds.

        BUYDOWN PERIOD: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

        CLOSING DATE: The date or dates, set forth in the related Commitment
Letter, on which from time to time the Purchaser shall purchase and the Company shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule for each Transaction.

        CODE: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the
Treasury regulations issued pursuant thereto.

        COMMISSION:  The United States Securities and Exchange Commission.

        COMMITMENT LETTER: The commitment letter executed in relation to each
Transaction that sets forth, among other things, the Purchase Price for the related Mortgage Loans.

        COMPANY: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

        Company INFORMATION:  As defined in Section 9.01(f)(i)(A).

        CONDEMNATION PROCEEDS: All awards or settlements in respect of a
Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        COOPERATIVE: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

        COOPERATIVE APARTMENT: The specific dwelling unit relating to a
Cooperative Loan.

        COOPERATIVE LIEN SEARCH: A search for (a) federal tax liens, mechanics'
liens, LIS PENDENS, judgments of record or otherwise against (i) the
Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

        COOPERATIVE LOAN: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related
Cooperative Apartment.

        COOPERATIVE SHARES: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

        COVERED LOAN: A Mortgage Loan categorized as "Covered" pursuant to the
Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix
E, as revised from time to time and in effect on each related Closing Date.

        CUSTODIAL ACCOUNT: The separate account or accounts created and maintained pursuant to Section 4.04.

        CUSTODIAL AGREEMENT: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other
Mortgage Loan Documents, a form of which is annexed hereto as Exhibit B.

        CUSTODIAL MORTGAGE FILE: The items referred to as items (1), (2), (4),
(5) and (10) in Exhibit C annexed hereto to be delivered by the Company to the
Custodian on the related Closing Date with respect to a particular Mortgage
Loan, and any additional documents required to be added to the Custodial
Mortgage File and delivered to the custodian pursuant to this Agreement.

        CUSTODIAN: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial
Agreement as provided therein.

        CUT-OFF DATE: With respect to each Transaction, the first day of the month in which the related Closing Date occurs.

        DELETED MORTGAGE LOAN: A Mortgage Loan which is repurchased by the
Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a
Qualified Substitute Mortgage Loan.

        DEPOSITOR: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        DETERMINATION DATE: The Business Day immediately preceding the related
Remittance Date.

        DUE DATE: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

        DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

        ELECTRONIC DATA FILE: The final electronic file of the Mortgage Loans, in relation to each Transaction, provided by Company to the Purchaser on or before the related Closing Date.

        ERRORS AND OMISSIONS INSURANCE POLICY: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

        ESCROW ACCOUNT: The separate account or accounts created and maintained pursuant to Section 4.06.

        ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

        EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 10.01.

        EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

        FANNIE MAE: The Federal National Mortgage Association or any successor thereto.

        FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

        FIDELITY BOND: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FREDDIE MAC: The Federal Home Loan Mortgage Corporation or any successor thereto.

        GROSS MARGIN: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Interest Rate, as set forth in the
Mortgage Loan Schedule.

        HIGH COST LOAN: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the Standard & Poor's Glossary for File
Format for LEVELS(R) Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

        HOME LOAN: A Mortgage Loan categorized as "Home Loan" pursuant to the
Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6, Appendix
E, as revised from time to time and in effect on each related Closing Date.

        INCREMENTAL INTEREST: As to any Incremental Rate Mortgage Loan, the
amount of interest accrued on such Mortgage Loan attributable to the Incremental
Rate; provided, however, that with respect to any payment of interest received in respect of such a Mortgage Loan (whether paid by the Mortgagor or received as
Liquidation Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Incremental Rate, if any, in respect of such Mortgage
Loan bears to the Mortgage Interest Rate shall be allocated to the Incremental
Interest with respect thereto.

        INCREMENTAL RATE: For an Incremental Rate Mortgage Loan, the per annum increase to the initial Mortgage Interest Rate set forth in the addendum to the related Mortgage Note, which increase takes effect upon the occurrence of certain specified conditions prior to the first Adjustment Date and remains in effect until the first Adjustment Date.

        INCREMENTAL RATE MORTGAGE LOAN: A Mortgage Loan for which the related
Mortgage Note includes an addendum that allows for an increase to the initial
Mortgage Interest Rate upon the occurrence of certain specified conditions.

        INDEX: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage
Note for the purpose of calculating the interest thereon.

        INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        INTEREST ONLY MORTGAGE LOAN: A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

        LENDER PAID MORTGAGE INSURANCE POLICY OR LPMI POLICY: A PMI Policy for
which the Company pays all premiums from its own funds, without reimbursement therefor.

        LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such
Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

        LOAN-TO-VALUE RATIO OR LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

        MERS: Mortgage Electronic Registration Systems, Inc., a Delaware
corporation, or any successor in interest thereto.

        MERS MORTGAGE LOAN: Any Mortgage Loan registered with MERS on the MERS
System

        MERS SYSTEM: The system of recording transfers of mortgages electronically maintained by MERS.

        MIN: Mortgage Identification Number used to identify mortgage loans registered under MERS.

        MONTHLY ADVANCE: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination
Date, required to be advanced by the Company pursuant to Section 5.03 on the
Business Day immediately preceding the Remittance Date of the related month.

        MONTHLY PAYMENT: The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payments of
(i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

        MORTGAGE: The mortgage, deed of trust or other instrument securing a
Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

        MORTGAGE IMPAIRMENT INSURANCE POLICY: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

        MORTGAGE INTEREST RATE: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

        MORTGAGE LOAN: An individual mortgage loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Retained Mortgage File, the Custodial Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan.

        MORTGAGE LOAN DOCUMENTS: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related
Security Instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy and evidence of the related PMI
Policy, if any.

        MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the
Mortgage Interest Rate minus the Servicing Fee Rate.

        MORTGAGE LOAN SCHEDULE: With respect to each Transaction, a schedule of
Mortgage Loans, which shall be attached to the related Assignment and Conveyance
Agreement, setting forth the following information with respect to each Mortgage
Loan: (1) the Company's Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, a Cooperative Loan, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net
Mortgage Interest Rate; (6) the current Monthly Payment; (7) the Gross Margin;
(8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the related Cut-off Date after deduction of payments of principal due on or before the related Cut-off Date whether or not collected; (11) the Loan-to-Value; (12) the next Adjustment Date;
(13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) a code indicating whether the Mortgage Loan contains pledged assets; (17) a code indicating whether the Mortgage Loan has balloon payments;
(18) a code indicating whether the Mortgage Loan is an Interest Only Mortgage
Loan; (16) a field indicating whether the Mortgage Loan is a Home Loan; and (17)
the Servicing Fee.

        MORTGAGE NOTE: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

        MORTGAGED PROPERTY: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the
Cooperative Apartment.

        MORTGAGOR: The obligor on a Mortgage Note.

        OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an
Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and
delivered to the Purchaser as required by this Agreement.

        OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

        PERIODIC INTEREST RATE CAP: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment
Date pursuant to the terms of the Mortgage Note.

        PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

        PLEDGE AGREEMENT: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

        PLEDGE INSTRUMENTS: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note
and Pledge Agreement.

        PMI POLICY: A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

        PRIME RATE: The prime rate announced to be in effect from time to time, as published as the average rate in THE WALL STREET JOURNAL.

        PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a
Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        PRINCIPAL PREPAYMENT PERIOD: The month preceding the month in which the related Remittance Date occurs.

        PROJECT: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

        PROPRIETARY LEASE: With respect to a Cooperative Loan, a lease on a
Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

        PURCHASER: EMC Mortgage Corporation, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

        PURCHASE PRICE: The purchase price for each Loan Package shall be as stated in the related Commitment Letter.

        QUALIFIED CORRESPONDENT: Any Person from which the Company purchased
Mortgage Loans, provided that the following conditions are satisfied: (i) such
Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage
Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the
Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the
Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the
Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such
Mortgage Loans were acquired by the Company, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample or mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the
Company.

        QUALIFIED DEPOSITORY: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Group or
Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

        QUALIFIED INSURER: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

        QUALIFIED SUBSTITUTE MORTGAGE LOAN: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than two percent (2%) greater than the Mortgage Loan
Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the
Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan and
(v) comply with each representation and warranty set forth in Sections 3.01 and
3.02.

        RATING AGENCY/AGENCIES: Any nationally recognized statistical Rating
Agency, or its successors, including Standard & Poor's, a division of The
McGraw-Hill Companies, Moody's Investors Service, Inc. and Fitch Ratings.

        RECOGNITION AGREEMENT: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

        RECONSTITUTION:  Any Securitization Transaction or Whole Loan Transfer.

        RECONSTITUTION AGREEMENT: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution
Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization
Transaction.

        RECONSTITUTION DATE: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Transfer or Whole
Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date as the Purchaser shall designate.

        REGULATION AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC PROVISIONS: Provisions of the federal income tax law relating to a
REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        REMITTANCE DATE: The 18th day (or if such 18th day is not a Business
Day, the first Business Day immediately following) of any month.

        REO DISPOSITION: The final sale by the Company of any REO Property.

        REO DISPOSITION PROCEEDS: All amounts received with respect to an REO
Disposition pursuant to Section 4.16.

        REO PROPERTY: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

        REPURCHASE PRICE: Unless agreed otherwise by the Purchaser and the
Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan
plus (ii) interest on such Stated Principal Balance at the Mortgage Loan
Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

        RETAINED MORTGAGE FILE: The items referred to as items (3), (6), (7),
(8) and (9) in Exhibit C annexed hereto with respect to a particular Mortgage
Loan that are not required to be delivered to the Custodian pursuant to this
Agreement, and any additional documents required to be added to the Retained
Mortgage File pursuant to this Agreement.

        SECURITIES ACT:  The Securities Act of 1933, as amended.

        SECURITIZATION TRANSACTION: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

        SERVICER:  As defined in Section 9.01(e)(iii).

        SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 and 4.10 (excluding the Company's obligations to pay the premiums on LPMI Policies).

        SERVICING CRITERIA: The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, as such may be amended from time to time.

        SERVICING FEE: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee
Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the
Company, or as otherwise provided under Section 4.05.

        SERVICING FEE RATE: The per annum percentage for each Mortgage Loan, as stated in the Commitment Letter.

        SERVICING FILE: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Retained Mortgage
File which are not delivered to the Custodian and copies of the Mortgage Loan
Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

        SERVICING OFFICER: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        STATED PRINCIPAL BALANCE: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

        STATIC POOL INFORMATION: Static pool information as described in Item
1105(a)(1)-(3) and 1105(c) of Regulation AB.

        STOCK CERTIFICATE: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

        STOCK POWER: With respect to a Cooperative Loan, an assignment of the
Stock Certificate or an assignment of the Cooperative Shares issued by the
Cooperative.

        SUBCONTRACTOR: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation
AB with respect to Mortgage Loans under the direction or authority of the
Company or a Subservicer.

        SUBSERVICER: Any Person that services Mortgage Loans on behalf of the
Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item
1122(d) of Regulation AB.

        SUBSIDY ACCOUNT: An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

        SUBSIDY FUNDS: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the
Mortgagor for a specified period in specified amounts.

        SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related
Mortgagor will be less than the scheduled monthly interest payments on such
Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the related Electronic Data File.

        THIRD-PARTY ORIGINATOR: Each Person, other than a Qualified
Correspondent, that originated Mortgage Loans acquired by the Company.

        TIME$AVER(R) MORTGAGE LOAN: A Mortgage Loan which has been refinanced pursuant to a Company program that allows a rate/term refinance of an existing
Company serviced loan with minimal documentation.

        WHOLE LOAN TRANSFER: Any sale or transfer of some or all of the Mortgage
Loans by the Purchaser to a third party, which sale or transfer is not a
Securitization Transaction or Agency Transfer.

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
         BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01 CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF CUSTODIAL
             MORTGAGE FILES; MAINTENANCE OF RETAINED MORTGAGE FILES AND
             SERVICING FILES.

        Pursuant to an Assignment and Conveyance Agreement, on the related
Closing Date, the Company, simultaneously with the payment of the Purchase Price by the Purchaser, shall thereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance Agreement, all the right, title and interest of the Company in and to the Mortgage Loans listed on the respective
Mortgage Loan Schedule annexed to such Assignment and Conveyance Agreement, together with the Retained Mortgage Files and Custodial Mortgage Files and all
rights and obligations arising under the documents contained therein. Pursuant to Section 2.03, the Company shall deliver the Custodial Mortgage File for each
Mortgage Loan comprising the related Loan Package to the Custodian.

        The contents of each Retained Mortgage File not delivered to the
Custodian are and shall be held in trust by the Company for the benefit of the
Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Custodial Mortgage File and the originals of the documents in each Retained Mortgage File not delivered to the
Custodian. The possession of each Retained Mortgage File and Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Custodial Mortgage
File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the
Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing
File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the
Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the
Purchaser other than any related recording costs (especially in instances of breach).

        In addition, in connection with the assignment of any MERS Mortgage
Loan, the Company agrees that it will cause, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of
Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the
Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02 BOOKS AND RECORDS; TRANSFERS OF MORTGAGE LOANS.

        From and after the sale of the Mortgage Loans to the Purchaser in the related Loan Package on each Closing Date, all rights arising out of such
Mortgage Loans including but not limited to all funds received on or in connection with such Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of such Mortgage Loans.

        The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the
Company shall maintain in its possession, available for inspection by the
Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of
Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie
Mae Selling and Servicing Guide, as amended from time to time.

        The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of such Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

        The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The
Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business Days before the last
Business Day of the month. If such notification is not received as specified above, the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03   CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS.

        On each Closing Date with respect to each Mortgage Loan comprising the related Loan Package, the Company shall deliver and release to the Custodian the related Custodial Mortgage File as set forth in Exhibit C attached hereto.

        The Custodian shall certify its receipt of any Mortgage Loan Documents actually received on or prior to such Closing Date and as required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial
Certification of the Custodian in the form annexed to the Custodial Agreement.
The Purchaser will be responsible for the fees and expenses of the Custodian.

        Upon the Purchaser's request, the Company shall deliver to Purchaser or its designee within ten (10) days after such request such contents of the
Retained Mortgage file so requested. In the event that the company fails to deliver to the Purchaser or its designee the requested contents of the Retained
Mortgage File within such ten-day period, and if the Company does not cure such failure within five (5) days following receipt of written notification of such failure, the Company shall repurchase each related Mortgage Loan at the price and in the manner specified in Section 3.03.

        The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten
(10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

        In the event the public recording office is delayed in returning any original document which the Company is required to deliver at any time to the
Custodian in accordance with the terms of the Custodial Agreement or which the
Company is required to maintain in the related Retained Mortgage File, the
Company shall deliver to the Custodian or to the Retained Mortgage File, as
applicable, within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the
Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver such document to the Custodian or to the Retained
Mortgage File, as applicable, by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

        In the event that new, replacement, substitute or additional Stock
Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01   COMPANY REPRESENTATIONS AND WARRANTIES.

        The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

        (a)    DUE ORGANIZATION AND AUTHORITY.

               The Company is a national banking association duly organized, validly existing and in good standing under the laws of the
               United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the
               enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this
               Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
               Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

        (b)    ORDINARY COURSE OF BUSINESS.

               The consummation of the transactions contemplated by this
               Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the
               Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (c)    NO CONFLICTS.

               Neither the execution and delivery of this Agreement, the
               acquisition of the Mortgage Loans by the Company, the sale of the
               Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule,
               regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the
               Mortgage Loans;

        (d)    ABILITY TO SERVICE.

               The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the
               Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie
               Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or
               Freddie Mac;

        (e)    REASONABLE SERVICING FEE.

               The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the
               Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

        (f)    ABILITY TO PERFORM.

               The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

        (g)    NO LITIGATION PENDING.

               There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the
               Company, or which would draw into question the validity of this
               Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair
               materially the ability of the Company to perform under the terms of this Agreement;

        (h)    NO CONSENT REQUIRED.

               No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the
               Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

        (i)    SELECTION PROCESS.

               The Mortgage Loans were selected from among either the
               outstanding fixed rate or adjustable rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the related Closing Date as to which the representations and
               warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

        (j)    NO UNTRUE INFORMATION.

               Neither this Agreement nor any statement, report or other
               document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not
               misleading;

        (k)    SALE TREATMENT.

               The Company has determined that the disposition of the Mortgage
               Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

        (l)    NO MATERIAL CHANGE.

               There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

        (m)    NO BROKERS' FEES.

               The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage
               Loans; and

        (n)    MERS.

               The Company is a member of MERS in good standing.

Section 3.02 REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS.

        As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

        (a)    MORTGAGE LOANS AS DESCRIBED.

               The information set forth in the respective Mortgage Loan
               Schedule and the information contained on the respective
               Electronic Data File delivered to the Purchaser is true and correct;

        (b)    PAYMENTS CURRENT.

               All payments required to be made up to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been thirty (30) days delinquent more than one time within twelve
               (12) months prior to the related Closing Date;

        (c)    NO OUTSTANDING CHARGES.

               There are no defaults in complying with the terms of the
               Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

        (d)    ORIGINAL TERMS UNMODIFIED.

               The terms of the Mortgage Note and Mortgage have not been
               impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been
               delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related
               Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which
               assumption agreement was delivered to the Custodian pursuant to the terms of the Custodial Agreement;

        (e)    NO DEFENSES.

               The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

        (f)    NO SATISFACTION OF MORTGAGE.

               The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

        (g)    VALIDITY OF MORTGAGE DOCUMENTS.

               The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
               Mortgage Note and the Mortgage, and the Mortgage Note and the
               Mortgage have been duly and properly executed by such parties;

               With respect to each Cooperative Loan, the Mortgage Note, the
               Mortgage, the Pledge Agreement, and related documents are
               genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement,
               the Proprietary Lease, the Stock Power, Recognition Agreement and
               the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

        (h)    NO FRAUD.

               No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

        (i)    COMPLIANCE WITH APPLICABLE LAWS.

               Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit and privacy
               protection, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the
               Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (j)    LOCATION AND TYPE OF MORTGAGED PROPERTY.

               The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single,
               contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or a
               Cooperative Apartment, or an individual unit in a planned unit development or a townhouse, provided, however, that any
               condominium project or planned unit development shall conform with the applicable Fannie Mae requirements, or the underwriting guidelines of the company, regarding such dwellings, and no residence or dwelling is a mobile home. As of the respective date of the appraisal for each Mortgaged Property, any Mortgaged
               Property being used for commercial purposes conforms to the underwriting guidelines of the Company and, to the best of the
               Company's knowledge, since the date of such appraisal, no portion of the Mortgage Property has been used for commercial purposes outside of the underwriting guidelines of the Company;

        (k)    VALID FIRST LIEN.

               The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged
               Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (1)    the lien of current real property taxes and assessments
                      not yet due and payable;

               (2)    covenants, conditions and restrictions, rights of way,
                      easements and other matters of the public record as of the date of recording acceptable to mortgage lending
                      institutions generally and specifically referred to in the lender's title insurance policy delivered to the
                      originator of the Mortgage Loan and (i) referred to or
                      otherwise considered in the appraisal made for the
                      originator of the Mortgage Loan and (ii) which do not
                      adversely affect the Appraised Value of the Mortgaged
                      Property set forth in such appraisal; and

               (3)    other matters to which like properties are commonly
                      subject which do not materially interfere with the
                      benefits of the security intended to be provided by the
                      mortgage or the use, enjoyment, value or marketability of
                      the related Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property
               described therein and the Company has full right to sell and assign the same to the Purchaser;

               With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the
               Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge
               Agreement; provided, however, that the appurtenant Proprietary
               Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

        (l)    FULL DISBURSEMENT OF PROCEEDS.

               The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (m)    CONSOLIDATION OF FUTURE ADVANCES.

               Any future advances made prior to the related Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as
               consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated
               principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the related Cut-Off Date;

        (n)    OWNERSHIP.

               The Company is the sole owner of record and holder of the
               Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is
               transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

        (o)    ORIGINATION/DOING BUSINESS.

               The Mortgage Loan was originated by a savings and loan
               association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All
               parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
               (1) in compliance with any and all applicable licensing
               requirements of the laws of the state wherein the Mortgaged
               Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4)
               federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

        (p)    LTV, PMI POLICY.

               Each Mortgage Loan has an LTV as set forth in the related
               Mortgage Loan Schedule and related Electronic Data File. Except as indicated on the Electronic Data File, those Mortgage Loans with an LTV greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy. If the Mortgage Loan is insured by a PMI Policy for which the
               Mortgage pays all premiums, the coverage will remain in place until (i) the LTV is decreased to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of
               1998, 12 USC 4901, et seq. All provisions of such PMI Policy and
               LPMI Policy have been and are being complied with, such PMI
               Policy and LPMI Policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac.
               Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor or in the case of an LPMI Policy, obligates the Company,
               thereunder to maintain the PMI Policy or LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage
               Interest Rate for the Mortgage Loan as set forth on the related
               Mortgage Loan Schedule is net of any such insurance premium. No prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such
               PMI Policy or LPMI Policy;

        (q)    TITLE INSURANCE.

               The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this
               Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the
               Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. The Company is the sole insured of such lender's title insurance policy, and such lender's title
               insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

        (r)    NO DEFAULTS.

               There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

        (s)    NO MECHANICS' LIENS.

               There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are
               outstanding that under the law could give rise to such liens)
               affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

        (t)    LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS.

               Except as insured against by the title insurance policy
               referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged
               Property lay wholly within the boundaries and building
               restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

        (u)    PAYMENT TERMS.

               Except with respect to the Interest Only Mortgage Loans,
               principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage
               Loan. The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable
               Gross Margin, rounded up or down to the nearest multiple of
               0.125% indicated by the Mortgage Note; provided that the Mortgage
               Interest Rate will not increase or decrease by more than 2.00% on any Adjustment Date, and will in no event exceed the maximum
               Mortgage Interest Rate or be lower than the minimum Mortgage
               Interest Rate listed on the Mortgage Loan Schedule for such
               Mortgage Loan. Each adjustable rate Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate;
               provided however, with respect to any Interest Only Mortgage
               Loans, the Mortgage Note allows a Monthly Payment of interest only during the period prior to the first Adjustment Date and upon the first adjustment to the Mortgage Interest Rate, the
               Mortgage Note requires a Monthly Payment of principal and
               interest, sufficient to fully amortize the outstanding principal balance over the then remaining term of such Mortgage Loan. As to each adjustable rate Mortgage Loan, if the related Mortgage
               Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

        (v)    CUSTOMARY PROVISIONS.

               The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by
               trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

        (w)    OCCUPANCY OF THE MORTGAGED PROPERTY.

               As of the date of origination, the Mortgaged Property was
               lawfully occupied under applicable law;

        (x)    NO ADDITIONAL COLLATERAL.

               The Mortgage Note is not and has not been secured by any
               collateral, pledged account, except as indicated on the
               Electronic Data File, or other security except the lien of the corresponding Mortgage and the security interest of any
               applicable security agreement or chattel mortgage referred to in
               (k) above;

        (y)    DEEDS OF TRUST.

               In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the
               Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

        (z)    ACCEPTABLE INVESTMENT.

               The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the
               Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the
               Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

        (aa)   TRANSFER OF MORTGAGE LOANS.

               If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment
               upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged
               Property is located;

        (bb)   MORTGAGED PROPERTY UNDAMAGED.

               The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

        (cc)   COLLECTION PRACTICES; ESCROW DEPOSITS.

               The origination and collection practices used with respect to the
               Mortgage Loan have been in accordance with Accepted Servicing
               Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow
               Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

        (dd)   NO CONDEMNATION.

               There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

        (ee)   THE APPRAISAL.

               The Servicing File contains an appraisal of the related Mortgaged
               Property. As to each Time$aver(R) Mortgage Loan, the appraisal may be from the original of the existing Company-serviced loan, which was refinanced via such Time$aver(R) Mortgage Loan. The appraisal was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable
               requirements of Title XI of the Financial Institution Reform,
               Recovery, and Enforcement Act of 1989 and the regulations
               promulgated thereunder, all as in effect on the date the Mortgage
               Loan was originated;

        (ff)   INSURANCE.

               The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section
               4.10, in an amount which is at least equal to the lesser of (a)
               100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and (b) the greater of (i) the outstanding principal balance of the Mortgage
               Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project.
               If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency
               Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current
               guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the
               outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid.
               The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the
               Mortgage to obtain and maintain such insurance at such
               Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions
               contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability
               thereof;

        (gg)   SERVICEMEMBERS' CIVIL RELIEF ACT.

               The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act, as amended;

        (hh)   NO GRADUATED PAYMENTS OR CONTINGENT INTERESTS.

               The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (ii)   NO CONSTRUCTION LOANS.

               No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a
               construction-to-permanent loan which has converted to a permanent
               Mortgage Loan;

        (jj)   UNDERWRITING.

               Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company, which were in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie
               Mae;

        (kk)   BUYDOWN MORTGAGE LOANS.

               With respect to each Mortgage Loan that is a Buydown Mortgage
Loan:

               (i)  On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor
                    and the seller of the Mortgaged Property or a third party
                    entered into a Buydown Agreement. The Buydown Agreement
                    provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on
                    such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage
                    Loan. The temporary Buydown Funds enable the Mortgagor to
                    qualify for the Buydown Mortgage Loan. The effective
                    interest rate of a Buydown Mortgage Loan if less than the
                    interest rate set forth in the related Mortgage Note will
                    increase within the Buydown Period as provided in the
                    related Buydown Agreement so that the effective interest
                    rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines;

               (ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown
                    Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The
                    Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised
                    Value of the Mortgage Property when calculating the
                    Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if
                    required under Fannie Mae or Freddie Mac guidelines, the
                    terms of the Buydown Agreement were disclosed to the
                    appraiser of the Mortgaged Property;

               (iii) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the
                    outstanding balance of the Mortgage Loan;

               (iv) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with
                    the requirements of Fannie Mae or Freddie Mac regarding
                    buydown agreements.

        (ll)   DELIVERY OF CUSTODIAL MORTGAGE FILES.

               Any documents required to be delivered by the Company under this
               Agreement have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Retained Mortgage
               File and Custodial Mortgage File in compliance with Exhibit C hereto;

        (mm)   NO VIOLATION OF ENVIRONMENTAL LAWS.

               There is no pending action or proceeding directly involving any
               Mortgaged Property of which the Company is aware in which
               compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (nn)   NO BANKRUPTCY.

               No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was
               originated and to the best of the Company's knowledge, as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding;

        (oo)   HOEPA.

               No Mortgage Loan is a High Cost Loan or Covered Loan;

        (pp)   COOPERATIVE LOANS.

               With respect to each Cooperative Loan:

               (i)  The Cooperative Shares are held by a person as a
                    tenant-stockholder in a Cooperative. Each original UCC
                    financing statement, continuation statement or other
                    governmental filing or recordation necessary to create or
                    preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary
                    Lease has been timely and properly made. Any security
                    agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its
                    designee establishes in Purchaser a valid and subsisting
                    perfected first lien on and security interest in the
                    Mortgaged Property described therein, and Purchaser has full right to sell and assign the same. The Proprietary Lease
                    term expires no less than five years after the Mortgage Loan term or such other term acceptable to Fannie Mae or Freddie
                    Mac;

               (ii) A Cooperative Lien Search has been made by a company
                    competent to make the same which company is acceptable to
                    Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

               (iii) (a) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (b) there is no
                    provision in any Proprietary Lease which requires the
                    Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (c) there is no
                    prohibition in any Proprietary Lease against pledging the
                    Cooperative Shares or assigning the Proprietary Lease; (d)
                    the Cooperative has been created and exists in full
                    compliance with the requirements for residential
                    cooperatives in the jurisdiction in which the Project is
                    located and qualifies as a cooperative housing corporation under Section 210 of the Code; (e) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (f) the Cooperative has
                    good and marketable title to the Project, and owns the
                    Project either in fee simple or under a leasehold that
                    complies with the requirements of the Fannie Mae Guidelines;
                    such title is free and clear of any adverse liens or
                    encumbrances, except the lien of any blanket mortgage;

               (iv) The Company has the right under the terms of the Mortgage
                    Note, Pledge Agreement and Recognition Agreement to pay any
                    maintenance charges or assessments owed by the Mortgagor;

               (v)  Each Stock Power (i) has all signatures guaranteed or (ii)
                    if all signatures are not guaranteed, then such Cooperative
                    Shares will be transferred by the stock transfer agent of
                    the Cooperative if the Company undertakes to convert the
                    ownership of the collateral securing the related Cooperative
                    Loan;

        (qq)   GEORGIA FAIR LENDING ACT.

               There is no Mortgage Loan that was originated on or after October
               1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

        (rr)   METHODOLOGY.

               The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension.
               Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

        (ss)   IMPOSITION OF A PREMIUM.

               With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (ii) notwithstanding any state or federal law to the contrary, the Company shall recommend that such prepayment premium is not imposed in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

        (tt)   SINGLE PREMIUM CREDIT LIFE.

               No Mortgagor was required to purchase any single premium credit insurance policy (e.g. life, disability, accident, unemployment or health insurance products) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g.
               life, disability, accident, unemployment or health insurance product) as part of the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such
               Mortgage Loan;

        (uu)   NO ARBITRATION PROVISION.

               With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

        (ww)   CREDIT REPORTING.

               With respect to each Mortgage Loan, the Company has fully
               furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information
               (i.e. favorable and unfavorable) on its borrower credit files to
               Equifax, Experian and Trans Union Credit Information Company
               (three of the credit repositories), on a monthly basis; and

        (xx)   ILLINOIS INTEREST ACT.

               Any Mortgage Loan with a Mortgaged Property in the State of
               Illinois complies with the Illinois Interest Act.

Section 3.03 REPURCHASE.

        It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the
examination or failure to examine any Custodial Mortgage Files or Retained
Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the
Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

        Within ninety (90) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the
Purchaser's option, be repurchased by the Company at the Repurchase Price.
However, if the breach shall involve a representation or warranty set forth in
Section 3.02 and the Company discovers or receives notice of any such breach within 120 days of the related Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a
Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan,
it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the
Custodial Account for future distribution.

        At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS(R)
System to remove the Purchaser as the beneficial holder with respect to such
Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan
Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this
Agreement, and, in the case of substitution, identify a Qualified Substitute
Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the
Custodian for such Qualified Substitute Mortgage Loan the documents required by
Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly
Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or
Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted
Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

        For any month in which the Company substitutes a Qualified Substitute
Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified
Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).
The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial
Account an amount equal to the amount of such shortfall.

        In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this
Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

        Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the
Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event a Mortgage Loan pays off in full on or before the related
Closing Date, the Company must repay the Purchaser the difference between the
Unpaid Principal Balance of such Mortgage Loan as of the date of pay off and the
Unpaid Principal Balance multiplied by the purchase price percentage adjusted, if necessary in accordance with the Commitment Letter.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01   COMPANY TO ACT AS SERVICER.

        The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with
Accepted Servicing Practices. The Company shall be responsible for any and all acts of a Subcontractor, and the Company's utilization of a Subcontractor shall in no way relieve the liability of the Company under this Agreement.

        Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any
Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the
Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the
Company, imminent and the Company has obtained the prior written consent of the
Purchaser) the Company shall not permit any modification with respect to any
Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage
Loan, the Company shall, on the Business Day immediately preceding the
Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the
Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

        In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted
Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

        The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, with written consent of the Purchaser, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

        The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform
Commercial Code applicable in the jurisdiction in which the related Cooperative
Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

        The Company shall apply any Principal Prepayment on an Interest Only
Mortgage Loan to the then-outstanding principal balance, at which time the interest-only payment feature shall be extinguished. The related Monthly Payment shall thereafter consist of both principal and interest components, and the amount of such Monthly Payment shall not change prior to the next Adjustment
Date.

Section 4.02   LIQUIDATION OF MORTGAGE LOANS.

        In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted
Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the
Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the
Company shall from its own funds make all necessary and proper Servicing
Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

        Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the
Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

        After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.
In the event (a) the environmental inspection report indicates that the
Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are
insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged
Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03   COLLECTION OF MORTGAGE LOAN PAYMENTS.

        Continuously from the related Cut-off Date until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end
that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04   ESTABLISHMENT OF AND DEPOSITS TO CUSTODIAL ACCOUNT.

        The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A.
in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans - P &
I." The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such
Custodial Account. Any funds deposited into the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

        The Company shall deposit in the Custodial Account within one (1)
Business Day of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related
Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off
Date but allocable to a period subsequent thereto:

        (i)    all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

        (ii)   all payments on account of interest on the Mortgage Loans
               adjusted to the Mortgage Loan Remittance Rate;

        (iii)  all Liquidation Proceeds;

        (iv)   all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the
               Escrow Account and applied to the restoration or repair of the
               Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

        (v)    all Condemnation Proceeds which are not applied to the
               restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

        (vi)   any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

        (vii)  any amounts payable in connection with the repurchase of any
               Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

        (viii) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal
               Prepayment, equals one month's interest on the amount of
               principal so prepaid at the Mortgage Loan Remittance Rate;

        (ix)   any amounts required to be deposited by the Company pursuant to
               Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

        (x)    any amounts received with respect to or related to any REO
               Property and all REO Disposition Proceeds pursuant to Section
               4.16; and

        (xi)   an amount from the Subsidy Account that when added to the
               Mortgagor's payment will equal the full monthly amount due under the related Mortgage Note.

        The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05   PERMITTED WITHDRAWALS FROM CUSTODIAL ACCOUNT.

        The Company shall, from time to time, withdraw funds from the Custodial
Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii)   to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase
               Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)  to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any
               Mortgage Loan being limited to related Liquidation Proceeds,
               Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or
               otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such
               sections and all other amounts required to be paid to the
               Purchaser with respect to such Mortgage Loan. Upon Purchaser's request, the Company shall provide documentation supporting the
               Company's Servicing Advances;

        (iv)   to pay itself interest on funds deposited in the Custodial
               Account;

        (v)    to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

        (vi)   to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a
               particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to
               amounts on deposit in the Custodial Account with respect to the related REO Property;

        (vii)  to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise
               reimbursed above;

        (viii) to remove funds inadvertently placed in the Custodial Account by the Company; and

        (ix)   to clear and terminate the Custodial Account upon the
               termination of this Agreement.

        In the event that the Custodial Account is interest bearing, on each
Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06   ESTABLISHMENT OF AND DEPOSITS TO ESCROW ACCOUNT.

        The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled,
"Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I." The Escrow
Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the
Purchaser and within ten (10) days thereof, the Company shall provide the
Purchaser with written confirmation of the existence of such Escrow Account.
Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

        The Company shall deposit in the Escrow Account or Accounts within one
(1) Business Days of Company's receipt, and retain therein:

        (i)    all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all amounts representing Insurance Proceeds or Condemnation
               Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

        (iii)  all payments on account of Buydown Funds.

        The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the
Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07   PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

        Withdrawals from the Escrow Account or Accounts may be made by the
Company only:

        (i)    to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting
               Escrow Payments for the related Mortgage;

        (ii)   to reimburse the Company for any Servicing Advances made by the
               Company pursuant to Section 4.08 with respect to a related
               Mortgage Loan, but only from amounts received on the related
               Mortgage Loan which represent late collections of Escrow Payments thereunder;

        (iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

        (iv)   for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

        (v)    for application to restoration or repair of the Mortgaged
               Property in accordance with the procedures outlined in Section
               4.14;

        (vi)   to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow
               Account;

        (vii)  to remove funds inadvertently placed in the Escrow Account by the
               Company;

        (viii) to remit to Purchaser payments on account of Buydown Funds as applicable; and

        (ix)   to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08   PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

        With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged
Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09   PROTECTION OF ACCOUNTS.

        The Company may transfer the Custodial Account, the Subsidy Account or the Escrow Account to a different Qualified Depository from time to time with prior written notice to Purchaser.

Section 4.10   MAINTENANCE OF HAZARD INSURANCE.

        The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the
Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie
Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

        If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available)
a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended. If at any time during the term of the
Mortgage Loan, the Company determines in accordance with applicable law that a
Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf, as permitted by applicable law.

        If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

        In the event that any Purchaser or the Company shall determine that the
Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the
Mortgagor with respect to the need for such insurance and bring to the
Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor'.

        All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

        The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the
Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

        Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11   MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE.

        In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section
4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices.
Any amounts collected by the Company under any such policy relating to a
Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related
Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12   MAINTENANCE OF FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE.

        The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy,
with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and
Errors and Omissions Insurance Policy shall be in the form of the Mortgage
Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and
Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and
Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be with a company acceptable to Fannie Mae or Freddie Mac and in amounts at least equal to the amounts acceptable to Fannie
Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13   INSPECTIONS.

        If any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and shall provide the Purchaser with copies of such upon request.

Section 4.14   RESTORATION OF MORTGAGED PROPERTY.

        The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be
applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than
$15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

        (i)   the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

        (ii)  the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

        (iii) the Company shall verify that the Mortgage Loan is not in default;
              and

        (iv)  pending repairs or restoration, the Company shall place the
              Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

        If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15   MAINTENANCE OF PMI POLICY; CLAIMS.

        Each Mortgage Loan has an LTV as indicated on the Mortgage Loan Schedule and Electronic Data File. Except as indicated on the Electronic Data File, with respect to each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy or LPMI
Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until
(i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC 4901, et seq. In the
event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated
PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy and LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy or LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI
Policy or LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
6.01, the Company shall promptly notify the insurer under the related PMI Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or LPMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the
Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

        In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.
Pursuant to Section 4.04, any amounts collected by the Company under any PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16   TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located.
The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the
Purchaser.

        The Purchaser shall have the option to manage and operate the REO
Property provided the Purchaser gives written notice of its intention to do so within thirty (30) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO
Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02. Upon the Company's receipt of such written notice, it shall be relived of any obligation to manage, conserve, protect, operate, dispose or sell the Mortgaged Property for the Purchaser, or its designee. All such duties will become the obligation of the Purchaser, or its designee. In such connection, upon the Mortgaged Property being acquired on behalf of the
Purchaser, or its designee, the Company shall fully cooperate with Purchaser to transfer management of the REO Property to Purchaser, or its designee, and shall immediately submit a statement of expenses to the Purchaser for reimbursement within 30 days for all Monthly Advances and Servicing Advances. If Company does not receive reimbursement of such expenses from the Purchaser within the 30-days of the statement of expenses, Company shall be permitted to withdraw such amount from the Custodial Account pursuant to Section 4.05.

        In the event the Purchaser does not elect to manage an REO Property, the
Company shall manage, conserve and protect the related REO Property for the
Purchaser. The Company, either itself or through an agent selected by the
Company, shall manage the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO
Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

        The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

        The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

        The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid
Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the
Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

        The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO
Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17   REAL ESTATE OWNED REPORTS.

        Together with the statement furnished pursuant to Section 5.02, the
Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18   LIQUIDATION REPORTS.

        Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property.

Section 4.19   REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY.

        Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20   APPLICATION OF BUYDOWN FUNDS.

        With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month,
Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown
Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage
Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related
Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown
Agreement).

        If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage
Loan during the Buydown Period and the Mortgaged Property securing such Buydown
Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the
Remittance Date following the date upon which Liquidation Proceeds or REO
Disposition proceeds are received with respect to any such Buydown Mortgage
Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage
Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown
Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan
prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown
Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a
Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such
Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow
Account, together with any amounts required to be deposited into the Custodial
Account.

Section 4.21   NOTIFICATION OF ADJUSTMENTS.

        With respect to each adjustable rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the
Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the
Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22   CONFIDENTIALITY/PROTECTION OF CUSTOMER INFORMATION.

The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the
Mortgage Loans, except to the extent that it is reasonable and necessary for the
Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer
Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of
Customer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer
Information, 66 Fed. Reg. 8616 (the "Interagency Guidelines"), if applicable.
For purposes of this Section 4.22, the term "Customer Information" shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23   FAIR CREDIT REPORTING ACT

        The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union
Credit Information Company (three of the credit repositories), on a monthly basis.

Section 4.24   ESTABLISHMENT OF AND DEPOSITS TO SUBSIDY ACCOUNT.

        The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy
Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo
Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of residential Mortgage Loans, and various Mortgagors."
The Subsidy Account shall be an eligible deposit account established with an eligible institution.

        The Company shall, from time to time, withdraw funds from the Subsidy
Account for the following purposes:

               (i)    to deposit in the Custodial Account in the amounts and in
                      the manner provided for in Section 4.04(xi);

               (ii)   to transfer funds to another eligible institution in
                      accordance with Section 4.09 hereof;

               (iii)  to withdraw funds deposited in error; and

               (iv)   to clear and terminate the Subsidy Account upon the
                      termination of this Agreement.

        Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

Section 4.25   USE OF SUBSERVICERS AND SUBCONTRACTORS.

        The Company shall not hire or otherwise utilize the services of any
Subservicer to fulfill any of the obligations of the Company under this
Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.25. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any
Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any
Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

        (a) It shall not be necessary for the Company to seek the consent of the
        Purchaser or any Depositor to the utilization of any Subservicer. The
        Company shall cause any Subservicer used by the Company (or by any
        Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.25 and with Sections 6.04,
        6.06, 9.01(e)(iii), 9.01(e)(v) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section
        9.01(e)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any
        Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section
        6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section
        6.06 as and when required to be delivered.

        (b) It shall not be necessary for the Company to seek the consent of the
        Purchaser or any Depositor to the utilization of any Subcontractor. The
        Company shall promptly upon request provide to the Purchaser and any
        Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any
        Subservicer, specifying (i) the identity of each such Subcontractor,
        (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

        As a condition to the utilization of any Subcontractor determined to be
"participating in the servicing function" within the meaning of Item 1122 of
Regulation AB, the Company shall cause any such Subcontractor used by the
Company (or by any Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the provisions of Sections 6.06 and 9.01(f) of this
Agreement to the same extent as if such Subcontractor were the Company. The
Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01   REMITTANCES.

        On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the
Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section
4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to
Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii);
minus (d) any amounts attributable to Monthly Payments collected but due on a
Due Date or Dates subsequent to the first day of the month of the Remittance
Date, and minus (e) any amounts attributable to Buydown Funds being held in the
Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

        With respect to any remittance received by the Purchaser after the
Business Day on which such payment was due, the Company shall pay to the
Purchaser interest on any such late payment at an annual rate equal to the Prime
Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business
Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. Such interest shall be remitted by wire transfer of immediately available funds within one Business Day following agreement by the Purchaser and the Company of the penalty amount. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02   STATEMENTS TO PURCHASER.

        Not later than the Remittance Date, the Company shall furnish to the
Purchaser a monthly remittance advice in the standard form of electronic
Alltel(R) file, as to the period ending on the last day of the preceding month.
If requested by the Purchaser prior to the related Closing Date, the first monthly remittance advice due to the Purchaser following such Closing Date shall be furnished by the 12th calendar day, or if such day is not a Business Day, then the preceding Business Day.

Section 5.03   MONTHLY ADVANCES BY COMPANY.

        On the Business Day immediately preceding each Remittance Date, the
Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments
(with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly
Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last
Remittance Date prior to the Remittance Date for the distribution of all
Liquidation Proceeds and other payments or recoveries (including REO Disposition
Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the
Mortgage Loan; provided, however, that such obligation shall cease if the
Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation
Proceeds, Insurance Proceeds, REO Disposition Proceeds, Condemnation Proceeds,
or otherwise with respect to a particular Mortgage Loan. In the event that the
Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01   TRANSFERS OF MORTGAGED PROPERTY.

        The Company shall use its best efforts to enforce any "due-on-sale"
provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the
Mortgagor remains liable on the Mortgage and the Mortgage Note. When the
Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, immediately notify the Purchaser and exercise its rights to accelerate the maturity of such Mortgage Loan under the
"due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

        If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage
Note and the original Mortgagor remains liable thereon or (ii) in the event the
Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original
Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage
Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other materials terms shall be changed without Purchaser's consent.

        To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02   SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE LOAN DOCUMENTS.

        Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the
Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

        If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the
Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions
Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03   SERVICING COMPENSATION.

        As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing
Fee shall be payable monthly and shall be computed on the basis of the outstanding principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

        Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account.
The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04   ANNUAL STATEMENTS AS TO COMPLIANCE.

        (i) The Company shall deliver to the Purchaser, on or before February
28, 2006, an Officer's Certificate, stating that (x) a review of the activities of the Company during the preceding calendar year and of performance under this
Agreement or similar agreements has been made under such officer's supervision, and (y) to the best of such officer's knowledge, based on such review, the
Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

        (ii) On or before March 1 of each calendar year, commencing in 2007, the
Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (a) a review of the
Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (b) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this
Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05   ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

        Except with respect to Securitization Transactions occurring on or after
January 1, 2006, on or before February 28, 2006, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the
American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for
Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i)
such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06   REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION.

        With respect to any Mortgage Loans that are the subject of a
Securitization Transaction occurring on or before March 1 of each calendar year, commencing in 2007, the Company shall:

        (i)    deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such
               Depositor) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange
               Act and Item 1122 of Regulation AB. Such report shall be
               addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company and shall address each of the
               Servicing Criteria specified on a certification substantially in the form of Exhibit D hereto;

        (ii)   deliver to the Purchaser and any Depositor a report of a
               registered public accounting firm reasonably acceptable to the
               Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation
               S-X under the Securities Act and the Exchange Act;

        (iii)  cause each Subservicer and each Subcontractor, determined by the
               Company pursuant to Section 425(b) to be "participating in the servicing function" within the meaning of Item 1122 of
               Regulation AB, to deliver to the Purchaser and such Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section 6.06;
               and

        (iv)   deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a
               "Sarbanes Certification") required by Rules 13a-14(d) and
               15d-14(d) under the Exchange Act (pursuant to Section 302 of the
               Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit E.

        The Company acknowledges that the parties identified in clause (iv)
above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 6.07   REMEDIES.

        (i) Any failure by the Company, any Subservicer, any Subcontractor or
any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Article 9,
Section 6.04, Section 6.05 or Section 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(e)(iv)(A), or in a writing furnished pursuant to Section 9.01(e)(iv)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section
9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable
Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable
Reconstitution Agreement without payment (notwithstanding anything in this
Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent than any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the
Company as servicer, such provision shall be given effect.

        (ii) Any failure by the Company, any Subservicer or any Subcontractor to
deliver any information, report, certification or accountants' letter when and as required under Section 6.04, Section 6.05 or Section 6.06, including any failure by the Company to identify any Subcontract "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable
Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

        (iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the
Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

SECTION 6.08   RIGHT TO EXAMINE COMPANY RECORDS.

        The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

Section 6.09   COMPLIANCE WITH REMIC PROVISIONS.

        If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860(d) of the
Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01   PROVISION OF INFORMATION.

        During the term of this Agreement, the Company shall furnish to the
Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage
Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the
Purchaser or any regulatory agency will be provided at the Purchaser's expense.
All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

        The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02   FINANCIAL STATEMENTS; SERVICING FACILITY.

        In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of
the Company for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of
Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the
Company or to the public at large).

        The Company also shall make available to Purchaser or prospective
Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage
Loans as provided in this Agreement.

                                  ARTICLE VIII

                                   THE COMPANY

Section 8.01   INDEMNIFICATION; THIRD PARTY CLAIMS.

        The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans, assume (with the prior written consent of the
Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02 MERGER OR CONSOLIDATION OF THE COMPANY.

        The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage
Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a Fannie
Mae/Freddie Mac-approved company in good standing and has a net worth of no less than $25 million. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the
Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03   LIMITATION ON LIABILITY OF COMPANY AND OTHERS.

        Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this
Agreement or any other liability which would otherwise be imposed under this
Agreement. The Company and any director, officer, employee or agent of the
Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage
Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04   LIMITATION ON RESIGNATION AND ASSIGNMENT BY COMPANY.

        The Purchaser has entered into this Agreement with the Company and subsequent Purchaser will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.
Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

        The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an
Opinion of Counsel to such effect delivered to the Purchaser which Opinion of
Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the
Company's responsibilities and obligations hereunder in the manner provided in
Section 12.01.

        Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this
Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                   ARTICLE IX

     SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS

Section 9.01 Securitization Transactions; Whole Loan Transfers and Agency
             Transfers

        The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan
Transfers, Agency Transfer or Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred may cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected
Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

        The Company shall cooperate with the Purchaser in connection with each
Whole Loan Transfer, Agency Transfer or Securitization Transaction in accordance with this Section 9.01. In connection therewith:

        (a)    the Company shall make all representations and warranties with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each
               Whole Loan Transfer, Agency Transfer or Securitization
               Transaction;

        (b)    the Company shall negotiate in good faith and execute any
               seller/servicer agreements required to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this
               Agreement;

        (c)    the Company shall provide as applicable:

               (i)     any and all information and appropriate verification of
                       information which may be reasonably available to the
                       Company, whether through letters of its auditors and
                       counsel or otherwise, as the Purchaser shall request;

               (ii)    such additional representations, warranties, covenants,
                       opinions of counsel, letters from auditors, and
                       certificates of public officials or officers of the
                       Company as are reasonably believed necessary by the
                       trustee, any Rating Agency or the Purchaser, as the case
                       may be, in connection with such Whole Loan Transfers,
                       Agency Transfers or Securitization Transactions. The
                       Purchaser shall pay all third party costs associated
                       with the preparation of such information. The Company
                       shall execute any seller/servicer agreements required
                       within a reasonable period of time after receipt of such
                       seller/servicer agreements which time shall be
                       sufficient for the Seller and Seller's counsel to review
                       such seller/servicer agreements. Under this Agreement,
                       the Company shall retain a Servicing Fee for each
                       Mortgage Loan, at no less than the applicable Servicing
                       Fee Rate; and

               (iii)   at any time as required by any Rating Agency, such
                       additional documents from the related Retained Mortgage
                       File to the Custodian as may be required by such Rating
                       Agency;

        (d)    the Company shall with respect to any Mortgage Loans that are subject to a Securitization Transaction occurring on or before
               December 31, 2005,in which the filing of a Sarbanes-Oxley
               Certification directly with the Commission is required, by
               February 28, 2006, or in connection with any additional
               Sarbanes-Oxley Certification required to be filed upon thirty
               (30) days written request, an officer of the Company shall execute and deliver an Officer's Certification substantially in the form attached hereto as Exhibit F, to the entity filing the
               Sarbanes-Oxley Certification directly with the Commission (such as the Purchaser, any master servicer, any trustee or any
               depositor) for the benefit of such entity and such entity's affiliates and the officers, directors and agents of such entity and such entity's affiliates, and shall indemnify such entity or persons arising out of any breach of Company's obligations or representations relating thereto as provided in such Officer's
               Certification.

        (e)    the Company shall, in connection with any Securitization
               Transaction occurring on or after January 1, 2006, the Company shall (1) within five (5) Business Days following request by the
               Purchaser or any Depositor, provide to the Purchaser and such
               Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such
               Depositor, the information and materials specified in paragraphs
               (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable following notice to or discovery by the
               Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the
               Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (e).

               (i)    if so requested by the Purchaser or any Depositor, the
                      Company shall provide such information regarding (1) the
                      Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified
                      Correspondent), or (2) each Third-Party Originator, and
                      (3) as applicable, each Subservicer, as is requested for
                      the purpose of compliance with Items 1103(a)(1), 1105,
                      1110, 1117 and 1119 of Regulation AB. Such information
                      shall include, at a minimum:

                      (A) the originator's form of organization;

                      (B) a description of the originator's origination program
                          and how long the originator has been engaged in
                          originating residential mortgage loans, which
                          description shall include a discussion of the
                          originator's experience in originating mortgage loans
                          of a similar type as the Mortgage Loans; information
                          regarding the size and composition of the originator's
                          origination portfolio; and information that may be
                          material, in the good faith judgment of the Purchaser,
                          to an analysis of the performance of the Mortgage
                          Loans, including the originators' credit-granting or
                          underwriting criteria for mortgage loans of similar
                          type(s) as the Mortgage Loans and such other
                          information as the Purchaser or any Depositor may
                          reasonably request for the purpose of compliance with
                          Item 1110(b)(2) of Regulation AB;

                      (C) a description of any material legal or governmental
                          proceedings pending (or known to be contemplated)
                          against the Company, each Third-Party Originator and
                          each Subservicer; and

                      (D) a description of any affiliation or relationship
                          between the Company, each Third-Party Originator, each
                          Subservicer and any of the following parties to a
                          Securitization Transaction, as such parties are
                          identified to the Company by the Purchaser or any
                          Depositor in writing in advance of a Securitization
                          Transaction:

                          (1)    the sponsor;
                          (2)    the depositor;
                          (3)    the issuing entity;
                          (4)    any servicer;
                          (5)    any trustee;
                          (6)    any originator;
                          (7)    any significant obligor;
                          (8)    any enhancement or support provider; and
                          (9)    any other material transaction party.

               (ii)   If so requested by the Purchaser or any Depositor, the
                      Company shall provide (or, as applicable, cause each
                      Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as
                      the Mortgage Loans, as reasonably identified by the
                      Purchaser as provided below) originated by (1) the
                      Company, if the Company is an originator of Mortgage Loans
                      (including as an acquirer of Mortgage Loans from a
                      Qualified Correspondent), and/or (2) each Third-Party
                      Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the
                      requirements of Item 1105(a)(1)-(3) of Regulation AB. To
                      the extent that there is reasonably available to the
                      Company (or Third-Party Originator) Static Pool
                      Information with respect to more than one mortgage loan
                      type, the Purchaser or any Depositor shall be entitled to
                      specify whether some or all of such information shall be
                      provided pursuant to this paragraph. The content of such
                      Static Pool Information may be in the form customarily
                      provided by the Company, and need not be customized for
                      the Purchaser or any Depositor. Such Static Pool
                      Information for each vintage origination year or prior
                      securitized pool, as applicable, shall be presented in
                      increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination
                      year or prior securitized pool. The most recent periodic
                      increment must be as of a date no later than 135 days
                      prior to the date of the prospectus or other offering
                      document in which the Static Pool Information is to be
                      included or incorporated by reference. The Static Pool
                      Information shall be provided in an electronic format that provides a permanent record of the information provided,
                      such as a portable document format (pdf) file, or other
                      such electronic format reasonably required by the
                      Purchaser or the Depositor, as applicable.

                      If so requested by the Purchaser or any Depositor, the
                      Company shall provide (or, as applicable, cause each
                      Third-Party Originator to provide), at the expense of the
                      requesting party (to the extent of any additional
                      incremental expense associated with delivery pursuant to
                      this Agreement), such statements and agreed-upon
                      procedures letters of certified public accountants
                      reasonably acceptable to the Purchaser or Depositor, as
                      applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on
                      or after January 1, 2006 or, in the case of Static Pool
                      Information with respect to the Company's or Third-Party
                      Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such
                      Depositor shall reasonably request. Such statements and
                      letters shall be addressed to and be for the benefit of
                      such parties as the Purchaser or such Depositor shall
                      designate, which may include, by way of example, any
                      sponsor, any Depositor and any broker dealer acting as
                      underwriter, placement agent or initial purchaser with
                      respect to a Securitization Transaction. Any such
                      statement or letter may take the form of a standard,
                      generally applicable document accompanied by a reliance
                      letter authorizing reliance by the addressees designated
                      by the Purchaser or such Depositor.

               (iii)  If so requested by the Purchaser or any Depositor, the
                      Company shall provide such information regarding the
                      Company, as servicer of the Mortgage Loans, and each
                      Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108 of
                      Regulation AB. Such information shall include, at a
                      minimum:

                      (A) the Servicer's form of organization;

                      (B) a description of how long the Servicer has been
                          servicing residential mortgage loans; a general
                          discussion of the Servicer's experience in servicing
                          assets of any type as well as a more detailed
                          discussion of the Servicer's experience in, and
                          procedures for, the servicing function it will perform
                          under this Agreement and any Reconstitution
                          Agreements; information regarding the size,
                          composition and growth of the Servicer's portfolio of
                          residential mortgage loans of a type similar to the
                          Mortgage Loans and information on factors related to
                          the Servicer that may be material, in the good faith
                          judgment of the Purchaser or any Depositor, to any
                          analysis of the servicing of the Mortgage Loans or the
                          related asset-backed securities, as applicable,
                          including, without limitation:

                              (1)   whether any prior securitizations of
                                    mortgage loans of a type similar to the
                                    Mortgage Loans involving the Servicer have
                                    defaulted or experienced an early
                                    amortization or other performance triggering
                                    event because of servicing during the
                                    three-year period immediately preceding the
                                    related Securitization Transaction;

                              (2)   the extent of outsourcing the Servicer
                                    utilizes;

                              (3)   whether there has been previous disclosure
                                    of material noncompliance with the
                                    applicable servicing criteria with respect
                                    to other securitizations of residential
                                    mortgage loans involving the Servicer as a
                                    servicer during the three-year period
                                    immediately preceding the related
                                    Securitization Transaction;

                              (4)   whether the Servicer has been terminated as
                                    servicer in a residential mortgage loan
                                    securitization, either due to a servicing
                                    default or to application of a servicing
                                    performance test or trigger; and

                              (5)   such other information as the Purchaser or
                                    any Depositor may reasonably request for the
                                    purpose of compliance with Item 1108(b)(2)
                                    of Regulation AB;

                      (C)    a description of any material changes during the
                             three-year period immediately preceding the related
                             Securitization Transaction to the Servicer's
                             policies or procedures with respect to the
                             servicing function it will perform under this
                             Agreement and any Reconstitution Agreements for
                             mortgage loans of a type similar to the Mortgage
                             Loans;

                      (D)    information regarding the Servicer's financial
                             condition, to the extent that there is a material
                             risk that an adverse financial event or
                             circumstance involving the Servicer could have a
                             material adverse effect on the performance by the
                             Company of its servicing obligations under this
                             Agreement or any Reconstitution Agreement;

                      (E)    information regarding advances made by the Servicer
                             on the Mortgage Loans and the Servicer's overall
                             servicing portfolio of residential mortgage loans
                             for the three-year period immediately preceding the
                             related Securitization Transaction, which may be
                             limited to a statement by an authorized officer of
                             the Servicer to the effect that the Servicer has
                             made all advances required to be made on
                             residential mortgage loans serviced by it during
                             such period, or, if such statement would not be
                             accurate, information regarding the percentage and
                             type of advances not made as required, and the
                             reasons for such failure to advance;

                      (F)    a description of the Servicer's processes and
                             procedures designed to address any special or
                             unique factors involved in servicing loans of a
                             similar type as the Mortgage Loans;

                      (G)    a description of the Servicer's processes for
                             handling delinquencies, losses, bankruptcies and
                             recoveries, such as through liquidation of
                             mortgaged properties, sale of defaulted mortgage
                             loans or workouts; and

                      (H)    information as to how the Servicer defines or
                             determines delinquencies and charge-offs, including
                             the effect of any grace period, re-aging,
                             restructuring, partial payments considered current
                             or other practices with respect to delinquency and
                             loss experience.

               (iv)   If so requested by the Purchaser or any Depositor for the
                      purpose of satisfying its reporting obligation under the
                      Exchange Act with respect to any class of asset-backed
                      securities, the Company shall (or shall cause each
                      Subservicer and Third-Party Originator to) (1) notify the
                      Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the
                      Company, any Subservicer or any Third-Party Originator and
                      (B) any affiliations or relationships that develop
                      following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party
                      Originator and any of the parties specified in Section
                      9.01(e)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such
                      Securitization Transaction, and (2) provide to the
                      Purchaser and any Depositor a description of such
                      proceedings, affiliations or relationships.

               (v)    As a condition to the succession to the Company or any
                      Subservicer as servicer or Subservicer under this
                      Agreement or any Reconstitution Agreement by any Person
                      (i) into which the Company or such Subservicer may be
                      merged or consolidated, or (ii) which may be appointed as
                      a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least
                      15 calendar days prior to the effective date of such
                      succession or appointment, (x) written notice to the
                      Purchaser and any Depositor of such succession or
                      appointment and (y) in writing and in form and substance
                      reasonably satisfactory to the Purchaser and such
                      Depositor, all information reasonably requested by the
                      Purchaser or any Depositor in order to comply with is
                      reporting obligation under Item 6.02 of Form 8-K with
                      respect to any class of asset-backed securities.

               (vi)   (A)    The Company shall represent to the Purchaser, as of
                             the date on which information is first provided to
                             the Purchaser under this Section 9.01(e) that,
                             except as disclosed in writing to the Purchaser
                             prior to such date: (1) the Company is not aware
                             and has not received notice that any default, early
                             amortization or other performance triggering event
                             has occurred as to any other securitization due to
                             any act or failure to act of the Company; (2) the
                             Company has not been terminated as servicer in a
                             residential mortgage loan securitization, either
                             due to a servicing default or to application of a
                             servicing performance test or trigger; (3) no
                             material noncompliance with the applicable
                             servicing criteria with respect to other
                             securitizations of residential mortgage loans
                             involving the Company as servicer has been
                             disclosed or reported by the Company; (4) no
                             material changes to the Company's policies or
                             procedures with respect to the servicing function
                             it will perform under this Agreement and any
                             Reconstitution Agreement for mortgage loans of a
                             type similar to the Mortgage Loans have occurred
                             during the three-year period immediately preceding
                             the related Securitization Transaction; (5) there
                             are no aspects of the Company's financial condition
                             that could have a material adverse effect on the
                             performance by the Company of its servicing
                             obligations under this Agreement or any
                             Reconstitution Agreement; (6) there are no material
                             legal or governmental proceedings pending (or known
                             to be contemplated) against the Company, any
                             Subservicer or any Third-Party Originator; and (7)
                             there are no affiliations, relationships or
                             transactions relating to the Company, any
                             Subservicer or any Third-Party Originator with
                             respect to any Securitization Transaction and any
                             party thereto identified by the related Depositor
                             of a type described in Item 1119 of Regulation AB.

                      (B)    If so requested by the Purchaser on any date
                             following the date on which information is first
                             provided to the Purchaser under this Section
                             9.01(e), the Company shall, within five (5)
                             Business Days following such request, confirm in
                             writing the accuracy of the representations and
                             warranties set forth in sub clause (A) above or, if
                             any such representation and warranty is not
                             accurate as of the date of such request, provide
                             reasonably adequate disclosure of the pertinent
                             facts, in writing, to the requesting party.

               (vii)  In addition to such information as the Company, as
                      servicer, is obligated to provide pursuant to other
                      provisions of this Agreement, if so requested by the
                      Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding
                      the performance of the Mortgage Loans as is reasonably
                      required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

        (f)    the Company shall indemnify the Purchaser, each affiliate of the
               Purchaser, and each of the following parties participating in a
               Securitization Transaction; each sponsor and issuing entity;
               each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
               under the Exchange Act with respect to such Securitization
               Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the
               respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

               (i)    (A) any untrue statement of a material fact contained or
                      alleged to be contained in any information, report,
                      certification, accountants' letter or other material
                      provided under Sections 9.01(c) and (e) by or on behalf of the Company, or provided under Sections 9.01(c) and (e) by or on behalf of any Subservicer, Subcontractor or
                      Third-Party Originator (collectively, the "Company
                      Information"), or (B) the omission or alleged omission to
                      state in the Company Information a material fact required
                      to be stated in the Company Information or necessary in
                      order to make the statements therein, in the light of the
                      circumstances under which they were made, not misleading;
                      PROVIDED, BY WAY OF CLARIFICATION, that clause (B) of this paragraph shall be construed solely by reference to the
                      Company Information and not to any other information
                      communicated in connection with a sale or purchase of
                      securities, without regard to whether the Company
                      Information or any portion thereof is presented together
                      with or separately from such other information;

               (ii)   any failure by the Company, any Subservicer, any
                      Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under Sections 9.01(c)
                      and (e), including any failure by the Company to identify
                      any Subcontractor "participating in the servicing
                      function" within the meaning of Item 1122 of Regulation
                      AB; or

               (iii)  any breach by the Company of a representation or warranty set forth in Section 9.01(e)(iv)(A) or in a writing
                      furnished pursuant to Section 9.01(e)(iv)(B) and made as
                      of a date prior to the closing date of the related
                      Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the
                      Company of a representation or warranty in a writing
                      furnished pursuant to Section 9.01(e)(iv)(B) to the extent made as of a date subsequent to such closing date.

               In the case of any failure of performance described in sub-clause
               (ii) of this Section 9.01(f), the Company shall promptly
               reimburse the Purchaser, any Depositor, as applicable, and each
               Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a
               certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants'
               letter or other material not delivered as required by the
               Company, any Subservicer, any Subcontractor or any Third-Party
               Originator.

        (g)    the Purchaser and each Person who controls the Purchaser shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the
               Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

               (i)    (A) any untrue statement of a material fact contained or
                      alleged to be contained in any offering materials related
                      to a Securitization Transaction, including without
                      limitation the registration statement, prospectus,
                      prospectus supplement, any private placement memorandum,
                      any offering circular, any computational materials, and
                      any amendments or supplements to the foregoing
                      (collectively, the "Securitization Materials") or (B) the
                      omission or alleged omission to state in the
                      Securitization Materials a material fact required to be
                      stated in the Securitization Materials or necessary in
                      order to make the statements therein, in the light of the
                      circumstances under which they were made, not misleading,
                      but only to the extent that such untrue statement or
                      alleged untrue statement or omission or alleged omission
                      is other than a statement or omission arising out of,
                      resulting from, or based upon the Company Information.

        The Purchaser and the Company acknowledge and agree that the purpose of
Section 9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the
Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the
Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of
Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization
Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any
Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the
Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or
the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any
Depositor to be necessary in order to effect such compliance.

        In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan
Transfers, Agency Transfer or Securitization Transactions. The Company shall pay all preparation and recording costs associated with the initial Assignment of
Mortgage. The Company shall execute each Assignment of Mortgage, track such
Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the
Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements. If required at any time by a Rating Agency, Purchaser or successor purchaser in connection with any Whole Loan Transfer, Agency Sale or Securitization
Transaction, the Company shall deliver such additional documents from its
Retained Mortgage File within thirty (30) Business Days to the Custodian, successor purchaser or other designee of the Purchaser as said Rating Agency,
Purchaser or successor purchaser may require.

        All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan
Transfers, Agency Transfer or Securitization Transactions or (ii) that are subject to a Securitization for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this
Agreement shall remain in full force and effect.

                                    ARTICLE X

                                     DEFAULT

Section 10.01  EVENTS OF DEFAULT.

        Each of the following shall constitute an Event of Default on the part of the Company:

        (i)    any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the
               Purchaser; or

        (ii)   failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial
               Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

        (iii)  failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

        (iv)   a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

        (v)    the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (vi)   the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations; or

        (vii)  the Company ceases to meet the qualifications of a Fannie
               Mae/Freddie Mac servicer; or

        (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the
               servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

        In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the
Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

        Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage
Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the
Purchaser any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, Subsidy Account or Escrow Account or
thereafter received with respect to the Mortgage Loans.

Section 10.02  WAIVER OF DEFAULTS.

        By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  TERMINATION.

        This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or the disposition of any REO Property with respect to the last
Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02  TERMINATION WITHOUT CAUSE.

        The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

        The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to: (i) 2.75% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the
Mortgage Loans for which a servicing fee rate of .25% is paid per annum, (ii)
3.25% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .375% is paid per annum, and (iii) 3.75% of the aggregate outstanding principal amount of the Mortgage
Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .44% or greater is paid per annum.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  SUCCESSOR TO COMPANY.

        Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or 11.02 the
Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii)
appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of
Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this
Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the
Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the
Company, or the termination of this Agreement.

        Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsection (h) with respect to the sale of the Mortgage Loans and subsections (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the
Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the
Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

        The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Servicing
Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

        Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02  AMENDMENT.

        This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03  GOVERNING LAW.

        This Agreement shall be construed in accordance with the laws of the
State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements
(whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this
Agreement.

Section 12.04  DURATION OF AGREEMENT.

        This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05  NOTICES.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

        (i) if to the Company with respect to servicing and investor reporting issues:

               Wells Fargo Bank, N.A.
               1 Home Campus
               Des Moines, Iowa  50328-0001
               Attention:  John B. Brown, MAC X2401-042

               If to the Company with respect to all other issues:

               Wells Fargo Bank, N.A.
               7430 New Technology Way
               Frederick, MD  21703
               Attention:  Structured Finance Manager, MAC X3906-012

               In each instance with a copy to:

               Wells Fargo Bank, N.A.
               1 Home Campus
               Des Moines, Iowa  50328-0001
               Attention:  General Counsel, MAC X2401-06T

               or such other address as may hereafter be furnished to the
               Purchaser in writing by the Company;

        (ii) if to Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Dr., Suite 200
               Irving, TX  75038
               Attention:  Ralene Ruyle

        With a copy to:

               Bear Stearns Mortgage Capital Corp.
               383 Madison Avenue
               New York, NY  10179
               Attention:  Baron Silverstein

Section 12.06  SEVERABILITY OF PROVISIONS.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement.

Section 12.07  RELATIONSHIP OF PARTIES.

        Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Company shall be rendered as an independent contractor and not as agent for the
Purchaser.

Section 12.08  EXECUTION; SUCCESSORS AND ASSIGNS.

        This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09  RECORDATION OF ASSIGNMENTS OF MORTGAGE.

        To the extent permitted by applicable law, each of the Assignments of
Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10  ASSIGNMENT BY PURCHASER.

        The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the
Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement
substantially in the form attached as Exhibit G and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this
Agreement shall be deemed to include its assignee or designee.

Section 12.11  SOLICITATION OF MORTGAGOR.

        Neither party shall, after the related Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

                [Intentionally Blank - Next Page Signature Page]

        IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION              WELLS FARGO BANK, N.A.
PURCHASER                             COMPANY

By:                                   By:
    ---------------------------           ----------------------------------

Name:                                 Name:
      -------------------------             --------------------------------

Title:                                Title:
       ------------------------              -------------------------------

STATE OF                     )
                             )      ss:
COUNTY OF ___________        )

        On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _______________________________, known to me to be ___________________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                   ---------------------------------------------
                                   Notary Public

                                   My Commission expires
                                                         -----------------------

STATE OF                     )
                             )      ss:
COUNTY OF                    )

        On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of EMC Mortgage
Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                     -------------------------------------------
                                     Notary Public

                                     My Commission expires
                                                           ---------------------

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this _____ day of __________, 20___, Wells Fargo Bank, N.A. (the "SELLER") as
the Seller under that certain Amended and Restated Master Mortgage Loan Purchase
Agreement, ("Purchase Agreement") and as the Company under that certain Amended and Restated Master Seller's Warranties and Servicing Agreement (the "Servicing
Agreement") each dated as of _______________, 20___, (collectively, the
"AGREEMENTS") does hereby sell, transfer, assign, set over and convey to EMC
Mortgage Corporation as the Purchaser (the "PURCHASER") under the Purchase
Agreement, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as
EXHIBIT A, together with the Custodial Mortgage Files and Retained Mortgage
Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Servicing Agreement, the Seller has
delivered to the Custodian the documents for each Mortgage Loan to be purchased.
The Servicing Files retained by the Seller pursuant to Section 2.01 of the
Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

EMC MORTGAGE CORPORATION                  WELLS FARGO BANK, N.A.
PURCHASER                                 COMPANY

By:                                       By:
    -------------------------------            ------------------------------

Name:                                     Name:
     ------------------------------            ------------------------------

Title:                                    Title:
      -----------------------------             -----------------------------

                                    EXHIBIT B

                               CUSTODIAL AGREEMENT

                                    EXHIBIT C

                    CONTENTS OF EACH RETAINED MORTGAGE FILE,
                   SERVICING FILE AND CUSTODIAL MORTGAGE FILE

        With respect to each Mortgage Loan, the Retained Mortgage File and
Custodial Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Retained Mortgage File or
Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

        1.     The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the
               Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly know as [previous name]").

        2.     The original of any guarantee executed in connection with the
               Mortgage Note (if any).

        3.     The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for
               recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related
               Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the
               Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's
               Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for
               recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the
               Company; or (ii) in the case of a Mortgage where a public
               recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

               Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Company.

        4.     the originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

        5.     The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).
               The Assignment of Mortgage must be duly recorded only if
               recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the
               Purchaser as provided in the Custodial Agreement. If the
               Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not
               to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage
               Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

        6.     Originals or certified true copies of documents sent for
               recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening
               assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the
               Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an
               Officer's Certificate of the Company stating that such
               intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the
               appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

        7.     The electronic form of PMI Policy as identified by certificate number.

        8.     The original mortgagee policy of title insurance or other
               evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

        9.     Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

        10.    Original power of attorney, if applicable.

        11.    For each Cooperative Loan, the original or a seller certified true copy of the following:

                      The original Pledge Agreement entered into by the
                      Mortgagor with respect to such Cooperative Loan;

                      UCC-3 assignment in blank (or equivalent instrument),
                      sufficient under the laws of the jurisdiction where the
                      related Cooperative Apartment is located to reflect of
                      record the sale and assignment of the Cooperative Loan to
                      the Purchaser;

                      Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the
                      related Cooperative Loan to the Company;

                      Original Form UCC-1 and any continuation statements with
                      evidence of filing thereon with respect to such
                      Cooperative Loan;

                      Cooperative Shares with a Stock Certificate in blank
                      attached;

                      Original Proprietary Lease;

                      Original Assignment of Proprietary Lease, in blank, and
                      all intervening assignments thereof;

                      Original recognition agreement of the interests of the
                      mortgagee with respect to the Cooperative Loan by the
                      Cooperative, the stock of which was pledged by the related
                      Mortgagor to the originator of such Cooperative Loan; and

                      Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

        12.    The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the
               Agreement.

        13.    Residential loan application.

        14.    Mortgage Loan closing statement.

        15.    Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver
               Plus.

        16.    Verification of acceptable evidence of source and amount of down payment.

        17.    Credit report on the Mortgagor.

        18.    Residential appraisal report.

        19.    Photograph of the Mortgaged Property.

        20.    Survey of the Mortgage property, if required by the title company or applicable law.

        21.    Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer
               agreements, home association declarations, etc.

        22.    All required disclosure statements.

        23.    If available, termite report, structural engineer's report, water potability and septic certification.

        24.    Sales contract, if applicable.

        25.    Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

        26.    Amortization schedule, if available.

        27.    Payment history for any Mortgage Loan that has been closed for more than 90 days.

        In the event an Officer's Certificate of the Company is delivered to the
Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the related Closing Date, an Officer's Certificate which shall (i)
identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the
Custodian the applicable recorded document by the date specified in (iv) above.
An extension of the date specified in (iv) above may be requested from the
Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT D

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE

--------------- ---------------------------------------------------------------- --------------- ---------------
    REG AB                            SERVICING CRITERIA                           APPLICABLE     INAPPLICABLE
  REFERENCE                                                                        SERVICING       SERVICING
                                                                                    CRITERIA        CRITERIA
--------------- ---------------------------------------------------------------- --------------- ---------------
                               GENERAL SERVICING CONSIDERATIONS
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                          accordance with the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(1)(ii)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii) back-up servicer for the mortgage loans are maintained.
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                              CASH COLLECTION AND ADMINISTRATION
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Disbursements made via wire transfer on behalf of an obligor
1122(d)(2)(ii)  or to an investor are made only by authorized personnel.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
1122(d)(2)(iii) specified in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)  transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
1122(d)(2)(v)   Exchange Act.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Unissued checks are safeguarded so as to prevent unauthorized
1122(d)(2)(vi)  access.
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(2)(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including
                custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain
                explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                identification, or such other number of days specified in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                              INVESTOR REMITTANCES AND REPORTING
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(3)(i)   Reports to investors, including those to be filed with the
                Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                Servicer.
--------------- ---------------------------------------------------------------- --------------- ---------------

--------------- ---------------------------------------------------------------- --------------- ---------------
REG AB                                SERVICING CRITERIA                           APPLICABLE     INAPPLICABLE
REFERENCE                                                                          SERVICING       SERVICING
                                                                                    CRITERIA        CRITERIA
--------------- ---------------------------------------------------------------- --------------- ---------------
                              POOL ASSET ADMINISTRATION (CONT'D)
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(3)(ii)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Disbursements made to an investor are posted within two
                business days to the Servicer's investor records, or such
1122(d)(3)(iii) other number of days specified in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial
1122(d)(3)(iv)  bank statements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                                   POOL ASSET ADMINISTRATION
--------------- ---------------------------------------------------------------- --------------- ---------------
1122(d)(4)(i)   Collateral or security on mortgage loans is maintained as
                required by the transaction agreements or related mortgage loan documents.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)  required by the transaction agreements
--------------- ---------------------------------------------------------------- --------------- ---------------
                Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions
1122(d)(4)(iii) or requirements in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                specified in the transaction agreements, and allocated to
                principal, interest or other items (e.g., escrow) in
1122(d)(4)(iv)  accordance with the related mortgage loan documents.
--------------- ---------------------------------------------------------------- --------------- ---------------
                The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid
1122(d)(4)(v)   principal balance.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool
1122(d)(4)(vi)  asset documents.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
1122(d)(4)(vii) requirements established by the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the
                transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
1122(d)(4)(viii) unemployment).
--------------- ---------------------------------------------------------------- --------------- ---------------
                Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related
1122(d)(4)(ix)  mortgage loan documents.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days
1122(d)(4)(x)   specified in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or
                expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the
1122(d)(4)(xi)  transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment
1122(d)(4)(xii) was due to the obligor's error or omission.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the
                servicer, or such other number of days specified in the
1122(d)(4)(xiii) transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Delinquencies, charge-offs and uncollectible accounts are
                recognized and recorded in accordance with the transaction
1122(d)(4)(xiv) agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------
                Any external enhancement or other support, identified in Item
                1114(a)(1) through (3) or Item 1115 of Regulation AB, is
1122(d)(4)(xv)  maintained as set forth in the transaction agreements.
--------------- ---------------------------------------------------------------- --------------- ---------------

                                    EXHIBIT E

                         FORM OF SARBANES CERTIFICATION

        Re: The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among
            [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of
Servicer], certify to [the Owner], [the Depositor], and the [Master Servicer]
[Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

        (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the "Compliance
        Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the
        "Servicing Criteria"), provided in accordance with Rules 13a-18 and
        15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange
        Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the
        registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
        Section 1122(b) of Regulation AB (the "Attestation Report"), and all
        servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ]
        that were delivered by the Servicer to the [Depositor] [Master Servicer]
        [Securities Administrator] [Trustee] pursuant to the Agreement
        (collectively, the "Servicer Servicing Information");

        (2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the
        Servicer Servicing Information;

        (3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator]
        [Trustee];

        (4) I am responsible for reviewing the activities performed by the
        Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing
        Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)     The Compliance Statement, the Servicing Assessment and the Attestation
        Report required to be provided by the Servicer pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                   Date:

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                    EXHIBIT F

                  FORM OF SARBANES-OXLEY BACK-UP CERTIFICATION

I, ______________________, Vice President of Wells Fargo Bank, N.A. (the
"Servicer"), certify to __________________, and its officers, directors, agents and affiliates (the "Sarbanes Certifying Party"), and with the knowledge and intent that they will rely upon this certification, that:

        (i)    Based on my knowledge, the information relating to the Mortgage
               Loans and the servicing thereof submitted by the Servicer to the
               Sarbanes Certifying Party which is used in connection with preparation of the reports on Form 8-K and the annual report on
               Form 10-K filed with the Securities and Exchange Commission with respect to the Securitization, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

        (ii)   The servicing information required to be provided to the Sarbanes
               Certifying Party by the Servicer under the relevant servicing agreement has been provided to the Sarbanes Certifying Party;

        (iii)  I am responsible for reviewing the activities performed by the
               Servicer under the relevant servicing agreement and based upon the review required by the relevant servicing agreement, and except as disclosed in the Annual Statement of Compliance, the
               Annual Independent Public Accountant's Servicing Report and all
               servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the
               Sarbanes Certifying Party, the Servicer has, as of the date of this certification fulfilled its obligations under the relevant servicing agreement; and

        (iv)   I have disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for
               Mortgage Bankers or similar standard as set forth in the relevant servicing agreement.

        (v)    The Servicer shall indemnify and hold harmless the Sarbanes
               Certifying Party and its officers, directors, agents and
               affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Certification or the negligence, bad faith or willful misconduct of the
               Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the
               Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes
               Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Sarbanes
               Certifying Party on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this
               Certification or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the
Servicer.

Dated:                                             By:
                                                   Name:
                                                   Title:

                                    EXHIBIT G

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                              ____________, 20__

        ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated
___________________, 20____ between _________________, a _________________
corporation having an office at _________________ ("Assignor") and
_________________, having an office at _________________ ("Assignee"):

        For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties
and Servicing Agreement"), dated as of _________________, by and between
_________________ (the "Purchaser"), and _________________ (the "Company"), and
the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of
_________________, by and among the Company, the Purchaser and _________________
(the "Custodian").

        2. The Assignor warrants and represents to, and covenants with, the
Assignee that:

               a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

               b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage
Loans;

               c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and
Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's
Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and
Servicing Agreement or the Mortgage Loans; and

               d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of
Section 5 of the 33 Act or require registration pursuant thereto.

        3. That Assignee warrants and represent to, and covenants with, the
Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

               a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing
Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

               b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

               c. The purchase price being paid by the Assignee for the Mortgage
Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

               d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to
Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission
Regulation D, promulgated under the Securities Act;

               e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

               f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

               g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the
Mortgage Loans under the 33 Act or which would render the disposition of the
Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

               h. Either (1) the Assignee is not an employee benefit plan
("Plan") within the meaning of section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and
the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

               i. The Assignee's address for purposes of all notices and
correspondence related to the Mortgage Loans and the Seller's Warranties and
Servicing Agreements is:

                      ____________________________

                      ____________________________

                      ____________________________

                      Attention: _________________

        The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's
Warranties and Servicing Agreement is:

                      ____________________________

                      ____________________________

                      ____________________________

                      Attention: _________________

        4. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the
Seller's Warranties and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the
Assignee that the Seller's Warranties and Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

                               [Signatures Follow]

        IN WITNESS WHEREOF, the parties have caused this Assignment and
Assumption to be executed by their duly authorized officers as of the date first above written.

------------------------------------     ------------------------------------
Assignor                                 Assignee

By:                                      By:
    --------------------------------         --------------------------------

Name:                                    Name:
      ------------------------------           ------------------------------

Its:                                     Its:
     -------------------------------          -------------------------------

Tax Payer Identification No.:            Tax Payer Identification No.:
----------------------------------       -----------------------------------

                                    EXHIBIT H

                              ELECTRONIC DATA FILE

        (1)    the street address of the Mortgaged Property including the city, state, county and zip code;

        (2)    a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

        (3)    the Mortgage Interest Rate as of the Cut-off Date;

        (4)    the current Monthly Payment;

        (5)    loan term, number of months;

        (6)    the stated maturity date;

        (7)    the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

        (8)    the Loan-to-Value Ratio;

        (9)    a code indicating whether the Mortgage Loan is an Interest Only
               Mortgage Loan;

        (10)   a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

        (11)   the Servicing Fee Rate;

        (12)   a code indicating whether the Mortgage Loan is covered by
               lender-paid mortgage insurance (Y or N);

        (13)   a code indicating whether the Mortgage Loan is a Time$aver(R)
               Mortgage Loan (Y or N);

        (14)   the Mortgagor's first and last name;

        (15)   a code indicating whether the Mortgaged Property is
               owner-occupied;

        (16)   the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

        (17)   the date on which the first Monthly Payment was due on the
               Mortgage Loan;

        (18)   the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

        (19)   the original principal amount of the Mortgage Loan;

        (20)   a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

        (21)   the Mortgage Interest Rate at origination;

        (22)   the date on which the first Monthly Payment was due on the
               Mortgage Loan;

        (23)   a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current pay stub or 2 years 1040's for self employed borrowers), alternative or reduced);

        (24)   a code indicating if the Mortgage Loan is subject to a PMI
               Policy;

        (25)   the Appraised Value of the Mortgage Property;

        (26)   the sale price of the Mortgaged Property, if applicable;

        (27)   the Mortgagor's Underwriting FICO Score;

        (28)   term of prepayment penalty in years;

        (29)   a code indicating the product type;

        (30)   a code indicating the credit grade of the Mortgage Loan;

        (31)   the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of all payments of principal;

        (32)   the Note date of the Mortgage Loan;

        (33)   the mortgage insurance certificate number and percentage of coverage, if applicable;

        (34)   the Mortgagor's date of birth;

        (35)   the MIN Number for each Mortgage Loan, if applicable;

        (36)   employer name;

        (37)   subsidy program code;

        (38)   servicer name;

        (39)   the combined Loan-to-Value Ratio;

        (40)   the total Loan-to-Value Ratio;

        (41)   whether the Mortgage Loan is convertible (Y or N);

        (42)   a code indicating whether the Mortgage Loan is a relocation loan
               (Y or N);

        (43)   a code indicating whether the Mortgage Loan is a leasehold loan
               (Y or N);

        (44)   a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

        (45)   a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

        (46)   a code indicating whether the Mortgage Loan is a Pledged Asset
               Mortgage Loan (Y or N);

        (47)   effective LTV percentage for Pledged Asset Mortgage Loans;

        (48)   citizenship type code;

        (49)   a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

        (50)   the name of the client for which the Mortgage Loan was
               originated;

        (51)   the program code;

        (52)   the loan sub doc code;

        (53)   the remaining interest-only term for Interest Only Mortgage
               Loans;

                 The Company shall provide the following FOR THE
                      HOME MORTGAGE DISCLOSURE ACT (HMDA):

        (54) the Mortgagor's and co-Mortgagor's (if applicable) ethnicity;

        (55) the Mortgagor's and co-Mortgagor's (if applicable) race;

        (56) lien status;

        (57) for cash-out refinance loans, the cash purpose;

        (58) the Mortgagor's and co-Mortgagor's (if applicable) gender;

        (59) the Mortgagor's and co-Mortgagor's (if applicable) social security numbers;

        (60) the number of units for the property;

        (61) the year in which the property was built;

        (62) the qualifying monthly income of the Mortgagor;

        (63) the number of bedrooms contained in the property;

        (64) a code indicating first time buyer (Y or N);

        (65) the total rental income, if any;

                 The Seller shall provide the following FOR THE
                 ADJUSTABLE RATE MORTGAGE LOANS (IF APPLICABLE):

        (66) the maximum Mortgage Interest Rate under the terms of the Mortgage
             Note;

        (67) the Periodic Interest Rate Cap;

        (68) the Index;

        (69) the next Adjustment Date;

        (70) the Gross Margin; and

        (71) the lifetime interest rate cap.

                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

        This is an Amended and Restated Master Mortgage Loan Purchase Agreement
(the "Agreement"), dated as of November 1, 2004 by and between EMC Mortgage
Corporation, having an office at 909 Hidden Ridge Drive, Suite 200, Irving,
Texas 75038 (the "Purchaser") and Wells Fargo Bank, N.A., having an office at 1
Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                               W I T N E S S E T H

        WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, from time to time certain conventional residential mortgage loans (the
"Mortgage Loans") on a servicing retained basis as described herein:

        WHEREAS, the Mortgage Loans shall be delivered as pools of whole loans
(each a "Loan Package") on various dates as provided herein (each a "Closing
Date"); and

        WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed Transactions will be effected.

        NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

        SECTION 1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Amended and Restated Master Seller's
Warranties and Servicing Agreement, dated as of the date herewith (the"Master
Seller's Warranties and Servicing Agreement").

        SECTION 2. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the
Purchaser agrees to purchase from time to time, Mortgage Loans having an aggregate principal balance on the applicable related Cut-off Date in an amount as set forth in the related Commitment Letters or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans in the related Loan Package accepted by the
Purchaser on the related Closing Date. The Mortgage Loans will be delivered pursuant to the Master Seller's Warranties and Servicing Agreement.

        SECTION 3. MORTGAGE SCHEDULES. The Seller will provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement for each Transaction (the "Mortgage Loan
Schedule"). Each Mortgage Loan Schedule shall conform to the definition of
"Mortgage Loan Schedule" under the Master Seller's Warranties and Servicing
Agreement.

        SECTION 4. PURCHASE PRICE. The purchase price for each Loan Package (the
"Purchase Price") shall be the percentage of par as stated in the related
Commitment Letter, multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed in the related Loan Package, after application of scheduled payments of principal for such related Loan
Package due on or before the related Cut-off Date whether or not collected. The purchase price for a Loan Package may be adjusted as stated in the related
Commitment Letter.

        In addition to the Purchase Price, the Purchaser shall pay to the
Seller, at closing, accrued interest on the initial principal amount of the
Mortgage Loans at the weighted average Mortgage Loan Remittance Rate for each
Loan Package from the related Cut-off Date through the day prior to the related
Closing Date, inclusive.

        With respect to each Loan Package, the Purchaser shall be entitled to
(1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related
Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the
Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial
Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

        SECTION 5. EXAMINATION OF MORTGAGE FILES. Prior to each Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the
Mortgage File for each Mortgage Loan, including a copy of the Assignment of
Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or by any prospective purchaser of the
Mortgage Loans from the Purchaser, at any time before or after such related
Closing Date, upon prior reasonable notice to the Seller. The fact that the
Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided under the Master Seller's
Warranties and Servicing Agreement.

        Prior to Seller's receipt of the Purchase Price, the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the
Seller pursuant to the Custodial Agreement and act only in accordance with
Seller's instructions. Upon the Seller's receipt of the Purchase Price, the
Seller shall provide notification to the Custodian to release ownership of the
Mortgage Loan Documents contained in the Custodial Mortgage File. Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser. Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser. All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the Closing Date, shall be maintained by the
Custodian for the benefit of the Seller and shall be returned to the Seller within two (2) Business Days after the Closing Date.

        SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER. The
Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02 of the Master Seller's Warranties and
Servicing Agreement, as of each related Closing Date. The meaning of the term
"Agreement" as used in Sections 3.01 and 3.02 of the Master Seller's Warranties
and Servicing Agreement shall include this Agreement. The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the related Closing Date:

        a) neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the
        Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

        b) the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

        SECTION 7. REPRESENTATION, WARRANTIES AND AGREEMENT OF PURCHASER. The
Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the related Closing Date.

        a) the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

        b) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

        c) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

        d) the Purchaser has been furnished with all information regarding the
        Mortgage Loans which it has requested from the Seller or the Company;
        and

        e) neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the
        Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

        SECTION 8. CLOSING. The closing for the purchase and sale of each Loan
Package shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

        The closing shall be subject to each of the following conditions:

        a) all of the representations and warranties of the Seller under this
        Agreement and under the Master Seller's Warranties and Servicing
        Agreement shall be true and correct as of such related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Master Seller's Warranties and Servicing Agreement;

        b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

        c) the Seller shall have delivered and released to the Custodian under the Master Seller's Warranties and Servicing Agreement all documents required pursuant to the related Custodial Agreement, and

        d) all other terms and conditions of this Agreement shall have been complied with.

        Subject to the foregoing conditions, the Purchaser shall pay to the
Seller on such related Closing Date the applicable Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

        SECTION 9. CLOSING DOCUMENTS. With respect to the Mortgage Loans, the
Closing Documents shall consist of the following documents:

        On the initial Closing Date:

        1.     the Master Seller's Warranties and Servicing Agreement, in three counterparts;

        2.     this Agreement in two counterparts;

        3.     the Custodial Agreement, dated as November 30, 1999, by and between EMC Mortgage Corporation as Owner, and Wells Fargo Bank,
               N.A. (formerly Wells Fargo Bank Minnesota, N.A.) attached as an exhibit to the Master Seller's Warranties and Servicing
               Agreement;

        4.     the Mortgage Loan Schedule for the related Loan Package, one copy to be attached to each counterpart of the Master Seller's
               Warranties and Servicing Agreement, to each counterpart of this
               Agreement, and to each counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

        5.     a Receipt and Certification, as required under the Custodial
               Agreement;

        6.     an Opinion of Counsel of the Seller, in the form of Exhibit 1 hereto; and

        7.     an Assignment and Conveyance Agreement for the related Mortgage
               Loans.

        On each subsequent Closing Date, the following documents:

        1.     the Mortgage Loan Schedule for the related Loan Package;

        2.     an Assignment and Conveyance Agreement for the related Mortgage
               Loans; and

        3.     a Receipt and Certification, as required under the Custodial
               Agreement.

        SECTION 10. COSTS. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian. The Seller shall be responsible for reasonable costs and expenses associated with any preparation of the initial assignments of mortgage. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

        SECTION 11. SERVICING The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the Master Seller's Warranties and Servicing
Agreement. The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate.

        SECTION 12. FINANCIAL STATEMENTS. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of
Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available, as well as a Consolidated
Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Purchaser shall also make available any comparable interim statements to the extent any such statements have been prepared by the seller in a format intended or otherwise suitable for the public at large. The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The
Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

        The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

        SECTION 13. MANDATORY DELIVERY. The sale and delivery on each Closing
Date of the related Mortgage Loans described on the respective Mortgage Loan
Schedules is mandatory, it being specifically understood and agreed that each
Mortgage Loan must be unique and identifiable on such related Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before such related Closing Date.
All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

        SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        SECTION 15. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

        SECTION 16. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 17. PLACE OF DELIVERY AND GOVERNING LAW. This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the
Purchaser in the State of New York and shall be deemed to have been made in
State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New
York, except to the extent preempted by Federal Law.

        Each of the Seller and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements
(whether oral or written), or actions of the Seller or the Purchaser. This provision is a material inducement for the Purchaser to enter into this
Agreement.

        SECTION 18. FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this
Agreement.

        Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. The requirement of the Seller pursuant to (ii) above shall terminate on the related Closing Date, except as provided pursuant to Article IX of the
Master Seller's Warranties and Servicing Agreement. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the
Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

        SECTION 19. INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100%
ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the
Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

        SECTION 20. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.
This Agreement shall bind and inure to the benefit of and be enforceable by the
Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

        SECTION 21. WAIVERS; OTHER AGREEMENTS. No term or provision of this
Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 22. EXHIBITS. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        SECTION 23. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        c) references herein to "Articles", "Sections", "Subsections",
        "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        SECTION 24. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
                               [Signatures Follow]

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                             EMC MORTGAGE CORPORATION
                             (Purchaser)

                             By:
                                  -------------------------------
                             Name:
                                    -----------------------------
                             Title:
                                     ----------------------------

                             WELLS FARGO BANK, N.A.
                             (Seller)

                             By:
                                  -------------------------------
                             Name:
                                    -----------------------------
                             Title:
                                     ----------------------------

                                    EXHIBIT 1

                           FORM OF OPINION OF COUNSEL

@
@
@
@

Re: Mortgage Loan Sale by Wells Fargo Bank, N.A. (the "Company") to EMC Mortgage
Corporation (the "Purchaser") of first lien mortgage loans (the "Mortgage
Loans") pursuant to that certain Amended and Restated Master Seller's Warranties and Servicing Agreement and Amended and Restated Master Mortgage Loan Purchase
Agreement by and between the Company and the Purchaser, dated as of November 1,
2005.

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank,
N.A. (the "Company"), with respect to certain matters in connection with the sale by the Company of Mortgage Loans pursuant to that certain Amended and
Restated Master Seller's Warranties and Servicing Agreement and Amended and
Restated Master Mortgage Loan Purchase Agreement by and between the Company and
EMC Mortgage Corporation (the "Purchaser"), dated as of November 1, 2005, (the
"Agreements"), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Amended and Restated Master Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1.      the Amended and Restated Master Seller's Warranties and Servicing
        Agreement;

2.      the Amended and Restated Master Mortgage Loan Purchase Agreement;

3.      the Custodial Agreement;

4.      the form of endorsement of the Mortgage Notes; and

5.      such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreements. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.      The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.      The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the
        Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.      Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Agreements, each dated as of November 1, 2005, by and between the Company and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreements was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.      Each of the Agreements, the Custodial Agreement, and the Mortgage Loans,
        has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, convervatorship and other similar laws administered by the Federal Deposit Insurance
        Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.      The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements and the Custodial
        Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the
        Mortgages, and the original or facsimile signature of the officer at the
        Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.      Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the
        Agreements, the Custodial Agreement or the sale and delivery of the
        Mortgage Loans or the consummation of the transactions contemplated by the Agreements, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the
        Company.

7.      Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.      There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements and the Custodial
        Agreement.

9.      For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened"
        unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10.     The form of endorsement that is to be used with respect to the Mortgage
        Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage
        Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the
        Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage
        Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,
@
@

@/@

EXHIBIT Q-4

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

(Provided upon request)

EXHIBIT R-1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

(Provided upon request)

EXHIBIT R-2

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

(Provided upon request)

EXHIBIT R-3

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

(PROVIDED UPON REQUEST)

EXHIBIT S

AGGREGATE PLANNED PRINCIPAL AMOUNT

Distribution Date	Aggregate Planned Principal Amount
Initial	86,111,000.00
March 25, 2006	85,099,118.85
April 25, 2006	84,093,453.44
May 25, 2006	83,093,966.71
June 25, 2006	82,100,621.82
July 25, 2006	81,113,382.15
August 25, 2006	80,132,211.31
September 25, 2006	79,157,073.14
October 25, 2006	78,187,931.69
November 25, 2006	77,224,751.23
December 25, 2006	76,267,496.26
January 25, 2007	75,316,131.46
February 25, 2007	74,370,621.78
March 25, 2007	73,430,932.35
April 25, 2007	72,497,028.51
May 25, 2007	71,568,875.82
June 25, 2007	70,646,440.07
July 25, 2007	69,729,687.22
August 25, 2007	68,818,583.47
September 25, 2007	67,913,095.22
October 25, 2007	67,013,189.05
November 25, 2007	66,118,831.79
December 25, 2007	65,229,990.43
January 25, 2008	64,346,632.19
February 25, 2008	63,468,724.47
March 25, 2008	62,596,234.89
April 25, 2008	61,729,131.25
May 25, 2008	60,867,381.56
June 25, 2008	60,010,954.02
July 25, 2008	59,159,817.03
August 25, 2008	58,313,939.17
September 25, 2008	57,473,289.22
October 25, 2008	56,637,836.16
November 25, 2008	55,807,549.16
December 25, 2008	54,982,397.55
January 25, 2009	54,162,350.89
February 25, 2009	53,347,378.89
March 25, 2009	52,537,451.48
April 25, 2009	51,732,538.74
May 25, 2009	50,932,610.96
June 25, 2009	50,137,638.60
July 25, 2009	49,347,592.30
August 25, 2009	48,562,442.88
September 25, 2009	47,782,161.36
October 25, 2009	47,006,718.91
November 25, 2009	46,236,086.89
December 25, 2009	45,470,236.82
January 25, 2010	44,709,140.43
February 25, 2010	43,952,769.60
March 25, 2010	43,201,096.37
April 25, 2010	42,454,092.99
May 25, 2010	41,711,731.83

June 25, 2010	40,973,985.48
July 25, 2010	40,240,826.68
August 25, 2010	39,512,228.31
September 25, 2010	38,787,636.11
October 25, 2010	38,065,951.42
November 25, 2010	37,348,603.06
December 25, 2010	36,635,726.91
January 25, 2011	35,927,296.60
February 25, 2011	35,223,285.91
March 25, 2011	34,542,393.17
April 25, 2011	33,865,799.22
May 25, 2011	33,193,478.18
June 25, 2011	32,525,404.35
July 25, 2011	31,861,552.18
August 25, 2011	31,201,896.26
September 25, 2011	30,546,411.36
October 25, 2011	29,895,072.39
November 25, 2011	29,247,854.41
December 25, 2011	28,604,732.64
January 25, 2012	27,965,682.44
February 25, 2012	27,330,679.32
March 25, 2012	26,705,735.44
April 25, 2012	26,084,752.43
May 25, 2012	25,467,706.30
June 25, 2012	24,854,573.22
July 25, 2012	24,249,645.11
August 25, 2012	23,657,163.90
September 25, 2012	23,076,887.88
October 25, 2012	22,508,579.93
November 25, 2012	21,952,007.42
December 25, 2012	21,406,942.12
January 25, 2013	20,873,160.12
February 25, 2013	20,350,441.77
March 25, 2013	19,870,445.15
April 25, 2013	19,400,428.62
May 25, 2013	18,940,194.32
June 25, 2013	18,489,548.24
July 25, 2013	18,048,300.08
August 25, 2013	17,616,263.22
September 25, 2013	17,193,254.64
October 25, 2013	16,779,094.87
November 25, 2013	16,373,607.87
December 25, 2013	15,976,621.03
January 25, 2014	15,587,965.05
February 25, 2014	15,207,473.92
March 25, 2014	14,862,498.45
April 25, 2014	14,524,590.90
May 25, 2014	14,193,610.47
June 25, 2014	13,869,419.14
July 25, 2014	13,551,881.54
August 25, 2014	13,240,864.99
September 25, 2014	12,936,239.37
October 25, 2014	12,637,877.12
November 25, 2014	12,345,653.16
December 25, 2014	12,059,444.86
January 25, 2015	11,779,132.00
February 25, 2015	11,504,596.70
March 25, 2015	11,258,406.37
April 25, 2015	11,016,954.66

May 25, 2015	10,780,151.68
June 25, 2015	10,547,909.19
July 25, 2015	10,320,140.63
August 25, 2015	10,096,761.07
September 25, 2015	9,877,549.12
October 25, 2015	9,662,508.51
November 25, 2015	9,451,414.73
December 25, 2015	9,243,761.15
January 25, 2016	9,032,646.39
February 25, 2016	8,825,624.81
March 25, 2016	8,622,705.11
April 25, 2016	8,423,807.98
May 25, 2016	8,228,855.62
June 25, 2016	8,037,771.71
July 25, 2016	7,850,481.38
August 25, 2016	7,666,911.20
September 25, 2016	7,486,989.12
October 25, 2016	7,310,644.48
November 25, 2016	7,137,807.95
December 25, 2016	6,968,411.54
January 25, 2017	6,802,388.54
February 25, 2017	6,639,673.52
March 25, 2017	6,480,202.30
April 25, 2017	6,323,911.92
May 25, 2017	6,170,740.62
June 25, 2017	6,020,627.83
July 25, 2017	5,873,514.13
August 25, 2017	5,729,341.22
September 25, 2017	5,588,051.94
October 25, 2017	5,449,590.20
November 25, 2017	5,313,901.00
December 25, 2017	5,180,930.37
January 25, 2018	5,050,625.40
February 25, 2018	4,922,934.16
March 25, 2018	4,797,805.73
April 25, 2018	4,675,190.17
May 25, 2018	4,555,038.49
June 25, 2018	4,437,302.63
July 25, 2018	4,321,935.45
August 25, 2018	4,208,890.73
September 25, 2018	4,098,123.11
October 25, 2018	3,989,588.13
November 25, 2018	3,883,242.16
December 25, 2018	3,779,042.40
January 25, 2019	3,676,946.89
February 25, 2019	3,576,914.47
March 25, 2019	3,478,904.75
April 25, 2019	3,382,878.14
May 25, 2019	3,288,795.81
June 25, 2019	3,196,619.65
July 25, 2019	3,106,312.30
August 25, 2019	3,017,837.12
September 25, 2019	2,931,158.16
October 25, 2019	2,846,240.18
November 25, 2019	2,763,048.60
December 25, 2019	2,681,549.51
January 25, 2020	2,601,709.66
February 25, 2020	2,523,496.42
March 25, 2020	2,446,877.82

April 25, 2020	2,371,822.46
May 25, 2020	2,298,299.59
June 25, 2020	2,226,279.03
July 25, 2020	2,155,731.18
August 25, 2020	2,086,627.02
September 25, 2020	2,018,997.22
October 25, 2020	1,952,752.80
November 25, 2020	1,888,145.66
December 25, 2020	1,825,420.76
January 25, 2021	1,764,356.34
February 25, 2021	1,704,565.13
March 25, 2021	1,645,989.73
April 25, 2021	1,588,606.27
May 25, 2021	1,532,391.33
June 25, 2021	1,477,321.95
July 25, 2021	1,423,375.60
August 25, 2021	1,370,530.19
September 25, 2021	1,318,764.06
October 25, 2021	1,268,055.95
November 25, 2021	1,218,385.02
December 25, 2021	1,169,730.84
January 25, 2022	1,122,073.37
February 25, 2022	1,075,392.93
March 25, 2022	1,029,670.26
April 25, 2022	984,886.44
May 25, 2022	941,022.94
June 25, 2022	898,061.56
July 25, 2022	855,984.47
August 25, 2022	814,774.18
September 25, 2022	774,413.54
October 25, 2022	734,885.73
November 25, 2022	696,174.25
December 25, 2022	658,262.92
January 25, 2023	621,135.88
February 25, 2023	584,777.58
March 25, 2023	549,172.74
April 25, 2023	514,306.42
May 25, 2023	480,163.93
June 25, 2023	446,730.90
July 25, 2023	413,993.21
August 25, 2023	381,937.03
September 25, 2023	350,548.79
October 25, 2023	319,815.18
November 25, 2023	289,723.15
December 25, 2023	260,259.92
January 25, 2024	231,412.94
February 25, 2024	203,169.91
March 25, 2024	175,518.76
April 25, 2024	148,447.66
May 25, 2024	121,945.02
June 25, 2024	95,999.47
July 25, 2024	70,599.84
August 25, 2024	45,735.21
September 25, 2024	21,394.85
October 25, 2024 and after	0.00